                            LEGG MASON BALANCED TRUST
                 (a series of Legg Mason Investors Trust, Inc.)

                       Supplement to the Prospectus dated
                  August 1, 2005 (as revised December 1, 2005)

         The Board of Directors of Legg Mason Investors Trust, Inc. ("Board")
has approved an Agreement and Plan of Reorganization ("Plan") with respect to its series, Legg Mason Balanced Trust ("Balanced Trust"). Under the Plan,
Balanced Trust would transfer all of its assets and liabilities to Legg Mason
Partners Capital and Income Fund ("LMP Capital and Income"), a series of Legg
Mason Partners Income Funds. The investment adviser and principal underwriter of
LMP Capital and Income are affiliates of the investment manager and principal underwriter of Balanced Trust.

         The Plan is subject to the approval of shareholders of Balanced Trust.
If the Plan is approved, shareholders of Balanced Trust would become shareholders of LMP Capital and Income. The Plan provides for Primary Class,
Financial Intermediary Class and Institutional Class shareholders of Balanced
Trust to receive Class C, Class A and Class Y shares, respectively, of LMP
Capital and Income equal in aggregate value to their Balanced Trust shares on the date of the transfer. Balanced Trust would cease operations shortly thereafter. Under the Plan, the Board may terminate the proposed reorganization at any time prior to the closing date if, in the opinion of the Board, circumstances develop that make proceeding with the proposed reorganization inadvisable.

         A shareholder meeting date of October 4, 2006, has been set for shareholders of record of Balanced Trust as of August 10, 2006 to vote on the
Plan. If the Plan is approved, it is anticipated that the proposed reorganization will be effected by March 2007. It is expected that additional details about the proposed reorganization will be sent to shareholders of
Balanced Trust along with proxy materials on or about August 22, 2006.

         You may continue to buy and redeem shares of Balanced Trust prior to the closing of the proposed reorganization. However, if the Plan is approved, sales of new shares of Balanced Trust are expected to be suspended approximately five days prior to the consummation of the proposed reorganization.

         If you have any questions concerning the proposed reorganization, please feel free to contact Balanced Trust at 1-800-822-5544.

                     THIS SUPPLEMENT IS DATED JULY 12, 2006.

                             LEGG MASON EQUITY FUNDS
                          Legg Mason Value Trust, Inc.
                    Legg Mason Special Investment Trust, Inc.
                   Legg Mason American Leading Companies Trust
                            Legg Mason Balanced Trust
                Legg Mason U.S. Small-Capitalization Value Trust
                       Legg Mason Financial Services Fund

                Supplement to the Prospectus dated August 1, 2005
                          (as revised December 1, 2005)

The following information supplements the Mail and Fax options under the
Prospectus section "How to Redeem Your Shares" for those Institutional Class and
Financial Intermediary Class shareholders who hold their shares directly with the Funds.

1.       Beginning May 30, 2006, Institutional Class and Financial Intermediary
         Class shareholders who hold their shares directly with the Funds should send their redemption orders, and all other correspondence relating to the maintenance of their accounts, to Boston Financial Data Services
         ("BFDS"), the Funds' transfer agent, at the following address:

                  Legg Mason Investor Services - Institutional
                  c/o BFDS
                  P.O. Box 8037
                  Boston, MA 02206-8037

2.       Beginning May 30, 2006, Institutional Class and Financial Intermediary
         Class shareholders who hold their shares directly with the Funds and wish to redeem or exchange their shares via fax, should fax their requests to 781-796-3326.

 This supplement should be retained with your Prospectus for future reference.

                      This supplement is dated May 30, 2006

LMF-001(A)

                             LEGG MASON EQUITY FUNDS

LEGG MASON VALUE TRUST, INC.
LEGG MASON SPECIAL INVESTMENT TRUST, INC.
LEGG MASON INVESTORS TRUST, INC.:
     Legg Mason American Leading Companies Trust
     Legg Mason Balanced Trust
     Legg Mason U.S. Small-Capitalization Value Trust
     Legg Mason Financial Services Fund

         PRIMARY CLASS SHARES, INSTITUTIONAL CLASS SHARES and FINANCIAL
                            INTERMEDIARY CLASS SHARES

                       STATEMENT OF ADDITIONAL INFORMATION

                                 AUGUST 1, 2005
                             (REVISED MAY 18, 2006)

     This Statement of Additional  Information  ("SAI") is not a prospectus.  It should be read in conjunction  with the funds'  Prospectus  dated August 1, 2005
(revised  December 1, 2005),  which has been filed with the U.S.  Securities and
Exchange Commission ("SEC"). The funds' financial statements,  notes thereto and
the  reports  of  their  independent   registered  public  accounting  firm  are
incorporated  by reference from the funds' annual reports to  shareholders  into
(and are  therefore  legally part of) this SAI. A copy of the  Prospectus or the annual reports may be obtained without charge from the funds' distributor,  Legg
Mason Investor Services, LLC ("LMIS"), by calling 1-800-822-5544  (Primary Class shares) or 1-888-425-6432  (Institutional Class and Financial Intermediary Class
shares).

                        Legg Mason Investor Services, LLC

                                100 Light Street
                                  P.O. Box 1476
                         Baltimore, Maryland 21203-1476
                          (410) 539-0000 (800) 822-5544

         No person has been authorized to give any information or to make any representations not contained in the Prospectus or this SAI in connection with the offerings made by the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by any fund or its distributor. The Prospectus and this SAI do not constitute offerings by any fund or by the distributor in any jurisdiction in which such offerings may not lawfully be made.

                            DESCRIPTION OF THE FUNDS

         Legg Mason Value Trust, Inc. ("Value Trust"), Legg Mason Special
Investment Trust, Inc. ("Special Investment Trust") and Legg Mason Investors
Trust, Inc. ("Investors Trust"), each a separate corporation ("Corporation"), are diversified open-end management investment companies that were incorporated in Maryland on January 20, 1982, October 31, 1985, and May 5, 1993,
respectively. Legg Mason American Leading Companies Trust ("American Leading
Companies"), Legg Mason Balanced Trust ("Balanced Trust"), Legg Mason U.S.
Small-Capitalization Value Trust ("Small-Cap Value Trust") and Legg Mason
Financial Services Fund ("Financial Services Fund") are separate series of
Investors Trust.

                                  FUND POLICIES

         The following information supplements the information concerning each fund's investment objective, policies and limitations found in the Prospectus.

         Value Trust's investment objective is to seek long-term growth of capital. Special Investment Trust's investment objective is to seek capital appreciation. American Leading Companies' investment objective is to seek long-term capital appreciation and current income consistent with prudent investment risk. Balanced Trust's investment objective is to seek long-term capital appreciation and current income in order to achieve an attractive total investment return consistent with reasonable risk. Small-Cap Value Trust's investment objective is to seek long-term capital appreciation. Financial
Services Fund's investment objective is to seek long-term growth of capital. The investment objective of each fund is non-fundamental and may be changed by each fund's Board of Directors ("Board of Directors") without shareholder approval upon 60 days' prior written notice to shareholders.

         Each fund has adopted the following fundamental investment limitations that cannot be changed except by a vote of its shareholders.

         The following fundamental investment limitations apply to Value Trust,
Special Investment Trust, American Leading Companies, Balanced Trust and
Small-Cap Value Trust only.

1.       Borrowing: Each fund may not borrow money, except (1) in an amount not exceeding 33-1/3% of the fund's total assets (including the amount borrowed) less liabilities (other than borrowings) or (2) by entering into reverse repurchase agreements or dollar rolls;

2.       Underwriting: Each fund may not engage in the business of underwriting the securities of other issuers, except as permitted by the Investment
         Company Act of 1940, as amended ("1940 Act"), and the rules and regulations promulgated thereunder, as such statute, rules, and regulations are amended from time to time or are interpreted from time to time by the SEC or SEC staff or to the extent that the fund may be permitted to do so by exemptive order or other relief from the SEC or
         SEC staff (collectively, "1940 Act Laws, Interpretations and
         Exemptions"). This restriction does not prevent the fund from engaging in transactions involving the acquisition, disposition or resale of portfolio securities, regardless of whether the fund may be considered to be an underwriter under the Securities Act of 1933, as amended (the
         "1933 Act");

3.       Loans: Each fund may not lend money or other assets, except to the extent permitted by the 1940 Act Laws, Interpretations and Exemptions.
         This restriction does not prevent the fund from purchasing debt obligations in pursuit of its investment program, or for defensive or cash management purposes, entering into repurchase agreements, loaning its portfolio securities to financial intermediaries, institutions or institutional investors, or investing in loans, including assignments and participation interests;

4.       Senior  Securities:  Each fund may not issue senior securities,  except as permitted under the 1940 Act Laws,  Interpretations and Exemptions;

                                       1

5.       Real Estate: Each fund may not purchase or sell real estate unless acquired as a result of ownership of securities or other instruments.
         This restriction does not prevent the fund from investing in issuers that invest, deal, or otherwise engage in transactions in or hold real estate or interests therein, investing in instruments that are secured by real estate or interests therein, or exercising rights under agreements relating to such securities, including the right to enforce security interests;

6.       Commodities: Each fund may not purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments. This restriction does not prevent the fund from engaging in transactions involving foreign currency, futures contracts and options, forward contracts, swaps, caps, floors, collars, securities purchased or sold on a forward-commitment or delayed-delivery basis or other similar financial instruments, or investing in securities or other instruments that are secured by physical commodities;

7.       Concentration: Each fund may not make any investment if, as a result, the fund's investments will be concentrated (as that term may be defined or interpreted by the 1940 Act Laws, Interpretations and
         Exemptions) in any one industry. This restriction does not limit the fund's investment in securities issued or guaranteed by the U.S.
         Government, its agencies or instrumentalities and repurchase agreements with respect thereto, or securities of municipal issuers.

         The following fundamental investment limitations apply to Financial
Services Fund.

1.       Borrowing: The fund may not borrow money, except (1) in an amount not exceeding 33 1/3 % of the fund's total assets (including the amount borrowed) less liabilities (other than borrowings) or (2) by entering into reverse repurchase agreements or dollar rolls;

2.       Underwriting: The fund may not engage in the business of underwriting the securities of other issuers, except as permitted by the Investment
         Company Act of 1940, as amended ("1940 Act") and the rules and regulations promulgated thereunder, as such statute, rules, and regulations are amended from time to time or are interpreted from time to time by the SEC or SEC staff or to the extent that the fund may be permitted to do so by exemptive order or other relief from the SEC or
         SEC staff (collectively, "1940 Act Laws, Interpretations and
         Exemptions"). This restriction does not prevent the fund from engaging in transactions involving the acquisition, disposition or resale of portfolio securities, regardless of whether the fund may be considered to be an underwriter under the Securities Act of 1933, as amended (the
         "1933 Act");

3.       Loans: The fund may not lend money or other assets, except to the extent permitted by the 1940 Act Laws, Interpretations and Exemptions.
         This restriction does not prevent the fund from purchasing debt obligations in pursuit of its investment program, or for defensive or cash management purposes, entering into repurchase agreements, loaning its portfolio securities to financial intermediaries, institutions or institutional investors, or investing in loans, including assignments and participation interests;

4.       Senior  Securities:  The fund may not issue senior  securities,  except as permitted under the 1940 Act Laws,  Interpretations and Exemptions;

5.       Real Estate: The fund may not purchase or sell real estate unless acquired as a result of ownership of securities or other instruments.
         This restriction does not prevent the fund from investing in issuers that invest, deal, or otherwise engage in transactions in or hold real estate or interests therein, investing in instruments that are secured by real estate or interests therein, or exercising rights under agreements relating to such securities, including the right to enforce security interests;

                                       2

6.       Commodities: The fund may not purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments. This restriction does not prevent the fund from engaging in transactions involving foreign currency, futures contracts and options, forward contracts, swaps, caps, floors, collars, securities purchased or sold on a forward-commitment or delayed-delivery basis or other similar financial instruments, or investing in securities or other instruments that are secured by physical commodities;

7.       Concentration: The fund may not make any investment if, as a result, the fund's investments will be concentrated (as that term may be defined or interpreted by the 1940 Act Laws, Interpretations and
         Exemptions) in any one industry other than the financial services industry. This restriction does not limit the fund's investment in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities and repurchase agreements with respect thereto, or securities of municipal issuers.

         Although not a part of each fund's fundamental investment restriction on concentration, it is the current position of the SEC staff that a fund's investments are concentrated in an industry when 25% or more of the fund's net assets are invested in issuers whose principal business is in that industry.

         The foregoing fundamental investment limitations may be changed only by
"the vote of a majority of the outstanding voting securities" of the fund, a term defined in the 1940 Act to mean the vote (a) of 67% or more of the voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities of the fund are present, or (b) of more than 50%
of the outstanding voting securities of the fund, whichever is less.

         Each fund is diversified under the 1940 Act. Although not a part of each fund's fundamental investment restrictions, the 1940 Act currently states that a fund is diversified if it invests at least 75% of the value of its total assets in cash and cash items (including receivables), U.S. Government securities, securities of other investment companies and other securities limited in respect of any one issuer to (1) no more than 5% of the value of the fund's total assets and (2) no more than 10% of the outstanding voting securities of such issuer. Each fund may only change to non-diversified status with the affirmative vote of the fund's shareholders.

         For purposes of the diversification requirement described above, a fund will treat both the corporate borrower and the financial intermediary as issuers of a loan participation interest. Investments by the fund in collateralized mortgage obligations that are deemed to be investment companies under the 1940
Act will be included in the limitation on investments in other investment companies described below under "Investment Strategies and Risks--Investment
Companies."

         Unless otherwise stated, each fund's investment policies and limitations are non-fundamental and may be changed without shareholder approval.
The following are some of the non-fundamental investment limitations that each fund currently observes:

1.       Borrowing:  Each fund will not borrow for investment purposes an amount in excess of 5% of its total assets.

2.       Illiquid Securities:  Each fund may invest up to 15% of its net assets in illiquid securities.

3.       Short Sales: Each fund may not sell securities short (unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short). This restriction does not prevent a fund from entering into short positions in foreign currency, futures contracts, options, forward contracts, swaps, caps, floors, collars, securities purchased or sold on a forward-commitment or delayed-delivery basis or other financial instruments.

4.       Margin Purchases: Each fund may not purchase securities on margin, except that (1) each fund may obtain such short-term credits as are necessary for the clearance of transactions and (2) each fund may make margin payments in connection with foreign currency, futures contracts,

                                       3

         options, forward contracts, swaps, caps, floors, collars, securities purchased or sold on a forward-commitment or delayed-delivery basis or other financial instruments.

         In addition, as a non-fundamental limitation, American Leading
Companies may not purchase or sell interest rate and currency futures contracts, options on currencies, securities, and securities indices and options on interest rate and currency futures contracts, provided, however, that the fund may sell covered call options on securities and may purchase options to the extent necessary to close out its position in one or more call options.

         Except as otherwise stated, if a fundamental or non-fundamental percentage limitation set forth in the Prospectuses or this SAI is complied with at the time an investment is made, a later increase or decrease in percentage resulting from a change in value of portfolio securities, in the net asset value of a fund, or in the number of securities an issuer has outstanding will not be considered to be outside the limitation. Each fund will monitor the level of borrowing and illiquid securities in its portfolio and will make necessary adjustments to maintain the required asset coverage and adequate liquidity.

         American Leading Companies intends to, under normal circumstances, invest at least 80% of its net assets in common stocks of Leading Companies that are tied economically to the United States.

         Small-Cap Value Trust intends to, under normal circumstances, invest at least 80% of its net assets in equity securities of domestic small-capitalization value companies.

         Financial Services Fund intends to, under normal circumstances, invest at least 80% of its net assets in equity securities of issuers in the financial services industry.

         Each of American Leading Companies, Small-Cap Value Trust and Financial
Services Fund may not change its policy to invest at least 80% of its net assets in the type of securities suggested by its name unless it provides shareholders with at least 60 days' prior written notice of such change. For purposes of these limitations only, net assets include the amount of any borrowing for investment purposes.

                         INVESTMENT STRATEGIES AND RISKS

The following information applies to all of the funds unless otherwise indicated:

         This section supplements the information in the Prospectuses concerning the investments the funds may make and the techniques they may use. Each fund, unless otherwise stated, may employ a variety of investment strategies, including:

Exposure to Foreign Markets

         Each fund may invest in foreign securities. Investment in foreign securities presents certain risks, including those resulting from fluctuations in currency exchange rates, revaluation of currencies, future political and economic developments and the possible imposition of currency exchange blockages or other foreign governmental laws or restrictions, reduced availability of public information concerning issuers, and the fact that foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards or other regulatory practices and requirements comparable to those applicable to domestic issuers. These risks are intensified when investing in countries with developing economies and securities markets, also known as
"emerging markets." Moreover, securities of many foreign issuers may be less liquid and their prices more volatile than those of comparable domestic issuers and transactions in securities of foreign issuers may be subject to less efficient settlement practices, including extended clearance and settlement periods. Issuers may be less liquid and their prices more volatile than those of comparable domestic issuers. In addition, with respect to certain foreign countries, there is the possibility of expropriation, confiscatory taxation, withholding taxes and limitations on the use or removal of funds or other assets.

                                       4

         The costs associated with investment in the securities of foreign issuers, including withholding taxes, brokerage commissions and custodial fees, may be higher than those associated with investment in domestic issuers. In addition, foreign investment transactions may be subject to difficulties associated with the settlement of such transactions. Delays in settlement could result in temporary periods when assets of a fund are uninvested and no return can be earned thereon. The inability of a fund to make intended investments due to settlement problems could cause a fund to miss attractive investment opportunities. Inability to dispose of a portfolio security due to settlement problems could result in losses to a fund due to subsequent declines in value of the portfolio security or, if a fund has entered into a contract to sell the security, could result in liability to the purchaser.

         Since each fund may invest in securities denominated in currencies other than the U.S. dollar and since each fund may hold foreign currencies, it may be affected favorably or unfavorably by exchange control regulations or changes in the exchange rates between such currencies and the U.S. dollar.
Changes in the currency exchange rates may influence the value of each fund's shares, and also may affect the value of dividends and interest earned by that fund and gains and losses realized by that fund. Exchange rates are determined by the forces of supply and demand in the foreign exchange markets. These forces are affected by the international balance of payments, other economic and financial conditions, government intervention, speculation and other factors.

         In addition to purchasing foreign securities, each fund may invest in
American Depositary Receipts ("ADRs"). Generally, ADRs, in registered form, are denominated in U.S. dollars and are designed for use in the domestic market.
Usually issued by a U.S. bank or trust company, ADRs are receipts that demonstrate ownership of the underlying securities. For purposes of each fund's investment policies and limitations, ADRs are considered to have the same classification as the securities underlying them. ADRs may be sponsored or unsponsored; issuers of securities underlying unsponsored ADRs are not contractually obligated to disclose material information in the United States.
Accordingly, there may be less information available about such issuers than there is with respect to domestic companies and issuers of securities underlying sponsored ADRs. Each fund may also invest in Global Depositary Receipts
("GDRs"), which are receipts that are often denominated in U.S. dollars and are issued by either a U.S. or non-U.S. bank evidencing ownership of the underlying foreign securities. Even where they are denominated in U.S. dollars, depositary receipts are subject to currency risk if the underlying security is denominated in a foreign currency.

         Although not a fundamental policy subject to shareholder vote, Legg
Mason Capital Management, Inc. ("LMCM"), currently anticipates that Value Trust and Special Investment Trust will each invest no more than 25% of its total assets in foreign securities, and that American Leading Companies will invest no more than 20% of its net assets in foreign securities. Barrett Associates, Inc.
("Barrett") currently anticipates that Financial Services Fund will not invest more than 25% of its total assets in foreign securities, not including investments through ADRs. Bartlett & Co. ("Bartlett") currently anticipates that
Balanced Trust will not invest more than 10% of its total assets in foreign securities, either directly or through ADRs or GDRs. Small-Cap Value Trust does not currently intend to invest in foreign securities.

         Each fund (except Small-Cap Value Trust) may invest in securities of issuers based in emerging markets (including, but not limited to, countries in
Asia, Latin America, the Indian sub-continent, Southern and Eastern Europe, the
Middle East, and Africa). The risks of foreign investment are greater for investments in emerging markets.

         Many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, very negative effects on the economies and securities markets of certain emerging markets. Economies in emerging markets generally are heavily dependent upon international trade and, accordingly, have been and may continue to be affected adversely by economic conditions, trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade.

                                       5

         Over the last quarter of a century, inflation in many emerging market countries has been significantly higher than the world average. While some emerging market countries have sought to develop a number of corrective mechanisms to reduce inflation or mitigate its effects, inflation may continue to have significant effects both on emerging market economies and their securities markets. In addition, many of the currencies of emerging market countries have experienced steady devaluations relative to the U.S. dollar, and major devaluations have occurred in certain countries.

         Because of the high levels of foreign-denominated debt owed by many emerging market countries, fluctuating exchange rates can significantly affect the debt service obligations of those countries. This could, in turn, affect local interest rates, profit margins and exports, which are a major source of foreign exchange earnings. Although it might be theoretically possible to hedge for anticipated income and gains, the ongoing and indeterminate nature of the foregoing risks (and the costs associated with hedging transactions) makes it virtually impossible to hedge effectively against such risks.

         To the extent an emerging market country faces a liquidity crisis with respect to its foreign exchange reserves, it may increase restrictions on the outflow of any foreign exchange. Repatriation is ultimately dependent on the ability of a fund to liquidate its investments and convert the local currency proceeds obtained from such liquidation into U.S. dollars. Where this conversion must be done through official channels (usually the central bank or certain authorized commercial banks), the ability to obtain U.S. dollars is dependent on the availability of such U.S. dollars through those channels, and if available, upon the willingness of those channels to allocate those U.S. dollars to a fund.
In such a case, a fund's ability to obtain U.S. dollars may be adversely affected by any increased restrictions imposed on the outflow of foreign exchange. If a fund is unable to repatriate any amounts due to exchange controls, it may be required to accept an obligation payable at some future date by the central bank or other governmental entity of the jurisdiction involved.
If such conversion can legally be done outside official channels, either directly or indirectly, a fund's ability to obtain U.S. dollars may not be affected as much by any increased restrictions except to the extent of the price which may be required to be paid for the U.S. dollars.

         Many emerging market countries have little experience with the corporate form of business organization and may not have well-developed corporation and business laws or concepts of fiduciary duty in the business context.

         The securities markets of emerging markets are substantially smaller, less developed, less liquid and more volatile than the securities markets of the
United States and other more developed countries. Disclosure and regulatory standards in many respects are less stringent than in the United States and other major markets. There also may be a lower level of monitoring and regulation of emerging markets and the activities of investors in such markets;
enforcement of existing regulations has been extremely limited. Investing in the securities of companies in emerging markets may entail special risks relating to the potential political and economic instability and the risks of expropriation, nationalization, confiscation or the imposition of restrictions on foreign investment, convertibility of currencies into U.S. dollars and on repatriation of capital invested. In the event of such expropriation, nationalization or other confiscation by any country, a fund could lose its entire investment in any such country.

         Most Latin American countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates and corresponding currency devaluations have had and may continue to have negative effects on the economies and securities markets of certain Latin American countries.

         Some emerging markets have different settlement and clearance procedures. In certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of a fund to make intended securities purchases due to settlement problems could cause the fund to miss attractive investment opportunities. Inability to dispose of a portfolio security caused by settlement problems could result either in losses to a fund due to subsequent declines in the value of the portfolio security or, if a fund has entered into a contract to sell the security, in possible liability to the purchaser.

                                       6

         The risk also exists that an emergency situation may arise in one or more emerging markets as a result of which trading of securities may cease or may be substantially curtailed and prices for a fund's portfolio securities in such markets may not be readily available.

Illiquid Investments and Restricted Securities

         Each fund may invest up to 15% of its net assets in illiquid investments. For this purpose, "illiquid investments" are those that cannot be sold or disposed of within seven days for approximately the price at which the fund values the security. Illiquid investments include repurchase agreements with terms of greater than seven days, mortgage-related securities for which there is no established market (including CMOs and direct investments in mortgages as described below), and restricted investments other than those the adviser to a fund has determined are liquid pursuant to guidelines established by the fund's Board of Directors and securities involved in swap, cap, floor and collar transactions, and over-the-counter ("OTC") options and their underlying collateral. Due to the absence of an active trading market, a fund may have difficulty valuing or disposing of illiquid investments promptly. Judgment plays a greater role in valuing illiquid investments than those for which a more active market exists.

         Restricted securities may be sold only in privately negotiated transactions, pursuant to a registration statement filed under the 1933 Act or pursuant to an exemption from registration, such as Rule 144 or Rule 144A. A fund may be required to pay part or all of the costs of such registration, and a considerable period may elapse between the time a decision is made to sell a restricted security and the time the registration statement becomes effective.

         SEC regulations permit the sale of certain restricted securities to qualified institutional buyers. The investment adviser to a fund, acting pursuant to guidelines established by the fund's Board of Directors, may determine that certain restricted securities qualified for trading on this market are liquid. If qualified institutional investors become uninterested in this market for a time, restricted securities in a fund's portfolio may adversely affect the fund's liquidity.

         The assets used as cover for OTC options written by a fund will be considered illiquid unless the OTC options are sold to qualified dealers who agree that the fund may repurchase any OTC option it writes at a maximum price to be calculated by a formula set forth in the option agreement. The cover for an OTC option written subject to this procedure would be considered illiquid only to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

Debt Securities

         Corporate debt securities are bonds or notes issued by corporations and other business organizations, including business trusts, in order to finance their credit needs. Corporate debt securities include commercial paper, which consists of short-term (usually from 1 to 270 days) unsecured promissory notes issued by corporations in order to finance their current operations.

         Corporate debt securities may pay fixed or variable rates of interest, or interest at a rate contingent upon some other factor, such as the price of some commodity. These securities may be convertible into preferred or common stock, or may be bought as part of a unit containing common stock. In selecting corporate debt securities for a fund, the fund's adviser reviews and monitors the creditworthiness of each issuer and issue. The adviser also analyzes interest rate trends and specific developments that it believes may affect individual issuers.

         The prices of debt securities fluctuate in response to perceptions of the issuer's creditworthiness and also tend to vary inversely with market interest rates. The value of such securities is likely to decline in times of rising interest rates. Conversely, when rates fall, the value of these investments is likely to rise. The longer the time to maturity the greater are such variations.

                                       7

         Generally, debt securities rated below BBB by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P"), or below Baa by Moody's
Investors Service, Inc. ("Moody's"), and unrated securities of comparable quality, offer a higher current yield than that provided by higher grade issues, but also involve higher risks. Debt securities rated C by Moody's and S&P are bonds on which no interest is being paid and that can be regarded as having extremely poor prospects of ever attaining any real investment standing. Changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of such issuers to make principal and interest payments than is the case for issuers of higher grade debt securities. However, debt securities, regardless of their ratings, generally have a higher priority in the issuer's capital structure than do equity securities. If an investment grade security purchased by Value Trust,
Special Investment Trust or Financial Services Fund is subsequently given a rating below investment grade, the fund's adviser will consider that fact in determining whether to retain that security in the fund's portfolio, but is not required to dispose of it. The ratings of S&P and Moody's represent the opinions of those agencies. Such ratings are relative and subjective, and are not absolute standards of quality. Unrated debt securities are not necessarily of lower quality than rated securities, but they may not be attractive to as many buyers. A description of the ratings assigned to corporate debt obligations by
Moody's and S&P is included in Appendix A.

         Lower-rated debt securities are especially affected by adverse changes in the industries in which the issuers are engaged and by changes in the financial condition of the issuers. Highly leveraged issuers may also experience financial stress during periods of rising interest rates. Lower-rated debt securities are commonly referred to as "junk bonds."

         The market for lower-rated debt securities has expanded rapidly in recent years. This growth paralleled a long economic expansion. In recent times, however, the prices of many lower-rated debt securities has declined and the ratings of many initially higher-rated debt securities have fallen, indicating concerns that issuers of such securities might experience or are experiencing financial difficulties. At such times, the yields on lower-rated debt securities may rise dramatically, reflecting the risk that holders of such securities could lose a substantial portion of their value as a result of the issuer's financial restructuring or default.

         The market for lower-rated debt securities is generally thinner and less active than that for higher quality debt securities, which may limit a fund's ability to sell such securities at fair value. Judgment plays a greater role in pricing such securities than is the case for securities having more active markets. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of lower-rated debt securities, especially in a thinly traded market.

         In addition to ratings assigned to individual bond issues, each adviser will analyze interest rate trends and developments that may affect individual issuers, including factors such as liquidity, profitability and asset quality.
The yields on bonds and other debt securities in which a fund invests are dependent on a variety of factors, including general money market conditions, general conditions in the bond market, the financial conditions of the issuer, the size of the offering, the maturity of the obligation and its rating. There may be a wide variation in the quality of bonds, both within a particular classification and between classifications. A bond issuer's obligations are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of bond holders or other creditors of an issuer; litigation or other conditions may also adversely affect the power or ability of bond issuers to meet their obligations for the payment of principal and interest.
Regardless of rating levels, all debt securities considered for purchase
(whether rated or unrated) are analyzed by each fund's adviser to determine, to the extent possible, that the planned investment is sound.

         If an investment grade security purchased by a fund is subsequently given a rating below investment grade, the fund's adviser will consider that fact in determining whether to retain that security in the fund's portfolio, but is not required to dispose of it. If one rating agency has rated a security A or better and another agency has rated it below A, the fund's adviser may rely on

                                       8

the higher rating in determining to purchase or retain the security. Bonds rated
A may be given a "+" or "-" by a rating agency. Bonds denominated A, A+ or A-
are considered to be included in the rating A.

         Financial Services Fund may invest in foreign corporate debt securities denominated in U.S. dollars or foreign currencies. Foreign debt securities include Yankee dollar obligations (U.S. dollar denominated securities issued by foreign corporations and traded on U.S. markets) and Eurodollar obligations
(U.S. dollar denominated securities issued by foreign corporations and traded on foreign markets).

         Financial Services Fund may invest in the debt securities of governmental or corporate issuers in any rating category of the recognized rating services, including issues that are in default, and may invest in unrated debt obligations. Most foreign debt obligations are not rated. Corporate debt securities may pay fixed or variable rates of interest. These securities may be convertible into preferred or common equity, or may be bought as part of a unit containing common stock. Debt securities and securities convertible into common stock need not necessarily be of a certain grade as determined by rating agencies such as S&P or Moody's; however, the fund's adviser does consider such ratings in determining whether the security is an appropriate investment for the fund.

         Financial Services Fund may invest in securities that are in lower rating categories or are unrated if its adviser determines that the securities provide the opportunity of meeting the fund's objective without presenting excessive risk. The adviser will consider all factors it deems appropriate, including ratings, in making investment decisions for the fund and will attempt to minimize investment risks through diversification, investment analysis and monitoring of general economic conditions and trends. While the fund's adviser may refer to ratings, it does not rely exclusively on ratings, but makes its own independent and ongoing review of credit quality.

Preferred Stock

         Each fund may purchase preferred stock as a substitute for debt securities of the same issuer when, in the opinion of its adviser, the preferred stock is more attractively priced in light of the risks involved. Preferred stock pays dividends at a specified rate and generally has preference over common stock in the payment of dividends and the liquidation of the issuer's assets, but is junior to the debt securities of the issuer in those same respects. Unlike interest payments on debt securities, dividends on preferred stock are generally payable at the discretion of the issuer's board of directors. Shareholders may suffer a loss of value if dividends are not paid.
The market prices of preferred stocks are subject to changes in interest rates and are more sensitive to changes in the issuer's creditworthiness than are the prices of debt securities. Under normal circumstances, preferred stock does not carry voting rights.

Convertible Securities

         A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion or exchange, convertible securities ordinarily provide a stream of income with generally higher yields than those of common stocks of the same or similar issuers, but lower than the yield of nonconvertible debt. Convertible securities are usually subordinated to comparable-tier nonconvertible securities, but rank senior to common stock in a corporation's capital structure.

         The value of a convertible security is a function of (1) its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege and (2) its worth, at market value, if converted or exchanged into the underlying common stock. The price of a convertible security often reflects variations in the price of the underlying common stock in a way that nonconvertible debt does not. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security's governing instrument, which may be less than the ultimate conversion or exchange value.

                                       9

         Many convertible securities are rated below investment grade or, if unrated, are considered of comparable quality. American Leading Companies does not intend to purchase any convertible securities rated below BB by S&P or below
Ba by Moody's or, if unrated, deemed by the fund's adviser to be of comparable quality. Moody's describes securities rated Ba as having "speculative elements;
their future cannot be considered well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class."

When-Issued Securities

         Each fund may enter into commitments to purchase securities on a when-issued basis. When a fund purchases securities on a when-issued basis, it assumes the risks of ownership at the time of the purchase, not at the time of receipt. However, the fund does not have to pay for the obligations until they are delivered to it, and no interest accrues to the fund until they are delivered. This is normally seven to 15 days later, but could be longer. Use of this practice would have a leveraging effect on a fund.

         American Leading Companies does not currently expect that its commitment to purchase when-issued securities will at any time exceed, in the aggregate, 5% of its net assets.

         When a fund commits to purchase a when-issued security, it will segregate cash or appropriate liquid securities in an amount at least equal in value to that fund's commitments to purchase when-issued securities.

         A fund may sell the securities underlying a when-issued purchase, which may result in capital gains or losses.

Indexed Securities (all funds except Financial Services Fund)

         Indexed securities are securities whose prices are indexed to the prices of other securities, securities indices, currencies, precious metals or other commodities or other financial indicators. Indexed securities typically are debt securities or deposits whose value at maturity and/or coupon rate is determined by reference to a specific instrument or statistic. Indexed securities do not include mutual funds, exchange-traded funds, or other pooled investment vehicles that make investments designed to track the performance of a particular market index or other indicator. The performance of indexed securities fluctuates (either directly or inversely, depending upon the instrument) with the performance of the index, security, currency or other instrument to which they are indexed and may also be influenced by interest rate changes in the United States and abroad. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security, and their value may substantially decline if the issuer's creditworthiness deteriorates. The value of some indexed securities varies according to a multiple of the underlying securities, and so will be more volatile than the underlying investments and may have a leverage like effect on the fund. Recent issuers of indexed securities have included banks, corporations and certain U.S.
Government agencies. The U.S. Treasury issues securities whose principal value is indexed to the Consumer Price Index (also known as "Treasury
Inflation-Indexed Securities"). A fund will purchase indexed securities only of issuers that its adviser determines present minimal credit risks and will monitor the issuer's creditworthiness during the time the indexed security is held. The adviser will use its judgment in determining whether indexed securities should be treated as short-term instruments, bonds, stock or as a separate asset class for purposes of each fund's investment allocations, depending on the individual characteristics of the securities. Each fund currently does not intend to invest more than 5% of its net assets in indexed securities. Indexed securities may fluctuate according to a multiple of changes in the underlying instrument or index and, in that respect, have a leverage-like effect on a fund.

                                       10

Senior Securities

         The 1940 Act prohibits the issuance of senior securities by a registered open-end fund with one exception. Each fund may borrow from banks, provided that immediately after any such borrowing there is an asset coverage of at least 300% for all borrowings of the fund. Each fund's non-bank borrowings for temporary purposes only, in an amount not exceeding 5% of the value of the total assets of that fund at the time the borrowing is made, is not deemed to be an issuance of a senior security.

         There are various investment techniques that may give rise to an obligation of a fund to make a future payment about which the SEC has stated it would not raise senior security concerns, provided the fund maintains segregated assets or an offsetting position in an amount that covers the future payment obligation. Such investment techniques include, among other things, when-issued securities, forward contracts and repurchase agreements. The funds are permitted to engage in these techniques.

The following information applies to Value Trust, Special Investment Trust,
Small-Cap Value Trust and Financial Services Fund:

Small and Mid-Sized Company Stocks

         The advisers for Value Trust, Special Investment Trust, Small-Cap Value
Trust and Financial Services Fund believe that the comparative lack of attention by investment analysts and institutional investors to small and mid-sized companies may result in opportunities to purchase the securities of such companies at attractive prices compared to historical or market price-earnings ratios, book value, return on equity or long-term prospects. Each fund's policy of investing primarily in the securities of smaller companies differs from the investment approach of many other mutual funds, and investment in such securities involves special risks. Among other things, the prices of securities of small and mid-sized companies generally are more volatile than those of larger companies; the securities of smaller companies generally are less liquid;
and smaller companies generally are more likely to be adversely affected by poor economic or market conditions.

         It is anticipated that some of the portfolio securities of Value Trust,
Special Investment Trust, Small-Cap Value Trust or Financial Services Fund may
not be widely traded, and that a fund's position in such securities may be substantial in relation to the market for such securities. Accordingly, it may be difficult for a fund to dispose of such securities at prevailing market prices in order to meet redemptions. However, as a non-fundamental policy, each fund will not invest more than 15% of their respective net assets in illiquid securities.

         Investments in securities of companies with small market
capitalizations are generally considered to offer greater opportunity for appreciation but also may involve greater risks than customarily are associated with more established companies. The securities of small companies may be subject to more abrupt fluctuations in market price than larger, more established companies. Small companies may have limited product lines, markets or financial resources, or they may be dependent upon a limited management group. In addition to exhibiting greater volatility, small company stocks may, to a degree, fluctuate independently of larger company stocks, i.e., small company stocks may decline in price as the prices of large company stocks rise or vice versa.

The following information applies to Balanced Trust and Financial Services Fund
(unless otherwise indicated):

Mortgage-Related Securities

         Mortgage-related securities provide capital for mortgage loans made to residential homeowners, including securities which represent interests in pools of mortgage loans made by lenders such as savings and loan institutions, mortgage bankers, commercial banks and others. Pools of mortgage loans are assembled for sale to investors (such as the funds) by various governmental,

                                       11

government-related and private organizations, such as dealers. The market value of mortgage-related securities will fluctuate as a result of changes in interest rates and mortgage rates.

         Interests in pools of mortgage loans generally provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass-through" of the monthly payments made by the individual borrowers on their residential mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying residential property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities, such as securities issued by Ginnie
Mae formerly Government National Mortgage Association, are described as
"modified pass-through" because they entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, regardless of whether the mortgagor actually makes the payment.

         Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers, such as dealers, create pass-through pools of conventional residential mortgage loans. Such issuers also may be the originators of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government guarantees of payments with respect to such pools. However, timely payment of interest and principal of these pools is supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance. There can be no assurance that the private insurers can meet their obligations under the policies. A fund may buy mortgage-related securities without insurance or guarantees if, through an examination of the loan experience and practices of the persons creating the pools, the fund's adviser determines that the securities are an appropriate investment for the fund.

         Another type of security representing an interest in a pool of mortgage loans is known as a collateralized mortgage obligation ("CMO"). CMOs represent interests in a short-term, intermediate-term or long-term portion of a mortgage pool. Each portion of the pool receives monthly interest payments, but the principal repayments pass through to the short-term CMO first and to the long-term CMO last. A CMO permits an investor to more accurately predict the rate of principal repayments. CMOs are issued by private issuers, such as broker-dealers, and by government agencies, such as Fannie Mae and Freddie Mac.
Investments in CMOs are subject to the same risks as direct investments in the underlying mortgage-backed securities. In addition, in the event of a bankruptcy or other default of a broker who issued the CMO held by a fund, the fund could experience both delays in liquidating its position and losses. Each fund may invest in CMOs in any rating category of the recognized rating services and may invest in unrated CMOs. Each fund may also invest in "stripped" CMOs, which represent only the income portion or the principal portion of the CMO. The values of stripped CMOs are very sensitive to interest rate changes;
accordingly, these instruments present a greater risk of loss than conventional mortgage-backed securities.

         Each fund's adviser expects that governmental, government-related or private entities may create mortgage loan pools offering pass-through investments in addition to those described above. The mortgages underlying these securities may be second mortgages or alternative mortgage instruments (for example, mortgage instruments whose principal or interest payments may vary or whose terms to maturity may differ from customary long-term fixed rate mortgages). As new types of mortgage-related securities are developed and offered to investors, each fund's adviser will, consistent with the fund's investment objective and policies, consider making investments in such new types of securities. The Prospectuses will be amended with any necessary additional disclosure prior to a fund investing in such securities.

         The average life of securities representing interests in pools of mortgage loans is likely to be substantially less than the original maturity of the mortgage pools as a result of prepayments or foreclosures of such mortgages.
Prepayments are passed through to the registered holder with the regular monthly payments of principal and interest, and have the effect of reducing future payments. To the extent the mortgages underlying a security representing an

                                       12

interest in a pool of mortgages are prepaid, a fund may experience a loss (if the price at which the respective security was acquired by the fund was at a premium over par, which represents the price at which the security will be redeemed upon prepayment) or a gain (if the price at which the respective security was acquired by the fund was at a discount from par). In addition, prepayments of such securities held by a fund will reduce the share price of the fund to the extent the market value of the securities at the time of prepayment exceeds their par value, and will increase the share price of the fund to the extent the par value of the securities exceeds their market value at the time of prepayment. Prepayments may occur with greater frequency in periods of declining mortgage rates because, among other reasons, it may be possible for mortgagors to refinance their outstanding mortgages at lower interest rates. When market interest rates increase, the market values of mortgage-backed securities decline. At the same time, however, mortgage refinancing slows, which lengthens the effective maturities of these securities. As a result, the negative effect of the rate increase on the market value of mortgage securities is usually more pronounced than it is for other types of fixed-income securities.

         Government-related organizations, which issue mortgage-related securities, include GNMA, Fannie Mae and Freddie Mac. Securities issued by
Ginnie Mae and Fannie Mae are fully modified pass-through securities, i.e., the timely payment of principal and interest is guaranteed by the issuer. Freddie
Mac securities are modified pass-through securities, i.e., the timely payment of interest is guaranteed by Freddie Mac, principal is passed through as collected but payment thereof is guaranteed not later than one year after it becomes payable.

         In determining the dollar-weighted average maturity of the fixed-income portion of the portfolio, Bartlett, investment adviser to Balanced Trust, will follow industry practice in assigning an average life to the mortgage-related securities of the fund unless the interest rate on the mortgages underlying such securities is such that Bartlett believes a different prepayment rate is likely.
For example, where a GNMA security has a high interest rate relative to the market, that Ginnie Mae security is likely to have a shorter overall maturity than a Ginnie Mae security with a market rate coupon. Moreover, Bartlett may deem it appropriate to change the projected average life for the fund's mortgage-related securities as a result of fluctuations in market interest rates and other factors.

         Financial Services Fund may invest no more than 5% of its net assets in mortgage-related securities.

U.S. Government Obligations and Related Securities

         U.S. Government obligations include a variety of securities that are issued or guaranteed by the U.S. Treasury, by various agencies of the U.S.
Government or by various instrumentalities that have been established or sponsored by the U.S. Government. U.S. Treasury securities and securities issued by the GNMA and Small Business Administration are backed by the "full faith and credit" of the U.S. Government. Other U.S. Government obligations may or may not be backed by the "full faith and credit" of the U.S. Government. In the case of securities not backed by the "full faith and credit" of the U.S. Government, the investor must look principally to the agency issuing or guaranteeing the obligation (such as the Federal Farm Credit System, the Federal Home Loan Banks,
Fannie Mae and Freddie Mac) for ultimate repayment and may not be able to assert a claim against the U.S. Government itself in the event the agency or instrumentality does not meet its commitments.

         Participation interests in U.S. Government obligations are pro rata interests in such obligations which are generally underwritten by government securities dealers. Certificates of safekeeping for U.S. Government obligations are documentary receipts for such obligations. Both participation interests and certificates of safekeeping are traded on exchanges and in the OTC market.

         A fund may invest in U.S. Government obligations and related participation interests. In addition, a fund may invest in custodial receipts that evidence ownership of future interest payments, principal payments or both on certain U.S. Government obligations. Such obligations are held in custody by a bank on behalf of the owners. These custodial receipts are known by various names, including Treasury Receipts, Treasury Investors Growth Receipts ("TIGRs")

                                       13

and Certificates of Accrual on Treasury Securities ("CATS"). Custodial receipts generally are not considered obligations of the U.S. Government for purposes of securities laws.

         U.S. Government obligations also include stripped securities, which are created by separating bonds issued or guaranteed by the U.S. Treasury into their principal and interest components and selling each piece separately (commonly referred to as IOs and POs). Stripped securities are more volatile than other fixed income securities in their response to changes in market interest rates.
The value of some stripped securities moves in the same direction as interest rates, further increasing their volatility. A fund will consider all interest-only or principal-only fixed income securities as illiquid.

Municipal Lease Obligations (Balanced Trust only)

         The municipal obligations in which the fund may invest include municipal leases and participation interests therein. These obligations, which may take the form of a lease, an installment purchase or a conditional sales contract, are issued by state and local governments and authorities in order to acquire land and a wide variety of equipment and facilities, such as fire and sanitation vehicles, telecommunications equipment and other capital assets.
Rather than holding such obligations directly, the fund may purchase a participation interest in a municipal lease obligation from a bank or other third party. A participation interest gives the fund a specified, undivided pro-rata interest in the total amount of the obligation.

         Municipal lease obligations have risks distinct from those associated with general obligation or revenue bonds. State constitutions and statutes set forth requirements that states or municipalities must meet to incur debt. These may include voter referenda, interest rate limits or public sale requirements.
Leases, installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass to the governmental issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting their constitutional and statutory requirements for the issuance of debt. The debt-issuance limitations are deemed inapplicable because of the inclusion in many leases and contracts of "non-appropriation" clauses providing that the governmental user has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis.

         In determining the liquidity of a municipal lease obligation, the fund's adviser will distinguish between simple or direct municipal leases and municipal lease-backed securities, the latter of which may take the form of a lease-backed revenue bond or other investment structure using a municipal lease-purchase agreement as its base. While the former may present special liquidity issues, the latter are based on a well-established method of securing payment of a municipal obligation. The fund's investment in municipal lease obligations and participation interests therein will be treated as illiquid unless the fund's adviser determines, pursuant to guidelines established by the
Board of Directors, that the security could be disposed of within seven days in the normal course of business at approximately the amount at which the fund has valued the security.

         An issuer's obligations under its municipal obligations are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Bankruptcy Code, and laws that may be enacted by Congress or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations. There is also the possibility that as a result of litigation or other conditions the power or ability of issuers to meet their obligations for the payment of interest and principal on their municipal obligations may be materially and adversely affected.

                                       14

The following information applies to Value Trust, Special Investment Trust,
Balanced Trust and Small-Cap Value Trust. (Small-Cap Value Trust does not currently intend to invest in futures and options.) As noted below, Financial
Services Fund may invest in forward currency contracts.

Options, Futures and Other Strategies

         GENERAL. Each fund may invest in certain options, futures contracts
(sometimes referred to as "futures"), options on futures contracts, forward currency contracts, swaps, caps, floors, collars, indexed securities and other derivative instruments (collectively, "Financial Instruments") to attempt to enhance its income or yield or to attempt to hedge its investments. The strategies described below may be used in an attempt to manage a fund's foreign currency exposure (including exposure to the euro) as well as other risks of a fund's investments that can affect its net asset value. A fund's adviser may determine not to hedge particular risks, and a fund may be completely unhedged at any point in time. Each fund may utilize futures contracts and options to a limited extent. Specifically, a fund may enter into futures contracts and related options provided that not more than 5% of its net assets are required as a futures contract deposit and/or premium; in addition, a fund may not enter into futures contracts or related options if, as a result, more than 20% of the fund's total assets would be so invested.

         Generally, each fund may purchase and sell any type of Financial
Instrument. However, as an operating policy, a fund will only purchase or sell a particular Financial Instrument if the fund is authorized to invest in the type of asset by which the return on, or value of, the Financial Instrument is primarily measured. Since each fund is authorized to invest in foreign securities, each fund may purchase and sell foreign currency and euro derivatives. However, a fund will only invest in foreign currency derivatives in connection with the fund's investment in securities denominated in that currency.

         Hedging strategies can be broadly categorized as "short hedges" and
"long hedges." A short hedge is a purchase or sale of a Financial Instrument intended partially or fully to offset potential declines in the value of one or more investments held in a fund's portfolio. Thus, in a short hedge a fund takes a position in a Financial Instrument whose price is expected to move in the opposite direction of the price of the investment being hedged.

         Conversely, a long hedge is a purchase or sale of a Financial
Instrument intended partially or fully to offset potential increases in the acquisition cost of one or more investments that a fund intends to acquire.
Thus, in a long hedge, a fund takes a position in a Financial Instrument whose price is expected to move in the same direction as the price of the prospective investment being hedged. A long hedge is sometimes referred to as an anticipatory hedge. In an anticipatory hedge transaction, a fund does not own a corresponding security and, therefore, the transaction does not relate to a security the fund owns. Rather, it relates to a security that the fund intends to acquire. If the fund does not complete the hedge by purchasing the security it anticipated purchasing, the effect on the fund's portfolio is the same as if the transaction were entered into for speculative purposes.

         Financial Instruments on securities generally are used to attempt to hedge against price movements in one or more particular securities positions that a fund owns or intends to acquire. Financial Instruments on indices, in contrast, generally are used to attempt to hedge against price movements in market sectors in which a fund has invested or expects to invest. Financial
Instruments on debt securities may be used to hedge either individual securities or broad debt market sectors.

         The use of Financial Instruments is subject to applicable regulations of the SEC, the several exchanges upon which they are traded and the Commodity
Futures Trading Commission (the "CFTC"). In addition, a fund's ability to use
Financial Instruments may be limited by tax considerations. See "Additional Tax
Information."

         In addition to the instruments, strategies and risks described below, the advisers expect to discover additional opportunities in connection with
Financial Instruments and other similar or related techniques. These new opportunities may become available as the advisers develop new techniques, as regulatory authorities broaden the range of permitted transactions and as new

                                       15

Financial Instruments or other techniques are developed. The advisers may utilize these opportunities to the extent that they are consistent with a fund's investment objective and permitted by its investment limitations and applicable regulatory authorities. A fund might not use any of these strategies, and there can be no assurance that any strategy used will succeed. The funds' Prospectuses or this Statement of Additional Information will be supplemented to the extent that new products or techniques involve materially different risks than those described below or in the Prospectuses.

         SPECIAL RISKS. The use of Financial Instruments involves special considerations and risks, certain of which are described below. In general, these techniques may increase the volatility of a fund and may involve a small investment of cash relative to the magnitude of the risk assumed. Risks pertaining to particular Financial Instruments are described in the sections that follow.

(1)      Successful use of most Financial Instruments depends upon an adviser's ability to predict movements of the overall securities, currency and interest rate markets, which requires different skills than predicting changes in the prices of individual securities. There can be no assurance that any particular strategy will succeed, and use of
         Financial Instruments could result in a loss, regardless of whether the intent was to reduce risk or increase return.

(2)      There might be an imperfect correlation, or even no correlation, between price movements of a Financial Instrument and price movements of the investments being hedged. For example, if the value of a
         Financial Instrument used in a short hedge increased by less than the decline in value of the hedged investment, the hedge would not be fully successful. Such a lack of correlation might occur due to factors unrelated to the value of the investments being hedged, such as speculative or other pressures on the markets in which Financial
         Instruments are traded. The effectiveness of hedges using Financial
         Instruments on indices will depend on the degree of correlation between price movements in the index and price movements in the securities being hedged.

         Because there is a limited number of types of exchange-traded options and futures contracts, it is likely that the standardized contracts available will not match a fund's current or anticipated investments exactly. A fund may invest in options and futures contracts based on securities with different issuers, maturities or other characteristics from the securities in which it typically invests, which involves a risk that the options or futures position will not track the performance of the fund's other investments.

         Options and futures prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match a fund's investments well. Options and futures prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from the imposition of daily price fluctuation limits or trading halts. A fund may purchase or sell options and futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in a fund's options or futures positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

(3)      If successful, the above-discussed strategies can reduce risk of loss by wholly or partially offsetting the negative effect of unfavorable price movements. However, such strategies can also reduce opportunity for gain by offsetting the positive effect of favorable price movements. For example, if a fund entered into a short hedge because its adviser projected a decline in the price of a security in the fund's portfolio, and the price of that security increased instead, the gain from that increase might be wholly or partially offset by a decline in the price of the Financial Instrument. Moreover, if the

                                       16

         price of the Financial Instrument declined by more than the increase in the price of the security, the fund could suffer a loss. In either such case, the fund would have been in a better position had it not attempted to hedge at all.

(4)      As described below, a fund might be required to maintain segregated assets as "cover" or make margin payments when it takes positions in
         Financial Instruments involving obligations to third parties (i.e.,
         Financial Instruments other than purchased options). If a fund were unable to close out its positions in such Financial Instruments, it might be required to continue to maintain such assets or accounts or make such payments until the position expired or matured. These requirements might impair a fund's ability to sell a portfolio security or make an investment at a time when it would otherwise be favorable to do so, or require that the fund sell a portfolio security at a disadvantageous time.

(5)      A fund's ability to close out a position in a Financial Instrument prior to expiration or maturity depends on the existence of a liquid secondary market or, in the absence of such a market, the ability and willingness of the other party to the transaction (the "counterparty")
         to enter into a transaction closing out the position. Therefore, there is no assurance that any position can be closed out at a time and price that is favorable to a fund.

         COVER. Transactions using Financial Instruments, other than purchased options, expose a fund to an obligation to another party. A fund will not enter into any such transactions unless it owns either (1) an offsetting ("covering")
position in securities, currencies or other options, futures contracts or forward contracts, or (2) cash and liquid assets held in a segregated account with a value, marked-to-market daily, sufficient to cover its potential obligations to the extent not covered as provided in (1) above. Each fund will comply with SEC guidelines regarding cover for these instruments and will, if the guidelines so require, segregate cash or liquid assets in the prescribed amount as determined daily.

         Assets used as cover cannot be sold while the position in the corresponding Financial Instrument is open, unless they are replaced with other appropriate assets. As a result, the commitment of a large portion of a fund's assets for cover or segregation could impede portfolio management or the fund's ability to meet redemption requests or other current obligations.

         OPTIONS. A call option gives the purchaser the right to buy, and obligates the writer to sell, the underlying investment at the agreed-upon price during the option period. A put option gives the purchaser the right to sell, and obligates the writer to buy, the underlying investment at the agreed-upon price during the option period. Purchasers of options pay an amount, known as a premium, to the option writer in exchange for the right under the option contract.

         The purchase of call options can serve as a long hedge, and the purchase of put options can serve as a short hedge. Writing put or call options can enable a fund to enhance income or yield by reason of the premiums paid by the purchasers of such options. However, if the market price of the security underlying a put option declines to less than the exercise price of the option, minus the premium received, a fund would suffer a loss.

         Writing call options can serve as a limited short hedge, because declines in the value of the hedged investment would be offset to the extent of the premium received for writing the option. However, if the security or currency appreciates to a price higher than the exercise price of the call option, it can be expected that the option will be exercised and the fund will be obligated to sell the security or currency at less than its market value. If the call option is an OTC option, the securities or other assets used as cover would be considered illiquid to the extent described under "Illiquid and
Restricted Investments."

         Writing put options can serve as a limited long hedge because increases in the value of the hedged investment would be offset to the extent of the premium received for writing the option. However, if the security or currency depreciates to a price lower than the exercise price of the put option, it can be expected that the put option will be exercised and the fund will be obligated to purchase the security or currency at more than its market value. If the put

                                       17

option is an OTC option, the securities or other assets used as cover would be considered illiquid to the extent described under "Illiquid and Restricted
Investments."

         The value of an option position will reflect, among other things, the current market value of the underlying investment, the time remaining until expiration, the relationship of the exercise price to the market price of the underlying investment, the historical price volatility of the underlying investment and general market conditions. Options that expire unexercised have no value.

         Each fund may effectively terminate its right or obligation under an option by entering into a closing transaction. For example, a fund may terminate its obligation under a call or put option that it had written by purchasing an identical call or put option; this is known as a closing purchase transaction.
Conversely, a fund may terminate a position in a put or call option it had purchased by writing an identical put or call option; this is known as a closing sale transaction. Closing transactions permit a fund to realize profits or limit losses on an option position prior to its exercise or expiration.

         A type of put that a fund may purchase is an "optional delivery standby commitment," which is entered into by parties selling debt securities to the fund. An optional delivery standby commitment gives a fund the right to sell the security back to the seller on specified terms. This right is provided as an inducement to purchase the security.

         RISKS OF OPTIONS ON SECURITIES. Options offer large amounts of leverage, which will result in a fund's net asset value being more sensitive to changes in the value of the related instrument. Each fund may purchase or write both exchange-traded and OTC options. Exchange-traded options in the United
States are issued by a clearing organization affiliated with the exchange on which the option is listed that, in effect, guarantees completion of every exchange-traded option transaction. In contrast, OTC options are contracts between a fund and its counterparty (usually a securities dealer or a bank) with no clearing organization guarantee. Thus, when a fund purchases an OTC option, it relies on the counterparty from whom it purchased the option to make or take delivery of the underlying investment upon exercise of the option. Failure by the counterparty to do so would result in the loss of any premium paid by a fund as well as the loss of any expected benefit of the transaction.

         Each fund's ability to establish and close out positions in exchange-listed options depends on the existence of a liquid market. However, there can be no assurance that such a market will exist at any particular time.
Closing transactions can be made for OTC options only by negotiating directly with the counterparty, or by a transaction in the secondary market if any such market exists. There can be no assurance that a fund will in fact be able to close out an OTC option position at a favorable price prior to expiration. In the event of insolvency of the counterparty, a fund might be unable to close out an OTC option position at any time prior to its expiration.

         If a fund were unable to effect a closing transaction for an option it had purchased, it would have to exercise the option to realize any profit. The inability to enter into a closing purchase transaction for a covered call option written by a fund could leave the fund unable to prevent material losses because the fund would be unable to sell the investment used as cover for the written option until the option expires or is exercised.

         OPTIONS ON INDICES. Puts and calls on indices are similar to puts and calls on securities or futures contracts except that all settlements are in cash and gain or loss depends on changes in the index in question rather than on price movements in individual securities or futures contracts. When a fund writes a call on an index, it receives a premium and agrees that, prior to the expiration date, the purchaser of the call, upon exercise of the call, will receive from the fund an amount of cash if the closing level of the index upon which the call is based is greater than the exercise price of the call. The amount of cash is equal to the difference between the closing price of the index and the exercise price of the call times a specified multiple ("multiplier"), which determines the total dollar value for each point of such difference. When a fund buys a call on an index, it pays a premium and has the same rights as to such call as are indicated above. When a fund buys a put on an index, it pays a premium and has the right, prior to the expiration date, to require the seller of the put, upon the fund's exercise of the put, to deliver to the fund an

                                       18

amount of cash if the closing level of the index upon which the put is based is less than the exercise price of the put, which amount of cash is determined by the multiplier, as described above for calls. When a fund writes a put on an index, it receives a premium and the purchaser of the put has the right, prior to the expiration date, to require the fund to deliver to it an amount of cash equal to the difference between the closing level of the index and exercise price times the multiplier if the closing level is less than the exercise price.

         RISKS OF OPTIONS ON INDICES. The risks of investment in options on indices may be greater than options on securities. Because index options are settled in cash, when a fund writes a call on an index it cannot provide in advance for its potential settlement obligations by acquiring and holding the underlying securities. A fund can offset some of the risk of writing a call index option by holding a diversified portfolio of securities similar to those on which the underlying index is based. However, a fund cannot, as a practical matter, acquire and hold a portfolio containing exactly the same securities as underlie the index and, as a result, bears a risk that the value of the securities held will vary from the value of the index.

         Even if a fund could assemble a portfolio that exactly reproduced the composition of the underlying index, it still would not be fully covered from a risk standpoint because of the "timing risk" inherent in writing index options.
When an index option is exercised, the amount of cash that the holder is entitled to receive is determined by the difference between the exercise price and the closing index level on the date when the option is exercised. As with other kinds of options, a fund as the call writer will not learn that the fund has been assigned until the next business day at the earliest. The time lag between exercise and notice of assignment poses no risk for the writer of a covered call on a specific underlying security, such as common stock, because there the writer's obligation is to deliver the underlying security, not to pay its value as of a fixed time in the past. So long as the writer already owns the underlying security, it can satisfy its settlement obligations by simply delivering it, and the risk that its value may have declined since the exercise date is borne by the exercising holder. In contrast, even if the writer of an index call holds securities that exactly match the composition of the underlying index, it will not be able to satisfy its assignment obligations by delivering those securities against payment of the exercise price. Instead, it will be required to pay cash in an amount based on the closing index value on the exercise date. By the time it learns that it has been assigned, the index may have declined, with a corresponding decline in the value of its portfolio. This
"timing risk" is an inherent limitation on the ability of index call writers to cover their risk exposure by holding securities positions.

         If a fund has purchased an index option and exercises it before the closing index value for that day is available, it runs the risk that the level of the underlying index may subsequently change. If such a change causes the exercised option to fall out-of-the-money, a fund will be required to pay the difference between the closing index value and the exercise price of the option
(times the applicable multiplier) to the assigned writer.

         OTC OPTIONS. Unlike exchange-traded options, which are standardized with respect to the underlying instrument, expiration date, contract size, and strike price, the terms of OTC options (options not traded on exchanges)
generally are established through negotiation with the other party to the option contract. While this type of arrangement allows a fund great flexibility to tailor the option to its needs, OTC options generally involve greater risk than exchange-traded options, which are guaranteed by the clearing organization of the exchanges where they are traded. Assets used as cover for OTC options may be considered illiquid as described under "Illiquid Investments and Restricted
Securities."

         Generally, OTC foreign currency options used by each fund are
European-style options. This means that the option is only exercisable immediately prior to its expiration. This is in contrast to American-style options, which are exercisable at any time prior to the expiration date of the option.

         FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. The purchase of futures or call options on futures can serve as a long hedge, and the sale of futures or the purchase of put options on futures can serve as a short hedge.
Writing call options on futures contracts can serve as a limited short hedge, using a strategy similar to that used for writing call options on securities or

                                       19

indices. Similarly, writing put options on futures contracts can serve as a limited long hedge. Futures contracts and options on futures contracts can also be purchased and sold to attempt to enhance income or yield.

         In addition, futures strategies can be used to manage the average duration of a fund's fixed-income portfolio. If an adviser wishes to shorten the average duration of a fund's fixed-income portfolio, the fund may sell a debt futures contract or a call option thereon, or purchase a put option on that futures contract. If an adviser wishes to lengthen the average duration of a fund's fixed-income portfolio, the fund may buy a debt futures contract or a call option thereon, or sell a put option thereon.

         No price is paid upon entering into a futures contract. Instead, at the inception of a futures contract a fund is required to deposit "initial margin"
in an amount generally equal to 10% or less of the contract value. Margin must also be deposited when writing a call or put option on a futures contract, in accordance with applicable exchange rules. Unlike margin in securities transactions, initial margin on futures contracts does not represent a borrowing, but rather is in the nature of a performance bond or good-faith deposit that is returned to the fund at the termination of the transaction if all contractual obligations have been satisfied. Under certain circumstances, such as periods of high volatility, a fund may be required by an exchange to increase the level of its initial margin payment, and initial margin requirements might be increased generally in the future by regulatory action.

         Subsequent "variation margin" payments are made to and from the futures broker daily as the value of the futures position varies, a process known as
"marking-to-market." Variation margin does not involve borrowing, but rather represents a daily settlement of a fund's obligations to or from a futures broker. When a fund purchases an option on a futures contract, the premium paid plus transaction costs is all that is at risk. In contrast, when a fund purchases or sells a futures contract or writes a call or put option thereon, it is subject to daily variation margin calls that could be substantial in the event of adverse price movements. If a fund has insufficient cash to meet daily variation margin requirements, it might need to sell securities at a time when such sales are disadvantageous.

         Purchasers and sellers of futures contracts and options on futures can enter into offsetting closing transactions, similar to closing transactions on options, by selling or purchasing, respectively, an instrument identical to the instrument purchased or sold. Positions in futures and options on futures may be closed only on an exchange or board of trade that provides a secondary market.
However, there can be no assurance that a liquid secondary market will exist for a particular contract at a particular time. In such event, it may not be possible to close a futures contract or options position.

         Under certain circumstances, futures exchanges may establish daily limits on the amount that the price of a futures contract or an option on a futures contract can vary from the previous day's settlement price; once that limit is reached, no trades may be made that day at a price beyond the limit.
Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions.

         If a fund were unable to liquidate a futures contract or an option on a futures position due to the absence of a liquid secondary market or the imposition of price limits, it could incur substantial losses. The fund would continue to be subject to market risk with respect to the position. In addition, except in the case of purchased options, the fund would continue to be required to make daily variation margin payments and might be required to maintain the position being hedged by the future or option or to maintain cash or securities in a segregated account.

         RISKS OF FUTURES CONTRACTS AND OPTIONS THEREON. The ordinary spreads between prices in the cash and futures markets (including the options on futures market), due to differences in the natures of those markets, are subject to the following factors, which may create distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements.
Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions, which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants

                                       20

decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of distortion, a correct forecast of general interest rate, currency exchange rate or stock market trends by an adviser may still not result in a successful transaction. An adviser may be incorrect in its expectations as to the extent of various interest rate, currency exchange rate or stock market movements or the time span within which the movements take place.

         INDEX FUTURES. The risk of imperfect correlation between movements in the price of index futures and movements in the price of the securities that are the subject of the hedge increases as the composition of a fund's portfolio diverges from the securities included in the applicable index. The price of the index futures may move more than or less than the price of the securities being hedged. If the price of the index futures moves less than the price of the securities that are the subject of the hedge, the hedge will not be fully effective, but if the price of the securities being hedged has moved in an unfavorable direction, a fund would be in a better position than if it had not hedged at all. If the price of the securities being hedged has moved in a favorable direction, this advantage will be partially offset by the futures contract. If the price of the futures contract moves more than the price of the securities, a fund will experience either a loss or a gain on the futures contract that will not be completely offset by movements in the price of the securities that are the subject of the hedge. To compensate for the imperfect correlation of movements in the price of the securities being hedged and movements in the price of the index futures, a fund may buy or sell index futures in a greater dollar amount than the dollar amount of the securities being hedged if the historical volatility of the prices of such securities being hedged is more than the historical volatility of the prices of the securities included in the index. It is also possible that, where a fund has sold index futures contracts to hedge against decline in the market, the overall market may advance and the value of the particular securities held in the portfolio may decline. If this occurred, the fund would lose money on the futures contract and also experience a decline in value of its portfolio securities. However, while this could occur for a very brief period or to a very small degree, over time the value of a diversified portfolio of securities will tend to move in the same direction as the market indices on which the futures contracts are based.

         Where index futures are purchased to hedge against a possible increase in the price of securities before a fund is able to invest in them in an orderly fashion, it is possible that the market may decline instead. If the fund then concludes not to invest in them at that time because of concern as to possible further market decline or for other reasons, it will realize a loss on the futures contract that is not offset by a reduction in the price of the securities it had anticipated purchasing.

                                    * * * * *

         To the extent that a fund enters into futures contracts, options on futures contracts and/or options on foreign currencies traded on a
CFTC-regulated exchange, in each case in which such transactions are not for bona fide hedging purposes (as defined by the CFTC), the aggregate initial margin and premiums required to establish these positions (excluding the amount by which options are "in-the-money" at the time of purchase) may not exceed 5%
of the liquidation value of the fund's portfolio, after taking into account unrealized profits and unrealized losses on any contracts the fund has entered into. (In general, a call option on a futures contract is "in-the-money" if the value of the underlying futures contract exceeds the strike, i.e., exercise price of the call; a put option on a futures contract is "in-the-money" if the value of the underlying futures contract is exceeded by the strike price of the put.) This policy does not limit to 5% the percentage of a fund's assets that are at risk in futures contracts, options on futures contracts and currency options.

         FOREIGN CURRENCY HEDGING STRATEGIES -- SPECIAL CONSIDERATIONS. Each
fund may use options and futures contracts on foreign currencies (including the euro), as described above and forward currency contracts, as described below, to attempt to hedge against movements in the values of the foreign currencies in which that fund's securities are denominated or to attempt to enhance income or yield. Currency hedges can protect against price movements in a security that a fund owns or intends to acquire that are attributable to changes in the value of

                                       21

the currency in which it is denominated. Such hedges do not, however, protect against price movements in the securities that are attributable to other causes.

         Each fund might seek to hedge against changes in the value of a particular currency when no Financial Instruments on that currency are available or such Financial Instruments are more expensive than certain other Financial
Instruments. In such cases, the fund may seek to hedge against price movements in that currency by entering into transactions using Financial Instruments on another currency or a basket of currencies, the value of which the fund's adviser believes will have a high degree of positive correlation to the value of the currency being hedged. The risk that movements in the price of the Financial
Instrument will not correlate perfectly with movements in the price of the currency subject to the hedging transaction is magnified when this strategy is used.

         The value of Financial Instruments on foreign currencies depends on the value of the underlying currency relative to the U.S. dollar. Because foreign currency transactions occurring in the interbank market might involve substantially larger amounts than those involved in the use of such Financial
Instruments, a fund could be disadvantaged by having to deal in the odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

         There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Quotation information generally is representative of very large transactions in the interbank market and thus might not reflect odd-lot transactions where rates might be less favorable. The interbank market in foreign currencies is a global, round-the-clock market. To the extent the U.S. options or futures markets are closed while the markets for the underlying currencies remain open, significant price and rate movements might take place in the underlying markets that cannot be reflected in the markets for the Financial Instruments until they reopen.

         Settlement of hedging transactions involving foreign currencies might be required to take place within the country issuing the underlying currency.
Thus, a fund might be required to accept or make delivery of the underlying foreign currency in accordance with any U.S. or foreign regulations regarding the maintenance of foreign banking arrangements by U.S. residents and might be required to pay any fees, taxes and charges associated with such delivery assessed in the issuing country.

         FORWARD CURRENCY CONTRACTS. Each fund, including Financial Services
Fund, may enter into forward currency contracts to purchase or sell foreign currencies for a fixed amount of U.S. dollars or another foreign currency. A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days (term) from the date of the forward currency contract agreed upon by the parties, at a price set at the time of the forward currency contract. These forward currency contracts are traded directly between currency traders (usually large commercial banks)
and their customers.

         Such transactions may serve as long hedges; for example, a fund may purchase a forward currency contract to lock in the U.S. dollar price of a security denominated in a foreign currency that the fund intends to acquire.
Forward currency contract transactions may also serve as short hedges; for example, a fund may sell a forward currency contract to lock in the U.S. dollar equivalent of the proceeds from the anticipated sale of a security, dividend or interest payment denominated in a foreign currency.

         Each fund may also use forward currency contracts to hedge against a decline in the value of existing investments denominated in foreign currency.
For example, if a fund owned securities denominated in euros, it could enter into a forward currency contract to sell euros in return for U.S. dollars to hedge against possible declines in the euro's value. Such a hedge, sometimes referred to as a "position hedge," would tend to offset both positive and negative currency fluctuations, but would not offset changes in security values caused by other factors. A fund could also hedge the position by selling another currency expected to perform similarly to the euro. This type of hedge,

                                       22

sometimes referred to as a "proxy hedge," could offer advantages in terms of cost, yield or efficiency, but generally would not hedge currency exposure as effectively as a simple hedge into U.S. dollars. Proxy hedges may result in losses if the currency used to hedge does not perform similarly to the currency in which the hedged securities are denominated.

         The cost to a fund of engaging in forward currency contracts varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because forward currency contracts are usually entered into on a principal basis, no fees or commissions are involved. When a fund enters into a forward currency contract, it relies on the counterparty to make or take delivery of the underlying currency at the maturity of the contract. Failure by the counterparty to do so would result in the loss of any expected benefit of the transaction. Each fund will deal only with banks, broker-dealers or other financial institutions that the adviser deems to be of high quality and to present minimum credit risk. The use of forward currency contracts does not eliminate fluctuations in the prices of the underlying securities each fund owns or intends to acquire, but it does fix a rate of exchange in advance. In addition, although forward currency contracts limit the risk of loss due to a decline in the value of the hedged currencies, at the same time they limit any potential gain that might result should the value of the currencies increase.

         As is the case with futures contracts, parties to forward currency contracts can enter into offsetting closing transactions, similar to closing transactions on futures contracts, by selling or purchasing, respectively, an instrument identical to the instrument purchased or sold. Secondary markets generally do not exist for forward currency contracts, with the result that closing transactions generally can be made for forward currency contracts only by negotiating directly with the counterparty. Thus, there can be no assurance that a fund will in fact be able to close out a forward currency contract at a favorable price prior to maturity. In addition, in the event of insolvency of the counterparty, a fund might be unable to close out a forward currency contract at any time prior to maturity. In either event, a fund would continue to be subject to market risk with respect to the position, and would continue to be required to maintain a position in securities denominated in the foreign currency or to maintain cash or liquid assets in an account.

         The precise matching of forward currency contract amounts and the value of the securities involved generally will not be possible because the value of such securities, measured in the foreign currency, will change after the forward currency contract has been established. Thus, a fund might need to purchase or sell foreign currencies in the spot (i.e., cash) market to the extent such foreign currencies are not covered by forward currency contracts. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain.

         Successful use of forward currency contracts depends on an adviser's skill in analyzing and predicting currency values. Forward currency contracts may substantially change a fund's exposure to changes in currency exchange rates and could result in losses to the fund if currencies do not perform as the fund's adviser anticipates. There is no assurance that an adviser's use of forward currency contracts will be advantageous to the fund or that the adviser will hedge at an appropriate time.

         Although each fund values its assets daily in terms of U.S. dollars, it does not intend to convert its holdings of foreign currencies into U.S. dollars on a daily basis. Each fund may convert foreign currency from time to time, and investors should be aware of the costs of currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to a fund at one rate, while offering a lesser rate of exchange should the fund desire to resell that currency to the dealer.

         COMBINED POSITIONS. Each fund may purchase and write options in combination with each other, or in combination with futures or forward contracts, to adjust the risk and return characteristics of its overall position. For example, a fund may purchase a put option and write a call option on the same underlying instrument, in order to construct a combined position whose risk and return characteristics are similar to selling a futures contract.
Another possible combined position would involve writing a call option at one

                                       23

strike price and buying a call option at a lower price, in order to reduce the risk of the written call option in the event of a substantial price increase.
Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

         TURNOVER. Each fund's options and futures activities may affect its turnover rate and brokerage commission payments. The exercise of calls or puts written by a fund, and the sale or purchase of futures contracts, may cause it to sell or purchase related investments, thus increasing its turnover rate. Once a fund has received an exercise notice on an option it has written, it cannot effect a closing transaction in order to terminate its obligation under the option and must deliver or receive the underlying securities at the exercise price. The exercise of puts purchased by a fund may also cause the sale of related investments, also increasing turnover; although such exercise is within the fund's control, holding a protective put might cause it to sell the related investments for reasons that would not exist in the absence of the put. A fund will pay a brokerage commission each time it buys or sells a put or call or purchases or sells a futures contract. Such commissions may be higher than those that would apply to direct purchases or sales.

         SWAPS, CAPS, FLOORS AND COLLARS. Each fund may enter into swaps, caps, floors and collars to preserve a return or a spread on a particular investment or portion of its portfolio, to protect against any increase in the price of securities the fund anticipates purchasing at a later date or to attempt to enhance yield. A swap involves the exchange by a fund with another party of their respective commitments to pay or receive cash flows, e.g., an exchange of floating rate payments for fixed-rate payments. The purchase of a cap entitles the purchaser, to the extent that a specified index exceeds a predetermined value, to receive payments on a notional principal amount from the party selling the cap. The purchase of a floor entitles the purchaser, to the extent that a specified index falls below a predetermined value, to receive payments on a notional principal amount from the party selling the floor. A collar combines elements of buying a cap and a floor.

         Swap agreements, including caps, floors and collars, can be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease the overall volatility of a fund's investments and its share price and yield because, and to the extent, these agreements affect the fund's exposure to long- or short-term interest rates (in the United States or abroad), foreign currency values, mortgage-backed security values, corporate borrowing rates or other factors such as security prices or inflation rates.

         Swap agreements will tend to shift a fund's investment exposure from one type of investment to another. For example, if a fund agrees to exchange payments in U.S. dollars for payments in foreign currency, the swap agreement would tend to decrease the fund's exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates. Caps and floors have an effect similar to buying or writing options.

         The creditworthiness of firms with which a fund enters into swaps, caps, floors or collars will be monitored by its adviser. If a firm's creditworthiness declines, the value of the agreement would be likely to decline, potentially resulting in losses. If a default occurs by the other party to such transaction, the fund will have contractual remedies pursuant to the agreements related to the transaction.

         The net amount of the excess, if any, of a fund's obligations over its entitlements with respect to each swap will be accrued on a daily basis and an amount of cash or liquid assets having an aggregate net asset value at least equal to the accrued excess will be maintained in an account with the fund's custodian that satisfies the requirements of the 1940 Act. A fund will also establish and maintain such accounts with respect to its total obligations under any swaps that are not entered into on a net basis and with respect to any caps or floors that are written by the fund. The advisers and the funds believe that such obligations do not constitute senior securities under the 1940 Act and, accordingly, will not treat them as being subject to a fund's borrowing or the restriction on senior securities. Each fund understands that the position of the
SEC is that assets involved in swap transactions are illiquid and are,

                                       24

therefore, subject to the limitations on investing in illiquid investments. See
"Illiquid Investments and Restricted Securities."

The following information applies to all funds unless otherwise indicated:

Repurchase Agreements

         When cash is temporarily available, or for temporary defensive purposes, each fund may invest without limit in repurchase agreements and money market instruments, including high-quality short-term debt securities. A repurchase agreement is an agreement under which either U.S. Government obligations or other high-quality liquid debt securities are acquired from a securities dealer or bank subject to resale at an agreed-upon price and date.
The securities are held for each fund by a custodian bank as collateral until resold and will be supplemented by additional collateral if necessary to maintain a total value equal to or in excess of the value of the repurchase agreement. Each fund bears a risk of loss if the other party to a repurchase agreement defaults on its obligations and the fund is delayed or prevented from exercising its rights to dispose of the collateral securities, which may decline in value in the interim. The funds will enter into repurchase agreements only with financial institutions determined by each fund's adviser to present minimal risk of default during the term of the agreement.

         Repurchase agreements are usually for a term of one week or less but may be for longer periods. Repurchase agreements maturing in more than seven days may be considered illiquid. A fund will not enter into repurchase agreements of more than seven days' duration if more than 15% of its net assets would be invested in such agreements and other illiquid investments. To the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, a fund might suffer a loss. If bankruptcy proceedings are commenced with respect to the seller of the security, realization upon the collateral by a fund could be delayed or limited. However, each fund's adviser monitors the creditworthiness of parties with which the fund may enter into repurchase agreements to minimize the prospect of such parties becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase agreement.

         When a fund enters into a repurchase agreement, it will obtain as collateral from the other party securities equal in value to at least the repurchase amount including the interest factor. Such securities will be held for that fund by a custodian bank or an approved securities depository or book-entry system.

         In determining its status as a diversified fund, each fund, in accordance with SEC rules and staff positions, considers investment in a fully collateralized repurchase agreement to be equivalent to investment in the collateral.

Securities Lending

         Each fund may lend portfolio securities to brokers or dealers in corporate or government securities, banks or other recognized institutional borrowers of securities, provided that cash or equivalent collateral, equal to at least 100% of the market value of the securities loaned, is continuously maintained by the borrower with the fund's custodian. During the time the securities are on loan, the borrower will pay the fund an amount equivalent to any dividends or interest paid on such securities, and the fund may invest the cash collateral and earn income, or it may receive an agreed upon amount of interest income from the borrower who has delivered equivalent collateral. These loans are subject to termination at the option of the fund or the borrower. Each fund may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash or equivalent collateral to the borrower or placing broker. Each fund does not have the right to vote securities on loan, but would terminate the loan and regain the right to vote if that were considered important with respect to the investment. The risks of securities lending are similar to those of repurchase agreements. Each fund except Financial Services Fund presently does not intend to lend more than 5% of its portfolio securities at any given time. For
Financial Services Fund, no loans will be made if, as a result, the aggregate amount of such loans would exceed 25% of the fund's total assets.

                                       25

Municipal Obligations

         Municipal obligations are debt obligations issued by or on behalf of states, territories and possessions of the United States and the District of
Columbia, and their political subdivisions, agencies, authorities and instrumentalities and other qualifying issuers which pay interest that is, in the opinion of bond counsel to the issuer, exempt from federal income tax. A fund may invest no more than 5% of its net assets in municipal obligations
(including participation interests). Municipal obligations are issued to obtain funds to construct, repair or improve various public facilities such as airports, bridges, highways, hospitals, housing, schools, streets and water and sewer works, to pay general operating expenses or to refinance outstanding debts. They also may be issued to finance various private activities, including the lending of funds to public or private institutions for construction of housing, educational or medical facilities or the financing of privately owned or operated facilities. Municipal obligations consist of tax-exempt bonds, tax-exempt notes and tax-exempt commercial paper. Tax-exempt notes generally are used to provide short term capital needs and generally have maturities of one year or less. Tax-exempt commercial paper typically represents short-term, unsecured, negotiable promissory notes.

         The two principal classifications of municipal obligations are "general obligation" and "revenue" bonds. General obligation bonds are backed by the issuer's full credit and taxing power. Revenue bonds are backed by the revenues of a specific project, facility or tax. Private activity bonds are a specific type of revenue bond backed by the credit of the private issuer of the facility, and therefore investments in these bonds have more potential risk that the issuer will not be able to meet scheduled payments of principal and interest.

Zero Coupon and Pay-in-Kind Bonds (all funds except Financial Services Fund)

         Corporate debt securities and municipal obligations include so-called
"zero coupon" bonds and "pay-in-kind" bonds. A fund may invest no more than 5%
of its net assets in either zero coupon bonds or pay-in-kind bonds. Zero coupon bonds are issued at a significant discount from their principal amount in lieu of paying interest periodically. Pay-in-kind bonds allow the issuer, at its option, to make current interest payments on the bonds either in cash or in additional bonds. The value of zero coupon and pay-in-kind bonds is subject to greater fluctuation in response to changes in market interest rates than bonds that make regular payments of interest. Both of these types of bonds allow an issuer to avoid the need to generate cash to meet current interest payments.
Accordingly, such bonds may involve greater credit risks than bonds that make regular payments of interest. Even though zero coupon and pay-in-kind bonds do not pay current interest in cash, a fund holding those bonds is required to accrue interest income on such investments and may be required to distribute that income at least annually to shareholders. Thus, a fund could be required at times to liquidate other investments in order to satisfy its dividend requirements.

                                       26

Direct Investment in Mortgages

         Mortgage-related securities include investments made directly in mortgages secured by real estate. When a fund makes a direct investment in mortgages, the fund, rather than a financial intermediary, becomes the mortgagee with respect to such loans purchased by the fund. Direct investments in mortgages are normally available from lending institutions which group together a number of mortgages for resale (usually from 10 to 50 mortgages) and which act as servicing agent for the purchaser with respect to, among other things, the receipt of principal and interest payments. (Such investments are also referred to as "whole loans.") The vendor of such mortgages receives a fee from the purchaser for acting as servicing agent. The vendor does not provide any insurance or guarantees covering the repayment of principal or interest on the mortgages. A fund will invest in such mortgages only if its adviser has determined through an examination of the mortgage loans and their originators that the purchase of the mortgages should not present a significant risk of loss to the fund. Investments in whole loans may be illiquid. Whole loans also may present a greater risk of prepayment because the mortgages so acquired are not diversified as are interests in larger pools.

Floating and Variable Rate Obligations

         Fixed-income securities may be offered in the form of floating and variable rate obligations. A fund may invest no more than 5% of its net assets in floating and variable rate obligations, respectively. Floating rate obligations have an interest rate which is fixed to a specified interest rate, such as bank prime rate, and is automatically adjusted when the specified interest rate changes. Variable rate obligations have an interest rate which is adjusted at specified intervals to a specified interest rate. Periodic interest rate adjustments help stabilize the obligations' market values.

         A fund may purchase these obligations from the issuers or may purchase participation interests in pools of these obligations from banks or other financial institutions. Variable and floating rate obligations usually carry demand features that permit a fund to sell the obligations back to the issuers or to financial intermediaries at par value plus accrued interest upon short notice at any time or prior to specific dates. The inability of the issuer or financial intermediary to repurchase an obligation on demand could affect the liquidity of a fund's portfolio. Frequently, obligations with demand features are secured by letters of credit or comparable guarantees. Floating and variable rate obligations which do not carry unconditional demand features that can be exercised within seven days or less are deemed illiquid unless the Board of
Directors determines otherwise. The fund's investment in illiquid floating and variable rate obligations would be limited to the extent that it is not permitted to invest more than 15% of the value of its net assets in illiquid investments.

Securities of Other Investment Companies

         The funds may invest in the securities of other investment companies, including open-end mutual funds, closed-end funds, unit investment trusts, private investment companies and offshore investment companies. An investment in an investment company involves risks similar to those of investing directly in the investment company's portfolio securities, including the risk that the value of the portfolio securities may fluctuate in accordance with changes in the financial condition of their issuers, the value of stocks and other securities generally, and other market factors.

         In addition, investing in the securities of other investment companies involves certain other risks, costs, and expenses for that fund. If a fund invests in another investment company, the fund will indirectly bear its proportionate share of the advisory fees and other operating expenses of such investment company, which are in addition to the advisory fees and other operational expenses incurred by the fund. In addition, a fund could incur a sales charge in connection with purchasing an investment company security or a redemption fee upon the redemption of such security. An investment in the shares of a closed-end investment company may also involve the payment of a substantial premium over, while sales of such shares may be made at a substantial discount from, the net asset value of the issuers' portfolio securities.

                                       27

         The funds may also invest in the securities of private investment companies, including "hedge funds." As with investments in other investment companies, if a fund invests in a private investment company, the fund will be charged its proportionate share of the advisory fees and other operating expenses of such company. These fees, which can be substantial, would be in addition to the advisory fees and other operating expenses incurred by the fund.
In addition, private investment companies are not registered with the SEC and may not be registered with any other regulatory authority. Accordingly, they are not subject to certain regulatory requirements and oversight to which registered issuers are subject. There may be very little public information available about their investments and performance. Moreover, because sales of shares of private investment companies are generally restricted to certain qualified purchasers, such shares may be illiquid and it could be difficult for a fund to sell its shares at an advantageous price and time. Finally, because shares of private investment companies are not publicly traded, a fair value for a fund's investment in these companies typically will have to be determined under policies approved by the Board of Directors.

         The 1940 Act provides that the funds may not purchase or otherwise acquire the securities of other "registered investment companies" (as defined in the 1940 Act) if, as a result of such purchase or acquisition, it would own: (i)
more than 3% of the total outstanding voting stock of any investment company;
(ii) securities issued by any one investment company having a value in excess of
5% of the fund's total assets; or (iii) securities issued by all investment companies having an aggregate value in excess of 10% of the fund's total assets.

         The funds will invest in the securities of other investment companies, including private investment companies, when, in the adviser's judgment, the potential benefits of the investment justify the expense and risk of investing in such investment companies.

Securities of Exchange-Traded Funds

         The funds may invest in the securities of exchange-traded funds
("ETFs"). ETFs are ownership interests in unit investment trusts, depositary receipts, and other pooled investment vehicles that are traded on an exchange and that hold a portfolio of securities or other financial instruments (the
"Underlying Assets"). The Underlying Assets are typically selected to correspond to the securities that comprise a particular broad based, sector or international index, or to provide exposure to a particular industry sector or asset class. An investment in an ETF involves risks similar to investing directly in the Underlying Assets, including the risk that the value of the
Underlying Assets may fluctuate in accordance with changes in the financial condition of their issuers, the value of securities, and other financial instruments generally, and other market factors.

         The performance of an ETF will be reduced by transaction and other expenses, including fees paid by the ETF to service providers. Investors in ETFs are eligible to receive their portion of dividends, if any, accumulated on the securities held in the portfolio, less fees and expenses of the ETF.

         If an ETF is a registered investment company (as defined above), the limitations applicable to a fund's ability to purchase securities issued by other investment companies will apply.

The following information applies to Financial Services Fund only:

Securities in the Financial Services Industry

         Other than the financial services industry, the fund will not invest more than 25% of its total assets in a particular industry. Because of concentration, Financial Services Fund may be especially subject to risks affecting the financial services sector.

                                       28

         Companies in the financial services industry include regional and money center banks, securities brokerage firms, asset management companies, savings banks and thrift institutions, specialty finance companies (e.g., credit card, mortgage providers), insurance and insurance brokerage firms, government sponsored agencies (e.g., Ginnie Mae), financial conglomerates and foreign banking and financial services companies.

         The financial services industry is currently undergoing relatively rapid change as existing distinctions between financial service segments become less clear. For instance, recent business combinations in the U.S. have included insurance, finance, banking and/or securities brokerage under single ownership.
Moreover, Congress repealed the federal laws generally separating commercial and investment banking, and the services offered by banks are likely to expand.
While providing diversification, expanded powers could expose banks to well-established competitors, particularly as the historical distinctions between banks and other financial institutions erode. Increased competition may also result from the broadening of regional and national interstate banking powers, which has already reduced the number of publicly traded regional banks.
In addition, certain industry members have been subject to regulatory and criminal actions due to undue influence of one part of their business on another, such as claims that investment banking concerns have influenced their securities research and recommendations.

         Banks, savings and loan associations and finance companies are subject to extensive governmental regulation which may limit both the amounts and types of loans and other financial commitments they can make and the interest rates and fees they can charge. The profitability of these groups is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change. In addition, general economic conditions are important to the operations of these concerns, with exposure to credit losses resulting from possible financial difficulties of borrowers potentially having an adverse effect.

         Finance companies can be highly dependent upon access to capital markets and any impediments to such access, such as adverse overall economic conditions or a negative perception in the capital markets of a finance company's financial condition or prospects, could adversely affect its business.

         Insurance companies are likewise subject to substantial governmental regulation, predominately at the state level, and may be subject to severe price competition. The performance of the fund's investments in insurance companies will be subject to risk from several additional factors. The earnings of insurance companies will be affected by, in addition to general economic conditions, pricing (including severe pricing competition from time to time), claims activity, and marketing competition. Particular insurance lines will also be influenced by specific matters. Property and casualty insurer profits may be affected by certain weather catastrophes, terrorism and other disasters. Life and health insurer profits may be affected by mortality and morbidity rates.
Individual companies may be exposed to material risk, including reserve inadequacy, problems in investment portfolios (due to real estate or "junk" bond holdings, for example), and the inability to collect from reinsurance carriers.
Insurance companies are subject to extensive governmental regulation, including the imposition of maximum rate levels, which may not be adequate for some lines of business. Proposed or potential anti-trust or tax law changes also may affect adversely insurance companies' policy sales, tax obligations and profitability.

         Companies engaged in stock brokerage, commodity brokerage, investment banking, investment management, or related investment advisory services are closely tied economically to the securities and commodities markets and can suffer during a decline in either. These companies also are subject to the regulatory environment and changes in regulations such as proposals to screen financial analysts from investment banking within financial conglomerates, pricing pressure, the availability of funds to borrow and interest rates.

                                       29

                           ADDITIONAL TAX INFORMATION

         The following is a general summary of certain federal tax
considerations affecting each fund and its shareholders. Investors are urged to consult their own tax advisers for more detailed information regarding any federal, state, local or foreign taxes that may apply to them.

General

         For federal tax purposes, each fund is treated as a separate corporation. To continue to qualify for treatment as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended ("Code"), a fund must distribute annually to its shareholders at least 90% of its investment company taxable income (generally, net investment income, the excess of net short-term capital gain over net long-term capital loss, and any net gains from certain foreign currency transactions, all determined without regard to any deduction for dividends paid) ("Distribution Requirement") and must meet several additional requirements. For each fund, these requirements include the following: (1) the fund must derive at least 90% of its gross income each taxable year from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of securities or foreign currencies, or other income (including gains from options, futures or forward currency contracts) derived with respect to its business of investing in securities or those currencies ("Income Requirement"); (2) at the close of each quarter of the fund's taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other RICs and other securities, with those other securities limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of the fund's total assets and that does not represent more than 10%
of the issuer's outstanding voting securities; and (3) at the close of each quarter of the fund's taxable year, not more than 25% of the value of its total assets may be invested in the securities (other than U.S. Government securities or the securities of other RICs) of any one issuer or two or more issuers the fund controls that are determined to be engaged in the same, similar or related trades or businesses.

         By qualifying for treatment as a RIC, a fund (but not its shareholders)
will be relieved of federal income tax on the part of its investment company taxable income and net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) that it distributes to its shareholders.
If any fund failed to qualify for that treatment for any taxable year, (1) it would be taxed at corporate rates on the full amount of its taxable income for that year without being able to deduct the distributions it makes to its shareholders and (2) the shareholders would treat all those distributions, including distributions of net capital gain, as dividends (that is, ordinary income, except for the part of those dividends that is "qualified dividend income," which is subject to a maximum federal income tax rate of 15% for individuals (described in the Prospectuses)) to the extent of the fund's earnings and profits. In addition, the fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying for RIC treatment.

         Each fund will be subject to a nondeductible 4% excise tax ("Excise
Tax") to the extent it fails to distribute by the end of any calendar year substantially all of its ordinary income for that year and capital gain net income for the one-year period ending on October 31 of that year, plus certain other amounts.

Dividends and Other Distributions and Redemption of Shares

         Dividends and other distributions a fund declares in December of any year that are payable to its shareholders of record on a date in that month will be deemed to have been paid by the fund and received by the shareholders on
December 31 if the fund pays the distributions during the following January.
Accordingly, those distributions will be taxed to shareholders for the year in which that December 31 falls.

         A portion of the dividends from each fund's investment company taxable income (whether paid in cash or reinvested in fund shares) may be eligible for
(1) the 15% maximum rate of federal income tax applicable to "qualified dividend income" that individual shareholders receive and (2) the dividends-received deduction allowed to corporations. The eligible portion for purposes of the 15%

                                       30

rate for any fund may not exceed the aggregate dividends the fund receives from most domestic corporations and certain foreign corporations, whereas only dividends a fund receives from domestic corporations are eligible for purposes of the dividends-received deduction. However, dividends a corporate shareholder receives and deducts pursuant to the dividends-received deduction are subject indirectly to the federal alternative minimum tax. A fund's distributions of net capital gain ("capital gain distributions") do not qualify for the dividends-received deduction.

         If fund shares are sold at a loss after being held for six months or less, the loss will be treated as a long-term, instead of a short-term, capital loss to the extent of any capital gain distributions received on those shares.
Investors also should be aware that if shares are purchased shortly before the record date for any dividend or other distribution, the investor would pay full price for the shares and receive some portion of the price back as a taxable distribution.

         Capital gain distributions a fund makes that are attributable to any net capital gain it receives on sales or exchanges of capital assets through its last taxable year beginning before January 1, 2009, will be subject to federal income tax at a maximum rate of 15% for individual shareholders. In addition, any capital gain an individual shareholder realizes on a redemption during that period of his or her fund shares held for more than one year will qualify for that maximum rate.

Foreign Securities

         FOREIGN TAXES. Dividends and interest a fund receives, and gains it realizes, from foreign securities may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions that would reduce the yield and/or total return on its securities. Tax conventions between certain countries and the United States may reduce or eliminate these taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

         PASSIVE FOREIGN INVESTMENT COMPANIES. Each fund may invest in the stock of "passive foreign investment companies" ("PFICs"). A PFIC is any foreign corporation (with certain exceptions) that, in general, meets either of the following tests: (1) at least 75% of its gross income for the taxable year is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, a fund will be subject to federal income tax on a portion of any "excess distribution" it receives on the stock of a PFIC or of any gain on disposition of that stock
(collectively "PFIC income"), plus interest thereon, even if the fund distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the fund's investment company taxable income and, accordingly, will not be taxable to it to the extent it distributes that income to its shareholders. Fund distributions thereof will not be eligible for the 15% maximum federal income tax rate applicable to "qualified dividend income."

         If a fund invests in a PFIC and elects to treat the PFIC as a
"qualified electing fund" ("QEF"), then in lieu of the foregoing tax and interest obligation, the fund would be required to include in income each taxable year its pro rata share of the QEF's annual ordinary earnings and net capital gain -- which the fund probably would have to distribute to satisfy the
Distribution Requirement and avoid imposition of the Excise Tax -- even if the
QEF did not distribute those earnings and gain to the fund. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

         Each fund may elect to "mark-to-market" its stock in any PFIC.
"Marking-to-market," in this context, means including in ordinary income each taxable year the excess, if any, of the fair market value of the stock over a fund's adjusted basis therein as of the end of that year. Pursuant to the election, a fund also may deduct (as an ordinary, not capital, loss) the excess, if any, of its adjusted basis in PFIC stock over the fair market value thereof as of the taxable year-end, but only to the extent of any net mark-to-market gains with respect to that stock a fund included in income for prior taxable years under the election (and under regulations proposed in 1992 that provided a similar election with respect to the stock of certain PFICs). A fund's adjusted basis in each PFIC's stock subject to the election would be adjusted to reflect the amounts of income included and deductions taken thereunder.

                                       31

         FOREIGN CURRENCIES. Gains or losses (1) from the disposition of foreign currencies, including forward contracts, (2) on the disposition of a debt security denominated in foreign currency that are attributable to fluctuations in the value of the foreign currency between the dates of acquisition and disposition of the security and (3) that are attributable to fluctuations in exchange rates between the time a fund accrues interest, dividends or other receivables, or expenses or other liabilities, denominated in a foreign currency and the time the fund actually collects the receivables or pays the liabilities, generally will be treated as ordinary income or loss. These gains or losses will increase or decrease the amount of a fund's investment company taxable income to be distributed to its shareholders, as ordinary income, rather than affecting the amount of its net capital gain.

Options, Futures and Foreign Currency Contracts

         The use of Financial Instruments, such as writing (selling) and purchasing options and futures contracts and entering into forward currency contracts, involves complex rules that will determine for income tax purposes the amount, character and timing of recognition of the gains and losses a fund realizes in connection therewith. Gains from the disposition of foreign currencies (except certain gains that may be excluded by future regulations) --
and gains from options, futures and forward currency contracts a fund derives with respect to its business of investing in securities or foreign currencies there from will be treated as qualifying income under the Income Requirement.

         Some futures, foreign currency contracts and "non-equity" options
(i.e., certain listed options, such as those on a "broad-based" securities index) in which a fund may invest will be subject to section 1256 of the Code
("section 1256 contracts"). Any section 1256 contracts a fund holds at the end of its taxable year, other than contracts with respect to which it has made a
"mixed straddle" election, must be "marked-to-market" (that is, treated as having been sold for their fair market value) for federal income tax purposes, with the result that unrealized gains or losses will be treated as though they were realized. Sixty percent of any net gain or loss recognized on those deemed sales, and 60% of any net realized gain or loss from any actual sales of section
1256 contracts will be treated as long-term capital gain or loss, and the balance will be treated as short-term capital gain or loss. These rules may operate to increase the amount a fund must distribute to satisfy the
Distribution Requirement (i.e., with respect to the portion treated as short-term capital gain), which will be taxable to its shareholders as ordinary income, and to increase the net capital gain a fund recognizes, without in either case increasing the cash available to it. A fund may elect to exclude certain transactions from the operation of section 1256, although doing so may have the effect of increasing the relative proportion of net short-term capital gain (taxable as ordinary income) and thus increasing the amount of dividends it must distribute. Section 1256 contracts also may be marked-to-market for purposes of the Excise Tax.

         When a covered call option written (sold) by a fund expires, it will realize a short-term capital gain equal to the amount of the premium it received for writing the option. When a fund terminates its obligations under such an option by entering into a closing transaction, it will realize a short-term capital gain (or loss), depending on whether the cost of the closing transaction is less than (or exceeds) the premium received when it wrote the option. When a covered call option written by a fund is exercised, it will be treated as having sold the underlying security, producing long-term or short-term capital gain or loss, depending on the holding period of the underlying security and whether the sum of the option price received upon the exercise plus the premium received when it wrote the option is more or less than the basis of the underlying security.

         Code section 1092 (dealing with straddles) also may affect the taxation of Financial Instruments in which a fund may invest. That section defines a
"straddle" as offsetting positions with respect to actively traded personal property; for these purposes, options, futures and forward currency contracts are positions in personal property. Under section 1092, any loss from the disposition of a position in a straddle generally may be deducted only to the extent the loss exceeds the unrealized gain on the offsetting position(s) of the straddle. In addition, these rules may postpone the recognition of loss that otherwise would be recognized under the mark-to-market rules discussed above.
The regulations under section 1092 also provide certain "wash sale" rules, which apply to a transaction where a position is sold at a loss and a new offsetting position is acquired within a prescribed period, and "short sale" rules

                                       32

applicable to straddles. If a fund makes certain elections, the amount, character and timing of recognition of gains and losses from the affected straddle positions would be determined under rules that vary according to the elections made. Because only a few of the regulations implementing the straddle rules have been promulgated, the tax consequences to a fund of straddle transactions are not entirely clear.

Other

         If a fund has an "appreciated financial position" -- generally, an interest (including an interest through an option, futures or forward currency contract or short sale) with respect to any stock, debt instrument (other than
"straight debt") or partnership interest the fair market value of which exceeds its adjusted basis -- and enters into a "constructive sale" of the position, the fund will be treated as having made an actual sale thereof, with the result that it will recognize gain at that time. A constructive sale generally consists of a short sale, an offsetting notional principal contract or a futures or forward currency contract a fund or a related person enters into with respect to the same or substantially identical property. In addition, if the appreciated financial position is itself a short sale or such a contract, acquisition of the underlying property or substantially identical property will be deemed a constructive sale. The foregoing will not apply, however, to any funds'
transaction during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the fund holds the appreciated financial position unhedged for 60 days after that closing (i.e., at no time during that 60-day period is the fund's risk of loss regarding that position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as having an option to sell, being contractually obligated to sell, making a short sale or granting an option to buy substantially identical stock or securities).

Original Issue Discount and Pay-In-Kind Securities

         Each fund may purchase zero coupon or other debt securities issued with original issue discount ("OID"). As a holder of those securities, a fund must include in its income the OID that accrues thereon during the taxable year, even if it receives no corresponding payment on the securities during the year.
Similarly, a fund must include in its gross income securities it receives as
"interest" on pay-in-kind securities. Because each fund annually must distribute substantially all of its investment company taxable income, including any OID and other non-cash income, to satisfy the Distribution Requirement and avoid imposition of the Excise Tax, it may be required in a particular year to distribute as a dividend an amount that is greater than the total amount of cash it actually receives. Those distributions will be made from a fund's cash assets or from the proceeds of sales of portfolio securities, if necessary. A fund may realize capital gains or losses from those dispositions, which would increase or decrease its investment company taxable income and/or net capital gain.

                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

         If your check to purchase shares is not honored by the institution on which it is drawn, you may be subject to extra charges in order to cover collection costs. These charges may be deducted from your shareholder account.

Future First (R) Systematic Investment Plan and Transfer of Funds from Financial
Institutions

         The Future First(R) Systematic Investment Plan ("Future First") and
transfer of funds from financial institutions are services available to those
Primary Class shareholders who own shares directly with the funds. You should contact your financial adviser to determine if it offers similar services.

         If you invest in Primary Class shares, the Prospectus explains that you may buy additional shares through Future First. Under this plan you may arrange for automatic monthly investments in Primary Class shares of $50 or more by authorizing Boston Financial Data Services ("BFDS"), each fund's transfer agent, to transfer funds each month from your checking/savings account, or another Legg
Mason fund to be used to buy additional shares. The fund will send you an

                                       33

account statement monthly. The transfer will also be reflected on your regular checking account statement. You may terminate Future First at any time without charge or penalty.

         You may also buy additional Primary Class shares through a plan permitting transfers of funds from a financial institution. Certain financial institutions may allow you, on a pre-authorized basis, to have $50 or more automatically transferred monthly from your checking/savings account for investment in Primary Class shares of a fund.

Systematic Withdrawal Plan

The Systematic Withdrawal Plan is available to those shareholders who own shares directly with the funds. You should contact your financial adviser to determine if it offers a similar service.

Primary Class Shareholders

     Primary  Class  shareholders  having an account  with a net asset  value of
$5,000 or more ($1,000 or more for individual  retirement  accounts ("IRAs") and
Coverdell  Education  Savings  Accounts  ("Coverdell  ESAs"))  may elect to make withdrawals  of a  minimum  of $50 on a  monthly  basis.  Except  for  IRAs  and
Coverdell  ESAs,  there  are  three  ways to  receive  payment  of  proceeds  of redemptions made through the Systematic Withdrawal Plan: (1) Credit to brokerage account -- fund shares can be redeemed on any  business day of the month and the proceeds will be credited to the brokerage account in approximately two business days;  (2) Check  mailed by the funds'  transfer  agent -- fund  shares  will be redeemed  on the 25th of each  month or next  business  day and a check  for the proceeds  will be mailed within three  business  days; or (3) ACH to checking or savings  account --  redemptions of fund shares may occur on any business day of the month and the checking or savings account will be credited with the proceeds in approximately  two business days.  Credit to a brokerage  account is the only option  available to IRAs and Coverdell  ESAs. You may change the monthly amount to be paid to you without  charge by notifying  the fund.  You may terminate the
Systematic Withdrawal Plan at any time, without charge or penalty, by contacting the funds.  Each fund,  its transfer  agent,  and LMIS also reserve the right to modify or terminate the Systematic Withdrawal Plan at any time.

Institutional and Financial Intermediary Class Shareholders

         Shareholders of a fund's Institutional Class or Financial Intermediary
Class shares with an initial net asset value of $1,000,000 or more are eligible to participate in the Legg Mason Institutional Funds Systematic Withdrawal Plan.
Receipt of payment of proceeds of redemptions made through the Systematic
Withdrawal Plan will be wired through ACH to your checking or savings account -
redemptions of fund shares may occur on any business day of the month and the checking or savings account will be credited with the proceeds in approximately two business days. Requests must be made in writing to Legg Mason Institutional
Funds to participate in, change or discontinue the Systematic Withdrawal Plan.
You may change the monthly amount to be paid to you or terminate the Systematic
Withdrawal Plan at any time, without charge or penalty, by notifying Legg Mason
Institutional Funds. Each fund, its transfer agent, and Legg Mason Institutional
Funds also reserve the right to modify or terminate the Systematic Withdrawal
Plan at any time.

In General

The amounts paid to you each month are obtained by redeeming sufficient shares from your account to provide the withdrawal amount that you have specified.

Redemptions will be made at the net asset value per share determined as of the close of regular trading on the New York Stock Exchange ("Exchange") (normally
4:00 p.m., Eastern time) on the day corresponding to the redemption option designated by the investor. If the Exchange is not open for business on that day, the shares will be redeemed at the per share net asset value determined as

                                       34

of the close of regular trading on the Exchange on the next day the Exchange is open. If the redemption option designated is the last day of the month and the
Exchange is not open for business on that day, the shares will be redeemed at the per share net asset value determined as of the previous day the Exchange was open.

Withdrawal payments are treated as a sale of shares rather than as a dividend or other distribution. These payments are taxable to the extent that the total amount of the payments exceeds the tax basis of the shares sold. If the periodic withdrawals exceed reinvested dividends and other distributions, the amount of your original investment may be correspondingly reduced.

Ordinarily, you should not purchase additional shares of the fund in which you have an account if you maintain a Systematic Withdrawal Plan, because there are tax disadvantages associated with such purchases and withdrawals. No fund will knowingly accept purchase orders from you for additional shares if you maintain a Systematic Withdrawal Plan unless your purchase is equal to at least one year's scheduled withdrawals. In addition, Primary Class shareholders who maintain a Systematic Withdrawal Plan may not make periodic investments under
Future First.

Other Information Regarding Redemption

         Each fund reserves the right to modify or terminate the wire, telephone or Internet redemption services described in the Prospectus and this SAI at any time.

         The date of a payment for redemption may not be postponed for more than seven days, and the right of redemption may not be suspended by a fund or its distributor, except (i) for any periods during which the Exchange is closed
(other than for customary weekend and holiday closings), (ii) when trading in markets a fund normally utilizes is restricted, or an emergency, as defined by rules and regulations of the SEC, exists, making disposal of that fund's investments or determination of its net asset value not reasonably practicable, or (iii) for such other periods as the SEC by regulation or order may permit for protection of a fund's shareholders. In the case of any such suspension, you may either withdraw your request for redemption or receive payment based upon the net asset value next determined after the suspension is lifted.

         Foreign securities markets may be open for trading on days when the funds are not open for business. The net asset value of fund shares may be significantly affected on days when investors do not have access to their respective fund to purchase and redeem shares.

         Clients of certain financial intermediaries that maintain omnibus accounts with the funds' transfer agent may obtain shares through those financial intermediaries. Such financial intermediaries may receive payments from the funds' distributor for account servicing, and may receive payments from their clients for other services performed. Investors may be able to purchase shares from LMIS without receiving or paying for such other services.

Redemption In-Kind

         Each fund reserves the right, under certain conditions, to honor any request for redemption by making payment in whole or in part by securities valued in the same way as they would be valued for purposes of computing that fund's net asset value per share. Because redemption in-kind may be used at times of unusual illiquidity in the markets, these valuation methods may include fair value estimations. If payment is made in securities, a shareholder should expect to incur brokerage expenses in converting those securities into cash and the market price of those securities will be subject to fluctuation until they are sold. Each fund does not redeem "in-kind" under normal circumstances, but would do so where its adviser determines that it would be in the best interests of that fund's shareholders as a whole. A redemption in-kind may be considered the sale of securities by a fund to the party receiving the securities.
Redemptions in-kind will not be done with LMIS or other affiliated persons of the fund except as permitted by SEC rules or orders, or other interpretive guidance from regulators.

                                       35

Transferring Legg Mason Fund Shares to Another Securities Dealer or Other
Financial Intermediary

         You may transfer fund shares only to another securities dealer or other financial intermediary that has entered into an agreement with the distributor or one of its affiliates with respect to the particular fund. Some securities dealers and financial intermediaries may have agreements with LMIS or one of its affiliates with respect to some funds and not others. Depending on the dealer to which you transfer the shares, certain shareholder services may not be available for the transferred shares. After the transfer, you may purchase additional fund shares. All future trading of particular fund shares, including exchanges, is subject to the rules of the dealer or intermediary and its continued agreement with the distributor that permits such trading.

         You should contact your securities dealer, financial intermediary or the fund for further information on transferring fund shares.

                            VALUATION OF FUND SHARES

         Net asset value of a fund's shares is determined daily for each class as of the close of regular trading on the Exchange, on every day the Exchange is open, by dividing the value of the total assets attributable to that class, less liabilities attributable to that class, by the number of shares of that class outstanding. Pricing will not be done on days when the Exchange is closed. The
Exchange currently observes the following holidays: New Year's Day, Martin
Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence
Day, Labor Day, Thanksgiving Day and Christmas Day. As described in the
Prospectuses, securities for which market quotations are readily available are valued at current market value. Securities traded on an exchange are normally valued at last sale prices. Securities traded on The Nasdaq Stock Market, Inc.
("Nasdaq") are valued in accordance with the Nasdaq Official Closing Price, which may not be the last sale price. Other OTC securities, and securities traded on exchanges for which there is no sale on a particular day (including debt securities), are valued at the mean of latest closing bid and asked prices.
A fund values its foreign securities in U.S. dollars on the basis of foreign currency exchange rates prior to the close of trading on the Exchange, generally, 2:00 p.m. Eastern time. Fixed-income securities generally are valued using market quotations or independent pricing services that use prices provided by market makers or estimates of market values. All other securities are valued at fair value as determined under procedures approved by each Corporation's
Board of Directors. The funds may also use fair value pricing instead of market quotations to value securities if, because of special circumstances, a fund believes fair value pricing would more accurately reflect the price it expects to realize on a current sale of the securities. Premiums received on the sale of put or call options are included in the net asset value of each class, and the current market value of options sold by a fund will be subtracted from net assets of each class.

Disclosure of Portfolio Holdings

         Each Board of Directors has adopted the following policy with respect to the disclosure of each fund's portfolio holdings. Each Board of Directors believes the policy is in the best interests of the funds and their shareholders and that it strikes an appropriate balance between the desire of investors for information about the funds' portfolio holdings and the need to protect the funds from potentially harmful disclosures. The extent of these disclosures and when they will be made was reviewed and approved by each Board of Directors upon the recommendations of the funds' investment advisers. Each Board of Directors will be provided with reports regarding any determinations made by the Chief
Legal Officer pursuant to the policy and any other material issues arising under the policy and can exercise oversight over the operation of the policy.

         POLICY. Except as described below, no portfolio holdings information of a fund shall be provided to any individual, investor, or other person or entity unless specifically authorized by the Chief Legal Officer or a person authorized by the Chief Legal Officer.

                                       36

         PUBLIC DISCLOSURE OF PORTFOLIO HOLDINGS. Each fund distributes complete portfolio holdings information to its shareholders through semi-annual and annual reports first mailed to shareholders within sixty days after period ends.
Such semi-annual and annual reports are also made available to the public through postings at the same time on the Legg Mason Funds' website at
www.leggmasonfunds.com. Additionally, complete portfolio holdings information is filed with the SEC on Form N-Q for the first and third quarters of the funds'
fiscal year. Each of the Corporation's reports and their Form N-Q filings are available at the website of the SEC at www.sec.gov.

         Complete portfolio holdings information as of quarter-end may be disclosed no sooner than the last business day of the month following such quarter-end, provided that such information has been made available to the public through postings on the Legg Mason Funds' website at least one day previously.

         Partial information concerning each fund's portfolio holdings (such as top ten holdings) may be provided to shareholders and other persons in fact sheets and other formats on a monthly or quarterly basis no sooner than 11 business days after quarter or month end, provided that such information has been made available to the public through postings on the Legg Mason Funds'
website at least one day previously.

         Complete or partial portfolio holdings information may be included in responses to Requests for Proposal, Pitch Books or similar marketing materials, provided that such information is based only on the latest portfolio holdings information publicly available in accordance with the funds' policy.

         NON-PUBLIC DISSEMINATION OF PORTFOLIO HOLDINGS INFORMATION. From time to time, portfolio holdings that are not publicly available may be required by third parties in order to perform various services for the fund. Such entities may be provided with information more current than the latest publicly-available portfolio holdings only if the Chief Legal Officer determines that 1) more current information is necessary in order for the third party to complete its task, 2) the fund has a legitimate need for disclosing the information, and 3)
the third party has agreed in writing (or is otherwise required by virtue of a written code of ethics, professional responsibility, governmental or SRO rules or fiduciary duty) to keep the information confidential, to use it only for the agreed-upon purpose(s), and not to trade securities on the basis of the information. No consideration may be received by any party for providing non-public portfolio holdings information to any third party, except consideration received by each fund in connection with the services being provided to it by the third party which receives the non-public information. The investment adviser and its affiliates shall not be deemed to have received consideration solely by the fact that services provided to each fund may result in sales of fund shares.

     At the present time, the Corporation's have ongoing arrangements with the following parties to provide them with non-public portfolio holdings information:

     Service Providers:

     State Street Bank and Trust Company - Information is provided daily with no time lag.

     Ernst & Young LLP - Information is provided as needed with no time lag.

     PricewaterhouseCoopers LLP - Information is provided as needed with no time lag.

     Kirkpatrick & Lockhart Nicholson Graham LLP - Information is provided with
     Board of Directors materials approximately four to six weeks after quarter-end and may be provided at other times as needed with no time lag.

     Institutional Shareholder Services - Information is provided daily with no time lag.

                                       37

     Other Third Parties:

     Lipper Analytical Services Corporation - Information is provided quarterly with a time lag of five business days.

     Russell/Mellon Analytical Services - Information is provided monthly with a time lag of 3 business days.

         In all cases, the party receiving the information has agreed in writing
(or is otherwise required by virtue of a written code of ethics, professional responsibility, governmental or SRO rules or fiduciary duty) to keep the information confidential, to use it only for the agreed-upon purpose(s) and not to trade securities on the basis of such information.

         Additionally, each fund may occasionally reveal certain of its current portfolio holdings information to broker-dealers in connection with that broker-dealer executing securities transactions on behalf of the fund. In such a case, a fund does not enter into a formal confidentiality agreement with the broker-dealer but relies on the broker-dealer's obligations based on statutes, rules, and fiduciary obligations, not to trade based on the information or otherwise use it improperly. The fund would not continue to conduct business with a broker dealer whom the fund's investment adviser believed was misusing the disclosed information.

         Each Corporation's Board of Directors, officers, and certain LMIS employees, including funds accounting, legal, compliance, marketing, administrative personnel and members of certain LMIS committees or groups, have access to each fund's portfolio holdings information prior to the time it is made public. All such persons are subject to a Code of Ethics that requires that portfolio holdings information be kept confidential and that they not trade securities on the basis of such information.

         Each fund may also provide certain information (other than complete portfolio holdings) as set forth in paragraphs 1 and 2 below that is related to each fund's portfolio holdings or derived from each fund's portfolio holdings to individual and institutional shareholders, prospective shareholders, intermediaries working on behalf of these persons (including consultants and fiduciaries of 401(k) plans), and the media even if the information has not been made publicly available on the Legg Mason Funds website or in other published form, so long as the Chief Legal Officer determines that the fund has a legitimate business purpose for disclosing the information and the dissemination cannot reasonably give the recipient an advantage in trading fund shares or in any other way harm the fund or its shareholders.

1.   A small number of portfolio holdings (including  information that a fund no longer holds a particular security).  However, information about a security may not be released if it could  reasonably  be seen to interfere  with the current or future purchase or sale activities of the fund or is contrary to applicable  law. In this  respect,  information  about  intended or ongoing transactions may not be released.  However, such disclosure may not be made
     pursuant  to  ongoing   arrangements   with  third  parties  to  make  such
     information available.

2.   General  information  about the  portfolio  holdings that cannot be used to determine the fund's portfolio holdings or any portion thereof.  This would include such  characteristics of the fund as portfolio  volatility,  median capitalization,  percentages  of  international  and  domestic  securities, sector allocations,  yields, performance attribution,  types of bonds, term structure exposure, bond maturities, and duration.

         The Chief Legal Officer may authorize another person to make the determinations required under this policy. If consistent with the best interests of the fund and its shareholders, such determinations (whether made by the Chief
Legal Officer or his/her designee) do not necessarily need to be made each time the information is disclosed. For example, such determinations may be made with respect to general categories or information or a particular type of information disclosed to a particular third party or category of third party.

                                       38

                             PERFORMANCE INFORMATION

Total Return Calculations

         Average annual total return quotes used in a fund's advertising and other promotional materials ("Performance Advertisements") are calculated separately for each class according to the following formulas: Before-Tax

                  P(1+T)^n      =       ERV

where:            P             =       a hypothetical initial payment of $1,000
                  T             =       average annual total return
                  n             =       number of years
                  ERV           =       ending redeemable value of a
                                        hypothetical $1,000 payment
                                        made at the beginning of
                                        the 1-, 5-, or 10-year
                                        periods at the end of the
                                        1-, 5- or 10-year periods
                                        (or fractional portion thereof).

After-Tax

Pre-liquidation return (average annual total return after taxes on distributions):

                  P(1+T)^n      =        ATVD

where:            P             =       a hypothetical initial payment of $1,000
                  T             =       average annual total return (after taxes
                                        on distributions)
                  n             =       number of years
                  ATVD          =       ending value of hypothetical $1,000
                                        payment made at the beginning of the 1-,
                                        5-, or 10-year periods at the end of the
                                        1-, 5- or 10-year periods (or fractional
                                        portion thereof) after taxes on fund
                                        distributions but not after taxes on
                                        redemption.

Post-liquidation return (average annual total return after taxes on distributions and on redemption)

                  P(1+T)^n     =       ATVDR

(Assumptions are the same, except that "DR" calculates the ending value after taxes on distributions and on redemption.)

         Under the foregoing formulas, the time periods used in Performance
Advertisements will be based on rolling calendar quarters, updated at least to the last business day of the most recent available quarter prior to submission of the Performance Advertisements for publication. During times of market volatility, performance may vary greatly from the reported quarter-end average annualized returns; please contact Legg Mason Funds Investor Services,
www.leggmasonfunds.com (Primary Class shares) or www.lminstitutionalfunds.com
(Institutional Class and Financial Intermediary Class shares) for more current performance information. Total return, or "T" in the formulas above, is computed by finding the average annual change in the value of an initial $1,000 investment over the period. In calculating the ending redeemable value, all dividends and other distributions by a fund are assumed to have been reinvested at net asset value on the reinvestment dates during the period.

                                       39

               TAX-DEFERRED QUALIFIED PLANS - PRIMARY CLASS SHARES

         Investors may invest in Primary Class shares of a fund through IRAs, simplified employee pension plans ("SEPs"), savings incentive match plans for employees ("SIMPLES"), other qualified retirement plans and Coverdell ESAs
(collectively, "qualified plans"). In general, income earned through the investment of assets of qualified plans is not taxed to their beneficiaries until the income is distributed to those beneficiaries (or, in the case of Roth
IRAs and Coverdell ESAs, not at all if certain conditions are satisfied).
Investors who are considering establishing a qualified plan should consult their attorneys or other tax advisers with respect to individual tax questions. Please consult your financial adviser for further information with respect to these plans.

Individual Retirement Account - IRA

         TRADITIONAL IRA. Certain Primary Class shareholders who receive compensation, including earnings from self-employment, may establish and make contributions to an IRA. Your IRA contributions can be tax-deductible if neither you nor your spouse is an active participant in a qualified employer or government retirement plan. If you or your spouse is an active participant in such a plan, your IRA contribution may be deductible, in whole or in part, depending on the amount of your and your spouse's combined adjusted gross income. In addition, all earnings grow tax-deferred until withdrawn, at which point distributions are taxed as ordinary income to you, usually after age 59
1/2, when you may be in a lower tax bracket. Withdrawals made before age 59 1/2 are generally subject to a 10% penalty.

         ROTH IRA. Unlike a traditional IRA, a Roth IRA is only available to individuals who meet certain "modified adjusted gross income" (MAGI)
limitations. Under certain circumstances, a traditional IRA may be converted to a Roth IRA; these conversions are, however, subject to federal income tax.

         Contributions to a Roth IRA are not deductible; however, earnings accumulate tax-free in a Roth IRA, and withdrawals of earnings are not subject to federal income tax if the account has been held for at least five years (or in the case of earnings attributable to conversions of a traditional IRA, the conversion occurred more than five years before the withdrawal) and the account holder has reached age 59 1/2 (or certain other conditions apply).

Simplified Employee Pension Plan - SEP

         LMIS makes available to corporate and other employers a SEP for investment in Primary Class shares of a fund.

Savings Incentive Match Plan for Employees - SIMPLE

         An employer with no more than 100 employees that does not maintain another qualified retirement plan may establish a SIMPLE, either as separate
IRAs or as part of a Code section 401(k) plan. A SIMPLE, which is not subject to the complicated nondiscrimination rules that generally apply to other qualified retirement plans, allows certain employees to make elective contributions of up to certain amounts each year and requires the employer to make matching contributions of up to 3% of each such employee's salary or a 2% non-elective contribution.

Coverdell Education Savings Account - Coverdell ESA

         A Coverdell ESA provides a vehicle for saving for a child's education.
A Coverdell ESA may be established for the benefit of any minor, and any person whose MAGI does not exceed certain levels may contribute to a Coverdell ESA, subject to certain annual limits on contributions. Contributions are not deductible and may not be made after the beneficiary reaches age 18; however, earnings accumulate tax-free, and withdrawals are not subject to tax if used to pay the qualified education expenses of the beneficiary (or a qualified family member).

                                       40

         For further information regarding any of the above qualified plans, including MAGI limitations, contact your financial adviser or Legg Mason Funds
Investor Services at 1-800-822-5544.

Withholding

         Withholding at the rate of 20% is required for federal income tax purposes on certain distributions (excluding, for example, certain periodic payments) from qualified retirement plans (except IRAs and SEPs), unless the recipient transfers the distribution directly to an "eligible retirement plan"
(including IRAs and other qualified retirement plans) that accepts those distributions. Other distributions generally are subject to regular wage withholding or to withholding at the rate of 10% (depending on the type and amount of the distribution), unless the recipient elects not to have any withholding apply. Investors should consult their plan administrator or tax adviser for further information.

                             MANAGEMENT OF THE FUNDS

         Under applicable law, each Board of Directors is responsible for management of its respective Corporation and provides broad supervision over its affairs. Each Corporation's officers manage the day-to-day operations of the
Corporation under the general direction of the Corporation's Board of Directors.

         The standing committees of each Board of Directors include an Audit
Committee, a Nominating Committee and an Independent Directors Committee. All
directors who are not "interested persons" of the Corporation, as defined in the
1940 Act, are members of all three committees.

         The Audit Committee of each Board of Directors meets at least twice a year with each Corporation's independent registered public accounting firm and officers to consider issues relating to the accounting principles used by the
Corporation, the auditor's assessment of the adequacy of internal controls, the qualifications and fees of the independent registered public accounting firm, the scope of the audit services and any permissible non-audit services for which they are retained, the results of the audit and other matters. The Nominating
Committee of each Board of Directors meets as necessary to review and nominate candidates for positions as directors, to fill vacancies on each Board of
Directors, and to evaluate the performance of directors. The selection and nomination of candidates to serve as independent directors to the fund is committed to the discretion of the funds' current independent directors. The
Independent Directors Committee of each Board of Directors considers matters related to fund operations and oversees issues related to the independent directors. During the last fiscal year, the Audit Committee of each Board of
Directors met four times, the Nominating Committee of each Board of Directors met one time and the Independent Directors Committee of each Board of Directors met four times.

         The table below provides information about the Corporation's directors and officers, including biographical information about their business experience and information about their relationships with Legg Mason, Inc. and its affiliates. The mailing address of each director and officer is 100 Light
Street, 23rd Floor, Baltimore, Maryland 21202, Attn: Fund Secretary. The
Nominating Committee will accept recommendations for nominations from any source it deems appropriate. Shareholders may forward recommendations to the Fund
Secretary at the above address.

                                       41

                                              Term of Office     Number of
                           Position(s) Held    and Length of     Funds in          Other
     Name and Year             With the            Time        Fund Complex    Directorships        Principal Occupation(s)
        of Birth             Corporation        Served (1)       Overseen          Held            During the Past Five Years
        --------             -----------        ----------       --------          ----            --------------------------
INDEPENDENT DIRECTORS:

Hearn, Ruby P.                 Director         Since 2004       Director/         None        Senior Vice President Emerita of
1940                                                            Trustee of                     The Robert Wood Johnson
                                                                 all Legg                      Foundation since 2001. Formerly:
                                                                Mason funds                    Senior Vice President of The
                                                                consisting                     Robert Wood Johnson Foundation
                                                                   of 23                       (1996-2001).
                                   portfolios.

Lehman, Arnold L.              Director         Since 1998       Director/         None        Director of The Brooklyn Museum
1944                                                            Trustee of                     of Art since 1997; Trustee of
                                                                 all Legg                      American Federation of Arts since
                                                                Mason funds                    1998. Formerly: Director of The
                                                                consisting                     Baltimore Museum of Art
                                                                   of 23                       (1979-1997).
                                                                portfolios.

Masters, Robin J.W.            Director         Since 2002       Director/      Chairman of    Retired. Director of Bermuda
1955                                                            Trustee of     the Board of    SMARTRISK (non-profit) since
                                                                 all Legg      Directors of    2001. Formerly: Chief Investment
                                                                Mason funds     Cap-a-Laige    Officer of ACE Limited
                                                                consisting         Ltd.        (insurance) (1986-2000).
                                                                   of 23        (management
                                                                portfolios.     company for
                                                                                charitable
                                                                                  trust);
                                                                                Director of
                                                                              Cheyne Capital
                                                                               International
                                                                                  Limited
                                                                                (investment
                                                                                 advisory
                                                                                   firm);
                                                                                Director of
                                                                                  Cheyne
                                                                                 Property
                                                                                 Holdings
                                                                               Limited (real
                                                                                  estate).

McGovern, Jill E.              Director         Since 1998       Director/         None        Chief Executive Officer of The
1944                                                            Trustee of                     Marrow Foundation since 1993.
                                                                 all Legg                      Formerly: Executive Director of
                                                                Mason funds                    the Baltimore International
                                                                consisting                     Festival (1991 - 1993); Senior
                                                                   of 23                       Assistant to the President of The
                                                                portfolios.                    Johns Hopkins University
                                                                                               (1986-1990).

                                                        42

Mehlman, Arthur S. Director Since 2002 Director/ Trustee of the
Retired. Formerly: Partner, KPMG
1942 Trustee of Royce Family LLP (international accounting all Legg of
Funds firm) (1972-2002). Mason funds consisting of consisting 23 portfolios; of 23 Director of portfolios. Municipal Mortgage &
Equity, LLC.
O'Brien, G. Peter Director Since 1999 Director/ Trustee of the Retired.
Trustee Emeritus of Colgate
1945 Trustee of Royce Family University; Director of Hill all Legg of
Funds House, Inc. (residential home Mason funds consisting of care).
Formerly: Managing consisting 23 portfolios; Director, Equity Capital
Markets of 23 Director of Group of Merrill Lynch & Co. portfolios.
Technology (1971-1999). Investment Capital Corp.
Rowan, S. Ford Director Since 2002 Director/ None Consultant, Rowan
& Blewitt Inc.
1943 Trustee of (management consulting); all Legg Chairman, National
Center for Mason funds Critical Incident Analysis, consisting National
Defense University, of 23 since 2004; Director of Santa Fe portfolios.
Institute (scientific research institute) since 1999.
Tarola, Robert M. Director Since 2004 Director/ None Senior Vice
President and Chief
1950 Trustee of Financial Officer of W. R. Grace all Legg & Co.
(specialty chemicals) since Mason funds 1999. consisting of 23 portfolios.
INTERESTED DIRECTORS:
Curley Jr., John F. Chairman and Since 1998 Chairman and None Chairman
of the Board of all Legg
1939 Director Director/ Mason Funds. Formerly: Vice Trustee of Chairman
and Director of Legg all Legg Mason, Inc. and Legg Mason Wood Mason
funds Walker, Incorporated (1982-1998); consisting Director of Legg
Mason Fund of 23 Adviser, Inc. (1982-1998) and 43

                                                                portfolios.                    Western Asset Management Company
                                                                                               (1986-1998) (each a registered
                                                                                               investment adviser).

Fetting, Mark R.            President and        President       President    Trustee of the   Senior Executive Vice President
1954                           Director       since 2001 and   and Director/   Royce Family    of Legg Mason, Inc.; Director
                                              Director since    Trustee of       of Funds      and/or officer of various Legg
                                                   2002          all Legg      consisting of   Mason, Inc. affiliates since
                                                                Mason funds   23 portfolios.   2000. Formerly: Division
                                                                consisting                     President and Senior Officer of
                                                                   of 23                       Prudential Financial Group, Inc.
                                                                portfolios.                    and related companies, including
                                                                                               fund boards and consulting
                                                                                               services to subsidiary companies
                                                                                               (1991 - 2000); Partner, Greenwich
                                                                                               Associates; Vice President, T.
                                                                                               Rowe Price Group, Inc.

EXECUTIVE OFFICERS:

Karpinski, Marie K.       Vice President      Since 1998           Vice            None        Vice President and Treasurer of
1949                      and Treasurer                          President                     all Legg Mason Funds.  Vice
                                                                    and                        President and Treasurer of Legg
                                                               Treasurer of                    Mason Fund Adviser, Inc. and
                                                                 all Legg                      Western Asset Funds, Inc.;
                                                                Mason funds                    Treasurer and Principal Financial
                                                                consisting                     and Accounting Officer of
                                                                   of 23                       Western Asset Income Fund,
                                                                portfolios.                    Western Asset Premier Bond Fund,
                                                                                               Western Asset/Claymore U.S.
                                                                                               Treasury Inflation Protected
                                                                                               Securities Fund, and Western
                                                                                               Asset/Claymore U.S. Treasury
                                                                                               Inflation Protected Securities
                                                                                               Fund 2.

Merz, Gregory T.            Vice President      Since 2003         Vice            None        Vice President and Deputy General
1958                       and Chief Legal                       President                     Counsel of Legg Mason, Inc. since
                               Officer                           and Chief                     2003. Formerly: Associate General
                                                                   Legal                       Counsel, Fidelity Investments
                                                                Officer of                     (1993-2002).
                                                                 all Legg
                                                                Mason funds
                                                                consisting
                                                                   of 23
                                                                portfolios.

Olmert, Amy M.              Vice President      Since 2004         Vice            None        Senior Vice President of Legg
1963                          and Chief                          President                     Mason, Inc. since 2004.  Chief
                          Compliance Officer                     and Chief                     Compliance Officer of Western
                                                                Compliance                     Asset Funds, Inc., Western Asset
                                                                Officer of                     Income Fund, Western Asset
                                                                 all Legg                      Premier Bond Fund, Western
                                                                Mason funds                    Asset/Claymore U.S. Treasury
                                                                consisting                     Inflation Protected Securities
                                                                   of 23                       Fund, and Western Asset/Claymore
                                                                portfolios.                    U.S. Treasury Inflation Protected

                                                        44

                                                                                               Securities Fund 2 since 2004.
                                                                                               Formerly:  Managing Director,
                                                                                               Deutsche Asset Management
                                                                                               (1997-2004).

      Officers of the Corporation are elected annua
(1)lly to serve until their
         successors are elected and qualified. Directors of the Corporation serve a term of indefinite length until their resignation or removal and stand for re-election by shareholders only as and when required by the 1940 Act.

         Mr. Curley and Mr. Fetting are considered to be interested persons, as defined in the 1940 Act, of each Corporation on the basis of their employment with each fund's investment adviser or its affiliated entities (including each fund's principal underwriter) and Legg Mason, Inc., the parent holding company of those entities, as well as their ownership of Legg Mason, Inc. stock.

         The following table shows each director's ownership of shares of the funds and of all the Legg Mason funds served by the director as of December 31,
2004:

                                                                                         Aggregate Dollar Range of
                                                                                               Shares in the
                                                                                              Legg Mason Funds
    Name of Directors                Dollar Range of Equity Securities in:                   Owned by Directors
INDEPENDENT DIRECTORS:

Hearn, Ruby P.             Value Trust                            $10,001-$50,000                $10,001-$50,000
                           Special Investment Trust                          None
                           American Leading Companies                        None
                           Balanced Trust                                    None
                           Small-Cap Value Trust                             None
                           Financial Services Fund                           None

Lehman, Arnold L.          Value Trust                              Over $100,000                  Over $100,000
                           Special Investment Trust            $50,001 - 100,000
                           American Leading Companies           $10,001 - $50,000
                           Balanced Trust                                    None
                           Small-Cap Value Trust                $10,001 - $50,000
                           Financial Services Fund                           None

Masters, Robin J.W.        Value Trust                                       None               $50,001-$100,000
                           Special Investment Trust             $10,001 - $50,000
                           American Leading Companies                        None
                           Balanced Trust                                    None
                           Small-Cap Value Trust                $10,001 - $50,000
                           Financial Services Fund                           None

McGovern, Jill E.          Value Trust                              Over $100,000                  Over $100,000
                           Special Investment Trust                 Over $100,000
                           American Leading Companies           $10,001 - $50,000
                           Balanced Trust                                    None
                           Small-Cap Value Trust                             None
                            Financial Services Fund                          None

                                                        45

Mehlman, Arthur S.         Value Trust                          $10,001 - $50,000              $50,001 - $100,000
                           Special Investment Trust             $10,001 - $50,000
                           American Leading Companies                        None
                           Balanced Trust                                    None
                           Small-Cap Value Trust                             None
                            Financial Services Fund                          None

O'Brien, G. Peter          Value Trust                              Over $100,000                  Over $100,000
                           Special Investment Trust                 Over $100,000
                           American Leading Companies               Over $100,000
                           Balanced Trust                                    None
                           Small-Cap Value Trust                    Over $100,000
                           Financial Services Fund              $10,001 - $50,000

Rowan, S. Ford             Value Trust                              Over $100,000                  Over $100,000
                           Special Investment Trust                 Over $100,000
                           American Leading Companies           $10,001 - $50,000
                           Balanced Trust                                    None
                           Small-Cap Value Trust                $10,001 - $50,000
                           Financial Services Fund                           None

Tarola, Robert M.          Value Trust                              Over $100,000                  Over $100,000
                           Special Investment Trust                          None
                           American Leading Companies                        None
                           Balanced Trust                                    None
                           Small-Cap Value Trust                             None
                           Financial Services Fund                           None

INTERESTED DIRECTORS:
Curley, John F., Jr.       Value Trust                              Over $100,000                  Over $100,000
                           Special Investment Trust                 Over $100,000
                           American Leading Companies          $50,001 - $100,000
                           Balanced Trust                                    None
                           Small-Cap Value Trust                             None
                           Financial Services Fund                           None

Fetting, Mark R.           Value Trust                              Over $100,000                  Over $100,000
                           Special Investment Trust                          None
                           American Leading Companies          $10,0001 - $50,000
                           Balanced Trust                                    None
                           Small-Cap Value Trust                             None
                           Financial Services Fund                           None

                                                        46

         The following table provides certain information relating to the compensation of each Corporation's directors. None of the Legg Mason Funds has any retirement plan for its directors. However, each director may participate in a deferred compensation plan as discussed below.

Aggregate Compensation Total Compensation From Aggregate Compensation
From Aggregate Each Corporation and Name of Person From Special
Compensation From Fund Complex and Position Value Trust* Investment
Trust* Investors Trust* Paid to Directors**
INDEPENDENT DIRECTORS:
Hearn, Ruby P.
Director $5,579 $5,579 $9,480 $36,250
Lehman, Arnold L.
Director $6,650 $6,650 $11,407 $85,000
Masters, Robin J.W.
Director $5,867 $5,867 $9,980 $71,250
McGovern, Jill E.
Director $5,775 $5,775 $9,837 $75,000
Mehlman, Arthur S. ***
Director $6,258 $6,258 $10,693 $133,221
O'Brien, G. Peter ***
Director $5,775 $5,775 $9,837 $149,350
Rowan, S. Ford
Director $5,579 $5,579 $9,480 $67,500
Tarola, Robert M.
Director $5,579 $5,579 $9,480 $36,250
INTERESTED DIRECTORS:
Curley, John F., Jr.
Chairman of the Board None None None None
and Director
Fetting, Mark R.
President and Director None None None None

*    Represents  compensation  paid to the  directors  for the fiscal year ended
     March 31, 2005.

**   Represents aggregate compensation paid to each director during the calendar year ended December 31, 2004. There are 12 open-end investment companies in the Legg Mason Funds, consisting of 23 portfolios.

***  The  total  compensation  paid to  Messrs.  Mehlman  and  O'Brien  reflects compensation  paid by The Royce  Funds,  consisting  of 23  portfolios,  in addition to that paid by the Legg Mason Funds.

                                                        47

         Officers and directors who are interested persons of each Corporation, as defined in the 1940 Act, receive no salary or fees from the Corporation. For serving as a director/trustee of all of the Legg Mason mutual funds, each director who is not an interested person of the Corporation ("Independent
Director") receives an annual retainer of $30,000 and a fee of $7,500 for each quarterly meeting he or she attends. The Lead Independent Director receives
$10,000 per year and the Chair of the Nominating Committee receives $2,500 per year in additional compensation for their additional time commitment. In addition, the Chair and Deputy Chair of the Audit Committee receive $5,000 and
$2,500 per year, respectively, for their additional time commitments.
Independent Directors will also receive a fee of $3,750 or $1,250 for any special Board meetings they attend in-person or by telephone, respectively.
These fees are allocated to each Legg Mason fund based on average net assets as of December 31 of the previous year. Individual directors may elect, on a voluntary basis, to defer all or a portion of their fees through a deferred compensation plan in effect for each Legg Mason fund. The Legg Mason Funds continue to reimburse Independent Directors for their travel and other out-of-pocket expenses related to their attendance of Board meetings.

         On June 30, 2005, the Directors and Officers of each Corporation beneficially owned in the aggregate less than 1% of any class of each fund's outstanding shares.

         On June 30, 2005, the following shareholders owned of record or beneficially 5% or more of a class of the outstanding shares of the fund. Unless otherwise indicated, each of the shareholders listed below may be contacted c/o the respective Fund at 100 Light Street, 23rd Floor, Baltimore, Maryland 21202,
Attn: Fund Secretary.

NAME and ADDRESS                                        FUND/CLASS                                % OF CLASS HELD

Prudential Investment Management Services fbo Mutual    Value Trust                                   13.94%
Fund Client attn:  Pru Choice                           -Institutional Class
100 Mulberry Street
3 Gateway Center Fl. 11
Newark, NJ 07102-4000

Charles Schwab & Co, Inc.                               Value Trust                                   11.70%
Special Custody Account                                 -Institutional Class
Benefit of Customers
101 Montgomery Street
San Francisco, CA 94104-4122

Fidelity Investments Inst Oper Co., Inc. (FIIOC)        Value Trust                                    9.69%
As Agent for Certain Employee Benefit Plans             -Institutional Class
100 Magellan Way
Mail Zone KWIC
Covington, KY 41015-1999

Chase Manhattan Bank                                    Value Trust                                    5.87%
FBO ADP Retirement and Savings Plan                     -Institutional Class
4 New York Plz #2
New York, NY 10004-2413

National Financial Services Corp.                       Value Trust                                   29.09%
200 Liberty St. 5th Fl.                                 -Financial Intermediary Class
1 World Financial Ctr.
New York, NY 10281-1003

                                       48

John Hancock Life Insurance Company (USA)               Value Trust                                   16.66%
250 Bloor St. East 7th Fl.                              -Financial Intermediary Class
Toronto, Ontario
Canada M4W1E5

Fidelity Investments Inst Oper Co., Inc. (FIIOC)        Value Trust                                    8.83%
As Agent for Certain Employee Benefit Plans             -Financial Intermediary Class
100 Magellan Way
Mail Zone KWIC
Covington, KY 41015-1999

State Street Bank FBO                                   Value Trust                                    8.81%
Citistreet Core Market                                  -Financial Intermediary Class
Battery March Park III
3 Pinehall Drive
Quincy, MA 02169-7422

Great-West Life & Annuity                               Value Trust                                    6.23%
Client Plans FFII                                       -Financial Intermediary Class
8515 E Orchard Rd 2T2
Englewood, CO 80111-5002

Nationwide Trust Co. custodian for Legg Mason Profit    Special Investment Trust                      42.18%
Sharing and 401k plan                                   -Institutional Class
98 San Jacinto blvd. Ste. 100
Austin, TX 78701-4255

Legg Mason Wood Walker, Inc. special custody account    Special Investment Trust                      23.07%
for the exclusive benefit of customers                  -Institutional Class
P.O. Box 1476 Baltimore, MD 21203-1476

Wells Fargo Bank NA fbo Legg Mason Aggressive           Special Investment Trust                      10.45%
P.O. Box 1533                                           -Institutional Class
Minneapolis, MN 55480-1533

Bost & Co.                                              Special Investment Trust                       5.69%
FBO Directed Account Plan                               -Institutional Class
Mutual Fund Operations
PO Box 3198
Pittsburgh, PA 15230-3198

Nationwide Trust Co. custodian for Legg Mason Profit    American Leading Companies                    46.15%
Sharing and 401k plan                                   -Institutional Class
98 San Jacinto Blvd. Ste. 100
Austin, TX 78701-4255

                                                49

Legg Mason Wood Walker, Inc.                            American Leading Companies                    31.21%
P.O. Box 1476                                           -Institutional Class
Baltimore, MD 21202

Legg Mason 529 Plan                                     American Leading Companies                    11.49%
Growth Portfolio                                        -Institutional Class
PO Box 922
Owings Mills, MD 21117-0700

Legg Mason 529 Plan
American Leading Co Portfolio                           American Leading Companies                     6.31%
PO Box 922                                              -Institutional Class
Owings Mills, MD 21117-0700

Legg Mason Wood Walker, Inc. special custody account    Balanced Trust                                70.34%
for the exclusive benefit of customers                  -Institutional Class
P.O. Box 1476 Baltimore, MD 21203-1476

Nationwide Trust Co. custodian for Legg Mason Profit    Balanced Trust                                23.43%
Sharing and 401k plan                                   -Institutional Class
98 San Jacinto blvd. Ste. 100
Austin, TX 78701-4255

Legg Mason Trust                                        Balanced Trust                                 6.22%
PO Box 1476                                             -Institutional Class
Baltimore, MD 21203-1476

Emjayco                                                 Balanced Trust                                 5.62%
FBO American Micro Products                             -Financial Intermediary Class
401K Plan
PO Box 17909
Milwaukee, WI 53217

Nationwide Trust Co. custodian for Legg Mason Profit    Small Cap Value Trust                         45.85%
Sharing and 401k plan                                   -Institutional Class
98 San Jacinto blvd. Ste. 100
Austin, TX 78701-4255

Legg Mason Wood Walker Inc.                             Small Cap Value Trust                         33.49%
PO Box 1476                                             -Institutional Class
Baltimore, MD 21203-1476

Legg Mason 529 Plan                                     Small Cap Value Trust                         12.76%
Growth Portfolio                                        -Institutional Class
PO Box 922
Owings Mills, MD 21117-0700

               THE FUNDS' INVESTMENT ADVISER/MANAGER/ADMINISTRATOR

         LMCM, a Maryland corporation, is located at 100 Light Street,
Baltimore, Maryland 21202. LMCM is a wholly owned subsidiary of Legg Mason, Inc.
("Legg Mason"), which is also the parent of LMIS and Legg Mason Fund Adviser,
Inc. ("LMFA"). LMCM serves as manager and investment adviser to Value Trust,
Special Investment Trust and American Leading Companies pursuant to separate
Investment Advisory and Management Agreements with each fund (each, a
"Management Agreement").

                                       50

         LMFA, a Maryland corporation, is located at 100 Light Street,
Baltimore, Maryland 21202. LMFA serves as manager to Balanced Trust, Small-Cap
Value Trust, and Financial Services Fund under separate Investment Advisory
Agreements with each fund (each, a "Management Agreement"). LMFA serves as administrator to Value Trust, Special Investment Trust and American Leading
Companies pursuant to separate Sub-Administration Agreements with LMCM (each, a
"Sub-Administration Agreement").

         Each Management Agreement provides that, subject to overall direction by the fund's Board of Directors, LMCM/LMFA manages or oversees the investment and other affairs of each fund. LMCM/LMFA is responsible for managing each fund consistent with the 1940 Act, the Code, and the fund's investment objective and policies described in its Prospectus and this SAI. LMCM/LMFA is obligated to (a)
provide each fund with office facilities and personnel and maintain each fund's books and records; (b) supervise all aspects of each fund's operations; (c) bear the expense of certain informational and purchase and redemption services to each fund's shareholders; (d) arrange, but not pay for, the periodic updating of prospectuses and preparing proxy materials, tax returns and reports to shareholders and state and federal regulatory agencies; and (e) report regularly to each fund's officers and directors. In addition, LMCM has agreed to reduce advisory fees for Value Trust and Special Investment Trust in an amount equal to those funds' auditing fees and compensation of their independent directors.
LMCM/LMFA and its affiliates pay all compensation of directors and officers of each fund who are officers, directors or employees of LMCM/LMFA. Each fund pays all of its expenses which are not expressly assumed by LMCM/LMFA. These expenses include, among others, interest expense, taxes, brokerage fees and commissions, expenses of preparing and printing prospectuses, proxy statements and reports to shareholders and of distributing them to existing shareholders, custodian charges, transfer agency fees, distribution fees to LMIS, each fund's distributor, compensation of the independent directors, legal and audit expenses, insurance expenses, shareholder meetings, proxy solicitations, expenses of registering and qualifying fund shares for sale under federal and state law, governmental fees and a portion of expenses incurred in connection with membership in investment company organizations. A fund also is liable for such nonrecurring expenses as may arise, including litigation to which the fund may be a party. A fund may also have an obligation to indemnify its directors and officers with respect to litigation.

         Management and Advisory fees are allocated among each class based on their pro rata share of fund assets.

         LMCM receives for its services to Value Trust, Special Investment Trust and American Leading Companies a management fee, calculated daily and payable monthly.
                                                   Fee Rate
  Value                           Trust 0.70% up to $2 billion of average daily
                                  net assets; and 0.65% of average daily net
                                  assets exceeding $2 billion

  Special Investment Trust        0.70% up to $2 billion of average daily net
                                  assets; and 0.65% of average daily net
                                  assets exceeding $2 billion

  American Leading Companies      0.70% up to $2 billion of average daily net
                                  assets; and 0.65% of average daily net assets
                                  exceeding $2 billion

         LMCM currently intends to voluntarily waive fees or reimburse expenses so the expenses of American Leading Companies (exclusive of taxes, interest, brokerage and extraordinary expenses) do not exceed the annual rate of average daily net assets for each class as follows: 1.95% for Primary Class shares;
0.95% for Institutional Class shares; and 1.20% for Financial Intermediary Class shares. These voluntary waivers are currently expected to continue until August
1, 2006, but may be terminated at any time.

                                       51

         LMFA receives for its services to Balanced Trust, Small-Cap Value Trust and Financial Services Fund a management fee, calculated daily and payable monthly.

                                                   Fee Rate
  Balanced Trust                  0.75% of average daily net assets

  Small-Cap Value Trust           0.85% up to $100 million of average daily net
                                  assets; 0.75% between $100 million and $1
                                  billion of average daily net assets; and
                                  0.65% of average daily net
                                  assets exceeding $1 billion

  Financial Services Fund         1.00% up to $100 million of average daily net
                                  assets; 0.75% between $100 million and $1
                                  billion of average daily net assets; and
                                  0.65% of average daily net
                                  assets exceeding $1 billion

         LMFA currently intends to voluntarily waive fees or reimburse expenses for Balanced Trust, Small-Cap Value Trust and Financial Services Fund for
expenses related to Primary Class shares (exclusive of taxes, interest, brokerage and extraordinary expenses) in excess of the following amounts for the noted periods. These voluntary waivers are currently expected to continue until
August 1, 2006, but may be terminated at any time.

                                                           Expense Cap                   Expiration Date
  Balanced Trust - Primary Class                              1.85%                       August 1, 2006
  Small-Cap Value Trust - Primary Class                       2.00%                       August 1, 2006
  Financial Services Fund - Primary Class                     2.25%                       August 1, 2006

         LMFA currently intends to voluntarily waive fees or reimburse expenses for Balanced Trust, Small-Cap Value Trust and Financial Services Fund for
expenses related to Institutional Class shares, and Financial Intermediary Class shares of Balanced Trust and Financial Services Fund, (exclusive of taxes, interest, brokerage and extraordinary expenses) in excess of the following amounts for the noted periods. These voluntary waivers are currently expected to continue until August 1, 2006, but may be terminated at any time.

                                                          Expense Cap                    Expiration Date
  Balanced Trust
       Institutional Class                                   1.10%                        August 1, 2006
       Financial Intermediary Class                          1.35%                        August 1, 2006
  Small-Cap Value Trust -
       Institutional Class                                   1.00%                        August 1, 2006
  Financial Services Fund -
       Institutional Class                                   1.25%                        August 1, 2006
       Financial Intermediary Class                          1.50%                        August 1, 2006

         For the fiscal years ended March 31, the funds incurred advisory fees of (prior to fees waived):

                                                      2005                  2004                  2003
  Value Trust                                     $100,782,813           $80,518,233         $61,755,665
  Special Investment Trust                         $24,262,904           $20,595,704         $15,067,331
  American Leading Companies                        $4,668,138            $3,945,246          $3,526,401
  Balanced Trust                                      $446,963              $449,344            $423,500
  Small-Cap Value Trust                             $1,927,087            $1,580,482          $1,456,878
  Financial Services Fund                             $678,054              $611,638            $521,078

                                       52

For the fiscal years ended March 31, the following advisory fees were waived by
LMFA:

                                                      2005                  2004                  2003
  Value Trust                                         $87,695               $94,081              $81,438
  Special Investment Trust                            $70,841               $74,732              $60,044
  Balanced Trust                                      $43,396               $11,998              $39,636
  Small-Cap Value Trust                                    $0                    $0              $97,506
  Financial Services Fund                             $64,006               $28,135              $76,175

         Pursuant to Sub-Administration Agreements between LMCM and LMFA, LMFA agrees, among other things, to provide Value Trust, Special Investment Trust, and American Leading Companies with office facilities and personnel, maintain the funds' books and records and supply the directors and officers of the funds with statistical reports and information regarding the funds. For LMFA's services to the funds, LMCM, not the funds, pays LMFA 0.05% of each fund's average daily net assets.

         Barrett, 90 Park Avenue, New York, New York 10016, an affiliate of
LMIS, serves as investment sub-adviser to Financial Services Fund under a
Sub-Advisory Agreement between Barrett and LMFA ("Sub-Advisory Agreement"), effective May 1, 2003. Under the Sub-Advisory Agreement, Barrett is responsible, subject to the general supervision of the Manager and the fund's Board of
Directors, for the actual management of the fund's assets, including responsibility for making decisions and placing orders to buy, sell or hold a particular security. For Barrett's services to Financial Services Fund, LMFA
(not the fund) pays Barrett a fee computed daily and payable monthly, at an annual rate equal to 60% of the fee received from the fund, net of any waivers by LMFA, under the Management Agreement. From November 16, 1998 (commencement of operations) until April 30, 2003, Gray, Seifert & Co., Inc. ("Gray Seifert")
served as the fund's investment adviser. The advisory personnel who previously managed the fund as employees of Gray Seifert continue to do so as employees of
Barrett. For the fiscal year ended March 31, 2005 and the period May 1, 2003 to
March 31, 2004, Barrett received $368,428 and $328,186, respectively, in advisory fees on behalf of Financial Services Fund. For the period April 1, 2003 to April 30, 2003 and the fiscal year ended March 2003, Gray Seifert received
$21,916 and $266,942, respectively, in advisory fees on behalf of Financial
Services Fund.

         Bartlett, 36 East Fourth Street, Cincinnati, Ohio 45202, an affiliate of LMIS, serves as investment adviser to Balanced Trust pursuant to an
Investment Advisory Agreement between Bartlett and LMFA ("Sub-Advisory
Agreement"). Under the Sub-Advisory Agreement, Bartlett is responsible, subject to the general supervision of the Manager and the fund's Board of Directors, for the actual management of the fund's assets, including responsibility for making decisions and placing orders to buy, sell or hold a particular security. For
Bartlett's services to the fund, LMFA (not the fund) pays Bartlett a fee, computed daily and payable monthly, at an annual rate equal to 66 2/3% of the fee received by LMFA from the fund, net of any waivers by LMFA. For the fiscal years ended March 31, 2005, 2004 and 2003, Bartlett received $269,058, $291,564 and $255,909, respectively, in advisory fees on behalf of Balanced Trust.

         Brandywine Asset Management, LLC ("Brandywine"), 201 North Walnut
Street, Wilmington, Delaware, an affiliate of LMIS, serves as investment adviser to Small-Cap Value Trust pursuant to an Investment Advisory Agreement between
Brandywine and LMFA ("Sub-Advisory Agreement"). Under the Sub-Advisory
Agreement, Brandywine is responsible, subject to the general supervision of LMFA and Investors Trust's Board of Directors, for the actual management of the fund's assets, including responsibility for making decisions and placing orders to buy, sell or hold a particular security. For Brandywine's services to the fund, LMFA (not the fund) pays Brandywine a fee, computed daily and payable monthly, at an annual rate equal to 0.50% of the fund's average daily net assets or 58.8% of the fee received by LMFA from the fund, net of any waivers by LMFA.
For the fiscal years ended March 31, 2005, 2004 and 2003, Brandywine received
$1,133,127, $929,323 and $799,311, respectively, in advisory fees on behalf of
Small-Cap Value Trust.

                                       53

         Under each Management Agreement or Sub-Advisory Agreement, each fund has the non-exclusive right to use the name "Legg Mason" until that Agreement is terminated, or until the right is withdrawn in writing by LMCM or LMFA, as appropriate.

         Under each Management Agreement, Sub-Administration Agreement and
Sub-Advisory Agreement, LMCM/LMFA/Bartlett/Brandywine/Barrett will not be liable for any error of judgment or mistake of law or for any loss by a fund in connection with the performance of the Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard of its obligations or duties under the respective Agreement.

         Each Management Agreement and Sub-Advisory Agreement terminates automatically upon assignment and is terminable at any time without penalty by vote of the respective Board of Directors, by vote of a majority of the fund's outstanding voting securities, or by LMFA/LMCM/Bartlett/Brandywine/Barrett, on not less than 60 days' notice to the other party to the Agreement, and may be terminated immediately upon the mutual written consent of all parties to the
Agreement. Each Sub-Advisory Agreement terminates immediately upon termination of the associated Management Agreement.

Portfolio Manager and Assistant Portfolio Manager

Value Trust.  Bill Miller serves as portfolio  manager and Mary Chris Gay serves as assistant portfolio manager to Value Trust. The tables below provide information regarding other accounts for which Mr. Miller and Ms. Gay have day-to-day management responsibility.  Ms. Gay became assistant portfolio manager to the fund in March 2006.

Bill Miller
As of March 31, 2005(a):

                                                                        Number of Accounts
                                  Number of                             Managed for which       Assets Managed for
                                   Accounts                              Advisory Fee is       which Advisory Fee is
       Type of Account             Managed      Total Assets Managed   Performance-Based(b)      Performance-Based
Registered Investment                 4               $7,934,032,211           None                     $0
Companies
Other pooled investment              None                $0                    None                     $0
vehicles
Other accounts                       None                $0                    None                     $0

(a)  Value Trust and one of the other registered  investment companies for which
     Mr. Miller is primarily  responsible  for  day-to-day  management  serve as model  portfolios for other  registered  investment  companies and separate accounts  that are managed on a  day-to-day  basis by other LMCM  portfolio managers.  As of March 31,  2005,  the total  assets in these other accounts was $19,763,168,906.

(b)  Five of the accounts managed by other portfolio  managers,  which use Value
     Trust as a model portfolio, pay performance fees. As of March 31, 2005, the total assets in these accounts was $1,376,393,997. As previously noted, the portfolio  manager  for  Value  Trust  is  not  primarily  responsible  for day-to-day management of these accounts except insofar as his investment decisions serve as models for action by the other LMCM managers.

         As of March 31, 2005, Mr. Miller beneficially owned shares of Value
Trust with a value of between $500,001 and $1,000,000. As of May 31, 2005, Mr.
Miller beneficially owned shares of the fund with a value in excess of
$1,000,000.

                                       54

     Mr. Miller serves as Chairman and Chief Investment Officer for Legg Mason
Capital Management,  Inc. and Legg Mason Funds Management,  Inc., and
Managing  Member for LMM,  LLC.  The  portfolio  manager  has an  ownership interest in LMM, LLC and, therefore,  receives a portion of its profits. He also has an employment  contract with Legg Mason, Inc. that is designed to compensate him in a similar manner based on the financial results of Legg Mason Funds
Management, Inc. and Legg Mason Capital Management, Inc. Mr. Miller is also eligible to receive employee benefits, including, but not limited to, health care and other insurance  benefits, participation in the Legg Mason 401(k)
program, and participation in other Legg Mason deferred compensation plans.

Mary Chris Gay
As of March 31, 2006:

                                                                        Number of Accounts
                                  Number of                             Managed for which       Assets Managed for
                                   Accounts                              Advisory Fee is       which Advisory Fee is
       Type of Account             Managed      Total Assets Managed   Performance-Based(b)      Performance-Based
Registered Investment                 7               $2,725,254,469           None                     $0
Companies
Other pooled investment              16               $8,249,208,613            1                  $292,280,891
vehicles
Other accounts                       None                $0                    None                     $0

     As of March 31, 2006, Ms. Gay beneficially owned shares of Value Trust with a value of between $100,000 and $500,000.

     Ms. Gay is paid a fixed  base  salary and a bonus.  Bonus  compensation  is reviewed annually and is determined by a number of factors,  including the total value of the assets,  and the growth in assets,  managed by Ms. Gay (these are a function of  performance,  retention of assets,  and flows of new  assets),  Ms.
Gay's contribution to the investment  manager's research process,  and trends in industry compensation levels and practices.

     Ms. Gay is also  eligible to receive  stock  options  from Legg Mason based upon an assessment of her contribution to the success of the company, as well as employee  benefits,  including,  but not  limited  to,  health  care  and  other insurance  benefits,  participation  in  the  Legg  Mason  401(k)  program,  and participation in other Legg Mason deferred compensation plans.

                                       55

Special Investment Trust. Samuel M. Peters serves as portfolio manager to
Special  Investment  Trust.  The table  below  provides information regarding  other  accounts for which Mr. Peters has day-to-day management responsibility. Mr. Peters became co-manager on April 18, 2005 and sole portfolio manager on January 1, 2006.

Samuel M. Peters
As of April 18, 2005:

                                                                        Number of Accounts
                                  Number of                             Managed for which       Assets Managed for
                                   Accounts                              Advisory Fee is       which Advisory Fee is
       Type of Account             Managed      Total Assets Managed   Performance-Based(b)      Performance-Based

Registered Investment                None                $0                    None                     $0
Companies
Other pooled investment              None                $0                    None                     $0
vehicles
Other accounts                        14          $313,872,087                 None                     $0

         As of May 31, 2005, Mr. Peters beneficially owned shares of Special
Investment Trust with a value of between $500,001 and $1,000,000.

         Mr. Peters is paid a fixed base salary and a bonus. Bonus compensation is reviewed annually and is determined by a number of factors, including the annual performance of the portfolio manager's accounts relative to the benchmark, the portfolio manager's performance over various other time periods, the total value of the assets managed by the portfolio manager, the portfolio manager's contribution to the investment manager's research process, the profitability of the investment manager and the portfolio manager's contribution to profitability, and trends in industry compensation levels and practices.

         Mr. Peters is also eligible to receive stock options from Legg Mason based upon an assessment of the portfolio manager's contribution to the success of the company, as well as employee benefits, including, but not limited to, health care and other insurance benefits, participation in the Legg Mason 401(k)
program, and participation in other Legg Mason deferred compensation plans.

American Leading Companies Trust. David E. Nelson serves as portfolio manager to
American Leading Companies Trust. Mr. Nelson does not manage any other accounts.

         As of March 31, 2005, Mr. Nelson beneficially owned shares of American
Leading Companies Trust with a value in excess of $1,000,000. As of May 31,
2005, Mr. Nelson continued to beneficially own shares of the fund in excess of
$1,000,000.

         Mr. Nelson is paid a fixed base salary and a bonus. Bonus compensation is reviewed annually and is determined by a number of factors, including the annual performance of the portfolio manager's accounts relative to the S&P 500
Composite Stock Index (with dividends reinvested), the consistency of the portfolio manager's performance, the total value of the assets managed by the portfolio manager, the portfolio manager's contribution to the investment manager's research process, the profitability of the investment manager and the portfolio manager's contribution to profitability, and trends in industry compensation levels and practices.

         Mr. Nelson is also eligible to receive stock options from Legg Mason based upon an assessment of the portfolio manager's contribution to the success of the company, as well as employee benefits, including, but not limited to, health care and other insurance benefits, participation in the Legg Mason 401(k)
program, and participation in other Legg Mason deferred compensation plans.

                                       56

         LMCM realizes the fact that a portfolio manager having day-to-day management responsibility for more than one account may create the potential for conflicts to arise. For example, the portfolio manager may have an opportunity to purchase investments of limited availability. In this circumstance, the portfolio manager will review each account's investment guidelines, restrictions, tax considerations, cash balances, liquidity needs, and other factors to determine the suitability of the investment for each account and to ensure that accounts are treated equitably. The portfolio manager may also decide to purchase or sell the same security for multiple accounts at approximately the same time. To address any conflicts that this situation might create, the portfolio manager will generally combine client orders (i.e., enter a "bunched" order) in an effort to obtain best execution or to negotiate a more favorable commission rate. In addition, if orders to buy or sell a security for multiple accounts at approximately the same time are executed at different prices or commissions, the transactions will generally be allocated to each account at the average execution price and commission. In circumstances where a bunched order is not completely filled, each account will normally receive a pro-rated portion of the securities based upon the account's level of participation in the order. The investment manager may under certain circumstances allocate securities in a manner other than pro-rata if it determines that the allocation is fair and equitable under the circumstances and does not discriminate against any account.

     As noted  above,  several  of the  accounts  managed  by  LMCM's  portfolio managers pay  performance  fees, and thus may pay higher fees to LMCM than other accounts if certain performance objectives and other requirements are met. Since the  compensation  of each of LMCM's  portfolio  managers  is  impacted  by firm profitability,  it is  possible  under  certain  circumstances  that a portfolio manager's compensation could be more positively impacted if an account that pays a performance  fee performs better than accounts that do not. LMCM realizes that this could created a possible conflict of interest.  However, in accordance with
LMCM's  written   policies  and  procedures,   investment  ideas  are  generally
implemented  in all  similarly  managed  accounts  at the same time,  subject to considerations  of  each  account's  investment  guidelines,  restrictions,  tax consideration, cash balances, liquidity needs, trading costs, and other factors.
These  policies  and  procedures  are  designed to ensure that all  accounts are treated equitably,  regardless of the fees, including any performance fees, that these accounts generate for LMCM.

     In the  opinion  of the  investment  manager  for the  funds,  a  portfolio manager's  simultaneous  management  of a fund and the accounts  included in the tables above, all of which are subject to LMCM's procedures, does not create any material conflicts of interest.

Balanced  Trust.  Jason M. Kiss,  David P.  Francis and Troy R. Snider  serve as portfolio  managers to Balanced  Trust.  The tables  below  provide  information regarding  other  accounts  for which  Messrs.  Kiss,  Francis  and Snider  have day-to-day management  responsibility.  Mr. Kiss became portfolio manager to the fund on May 1, 2006.

Jason M. Kiss
As of May 1, 2006:

                                                                        Number of Accounts
                                  Number of                             Managed for which       Assets Managed for
                                   Accounts                              Advisory Fee is       which Advisory Fee is
       Type of Account             Managed      Total Assets Managed   Performance-Based(b)      Performance-Based
Registered Investment                None                $0                    None                     $0
Companies
Other pooled investment              None                $0                    None                     $0
vehicles
Other accounts                        90            $101,000,000               None                     $0

                                       57

David P. Francis
As of March 31, 2005:

                                                                        Number of Accounts
                                  Number of                             Managed for which       Assets Managed for
                                   Accounts                              Advisory Fee is       which Advisory Fee is
       Type of Account             Managed      Total Assets Managed   Performance-Based(b)      Performance-Based
Registered Investment                None                $0                    None                     $0
Companies
Other pooled investment              None                $0                    None                     $0
vehicles
Other accounts                        2             $12,200,000                None                     $0

Troy R. Snider
As of March 31, 2005:

                                                                        Number of Accounts
                                  Number of                             Managed for which       Assets Managed for
                                   Accounts                              Advisory Fee is       which Advisory Fee is
       Type of Account             Managed      Total Assets Managed   Performance-Based(b)      Performance-Based
Registered Investment                None                $0                    None                     $0
Companies
Other pooled investment              None                $0                    None                     $0
vehicles
Other accounts                        61            $182,000,000               None                     $0

     As of March 31, 2005 and May 31, 2005,  Mr. Francis and Mr. Snider owned no shares  of  Balanced  Trust.  As of May 1,  2006,  Mr.  Kiss  owned no shares of
Balanced Trust.

     Incentive  compensation for Mr. Kiss is determined by a variety of factors.
As a  member  of the  Executive  Committee  of  Bartlett  &  Co.,  Mr.  Kiss  is
responsible  for  the  firm's  investment  processes  and the  direction  of the dedicated  investment  research staff. His incentive  compensation  will include rewards for any excess  performance of the equity portion of the fund versus the
Standard & Poor's 500 index.  The one-year and  three-year  rolling  returns are compared to the index  returns for the same  periods  with the  magnitude of the incentive  compensation driven by the degree of investment performance in excess of that  generated  by the  benchmark.  Emphasis  is placed on the  longer-term, three-year return. In addition,  Mr. Kiss is eligible for incentive compensation based upon his duties as a Portfolio  Manager,  which  includes  incentives  for client  retention and acquisition as well as the overall economic success of the firm.

         Mr. Francis and Mr. Snider are compensated with a competitive base salary along with an annual variable bonus. Bonus payments are based in part on the portfolio performance of the equity selections relative to the Standard &
Poor's 500 index. Other factors in the bonus calculation are company profitability and individual contribution.

         All client accounts managed by Bartlett, including the fund, are managed to their respective benchmarks and policy statement requirements.
However, in order to protect against any potential conflicts associated with a

                                       58

portfolio manager's day-to-day responsibility for managing multiple accounts,
Bartlett has adopted policies and procedures regarding trade allocation of securities to ensure that no client is favored over any other client. When purchasing the same security for multiple accounts, the portfolio manager will aggregate orders in order to minimize execution costs and obtain best execution.
When the firm enters an aggregated order, the allocation of securities among participating clients will be completed prior to the time at which the order is entered. Each client participating in an aggregated order will receive the average share price of the transaction(s), and each client will share transaction costs on a pro-rata basis based upon the client's level of participation in the order.

         Generally, if an aggregated order is partially filled, each participating client will receive a pro-rated portion of the securities based upon the client's level of participation in the order. If, however, Bartlett determines that it is in the best interest of its clients to fill some of its client orders in their entirety rather than allocating securities on a pro-rata basis, the firm may do so; provided it maintains a record of this decision which includes a description of the reason that the general allocation policy was not followed.

U.S. Small Cap Value Trust. Henry F. Otto and Steven M. Tonkovich serve as portfolio managers to U.S. Small Cap Value Trust. The table below provides information regarding other accounts for which Mr. Otto and Mr. Tonkovich have day-to-day management responsibility.

Henry F. Otto and Steven M. Tonkovich
As of March 31, 2005:

                                                                        Number of Accounts
                                  Number of                             Managed for which       Assets Managed for
                                   Accounts                              Advisory Fee is       which Advisory Fee is
       Type of Account             Managed      Total Assets Managed   Performance-Based(b)      Performance-Based
Registered Investment                 2            $1,181,309,574              None                     $0
Companies
Other pooled investment               4             $549,837,949               None                     $0
vehicles
Other accounts                        26           $2,704,596,489               3                  $756,492,979

                                       59

         As of March 31, 2005, Mr. Otto beneficially owned shares of U.S. Small
Cap Value Trust with a value of between $100,001 and $500,000. As of May 31,
2005, Mr. Otto beneficially owned shares of the fund between $500,001 and
$1,000,000.

         As of March 31, 2005, Mr. Tonkovich beneficially owned shares of U.S.
Small Cap Value Trust with a value of between $100,001 and $500,000. As of May
31, 2005, Mr. Tonkovich continued to beneficially own shares of the fund between
$100,001 and $500,000.

         Brandywine believes that there are no material conflicts of interest that arise in connection with its simultaneous management of its various portfolios. All portfolios within a given investment style are treated in a similar fashion for all investment decisions, unless a client provides specific investment restrictions. All trade executions of a given investment decision are allocated in an unbiased manner to avoid any conflict over allocation of investment opportunities.

         The fund's portfolio managers' compensation includes a fixed base salary coupled with a bonus which is based on 1) the manager's portfolio pre-tax performance versus the small cap value peer universe constructed by the Frank
Russell Company, 2) the overall profitability of all portfolio's managed by the portfolio managers, and 3) Brandywine's overall profitability. The comparison to the small cap value peer universe includes one quarter, one year, three year, and five year time periods. The bonus calculation treats every account under the portfolio manager's direction in the same manner, including the fund.

Financial  Services Fund. Amy LaGuardia serves as portfolio manager to Financial
Services Fund. The table below provides information regarding other accounts for which Ms. LaGuardia has day-to-day management responsibility.

Amy LaGuardia
As of March 31, 2005:

                                                                        Number of Accounts
                                  Number of                             Managed for which       Assets Managed for
                                   Accounts                              Advisory Fee is       which Advisory Fee is
       Type of Account             Managed      Total Assets Managed   Performance-Based(b)      Performance-Based
Registered Investment                 1             $67,300,000                None                     $0
Companies
Other pooled investment              None                $0                    None                     $0
vehicles
Other accounts                       293            $408,000,000               None                     $0

                                       60

         As of March 31, 2005, Ms. LaGuardia beneficially owned shares of
Financial Services Fund with a value of between $100,001 and $500,000. As of May
31, 2005, Ms. LaGuardia continued to beneficially own shares of the fund between
$100,001 and $500,000.

         To date there have not been any material conflicts with the Financial
Services Fund and other managed accounts nor does Barrett anticipate any conflicts. When possible Barrett uses average pricing on trades in which the fund and other accounts participates on an aggregate basis. The same investment policy is followed; however, the investment parameters differ. The fund is a sector fund with over 80% invested in financial companies whereas other clients have no more than 40% of assets in financial companies. The private clients are invested in other sectors of the market, which can do better or worse than financial services sectors at any given time. In addition, Barrett does not sell short, which eliminates a potential conflict between the private clients and the fund. Barrett also does not engage in any principal or agency cross transactions with itself or affiliated parties.

         The portfolio manager receives a base salary and participates in incentive programs wherein bonuses are paid in March after assessing entity-wide performance, company profitability and individual performance. Performance is not based solely on the individual; the firm as a whole must do well before bonuses are paid.

         The funds, LMCM, LMFA, LMIS, Brandywine, Bartlett, and Barrett each has adopted a code of ethics under Rule 17j-1 of the 1940 Act, which permits personnel covered by the code to invest in securities that may be purchased or held by a fund, but prohibits fraudulent, deceptive or manipulative conduct in connection with that personal investing. With respect to transactions in Legg
Mason funds, personnel covered by the code: must submit proposed transactions in
Legg Mason funds for pre-clearance; must hold fund shares purchased for at least sixty days; and are prohibited from using their knowledge of the portfolio of a
Legg Mason fund to engage in any trade or short-term trading strategy involving that fund.

         As each fund may hold various equity securities in its portfolio, it often has the right to vote by proxy on items of business with respect to the issuers whose securities it owns. The Legg Mason funds have developed proxy voting procedures whereby, subject to Board oversight, the advisers and/or sub-advisers that actually manage the assets of the funds are delegated the responsibility for assessing and voting each fund's proxies in accordance with their own proxy voting policies and procedures. These policies and procedures include specific provisions to determine when a conflict exists between the fund and its adviser or the adviser's affiliates. Copies of the proxy voting policies and procedures are attached to this SAI as Appendix B.

     Information  regarding  how each fund voted  proxies  relating to portfolio securities  during the most recent  12-month  period  ended June 30 is available without charge through  www.leggmason.com/funds/about/aboutlmf.asp  or the SEC's
Internet site at http://www.sec.gov.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

         The portfolio turnover rate is computed by dividing the lesser of purchases or sales of securities for the period by the average value of portfolio securities for that period. Short-term securities are excluded from the calculation.

                                       61

         For the fiscal years ended March 31, each fund's portfolio turnover rates were as follows:

-------------------------------------- ------------------------ -------------------------

                Fund                            2005                      2004
-------------------------------------- ------------------------ -------------------------
Value Trust                                     8.8%                      3.8%
-------------------------------------- ------------------------ -------------------------
Special Investment Trust                        17.7%                    14.7%
-------------------------------------- ------------------------ -------------------------
American Leading Companies                      19.4%                    19.6%
-------------------------------------- ------------------------ -------------------------
Balanced Trust                                  42.4%                    42.1%
-------------------------------------- ------------------------ -------------------------
Small Cap Value Trust                           46.7%                    44.3%
-------------------------------------- ------------------------ -------------------------
Financial Services Fund                         28.3%                    29.6%
-------------------------------------- ------------------------ -------------------------

     Variations in a fund's portfolio turnover rate from year to year may be due to a fluctuating volume of shareholder  purchase and redemption orders or market conditions.

         Under each Advisory Agreement, each fund's adviser is responsible for the execution of the fund's portfolio transactions. Corporate and government debt securities are generally traded on the OTC market on a "net" basis without a stated commission, through dealers acting for their own account and not as brokers. Prices paid to a dealer in debt securities will generally include a
"spread," which is the difference between the price at which the dealer is willing to purchase and sell the specific security at the time, and includes the dealer's normal profit. Some portfolio transactions may be executed through brokers acting as agent. In selecting brokers or dealers, each adviser must seek the most favorable price (including the applicable dealer spread or brokerage commission) and execution for such transactions, subject to the possible payment as described below of higher brokerage commissions or spreads to broker-dealers who provide research and analysis. A fund may not always pay the lowest commission or spread available. Rather, in placing orders on behalf of a fund, each adviser also takes into account other factors bearing on the overall quality of execution, such as size of the order, difficulty of execution, efficiency of the executing broker's facilities (including the services described below), any risk assumed by the executing broker and, if applicable, arrangements for payment of fund expenses.

         Consistent with the policy of most favorable price and execution, each adviser may give consideration to research, statistical and other services furnished by brokers or dealers to that adviser for its use, may place orders with brokers or dealers who provide supplemental investment and market research and securities and economic analysis, and may pay to these brokers or dealers a higher brokerage commission than may be charged by other brokers or dealers, or a higher transaction fee on so-called "riskless principal" trades in certain
Nasdaq securities. Such services include, without limitation, advice as to the value of securities; the advisability of investing in, purchasing, or selling securities; advice as to the availability of securities or of purchasers or sellers of securities; and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. Such research and analysis may be useful to each adviser in connection with services to clients other than the funds whose brokerage generated the service. On the other hand, research and analysis received by the adviser from brokers executing orders for clients other than the funds may be used for the funds' benefit. Each adviser's fee is not reduced by reason of its receiving such brokerage and research services.

         As adviser to Value Trust, Special Investment Trust and American
Leading Companies, LMCM may allocate brokerage transactions to broker-dealers who allocate a portion of the commissions paid by each fund toward the reduction of the fund's expenses payable to third-party service providers other than LMCM or its affiliates. The transaction quality must, however, be comparable to that of other qualified broker-dealers. Neither LMCM nor its affiliates receive any direct or indirect benefit from these arrangements.

     Each  fund may use  brokerage  firms  affiliated  with a fund's  investment adviser  ("affiliated  broker") as its broker for agency  transactions in listed and OTC securities at commission rates and under  circumstances  consistent with the policy of best execution.  Commissions  paid to affiliated  brokers will not exceed "usual and customary  brokerage  commissions."  Rule 17e-1 under the 1940
Act defines  "usual and  customary"  commissions  to include  amounts  which are
"reasonable  and fair  compared  to the  commission,  fee or other  remuneration

                                       62

received by other brokers in connection with comparable  transactions  involving similar  securities  being  purchased or sold on a securities  exchange during a comparable  period of time." In the OTC  market,  a fund  generally  deals  with
responsible  primary   market-makers  unless  a  more  favorable  execution  can
otherwise be obtained.

         For the fiscal years ended March 31, each fund paid the following brokerage commissions:

-------------------------------------- ------------------------ ------------------------- ------------------------

                Fund                            2005                      2004                     2003
-------------------------------------- ------------------------ ------------------------- ------------------------
Value Trust (a)                              $7,075,533                $3,893,533             $13,667,884
-------------------------------------- ------------------------ ------------------------- ------------------------
Special Investment Trust (b)                 $2,297,192                $1,651,382              $2,681,808
-------------------------------------- ------------------------ ------------------------- ------------------------
American Leading Companies Trust               $401,640               $380,693 (c)               $614,647
-------------------------------------- ------------------------ ------------------------- ------------------------
Balanced Trust                                  $46,764                   $42,200                 $38,473
-------------------------------------- ------------------------ ------------------------- ------------------------
U.S. Small Cap Value Trust                     $402,141               $401,742 (d)               $612,615
-------------------------------------- ------------------------ ------------------------- ------------------------
Financial Services Fund                       $59,062 (e)                 $37,292                 $34,428
-------------------------------------- ------------------------ ------------------------- ------------------------

(a)  The  decrease in  commissions  paid by Value  Trust  during the fiscal year ended 2004  relative  to the prior year was due to a decrease in the volume and  frequency  of trades  during  that  fiscal  year and by the  effect of somewhat lower  commission  rates. The decrease in the volume and frequency of trades can be attributed to a decrease in the fund's portfolio  turnover rate.  The  increase in  commissions  paid by Value Trust during the fiscal year ended 2005  relative  to the prior year was due to an  increase in the volume and frequency of trades during that fiscal year and by the effect of slightly higher  commission rates. The increase in the volume and frequency of trades can be attributed to an increase in the fund's portfolio turnover rate.

(b)  The decrease in  commissions  paid by Special  Investment  Trust during the fiscal year ended 2004  relative to the prior year was due to a decrease in the volume and  frequency  of trades  during  that  fiscal  year and by the effect of somewhat lower  commission  rates. The decrease in the volume and frequency of trades can be attributed to a decrease in the fund's portfolio turnover rate. The increase in commissions paid by Special Investment Trust during the fiscal year ended 2005  relative to the prior year was due to an increase in the volume and  frequency of trades during that fiscal year and by the effect of slightly  higher  commission  rates.  The  increase in the volume and  frequency  of trades can be  attributed  to an  increase in the fund's portfolio turnover rate.

(c)  The decrease in commissions paid by American Leading Companies Trust during the fiscal year ended 2004 relative to the prior year was due to a decrease in the volume and  frequency  of trades  during that fiscal year and by the effect of somewhat lower  commission  rates. The decrease in the volume and frequency of trades can be attributed to a decrease in the fund's portfolio turnover rate.

(d)  The decrease in  commissions  paid by U.S. Small Cap Value Trust during the fiscal year ended 2004  relative to the prior year was due to a decrease in the volume and  frequency  of trades  during  that  fiscal  year and by the effect of somewhat lower  commission  rates. The decrease in the volume and frequency of trades can be attributed to a decrease in the fund's portfolio turnover rate.

(e)  The  increase in  commissions  paid by Financial  Services  Fund during the fiscal year ended 2005 was due to an increase in agency transactions versus principal transactions.

For the fiscal years ended March 31, the following funds paid the following brokerage commissions to Legg Mason Wook Walker, Incorporated ("LMWW"), the
funds' previous distributor:

-------------------------------------- ------------------------ ------------------------ ------------------------

                Fund                            2005                     2004                     2003
-------------------------------------- ------------------------ ------------------------ ------------------------
-------------------------------------- ------------------------ ------------------------ ------------------------
Value Trust                                  $79,043*                  $90,800                 $50,310
-------------------------------------- ------------------------ ------------------------ ------------------------
-------------------------------------- ------------------------ ------------------------ ------------------------
Special Investment Trust                      $101,920**                $2,560                 $17,384
-------------------------------------- ------------------------ ------------------------ ------------------------
-------------------------------------- ------------------------ ------------------------ ------------------------
American Leading Companies                     $4,600***               $13,250                     --
-------------------------------------- ------------------------ ------------------------ ------------------------

                                       63

*    Represents  1.12% of the total brokerage  commissions paid and 0.60% of the total  dollar  amount of  transactions  involving  the payment of brokerage commissions for the most recent fiscal year.

**   Represents  4.44% of the total brokerage  commissions paid and 4.35% of the total  dollar  amount of  transactions  involving  the payment of brokerage commissions for the most recent fiscal year.

***  Represents  1.15% of total  brokerage  commissions  paid and 0.97% of total
     dollar   amount  of   transactions   involving  the  payment  of  brokerage
     commissions for the most recent fiscal year.

         For the fiscal years ended March 31, 2005, 2004 and 2003, LMWW received no brokerage commissions from Balanced Trust, Small-Cap Value Trust or Financial
Services Fund.

         Except as permitted by SEC rules or orders, each fund may not buy securities from, or sell securities to, LMIS or its affiliated persons as principal. Each fund's Board of Directors has adopted procedures in conformity with Rule 10f-3 under the 1940 Act whereby the fund may purchase securities that are offered in certain underwritings in which LMIS or any of its affiliated persons is a participant. These procedures, among other things, limit each fund's investment in the amount of securities of any class of securities offered in an underwriting in which LMIS or any of its affiliated persons is a participant so that each fund, together with all other registered investment companies having the same adviser and all private accounts controlled by the same adviser, may not purchase more than 25% of the principal amount of the offering of such class. In addition, a fund may not purchase securities during the existence of an underwriting if LMIS is the sole underwriter of those securities. In no case in which a fund purchases securities in an underwriting in which LMIS or any affiliated person is a participant can the fund purchase the securities from LMIS or the affiliated person.

         Section 11(a) of the Securities Exchange Act of 1934 prohibits LMIS from receiving compensation for executing transactions on an exchange for its affiliates, such as the funds, unless the affiliate expressly consents by written contract. Each Advisory Agreement expressly provides such consent.

         Of the regular broker-dealers used by each respective fund during the fiscal year ended March 31, 2005, the following funds owned shares of the following broker-dealers or parent companies of broker-dealers as of that date:

                                       64

                                                                    Market Value of
   Value Trust                                                        Shares Held
   -------------------------------------------------------------------------------
   Citigroup, Inc.                                                   $404,460,000
   J.P. Morgan Chase & Co.                                           $657,400,000

                                                                  Market Value of
   Special Investment Trust                                           Shares Held
   -------------------------------------------------------------------------------
   The Bear Stearns Companies, Inc.                                  $149,850,000

                                                                  Market Value of
   American Leading Companies Trust                                   Shares Held
   -------------------------------------------------------------------------------
   Bank of America Corp.                                              $15,143,940
   Citigroup, Inc.                                                    $20,897,100
   J.P. Morgan Chase & Co.                                            $26,019,200
   Merrill Lynch & Co., Inc.                                           $3,962,000
   Morgan Stanley                                                      $4,007,500

                                                                  Market Value of
   Balanced Trust                                                     Shares Held
   -------------------------------------------------------------------------------
   Bank of America Corp.                                                 $330,068
   Citigroup, Inc.                                                     $1,267,308
   J.P. Morgan Chase & Co.                                               $492,503
   Lincoln National Corp.                                                $631,960
   Merrill Lynch & Co., Inc.                                             $490,191
   Principal Financial Group, Inc.                                       $535,011

                                                                  Market Value of
   Financial Services Fund                                            Shares Held
   -------------------------------------------------------------------------------
   J.P. Morgan Chase & Co. $968,247

                                                                  Market Value of
   Small-Cap Value Trust                                              Shares Held
   -------------------------------------------------------------------------------
   Raymond James Financial, Inc.                                         $299,970

         Special Investment Trust and Financial Services Fund held no shares of their regular broker-dealers as of March 31, 2005.

         Investment decisions for each fund are made independently from those of other funds and accounts advised by LMFA, LMCM, Bartlett, Brandywine or Barrett.
However, the same security may be held in the portfolios of more than one fund or account. When two or more accounts simultaneously engage in the purchase or sale of the same security, the prices and amounts will be equitably allocated to each account. In some cases, this procedure may adversely affect the price or quantity of the security available to a particular account. In other cases, however, an account's ability to participate in large-volume transactions may produce better executions and prices.

                                       65

                             THE FUNDS' DISTRIBUTOR

         LMIS acts as distributor of the funds' shares pursuant to separate
Underwriting Agreements with each fund. Except as noted in the Prospectuses, each Corporation's shares are distributed in a continuous offering. Each
Underwriting Agreement obligates LMIS to promote the sale of fund shares and to pay certain expenses in connection with its distribution efforts, including expenses for the printing and distribution of prospectuses and periodic reports used in connection with the offering to prospective investors (after the prospectuses and reports have been prepared, set in type and mailed to existing shareholders at each fund's expense) and for supplementary sales literature and advertising costs.

         Under each Underwriting Agreement, each fund has the non-exclusive right to use the name "Legg Mason" until that agreement is terminated, or until the right is withdrawn in writing by LMIS.

         Each fund has adopted a Distribution Plan for Primary Class shares
("Primary Class Plans"); and Value Trust, Special Investment Trust, American
Leading Companies, Balanced Trust and Financial Services Fund have each adopted a Distribution Plan for Financial Intermediary Class shares ("Financial
Intermediary Class Plans"), each of which, among other things, permits a fund to pay LMIS fees for its services related to sales and distribution of Primary
Class shares or Financial Intermediary Class shares, respectively, and the provision of ongoing services to holders of those shares. Payments with respect to a class are made only from assets attributable to that class. Under the
Primary Class Plans, the aggregate fees may not exceed an annual rate of each fund's average daily net assets attributable to Primary Class shares as follows:
1.00% for Special Investment Trust, American Leading Companies, Small-Cap Value
Trust and Financial Services Fund, 0.75% for Balanced Trust and 0.95% for Value
Trust. Under the Financial Intermediary Class Plans, the aggregate fees may not exceed an annual rate of 0.40% (0.25% in the case of Financial Services Fund) of each fund's average daily net assets attributable to Financial Intermediary
Class shares. Currently, under each Financial Intermediary Class Plan, LMIS receives 0.25% of assets attributable to Financial Intermediary Class shares annually from each fund. Distribution activities for which such payments may be made include, but are not limited to, compensation to persons who engage in or support distribution and redemption of shares, printing of prospectuses and reports for persons other than existing shareholders, advertising, preparation and distribution of sales literature, overhead, travel and telephone expenses, all with respect to the respective class of shares only.

         Amounts payable by a fund under a Plan need not be directly related to the expenses actually incurred by LMIS on behalf of the fund. Each Plan does not obligate a fund to reimburse LMIS for the actual expenses LMIS may incur in fulfilling its obligations under the Plan. Thus, even if LMIS actual expenses exceed the fee payable to LMIS at any given time, a fund will not be obligated to pay more than that fee. If LMIS expenses are less than the fee it receives,
LMIS will retain the full amount of the fee.

         With respect to Primary Class and/or Financial Intermediary Class shares, LMFA and LMCM have agreed to waive their fees if necessary to meet the voluntary expense limits for American Leading Companies, Financial Services
Fund, Balanced Trust and Small-Cap Value Trust to the extent described under
"The Funds' Investment Adviser/Manager."

         The Plans were each adopted, as required by Rule 12b-1 under the 1940
Act, by a vote of the Board of Directors of each respective fund including a majority of the Independent Directors who have no direct or indirect financial interest in the operation of any Plan or any Underwriting Agreement ("12b-1
Directors"). In approving the establishment or continuation of each Plan, in accordance with the requirements of Rule 12b-1, the directors determined that there was a reasonable likelihood that each Plan would benefit the applicable fund, class and its shareholders. The directors considered, among other things, the extent to which the potential benefits of the Plan to the fund's Primary
Class or Financial Intermediary Class shareholders, as applicable, could offset the costs of the Plan; the likelihood that the Plan would succeed in producing such potential benefits; the merits of certain possible alternatives to the
Plan; and the extent to which the retention of assets and additional sales of the fund's Primary Class shares and Financial Intermediary Class shares, as

                                       66

applicable, would be likely to maintain or increase the amount of compensation paid by that fund to the adviser.

         In considering the costs of each Plan, the directors gave particular attention to the fact that any payments made by a fund to LMIS under a Plan would increase the fund's level of expenses in the amount of such payments.
Further, the directors recognized that the adviser would earn greater management fees if a fund's assets were increased, because such fees are calculated as a percentage of a fund's assets and thus would increase if net assets increase.
The directors further recognized that there can be no assurance that any of the potential benefits described below would be achieved if each Plan was implemented.

         Among the potential benefits of the Plans, the directors noted that the payment of commissions and service fees to LMIS for payment to securities brokers and their registered representatives could motivate them to improve their sales efforts with respect to each fund's Primary Class shares and
Financial Intermediary Class shares, as applicable, and to maintain and enhance the level of services they provide to a fund's respective class of shareholders.
These efforts, in turn, could lead to increased sales and reduced redemptions, eventually enabling a fund to achieve economies of scale and lower per share operating expenses. Any reduction in such expenses could serve to offset, at least in part, the additional expenses incurred by a fund in connection with its
Plan. Furthermore, the investment management of a fund could be enhanced, as any net inflows of cash from new sales might enable its portfolio manager to take advantage of attractive investment opportunities, and the possible reduced redemptions could eliminate the potential need to liquidate attractive securities positions in order to raise the funds necessary to meet the redemption requests.

         As compensation for its services and expenses, in accordance with each
Primary Class Plan, LMIS receives from each fund an annual distribution fee equivalent to a percentage of the fund's average daily net assets as follows:
0.70% for Value Trust; 0.75% for Special Investment Trust; 0.75% for American
Leading Companies; 0.50% for Balanced Trust; 0.75% for Small Cap Value; and
0.75% for Financial Services, and an annual service fee equivalent to 0.25% of its average daily net assets attributable to Primary Class shares. In accordance with each Financial Intermediary Class Plan, as compensation for its services and expenses, LMIS is authorized to receive from Value Trust, Special Investment
Trust, American Leading Companies and Balanced Trust an annual distribution fee equivalent to 0.15% of each fund's average daily net assets, and an annual service fee equivalent to 0.25% of each fund's average daily net assets attributable to Financial Intermediary Class shares, except that Financial
Services Fund's Plan does not provide for any distribution fee, only a 0.25%
annual service fee. The Boards of these funds have currently approved payment of
0.25% under the Financial Intermediary Class plans. All distribution and service fees are calculated daily and paid monthly.

         Each Plan will continue in effect only so long as it is approved at least annually by the vote of a majority of the Board of Directors, including a majority of the 12b-1 Directors, cast in person at a meeting called for the purpose of voting on that Plan. A Plan may be terminated with respect to a class of a fund by a vote of a majority of the 12b-1 Directors or by vote of a majority of the outstanding voting securities of the applicable class of that fund. Any change in a Plan that would materially increase the distribution costs to a fund requires approval by the shareholders of the applicable class of the fund; otherwise a Plan may be amended by the directors, including a majority of the 12b-1 Directors.

         Rule 12b-1 requires that any person authorized to direct the disposition of monies paid or payable by a fund, pursuant to a Plan or any related agreement shall provide to that fund's Board of Directors, and the directors shall review, at least quarterly, a written report of the amounts so expended pursuant to the plan and the purposes for which the expenditures were made.

                                       67

         For the year ended March 31, 2005, the funds incurred distribution and service fees with respect to Primary Class shares of (prior to fees waived):

Value Trust                                                      $104,213,367
Special Investment Trust                                          $33,401,653
American Leading Companies                                         $6,043,137
Balanced Trust                                                       $285,076
Small-Cap Value Trust                                              $2,316,925
Financial Services Fund                                              $563,361

         For the year ended March 31, 2005, the following distribution fees were waived by LMWW with respect to Primary Class shares:

Balanced Trust                                                        $35,331
Small-Cap Value Trust                                                  $8,435
Financial Services Fund                                               $22,114

         For the year ended March 31, 2005, the following funds incurred distribution and service fees with respect to Financial Intermediary Class shares of (prior to fees waived):

Value Trust                                                        $1,690,689
Special Investment Trust                                              $27,140
Balanced Trust                                                        $52,631
Financial Services Fund                                               $27,140

         For the year ended March 31, 2005, distribution fees of $10,193 were waived by LMWW with respect to Financial Intermediary Class shares of Balanced
Trust.

         For the fiscal year ended March 31, 2005, LMWW incurred the following expenses in connection with distribution and shareholder services with respect to Primary Class shares for each of the following funds:

--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------

                                            Special          American                     Small-Cap       Financial
                        Value Trust       Investment         Leading        Balanced        Value         Services
                                             Trust          Companies         Trust          Trust          Fund
--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------
Compensation to
sales personnel            $44,416,000      $13,793,000        $2,533,000      $79,000        $964,000       $213,000
--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------
Advertising                 $4,128,000       $1,193,000        $1,136,000     $102,000        $374,000       $112,000
--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------
Printing and
mailing                       $479,000         $250,000          $232,000      $30,000         $89,000        $35,000
of prospectuses
to prospective
shareholders
--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------

                                       68

Administration,
overhead and               $28,711,000       $9,732,000        $2,578,000     $543,000      $1,348,000       $651,000
corporate technology
--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------
Total expenses             $77,734,000      $24,968,000        $6,479,000     $754,000      $2,775,000  $1,011,000
--------------------- ================= ================ ================= ============ =============== ==============

         For the fiscal year ended March 31, 2005, LMWW incurred the following expenses in connection with distribution and shareholder services of Financial
Intermediary Class shares for each of the following funds:

                                         Value Trust          Special             Balanced           Financial
                                                          Investment Trust         Trust           Services Fund
                                       ----------------- ------------------- ------------------- -------------------
                                       ----------------- ------------------- ------------------- -------------------
Compensation to sales personnel
                                          $2,738,000          $67,000                $44,000             $43,000
Advertising
                                            $255,000           $6,000                $57,000             $23,000
Printing and mailing
of prospectuses                              $29,000           $1,000                $16,000              $7,000
to prospective shareholders
Administration, overhead and
corporate technology                      $1,770,000          $48,000               $301,000            $132,000
                                       ----------------- ------------------- ------------------- -------------------
                                       ----------------- ------------------- ------------------- -------------------
Total expenses                            $4,792,000          $122,000              $418,000            $205,000
                                       ================= =================== =================== ===================

         The foregoing are estimated and do not include all expenses fairly allocable to LMWW's or its affiliates' efforts to distribute Primary Class shares or Financial Intermediary Class shares. They include an allocation among the funds and other financial products available through LMWW financial advisers of certain overhead expenses related to distribution.

                            CAPITAL STOCK INFORMATION

         Value Trust has authorized capital of 700 million shares of common stock, par value $0.001 per share. Special Investment Trust has authorized capital of 350 million shares of common stock, par value $0.001 per share.
Investors Trust has authorized issuance of 600 million shares of par value $.001 per share of American Leading Companies, 625 million shares of par value $.001 per share of Balanced Trust, 200 million shares of par value $.001 per share of
Small-Cap Value Trust, and 475 million shares of par value $.001 per share of
Financial Services Fund. Each corporation may authorize and issue additional series of shares and may create additional classes. Each fund currently offers two classes of shares -- Primary Class shares and Institutional Class shares. In

                                       69

addition, Value Trust, Special Investment Trust, American Leading Companies
Trust, Balanced Trust and Financial Services Fund offer Financial Intermediary
Class shares. Each class represents interests in the same pool of assets. A separate vote is taken by a class of shares of a fund if a matter affects just that class of shares. Each class of shares may bear certain differing class-specific expenses and sales charges, which may affect performance.

         The Board of each fund does not anticipate that there will be any conflicts among the interests of the holders of the different classes of a fund's shares. If the Board becomes aware that any such conflict exists, it will take appropriate actions. Shareholders of each fund are entitled to one vote per share and fractional votes for fractional shares held. Voting rights are not cumulative. All shares of the funds are fully paid and nonassessable and have no preemptive or conversion rights.

         For each fund, shareholder meetings will not be held except: where the
1940 Act requires a shareholder vote on certain matters (including the election of directors, approval of an advisory contract, and certain amendments to a plan of distribution pursuant to Rule 12b-1); at the request of a majority of the shares entitled to vote as set forth in the by-laws of the fund; or as the Board of Directors from time to time deems appropriate or necessary.

     THE CORPORATIONS' CUSTODIAN AND TRANSFER AND DIVIDEND-DISBURSING AGENT

         State Street Bank and Trust Company ("State Street"), P.O. Box 1713,
Boston, Massachusetts 02105, serves as custodian of each fund's assets. BFDS,
P.O. Box 953, Boston, Massachusetts 02103, as agent for State Street, serves as transfer and dividend-disbursing agent and administrator of various shareholder services. LM Fund Services, Inc. ("LMFS") serves as sub-transfer agent to the funds assisting BFDS with certain of its duties as transfer agent. LMFS, an affiliate of LMIS, receives from BFDS for its services a percentage of the per account fees the funds pay BFDS for transfer agency services. Shareholders who request an historical transcript of their account will be charged a fee based upon the number of years researched. Each fund reserves the right, upon at least
60 days' prior written notice, to institute other charges on shareholders to cover a fund's administrative costs. LMFS may also receive compensation for providing certain shareholder services to Financial Intermediary and
Institutional Class shareholders of the funds.

                         THE CORPORATIONS' LEGAL COUNSEL

     Kirkpatrick & Lockhart Nicholson Graham LLP, 1800 Massachusetts Ave., N.W.,
Washington, D.C. 20036-1221, serves as counsel to each Corporation.

         THE CORPORATIONS' INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         PricewaterhouseCoopers LLP, 250 W. Pratt Street, Baltimore, MD 21201,
serves as independent registered public accounting firm to each Corporation.

                              FINANCIAL STATEMENTS

         The Annual Reports to Shareholders for Value Trust and Special
Investment Trust for the fiscal year ended March 31, 2005 contain the financial statements, accompanying notes and the report of PricewaterhouseCoopers LLP, their independent registered public accounting firm, all of which are hereby incorporated by reference herein.

         The Annual Report to Shareholders for American Leading Companies Trust,
Balanced Trust, U.S. Small-Cap Value Trust, and Financial Services Fund for the
fiscal year ended March 31, 2005 contains the financial statements, accompanying notes and the report of Ernst & Young LLP, their independent registered public accounting firm during that period, all of which are hereby incorporated by reference herein.

                                       70

                                                                      Appendix A

                              RATINGS OF SECURITIES

Description of Moody's Investors Service, Inc. ("Moody's") ratings:

Long-Term Debt Ratings

Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues an obligation rated Aaa is judged to be of the highest quality, with minimal credit risk.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards.
Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than in Aaa securities. An obligation rated Aa is judged to be of high quality and are subject to very low credit risk. Obligations rated Aaa and Aa comprise what are generally known as high-grade bonds.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future. An obligation rated A is considered upper-medium grade and are subject to low credit risk.

Baa - Bonds which are rated Baa are considered medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well. An obligation rated Baa is subject to moderate credit risk. Obligations rated Baa are considered medium grade and as such may possess certain speculative characteristics..

Ba - Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class. An obligation rated Ba is judged to have speculative elements and is subject to substantial credit risk.

B - Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small. An obligation rated B is considered speculative and is subject to high credit risk.

Caa - Bonds which are rated Caa are judged to be of poor standing and are subject to very high credit risk. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca - Bonds which are rated Ca represent obligations which are judged to be highly speculative in a high degree and are likely in, or very near, default, with some prospect for recovery of principal and interest. Such issues are often in default or have other marked shortcomings.

C - An obligation rated C is the lowest rated class of bonds and is typically in default, with little prospect for recovery of principal or interest.

                                      A-1

Moody's appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Short-Term Debt Ratings

Prime-1 - Issuers with a Prime-1 (or supporting institutions) have a superior ability for repayment of short-term debt obligations.

Prime-2 - Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of short-term debt obligations.

Prime-3 - Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of short-term obligations.

Not Prime - Issuers (or supporting institutions) rated not prime do not fall within any of the Prime rating categories.

Description of Standard & Poor's ("S&P") Ratings:

Long-Term Issue Credit Ratings

AAA - An obligation rated AAA has the highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

AA - An obligation rated AA differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

A - An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB - An obligation rated BBB exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Obligations rated BB, B, CCC, CC, and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB - An obligation rated BB is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B - An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

                                      A-2

CCC - An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC - An obligation rated CC is currently highly vulnerable to nonpayment.

R - An obligor rated R is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision the regulators may have the power to favor one class of obligations and not to others.

SD and D - An obligor rated SD (Selective Default) or D has failed to pay one or more of its financial obligations (rated or unrated) when it came due. A D rating is assigned when Standard & Poor's believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An SD rating is assigned when Standard &
Poor's believes that the obligor has selectively defaulted on a specific issue or class of obligations but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner.

Plus (+) or minus (-) - The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

c - The `c' subscript is used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer is below an investment-grade level and/or the issuer's bonds are deemed taxable.

p - The letter p indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

* - Continuance of ratings is contingent upon S&P's receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.

r -The r is attached to highlight derivatives, hybrids and certain other obligations that S&P believes may experience high volatility or high variability in expected returns as a result of noncredit risks. Examples of such obligations are securities whose principal or interest return is indexed to equities, commodities or other instruments. The absence of an `r' symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

N.R. Not rated.

                                      A-3

Commercial Paper

A-1. - A short-term obligation rated 'A-1' is rated in the highest category by
Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2. - A short-term obligation rated 'A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory

A-3. - A short-term obligation rated 'A-3' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

                                      A-4

                                                                      APPENDIX B

                                Legg Mason Funds
                              Proxy Voting Policies
                               (Revised 8/11/2004)

These policies are designed to address the rights and responsibility of the Legg
Mason funds to ensure that proxies held by the funds are voted in the best interests of each respective fund. Some Legg Mason funds, particularly fixed-income funds, will rarely own securities that have corresponding voting rights. Other funds, however, own equity securities and these policies are designed to assure that proxies are voted in the best interests of the funds, to address potential conflicts of interest, and to keep proxy voting records.

1.   Voting Proxies - Proxies solicited for items of business with respect to issuers whose voting securities are owned by a Legg Mason fund, if voted by the fund, must be voted in the best interests of the fund.

2.   Proxy Voting Policies of Advisers to Legg Mason Funds - Each investment adviser and sub-adviser to a Legg Mason fund must have written proxy voting policies and procedures, including policies and procedures to address potential material conflicts between an adviser and its clients (including the fund). Each different adviser may have different proxy voting policies and procedures that are individually tailored to fit its respective businesses and investment styles.

3.   Funds' Proxy Voting  Policies and Procedures - The investment  advisers and sub-advisers  to the Legg Mason  funds are  responsible  for  managing  the assets of the fund or funds  they  manage,  including  voting  proxies.  In accordance with the procedures noted below, the Board of Directors/Trustees of the Legg Mason funds will initially and periodically  review and approve the use of the advisers' policies for the voting of the funds' proxies. The policies  and  procedures  that a fund will  utilize  with respect to proxy voting shall be the proxy voting  policies and procedures of the adviser or sub-adviser  that actually  manages the assets of the fund. Each adviser or sub-adviser  is  responsible  for  maintaining  all  proxy  voting  records required to be established and maintained by the Legg Mason funds and shall provide such records to the funds upon request.

4.   Annual Review - An adviser's proxy voting policies and procedures must be initially reviewed and their use on behalf of a Legg Mason fund approved by the Board of Directors/Trustees. In addition, on an annual basis, each adviser must report any significant problems that arose during the year, any material conflicts, how such conflicts were addressed, and the total number of proxies voted during the previous year. Advisers should also be prepared to discuss any novel or controversial proxy votes during their semi-annual reports to the Board of Directors/Trustees and any votes that were made inconsistent with the adviser's stated proxy voting policies and procedures.

5.   Changes to Advisers' Policies and Procedures - On an annual basis, any changes to an adviser's proxy voting policies and procedures, as relevant to the funds, must be reported to the Board of Directors/Trustees, which shall review and, in its discretion, approve the use of such amended proxy voting policies and procedures.

                                      B-1

                          Legg Mason Fund Adviser, Inc.
                      Proxy Voting Policies and Procedures
                                    May 2003

Legg Mason Fund Adviser, Inc. ("LMFA") acts as investment adviser to several
Legg Mason funds pursuant to contracts between the funds and LMFA. In these cases, LMFA retains a sub-adviser to perform all investment advisory services for the funds. LMFA delegates to each sub-adviser the responsibility for voting proxies for the Legg Mason funds, as applicable, through LMFA's contracts with each sub-adviser. Each sub-adviser may use its own proxy voting policies and procedures to vote proxies of a fund if the fund's Board reviews and approves the use of those policies and procedures. Accordingly, LMFA does not expect to have proxy voting responsibility for any of the Legg Mason funds.

Should LMFA become responsible for voting proxies for any reason, such as the inability of a sub-adviser to provide investment advisory services, LMFA shall utilize the proxy voting guidelines established by the most recent sub-adviser for that fund to vote proxies in the best interest of the fund until a new sub-adviser is retained and the use of its proxy voting policies and procedures is authorized by the Board of Directors/Trustees of the Legg Mason fund. If LMFA becomes responsible for voting proxies, LMFA shall maintain records of all proxy votes in accordance with applicable securities laws and regulations.

In the case of a material conflict between the interests of LMFA (or its affiliates, if such conflict is known to persons responsible for voting at LMFA)
and any Legg Mason fund, proxies shall be voted according to the recommendation of an independent third party.

Issues to be reviewed in making the determination of whether a potential conflict is material include, but are not limited to:

1.   Whether LMFA manages assets for the issuer, a shareholder proponent or an employee group of the issuer or otherwise has a current or potential business relationship with the issuer;

2.   Whether LMFA, an officer or director of the adviser or the applicable portfolio manager, analyst or other person(s) responsible for recommending the proxy vote (together, "Voting Persons") is a close relative of or has any personal or business relationship with the issuer (excluding normal commercial transactions and investment relationships where there is no special treatment), with an officer, director or other executive person at the issuer, with a candidate for election to the board of the issuer or with a shareholder proponent;

3.   Whether there is any other material business or personal relationship as a result of which a Voting Person has an interest in the outcome of the matter before shareholders; or

4.   Whether an affiliate of LMFA has a conflict as described in #1-3 above and such conflict is known to LMFA's Voting Persons.

All of the conflicts noted above should be deemed material. If the conflict resides with an individual Voting Person, that person will exclude him- or herself from the vote determination process in order to shield LMFA and the other Voting Persons from the conflict, provided that the other Voting Persons can determine a vote without undue influence from the conflicted Voting Person.
If the conflict cannot be walled off, the vote will be passed on to a neutral third-party service provider. Any time a material conflict is encountered, LMFA will keep records on the nature of the conflict, the actual vote and the basis for the vote determination.

LMFA shall be responsible for gathering relevant documents and records related to proxy voting from each sub-adviser and providing them to the funds as required for the funds to comply with applicable rules under the Investment
Company Act of 1940. LMFA shall also be responsible for coordinating the provision of information to the Board with regard to the proxy voting policies and procedures of each sub-adviser, including the actual proxy voting policies and procedures of each sub-adviser, changes to such policies and procedures, and reports on the administration of such policies and procedures.

Questions regarding this policy should be referred to the Legal and Compliance
Department of Legg Mason, Inc.

                                      B-2

                       LEGG MASON CAPITAL MANAGEMENT, INC.
                   LEGG MASON FUNDS MANAGEMENT, INC & LMM, LLC
                         PROXY PRINCIPLES AND PROCEDURES

OVERVIEW
Legg Mason Capital Management, Inc., Legg Mason Funds Management, Inc. and LMM,
LLC ("The Group") have implemented the following principles and procedures for voting proxies on behalf of advisory clients. These principles and procedures are reasonably designed to ensure The Group exercises its voting responsibilities to serve the best interests of its clients and in compliance with applicable laws and regulations. The Group assumes responsibility and authority for voting proxies for all clients, unless such responsibility and authority has been expressly retained by the client or delegated by the client to others. For each proxy vote The Group takes into consideration its duty to its clients and all other relevant facts available to The Group at the time of the vote. Therefore, while these guidelines provide a framework for voting, votes are ultimately cast on a case-by-case basis. The Group employs the same proxy principles and procedures for all funds for which it has voting responsibility.

PRINCIPLES
Proxy voting is a valuable right of company shareholders. Through the voting mechanism, shareholders are able to protect and promote their interests by communicating views directly to the Board, as well as exercising their right to grant or withhold approval for actions proposed by the Board or company management. We believe the interests of shareholders are best served by the following principles when considering proxy proposals:

PRESERVE AND EXPAND THE POWER OF SHAREHOLDERS IN AREAS OF CORPORATE GOVERNANCE -
Equity shareholders are owners of the business - company boards and management teams are ultimately accountable to them. We support policies, plans and structures that promote accountability of the board and management to owners, and align the interests of the board and management with owners. Examples include: annual election of all board members, cumulative voting, and incentive plans that are contingent on delivering value to shareholders. We oppose proposals that reduce accountability or misalign interests, including but not limited to classified boards, poison pills, and incentives that are not linked to owner returns.

ALLOW RESPONSIBLE MANAGEMENT TEAMS TO RUN THE BUSINESS - We support policies, plans and structures that give management teams appropriate latitude to run the business in the way that is most likely to maximize value for owners.
Conversely, we oppose proposals that limit management's ability to do this. We generally oppose proposals that seek to place restrictions on management in order to promote political, religious or social agendas.

Please see The Group's proxy voting guidelines for more details ("Schedule A").

                                      B-3

PROCEDURES
OVERSIGHT
The Group's Chief Investment Officer (CIO) has full authority to determine The
Group's proxy voting principles and procedures and vote proxies on behalf of The
Group's clients. The Group's CIO has delegated oversight and implementation of the firm's proxy voting process, including the principles and procedures that govern it, The Group's Proxy Officers and Compliance Officers. No less than a quorum of these Officers(1) will meet from time to time, but no less than annually, to review existing principles and procedures in light of The Group's duties as well as applicable laws and regulations to determine if any changes are necessary.

LIMITATIONS
We recognize proxy voting as a valuable right of company shareholders. Generally speaking, The Group votes all proxies it receives. However, The Group intends to refrain from voting in certain circumstances. The Group may refrain from voting a proxy if, for example, the company's shares are no longer held by The Group's clients at the time of the meeting. Additionally, The Group may refrain from voting a proxy if it concludes the potential impact on shareholders' interests is insignificant while the cost associated with analyzing and voting the proxy may be significant.

PROXY ADMINISTRATION
The Group instructs each client custodian to forward proxy materials to the The
Group Proxy Administrator. New client custodians are notified at account inception of their responsibility to deliver proxy materials to The Group. The
Group uses Institutional Shareholder Services ("ISS") to electronically receive and vote proxies, as well as to maintain proxy voting receipts and records.

Upon receipt of proxy materials:

     The Compliance Officer
1.       The Compliance Officer reviews the proxy issues and identifies any potential material conflicts between the adviser's interests and those of the client. The Group believes and understands it has a duty to vote proxies in the best interests of its clients, even if such votes may result in a loss of business or economic benefit to The Group or its affiliates.
        a. Identifying Potential Conflicts
           In identifying conflicts of interest the Compliance Officer will review the following issues:
             |X|  Whether The Group has an economic incentive to vote in a
                  manner that is not consistent with the best interests of its clients; and
             |X|  Whether there are any business or personal relationships
                  between an The Group employee and the officers, directors or shareholder proposal proponents of a company whose securities are held in client accounts that may create an incentive to vote in a manner that is not consistent with the best
                  interests of its clients; and
             |X|  Whether the Proxy Officer knows that an affiliate of The Group has a material economic, business or personal relationship that is likely to result in a potential conflict between the interests of the affiliate and The Group's clients.

-------------------------
(1) Quorum is defined as two Proxy Officers and one Compliance Officer.

                                      B-4

        b. Assessing Materiality
           A potential conflict will be deemed to be material if the Compliance
           Officer determines, in the exercise of reasonable judgment, the potential conflict is likely to have an impact on the manner in which the subject shares are voted.

2.      If the Compliance Officer determines that a potential material conflict of interest may exist:
             (a) The Compliance Officer may consult with legal counsel and/or
                 The Group's CIO to determine if the conflict is material.
             (b) If the conflict is not material, the proxy issue is
                 forwarded to the Proxy Officer for voting.
             (c) If the conflict is material, the Compliance Officer may choose any of the following approaches to address the
                 conflict:
                1.   If The Group's proxy principles or guidelines address the
                     specific issues in the conflicted proxy, the Compliance
                     Officer votes the issues according to The Group's
                     principles and returns the signed, voted form to the Proxy
                     Administrator.
                2.   If the conflicted proxy issue is not specifically addressed in The Group's principles, the Compliance Officer will
                     follow the vote recommendation of an "Independent Voting
                     Delegate".
                3.   Alternatively, the Compliance Officer may disclose the
                     conflict to clients and obtain their consent to vote.

The Proxy Officer
1.       The Proxy Officer reviews proxies and evaluates matters for vote in light of The Group's principles and guidelines. The Proxy Officer may seek additional information from The Group's investment team, company management, independent research services, or other sources to determine the best interests of shareholders. Additionally, the Proxy
         Officer may consult with The Group's CIO for guidance on proxy issues.
         Generally, the Proxy Officer will not consult its affiliates during this process. All documents that had a material impact on the basis for the vote are maintained by The Group.
2.       The Proxy Officer returns the signed, voted form to the Proxy
         Administrator.

                                      B-5

The Proxy Administrator
1.       Provides custodians with instructions to forward proxies to The Group for all clients for whom The Group is responsible for voting proxies.
2.       When proxies are received, reconciles the number of shares indicated on the proxy with The Group internal data on shares held as of the record date and notifies the custodian of any discrepancies or missed proxies.
         The Proxy Administrator will use best efforts to obtain missing proxies from custodian.
3.       Informs the Compliance Officer and Proxy Officer if the company's shares are no longer held by The Group clients as of the meeting date.
4.       Ensures the Proxy and Compliance Officers are aware of the timeline to vote a proxy and uses best efforts to ensure that votes are cast in a timely manner.
5.       Per instructions from the Proxy Officer or Compliance Officer, votes proxy issues via ISS' software, online or via facsimile.
6.       Obtains evidence of receipt and maintains records of all proxies voted.

RECORD KEEPING
The  following  documents  will be  maintained  onsite  for two  years and in an accessible place for another three years with regard to proxies:
1.   Copy of current policies and procedures will be maintained and available to clients upon request.
2.   Proxy statements received regarding client securities will be maintained in electronic format via Edgar or similar third party and will be available to clients upon request.
3.   Documents  created by The Group that were material to making a decision how to vote proxies will be maintained in Multex,  similar third party software or paper file.
4.   Copies of the voting record will be maintained via ISS.
5.   A proxy log including:  issuer name, exchange ticker symbol of the issuer's shares to be  voted,  CUSIP  number  for the  shares  to be voted,  a brief identification  of the matter voted on,  whether the matter was proposed by the issuer or by a  shareholder  of the issuer,  whether a vote was cast on the matter, a record of how the vote was cast and whether the vote was cast for or against the recommendation for the issuer's management team.
6.   Each  written  client  request  for proxy  voting  records  and The Group's written response to any client request for such records.

                                      B-6

                                     Schedule A
                         The Group Proxy Voting Guidelines

The Group maintains these proxy-voting guidelines, which set forth the manner in which The Group generally votes on issues that are routinely presented. Please note that for each proxy vote The Group takes into consideration its duty to its clients, the specific circumstances of the vote and all other relevant facts available at the time of the vote. While these guidelines provide the framework for voting proxies, ultimately proxy votes are cast on a case-by-case basis.
Therefore actual votes for any particular proxy issue may differ from the guidelines shown below.
--------------------------------------------------------------------------------
FOUR PRINCIPAL AREAS OF INTEREST TO SHAREHOLDERS:
1) Obligations of the Board of Directors
2) Compensation of management and the Board of Directors
3) Take-over protections
4) Shareholders' rights
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

                      Proxy Issue                                The Group Guideline
-----------------------------------------------------------------------------------------
BOARD OF DIRECTORS
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
Independence of Boards of Directors: majority of unrelated             For
directors, independent of management
-----------------------------------------------------------------------------------------
Nominating Process: independent nominating committee seeking           For
qualified candidates, continually assessing directors and
proposing new nominees
-----------------------------------------------------------------------------------------
Size and Effectiveness of Boards of Directors: Boards must be          For
no larger than 15 members
-----------------------------------------------------------------------------------------
Cumulative Voting for Directors                                        For
-----------------------------------------------------------------------------------------
Staggered Boards                                                     Against
-----------------------------------------------------------------------------------------
Separation of Board and Management Roles (CEO/Chairman)           Case-by-Case
-----------------------------------------------------------------------------------------
Compensation Review Process: compensation committee comprised          For
of outside, unrelated directors to ensure shareholder value
while rewarding good performance
-----------------------------------------------------------------------------------------
Director Liability & Indemnification: support limitation of            For
liability and provide indemnification
-----------------------------------------------------------------------------------------
Audit Process                                                          For
-----------------------------------------------------------------------------------------
Board Committee Structure: audit, compensation, and                    For
nominating and/or governance committee consisting entirely of independent directors
-----------------------------------------------------------------------------------------
Monetary Arrangements for Directors: outside of normal board           For
activities amts should be approved by a board of independent directors and reported in proxy
-----------------------------------------------------------------------------------------
Fixed Retirement Policy for Directors                             Case-by-Case
-----------------------------------------------------------------------------------------
Ownership Requirement: all Directors have direct and material          For
cash investment in common shares of Company
-----------------------------------------------------------------------------------------
Proposals on Board Structure: (lead director, shareholder              For
advisory committees, requirement that candidates be nominated by shareholders, attendance at meetings)
-----------------------------------------------------------------------------------------
Annual Review of Board/CEO by Board                                    For
-----------------------------------------------------------------------------------------
Periodic Executive Sessions Without Mgmt (including CEO)               For
-----------------------------------------------------------------------------------------
Votes for Specific Directors                                      Case-by-Case
-----------------------------------------------------------------------------------------

                                     - Continued -
                                      B-7

--------------------------------------------------------------------------------------
                       Proxy Issue                            The Group Guideline
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
MANAGEMENT AND DIRECTOR COMPENSATION
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Stock Option and Incentive Compensation Plans:                   Case-by-Case
--------------------------------------------------------------------------------------
Form of Vehicle: grants of stock options, stock                  Case-by-Case
appreciation rights, phantom shares and restricted stock
--------------------------------------------------------------------------------------
Price                                                          Against plans whose
                                                               underlying securities are
                                                               to be issued at less than
                                                               100% of the current market
                                                               value
--------------------------------------------------------------------------------------
Re-pricing: plans that allow the Board of Directors to              Against
lower the exercise price of options already granted if
the stock price falls or under-performs the market
--------------------------------------------------------------------------------------
Expiry: plan whose options have a life of more than ten          Case-by-Case
years
--------------------------------------------------------------------------------------
Expiry: "evergreen" stock option plans                              Against
--------------------------------------------------------------------------------------
Dilution:                                                      Case-by-Case - taking into
                                                               account value creation,
                                                               commitment to shareholder-
                                                               friendly policies, etc.
--------------------------------------------------------------------------------------
Vesting: stock option plans that are 100% vested when               Against
granted
--------------------------------------------------------------------------------------
Performance Vesting: link granting of options, or vesting             For
of options previously granted, to specific performance
targets
--------------------------------------------------------------------------------------
Concentration: authorization to allocate 20% or more of             Against
the available options to any one individual in any one
year
--------------------------------------------------------------------------------------
Director Eligibility: stock option plans for directors if        Case-by-Case
terms and conditions are clearly defined and reasonable
--------------------------------------------------------------------------------------
Change in Control: stock option plans with change in                Against
control provisions that allow option holders to receive
more for their options than shareholders would receive
for their shares
--------------------------------------------------------------------------------------
Change in Control: change in control arrangements                   Against
developed during a take-over fight specifically to
entrench or benefit management
--------------------------------------------------------------------------------------
Change in Control: granting options or bonuses to outside           Against
directors in event of a change in control
--------------------------------------------------------------------------------------
Board Discretion: plans to give Board broad discretion in           Against
setting terms and conditions of programs
--------------------------------------------------------------------------------------
Employee Loans: Proposals authorizing loans to employees            Against
to pay for stock or options
--------------------------------------------------------------------------------------
Not Prohibiting "Mega-grants"                                    Not specified
--------------------------------------------------------------------------------------
Omnibus Plans: plans that provide for multiple awards and        Not specified
believe that shareholders should vote on the separate
components of such plans
--------------------------------------------------------------------------------------
Director Compensation: % of directors' compensation in                For
form of common shares
--------------------------------------------------------------------------------------
Golden Parachutes                                                Case-by-Case
--------------------------------------------------------------------------------------
Expense Stock Options                                                 For
--------------------------------------------------------------------------------------
Severance Packages: must receive shareholder approval                 For
--------------------------------------------------------------------------------------
Lack of Disclosure about Provisions of Stock-based Plans            Against
--------------------------------------------------------------------------------------
Reload Options                                                      Against
--------------------------------------------------------------------------------------

                                      B-8

Plan Limited to a Small Number of Senior Employees                  Against
--------------------------------------------------------------------------------------
Employee Stock Purchase Plans                                    Case-by-Case
--------------------------------------------------------------------------------------
                                  - Continued -
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                       Proxy Issue                            The Group Guideline
--------------------------------------------------------------------------------------
TAKEOVER PROTECTIONS
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Shareholder Rights Plans: plans that go beyond ensuring             Against
the equal treatment of shareholders in the event of a bid
and allowing the corp. enough time to consider
alternatives to a bid
--------------------------------------------------------------------------------------
Going Private Transaction, Leveraged Buyouts and Other           Case-by-Case
Purchase Transactions
--------------------------------------------------------------------------------------
Lock-up Arrangements: "hard" lock-up arrangements that              Against
serve to prevent competing bids in a takeover situation
--------------------------------------------------------------------------------------
Crown Jewel Defenses                                                Against
--------------------------------------------------------------------------------------
 Payment of Greenmail                                               Against
--------------------------------------------------------------------------------------
"Continuing Director" or "Deferred Redemption"                      Against
Provisions: provisions that seek to limit the discretion
of a future board to redeem the plan
--------------------------------------------------------------------------------------
Change Corporation's Domicile: if reason for                        Against
re-incorporation is to take advantage of protective
statutes (anti-takeover)
--------------------------------------------------------------------------------------
Poison Pills: receive shareholder ratification                        For
--------------------------------------------------------------------------------------
Redemption/Ratification of Poison Pill                                For
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
SHAREHOLDERS' RIGHTS
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Confidential Voting by Shareholders                                   For
--------------------------------------------------------------------------------------
Dual-Class Share Structures                                         Against
--------------------------------------------------------------------------------------
Linked Proposals: with the objective of making one                  Against
element of a proposal more acceptable
--------------------------------------------------------------------------------------
Blank Check Preferred Shares: authorization of, or an               Against
increase in, blank check preferred shares
--------------------------------------------------------------------------------------
Supermajority Approval of Business Transactions:                    Against
management seeks to increase the number of votes required
on an issue above two-thirds of the outstanding shares
--------------------------------------------------------------------------------------
Increase in Authorized Shares: provided the amount                    For
requested is necessary for sound business reasons
--------------------------------------------------------------------------------------
Shareholder Proposals                                            Case-by-Case
--------------------------------------------------------------------------------------
Stakeholder Proposals                                            Case-by-Case
--------------------------------------------------------------------------------------
Issuance of Previously Authorized Shares with Voting                Against
Rights to be Determined by the Board without Prior
Specific Shareholder Approval
--------------------------------------------------------------------------------------
"Fair Price" Provisions: Measures to limit ability to buy             For
back shares from particular shareholder at
higher-than-market prices
--------------------------------------------------------------------------------------
Preemptive Rights                                                     For
--------------------------------------------------------------------------------------
Actions altering Board/Shareholder Relationship Require               For
Prior Shareholder Approval (including "anti-takeover"
measures)
--------------------------------------------------------------------------------------
Allow Shareholder action by written consent                           For
--------------------------------------------------------------------------------------

                                      B-9

Allow Shareholders to call Special Meetings                           For
--------------------------------------------------------------------------------------
Social and Environmental Issues                            As recommended by Company
                                                                  Management
--------------------------------------------------------------------------------------
Reimbursing Proxy Solicitation Expenses                          Case-by-Case
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Source: The Group.  Last updated 12 July 2004.

                                      B-10

                        BRANDYWINE ASSET MANAGEMENT, LLC

                       Proxy Voting and Corporate Actions

Policy:

Brandywine has a responsibility to its clients for voting proxies for portfolio securities consistent with the best economic interests of its clients.
Brandywine maintains written policies and procedures as to the handling, research, voting and reporting of proxy voting and makes appropriate disclosures about our firm's proxy policies and practices. The policy and practice includes the fact that the firm has a responsibility to monitor corporate actions, receive and vote client proxies and disclose any potential conflicts of interest as well as making information available to clients about the voting of proxies for their portfolio securities and maintaining relevant and required records.

Background:

Proxy voting is an important right of shareholders and reasonable care and diligence must be undertaken to ensure that such rights are properly and timely exercised.

Investment advisers registered with the SEC, and which exercise voting authority with respect to client securities, are required by Rule 206(4)-6 of the Advisers
Act to (a) adopt and implement written policies and procedures that are reasonably designed to ensure that client securities are voted in the best interests of clients, which must include how an adviser addresses material conflicts that may arise between an adviser's interests and those of its clients; (b) to disclose to clients how they may obtain information from the adviser with respect to the voting of proxies for their securities; (c) to describe to clients a summary of its proxy voting policies and procedures and, upon request, furnish a copy to its clients; and (d) maintain certain records relating to the adviser's proxy voting activities when the adviser does have proxy voting authority.

Responsibility:

Compliance has the responsibility for the implementation and monitoring of the firm's proxy voting policy, practices, disclosures and record keeping, including outlining voting guidelines in the procedures.

Procedures:

Brandywine has implemented policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with our fiduciary duties and the Investment Advisers Act of 1940 ("Advisers Act"). Our authority to vote the proxies of our clients is established through investment management agreements or comparable documents.

In exercising its voting authority, Brandywine will not consult or enter into agreements with officers, directors or employees of its parent, Legg Mason Inc., or any of its affiliates, regarding the voting of any securities owned by its clients.

While the guidelines included in the procedures are intended to provide a benchmark for voting standards, each vote is ultimately cast on a case-by-case basis, taking into consideration Brandywine's contractual obligations to our

                                      B-11

clients and all other relevant facts and circumstances at the time of the vote
(such that these guidelines may be overridden to the extent Brandywine believes appropriate).

Voting Authority

o    Brandywine  shall assume the  responsibility  and authority with respect to the voting of proxies for all client accounts,  unless such  responsibility and authority  expressly  have been  delegated to others or reserved to the trustee or other  named  fiduciary  of a client  account.  In no event will
     Brandywine's  authority  to  vote  proxies  obligate  it to  undertake  any shareholder activism on behalf of any client.

o    Brandywine's clients shall be responsible for notifying their custodians of the name and address of the person or entity with voting authority.

o    Brandywine's Legal and Compliance  Department is responsible for overseeing
     the  proxy  voting  process.   The  gathering  and  voting  of  proxies  is
     coordinated through the Administrative  Department and Brandywine maintains internal procedures to govern the processing of proxies, including handling client requests and monitoring for potential material  conflicts.  Research analysts,  corporate action specialists and portfolio  managers,  otherwise referred to as voting persons, are responsible for determining  appropriate
     voting  positions  on  each  proxy  utilizing  any  applicable   guidelines
     contained in these procedures.

o    Brandywine  will  not  decline  to vote  proxies  except  in  extraordinary circumstances, nor will Brandywine accept direction from others with regard to the voting of proxies. Brandywine will take the investment guidelines of an account  into  consideration  in  deciding  how to vote on a  particular issue.

o    Brandywine may vote proxies  related to the same security  differently  for each client.

o    Brandywine seeks to identify any material  conflicts that may arise between the  interests  of  Brandywine  and its  clients  in  accordance  with  the following procedures.  Except for extraordinary circumstances,  in any such instance,  the material  conflict will be resolved by either  excluding any conflicted  person from the voting process or by voting in accordance  with
     the  recommendation  of  Institutional   Shareholder   Services  (ISS),  an
     independent third party.

o    All relevant  proxies are reviewed by the Legal and  Compliance  Department for  material  conflicts  of  interest.  Issues to be reviewed  may include whether Brandywine  manages assets for the issuer, a shareholder  proponent or an employee  group of the issuer or otherwise has a current or potential business  relationship  with the  issuer;  whether  Brandywine,  one of its officers or  directors or any voting  person is a close  relative of or has any personal or business  relationship  with the issuer  (excluding  normal commercial  transactions  and  investment  relationships  where there is no special treatment),  with an officer, director or other executive person at the  issuer,  with a candidate  for  election to the board of the issuer or with a shareholder proponent;  whether there is any other material business or personal relationship which may create an interest in the outcome of the matter  on the  part  of a  voting  person;  or  whether  an  affiliate  of
     Brandywine's   has  a  conflict  as  described  above  which  is  known  to
     Brandywine's  voting  persons.  Conflicts of this nature will be considered material.  If the conflict  pertains to an  individual  voting  person that person will exclude him- or herself from the vote determination  process in order to shield the  Brandywine and other voting persons from the conflict, provided the compliance  department  believes that the other voting persons can determine a vote completely separate from the conflicted voting person.
     If the conflict  cannot be contained,  the proxy is voted  according to the recommendation  of  ISS.  Any  time a  material  conflict  is  encountered,
     Brandywine will keep records on the nature of the conflict, the actual vote and the basis for the vote determination.

                                      B-12

Voting Guidelines

o    Proxies  will not be voted  without an  analysis of the  underlying  issues involved.

o    Brandywine's  proxy  voting  policy at all times shall be  directed  toward maximizing the value of the assets of managed accounts,  for the benefit of the accounts' ultimate owners/beneficiaries.

o    Any item on a proxy, which would tend to inhibit the realization of maximum value, may receive a negative vote from Brandywine.  Examples of such items would be staggered  terms for directors,  restrictions  against  cumulative
     voting,  and  establishment  of  different  classes  of  stock,   excessive
     compensation, poor stewardship, or any activity, which could be viewed as a
     "poison pill" maneuver.

o    On other matters specific to a company,  such as the election of directors, the  appointment  of auditors,  granting of options,  repricing of options, mergers and other material  issues, a decision shall be made in conjunction
     with  the  primary   analyst   responsible  for  overseeing  that  company,
     consistent with the policy of maximizing value.

Voting Records & Client Notification

o    A complete record and file of all votes cast shall be maintained by
     Brandywine for the period prescribed by the Securities Exchange Commission.
     Brandywine will similarly maintain copies of policies and procedures, proxy booklets, copies of any documents created by Brandywine that were material to making a decision how to vote proxies and a log of proxy requests and responses.

              A proxy log shall be maintained by Brandywine that includes the issuer name, exchange ticker symbol, CUSIP number, shareholder meeting date, brief identification of the matter voted on, whether the matter was proposed by the issuer or by a shareholder of the issuer, whether a vote was cast on the matter, record of how the vote was cast, and whether the vote was cast for or against the recommendation of the issuer's management team.

o    Clients may obtain information with regard to the manner in which their proxies were voted, as well as detailed policies and procedures by contacting Brandywine, Three Christina Centre, 201 N. Walnut Street, Suite
     1200, Wilmington, Delaware 19801, attention: Proxy administrator.

In addition, a description of these Policies shall be provided to new clients prior to the inception of their account, simultaneous with the provision of
Brandywine's Disclosure Brochure whenever possible.

Administration of Proxies
o    At the inception of a new account over which  Brandywine has domestic proxy voting authority:

o    New client  information  is entered  onto the  appropriate  "Proxy  System"
     (ProxyEdge (ADP) for domestic securities and ISS for global securities).

o    Custodians  are notified by the Client that proxies  should be forwarded to
     Brandywine.

o    Those  proxies  that arrive in the Mail Room are sorted and  forwarded to a
     Proxy Administrator.

o    Proxies are placed in date order into  pending  vote proxy files by a Proxy
     Administrator.

o    Proxies  are  cross-referenced  against  the Alert  List  (discussed  under
     Identifying Potential Conflicts).

o    Proxies are then distributed to either the appropriate investment team, or, in those  instances where a proxy matches an Alert List entry, to the Legal and Compliance Department.

o    In the event that no material  conflict  exists,  the following  procedures apply:

                                      B-13

o    The voting  person's  initials are entered onto the Proxy System's  tickler file in the analyst block.(2)

o    Ballots  are  voted  by a  voting  person  and  are  returned  to  a  Proxy
     Administrator for processing on the Proxy System.

o    If a material conflict exists, a Proxy  Administrator will obtain a copy of the  Institutional  Shareholder  Services  recommendation,  which  will  be attached to the ballot.

o    The voting  person will then either (i) complete the Proxy System ballot in accordance with the attached recommendation;  or (ii) exclude themselves in writing from voting the proxy.

o    A Proxy  Administrator  will redirect the proxy to another voting person in instances where an exclusion has occurred.

o    Where applicable,  a Proxy Administrator will verify that the ballot was in fact voted in accordance  with the ISS  recommendation  before  entering it onto the Proxy System.

o    The proxy  booklets and Proxy System  ballots are  subjected to an approval process by a Proxy Administrator(1).

o    During the approval  process,  ballot shares are matched  against  holdings shares(1).

o    Discrepancies are researched through  Brandywine's  internal data warehouse and  custodian  banks are  contacted  where  necessary to  reconcile  share amounts.

o    Brandywine  personnel act in such a manner to ensure that,  absent  special circumstances, the proxy gathering and proxy voting steps noted above could be completed before the applicable deadline for returning proxy votes.

o    Any pending unvoted meetings are reviewed and monitored on a daily basis by
     Proxy Administrators.

o    All voting records are maintained within the Proxy Systems.

o    Proxy  booklets and all  additional  information  (including  copies of any documents created by Brandywine that were material to making a decision how to vote proxies) are filed.

Administration of Client Requests

o    All  client  requests  for  proxy  information  (both  written  and  oral), including  but not limited to voting  records  and  requests  for  detailed
     Policies and Procedures, are referred to a Proxy Administrator.

o    All requests are entered onto a Proxy Request Log maintained by a Proxy
     Administrator. Information on the log includes the date of the request, the content of the request and the date of the response by Brandywine.

o    The Proxy Administrator works in conjunction with the Client Service
     Department to respond to all requests in writing.

o    Copies of all written requests and responses thereto, including voting record reports, are maintained in a separate Proxy Request file.

Identifying Potential Conflict of interest

Personal Conflicts

o    Each voting person must certify in writing at the beginning of each proxy season that he or she will notify the Legal and Compliance Department of:

1. any potential personal conflict with regard to a specific proxy; and
2. any potential conflict of which they become aware relating to another voting person.

o    Potential  conflicts  should be  interpreted  broadly  in order to  capture instances  where a conflict of interest  could be  perceived  to exist by a third party.  An objective  `reasonableness'  standard should be applied as opposed to a subjective  determination  that the  individual is not in fact conflicted.

------------------------------------
(2) This step applies only to the ADP system for domestic proxies.

                                      B-14

o    The following are examples of potential personal conflicts which are extracted from the SEC's Final Rule(3):

o    The adviser may also have business or personal relationships with participants in proxy contests, corporate directors or candidates for directorships. For example, an executive of the adviser may have a spouse or other close relative that serves as a director or executive of a company.

o    Any Board positions held on a publicly traded company by a voting person
     (as evidenced by their most recent Code of Ethics Certification) will be examined on a case-by-case basis as proxy votes arise in that security.

o    A list of potentially conflicted securities ("Alert List") will be provided to the Proxy Administrators, who will cross-reference proxy votes as they arise.

o    Any proxies matching securities on the Alert List will be referred to the
     Legal and Compliance Department for an assessment of the materiality of the conflict.

Professional Conflicts

o    In order to identify instances where a professional association could be perceived as a conflict of interest between Brandywine and a client for purposes of proxy voting, the following procedures will be followed:

o    The names of all clients who are directly connected to a publicly traded security, through a significant ownership interest, which was held by a
     Brandywine account during the relevant proxy period will be added to the
     Alert List.

o    The names of all significant prospects who are directly connected to a publicly traded security, through a significant ownership interest, which was held by a Brandywine account during the relevant proxy period will be added to the Alert List.

o    The Alert List will be cross-referenced by the Proxy Administrators against proxies on a day-to-day basis.

------------------------
(3) 17 CFR Part 275 [Release No. IA-2106; File No. S7-38-02], RIN 3235-AI65

                                      B-15

                                 BARTLETT & CO.
                       PROXY VOTING POLICY AND PROCEDURES

Voting Authority:

o    Bartlett & Co. ("Bartlett") shall assume the responsibility and authority with respect to the voting of proxies for all client accounts, unless such responsibility and authority to vote proxies has been expressly retained by the client. This authority is outlined in the investment management agreements and if the agreement is silent, Bartlett assumes responsibility.

Voting Procedures:

o    All proxy related materials, either electronically or via hard copy, are delivered to Bartlett's Proxy Coordinator ("Proxy Coordinator"). The Proxy
     Coordinator shall ensure that all relevant information is recorded in the firm's records.

o    The Proxy Coordinator shall verify all accounts for which Bartlett has proxy voting authority that held the security on record date. The Proxy
     Coordinator shall coordinate communication with custodians to ensure receipt of all relevant proxies.

o    The Proxy Coordinator will organize the proxy materials for voting. If the security is followed by the Bartlett Research Department, the proxy will be delivered to the Chief Investment Officer or Assigned Analyst. If the
     security is not followed in our equity research process, the proxy is forwarded to the Portfolio Manager holding the most shares of the security.

o    The Proxy Coordinator shall obtain voting instructions from the designated person and submit the proxy vote and ensure that the relevant information is recorded in the firm's records.

o    Proxies  will not be voted  without an  analysis of the  underlying  issues involved.

o    Bartlett's proxy voting policy at all times shall be directed toward maximizing the value of the client's investment as an owner.

o    Bartlett generally votes against any proposal that is likely to dilute the value of an issuer's common stock. Examples of such items would be restrictions against cumulative voting, establishment of different classes of stock, or any activity that could be viewed as a "poison pill" maneuver.

o    On other matters specific to a company, such as election of directors, appointment of auditors, granting and repricing of options, mergers and other material issues, a decision shall be made in conjunction with the primary analyst responsible for evaluating that company, consistent with the policy of maximizing value. Bartlett evaluates company management before deciding to own a security and gives weight to management recommendations on material issues with the goal of maximizing shareholder value over the long term.

o    The same security will be voted identically  across all similarly  situated client accounts.

VOTING RECORDS AND CLIENT NOTIFICATION:

o    A  complete  record  and file of all  votes  cast  shall be  maintained  by
     Bartlett.

o    Clients will be provided a copy of these policies and procedures upon request. A description of this Policy and Procedures shall be provided to new clients prior to the inception of their account. In addition, upon request, clients may receive reports on how their proxies have been voted.

                                      B-16

o    Bartlett maintains records of proxies voted pursuant to applicable rules and regulations under the Investment Advisers Act of 1940, the Investment
     Company Act of 1940, and ERISA DOL Bulletin 94-2. These records include:

        a)      A copy of Bartlett's policies and procedures.

        b)      Copies of proxy statements received regarding client securities.

        c)      A copy of any document created by Bartlett that was material to making a decision how to vote proxies.

        d)      Each written client request for proxy voting records and
                Bartlett's written response to both verbal and written client requests.

        e)      A proxy log including:

                1.    Issuer name;
                2.    Exchange ticker symbol of the issuer's shares to be voted;
                3.    Council on Uniform Securities Identification Procedures
                      ("CUSIP") number for the shares to be voted;
                4.    The shareholder meeting date;
                5.    A brief identification of the matter voted on;
                6.    Whether the matter was proposed by the issuer or by a
                      shareholder of the issuer;
                7.    Whether a vote was cast on the matter;
                8.    A record of how the vote was cast; and
                9.    Whether the vote was cast for or against the
                      recommendation of the issuer's management team.

Records are maintained in an easily accessible place for five years, the first two in Bartlett's offices.

Identifying Potential Conflicts:

o    Each person responsible for determining the voting of proxies must certify in writing at the beginning of each proxy season that he or she will notify the Compliance Officer of any potential conflict of the firm or its affiliates (if known to the person) with a specific proxy.

o    If the Chief Investment Officer believes that there is any potential material conflict of interest for the firm on a particular proxy vote, it is to be turned over to the Investment Oversight Committee ("IOC") for the voting decision.

o    The IOC is Bartlett's investment review committee comprised of senior management of the firm charged with ensuring the investment integrity of the firm's investment process and adherence to client's investment policy statements.

Assessing the Materiality of a Potential Conflict:
-------------------------------------------------

o    All proxies are reviewed by the Compliance Officer for material conflicts of interest. Issues to be reviewed include, but are not limited to:

       a)       Whether the adviser manages assets for the issuer, a shareholder proponent or an employee group of the issuer or otherwise has a current or potential business relationship with the issuer;

       b)       Whether the adviser, an officer or director of the adviser or the applicable portfolio manager, analyst or other person(s)
                responsible for recommending the proxy vote (together, "Voting
                Persons") is a close relative of or has any personal or business

                                      B-17

                relationship with the issuer (excluding normal commercial
                transactions and investment relationships where there is no special treatment), with an officer, director or other executive person at the issuer, with a candidate for election to the board of the issuer or with a shareholder proponent;

       c)       Whether there is any other material business or personal
                relationship as a result of which a Voting Person has an
                interest in the outcome of the matter before shareholders; or

       d)       Whether an affiliate of the adviser has a conflict as described in (a)-(c) above and such conflict is known to the adviser's
                Voting Persons.

o    All of the conflicts noted above will be deemed  material.  If the conflict resides with an individual  Voting Person,  that person should exclude him-
     or herself from the vote determination  process in order to shield Bartlett and the  other  Voting  Persons  from  the  conflict,  provided  the  Chief
     Investment  Officer  believes that the other Voting Persons can determine a vote without undue  influence  from the conflicted  Voting  Person.  If the conflict  cannot be walled off, the vote should be passed on to the IOC, or if the IOC or  Bartlett  cannot be walled  of, a  neutral  party  such as a third-party service provider or to the client directly. Any time a material conflict is  encountered,  Bartlett  will keep records on the nature of the conflict, the actual vote and the basis for the vote determination.

Voting Procedures When Bartlett Utilizes a Third Party Proxy Service:
--------------------------------------------------------------------

o    If a client instructs Bartlett to utilize a third party proxy service, the
     Proxy Solicitor will ensure that the proxy service receives updated holdings for the relevant accounts. The Proxy Coordinator will also ensure that the proxy service delivers its recommendations on a timely basis and that such information is provided to the person(s) responsible for the particular vote. After the Chief Investment Officer authorizes the proxy service to vote, the Proxy Coordinator will maintain records of the proxy service recommendations and voting reports.

                                      B-18

BARRETT ASSOCIATES, INC.
May 31, 2005
                                  PROXY VOTING

                                   Background

As outlined in the Investment Management Agreement, Barrett Associates shall assume no responsibility for, and Barrett shall be expressly precluded from, voting proxies for securities held in client accounts. Barrett will instruct client custodians to mail proxy material directly to clients. Notwithstanding the foregoing, clients may instruct Barrett to vote proxies by executing a Proxy
Voting Form, an attachment to the Investment Management Agreement. With respect to the Legg Mason Financial Services Fund (the "Fund"), Barrett is responsible for voting proxies for securities held by the Fund.

Barrett has adopted and implemented policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with our fiduciary duties and SEC Rule 206(4)-6 under the
Investment Advisers Act of 1940 ("Advisers Act"). If authority to vote proxies is established by the client by executing the Proxy Voting Form- Exhibit C of the Investment Management Agreement, our proxy voting guidelines have been tailored to reflect this specific contractual obligation. In addition to SEC requirements governing advisers, our proxy voting policies reflect the long-standing fiduciary standards and responsibilities for ERISA accounts.
Unless a manager of ERISA assets has been expressly precluded from voting proxies, the Department of Labor has determined that the responsibility for these votes lies with the Investment Manager.

In exercising its voting authority, Barrett Associates will not consult or enter into agreements with officers, directors or employees of Legg Mason Inc. or any of its affiliates (other than Barrett Associates Inc.) regarding the voting of any securities owned by its clients.

                                     Policy

Barrett Associates' proxy voting procedures are designed and implemented in a way that is reasonably expected to ensure that proxy matters are handled in the best interest of clients for whom we have voting authority. While the guidelines included in the procedures are intended to provide a benchmark for voting standards, each vote is ultimately cast on a case-by-case basis, taking into consideration Barrett Associates' contractual obligations to our clients and all other relevant facts and circumstances at the time of the vote (such that these guidelines may be overridden to the extent Barrett Associates deems appropriate).

                                      B-19

                                   Procedures

Responsibility and Oversight

The Barrett Associates proxy voting committee (the "Proxy Committee") is responsible for administering and overseeing the proxy voting process. Barrett's proxy coordinators (the Proxy Coordinators") coordinate the gathering of proxies. For their respective accounts, the portfolio managers are responsible for determining appropriate voting positions on each proxy utilizing any applicable guidelines contained in these procedures.

Client Authority

If the client has executed a Proxy Voting Form or if the account represents assets of an ERISA plan and Barrett has not received written instruction from the client that precludes the firm from voting proxies, Barrett will assume responsibility for proxy voting.

Proxy Gathering

Registered owners of record, client custodians, client banks and trustees
("Proxy Recipients") that receive proxy materials on behalf of clients should forward them to the Proxy Coordinator. Proxy Recipients of existing clients will be reminded of the appropriate routing to the Proxy Coordinator for proxy materials received and reminded of their responsibility to forward all proxy materials on a timely basis. Proxy Recipients for new clients (or, if Barrett
Associates becomes aware that the applicable Proxy Recipient for an existing client has changed) are notified at start-up of appropriate routing to a Proxy
Coordinator of proxy materials received and also reminded of their responsibility to forward all proxy materials on a timely basis. If Barrett
Associates personnel other than a Proxy Coordinator receive proxy materials, they should promptly forward the materials to a Proxy Coordinator.

Proxy Voting

Once proxy materials are received, a Proxy Coordinator will initiate the following actions:

      a.          Proxies are reviewed to determine accounts impacted.

      b.          If the proxy coordinator and/or portfolio manager is uncertain about any material conflicts of interest, Chairman of the
                  Proxy Committee and/or Chief Compliance Officer will review the proxy issues and make a final determination. (See
                  conflicts of interest section of these procedures for further information on determining material conflicts of interest.)

      c.          If a material conflict of interest exists, (i) to the extent reasonably practicable and permitted by applicable law, the client is promptly notified, the conflict is disclosed and
                  Barrett Associates obtains the client's proxy voting
                  instructions, and (ii) to the extent that it is not reasonably practicable or permitted by applicable law to notify the
                  client and obtain such instructions (e.g., the client is a mutual fund or other commingled vehicle or is an ERISA plan client), Barrett Associates seeks voting instructions from an independent third party.

                                      B-20

      d.          Votes are determined on a case-by-case basis taking into
                  account the voting guidelines contained in these procedures

      e.          The Proxy Coordinators vote the proxies pursuant to the
                  instructions received from the appropriate manager.

Timing

Barrett Associates personnel act in such a manner to ensure that, absent special circumstances, the proxy gathering and proxy voting steps noted above can be completed before the applicable deadline for returning proxy votes.

Recordkeeping

Barrett Associates maintains records of proxies voted pursuant to Section 204-2 of the Advisers Act and ERISA DOL Bulletin 94-2. These records include:

         A copy of Barrett Associates' policies and procedures.

         Copies of proxy statements received regarding client securities.

         A copy of any document created by Barrett Associates that was material to making a decision how to vote proxies.

         Each written client request for proxy voting records and Barrett
         Associates' written response to both verbal and written client requests.

         A proxy log including:
                  1. Issuer name;
                  2. Exchange ticker symbol of the issuer's shares to be voted;
                  3. Council on Uniform Securities Identification Procedures
                     ("CUSIP") number for the shares to be voted;
                  4. A brief identification of the matter voted on;
                  5. Whether the matter was proposed by the issuer or by a
                     shareholder of the issuer;
                  6. Whether a vote was cast on the matter;
                  7. A record of how the vote was cast; and
                  8. Whether the vote was cast for or against the recommendation of the issuer's management team.

Records are maintained in an easily accessible place for five years, the first two in Barrett Associates' offices.

                                      B-21

Disclosure

Barrett Associates' proxy policy is outlined in the firm's Part II of Form ADV.
These policies and procedures are designed to ensure that Barrett Associates carries out its obligation to vote proxies in the best interest of clients, consistent with its fiduciary obligation. A copy of our policy is available upon request. New clients who direct Barrett to vote will be provided a copy of these policies and procedures within 10 business days of contract exectution. In addition, upon request, clients may receive reports on how their proxies have been voted.

Conflicts of Interest -

Issues to be considered include, but are not limited to:

      1.                   Whether Barrett (or, to the extent required to be
                           considered by applicable law, its affiliates) manages
                           assets for the company or an employee group of the
                           company or otherwise has an interest in the company;

      2.                   Barrett, or an officer or director of Barrett, or a
                           member of the Proxy Committee - those responsible for
                           recommending the proxy vote (together, "Voting
                           Persons") is a close relative of or has a personal or
                           business relationship with an executive, director or
                           person who is a candidate for director of the company
                           or is a participant in a proxy contest; and

      3.                   Whether there is any other business or personal
                           relationship where a Voting Person has a personal
                           interest in the outcome of the matter before
                           shareholders.

Voting Guidelines

Guidelines are grouped according to the types of proposals generally presented to shareholders. Part I deals with proposals which have been approved and are recommended by a company's board of directors; Part II deals with proposals submitted by shareholders for inclusion in proxy statements; Part III addresses issues relating to voting shares of investment companies; and Part IV addresses unique considerations pertaining to foreign issuers.

Under normal circumstances, Barrett Associates will vote proxies as recommended by management. In rare circumstances, Barrett Associates will vote against a management recommendation. In those cases, the portfolio manager will make a substantive voting decision based on the particular facts and circumstances of the proxy proposal.

   I.    Board Approved Proposals

     The vast majority of matters presented to shareholders for a vote involve proposals made by a company itself that have been approved and  recommended

                                      B-22

     by its board of directors. Barrett Associates generally votes in support of decisions reached by independent boards of directors.

Votes are cast on a case-by-case basis in contested elections of directors.

     1. Matters relating to Compensation

Barrett Associates generally favors compensation programs that relate executive compensation to a company's long-term performance.

Barrett Associates generally votes against stock option plans or proposals that permit replacing or re-pricing of underwater options.

Barrett Associates generally votes against stock option plans that permit issuance of options with an exercise price below the stocks' current market price.

Votes are cast on a case-by-case basis on board-approved proposals relating to compensation.

     2. Matters relating to Capitalization

The management of a company's capital structure involves a number of important issues, including cash flows, financing needs and market conditions that are unique to the circumstances of each company. As a result, Barrett Associates votes on a case-by-case basis on board-approved proposals involving changes to a company's capitalization

     3. Matters relating to Acquisitions, Mergers, Reorganizations and Other
Transactions

Barrett Associates generally votes against highly dilutive acquisitions, although these issues are examined on a case-by-case basis.

     4. Matters relating to Anti-Takeover Measures

Barrett Associates votes against board-approved proposals to adopt anti-takeover measures except as follows:

Barrett Associates votes on a case-by-case basis on proposals to ratify or approve shareholder rights plans.

Barrett Associates votes on a case-by-case basis on proposals to adopt fair price provisions.

                                      B-23

     5. Other Business Matters

Barrett Associates votes for board-approved proposals approving such routine business matters such as changing the company's name, ratifying the appointment of auditors and procedural matters relating to the shareholder meeting.

Barrett Associates votes on a case-by-case basis on proposals to amend a company's charter or bylaws.

   II.   Shareholder Proposals

SEC regulations permit shareholders to submit proposals for inclusion in a company's proxy statement. These proposals generally seek to change some aspect of a company's corporate governance structure or to change some aspect of its business operations. Barrett Associates votes in accordance with the recommendation of the company's board of directors generally.

   III.  Voting Shares of Investment Companies

Barrett Associates may utilize shares of open or closed-end investment companies to implement its investment strategies. Shareholder votes for investment companies that fall within the categories listed above are voted in accordance with those guidelines.

Barrett Associates votes on a case-by-case basis on proposals relating to changes in the investment objectives of an investment company taking into account the original intent of the fund and the role the fund plays in the clients' portfolios.

Barrett Associates votes on a case-by-case basis all proposals that would result in increases in expenses (e.g., proposals to adopt 12b-1 plans, alter investment advisory arrangements or approve fund mergers) taking into account comparable expenses for similar funds and the services to be provided.

    IV.  Voting Shares of Foreign Issuers

In the event Barrett Associates is required to vote on securities held in foreign issuers - i.e. issuers that are incorporated under the laws of a foreign jurisdiction and that are not listed on a U.S. securities exchange or the NASDAQ stock market, the following guidelines are used, which are premised on the existence of a sound corporate governance and disclosure framework. These guidelines, however, may not be appropriate under some circumstances for foreign issuers and therefore apply only where applicable.

Barrett Associates votes on a case-by-case basis on proposals relating to (1)
the issuance of common stock in excess of 20% of a company's outstanding common stock where shareholders do not have preemptive rights, or (2) the issuance of common stock in excess of 100% of a company's outstanding common stock where shareholders have preemptive rights.

                                      B-24

Voting Procedures When Barrett Utilizes a Third Party Proxy Service -

         If Barrett is utilizing a third party proxy service in connection with certain client accounts, a Proxy Coordinator will ensure that the proxy service receives updated holdings for the affected accounts. A Proxy
         Coordinator will also ensure that the proxy service delivers its recommendations on a timely basis and that such information is provided to the appropriate manager. A Proxy Coordinator will maintain records of the proxy service recommendations and voting reports.

Corporate Actions

Notice of any corporate actions should be communicated to a Proxy Coordinator who shall coordinate with the portfolio managers to determine the firm's desired course of action and communicate the firm's instructions to the custodian. The appropriate Proxy Coordinator will also keep accurate records of each corporate action and the steps that were taken by the firm.

                                      B-25

                             LEGG MASON EQUITY FUNDS

                          Legg Mason Value Trust, Inc.
                    Legg Mason Special Investment Trust, Inc.
                   Legg Mason American Leading Companies Trust
                            Legg Mason Balanced Trust
                Legg Mason U.S. Small-Capitalization Value Trust
                       Legg Mason Financial Services Fund

                Supplement to the Prospectus dated August 1, 2005
                          (as revised December 1, 2005)

The following information replaces the paragraph entitled "Portfolio Management
- Balanced Trust" on page 37 of the Prospectus in its entirety.

Jason M. Kiss, CFA, David P. Francis and Troy R. Snider, CFA, are responsible for the day-to-day management of Balanced Trust. Mr. Kiss has been responsible for the equity portion of Balanced Trust since May 1, 2006. In this role he implements the recommendations of the equity research analysts, relating to individual securities, sector and industry weightings. In addition, he oversees the asset allocation of the fund between stocks, bonds and cash equivalents. Mr.
Kiss has been a Portfolio Manager with Bartlett since 2000, working with institutional and high net worth clients with fixed-income and balanced portfolios. Mr. Francis and Mr. Snider have been responsible for managing
Balanced Trust's fixed-income strategy and fixed-income security selection since its inception in October 1996. Mr. Francis and Mr. Snider have been employed as fixed-income managers at Bartlett since 1991.

                     This supplement is dated May 16, 2006.

  You should retain this supplement with your prospectus for future reference.

LMF-001 SUPP #5 (5-06)
SKU#537139

                             LEGG MASON EQUITY FUNDS

                          Legg Mason Value Trust, Inc.
                    Legg Mason Special Investment Trust, Inc.
                   Legg Mason American Leading Companies Trust
                            Legg Mason Balanced Trust
                Legg Mason U.S. Small-Capitalization Value Trust
                       Legg Mason Financial Services Fund

                Supplement to the Prospectus dated August 1, 2005
                          (as revised December 1, 2005)

  This supplement supersedes the Prospectus supplement dated January 30, 2006.

The following changes to the Legg Mason Equity Funds Prospectus are effective beginning April 21, 2006.

1. A new section entitled "Shareholder Accounts" is incorporated into the
Prospectus and states the following:

   You have the following options for holding fund shares.

     1.  You may hold fund shares in a securities brokerage account with a firm that has an agreement with the funds' distributor with respect to the class of shares that you own. At the present time, there are only a small number of securities firms that have agreements of this kind.

     2.  You may hold fund shares directly with a fund, through its transfer agent. There are no additional fees to you for holding your shares directly with a fund in this manner. You will receive confirmations of transactions from the fund's transfer agent and periodic statements reporting your account activity and share ownership. To assist you in the management of your account you may direct the fund's transfer agent to send copies of your confirmations and/or periodic statements to another party whom you designate, at no charge. You may call the funds at 800-822-5544 (Primary Class) or 888-425-6432 (Institutional and
         Financial Intermediary Class) regarding holding fund shares directly with a fund.

2.   The following information replaces the section entitled "Services for
     Investors - Exchange Privilege" beginning on page 54 of the Prospectus in its entirety.

Primary Class
Primary Class shares of a fund may be exchanged for Primary Class shares of any other Legg Mason fund and for Class A shares of the Smith Barney Cash Portfolio
("Cash Portfolio"). If you choose to exchange your fund shares for shares of the
Cash Portfolio, the only exchange option available to you will be to exchange back to Primary Class shares of a Legg Mason fund. You can request an exchange in writing or by telephone.

Institutional Class and Financial Intermediary Class
Institutional Class and Financial Intermediary Class shares of a fund may be exchanged for shares of the same class of any other Legg Mason fund, provided the investor meets the eligibility criteria of that class of that fund. You can request an exchange in writing (including by Fax).

Important Information About Exchanges
In each case, the fund into which you are exchanging must be eligible for sale in your state of residence. Be sure to read the current prospectus for the fund into which you are exchanging.

There is currently no fee for exchanges. An exchange of a fund's shares will be treated as a sale of the shares being redeemed of the fund from which you are exchanging, and any gain on the sale will generally be taxable.

Each fund reserves the right to terminate or modify the exchange privilege after at least 60 days' prior written notice to shareholders.

If you hold shares through an intermediary, such as a securities brokerage firm, you may acquire shares of another Legg Mason fund by an exchange only if your intermediary has an agreement with the fund's distributor with respect to the class of shares of the Legg Mason fund that you seek to acquire.

 This supplement should be retained with your Prospectus for future reference.

                    This supplement is dated April 21, 2006.

LMF-001 SUPP #4 (4/06)
KC SKU#536981

                             LEGG MASON EQUITY FUNDS

LEGG MASON VALUE TRUST, INC.
LEGG MASON SPECIAL INVESTMENT TRUST, INC.
LEGG MASON INVESTORS TRUST, INC.:
     Legg Mason American Leading Companies Trust
     Legg Mason Balanced Trust
     Legg Mason U.S. Small-Capitalization Value Trust
     Legg Mason Financial Services Fund

         PRIMARY CLASS SHARES, INSTITUTIONAL CLASS SHARES and FINANCIAL
                            INTERMEDIARY CLASS SHARES

                       STATEMENT OF ADDITIONAL INFORMATION

                                 AUGUST 1, 2005
                           (REVISED APRIL 6, 2006)

     This Statement of Additional  Information  ("SAI") is not a prospectus.  It should be read in conjunction  with the funds'  Prospectus  dated August 1, 2005
(revised  December 1, 2005),  which has been filed with the U.S.  Securities and
Exchange Commission ("SEC"). The funds' financial statements,  notes thereto and
the  reports  of  their  independent   registered  public  accounting  firm  are
incorporated  by reference from the funds' annual reports to  shareholders  into
(and are  therefore  legally part of) this SAI. A copy of the  Prospectus or the annual reports may be obtained without charge from the funds' distributor,  Legg
Mason Investor Services, LLC ("LMIS"), by calling 1-800-822-5544  (Primary Class shares) or 1-888-425-6432  (Institutional Class and Financial Intermediary Class
shares).

                        Legg Mason Investor Services, LLC

                                100 Light Street
                                  P.O. Box 1476
                         Baltimore, Maryland 21203-1476
                          (410) 539-0000 (800) 822-5544

         No person has been authorized to give any information or to make any representations not contained in the Prospectus or this SAI in connection with the offerings made by the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by any fund or its distributor. The Prospectus and this SAI do not constitute offerings by any fund or by the distributor in any jurisdiction in which such offerings may not lawfully be made.

                            DESCRIPTION OF THE FUNDS

         Legg Mason Value Trust, Inc. ("Value Trust"), Legg Mason Special
Investment Trust, Inc. ("Special Investment Trust") and Legg Mason Investors
Trust, Inc. ("Investors Trust"), each a separate corporation ("Corporation"), are diversified open-end management investment companies that were incorporated in Maryland on January 20, 1982, October 31, 1985, and May 5, 1993,
respectively. Legg Mason American Leading Companies Trust ("American Leading
Companies"), Legg Mason Balanced Trust ("Balanced Trust"), Legg Mason U.S.
Small-Capitalization Value Trust ("Small-Cap Value Trust") and Legg Mason
Financial Services Fund ("Financial Services Fund") are separate series of
Investors Trust.

                                  FUND POLICIES

         The following information supplements the information concerning each fund's investment objective, policies and limitations found in the Prospectus.

         Value Trust's investment objective is to seek long-term growth of capital. Special Investment Trust's investment objective is to seek capital appreciation. American Leading Companies' investment objective is to seek long-term capital appreciation and current income consistent with prudent investment risk. Balanced Trust's investment objective is to seek long-term capital appreciation and current income in order to achieve an attractive total investment return consistent with reasonable risk. Small-Cap Value Trust's investment objective is to seek long-term capital appreciation. Financial
Services Fund's investment objective is to seek long-term growth of capital. The investment objective of each fund is non-fundamental and may be changed by each fund's Board of Directors ("Board of Directors") without shareholder approval upon 60 days' prior written notice to shareholders.

         Each fund has adopted the following fundamental investment limitations that cannot be changed except by a vote of its shareholders.

         The following fundamental investment limitations apply to Value Trust,
Special Investment Trust, American Leading Companies, Balanced Trust and
Small-Cap Value Trust only.

1.       Borrowing: Each fund may not borrow money, except (1) in an amount not exceeding 33-1/3% of the fund's total assets (including the amount borrowed) less liabilities (other than borrowings) or (2) by entering into reverse repurchase agreements or dollar rolls;

2.       Underwriting: Each fund may not engage in the business of underwriting the securities of other issuers, except as permitted by the Investment
         Company Act of 1940, as amended ("1940 Act"), and the rules and regulations promulgated thereunder, as such statute, rules, and regulations are amended from time to time or are interpreted from time to time by the SEC or SEC staff or to the extent that the fund may be permitted to do so by exemptive order or other relief from the SEC or
         SEC staff (collectively, "1940 Act Laws, Interpretations and
         Exemptions"). This restriction does not prevent the fund from engaging in transactions involving the acquisition, disposition or resale of portfolio securities, regardless of whether the fund may be considered to be an underwriter under the Securities Act of 1933, as amended (the
         "1933 Act");

3.       Loans: Each fund may not lend money or other assets, except to the extent permitted by the 1940 Act Laws, Interpretations and Exemptions.
         This restriction does not prevent the fund from purchasing debt obligations in pursuit of its investment program, or for defensive or cash management purposes, entering into repurchase agreements, loaning its portfolio securities to financial intermediaries, institutions or institutional investors, or investing in loans, including assignments and participation interests;

4.       Senior  Securities:  Each fund may not issue senior securities,  except as permitted under the 1940 Act Laws,  Interpretations and Exemptions;

                                       1

5.       Real Estate: Each fund may not purchase or sell real estate unless acquired as a result of ownership of securities or other instruments.
         This restriction does not prevent the fund from investing in issuers that invest, deal, or otherwise engage in transactions in or hold real estate or interests therein, investing in instruments that are secured by real estate or interests therein, or exercising rights under agreements relating to such securities, including the right to enforce security interests;

6.       Commodities: Each fund may not purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments. This restriction does not prevent the fund from engaging in transactions involving foreign currency, futures contracts and options, forward contracts, swaps, caps, floors, collars, securities purchased or sold on a forward-commitment or delayed-delivery basis or other similar financial instruments, or investing in securities or other instruments that are secured by physical commodities;

7.       Concentration: Each fund may not make any investment if, as a result, the fund's investments will be concentrated (as that term may be defined or interpreted by the 1940 Act Laws, Interpretations and
         Exemptions) in any one industry. This restriction does not limit the fund's investment in securities issued or guaranteed by the U.S.
         Government, its agencies or instrumentalities and repurchase agreements with respect thereto, or securities of municipal issuers.

         The following fundamental investment limitations apply to Financial
Services Fund.

1.       Borrowing: The fund may not borrow money, except (1) in an amount not exceeding 33 1/3 % of the fund's total assets (including the amount borrowed) less liabilities (other than borrowings) or (2) by entering into reverse repurchase agreements or dollar rolls;

2.       Underwriting: The fund may not engage in the business of underwriting the securities of other issuers, except as permitted by the Investment
         Company Act of 1940, as amended ("1940 Act") and the rules and regulations promulgated thereunder, as such statute, rules, and regulations are amended from time to time or are interpreted from time to time by the SEC or SEC staff or to the extent that the fund may be permitted to do so by exemptive order or other relief from the SEC or
         SEC staff (collectively, "1940 Act Laws, Interpretations and
         Exemptions"). This restriction does not prevent the fund from engaging in transactions involving the acquisition, disposition or resale of portfolio securities, regardless of whether the fund may be considered to be an underwriter under the Securities Act of 1933, as amended (the
         "1933 Act");

3.       Loans: The fund may not lend money or other assets, except to the extent permitted by the 1940 Act Laws, Interpretations and Exemptions.
         This restriction does not prevent the fund from purchasing debt obligations in pursuit of its investment program, or for defensive or cash management purposes, entering into repurchase agreements, loaning its portfolio securities to financial intermediaries, institutions or institutional investors, or investing in loans, including assignments and participation interests;

4.       Senior  Securities:  The fund may not issue senior  securities,  except as permitted under the 1940 Act Laws,  Interpretations and Exemptions;

5.       Real Estate: The fund may not purchase or sell real estate unless acquired as a result of ownership of securities or other instruments.
         This restriction does not prevent the fund from investing in issuers that invest, deal, or otherwise engage in transactions in or hold real estate or interests therein, investing in instruments that are secured by real estate or interests therein, or exercising rights under agreements relating to such securities, including the right to enforce security interests;

                                       2

6.       Commodities: The fund may not purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments. This restriction does not prevent the fund from engaging in transactions involving foreign currency, futures contracts and options, forward contracts, swaps, caps, floors, collars, securities purchased or sold on a forward-commitment or delayed-delivery basis or other similar financial instruments, or investing in securities or other instruments that are secured by physical commodities;

7.       Concentration: The fund may not make any investment if, as a result, the fund's investments will be concentrated (as that term may be defined or interpreted by the 1940 Act Laws, Interpretations and
         Exemptions) in any one industry other than the financial services industry. This restriction does not limit the fund's investment in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities and repurchase agreements with respect thereto, or securities of municipal issuers.

         Although not a part of each fund's fundamental investment restriction on concentration, it is the current position of the SEC staff that a fund's investments are concentrated in an industry when 25% or more of the fund's net assets are invested in issuers whose principal business is in that industry.

         The foregoing fundamental investment limitations may be changed only by
"the vote of a majority of the outstanding voting securities" of the fund, a term defined in the 1940 Act to mean the vote (a) of 67% or more of the voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities of the fund are present, or (b) of more than 50%
of the outstanding voting securities of the fund, whichever is less.

         Each fund is diversified under the 1940 Act. Although not a part of each fund's fundamental investment restrictions, the 1940 Act currently states that a fund is diversified if it invests at least 75% of the value of its total assets in cash and cash items (including receivables), U.S. Government securities, securities of other investment companies and other securities limited in respect of any one issuer to (1) no more than 5% of the value of the fund's total assets and (2) no more than 10% of the outstanding voting securities of such issuer. Each fund may only change to non-diversified status with the affirmative vote of the fund's shareholders.

         For purposes of the diversification requirement described above, a fund will treat both the corporate borrower and the financial intermediary as issuers of a loan participation interest. Investments by the fund in collateralized mortgage obligations that are deemed to be investment companies under the 1940
Act will be included in the limitation on investments in other investment companies described below under "Investment Strategies and Risks--Investment
Companies."

         Unless otherwise stated, each fund's investment policies and limitations are non-fundamental and may be changed without shareholder approval.
The following are some of the non-fundamental investment limitations that each fund currently observes:

1.       Borrowing:  Each fund will not borrow for investment purposes an amount in excess of 5% of its total assets.

2.       Illiquid Securities:  Each fund may invest up to 15% of its net assets in illiquid securities.

3.       Short Sales: Each fund may not sell securities short (unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short). This restriction does not prevent a fund from entering into short positions in foreign currency, futures contracts, options, forward contracts, swaps, caps, floors, collars, securities purchased or sold on a forward-commitment or delayed-delivery basis or other financial instruments.

4.       Margin Purchases: Each fund may not purchase securities on margin, except that (1) each fund may obtain such short-term credits as are necessary for the clearance of transactions and (2) each fund may make margin payments in connection with foreign currency, futures contracts,

                                       3

         options, forward contracts, swaps, caps, floors, collars, securities purchased or sold on a forward-commitment or delayed-delivery basis or other financial instruments.

         In addition, as a non-fundamental limitation, American Leading
Companies may not purchase or sell interest rate and currency futures contracts, options on currencies, securities, and securities indices and options on interest rate and currency futures contracts, provided, however, that the fund may sell covered call options on securities and may purchase options to the extent necessary to close out its position in one or more call options.

         Except as otherwise stated, if a fundamental or non-fundamental percentage limitation set forth in the Prospectuses or this SAI is complied with at the time an investment is made, a later increase or decrease in percentage resulting from a change in value of portfolio securities, in the net asset value of a fund, or in the number of securities an issuer has outstanding will not be considered to be outside the limitation. Each fund will monitor the level of borrowing and illiquid securities in its portfolio and will make necessary adjustments to maintain the required asset coverage and adequate liquidity.

         American Leading Companies intends to, under normal circumstances, invest at least 80% of its net assets in common stocks of Leading Companies that are tied economically to the United States.

         Small-Cap Value Trust intends to, under normal circumstances, invest at least 80% of its net assets in equity securities of domestic small-capitalization value companies.

         Financial Services Fund intends to, under normal circumstances, invest at least 80% of its net assets in equity securities of issuers in the financial services industry.

         Each of American Leading Companies, Small-Cap Value Trust and Financial
Services Fund may not change its policy to invest at least 80% of its net assets in the type of securities suggested by its name unless it provides shareholders with at least 60 days' prior written notice of such change. For purposes of these limitations only, net assets include the amount of any borrowing for investment purposes.

                         INVESTMENT STRATEGIES AND RISKS

The following information applies to all of the funds unless otherwise indicated:

         This section supplements the information in the Prospectuses concerning the investments the funds may make and the techniques they may use. Each fund, unless otherwise stated, may employ a variety of investment strategies, including:

Exposure to Foreign Markets

         Each fund may invest in foreign securities. Investment in foreign securities presents certain risks, including those resulting from fluctuations in currency exchange rates, revaluation of currencies, future political and economic developments and the possible imposition of currency exchange blockages or other foreign governmental laws or restrictions, reduced availability of public information concerning issuers, and the fact that foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards or other regulatory practices and requirements comparable to those applicable to domestic issuers. These risks are intensified when investing in countries with developing economies and securities markets, also known as
"emerging markets." Moreover, securities of many foreign issuers may be less liquid and their prices more volatile than those of comparable domestic issuers and transactions in securities of foreign issuers may be subject to less efficient settlement practices, including extended clearance and settlement periods. Issuers may be less liquid and their prices more volatile than those of comparable domestic issuers. In addition, with respect to certain foreign countries, there is the possibility of expropriation, confiscatory taxation, withholding taxes and limitations on the use or removal of funds or other assets.

                                       4

         The costs associated with investment in the securities of foreign issuers, including withholding taxes, brokerage commissions and custodial fees, may be higher than those associated with investment in domestic issuers. In addition, foreign investment transactions may be subject to difficulties associated with the settlement of such transactions. Delays in settlement could result in temporary periods when assets of a fund are uninvested and no return can be earned thereon. The inability of a fund to make intended investments due to settlement problems could cause a fund to miss attractive investment opportunities. Inability to dispose of a portfolio security due to settlement problems could result in losses to a fund due to subsequent declines in value of the portfolio security or, if a fund has entered into a contract to sell the security, could result in liability to the purchaser.

         Since each fund may invest in securities denominated in currencies other than the U.S. dollar and since each fund may hold foreign currencies, it may be affected favorably or unfavorably by exchange control regulations or changes in the exchange rates between such currencies and the U.S. dollar.
Changes in the currency exchange rates may influence the value of each fund's shares, and also may affect the value of dividends and interest earned by that fund and gains and losses realized by that fund. Exchange rates are determined by the forces of supply and demand in the foreign exchange markets. These forces are affected by the international balance of payments, other economic and financial conditions, government intervention, speculation and other factors.

         In addition to purchasing foreign securities, each fund may invest in
American Depositary Receipts ("ADRs"). Generally, ADRs, in registered form, are denominated in U.S. dollars and are designed for use in the domestic market.
Usually issued by a U.S. bank or trust company, ADRs are receipts that demonstrate ownership of the underlying securities. For purposes of each fund's investment policies and limitations, ADRs are considered to have the same classification as the securities underlying them. ADRs may be sponsored or unsponsored; issuers of securities underlying unsponsored ADRs are not contractually obligated to disclose material information in the United States.
Accordingly, there may be less information available about such issuers than there is with respect to domestic companies and issuers of securities underlying sponsored ADRs. Each fund may also invest in Global Depositary Receipts
("GDRs"), which are receipts that are often denominated in U.S. dollars and are issued by either a U.S. or non-U.S. bank evidencing ownership of the underlying foreign securities. Even where they are denominated in U.S. dollars, depositary receipts are subject to currency risk if the underlying security is denominated in a foreign currency.

         Although not a fundamental policy subject to shareholder vote, Legg
Mason Capital Management, Inc. ("LMCM"), currently anticipates that Value Trust and Special Investment Trust will each invest no more than 25% of its total assets in foreign securities, and that American Leading Companies will invest no more than 20% of its net assets in foreign securities. Barrett Associates, Inc.
("Barrett") currently anticipates that Financial Services Fund will not invest more than 25% of its total assets in foreign securities, not including investments through ADRs. Bartlett & Co. ("Bartlett") currently anticipates that
Balanced Trust will not invest more than 10% of its total assets in foreign securities, either directly or through ADRs or GDRs. Small-Cap Value Trust does not currently intend to invest in foreign securities.

         Each fund (except Small-Cap Value Trust) may invest in securities of issuers based in emerging markets (including, but not limited to, countries in
Asia, Latin America, the Indian sub-continent, Southern and Eastern Europe, the
Middle East, and Africa). The risks of foreign investment are greater for investments in emerging markets.

         Many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, very negative effects on the economies and securities markets of certain emerging markets. Economies in emerging markets generally are heavily dependent upon international trade and, accordingly, have been and may continue to be affected adversely by economic conditions, trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade.

                                       5

         Over the last quarter of a century, inflation in many emerging market countries has been significantly higher than the world average. While some emerging market countries have sought to develop a number of corrective mechanisms to reduce inflation or mitigate its effects, inflation may continue to have significant effects both on emerging market economies and their securities markets. In addition, many of the currencies of emerging market countries have experienced steady devaluations relative to the U.S. dollar, and major devaluations have occurred in certain countries.

         Because of the high levels of foreign-denominated debt owed by many emerging market countries, fluctuating exchange rates can significantly affect the debt service obligations of those countries. This could, in turn, affect local interest rates, profit margins and exports, which are a major source of foreign exchange earnings. Although it might be theoretically possible to hedge for anticipated income and gains, the ongoing and indeterminate nature of the foregoing risks (and the costs associated with hedging transactions) makes it virtually impossible to hedge effectively against such risks.

         To the extent an emerging market country faces a liquidity crisis with respect to its foreign exchange reserves, it may increase restrictions on the outflow of any foreign exchange. Repatriation is ultimately dependent on the ability of a fund to liquidate its investments and convert the local currency proceeds obtained from such liquidation into U.S. dollars. Where this conversion must be done through official channels (usually the central bank or certain authorized commercial banks), the ability to obtain U.S. dollars is dependent on the availability of such U.S. dollars through those channels, and if available, upon the willingness of those channels to allocate those U.S. dollars to a fund.
In such a case, a fund's ability to obtain U.S. dollars may be adversely affected by any increased restrictions imposed on the outflow of foreign exchange. If a fund is unable to repatriate any amounts due to exchange controls, it may be required to accept an obligation payable at some future date by the central bank or other governmental entity of the jurisdiction involved.
If such conversion can legally be done outside official channels, either directly or indirectly, a fund's ability to obtain U.S. dollars may not be affected as much by any increased restrictions except to the extent of the price which may be required to be paid for the U.S. dollars.

         Many emerging market countries have little experience with the corporate form of business organization and may not have well-developed corporation and business laws or concepts of fiduciary duty in the business context.

         The securities markets of emerging markets are substantially smaller, less developed, less liquid and more volatile than the securities markets of the
United States and other more developed countries. Disclosure and regulatory standards in many respects are less stringent than in the United States and other major markets. There also may be a lower level of monitoring and regulation of emerging markets and the activities of investors in such markets;
enforcement of existing regulations has been extremely limited. Investing in the securities of companies in emerging markets may entail special risks relating to the potential political and economic instability and the risks of expropriation, nationalization, confiscation or the imposition of restrictions on foreign investment, convertibility of currencies into U.S. dollars and on repatriation of capital invested. In the event of such expropriation, nationalization or other confiscation by any country, a fund could lose its entire investment in any such country.

         Most Latin American countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates and corresponding currency devaluations have had and may continue to have negative effects on the economies and securities markets of certain Latin American countries.

         Some emerging markets have different settlement and clearance procedures. In certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of a fund to make intended securities purchases due to settlement problems could cause the fund to miss attractive investment opportunities. Inability to dispose of a portfolio security caused by settlement problems could result either in losses to a fund due to subsequent declines in the value of the portfolio security or, if a fund has entered into a contract to sell the security, in possible liability to the purchaser.

                                       6

         The risk also exists that an emergency situation may arise in one or more emerging markets as a result of which trading of securities may cease or may be substantially curtailed and prices for a fund's portfolio securities in such markets may not be readily available.

Illiquid Investments and Restricted Securities

         Each fund may invest up to 15% of its net assets in illiquid investments. For this purpose, "illiquid investments" are those that cannot be sold or disposed of within seven days for approximately the price at which the fund values the security. Illiquid investments include repurchase agreements with terms of greater than seven days, mortgage-related securities for which there is no established market (including CMOs and direct investments in mortgages as described below), and restricted investments other than those the adviser to a fund has determined are liquid pursuant to guidelines established by the fund's Board of Directors and securities involved in swap, cap, floor and collar transactions, and over-the-counter ("OTC") options and their underlying collateral. Due to the absence of an active trading market, a fund may have difficulty valuing or disposing of illiquid investments promptly. Judgment plays a greater role in valuing illiquid investments than those for which a more active market exists.

         Restricted securities may be sold only in privately negotiated transactions, pursuant to a registration statement filed under the 1933 Act or pursuant to an exemption from registration, such as Rule 144 or Rule 144A. A fund may be required to pay part or all of the costs of such registration, and a considerable period may elapse between the time a decision is made to sell a restricted security and the time the registration statement becomes effective.

         SEC regulations permit the sale of certain restricted securities to qualified institutional buyers. The investment adviser to a fund, acting pursuant to guidelines established by the fund's Board of Directors, may determine that certain restricted securities qualified for trading on this market are liquid. If qualified institutional investors become uninterested in this market for a time, restricted securities in a fund's portfolio may adversely affect the fund's liquidity.

         The assets used as cover for OTC options written by a fund will be considered illiquid unless the OTC options are sold to qualified dealers who agree that the fund may repurchase any OTC option it writes at a maximum price to be calculated by a formula set forth in the option agreement. The cover for an OTC option written subject to this procedure would be considered illiquid only to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

Debt Securities

         Corporate debt securities are bonds or notes issued by corporations and other business organizations, including business trusts, in order to finance their credit needs. Corporate debt securities include commercial paper, which consists of short-term (usually from 1 to 270 days) unsecured promissory notes issued by corporations in order to finance their current operations.

         Corporate debt securities may pay fixed or variable rates of interest, or interest at a rate contingent upon some other factor, such as the price of some commodity. These securities may be convertible into preferred or common stock, or may be bought as part of a unit containing common stock. In selecting corporate debt securities for a fund, the fund's adviser reviews and monitors the creditworthiness of each issuer and issue. The adviser also analyzes interest rate trends and specific developments that it believes may affect individual issuers.

         The prices of debt securities fluctuate in response to perceptions of the issuer's creditworthiness and also tend to vary inversely with market interest rates. The value of such securities is likely to decline in times of rising interest rates. Conversely, when rates fall, the value of these investments is likely to rise. The longer the time to maturity the greater are such variations.

                                       7

         Generally, debt securities rated below BBB by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P"), or below Baa by Moody's
Investors Service, Inc. ("Moody's"), and unrated securities of comparable quality, offer a higher current yield than that provided by higher grade issues, but also involve higher risks. Debt securities rated C by Moody's and S&P are bonds on which no interest is being paid and that can be regarded as having extremely poor prospects of ever attaining any real investment standing. Changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of such issuers to make principal and interest payments than is the case for issuers of higher grade debt securities. However, debt securities, regardless of their ratings, generally have a higher priority in the issuer's capital structure than do equity securities. If an investment grade security purchased by Value Trust,
Special Investment Trust or Financial Services Fund is subsequently given a rating below investment grade, the fund's adviser will consider that fact in determining whether to retain that security in the fund's portfolio, but is not required to dispose of it. The ratings of S&P and Moody's represent the opinions of those agencies. Such ratings are relative and subjective, and are not absolute standards of quality. Unrated debt securities are not necessarily of lower quality than rated securities, but they may not be attractive to as many buyers. A description of the ratings assigned to corporate debt obligations by
Moody's and S&P is included in Appendix A.

         Lower-rated debt securities are especially affected by adverse changes in the industries in which the issuers are engaged and by changes in the financial condition of the issuers. Highly leveraged issuers may also experience financial stress during periods of rising interest rates. Lower-rated debt securities are commonly referred to as "junk bonds."

         The market for lower-rated debt securities has expanded rapidly in recent years. This growth paralleled a long economic expansion. In recent times, however, the prices of many lower-rated debt securities has declined and the ratings of many initially higher-rated debt securities have fallen, indicating concerns that issuers of such securities might experience or are experiencing financial difficulties. At such times, the yields on lower-rated debt securities may rise dramatically, reflecting the risk that holders of such securities could lose a substantial portion of their value as a result of the issuer's financial restructuring or default.

         The market for lower-rated debt securities is generally thinner and less active than that for higher quality debt securities, which may limit a fund's ability to sell such securities at fair value. Judgment plays a greater role in pricing such securities than is the case for securities having more active markets. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of lower-rated debt securities, especially in a thinly traded market.

         In addition to ratings assigned to individual bond issues, each adviser will analyze interest rate trends and developments that may affect individual issuers, including factors such as liquidity, profitability and asset quality.
The yields on bonds and other debt securities in which a fund invests are dependent on a variety of factors, including general money market conditions, general conditions in the bond market, the financial conditions of the issuer, the size of the offering, the maturity of the obligation and its rating. There may be a wide variation in the quality of bonds, both within a particular classification and between classifications. A bond issuer's obligations are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of bond holders or other creditors of an issuer; litigation or other conditions may also adversely affect the power or ability of bond issuers to meet their obligations for the payment of principal and interest.
Regardless of rating levels, all debt securities considered for purchase
(whether rated or unrated) are analyzed by each fund's adviser to determine, to the extent possible, that the planned investment is sound.

         If an investment grade security purchased by a fund is subsequently given a rating below investment grade, the fund's adviser will consider that fact in determining whether to retain that security in the fund's portfolio, but is not required to dispose of it. If one rating agency has rated a security A or better and another agency has rated it below A, the fund's adviser may rely on

                                       8

the higher rating in determining to purchase or retain the security. Bonds rated
A may be given a "+" or "-" by a rating agency. Bonds denominated A, A+ or A-
are considered to be included in the rating A.

         Financial Services Fund may invest in foreign corporate debt securities denominated in U.S. dollars or foreign currencies. Foreign debt securities include Yankee dollar obligations (U.S. dollar denominated securities issued by foreign corporations and traded on U.S. markets) and Eurodollar obligations
(U.S. dollar denominated securities issued by foreign corporations and traded on foreign markets).

         Financial Services Fund may invest in the debt securities of governmental or corporate issuers in any rating category of the recognized rating services, including issues that are in default, and may invest in unrated debt obligations. Most foreign debt obligations are not rated. Corporate debt securities may pay fixed or variable rates of interest. These securities may be convertible into preferred or common equity, or may be bought as part of a unit containing common stock. Debt securities and securities convertible into common stock need not necessarily be of a certain grade as determined by rating agencies such as S&P or Moody's; however, the fund's adviser does consider such ratings in determining whether the security is an appropriate investment for the fund.

         Financial Services Fund may invest in securities that are in lower rating categories or are unrated if its adviser determines that the securities provide the opportunity of meeting the fund's objective without presenting excessive risk. The adviser will consider all factors it deems appropriate, including ratings, in making investment decisions for the fund and will attempt to minimize investment risks through diversification, investment analysis and monitoring of general economic conditions and trends. While the fund's adviser may refer to ratings, it does not rely exclusively on ratings, but makes its own independent and ongoing review of credit quality.

Preferred Stock

         Each fund may purchase preferred stock as a substitute for debt securities of the same issuer when, in the opinion of its adviser, the preferred stock is more attractively priced in light of the risks involved. Preferred stock pays dividends at a specified rate and generally has preference over common stock in the payment of dividends and the liquidation of the issuer's assets, but is junior to the debt securities of the issuer in those same respects. Unlike interest payments on debt securities, dividends on preferred stock are generally payable at the discretion of the issuer's board of directors. Shareholders may suffer a loss of value if dividends are not paid.
The market prices of preferred stocks are subject to changes in interest rates and are more sensitive to changes in the issuer's creditworthiness than are the prices of debt securities. Under normal circumstances, preferred stock does not carry voting rights.

Convertible Securities

         A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion or exchange, convertible securities ordinarily provide a stream of income with generally higher yields than those of common stocks of the same or similar issuers, but lower than the yield of nonconvertible debt. Convertible securities are usually subordinated to comparable-tier nonconvertible securities, but rank senior to common stock in a corporation's capital structure.

         The value of a convertible security is a function of (1) its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege and (2) its worth, at market value, if converted or exchanged into the underlying common stock. The price of a convertible security often reflects variations in the price of the underlying common stock in a way that nonconvertible debt does not. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security's governing instrument, which may be less than the ultimate conversion or exchange value.

                                       9

         Many convertible securities are rated below investment grade or, if unrated, are considered of comparable quality. American Leading Companies does not intend to purchase any convertible securities rated below BB by S&P or below
Ba by Moody's or, if unrated, deemed by the fund's adviser to be of comparable quality. Moody's describes securities rated Ba as having "speculative elements;
their future cannot be considered well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class."

When-Issued Securities

         Each fund may enter into commitments to purchase securities on a when-issued basis. When a fund purchases securities on a when-issued basis, it assumes the risks of ownership at the time of the purchase, not at the time of receipt. However, the fund does not have to pay for the obligations until they are delivered to it, and no interest accrues to the fund until they are delivered. This is normally seven to 15 days later, but could be longer. Use of this practice would have a leveraging effect on a fund.

         American Leading Companies does not currently expect that its commitment to purchase when-issued securities will at any time exceed, in the aggregate, 5% of its net assets.

         When a fund commits to purchase a when-issued security, it will segregate cash or appropriate liquid securities in an amount at least equal in value to that fund's commitments to purchase when-issued securities.

         A fund may sell the securities underlying a when-issued purchase, which may result in capital gains or losses.

Indexed Securities (all funds except Financial Services Fund)

         Indexed securities are securities whose prices are indexed to the prices of other securities, securities indices, currencies, precious metals or other commodities or other financial indicators. Indexed securities typically are debt securities or deposits whose value at maturity and/or coupon rate is determined by reference to a specific instrument or statistic. Indexed securities do not include mutual funds, exchange-traded funds, or other pooled investment vehicles that make investments designed to track the performance of a particular market index or other indicator. The performance of indexed securities fluctuates (either directly or inversely, depending upon the instrument) with the performance of the index, security, currency or other instrument to which they are indexed and may also be influenced by interest rate changes in the United States and abroad. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security, and their value may substantially decline if the issuer's creditworthiness deteriorates. The value of some indexed securities varies according to a multiple of the underlying securities, and so will be more volatile than the underlying investments and may have a leverage like effect on the fund. Recent issuers of indexed securities have included banks, corporations and certain U.S.
Government agencies. The U.S. Treasury issues securities whose principal value is indexed to the Consumer Price Index (also known as "Treasury
Inflation-Indexed Securities"). A fund will purchase indexed securities only of issuers that its adviser determines present minimal credit risks and will monitor the issuer's creditworthiness during the time the indexed security is held. The adviser will use its judgment in determining whether indexed securities should be treated as short-term instruments, bonds, stock or as a separate asset class for purposes of each fund's investment allocations, depending on the individual characteristics of the securities. Each fund currently does not intend to invest more than 5% of its net assets in indexed securities. Indexed securities may fluctuate according to a multiple of changes in the underlying instrument or index and, in that respect, have a leverage-like effect on a fund.

                                       10

Senior Securities

         The 1940 Act prohibits the issuance of senior securities by a registered open-end fund with one exception. Each fund may borrow from banks, provided that immediately after any such borrowing there is an asset coverage of at least 300% for all borrowings of the fund. Each fund's non-bank borrowings for temporary purposes only, in an amount not exceeding 5% of the value of the total assets of that fund at the time the borrowing is made, is not deemed to be an issuance of a senior security.

         There are various investment techniques that may give rise to an obligation of a fund to make a future payment about which the SEC has stated it would not raise senior security concerns, provided the fund maintains segregated assets or an offsetting position in an amount that covers the future payment obligation. Such investment techniques include, among other things, when-issued securities, forward contracts and repurchase agreements. The funds are permitted to engage in these techniques.

The following information applies to Value Trust, Special Investment Trust,
Small-Cap Value Trust and Financial Services Fund:

Small and Mid-Sized Company Stocks

         The advisers for Value Trust, Special Investment Trust, Small-Cap Value
Trust and Financial Services Fund believe that the comparative lack of attention by investment analysts and institutional investors to small and mid-sized companies may result in opportunities to purchase the securities of such companies at attractive prices compared to historical or market price-earnings ratios, book value, return on equity or long-term prospects. Each fund's policy of investing primarily in the securities of smaller companies differs from the investment approach of many other mutual funds, and investment in such securities involves special risks. Among other things, the prices of securities of small and mid-sized companies generally are more volatile than those of larger companies; the securities of smaller companies generally are less liquid;
and smaller companies generally are more likely to be adversely affected by poor economic or market conditions.

         It is anticipated that some of the portfolio securities of Value Trust,
Special Investment Trust, Small-Cap Value Trust or Financial Services Fund may
not be widely traded, and that a fund's position in such securities may be substantial in relation to the market for such securities. Accordingly, it may be difficult for a fund to dispose of such securities at prevailing market prices in order to meet redemptions. However, as a non-fundamental policy, each fund will not invest more than 15% of their respective net assets in illiquid securities.

         Investments in securities of companies with small market
capitalizations are generally considered to offer greater opportunity for appreciation but also may involve greater risks than customarily are associated with more established companies. The securities of small companies may be subject to more abrupt fluctuations in market price than larger, more established companies. Small companies may have limited product lines, markets or financial resources, or they may be dependent upon a limited management group. In addition to exhibiting greater volatility, small company stocks may, to a degree, fluctuate independently of larger company stocks, i.e., small company stocks may decline in price as the prices of large company stocks rise or vice versa.

The following information applies to Balanced Trust and Financial Services Fund
(unless otherwise indicated):

Mortgage-Related Securities

         Mortgage-related securities provide capital for mortgage loans made to residential homeowners, including securities which represent interests in pools of mortgage loans made by lenders such as savings and loan institutions, mortgage bankers, commercial banks and others. Pools of mortgage loans are assembled for sale to investors (such as the funds) by various governmental,

                                       11

government-related and private organizations, such as dealers. The market value of mortgage-related securities will fluctuate as a result of changes in interest rates and mortgage rates.

         Interests in pools of mortgage loans generally provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass-through" of the monthly payments made by the individual borrowers on their residential mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying residential property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities, such as securities issued by Ginnie
Mae formerly Government National Mortgage Association, are described as
"modified pass-through" because they entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, regardless of whether the mortgagor actually makes the payment.

         Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers, such as dealers, create pass-through pools of conventional residential mortgage loans. Such issuers also may be the originators of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government guarantees of payments with respect to such pools. However, timely payment of interest and principal of these pools is supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance. There can be no assurance that the private insurers can meet their obligations under the policies. A fund may buy mortgage-related securities without insurance or guarantees if, through an examination of the loan experience and practices of the persons creating the pools, the fund's adviser determines that the securities are an appropriate investment for the fund.

         Another type of security representing an interest in a pool of mortgage loans is known as a collateralized mortgage obligation ("CMO"). CMOs represent interests in a short-term, intermediate-term or long-term portion of a mortgage pool. Each portion of the pool receives monthly interest payments, but the principal repayments pass through to the short-term CMO first and to the long-term CMO last. A CMO permits an investor to more accurately predict the rate of principal repayments. CMOs are issued by private issuers, such as broker-dealers, and by government agencies, such as Fannie Mae and Freddie Mac.
Investments in CMOs are subject to the same risks as direct investments in the underlying mortgage-backed securities. In addition, in the event of a bankruptcy or other default of a broker who issued the CMO held by a fund, the fund could experience both delays in liquidating its position and losses. Each fund may invest in CMOs in any rating category of the recognized rating services and may invest in unrated CMOs. Each fund may also invest in "stripped" CMOs, which represent only the income portion or the principal portion of the CMO. The values of stripped CMOs are very sensitive to interest rate changes;
accordingly, these instruments present a greater risk of loss than conventional mortgage-backed securities.

         Each fund's adviser expects that governmental, government-related or private entities may create mortgage loan pools offering pass-through investments in addition to those described above. The mortgages underlying these securities may be second mortgages or alternative mortgage instruments (for example, mortgage instruments whose principal or interest payments may vary or whose terms to maturity may differ from customary long-term fixed rate mortgages). As new types of mortgage-related securities are developed and offered to investors, each fund's adviser will, consistent with the fund's investment objective and policies, consider making investments in such new types of securities. The Prospectuses will be amended with any necessary additional disclosure prior to a fund investing in such securities.

         The average life of securities representing interests in pools of mortgage loans is likely to be substantially less than the original maturity of the mortgage pools as a result of prepayments or foreclosures of such mortgages.
Prepayments are passed through to the registered holder with the regular monthly payments of principal and interest, and have the effect of reducing future payments. To the extent the mortgages underlying a security representing an

                                       12

interest in a pool of mortgages are prepaid, a fund may experience a loss (if the price at which the respective security was acquired by the fund was at a premium over par, which represents the price at which the security will be redeemed upon prepayment) or a gain (if the price at which the respective security was acquired by the fund was at a discount from par). In addition, prepayments of such securities held by a fund will reduce the share price of the fund to the extent the market value of the securities at the time of prepayment exceeds their par value, and will increase the share price of the fund to the extent the par value of the securities exceeds their market value at the time of prepayment. Prepayments may occur with greater frequency in periods of declining mortgage rates because, among other reasons, it may be possible for mortgagors to refinance their outstanding mortgages at lower interest rates. When market interest rates increase, the market values of mortgage-backed securities decline. At the same time, however, mortgage refinancing slows, which lengthens the effective maturities of these securities. As a result, the negative effect of the rate increase on the market value of mortgage securities is usually more pronounced than it is for other types of fixed-income securities.

         Government-related organizations, which issue mortgage-related securities, include GNMA, Fannie Mae and Freddie Mac. Securities issued by
Ginnie Mae and Fannie Mae are fully modified pass-through securities, i.e., the timely payment of principal and interest is guaranteed by the issuer. Freddie
Mac securities are modified pass-through securities, i.e., the timely payment of interest is guaranteed by Freddie Mac, principal is passed through as collected but payment thereof is guaranteed not later than one year after it becomes payable.

         In determining the dollar-weighted average maturity of the fixed-income portion of the portfolio, Bartlett, investment adviser to Balanced Trust, will follow industry practice in assigning an average life to the mortgage-related securities of the fund unless the interest rate on the mortgages underlying such securities is such that Bartlett believes a different prepayment rate is likely.
For example, where a GNMA security has a high interest rate relative to the market, that Ginnie Mae security is likely to have a shorter overall maturity than a Ginnie Mae security with a market rate coupon. Moreover, Bartlett may deem it appropriate to change the projected average life for the fund's mortgage-related securities as a result of fluctuations in market interest rates and other factors.

         Financial Services Fund may invest no more than 5% of its net assets in mortgage-related securities.

U.S. Government Obligations and Related Securities

         U.S. Government obligations include a variety of securities that are issued or guaranteed by the U.S. Treasury, by various agencies of the U.S.
Government or by various instrumentalities that have been established or sponsored by the U.S. Government. U.S. Treasury securities and securities issued by the GNMA and Small Business Administration are backed by the "full faith and credit" of the U.S. Government. Other U.S. Government obligations may or may not be backed by the "full faith and credit" of the U.S. Government. In the case of securities not backed by the "full faith and credit" of the U.S. Government, the investor must look principally to the agency issuing or guaranteeing the obligation (such as the Federal Farm Credit System, the Federal Home Loan Banks,
Fannie Mae and Freddie Mac) for ultimate repayment and may not be able to assert a claim against the U.S. Government itself in the event the agency or instrumentality does not meet its commitments.

         Participation interests in U.S. Government obligations are pro rata interests in such obligations which are generally underwritten by government securities dealers. Certificates of safekeeping for U.S. Government obligations are documentary receipts for such obligations. Both participation interests and certificates of safekeeping are traded on exchanges and in the OTC market.

         A fund may invest in U.S. Government obligations and related participation interests. In addition, a fund may invest in custodial receipts that evidence ownership of future interest payments, principal payments or both on certain U.S. Government obligations. Such obligations are held in custody by a bank on behalf of the owners. These custodial receipts are known by various names, including Treasury Receipts, Treasury Investors Growth Receipts ("TIGRs")

                                       13

and Certificates of Accrual on Treasury Securities ("CATS"). Custodial receipts generally are not considered obligations of the U.S. Government for purposes of securities laws.

         U.S. Government obligations also include stripped securities, which are created by separating bonds issued or guaranteed by the U.S. Treasury into their principal and interest components and selling each piece separately (commonly referred to as IOs and POs). Stripped securities are more volatile than other fixed income securities in their response to changes in market interest rates.
The value of some stripped securities moves in the same direction as interest rates, further increasing their volatility. A fund will consider all interest-only or principal-only fixed income securities as illiquid.

Municipal Lease Obligations (Balanced Trust only)

         The municipal obligations in which the fund may invest include municipal leases and participation interests therein. These obligations, which may take the form of a lease, an installment purchase or a conditional sales contract, are issued by state and local governments and authorities in order to acquire land and a wide variety of equipment and facilities, such as fire and sanitation vehicles, telecommunications equipment and other capital assets.
Rather than holding such obligations directly, the fund may purchase a participation interest in a municipal lease obligation from a bank or other third party. A participation interest gives the fund a specified, undivided pro-rata interest in the total amount of the obligation.

         Municipal lease obligations have risks distinct from those associated with general obligation or revenue bonds. State constitutions and statutes set forth requirements that states or municipalities must meet to incur debt. These may include voter referenda, interest rate limits or public sale requirements.
Leases, installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass to the governmental issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting their constitutional and statutory requirements for the issuance of debt. The debt-issuance limitations are deemed inapplicable because of the inclusion in many leases and contracts of "non-appropriation" clauses providing that the governmental user has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis.

         In determining the liquidity of a municipal lease obligation, the fund's adviser will distinguish between simple or direct municipal leases and municipal lease-backed securities, the latter of which may take the form of a lease-backed revenue bond or other investment structure using a municipal lease-purchase agreement as its base. While the former may present special liquidity issues, the latter are based on a well-established method of securing payment of a municipal obligation. The fund's investment in municipal lease obligations and participation interests therein will be treated as illiquid unless the fund's adviser determines, pursuant to guidelines established by the
Board of Directors, that the security could be disposed of within seven days in the normal course of business at approximately the amount at which the fund has valued the security.

         An issuer's obligations under its municipal obligations are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Bankruptcy Code, and laws that may be enacted by Congress or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations. There is also the possibility that as a result of litigation or other conditions the power or ability of issuers to meet their obligations for the payment of interest and principal on their municipal obligations may be materially and adversely affected.

                                       14

The following information applies to Value Trust, Special Investment Trust,
Balanced Trust and Small-Cap Value Trust. (Small-Cap Value Trust does not currently intend to invest in futures and options.) As noted below, Financial
Services Fund may invest in forward currency contracts.

Options, Futures and Other Strategies

         GENERAL. Each fund may invest in certain options, futures contracts
(sometimes referred to as "futures"), options on futures contracts, forward currency contracts, swaps, caps, floors, collars, indexed securities and other derivative instruments (collectively, "Financial Instruments") to attempt to enhance its income or yield or to attempt to hedge its investments. The strategies described below may be used in an attempt to manage a fund's foreign currency exposure (including exposure to the euro) as well as other risks of a fund's investments that can affect its net asset value. A fund's adviser may determine not to hedge particular risks, and a fund may be completely unhedged at any point in time. Each fund may utilize futures contracts and options to a limited extent. Specifically, a fund may enter into futures contracts and related options provided that not more than 5% of its net assets are required as a futures contract deposit and/or premium; in addition, a fund may not enter into futures contracts or related options if, as a result, more than 20% of the fund's total assets would be so invested.

         Generally, each fund may purchase and sell any type of Financial
Instrument. However, as an operating policy, a fund will only purchase or sell a particular Financial Instrument if the fund is authorized to invest in the type of asset by which the return on, or value of, the Financial Instrument is primarily measured. Since each fund is authorized to invest in foreign securities, each fund may purchase and sell foreign currency and euro derivatives. However, a fund will only invest in foreign currency derivatives in connection with the fund's investment in securities denominated in that currency.

         Hedging strategies can be broadly categorized as "short hedges" and
"long hedges." A short hedge is a purchase or sale of a Financial Instrument intended partially or fully to offset potential declines in the value of one or more investments held in a fund's portfolio. Thus, in a short hedge a fund takes a position in a Financial Instrument whose price is expected to move in the opposite direction of the price of the investment being hedged.

         Conversely, a long hedge is a purchase or sale of a Financial
Instrument intended partially or fully to offset potential increases in the acquisition cost of one or more investments that a fund intends to acquire.
Thus, in a long hedge, a fund takes a position in a Financial Instrument whose price is expected to move in the same direction as the price of the prospective investment being hedged. A long hedge is sometimes referred to as an anticipatory hedge. In an anticipatory hedge transaction, a fund does not own a corresponding security and, therefore, the transaction does not relate to a security the fund owns. Rather, it relates to a security that the fund intends to acquire. If the fund does not complete the hedge by purchasing the security it anticipated purchasing, the effect on the fund's portfolio is the same as if the transaction were entered into for speculative purposes.

         Financial Instruments on securities generally are used to attempt to hedge against price movements in one or more particular securities positions that a fund owns or intends to acquire. Financial Instruments on indices, in contrast, generally are used to attempt to hedge against price movements in market sectors in which a fund has invested or expects to invest. Financial
Instruments on debt securities may be used to hedge either individual securities or broad debt market sectors.

         The use of Financial Instruments is subject to applicable regulations of the SEC, the several exchanges upon which they are traded and the Commodity
Futures Trading Commission (the "CFTC"). In addition, a fund's ability to use
Financial Instruments may be limited by tax considerations. See "Additional Tax
Information."

         In addition to the instruments, strategies and risks described below, the advisers expect to discover additional opportunities in connection with
Financial Instruments and other similar or related techniques. These new opportunities may become available as the advisers develop new techniques, as regulatory authorities broaden the range of permitted transactions and as new

                                       15

Financial Instruments or other techniques are developed. The advisers may utilize these opportunities to the extent that they are consistent with a fund's investment objective and permitted by its investment limitations and applicable regulatory authorities. A fund might not use any of these strategies, and there can be no assurance that any strategy used will succeed. The funds' Prospectuses or this Statement of Additional Information will be supplemented to the extent that new products or techniques involve materially different risks than those described below or in the Prospectuses.

         SPECIAL RISKS. The use of Financial Instruments involves special considerations and risks, certain of which are described below. In general, these techniques may increase the volatility of a fund and may involve a small investment of cash relative to the magnitude of the risk assumed. Risks pertaining to particular Financial Instruments are described in the sections that follow.

(1)      Successful use of most Financial Instruments depends upon an adviser's ability to predict movements of the overall securities, currency and interest rate markets, which requires different skills than predicting changes in the prices of individual securities. There can be no assurance that any particular strategy will succeed, and use of
         Financial Instruments could result in a loss, regardless of whether the intent was to reduce risk or increase return.

(2)      There might be an imperfect correlation, or even no correlation, between price movements of a Financial Instrument and price movements of the investments being hedged. For example, if the value of a
         Financial Instrument used in a short hedge increased by less than the decline in value of the hedged investment, the hedge would not be fully successful. Such a lack of correlation might occur due to factors unrelated to the value of the investments being hedged, such as speculative or other pressures on the markets in which Financial
         Instruments are traded. The effectiveness of hedges using Financial
         Instruments on indices will depend on the degree of correlation between price movements in the index and price movements in the securities being hedged.

         Because there is a limited number of types of exchange-traded options and futures contracts, it is likely that the standardized contracts available will not match a fund's current or anticipated investments exactly. A fund may invest in options and futures contracts based on securities with different issuers, maturities or other characteristics from the securities in which it typically invests, which involves a risk that the options or futures position will not track the performance of the fund's other investments.

         Options and futures prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match a fund's investments well. Options and futures prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from the imposition of daily price fluctuation limits or trading halts. A fund may purchase or sell options and futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in a fund's options or futures positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

(3)      If successful, the above-discussed strategies can reduce risk of loss by wholly or partially offsetting the negative effect of unfavorable price movements. However, such strategies can also reduce opportunity for gain by offsetting the positive effect of favorable price movements. For example, if a fund entered into a short hedge because its adviser projected a decline in the price of a security in the fund's portfolio, and the price of that security increased instead, the gain from that increase might be wholly or partially offset by a decline in the price of the Financial Instrument. Moreover, if the

                                       16

         price of the Financial Instrument declined by more than the increase in the price of the security, the fund could suffer a loss. In either such case, the fund would have been in a better position had it not attempted to hedge at all.

(4)      As described below, a fund might be required to maintain segregated assets as "cover" or make margin payments when it takes positions in
         Financial Instruments involving obligations to third parties (i.e.,
         Financial Instruments other than purchased options). If a fund were unable to close out its positions in such Financial Instruments, it might be required to continue to maintain such assets or accounts or make such payments until the position expired or matured. These requirements might impair a fund's ability to sell a portfolio security or make an investment at a time when it would otherwise be favorable to do so, or require that the fund sell a portfolio security at a disadvantageous time.

(5)      A fund's ability to close out a position in a Financial Instrument prior to expiration or maturity depends on the existence of a liquid secondary market or, in the absence of such a market, the ability and willingness of the other party to the transaction (the "counterparty")
         to enter into a transaction closing out the position. Therefore, there is no assurance that any position can be closed out at a time and price that is favorable to a fund.

         COVER. Transactions using Financial Instruments, other than purchased options, expose a fund to an obligation to another party. A fund will not enter into any such transactions unless it owns either (1) an offsetting ("covering")
position in securities, currencies or other options, futures contracts or forward contracts, or (2) cash and liquid assets held in a segregated account with a value, marked-to-market daily, sufficient to cover its potential obligations to the extent not covered as provided in (1) above. Each fund will comply with SEC guidelines regarding cover for these instruments and will, if the guidelines so require, segregate cash or liquid assets in the prescribed amount as determined daily.

         Assets used as cover cannot be sold while the position in the corresponding Financial Instrument is open, unless they are replaced with other appropriate assets. As a result, the commitment of a large portion of a fund's assets for cover or segregation could impede portfolio management or the fund's ability to meet redemption requests or other current obligations.

         OPTIONS. A call option gives the purchaser the right to buy, and obligates the writer to sell, the underlying investment at the agreed-upon price during the option period. A put option gives the purchaser the right to sell, and obligates the writer to buy, the underlying investment at the agreed-upon price during the option period. Purchasers of options pay an amount, known as a premium, to the option writer in exchange for the right under the option contract.

         The purchase of call options can serve as a long hedge, and the purchase of put options can serve as a short hedge. Writing put or call options can enable a fund to enhance income or yield by reason of the premiums paid by the purchasers of such options. However, if the market price of the security underlying a put option declines to less than the exercise price of the option, minus the premium received, a fund would suffer a loss.

         Writing call options can serve as a limited short hedge, because declines in the value of the hedged investment would be offset to the extent of the premium received for writing the option. However, if the security or currency appreciates to a price higher than the exercise price of the call option, it can be expected that the option will be exercised and the fund will be obligated to sell the security or currency at less than its market value. If the call option is an OTC option, the securities or other assets used as cover would be considered illiquid to the extent described under "Illiquid and
Restricted Investments."

         Writing put options can serve as a limited long hedge because increases in the value of the hedged investment would be offset to the extent of the premium received for writing the option. However, if the security or currency depreciates to a price lower than the exercise price of the put option, it can be expected that the put option will be exercised and the fund will be obligated to purchase the security or currency at more than its market value. If the put

                                       17

option is an OTC option, the securities or other assets used as cover would be considered illiquid to the extent described under "Illiquid and Restricted
Investments."

         The value of an option position will reflect, among other things, the current market value of the underlying investment, the time remaining until expiration, the relationship of the exercise price to the market price of the underlying investment, the historical price volatility of the underlying investment and general market conditions. Options that expire unexercised have no value.

         Each fund may effectively terminate its right or obligation under an option by entering into a closing transaction. For example, a fund may terminate its obligation under a call or put option that it had written by purchasing an identical call or put option; this is known as a closing purchase transaction.
Conversely, a fund may terminate a position in a put or call option it had purchased by writing an identical put or call option; this is known as a closing sale transaction. Closing transactions permit a fund to realize profits or limit losses on an option position prior to its exercise or expiration.

         A type of put that a fund may purchase is an "optional delivery standby commitment," which is entered into by parties selling debt securities to the fund. An optional delivery standby commitment gives a fund the right to sell the security back to the seller on specified terms. This right is provided as an inducement to purchase the security.

         RISKS OF OPTIONS ON SECURITIES. Options offer large amounts of leverage, which will result in a fund's net asset value being more sensitive to changes in the value of the related instrument. Each fund may purchase or write both exchange-traded and OTC options. Exchange-traded options in the United
States are issued by a clearing organization affiliated with the exchange on which the option is listed that, in effect, guarantees completion of every exchange-traded option transaction. In contrast, OTC options are contracts between a fund and its counterparty (usually a securities dealer or a bank) with no clearing organization guarantee. Thus, when a fund purchases an OTC option, it relies on the counterparty from whom it purchased the option to make or take delivery of the underlying investment upon exercise of the option. Failure by the counterparty to do so would result in the loss of any premium paid by a fund as well as the loss of any expected benefit of the transaction.

         Each fund's ability to establish and close out positions in exchange-listed options depends on the existence of a liquid market. However, there can be no assurance that such a market will exist at any particular time.
Closing transactions can be made for OTC options only by negotiating directly with the counterparty, or by a transaction in the secondary market if any such market exists. There can be no assurance that a fund will in fact be able to close out an OTC option position at a favorable price prior to expiration. In the event of insolvency of the counterparty, a fund might be unable to close out an OTC option position at any time prior to its expiration.

         If a fund were unable to effect a closing transaction for an option it had purchased, it would have to exercise the option to realize any profit. The inability to enter into a closing purchase transaction for a covered call option written by a fund could leave the fund unable to prevent material losses because the fund would be unable to sell the investment used as cover for the written option until the option expires or is exercised.

         OPTIONS ON INDICES. Puts and calls on indices are similar to puts and calls on securities or futures contracts except that all settlements are in cash and gain or loss depends on changes in the index in question rather than on price movements in individual securities or futures contracts. When a fund writes a call on an index, it receives a premium and agrees that, prior to the expiration date, the purchaser of the call, upon exercise of the call, will receive from the fund an amount of cash if the closing level of the index upon which the call is based is greater than the exercise price of the call. The amount of cash is equal to the difference between the closing price of the index and the exercise price of the call times a specified multiple ("multiplier"), which determines the total dollar value for each point of such difference. When a fund buys a call on an index, it pays a premium and has the same rights as to such call as are indicated above. When a fund buys a put on an index, it pays a premium and has the right, prior to the expiration date, to require the seller of the put, upon the fund's exercise of the put, to deliver to the fund an

                                       18

amount of cash if the closing level of the index upon which the put is based is less than the exercise price of the put, which amount of cash is determined by the multiplier, as described above for calls. When a fund writes a put on an index, it receives a premium and the purchaser of the put has the right, prior to the expiration date, to require the fund to deliver to it an amount of cash equal to the difference between the closing level of the index and exercise price times the multiplier if the closing level is less than the exercise price.

         RISKS OF OPTIONS ON INDICES. The risks of investment in options on indices may be greater than options on securities. Because index options are settled in cash, when a fund writes a call on an index it cannot provide in advance for its potential settlement obligations by acquiring and holding the underlying securities. A fund can offset some of the risk of writing a call index option by holding a diversified portfolio of securities similar to those on which the underlying index is based. However, a fund cannot, as a practical matter, acquire and hold a portfolio containing exactly the same securities as underlie the index and, as a result, bears a risk that the value of the securities held will vary from the value of the index.

         Even if a fund could assemble a portfolio that exactly reproduced the composition of the underlying index, it still would not be fully covered from a risk standpoint because of the "timing risk" inherent in writing index options.
When an index option is exercised, the amount of cash that the holder is entitled to receive is determined by the difference between the exercise price and the closing index level on the date when the option is exercised. As with other kinds of options, a fund as the call writer will not learn that the fund has been assigned until the next business day at the earliest. The time lag between exercise and notice of assignment poses no risk for the writer of a covered call on a specific underlying security, such as common stock, because there the writer's obligation is to deliver the underlying security, not to pay its value as of a fixed time in the past. So long as the writer already owns the underlying security, it can satisfy its settlement obligations by simply delivering it, and the risk that its value may have declined since the exercise date is borne by the exercising holder. In contrast, even if the writer of an index call holds securities that exactly match the composition of the underlying index, it will not be able to satisfy its assignment obligations by delivering those securities against payment of the exercise price. Instead, it will be required to pay cash in an amount based on the closing index value on the exercise date. By the time it learns that it has been assigned, the index may have declined, with a corresponding decline in the value of its portfolio. This
"timing risk" is an inherent limitation on the ability of index call writers to cover their risk exposure by holding securities positions.

         If a fund has purchased an index option and exercises it before the closing index value for that day is available, it runs the risk that the level of the underlying index may subsequently change. If such a change causes the exercised option to fall out-of-the-money, a fund will be required to pay the difference between the closing index value and the exercise price of the option
(times the applicable multiplier) to the assigned writer.

         OTC OPTIONS. Unlike exchange-traded options, which are standardized with respect to the underlying instrument, expiration date, contract size, and strike price, the terms of OTC options (options not traded on exchanges)
generally are established through negotiation with the other party to the option contract. While this type of arrangement allows a fund great flexibility to tailor the option to its needs, OTC options generally involve greater risk than exchange-traded options, which are guaranteed by the clearing organization of the exchanges where they are traded. Assets used as cover for OTC options may be considered illiquid as described under "Illiquid Investments and Restricted
Securities."

         Generally, OTC foreign currency options used by each fund are
European-style options. This means that the option is only exercisable immediately prior to its expiration. This is in contrast to American-style options, which are exercisable at any time prior to the expiration date of the option.

         FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. The purchase of futures or call options on futures can serve as a long hedge, and the sale of futures or the purchase of put options on futures can serve as a short hedge.
Writing call options on futures contracts can serve as a limited short hedge, using a strategy similar to that used for writing call options on securities or

                                       19

indices. Similarly, writing put options on futures contracts can serve as a limited long hedge. Futures contracts and options on futures contracts can also be purchased and sold to attempt to enhance income or yield.

         In addition, futures strategies can be used to manage the average duration of a fund's fixed-income portfolio. If an adviser wishes to shorten the average duration of a fund's fixed-income portfolio, the fund may sell a debt futures contract or a call option thereon, or purchase a put option on that futures contract. If an adviser wishes to lengthen the average duration of a fund's fixed-income portfolio, the fund may buy a debt futures contract or a call option thereon, or sell a put option thereon.

         No price is paid upon entering into a futures contract. Instead, at the inception of a futures contract a fund is required to deposit "initial margin"
in an amount generally equal to 10% or less of the contract value. Margin must also be deposited when writing a call or put option on a futures contract, in accordance with applicable exchange rules. Unlike margin in securities transactions, initial margin on futures contracts does not represent a borrowing, but rather is in the nature of a performance bond or good-faith deposit that is returned to the fund at the termination of the transaction if all contractual obligations have been satisfied. Under certain circumstances, such as periods of high volatility, a fund may be required by an exchange to increase the level of its initial margin payment, and initial margin requirements might be increased generally in the future by regulatory action.

         Subsequent "variation margin" payments are made to and from the futures broker daily as the value of the futures position varies, a process known as
"marking-to-market." Variation margin does not involve borrowing, but rather represents a daily settlement of a fund's obligations to or from a futures broker. When a fund purchases an option on a futures contract, the premium paid plus transaction costs is all that is at risk. In contrast, when a fund purchases or sells a futures contract or writes a call or put option thereon, it is subject to daily variation margin calls that could be substantial in the event of adverse price movements. If a fund has insufficient cash to meet daily variation margin requirements, it might need to sell securities at a time when such sales are disadvantageous.

         Purchasers and sellers of futures contracts and options on futures can enter into offsetting closing transactions, similar to closing transactions on options, by selling or purchasing, respectively, an instrument identical to the instrument purchased or sold. Positions in futures and options on futures may be closed only on an exchange or board of trade that provides a secondary market.
However, there can be no assurance that a liquid secondary market will exist for a particular contract at a particular time. In such event, it may not be possible to close a futures contract or options position.

         Under certain circumstances, futures exchanges may establish daily limits on the amount that the price of a futures contract or an option on a futures contract can vary from the previous day's settlement price; once that limit is reached, no trades may be made that day at a price beyond the limit.
Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions.

         If a fund were unable to liquidate a futures contract or an option on a futures position due to the absence of a liquid secondary market or the imposition of price limits, it could incur substantial losses. The fund would continue to be subject to market risk with respect to the position. In addition, except in the case of purchased options, the fund would continue to be required to make daily variation margin payments and might be required to maintain the position being hedged by the future or option or to maintain cash or securities in a segregated account.

         RISKS OF FUTURES CONTRACTS AND OPTIONS THEREON. The ordinary spreads between prices in the cash and futures markets (including the options on futures market), due to differences in the natures of those markets, are subject to the following factors, which may create distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements.
Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions, which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants

                                       20

decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of distortion, a correct forecast of general interest rate, currency exchange rate or stock market trends by an adviser may still not result in a successful transaction. An adviser may be incorrect in its expectations as to the extent of various interest rate, currency exchange rate or stock market movements or the time span within which the movements take place.

         INDEX FUTURES. The risk of imperfect correlation between movements in the price of index futures and movements in the price of the securities that are the subject of the hedge increases as the composition of a fund's portfolio diverges from the securities included in the applicable index. The price of the index futures may move more than or less than the price of the securities being hedged. If the price of the index futures moves less than the price of the securities that are the subject of the hedge, the hedge will not be fully effective, but if the price of the securities being hedged has moved in an unfavorable direction, a fund would be in a better position than if it had not hedged at all. If the price of the securities being hedged has moved in a favorable direction, this advantage will be partially offset by the futures contract. If the price of the futures contract moves more than the price of the securities, a fund will experience either a loss or a gain on the futures contract that will not be completely offset by movements in the price of the securities that are the subject of the hedge. To compensate for the imperfect correlation of movements in the price of the securities being hedged and movements in the price of the index futures, a fund may buy or sell index futures in a greater dollar amount than the dollar amount of the securities being hedged if the historical volatility of the prices of such securities being hedged is more than the historical volatility of the prices of the securities included in the index. It is also possible that, where a fund has sold index futures contracts to hedge against decline in the market, the overall market may advance and the value of the particular securities held in the portfolio may decline. If this occurred, the fund would lose money on the futures contract and also experience a decline in value of its portfolio securities. However, while this could occur for a very brief period or to a very small degree, over time the value of a diversified portfolio of securities will tend to move in the same direction as the market indices on which the futures contracts are based.

         Where index futures are purchased to hedge against a possible increase in the price of securities before a fund is able to invest in them in an orderly fashion, it is possible that the market may decline instead. If the fund then concludes not to invest in them at that time because of concern as to possible further market decline or for other reasons, it will realize a loss on the futures contract that is not offset by a reduction in the price of the securities it had anticipated purchasing.

                                    * * * * *

         To the extent that a fund enters into futures contracts, options on futures contracts and/or options on foreign currencies traded on a
CFTC-regulated exchange, in each case in which such transactions are not for bona fide hedging purposes (as defined by the CFTC), the aggregate initial margin and premiums required to establish these positions (excluding the amount by which options are "in-the-money" at the time of purchase) may not exceed 5%
of the liquidation value of the fund's portfolio, after taking into account unrealized profits and unrealized losses on any contracts the fund has entered into. (In general, a call option on a futures contract is "in-the-money" if the value of the underlying futures contract exceeds the strike, i.e., exercise price of the call; a put option on a futures contract is "in-the-money" if the value of the underlying futures contract is exceeded by the strike price of the put.) This policy does not limit to 5% the percentage of a fund's assets that are at risk in futures contracts, options on futures contracts and currency options.

         FOREIGN CURRENCY HEDGING STRATEGIES -- SPECIAL CONSIDERATIONS. Each
fund may use options and futures contracts on foreign currencies (including the euro), as described above and forward currency contracts, as described below, to attempt to hedge against movements in the values of the foreign currencies in which that fund's securities are denominated or to attempt to enhance income or yield. Currency hedges can protect against price movements in a security that a fund owns or intends to acquire that are attributable to changes in the value of

                                       21

the currency in which it is denominated. Such hedges do not, however, protect against price movements in the securities that are attributable to other causes.

         Each fund might seek to hedge against changes in the value of a particular currency when no Financial Instruments on that currency are available or such Financial Instruments are more expensive than certain other Financial
Instruments. In such cases, the fund may seek to hedge against price movements in that currency by entering into transactions using Financial Instruments on another currency or a basket of currencies, the value of which the fund's adviser believes will have a high degree of positive correlation to the value of the currency being hedged. The risk that movements in the price of the Financial
Instrument will not correlate perfectly with movements in the price of the currency subject to the hedging transaction is magnified when this strategy is used.

         The value of Financial Instruments on foreign currencies depends on the value of the underlying currency relative to the U.S. dollar. Because foreign currency transactions occurring in the interbank market might involve substantially larger amounts than those involved in the use of such Financial
Instruments, a fund could be disadvantaged by having to deal in the odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

         There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Quotation information generally is representative of very large transactions in the interbank market and thus might not reflect odd-lot transactions where rates might be less favorable. The interbank market in foreign currencies is a global, round-the-clock market. To the extent the U.S. options or futures markets are closed while the markets for the underlying currencies remain open, significant price and rate movements might take place in the underlying markets that cannot be reflected in the markets for the Financial Instruments until they reopen.

         Settlement of hedging transactions involving foreign currencies might be required to take place within the country issuing the underlying currency.
Thus, a fund might be required to accept or make delivery of the underlying foreign currency in accordance with any U.S. or foreign regulations regarding the maintenance of foreign banking arrangements by U.S. residents and might be required to pay any fees, taxes and charges associated with such delivery assessed in the issuing country.

         FORWARD CURRENCY CONTRACTS. Each fund, including Financial Services
Fund, may enter into forward currency contracts to purchase or sell foreign currencies for a fixed amount of U.S. dollars or another foreign currency. A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days (term) from the date of the forward currency contract agreed upon by the parties, at a price set at the time of the forward currency contract. These forward currency contracts are traded directly between currency traders (usually large commercial banks)
and their customers.

         Such transactions may serve as long hedges; for example, a fund may purchase a forward currency contract to lock in the U.S. dollar price of a security denominated in a foreign currency that the fund intends to acquire.
Forward currency contract transactions may also serve as short hedges; for example, a fund may sell a forward currency contract to lock in the U.S. dollar equivalent of the proceeds from the anticipated sale of a security, dividend or interest payment denominated in a foreign currency.

         Each fund may also use forward currency contracts to hedge against a decline in the value of existing investments denominated in foreign currency.
For example, if a fund owned securities denominated in euros, it could enter into a forward currency contract to sell euros in return for U.S. dollars to hedge against possible declines in the euro's value. Such a hedge, sometimes referred to as a "position hedge," would tend to offset both positive and negative currency fluctuations, but would not offset changes in security values caused by other factors. A fund could also hedge the position by selling another currency expected to perform similarly to the euro. This type of hedge,

                                       22

sometimes referred to as a "proxy hedge," could offer advantages in terms of cost, yield or efficiency, but generally would not hedge currency exposure as effectively as a simple hedge into U.S. dollars. Proxy hedges may result in losses if the currency used to hedge does not perform similarly to the currency in which the hedged securities are denominated.

         The cost to a fund of engaging in forward currency contracts varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because forward currency contracts are usually entered into on a principal basis, no fees or commissions are involved. When a fund enters into a forward currency contract, it relies on the counterparty to make or take delivery of the underlying currency at the maturity of the contract. Failure by the counterparty to do so would result in the loss of any expected benefit of the transaction. Each fund will deal only with banks, broker-dealers or other financial institutions that the adviser deems to be of high quality and to present minimum credit risk. The use of forward currency contracts does not eliminate fluctuations in the prices of the underlying securities each fund owns or intends to acquire, but it does fix a rate of exchange in advance. In addition, although forward currency contracts limit the risk of loss due to a decline in the value of the hedged currencies, at the same time they limit any potential gain that might result should the value of the currencies increase.

         As is the case with futures contracts, parties to forward currency contracts can enter into offsetting closing transactions, similar to closing transactions on futures contracts, by selling or purchasing, respectively, an instrument identical to the instrument purchased or sold. Secondary markets generally do not exist for forward currency contracts, with the result that closing transactions generally can be made for forward currency contracts only by negotiating directly with the counterparty. Thus, there can be no assurance that a fund will in fact be able to close out a forward currency contract at a favorable price prior to maturity. In addition, in the event of insolvency of the counterparty, a fund might be unable to close out a forward currency contract at any time prior to maturity. In either event, a fund would continue to be subject to market risk with respect to the position, and would continue to be required to maintain a position in securities denominated in the foreign currency or to maintain cash or liquid assets in an account.

         The precise matching of forward currency contract amounts and the value of the securities involved generally will not be possible because the value of such securities, measured in the foreign currency, will change after the forward currency contract has been established. Thus, a fund might need to purchase or sell foreign currencies in the spot (i.e., cash) market to the extent such foreign currencies are not covered by forward currency contracts. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain.

         Successful use of forward currency contracts depends on an adviser's skill in analyzing and predicting currency values. Forward currency contracts may substantially change a fund's exposure to changes in currency exchange rates and could result in losses to the fund if currencies do not perform as the fund's adviser anticipates. There is no assurance that an adviser's use of forward currency contracts will be advantageous to the fund or that the adviser will hedge at an appropriate time.

         Although each fund values its assets daily in terms of U.S. dollars, it does not intend to convert its holdings of foreign currencies into U.S. dollars on a daily basis. Each fund may convert foreign currency from time to time, and investors should be aware of the costs of currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to a fund at one rate, while offering a lesser rate of exchange should the fund desire to resell that currency to the dealer.

         COMBINED POSITIONS. Each fund may purchase and write options in combination with each other, or in combination with futures or forward contracts, to adjust the risk and return characteristics of its overall position. For example, a fund may purchase a put option and write a call option on the same underlying instrument, in order to construct a combined position whose risk and return characteristics are similar to selling a futures contract.
Another possible combined position would involve writing a call option at one

                                       23

strike price and buying a call option at a lower price, in order to reduce the risk of the written call option in the event of a substantial price increase.
Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

         TURNOVER. Each fund's options and futures activities may affect its turnover rate and brokerage commission payments. The exercise of calls or puts written by a fund, and the sale or purchase of futures contracts, may cause it to sell or purchase related investments, thus increasing its turnover rate. Once a fund has received an exercise notice on an option it has written, it cannot effect a closing transaction in order to terminate its obligation under the option and must deliver or receive the underlying securities at the exercise price. The exercise of puts purchased by a fund may also cause the sale of related investments, also increasing turnover; although such exercise is within the fund's control, holding a protective put might cause it to sell the related investments for reasons that would not exist in the absence of the put. A fund will pay a brokerage commission each time it buys or sells a put or call or purchases or sells a futures contract. Such commissions may be higher than those that would apply to direct purchases or sales.

         SWAPS, CAPS, FLOORS AND COLLARS. Each fund may enter into swaps, caps, floors and collars to preserve a return or a spread on a particular investment or portion of its portfolio, to protect against any increase in the price of securities the fund anticipates purchasing at a later date or to attempt to enhance yield. A swap involves the exchange by a fund with another party of their respective commitments to pay or receive cash flows, e.g., an exchange of floating rate payments for fixed-rate payments. The purchase of a cap entitles the purchaser, to the extent that a specified index exceeds a predetermined value, to receive payments on a notional principal amount from the party selling the cap. The purchase of a floor entitles the purchaser, to the extent that a specified index falls below a predetermined value, to receive payments on a notional principal amount from the party selling the floor. A collar combines elements of buying a cap and a floor.

         Swap agreements, including caps, floors and collars, can be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease the overall volatility of a fund's investments and its share price and yield because, and to the extent, these agreements affect the fund's exposure to long- or short-term interest rates (in the United States or abroad), foreign currency values, mortgage-backed security values, corporate borrowing rates or other factors such as security prices or inflation rates.

         Swap agreements will tend to shift a fund's investment exposure from one type of investment to another. For example, if a fund agrees to exchange payments in U.S. dollars for payments in foreign currency, the swap agreement would tend to decrease the fund's exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates. Caps and floors have an effect similar to buying or writing options.

         The creditworthiness of firms with which a fund enters into swaps, caps, floors or collars will be monitored by its adviser. If a firm's creditworthiness declines, the value of the agreement would be likely to decline, potentially resulting in losses. If a default occurs by the other party to such transaction, the fund will have contractual remedies pursuant to the agreements related to the transaction.

         The net amount of the excess, if any, of a fund's obligations over its entitlements with respect to each swap will be accrued on a daily basis and an amount of cash or liquid assets having an aggregate net asset value at least equal to the accrued excess will be maintained in an account with the fund's custodian that satisfies the requirements of the 1940 Act. A fund will also establish and maintain such accounts with respect to its total obligations under any swaps that are not entered into on a net basis and with respect to any caps or floors that are written by the fund. The advisers and the funds believe that such obligations do not constitute senior securities under the 1940 Act and, accordingly, will not treat them as being subject to a fund's borrowing or the restriction on senior securities. Each fund understands that the position of the
SEC is that assets involved in swap transactions are illiquid and are,

                                       24

therefore, subject to the limitations on investing in illiquid investments. See
"Illiquid Investments and Restricted Securities."

The following information applies to all funds unless otherwise indicated:

Repurchase Agreements

         When cash is temporarily available, or for temporary defensive purposes, each fund may invest without limit in repurchase agreements and money market instruments, including high-quality short-term debt securities. A repurchase agreement is an agreement under which either U.S. Government obligations or other high-quality liquid debt securities are acquired from a securities dealer or bank subject to resale at an agreed-upon price and date.
The securities are held for each fund by a custodian bank as collateral until resold and will be supplemented by additional collateral if necessary to maintain a total value equal to or in excess of the value of the repurchase agreement. Each fund bears a risk of loss if the other party to a repurchase agreement defaults on its obligations and the fund is delayed or prevented from exercising its rights to dispose of the collateral securities, which may decline in value in the interim. The funds will enter into repurchase agreements only with financial institutions determined by each fund's adviser to present minimal risk of default during the term of the agreement.

         Repurchase agreements are usually for a term of one week or less but may be for longer periods. Repurchase agreements maturing in more than seven days may be considered illiquid. A fund will not enter into repurchase agreements of more than seven days' duration if more than 15% of its net assets would be invested in such agreements and other illiquid investments. To the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, a fund might suffer a loss. If bankruptcy proceedings are commenced with respect to the seller of the security, realization upon the collateral by a fund could be delayed or limited. However, each fund's adviser monitors the creditworthiness of parties with which the fund may enter into repurchase agreements to minimize the prospect of such parties becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase agreement.

         When a fund enters into a repurchase agreement, it will obtain as collateral from the other party securities equal in value to at least the repurchase amount including the interest factor. Such securities will be held for that fund by a custodian bank or an approved securities depository or book-entry system.

         In determining its status as a diversified fund, each fund, in accordance with SEC rules and staff positions, considers investment in a fully collateralized repurchase agreement to be equivalent to investment in the collateral.

Securities Lending

         Each fund may lend portfolio securities to brokers or dealers in corporate or government securities, banks or other recognized institutional borrowers of securities, provided that cash or equivalent collateral, equal to at least 100% of the market value of the securities loaned, is continuously maintained by the borrower with the fund's custodian. During the time the securities are on loan, the borrower will pay the fund an amount equivalent to any dividends or interest paid on such securities, and the fund may invest the cash collateral and earn income, or it may receive an agreed upon amount of interest income from the borrower who has delivered equivalent collateral. These loans are subject to termination at the option of the fund or the borrower. Each fund may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash or equivalent collateral to the borrower or placing broker. Each fund does not have the right to vote securities on loan, but would terminate the loan and regain the right to vote if that were considered important with respect to the investment. The risks of securities lending are similar to those of repurchase agreements. Each fund except Financial Services Fund presently does not intend to lend more than 5% of its portfolio securities at any given time. For
Financial Services Fund, no loans will be made if, as a result, the aggregate amount of such loans would exceed 25% of the fund's total assets.

                                       25

Municipal Obligations

         Municipal obligations are debt obligations issued by or on behalf of states, territories and possessions of the United States and the District of
Columbia, and their political subdivisions, agencies, authorities and instrumentalities and other qualifying issuers which pay interest that is, in the opinion of bond counsel to the issuer, exempt from federal income tax. A fund may invest no more than 5% of its net assets in municipal obligations
(including participation interests). Municipal obligations are issued to obtain funds to construct, repair or improve various public facilities such as airports, bridges, highways, hospitals, housing, schools, streets and water and sewer works, to pay general operating expenses or to refinance outstanding debts. They also may be issued to finance various private activities, including the lending of funds to public or private institutions for construction of housing, educational or medical facilities or the financing of privately owned or operated facilities. Municipal obligations consist of tax-exempt bonds, tax-exempt notes and tax-exempt commercial paper. Tax-exempt notes generally are used to provide short term capital needs and generally have maturities of one year or less. Tax-exempt commercial paper typically represents short-term, unsecured, negotiable promissory notes.

         The two principal classifications of municipal obligations are "general obligation" and "revenue" bonds. General obligation bonds are backed by the issuer's full credit and taxing power. Revenue bonds are backed by the revenues of a specific project, facility or tax. Private activity bonds are a specific type of revenue bond backed by the credit of the private issuer of the facility, and therefore investments in these bonds have more potential risk that the issuer will not be able to meet scheduled payments of principal and interest.

Zero Coupon and Pay-in-Kind Bonds (all funds except Financial Services Fund)

         Corporate debt securities and municipal obligations include so-called
"zero coupon" bonds and "pay-in-kind" bonds. A fund may invest no more than 5%
of its net assets in either zero coupon bonds or pay-in-kind bonds. Zero coupon bonds are issued at a significant discount from their principal amount in lieu of paying interest periodically. Pay-in-kind bonds allow the issuer, at its option, to make current interest payments on the bonds either in cash or in additional bonds. The value of zero coupon and pay-in-kind bonds is subject to greater fluctuation in response to changes in market interest rates than bonds that make regular payments of interest. Both of these types of bonds allow an issuer to avoid the need to generate cash to meet current interest payments.
Accordingly, such bonds may involve greater credit risks than bonds that make regular payments of interest. Even though zero coupon and pay-in-kind bonds do not pay current interest in cash, a fund holding those bonds is required to accrue interest income on such investments and may be required to distribute that income at least annually to shareholders. Thus, a fund could be required at times to liquidate other investments in order to satisfy its dividend requirements.

                                       26

Direct Investment in Mortgages

         Mortgage-related securities include investments made directly in mortgages secured by real estate. When a fund makes a direct investment in mortgages, the fund, rather than a financial intermediary, becomes the mortgagee with respect to such loans purchased by the fund. Direct investments in mortgages are normally available from lending institutions which group together a number of mortgages for resale (usually from 10 to 50 mortgages) and which act as servicing agent for the purchaser with respect to, among other things, the receipt of principal and interest payments. (Such investments are also referred to as "whole loans.") The vendor of such mortgages receives a fee from the purchaser for acting as servicing agent. The vendor does not provide any insurance or guarantees covering the repayment of principal or interest on the mortgages. A fund will invest in such mortgages only if its adviser has determined through an examination of the mortgage loans and their originators that the purchase of the mortgages should not present a significant risk of loss to the fund. Investments in whole loans may be illiquid. Whole loans also may present a greater risk of prepayment because the mortgages so acquired are not diversified as are interests in larger pools.

Floating and Variable Rate Obligations

         Fixed-income securities may be offered in the form of floating and variable rate obligations. A fund may invest no more than 5% of its net assets in floating and variable rate obligations, respectively. Floating rate obligations have an interest rate which is fixed to a specified interest rate, such as bank prime rate, and is automatically adjusted when the specified interest rate changes. Variable rate obligations have an interest rate which is adjusted at specified intervals to a specified interest rate. Periodic interest rate adjustments help stabilize the obligations' market values.

         A fund may purchase these obligations from the issuers or may purchase participation interests in pools of these obligations from banks or other financial institutions. Variable and floating rate obligations usually carry demand features that permit a fund to sell the obligations back to the issuers or to financial intermediaries at par value plus accrued interest upon short notice at any time or prior to specific dates. The inability of the issuer or financial intermediary to repurchase an obligation on demand could affect the liquidity of a fund's portfolio. Frequently, obligations with demand features are secured by letters of credit or comparable guarantees. Floating and variable rate obligations which do not carry unconditional demand features that can be exercised within seven days or less are deemed illiquid unless the Board of
Directors determines otherwise. The fund's investment in illiquid floating and variable rate obligations would be limited to the extent that it is not permitted to invest more than 15% of the value of its net assets in illiquid investments.

Securities of Other Investment Companies

         The funds may invest in the securities of other investment companies, including open-end mutual funds, closed-end funds, unit investment trusts, private investment companies and offshore investment companies. An investment in an investment company involves risks similar to those of investing directly in the investment company's portfolio securities, including the risk that the value of the portfolio securities may fluctuate in accordance with changes in the financial condition of their issuers, the value of stocks and other securities generally, and other market factors.

         In addition, investing in the securities of other investment companies involves certain other risks, costs, and expenses for that fund. If a fund invests in another investment company, the fund will indirectly bear its proportionate share of the advisory fees and other operating expenses of such investment company, which are in addition to the advisory fees and other operational expenses incurred by the fund. In addition, a fund could incur a sales charge in connection with purchasing an investment company security or a redemption fee upon the redemption of such security. An investment in the shares of a closed-end investment company may also involve the payment of a substantial premium over, while sales of such shares may be made at a substantial discount from, the net asset value of the issuers' portfolio securities.

                                       27

         The funds may also invest in the securities of private investment companies, including "hedge funds." As with investments in other investment companies, if a fund invests in a private investment company, the fund will be charged its proportionate share of the advisory fees and other operating expenses of such company. These fees, which can be substantial, would be in addition to the advisory fees and other operating expenses incurred by the fund.
In addition, private investment companies are not registered with the SEC and may not be registered with any other regulatory authority. Accordingly, they are not subject to certain regulatory requirements and oversight to which registered issuers are subject. There may be very little public information available about their investments and performance. Moreover, because sales of shares of private investment companies are generally restricted to certain qualified purchasers, such shares may be illiquid and it could be difficult for a fund to sell its shares at an advantageous price and time. Finally, because shares of private investment companies are not publicly traded, a fair value for a fund's investment in these companies typically will have to be determined under policies approved by the Board of Directors.

         The 1940 Act provides that the funds may not purchase or otherwise acquire the securities of other "registered investment companies" (as defined in the 1940 Act) if, as a result of such purchase or acquisition, it would own: (i)
more than 3% of the total outstanding voting stock of any investment company;
(ii) securities issued by any one investment company having a value in excess of
5% of the fund's total assets; or (iii) securities issued by all investment companies having an aggregate value in excess of 10% of the fund's total assets.

         The funds will invest in the securities of other investment companies, including private investment companies, when, in the adviser's judgment, the potential benefits of the investment justify the expense and risk of investing in such investment companies.

Securities of Exchange-Traded Funds

         The funds may invest in the securities of exchange-traded funds
("ETFs"). ETFs are ownership interests in unit investment trusts, depositary receipts, and other pooled investment vehicles that are traded on an exchange and that hold a portfolio of securities or other financial instruments (the
"Underlying Assets"). The Underlying Assets are typically selected to correspond to the securities that comprise a particular broad based, sector or international index, or to provide exposure to a particular industry sector or asset class. An investment in an ETF involves risks similar to investing directly in the Underlying Assets, including the risk that the value of the
Underlying Assets may fluctuate in accordance with changes in the financial condition of their issuers, the value of securities, and other financial instruments generally, and other market factors.

         The performance of an ETF will be reduced by transaction and other expenses, including fees paid by the ETF to service providers. Investors in ETFs are eligible to receive their portion of dividends, if any, accumulated on the securities held in the portfolio, less fees and expenses of the ETF.

         If an ETF is a registered investment company (as defined above), the limitations applicable to a fund's ability to purchase securities issued by other investment companies will apply.

The following information applies to Financial Services Fund only:

Securities in the Financial Services Industry

         Other than the financial services industry, the fund will not invest more than 25% of its total assets in a particular industry. Because of concentration, Financial Services Fund may be especially subject to risks affecting the financial services sector.

                                       28

         Companies in the financial services industry include regional and money center banks, securities brokerage firms, asset management companies, savings banks and thrift institutions, specialty finance companies (e.g., credit card, mortgage providers), insurance and insurance brokerage firms, government sponsored agencies (e.g., Ginnie Mae), financial conglomerates and foreign banking and financial services companies.

         The financial services industry is currently undergoing relatively rapid change as existing distinctions between financial service segments become less clear. For instance, recent business combinations in the U.S. have included insurance, finance, banking and/or securities brokerage under single ownership.
Moreover, Congress repealed the federal laws generally separating commercial and investment banking, and the services offered by banks are likely to expand.
While providing diversification, expanded powers could expose banks to well-established competitors, particularly as the historical distinctions between banks and other financial institutions erode. Increased competition may also result from the broadening of regional and national interstate banking powers, which has already reduced the number of publicly traded regional banks.
In addition, certain industry members have been subject to regulatory and criminal actions due to undue influence of one part of their business on another, such as claims that investment banking concerns have influenced their securities research and recommendations.

         Banks, savings and loan associations and finance companies are subject to extensive governmental regulation which may limit both the amounts and types of loans and other financial commitments they can make and the interest rates and fees they can charge. The profitability of these groups is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change. In addition, general economic conditions are important to the operations of these concerns, with exposure to credit losses resulting from possible financial difficulties of borrowers potentially having an adverse effect.

         Finance companies can be highly dependent upon access to capital markets and any impediments to such access, such as adverse overall economic conditions or a negative perception in the capital markets of a finance company's financial condition or prospects, could adversely affect its business.

         Insurance companies are likewise subject to substantial governmental regulation, predominately at the state level, and may be subject to severe price competition. The performance of the fund's investments in insurance companies will be subject to risk from several additional factors. The earnings of insurance companies will be affected by, in addition to general economic conditions, pricing (including severe pricing competition from time to time), claims activity, and marketing competition. Particular insurance lines will also be influenced by specific matters. Property and casualty insurer profits may be affected by certain weather catastrophes, terrorism and other disasters. Life and health insurer profits may be affected by mortality and morbidity rates.
Individual companies may be exposed to material risk, including reserve inadequacy, problems in investment portfolios (due to real estate or "junk" bond holdings, for example), and the inability to collect from reinsurance carriers.
Insurance companies are subject to extensive governmental regulation, including the imposition of maximum rate levels, which may not be adequate for some lines of business. Proposed or potential anti-trust or tax law changes also may affect adversely insurance companies' policy sales, tax obligations and profitability.

         Companies engaged in stock brokerage, commodity brokerage, investment banking, investment management, or related investment advisory services are closely tied economically to the securities and commodities markets and can suffer during a decline in either. These companies also are subject to the regulatory environment and changes in regulations such as proposals to screen financial analysts from investment banking within financial conglomerates, pricing pressure, the availability of funds to borrow and interest rates.

                                       29

                           ADDITIONAL TAX INFORMATION

         The following is a general summary of certain federal tax
considerations affecting each fund and its shareholders. Investors are urged to consult their own tax advisers for more detailed information regarding any federal, state, local or foreign taxes that may apply to them.

General

         For federal tax purposes, each fund is treated as a separate corporation. To continue to qualify for treatment as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended ("Code"), a fund must distribute annually to its shareholders at least 90% of its investment company taxable income (generally, net investment income, the excess of net short-term capital gain over net long-term capital loss, and any net gains from certain foreign currency transactions, all determined without regard to any deduction for dividends paid) ("Distribution Requirement") and must meet several additional requirements. For each fund, these requirements include the following: (1) the fund must derive at least 90% of its gross income each taxable year from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of securities or foreign currencies, or other income (including gains from options, futures or forward currency contracts) derived with respect to its business of investing in securities or those currencies ("Income Requirement"); (2) at the close of each quarter of the fund's taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other RICs and other securities, with those other securities limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of the fund's total assets and that does not represent more than 10%
of the issuer's outstanding voting securities; and (3) at the close of each quarter of the fund's taxable year, not more than 25% of the value of its total assets may be invested in the securities (other than U.S. Government securities or the securities of other RICs) of any one issuer or two or more issuers the fund controls that are determined to be engaged in the same, similar or related trades or businesses.

         By qualifying for treatment as a RIC, a fund (but not its shareholders)
will be relieved of federal income tax on the part of its investment company taxable income and net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) that it distributes to its shareholders.
If any fund failed to qualify for that treatment for any taxable year, (1) it would be taxed at corporate rates on the full amount of its taxable income for that year without being able to deduct the distributions it makes to its shareholders and (2) the shareholders would treat all those distributions, including distributions of net capital gain, as dividends (that is, ordinary income, except for the part of those dividends that is "qualified dividend income," which is subject to a maximum federal income tax rate of 15% for individuals (described in the Prospectuses)) to the extent of the fund's earnings and profits. In addition, the fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying for RIC treatment.

         Each fund will be subject to a nondeductible 4% excise tax ("Excise
Tax") to the extent it fails to distribute by the end of any calendar year substantially all of its ordinary income for that year and capital gain net income for the one-year period ending on October 31 of that year, plus certain other amounts.

Dividends and Other Distributions and Redemption of Shares

         Dividends and other distributions a fund declares in December of any year that are payable to its shareholders of record on a date in that month will be deemed to have been paid by the fund and received by the shareholders on
December 31 if the fund pays the distributions during the following January.
Accordingly, those distributions will be taxed to shareholders for the year in which that December 31 falls.

         A portion of the dividends from each fund's investment company taxable income (whether paid in cash or reinvested in fund shares) may be eligible for
(1) the 15% maximum rate of federal income tax applicable to "qualified dividend income" that individual shareholders receive and (2) the dividends-received deduction allowed to corporations. The eligible portion for purposes of the 15%

                                       30

rate for any fund may not exceed the aggregate dividends the fund receives from most domestic corporations and certain foreign corporations, whereas only dividends a fund receives from domestic corporations are eligible for purposes of the dividends-received deduction. However, dividends a corporate shareholder receives and deducts pursuant to the dividends-received deduction are subject indirectly to the federal alternative minimum tax. A fund's distributions of net capital gain ("capital gain distributions") do not qualify for the dividends-received deduction.

         If fund shares are sold at a loss after being held for six months or less, the loss will be treated as a long-term, instead of a short-term, capital loss to the extent of any capital gain distributions received on those shares.
Investors also should be aware that if shares are purchased shortly before the record date for any dividend or other distribution, the investor would pay full price for the shares and receive some portion of the price back as a taxable distribution.

         Capital gain distributions a fund makes that are attributable to any net capital gain it receives on sales or exchanges of capital assets through its last taxable year beginning before January 1, 2009, will be subject to federal income tax at a maximum rate of 15% for individual shareholders. In addition, any capital gain an individual shareholder realizes on a redemption during that period of his or her fund shares held for more than one year will qualify for that maximum rate.

Foreign Securities

         FOREIGN TAXES. Dividends and interest a fund receives, and gains it realizes, from foreign securities may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions that would reduce the yield and/or total return on its securities. Tax conventions between certain countries and the United States may reduce or eliminate these taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

         PASSIVE FOREIGN INVESTMENT COMPANIES. Each fund may invest in the stock of "passive foreign investment companies" ("PFICs"). A PFIC is any foreign corporation (with certain exceptions) that, in general, meets either of the following tests: (1) at least 75% of its gross income for the taxable year is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, a fund will be subject to federal income tax on a portion of any "excess distribution" it receives on the stock of a PFIC or of any gain on disposition of that stock
(collectively "PFIC income"), plus interest thereon, even if the fund distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the fund's investment company taxable income and, accordingly, will not be taxable to it to the extent it distributes that income to its shareholders. Fund distributions thereof will not be eligible for the 15% maximum federal income tax rate applicable to "qualified dividend income."

         If a fund invests in a PFIC and elects to treat the PFIC as a
"qualified electing fund" ("QEF"), then in lieu of the foregoing tax and interest obligation, the fund would be required to include in income each taxable year its pro rata share of the QEF's annual ordinary earnings and net capital gain -- which the fund probably would have to distribute to satisfy the
Distribution Requirement and avoid imposition of the Excise Tax -- even if the
QEF did not distribute those earnings and gain to the fund. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

         Each fund may elect to "mark-to-market" its stock in any PFIC.
"Marking-to-market," in this context, means including in ordinary income each taxable year the excess, if any, of the fair market value of the stock over a fund's adjusted basis therein as of the end of that year. Pursuant to the election, a fund also may deduct (as an ordinary, not capital, loss) the excess, if any, of its adjusted basis in PFIC stock over the fair market value thereof as of the taxable year-end, but only to the extent of any net mark-to-market gains with respect to that stock a fund included in income for prior taxable years under the election (and under regulations proposed in 1992 that provided a similar election with respect to the stock of certain PFICs). A fund's adjusted basis in each PFIC's stock subject to the election would be adjusted to reflect the amounts of income included and deductions taken thereunder.

                                       31

         FOREIGN CURRENCIES. Gains or losses (1) from the disposition of foreign currencies, including forward contracts, (2) on the disposition of a debt security denominated in foreign currency that are attributable to fluctuations in the value of the foreign currency between the dates of acquisition and disposition of the security and (3) that are attributable to fluctuations in exchange rates between the time a fund accrues interest, dividends or other receivables, or expenses or other liabilities, denominated in a foreign currency and the time the fund actually collects the receivables or pays the liabilities, generally will be treated as ordinary income or loss. These gains or losses will increase or decrease the amount of a fund's investment company taxable income to be distributed to its shareholders, as ordinary income, rather than affecting the amount of its net capital gain.

Options, Futures and Foreign Currency Contracts

         The use of Financial Instruments, such as writing (selling) and purchasing options and futures contracts and entering into forward currency contracts, involves complex rules that will determine for income tax purposes the amount, character and timing of recognition of the gains and losses a fund realizes in connection therewith. Gains from the disposition of foreign currencies (except certain gains that may be excluded by future regulations) --
and gains from options, futures and forward currency contracts a fund derives with respect to its business of investing in securities or foreign currencies there from will be treated as qualifying income under the Income Requirement.

         Some futures, foreign currency contracts and "non-equity" options
(i.e., certain listed options, such as those on a "broad-based" securities index) in which a fund may invest will be subject to section 1256 of the Code
("section 1256 contracts"). Any section 1256 contracts a fund holds at the end of its taxable year, other than contracts with respect to which it has made a
"mixed straddle" election, must be "marked-to-market" (that is, treated as having been sold for their fair market value) for federal income tax purposes, with the result that unrealized gains or losses will be treated as though they were realized. Sixty percent of any net gain or loss recognized on those deemed sales, and 60% of any net realized gain or loss from any actual sales of section
1256 contracts will be treated as long-term capital gain or loss, and the balance will be treated as short-term capital gain or loss. These rules may operate to increase the amount a fund must distribute to satisfy the
Distribution Requirement (i.e., with respect to the portion treated as short-term capital gain), which will be taxable to its shareholders as ordinary income, and to increase the net capital gain a fund recognizes, without in either case increasing the cash available to it. A fund may elect to exclude certain transactions from the operation of section 1256, although doing so may have the effect of increasing the relative proportion of net short-term capital gain (taxable as ordinary income) and thus increasing the amount of dividends it must distribute. Section 1256 contracts also may be marked-to-market for purposes of the Excise Tax.

         When a covered call option written (sold) by a fund expires, it will realize a short-term capital gain equal to the amount of the premium it received for writing the option. When a fund terminates its obligations under such an option by entering into a closing transaction, it will realize a short-term capital gain (or loss), depending on whether the cost of the closing transaction is less than (or exceeds) the premium received when it wrote the option. When a covered call option written by a fund is exercised, it will be treated as having sold the underlying security, producing long-term or short-term capital gain or loss, depending on the holding period of the underlying security and whether the sum of the option price received upon the exercise plus the premium received when it wrote the option is more or less than the basis of the underlying security.

         Code section 1092 (dealing with straddles) also may affect the taxation of Financial Instruments in which a fund may invest. That section defines a
"straddle" as offsetting positions with respect to actively traded personal property; for these purposes, options, futures and forward currency contracts are positions in personal property. Under section 1092, any loss from the disposition of a position in a straddle generally may be deducted only to the extent the loss exceeds the unrealized gain on the offsetting position(s) of the straddle. In addition, these rules may postpone the recognition of loss that otherwise would be recognized under the mark-to-market rules discussed above.
The regulations under section 1092 also provide certain "wash sale" rules, which apply to a transaction where a position is sold at a loss and a new offsetting position is acquired within a prescribed period, and "short sale" rules

                                       32

applicable to straddles. If a fund makes certain elections, the amount, character and timing of recognition of gains and losses from the affected straddle positions would be determined under rules that vary according to the elections made. Because only a few of the regulations implementing the straddle rules have been promulgated, the tax consequences to a fund of straddle transactions are not entirely clear.

Other

         If a fund has an "appreciated financial position" -- generally, an interest (including an interest through an option, futures or forward currency contract or short sale) with respect to any stock, debt instrument (other than
"straight debt") or partnership interest the fair market value of which exceeds its adjusted basis -- and enters into a "constructive sale" of the position, the fund will be treated as having made an actual sale thereof, with the result that it will recognize gain at that time. A constructive sale generally consists of a short sale, an offsetting notional principal contract or a futures or forward currency contract a fund or a related person enters into with respect to the same or substantially identical property. In addition, if the appreciated financial position is itself a short sale or such a contract, acquisition of the underlying property or substantially identical property will be deemed a constructive sale. The foregoing will not apply, however, to any funds'
transaction during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the fund holds the appreciated financial position unhedged for 60 days after that closing (i.e., at no time during that 60-day period is the fund's risk of loss regarding that position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as having an option to sell, being contractually obligated to sell, making a short sale or granting an option to buy substantially identical stock or securities).

Original Issue Discount and Pay-In-Kind Securities

         Each fund may purchase zero coupon or other debt securities issued with original issue discount ("OID"). As a holder of those securities, a fund must include in its income the OID that accrues thereon during the taxable year, even if it receives no corresponding payment on the securities during the year.
Similarly, a fund must include in its gross income securities it receives as
"interest" on pay-in-kind securities. Because each fund annually must distribute substantially all of its investment company taxable income, including any OID and other non-cash income, to satisfy the Distribution Requirement and avoid imposition of the Excise Tax, it may be required in a particular year to distribute as a dividend an amount that is greater than the total amount of cash it actually receives. Those distributions will be made from a fund's cash assets or from the proceeds of sales of portfolio securities, if necessary. A fund may realize capital gains or losses from those dispositions, which would increase or decrease its investment company taxable income and/or net capital gain.

                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

         If your check to purchase shares is not honored by the institution on which it is drawn, you may be subject to extra charges in order to cover collection costs. These charges may be deducted from your shareholder account.

Future First (R) Systematic Investment Plan and Transfer of Funds from Financial
Institutions

         The Future First(R) Systematic Investment Plan ("Future First") and
transfer of funds from financial institutions are services available to those
Primary Class shareholders who own shares directly with the funds. You should contact your financial adviser to determine if it offers similar services.

         If you invest in Primary Class shares, the Prospectus explains that you may buy additional shares through Future First. Under this plan you may arrange for automatic monthly investments in Primary Class shares of $50 or more by authorizing Boston Financial Data Services ("BFDS"), each fund's transfer agent, to transfer funds each month from your checking/savings account, or another Legg
Mason fund to be used to buy additional shares. The fund will send you an

                                       33

account statement monthly. The transfer will also be reflected on your regular checking account statement. You may terminate Future First at any time without charge or penalty.

         You may also buy additional Primary Class shares through a plan permitting transfers of funds from a financial institution. Certain financial institutions may allow you, on a pre-authorized basis, to have $50 or more automatically transferred monthly from your checking/savings account for investment in Primary Class shares of a fund.

Systematic Withdrawal Plan

The Systematic Withdrawal Plan is available to those shareholders who own shares directly with the funds. You should contact your financial adviser to determine if it offers a similar service.

Primary Class Shareholders

     Primary  Class  shareholders  having an account  with a net asset  value of
$5,000 or more ($1,000 or more for individual  retirement  accounts ("IRAs") and
Coverdell  Education  Savings  Accounts  ("Coverdell  ESAs"))  may elect to make withdrawals  of a  minimum  of $50 on a  monthly  basis.  Except  for  IRAs  and
Coverdell  ESAs,  there  are  three  ways to  receive  payment  of  proceeds  of redemptions made through the Systematic Withdrawal Plan: (1) Credit to brokerage account -- fund shares can be redeemed on any  business day of the month and the proceeds will be credited to the brokerage account in approximately two business days;  (2) Check  mailed by the funds'  transfer  agent -- fund  shares  will be redeemed  on the 25th of each  month or next  business  day and a check  for the proceeds  will be mailed within three  business  days; or (3) ACH to checking or savings  account --  redemptions of fund shares may occur on any business day of the month and the checking or savings account will be credited with the proceeds in approximately  two business days.  Credit to a brokerage  account is the only option  available to IRAs and Coverdell  ESAs. You may change the monthly amount to be paid to you without  charge by notifying  the fund.  You may terminate the
Systematic Withdrawal Plan at any time, without charge or penalty, by contacting the funds.  Each fund,  its transfer  agent,  and LMIS also reserve the right to modify or terminate the Systematic Withdrawal Plan at any time.

Institutional and Financial Intermediary Class Shareholders

         Shareholders of a fund's Institutional Class or Financial Intermediary
Class shares with an initial net asset value of $1,000,000 or more are eligible to participate in the Legg Mason Institutional Funds Systematic Withdrawal Plan.
Receipt of payment of proceeds of redemptions made through the Systematic
Withdrawal Plan will be wired through ACH to your checking or savings account -
redemptions of fund shares may occur on any business day of the month and the checking or savings account will be credited with the proceeds in approximately two business days. Requests must be made in writing to Legg Mason Institutional
Funds to participate in, change or discontinue the Systematic Withdrawal Plan.
You may change the monthly amount to be paid to you or terminate the Systematic
Withdrawal Plan at any time, without charge or penalty, by notifying Legg Mason
Institutional Funds. Each fund, its transfer agent, and Legg Mason Institutional
Funds also reserve the right to modify or terminate the Systematic Withdrawal
Plan at any time.

In General

The amounts paid to you each month are obtained by redeeming sufficient shares from your account to provide the withdrawal amount that you have specified.

Redemptions will be made at the net asset value per share determined as of the close of regular trading on the New York Stock Exchange ("Exchange") (normally
4:00 p.m., Eastern time) on the day corresponding to the redemption option designated by the investor. If the Exchange is not open for business on that day, the shares will be redeemed at the per share net asset value determined as

                                       34

of the close of regular trading on the Exchange on the next day the Exchange is open. If the redemption option designated is the last day of the month and the
Exchange is not open for business on that day, the shares will be redeemed at the per share net asset value determined as of the previous day the Exchange was open.

Withdrawal payments are treated as a sale of shares rather than as a dividend or other distribution. These payments are taxable to the extent that the total amount of the payments exceeds the tax basis of the shares sold. If the periodic withdrawals exceed reinvested dividends and other distributions, the amount of your original investment may be correspondingly reduced.

Ordinarily, you should not purchase additional shares of the fund in which you have an account if you maintain a Systematic Withdrawal Plan, because there are tax disadvantages associated with such purchases and withdrawals. No fund will knowingly accept purchase orders from you for additional shares if you maintain a Systematic Withdrawal Plan unless your purchase is equal to at least one year's scheduled withdrawals. In addition, Primary Class shareholders who maintain a Systematic Withdrawal Plan may not make periodic investments under
Future First.

Other Information Regarding Redemption

         Each fund reserves the right to modify or terminate the wire, telephone or Internet redemption services described in the Prospectus and this SAI at any time.

         The date of a payment for redemption may not be postponed for more than seven days, and the right of redemption may not be suspended by a fund or its distributor, except (i) for any periods during which the Exchange is closed
(other than for customary weekend and holiday closings), (ii) when trading in markets a fund normally utilizes is restricted, or an emergency, as defined by rules and regulations of the SEC, exists, making disposal of that fund's investments or determination of its net asset value not reasonably practicable, or (iii) for such other periods as the SEC by regulation or order may permit for protection of a fund's shareholders. In the case of any such suspension, you may either withdraw your request for redemption or receive payment based upon the net asset value next determined after the suspension is lifted.

         Foreign securities markets may be open for trading on days when the funds are not open for business. The net asset value of fund shares may be significantly affected on days when investors do not have access to their respective fund to purchase and redeem shares.

         Clients of certain financial intermediaries that maintain omnibus accounts with the funds' transfer agent may obtain shares through those financial intermediaries. Such financial intermediaries may receive payments from the funds' distributor for account servicing, and may receive payments from their clients for other services performed. Investors may be able to purchase shares from LMIS without receiving or paying for such other services.

Redemption In-Kind

         Each fund reserves the right, under certain conditions, to honor any request for redemption by making payment in whole or in part by securities valued in the same way as they would be valued for purposes of computing that fund's net asset value per share. Because redemption in-kind may be used at times of unusual illiquidity in the markets, these valuation methods may include fair value estimations. If payment is made in securities, a shareholder should expect to incur brokerage expenses in converting those securities into cash and the market price of those securities will be subject to fluctuation until they are sold. Each fund does not redeem "in-kind" under normal circumstances, but would do so where its adviser determines that it would be in the best interests of that fund's shareholders as a whole. A redemption in-kind may be considered the sale of securities by a fund to the party receiving the securities.
Redemptions in-kind will not be done with LMIS or other affiliated persons of the fund except as permitted by SEC rules or orders, or other interpretive guidance from regulators.

                                       35

Transferring Legg Mason Fund Shares to Another Securities Dealer or Other
Financial Intermediary

         You may transfer fund shares only to another securities dealer or other financial intermediary that has entered into an agreement with the distributor or one of its affiliates with respect to the particular fund. Some securities dealers and financial intermediaries may have agreements with LMIS or one of its affiliates with respect to some funds and not others. Depending on the dealer to which you transfer the shares, certain shareholder services may not be available for the transferred shares. After the transfer, you may purchase additional fund shares. All future trading of particular fund shares, including exchanges, is subject to the rules of the dealer or intermediary and its continued agreement with the distributor that permits such trading.

         You should contact your securities dealer, financial intermediary or the fund for further information on transferring fund shares.

                            VALUATION OF FUND SHARES

         Net asset value of a fund's shares is determined daily for each class as of the close of regular trading on the Exchange, on every day the Exchange is open, by dividing the value of the total assets attributable to that class, less liabilities attributable to that class, by the number of shares of that class outstanding. Pricing will not be done on days when the Exchange is closed. The
Exchange currently observes the following holidays: New Year's Day, Martin
Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence
Day, Labor Day, Thanksgiving Day and Christmas Day. As described in the
Prospectuses, securities for which market quotations are readily available are valued at current market value. Securities traded on an exchange are normally valued at last sale prices. Securities traded on The Nasdaq Stock Market, Inc.
("Nasdaq") are valued in accordance with the Nasdaq Official Closing Price, which may not be the last sale price. Other OTC securities, and securities traded on exchanges for which there is no sale on a particular day (including debt securities), are valued at the mean of latest closing bid and asked prices.
A fund values its foreign securities in U.S. dollars on the basis of foreign currency exchange rates prior to the close of trading on the Exchange, generally, 2:00 p.m. Eastern time. Fixed-income securities generally are valued using market quotations or independent pricing services that use prices provided by market makers or estimates of market values. All other securities are valued at fair value as determined under procedures approved by each Corporation's
Board of Directors. The funds may also use fair value pricing instead of market quotations to value securities if, because of special circumstances, a fund believes fair value pricing would more accurately reflect the price it expects to realize on a current sale of the securities. Premiums received on the sale of put or call options are included in the net asset value of each class, and the current market value of options sold by a fund will be subtracted from net assets of each class.

Disclosure of Portfolio Holdings

         Each Board of Directors has adopted the following policy with respect to the disclosure of each fund's portfolio holdings. Each Board of Directors believes the policy is in the best interests of the funds and their shareholders and that it strikes an appropriate balance between the desire of investors for information about the funds' portfolio holdings and the need to protect the funds from potentially harmful disclosures. The extent of these disclosures and when they will be made was reviewed and approved by each Board of Directors upon the recommendations of the funds' investment advisers. Each Board of Directors will be provided with reports regarding any determinations made by the Chief
Legal Officer pursuant to the policy and any other material issues arising under the policy and can exercise oversight over the operation of the policy.

         POLICY. Except as described below, no portfolio holdings information of a fund shall be provided to any individual, investor, or other person or entity unless specifically authorized by the Chief Legal Officer or a person authorized by the Chief Legal Officer.

                                       36

         PUBLIC DISCLOSURE OF PORTFOLIO HOLDINGS. Each fund distributes complete portfolio holdings information to its shareholders through semi-annual and annual reports first mailed to shareholders within sixty days after period ends.
Such semi-annual and annual reports are also made available to the public through postings at the same time on the Legg Mason Funds' website at
www.leggmasonfunds.com. Additionally, complete portfolio holdings information is filed with the SEC on Form N-Q for the first and third quarters of the funds'
fiscal year. Each of the Corporation's reports and their Form N-Q filings are available at the website of the SEC at http://www.sec.gov.

         Complete portfolio holdings information as of quarter-end may be disclosed no sooner than the last business day of the month following such quarter-end, provided that such information has been made available to the public through postings on the Legg Mason Funds' website at least one day previously.

         Partial information concerning each fund's portfolio holdings (such as top ten holdings) may be provided to shareholders and other persons in fact sheets and other formats on a monthly or quarterly basis no sooner than 11 business days after quarter or month end, provided that such information has been made available to the public through postings on the Legg Mason Funds'
website at least one day previously.

         Complete or partial portfolio holdings information may be included in responses to Requests for Proposal, Pitch Books or similar marketing materials, provided that such information is based only on the latest portfolio holdings information publicly available in accordance with the funds' policy.

         NON-PUBLIC DISSEMINATION OF PORTFOLIO HOLDINGS INFORMATION. From time to time, portfolio holdings that are not publicly available may be required by third parties in order to perform various services for the fund. Such entities may be provided with information more current than the latest publicly-available portfolio holdings only if the Chief Legal Officer determines that 1) more current information is necessary in order for the third party to complete its task, 2) the fund has a legitimate need for disclosing the information, and 3)
the third party has agreed in writing (or is otherwise required by virtue of a written code of ethics, professional responsibility, governmental or SRO rules or fiduciary duty) to keep the information confidential, to use it only for the agreed-upon purpose(s), and not to trade securities on the basis of the information. No consideration may be received by any party for providing non-public portfolio holdings information to any third party, except consideration received by each fund in connection with the services being provided to it by the third party which receives the non-public information. The investment adviser and its affiliates shall not be deemed to have received consideration solely by the fact that services provided to each fund may result in sales of fund shares.

     At the present time, the Corporation's have ongoing arrangements with the following parties to provide them with non-public portfolio holdings information:

     Service Providers:

     State Street Bank and Trust Company - Information is provided daily with no time lag.

     Ernst & Young LLP - Information is provided as needed with no time lag.

     PricewaterhouseCoopers LLP - Information is provided as needed with no time lag.

     Kirkpatrick & Lockhart Nicholson Graham LLP - Information is provided with
     Board of Directors materials approximately four to six weeks after quarter-end and may be provided at other times as needed with no time lag.

     Institutional Shareholder Services - Information is provided daily with no time lag.

                                       37

     Other Third Parties:

     Lipper Analytical Services Corporation - Information is provided quarterly with a time lag of five business days.

     Russell/Mellon Analytical Services - Information is provided monthly with a time lag of 3 business days.

         In all cases, the party receiving the information has agreed in writing
(or is otherwise required by virtue of a written code of ethics, professional responsibility, governmental or SRO rules or fiduciary duty) to keep the information confidential, to use it only for the agreed-upon purpose(s) and not to trade securities on the basis of such information.

         Additionally, each fund may occasionally reveal certain of its current portfolio holdings information to broker-dealers in connection with that broker-dealer executing securities transactions on behalf of the fund. In such a case, a fund does not enter into a formal confidentiality agreement with the broker-dealer but relies on the broker-dealer's obligations based on statutes, rules, and fiduciary obligations, not to trade based on the information or otherwise use it improperly. The fund would not continue to conduct business with a broker dealer whom the fund's investment adviser believed was misusing the disclosed information.

         Each Corporation's Board of Directors, officers, and certain LMIS employees, including funds accounting, legal, compliance, marketing, administrative personnel and members of certain LMIS committees or groups, have access to each fund's portfolio holdings information prior to the time it is made public. All such persons are subject to a Code of Ethics that requires that portfolio holdings information be kept confidential and that they not trade securities on the basis of such information.

         Each fund may also provide certain information (other than complete portfolio holdings) as set forth in paragraphs 1 and 2 below that is related to each fund's portfolio holdings or derived from each fund's portfolio holdings to individual and institutional shareholders, prospective shareholders, intermediaries working on behalf of these persons (including consultants and fiduciaries of 401(k) plans), and the media even if the information has not been made publicly available on the Legg Mason Funds website or in other published form, so long as the Chief Legal Officer determines that the fund has a legitimate business purpose for disclosing the information and the dissemination cannot reasonably give the recipient an advantage in trading fund shares or in any other way harm the fund or its shareholders.

1.   A small number of portfolio holdings (including  information that a fund no longer holds a particular security).  However, information about a security may not be released if it could  reasonably  be seen to interfere  with the current or future purchase or sale activities of the fund or is contrary to applicable  law. In this  respect,  information  about  intended or ongoing transactions may not be released.  However, such disclosure may not be made
     pursuant  to  ongoing   arrangements   with  third  parties  to  make  such
     information available.

2.   General  information  about the  portfolio  holdings that cannot be used to determine the fund's portfolio holdings or any portion thereof.  This would include such  characteristics of the fund as portfolio  volatility,  median capitalization,  percentages  of  international  and  domestic  securities, sector allocations,  yields, performance attribution,  types of bonds, term structure exposure, bond maturities, and duration.

         The Chief Legal Officer may authorize another person to make the determinations required under this policy. If consistent with the best interests of the fund and its shareholders, such determinations (whether made by the Chief
Legal Officer or his/her designee) do not necessarily need to be made each time the information is disclosed. For example, such determinations may be made with respect to general categories or information or a particular type of information disclosed to a particular third party or category of third party.

                                       38

                             PERFORMANCE INFORMATION

Total Return Calculations

         Average annual total return quotes used in a fund's advertising and other promotional materials ("Performance Advertisements") are calculated separately for each class according to the following formulas: Before-Tax

                  P(1+T)^n      =       ERV

where:            P             =       a hypothetical initial payment of $1,000
                  T             =       average annual total return
                  n             =       number of years
                  ERV           =       ending redeemable value of a
                                        hypothetical $1,000 payment
                                        made at the beginning of
                                        the 1-, 5-, or 10-year
                                        periods at the end of the
                                        1-, 5- or 10-year periods
                                        (or fractional portion thereof).

After-Tax

Pre-liquidation return (average annual total return after taxes on distributions):

                  P(1+T)^n      =        ATVD

where:            P             =       a hypothetical initial payment of $1,000
                  T             =       average annual total return (after taxes
                                        on distributions)
                  n             =       number of years
                  ATVD          =       ending value of hypothetical $1,000
                                        payment made at the beginning of the 1-,
                                        5-, or 10-year periods at the end of the
                                        1-, 5- or 10-year periods (or fractional
                                        portion thereof) after taxes on fund
                                        distributions but not after taxes on
                                        redemption.

Post-liquidation return (average annual total return after taxes on distributions and on redemption)

                  P(1+T)^n     =       ATVDR

(Assumptions are the same, except that "DR" calculates the ending value after taxes on distributions and on redemption.)

         Under the foregoing formulas, the time periods used in Performance
Advertisements will be based on rolling calendar quarters, updated at least to the last business day of the most recent available quarter prior to submission of the Performance Advertisements for publication. During times of market volatility, performance may vary greatly from the reported quarter-end average annualized returns; please contact Legg Mason Funds Investor Services,
www.leggmasonfunds.com (Primary Class shares) or www.lminstitutionalfunds.com
(Institutional Class and Financial Intermediary Class shares) for more current performance information. Total return, or "T" in the formulas above, is computed by finding the average annual change in the value of an initial $1,000 investment over the period. In calculating the ending redeemable value, all dividends and other distributions by a fund are assumed to have been reinvested at net asset value on the reinvestment dates during the period.

                                       39

               TAX-DEFERRED QUALIFIED PLANS - PRIMARY CLASS SHARES

         Investors may invest in Primary Class shares of a fund through IRAs, simplified employee pension plans ("SEPs"), savings incentive match plans for employees ("SIMPLES"), other qualified retirement plans and Coverdell ESAs
(collectively, "qualified plans"). In general, income earned through the investment of assets of qualified plans is not taxed to their beneficiaries until the income is distributed to those beneficiaries (or, in the case of Roth
IRAs and Coverdell ESAs, not at all if certain conditions are satisfied).
Investors who are considering establishing a qualified plan should consult their attorneys or other tax advisers with respect to individual tax questions. Please consult your financial adviser for further information with respect to these plans.

Individual Retirement Account - IRA

         TRADITIONAL IRA. Certain Primary Class shareholders who receive compensation, including earnings from self-employment, may establish and make contributions to an IRA. Your IRA contributions can be tax-deductible if neither you nor your spouse is an active participant in a qualified employer or government retirement plan. If you or your spouse is an active participant in such a plan, your IRA contribution may be deductible, in whole or in part, depending on the amount of your and your spouse's combined adjusted gross income. In addition, all earnings grow tax-deferred until withdrawn, at which point distributions are taxed as ordinary income to you, usually after age 59
1/2, when you may be in a lower tax bracket. Withdrawals made before age 59 1/2 are generally subject to a 10% penalty.

         ROTH IRA. Unlike a traditional IRA, a Roth IRA is only available to individuals who meet certain "modified adjusted gross income" (MAGI)
limitations. Under certain circumstances, a traditional IRA may be converted to a Roth IRA; these conversions are, however, subject to federal income tax.

         Contributions to a Roth IRA are not deductible; however, earnings accumulate tax-free in a Roth IRA, and withdrawals of earnings are not subject to federal income tax if the account has been held for at least five years (or in the case of earnings attributable to conversions of a traditional IRA, the conversion occurred more than five years before the withdrawal) and the account holder has reached age 59 1/2 (or certain other conditions apply).

Simplified Employee Pension Plan - SEP

         LMIS makes available to corporate and other employers a SEP for investment in Primary Class shares of a fund.

Savings Incentive Match Plan for Employees - SIMPLE

         An employer with no more than 100 employees that does not maintain another qualified retirement plan may establish a SIMPLE, either as separate
IRAs or as part of a Code section 401(k) plan. A SIMPLE, which is not subject to the complicated nondiscrimination rules that generally apply to other qualified retirement plans, allows certain employees to make elective contributions of up to certain amounts each year and requires the employer to make matching contributions of up to 3% of each such employee's salary or a 2% non-elective contribution.

Coverdell Education Savings Account - Coverdell ESA

         A Coverdell ESA provides a vehicle for saving for a child's education.
A Coverdell ESA may be established for the benefit of any minor, and any person whose MAGI does not exceed certain levels may contribute to a Coverdell ESA, subject to certain annual limits on contributions. Contributions are not deductible and may not be made after the beneficiary reaches age 18; however, earnings accumulate tax-free, and withdrawals are not subject to tax if used to pay the qualified education expenses of the beneficiary (or a qualified family member).

                                       40

         For further information regarding any of the above qualified plans, including MAGI limitations, contact your financial adviser or Legg Mason Funds
Investor Services at 1-800-822-5544.

Withholding

         Withholding at the rate of 20% is required for federal income tax purposes on certain distributions (excluding, for example, certain periodic payments) from qualified retirement plans (except IRAs and SEPs), unless the recipient transfers the distribution directly to an "eligible retirement plan"
(including IRAs and other qualified retirement plans) that accepts those distributions. Other distributions generally are subject to regular wage withholding or to withholding at the rate of 10% (depending on the type and amount of the distribution), unless the recipient elects not to have any withholding apply. Investors should consult their plan administrator or tax adviser for further information.

                             MANAGEMENT OF THE FUNDS

         Under applicable law, each Board of Directors is responsible for management of its respective Corporation and provides broad supervision over its affairs. Each Corporation's officers manage the day-to-day operations of the
Corporation under the general direction of the Corporation's Board of Directors.

         The standing committees of each Board of Directors include an Audit
Committee, a Nominating Committee and an Independent Directors Committee. All
directors who are not "interested persons" of the Corporation, as defined in the
1940 Act, are members of all three committees.

         The Audit Committee of each Board of Directors meets at least twice a year with each Corporation's independent registered public accounting firm and officers to consider issues relating to the accounting principles used by the
Corporation, the auditor's assessment of the adequacy of internal controls, the qualifications and fees of the independent registered public accounting firm, the scope of the audit services and any permissible non-audit services for which they are retained, the results of the audit and other matters. The Nominating
Committee of each Board of Directors meets as necessary to review and nominate candidates for positions as directors, to fill vacancies on each Board of
Directors, and to evaluate the performance of directors. The selection and nomination of candidates to serve as independent directors to the fund is committed to the discretion of the funds' current independent directors. The
Independent Directors Committee of each Board of Directors considers matters related to fund operations and oversees issues related to the independent directors. During the last fiscal year, the Audit Committee of each Board of
Directors met four times, the Nominating Committee of each Board of Directors met one time and the Independent Directors Committee of each Board of Directors met four times.

         The table below provides information about the Corporation's directors and officers, including biographical information about their business experience and information about their relationships with Legg Mason, Inc. and its affiliates. The mailing address of each director and officer is 100 Light
Street, 23rd Floor, Baltimore, Maryland 21202, Attn: Fund Secretary. The
Nominating Committee will accept recommendations for nominations from any source it deems appropriate. Shareholders may forward recommendations to the Fund
Secretary at the above address.

                                       41

                                              Term of Office     Number of
                           Position(s) Held    and Length of     Funds in          Other
     Name and Year             With the            Time        Fund Complex    Directorships        Principal Occupation(s)
        of Birth             Corporation        Served (1)       Overseen          Held            During the Past Five Years
        --------             -----------        ----------       --------          ----            --------------------------
INDEPENDENT DIRECTORS:

Hearn, Ruby P.                 Director         Since 2004       Director/         None        Senior Vice President Emerita of
1940                                                            Trustee of                     The Robert Wood Johnson
                                                                 all Legg                      Foundation since 2001. Formerly:
                                                                Mason funds                    Senior Vice President of The
                                                                consisting                     Robert Wood Johnson Foundation
                                                                   of 23                       (1996-2001).
                                   portfolios.

Lehman, Arnold L.              Director         Since 1998       Director/         None        Director of The Brooklyn Museum
1944                                                            Trustee of                     of Art since 1997; Trustee of
                                                                 all Legg                      American Federation of Arts since
                                                                Mason funds                    1998. Formerly: Director of The
                                                                consisting                     Baltimore Museum of Art
                                                                   of 23                       (1979-1997).
                                                                portfolios.

Masters, Robin J.W.            Director         Since 2002       Director/      Chairman of    Retired. Director of Bermuda
1955                                                            Trustee of     the Board of    SMARTRISK (non-profit) since
                                                                 all Legg      Directors of    2001. Formerly: Chief Investment
                                                                Mason funds     Cap-a-Laige    Officer of ACE Limited
                                                                consisting         Ltd.        (insurance) (1986-2000).
                                                                   of 23        (management
                                                                portfolios.     company for
                                                                                charitable
                                                                                  trust);
                                                                                Director of
                                                                              Cheyne Capital
                                                                               International
                                                                                  Limited
                                                                                (investment
                                                                                 advisory
                                                                                   firm);
                                                                                Director of
                                                                                  Cheyne
                                                                                 Property
                                                                                 Holdings
                                                                               Limited (real
                                                                                  estate).

McGovern, Jill E.              Director         Since 1998       Director/         None        Chief Executive Officer of The
1944                                                            Trustee of                     Marrow Foundation since 1993.
                                                                 all Legg                      Formerly: Executive Director of
                                                                Mason funds                    the Baltimore International
                                                                consisting                     Festival (1991 - 1993); Senior
                                                                   of 23                       Assistant to the President of The
                                                                portfolios.                    Johns Hopkins University
                                                                                               (1986-1990).

                                                        42

Mehlman, Arthur S. Director Since 2002 Director/ Trustee of the
Retired. Formerly: Partner, KPMG
1942 Trustee of Royce Family LLP (international accounting all Legg of
Funds firm) (1972-2002). Mason funds consisting of consisting 23 portfolios; of 23 Director of portfolios. Municipal Mortgage &
Equity, LLC.
O'Brien, G. Peter Director Since 1999 Director/ Trustee of the Retired.
Trustee Emeritus of Colgate
1945 Trustee of Royce Family University; Director of Hill all Legg of
Funds House, Inc. (residential home Mason funds consisting of care).
Formerly: Managing consisting 23 portfolios; Director, Equity Capital
Markets of 23 Director of Group of Merrill Lynch & Co. portfolios.
Technology (1971-1999). Investment Capital Corp.
Rowan, S. Ford Director Since 2002 Director/ None Consultant, Rowan
& Blewitt Inc.
1943 Trustee of (management consulting); all Legg Chairman, National
Center for Mason funds Critical Incident Analysis, consisting National
Defense University, of 23 since 2004; Director of Santa Fe portfolios.
Institute (scientific research institute) since 1999.
Tarola, Robert M. Director Since 2004 Director/ None Senior Vice
President and Chief
1950 Trustee of Financial Officer of W. R. Grace all Legg & Co.
(specialty chemicals) since Mason funds 1999. consisting of 23 portfolios.
INTERESTED DIRECTORS:
Curley Jr., John F. Chairman and Since 1998 Chairman and None Chairman
of the Board of all Legg
1939 Director Director/ Mason Funds. Formerly: Vice Trustee of Chairman
and Director of Legg all Legg Mason, Inc. and Legg Mason Wood Mason
funds Walker, Incorporated (1982-1998); consisting Director of Legg
Mason Fund of 23 Adviser, Inc. (1982-1998) and 43

                                                                portfolios.                    Western Asset Management Company
                                                                                               (1986-1998) (each a registered
                                                                                               investment adviser).

Fetting, Mark R.            President and        President       President    Trustee of the   Senior Executive Vice President
1954                           Director       since 2001 and   and Director/   Royce Family    of Legg Mason, Inc.; Director
                                              Director since    Trustee of       of Funds      and/or officer of various Legg
                                                   2002          all Legg      consisting of   Mason, Inc. affiliates since
                                                                Mason funds   23 portfolios.   2000. Formerly: Division
                                                                consisting                     President and Senior Officer of
                                                                   of 23                       Prudential Financial Group, Inc.
                                                                portfolios.                    and related companies, including
                                                                                               fund boards and consulting
                                                                                               services to subsidiary companies
                                                                                               (1991 - 2000); Partner, Greenwich
                                                                                               Associates; Vice President, T.
                                                                                               Rowe Price Group, Inc.

EXECUTIVE OFFICERS:

Karpinski, Marie K.       Vice President      Since 1998           Vice            None        Vice President and Treasurer of
1949                      and Treasurer                          President                     all Legg Mason Funds.  Vice
                                                                    and                        President and Treasurer of Legg
                                                               Treasurer of                    Mason Fund Adviser, Inc. and
                                                                 all Legg                      Western Asset Funds, Inc.;
                                                                Mason funds                    Treasurer and Principal Financial
                                                                consisting                     and Accounting Officer of
                                                                   of 23                       Western Asset Income Fund,
                                                                portfolios.                    Western Asset Premier Bond Fund,
                                                                                               Western Asset/Claymore U.S.
                                                                                               Treasury Inflation Protected
                                                                                               Securities Fund, and Western
                                                                                               Asset/Claymore U.S. Treasury
                                                                                               Inflation Protected Securities
                                                                                               Fund 2.

Merz, Gregory T.            Vice President      Since 2003         Vice            None        Vice President and Deputy General
1958                       and Chief Legal                       President                     Counsel of Legg Mason, Inc. since
                               Officer                           and Chief                     2003. Formerly: Associate General
                                                                   Legal                       Counsel, Fidelity Investments
                                                                Officer of                     (1993-2002).
                                                                 all Legg
                                                                Mason funds
                                                                consisting
                                                                   of 23
                                                                portfolios.

Olmert, Amy M.              Vice President      Since 2004         Vice            None        Senior Vice President of Legg
1963                          and Chief                          President                     Mason, Inc. since 2004.  Chief
                          Compliance Officer                     and Chief                     Compliance Officer of Western
                                                                Compliance                     Asset Funds, Inc., Western Asset
                                                                Officer of                     Income Fund, Western Asset
                                                                 all Legg                      Premier Bond Fund, Western
                                                                Mason funds                    Asset/Claymore U.S. Treasury
                                                                consisting                     Inflation Protected Securities
                                                                   of 23                       Fund, and Western Asset/Claymore
                                                                portfolios.                    U.S. Treasury Inflation Protected

                                                        44

                                                                                               Securities Fund 2 since 2004.
                                                                                               Formerly:  Managing Director,
                                                                                               Deutsche Asset Management
                                                                                               (1997-2004).

(1)      Officers of the Corporation are elected annually to serve until their successors are elected and qualified. Directors of the Corporation serve a term of indefinite length until their resignation or removal and stand for re-election by shareholders only as and when required by the 1940 Act.

         Mr. Curley and Mr. Fetting are considered to be interested persons, as defined in the 1940 Act, of each Corporation on the basis of their employment with each fund's investment adviser or its affiliated entities (including each fund's principal underwriter) and Legg Mason, Inc., the parent holding company of those entities, as well as their ownership of Legg Mason, Inc. stock.

         The following table shows each director's ownership of shares of the funds and of all the Legg Mason funds served by the director as of December 31,
2004:

                                                                                         Aggregate Dollar Range of
                                                                                               Shares in the
                                                                                              Legg Mason Funds
    Name of Directors                Dollar Range of Equity Securities in:                   Owned by Directors
INDEPENDENT DIRECTORS:

Hearn, Ruby P.             Value Trust                            $10,001-$50,000                $10,001-$50,000
                           Special Investment Trust                          None
                           American Leading Companies                        None
                           Balanced Trust                                    None
                           Small-Cap Value Trust                             None
                           Financial Services Fund                           None

Lehman, Arnold L.          Value Trust                              Over $100,000                  Over $100,000
                           Special Investment Trust            $50,001 - 100,000
                           American Leading Companies           $10,001 - $50,000
                           Balanced Trust                                    None
                           Small-Cap Value Trust                $10,001 - $50,000
                           Financial Services Fund                           None

Masters, Robin J.W.        Value Trust                                       None               $50,001-$100,000
                           Special Investment Trust             $10,001 - $50,000
                           American Leading Companies                        None
                           Balanced Trust                                    None
                           Small-Cap Value Trust                $10,001 - $50,000
                           Financial Services Fund                           None

McGovern, Jill E.          Value Trust                              Over $100,000                  Over $100,000
                           Special Investment Trust                 Over $100,000
                           American Leading Companies           $10,001 - $50,000
                           Balanced Trust                                    None
                           Small-Cap Value Trust                             None
                            Financial Services Fund                          None

                                                        45

Mehlman, Arthur S.         Value Trust                          $10,001 - $50,000              $50,001 - $100,000
                           Special Investment Trust             $10,001 - $50,000
                           American Leading Companies                        None
                           Balanced Trust                                    None
                           Small-Cap Value Trust                             None
                            Financial Services Fund                          None

O'Brien, G. Peter          Value Trust                              Over $100,000                  Over $100,000
                           Special Investment Trust                 Over $100,000
                           American Leading Companies               Over $100,000
                           Balanced Trust                                    None
                           Small-Cap Value Trust                    Over $100,000
                           Financial Services Fund              $10,001 - $50,000

Rowan, S. Ford             Value Trust                              Over $100,000                  Over $100,000
                           Special Investment Trust                 Over $100,000
                           American Leading Companies           $10,001 - $50,000
                           Balanced Trust                                    None
                           Small-Cap Value Trust                $10,001 - $50,000
                           Financial Services Fund                           None

Tarola, Robert M.          Value Trust                              Over $100,000                  Over $100,000
                           Special Investment Trust                          None
                           American Leading Companies                        None
                           Balanced Trust                                    None
                           Small-Cap Value Trust                             None
                           Financial Services Fund                           None

INTERESTED DIRECTORS:
Curley, John F., Jr.       Value Trust                              Over $100,000                  Over $100,000
                           Special Investment Trust                 Over $100,000
                           American Leading Companies          $50,001 - $100,000
                           Balanced Trust                                    None
                           Small-Cap Value Trust                             None
                           Financial Services Fund                           None

Fetting, Mark R.           Value Trust                              Over $100,000                  Over $100,000
                           Special Investment Trust                          None
                           American Leading Companies          $10,0001 - $50,000
                           Balanced Trust                                    None
                           Small-Cap Value Trust                             None
                           Financial Services Fund                           None

                                                        46

         The following table provides certain information relating to the compensation of each Corporation's directors. None of the Legg Mason Funds has any retirement plan for its directors. However, each director may participate in a deferred compensation plan as discussed below.

Aggregate Compensation Total Compensation From Aggregate Compensation
From Aggregate Each Corporation and Name of Person From Special
Compensation From Fund Complex and Position Value Trust* Investment
Trust* Investors Trust* Paid to Directors**
INDEPENDENT DIRECTORS:
Hearn, Ruby P.
Director $5,579 $5,579 $9,480 $36,250
Lehman, Arnold L.
Director $6,650 $6,650 $11,407 $85,000
Masters, Robin J.W.
Director $5,867 $5,867 $9,980 $71,250
McGovern, Jill E.
Director $5,775 $5,775 $9,837 $75,000
Mehlman, Arthur S. ***
Director $6,258 $6,258 $10,693 $133,221
O'Brien, G. Peter ***
Director $5,775 $5,775 $9,837 $149,350
Rowan, S. Ford
Director $5,579 $5,579 $9,480 $67,500
Tarola, Robert M.
Director $5,579 $5,579 $9,480 $36,250
INTERESTED DIRECTORS:
Curley, John F., Jr.
Chairman of the Board None None None None
and Director
Fetting, Mark R.
President and Director None None None None

*    Represents  compensation  paid to the  directors  for the fiscal year ended
     March 31, 2005.

**   Represents aggregate compensation paid to each director during the calendar year ended December 31, 2004. There are 12 open-end investment companies in the Legg Mason Funds, consisting of 23 portfolios.

***  The  total  compensation  paid to  Messrs.  Mehlman  and  O'Brien  reflects compensation  paid by The Royce  Funds,  consisting  of 23  portfolios,  in addition to that paid by the Legg Mason Funds.

                                                        47

         Officers and directors who are interested persons of each Corporation, as defined in the 1940 Act, receive no salary or fees from the Corporation. For serving as a director/trustee of all of the Legg Mason mutual funds, each director who is not an interested person of the Corporation ("Independent
Director") receives an annual retainer of $30,000 and a fee of $7,500 for each quarterly meeting he or she attends. The Lead Independent Director receives
$10,000 per year and the Chair of the Nominating Committee receives $2,500 per year in additional compensation for their additional time commitment. In addition, the Chair and Deputy Chair of the Audit Committee receive $5,000 and
$2,500 per year, respectively, for their additional time commitments.
Independent Directors will also receive a fee of $3,750 or $1,250 for any special Board meetings they attend in-person or by telephone, respectively.
These fees are allocated to each Legg Mason fund based on average net assets as of December 31 of the previous year. Individual directors may elect, on a voluntary basis, to defer all or a portion of their fees through a deferred compensation plan in effect for each Legg Mason fund. The Legg Mason Funds continue to reimburse Independent Directors for their travel and other out-of-pocket expenses related to their attendance of Board meetings.

         On June 30, 2005, the Directors and Officers of each Corporation beneficially owned in the aggregate less than 1% of any class of each fund's outstanding shares.

         On June 30, 2005, the following shareholders owned of record or beneficially 5% or more of a class of the outstanding shares of the fund. Unless otherwise indicated, each of the shareholders listed below may be contacted c/o the respective Fund at 100 Light Street, 23rd Floor, Baltimore, Maryland 21202,
Attn: Fund Secretary.

NAME and ADDRESS                                        FUND/CLASS                                % OF CLASS HELD

Prudential Investment Management Services fbo Mutual    Value Trust                                   13.94%
Fund Client attn:  Pru Choice                           -Institutional Class
100 Mulberry Street
3 Gateway Center Fl. 11
Newark, NJ 07102-4000

Charles Schwab & Co, Inc.                               Value Trust                                   11.70%
Special Custody Account                                 -Institutional Class
Benefit of Customers
101 Montgomery Street
San Francisco, CA 94104-4122

Fidelity Investments Inst Oper Co., Inc. (FIIOC)        Value Trust                                    9.69%
As Agent for Certain Employee Benefit Plans             -Institutional Class
100 Magellan Way
Mail Zone KWIC
Covington, KY 41015-1999

Chase Manhattan Bank                                    Value Trust                                    5.87%
FBO ADP Retirement and Savings Plan                     -Institutional Class
4 New York Plz #2
New York, NY 10004-2413

National Financial Services Corp.                       Value Trust                                   29.09%
200 Liberty St. 5th Fl.                                 -Financial Intermediary Class
1 World Financial Ctr.
New York, NY 10281-1003

                                       48

John Hancock Life Insurance Company (USA)               Value Trust                                   16.66%
250 Bloor St. East 7th Fl.                              -Financial Intermediary Class
Toronto, Ontario
Canada M4W1E5

Fidelity Investments Inst Oper Co., Inc. (FIIOC)        Value Trust                                    8.83%
As Agent for Certain Employee Benefit Plans             -Financial Intermediary Class
100 Magellan Way
Mail Zone KWIC
Covington, KY 41015-1999

State Street Bank FBO                                   Value Trust                                    8.81%
Citistreet Core Market                                  -Financial Intermediary Class
Battery March Park III
3 Pinehall Drive
Quincy, MA 02169-7422

Great-West Life & Annuity                               Value Trust                                    6.23%
Client Plans FFII                                       -Financial Intermediary Class
8515 E Orchard Rd 2T2
Englewood, CO 80111-5002

Nationwide Trust Co. custodian for Legg Mason Profit    Special Investment Trust                      42.18%
Sharing and 401k plan                                   -Institutional Class
98 San Jacinto blvd. Ste. 100
Austin, TX 78701-4255

Legg Mason Wood Walker, Inc. special custody account    Special Investment Trust                      23.07%
for the exclusive benefit of customers                  -Institutional Class
P.O. Box 1476 Baltimore, MD 21203-1476

Wells Fargo Bank NA fbo Legg Mason Aggressive           Special Investment Trust                      10.45%
P.O. Box 1533                                           -Institutional Class
Minneapolis, MN 55480-1533

Bost & Co.                                              Special Investment Trust                       5.69%
FBO Directed Account Plan                               -Institutional Class
Mutual Fund Operations
PO Box 3198
Pittsburgh, PA 15230-3198

Nationwide Trust Co. custodian for Legg Mason Profit    American Leading Companies                    46.15%
Sharing and 401k plan                                   -Institutional Class
98 San Jacinto Blvd. Ste. 100
Austin, TX 78701-4255

                                                49

Legg Mason Wood Walker, Inc.                            American Leading Companies                    31.21%
P.O. Box 1476                                           -Institutional Class
Baltimore, MD 21202

Legg Mason 529 Plan                                     American Leading Companies                    11.49%
Growth Portfolio                                        -Institutional Class
PO Box 922
Owings Mills, MD 21117-0700

Legg Mason 529 Plan
American Leading Co Portfolio                           American Leading Companies                     6.31%
PO Box 922                                              -Institutional Class
Owings Mills, MD 21117-0700

Legg Mason Wood Walker, Inc. special custody account    Balanced Trust                                70.34%
for the exclusive benefit of customers                  -Institutional Class
P.O. Box 1476 Baltimore, MD 21203-1476

Nationwide Trust Co. custodian for Legg Mason Profit    Balanced Trust                                23.43%
Sharing and 401k plan                                   -Institutional Class
98 San Jacinto blvd. Ste. 100
Austin, TX 78701-4255

Legg Mason Trust                                        Balanced Trust                                 6.22%
PO Box 1476                                             -Institutional Class
Baltimore, MD 21203-1476

Emjayco                                                 Balanced Trust                                 5.62%
FBO American Micro Products                             -Financial Intermediary Class
401K Plan
PO Box 17909
Milwaukee, WI 53217

Nationwide Trust Co. custodian for Legg Mason Profit    Small Cap Value Trust                         45.85%
Sharing and 401k plan                                   -Institutional Class
98 San Jacinto blvd. Ste. 100
Austin, TX 78701-4255

Legg Mason Wood Walker Inc.                             Small Cap Value Trust                         33.49%
PO Box 1476                                             -Institutional Class
Baltimore, MD 21203-1476

Legg Mason 529 Plan                                     Small Cap Value Trust                         12.76%
Growth Portfolio                                        -Institutional Class
PO Box 922
Owings Mills, MD 21117-0700

               THE FUNDS' INVESTMENT ADVISER/MANAGER/ADMINISTRATOR

         LMCM, a Maryland corporation, is located at 100 Light Street,
Baltimore, Maryland 21202. LMCM is a wholly owned subsidiary of Legg Mason, Inc.
("Legg Mason"), which is also the parent of LMIS and Legg Mason Fund Adviser,
Inc. ("LMFA"). LMCM serves as manager and investment adviser to Value Trust,
Special Investment Trust and American Leading Companies pursuant to separate
Investment Advisory and Management Agreements with each fund (each, a
"Management Agreement").

                                       50

         LMFA, a Maryland corporation, is located at 100 Light Street,
Baltimore, Maryland 21202. LMFA serves as manager to Balanced Trust, Small-Cap
Value Trust, and Financial Services Fund under separate Investment Advisory
Agreements with each fund (each, a "Management Agreement"). LMFA serves as administrator to Value Trust, Special Investment Trust and American Leading
Companies pursuant to separate Sub-Administration Agreements with LMCM (each, a
"Sub-Administration Agreement").

         Each Management Agreement provides that, subject to overall direction by the fund's Board of Directors, LMCM/LMFA manages or oversees the investment and other affairs of each fund. LMCM/LMFA is responsible for managing each fund consistent with the 1940 Act, the Code, and the fund's investment objective and policies described in its Prospectus and this SAI. LMCM/LMFA is obligated to (a)
provide each fund with office facilities and personnel and maintain each fund's books and records; (b) supervise all aspects of each fund's operations; (c) bear the expense of certain informational and purchase and redemption services to each fund's shareholders; (d) arrange, but not pay for, the periodic updating of prospectuses and preparing proxy materials, tax returns and reports to shareholders and state and federal regulatory agencies; and (e) report regularly to each fund's officers and directors. In addition, LMCM has agreed to reduce advisory fees for Value Trust and Special Investment Trust in an amount equal to those funds' auditing fees and compensation of their independent directors.
LMCM/LMFA and its affiliates pay all compensation of directors and officers of each fund who are officers, directors or employees of LMCM/LMFA. Each fund pays all of its expenses which are not expressly assumed by LMCM/LMFA. These expenses include, among others, interest expense, taxes, brokerage fees and commissions, expenses of preparing and printing prospectuses, proxy statements and reports to shareholders and of distributing them to existing shareholders, custodian charges, transfer agency fees, distribution fees to LMIS, each fund's distributor, compensation of the independent directors, legal and audit expenses, insurance expenses, shareholder meetings, proxy solicitations, expenses of registering and qualifying fund shares for sale under federal and state law, governmental fees and a portion of expenses incurred in connection with membership in investment company organizations. A fund also is liable for such nonrecurring expenses as may arise, including litigation to which the fund may be a party. A fund may also have an obligation to indemnify its directors and officers with respect to litigation.

         Management and Advisory fees are allocated among each class based on their pro rata share of fund assets.

         LMCM receives for its services to Value Trust, Special Investment Trust and American Leading Companies a management fee, calculated daily and payable monthly.
                                                   Fee Rate
  Value                           Trust 0.70% up to $2 billion of average daily
                                  net assets; and 0.65% of average daily net
                                  assets exceeding $2 billion

  Special Investment Trust        0.70% up to $2 billion of average daily net
                                  assets; and 0.65% of average daily net
                                  assets exceeding $2 billion

  American Leading Companies      0.70% up to $2 billion of average daily net
                                  assets; and 0.65% of average daily net assets
                                  exceeding $2 billion

         LMCM currently intends to voluntarily waive fees or reimburse expenses so the expenses of American Leading Companies (exclusive of taxes, interest, brokerage and extraordinary expenses) do not exceed the annual rate of average daily net assets for each class as follows: 1.95% for Primary Class shares;
0.95% for Institutional Class shares; and 1.20% for Financial Intermediary Class shares. These voluntary waivers are currently expected to continue until August
1, 2006, but may be terminated at any time.

                                       51

         LMFA receives for its services to Balanced Trust, Small-Cap Value Trust and Financial Services Fund a management fee, calculated daily and payable monthly.

                                                   Fee Rate
  Balanced Trust                  0.75% of average daily net assets

  Small-Cap Value Trust           0.85% up to $100 million of average daily net
                                  assets; 0.75% between $100 million and $1
                                  billion of average daily net assets; and
                                  0.65% of average daily net
                                  assets exceeding $1 billion

  Financial Services Fund         1.00% up to $100 million of average daily net
                                  assets; 0.75% between $100 million and $1
                                  billion of average daily net assets; and
                                  0.65% of average daily net
                                  assets exceeding $1 billion

         LMFA currently intends to voluntarily waive fees or reimburse expenses for Balanced Trust, Small-Cap Value Trust and Financial Services Fund for
expenses related to Primary Class shares (exclusive of taxes, interest, brokerage and extraordinary expenses) in excess of the following amounts for the noted periods. These voluntary waivers are currently expected to continue until
August 1, 2006, but may be terminated at any time.

                                                           Expense Cap                   Expiration Date
  Balanced Trust - Primary Class                              1.85%                       August 1, 2006
  Small-Cap Value Trust - Primary Class                       2.00%                       August 1, 2006
  Financial Services Fund - Primary Class                     2.25%                       August 1, 2006

         LMFA currently intends to voluntarily waive fees or reimburse expenses for Balanced Trust, Small-Cap Value Trust and Financial Services Fund for
expenses related to Institutional Class shares, and Financial Intermediary Class shares of Balanced Trust and Financial Services Fund, (exclusive of taxes, interest, brokerage and extraordinary expenses) in excess of the following amounts for the noted periods. These voluntary waivers are currently expected to continue until August 1, 2006, but may be terminated at any time.

                                                          Expense Cap                    Expiration Date
  Balanced Trust
       Institutional Class                                   1.10%                        August 1, 2006
       Financial Intermediary Class                          1.35%                        August 1, 2006
  Small-Cap Value Trust -
       Institutional Class                                   1.00%                        August 1, 2006
  Financial Services Fund -
       Institutional Class                                   1.25%                        August 1, 2006
       Financial Intermediary Class                          1.50%                        August 1, 2006

         For the fiscal years ended March 31, the funds incurred advisory fees of (prior to fees waived):

                                                      2005                  2004                  2003
  Value Trust                                     $100,782,813           $80,518,233         $61,755,665
  Special Investment Trust                         $24,262,904           $20,595,704         $15,067,331
  American Leading Companies                        $4,668,138            $3,945,246          $3,526,401
  Balanced Trust                                      $446,963              $449,344            $423,500
  Small-Cap Value Trust                             $1,927,087            $1,580,482          $1,456,878
  Financial Services Fund                             $678,054              $611,638            $521,078

                                       52

For the fiscal years ended March 31, the following advisory fees were waived by
LMFA:

                                                      2005                  2004                  2003
  Value Trust                                         $87,695               $94,081              $81,438
  Special Investment Trust                            $70,841               $74,732              $60,044
  Balanced Trust                                      $43,396               $11,998              $39,636
  Small-Cap Value Trust                                    $0                    $0              $97,506
  Financial Services Fund                             $64,006               $28,135              $76,175

         Pursuant to Sub-Administration Agreements between LMCM and LMFA, LMFA agrees, among other things, to provide Value Trust, Special Investment Trust, and American Leading Companies with office facilities and personnel, maintain the funds' books and records and supply the directors and officers of the funds with statistical reports and information regarding the funds. For LMFA's services to the funds, LMCM, not the funds, pays LMFA 0.05% of each fund's average daily net assets.

         Barrett, 90 Park Avenue, New York, New York 10016, an affiliate of
LMIS, serves as investment sub-adviser to Financial Services Fund under a
Sub-Advisory Agreement between Barrett and LMFA ("Sub-Advisory Agreement"), effective May 1, 2003. Under the Sub-Advisory Agreement, Barrett is responsible, subject to the general supervision of the Manager and the fund's Board of
Directors, for the actual management of the fund's assets, including responsibility for making decisions and placing orders to buy, sell or hold a particular security. For Barrett's services to Financial Services Fund, LMFA
(not the fund) pays Barrett a fee computed daily and payable monthly, at an annual rate equal to 60% of the fee received from the fund, net of any waivers by LMFA, under the Management Agreement. From November 16, 1998 (commencement of operations) until April 30, 2003, Gray, Seifert & Co., Inc. ("Gray Seifert")
served as the fund's investment adviser. The advisory personnel who previously managed the fund as employees of Gray Seifert continue to do so as employees of
Barrett. For the fiscal year ended March 31, 2005 and the period May 1, 2003 to
March 31, 2004, Barrett received $368,428 and $328,186, respectively, in advisory fees on behalf of Financial Services Fund. For the period April 1, 2003 to April 30, 2003 and the fiscal year ended March 2003, Gray Seifert received
$21,916 and $266,942, respectively, in advisory fees on behalf of Financial
Services Fund.

         Bartlett, 36 East Fourth Street, Cincinnati, Ohio 45202, an affiliate of LMIS, serves as investment adviser to Balanced Trust pursuant to an
Investment Advisory Agreement between Bartlett and LMFA ("Sub-Advisory
Agreement"). Under the Sub-Advisory Agreement, Bartlett is responsible, subject to the general supervision of the Manager and the fund's Board of Directors, for the actual management of the fund's assets, including responsibility for making decisions and placing orders to buy, sell or hold a particular security. For
Bartlett's services to the fund, LMFA (not the fund) pays Bartlett a fee, computed daily and payable monthly, at an annual rate equal to 66 2/3% of the fee received by LMFA from the fund, net of any waivers by LMFA. For the fiscal years ended March 31, 2005, 2004 and 2003, Bartlett received $269,058, $291,564 and $255,909, respectively, in advisory fees on behalf of Balanced Trust.

         Brandywine Asset Management, LLC ("Brandywine"), 201 North Walnut
Street, Wilmington, Delaware, an affiliate of LMIS, serves as investment adviser to Small-Cap Value Trust pursuant to an Investment Advisory Agreement between
Brandywine and LMFA ("Sub-Advisory Agreement"). Under the Sub-Advisory
Agreement, Brandywine is responsible, subject to the general supervision of LMFA and Investors Trust's Board of Directors, for the actual management of the fund's assets, including responsibility for making decisions and placing orders to buy, sell or hold a particular security. For Brandywine's services to the fund, LMFA (not the fund) pays Brandywine a fee, computed daily and payable monthly, at an annual rate equal to 0.50% of the fund's average daily net assets or 58.8% of the fee received by LMFA from the fund, net of any waivers by LMFA.
For the fiscal years ended March 31, 2005, 2004 and 2003, Brandywine received
$1,133,127, $929,323 and $799,311, respectively, in advisory fees on behalf of
Small-Cap Value Trust.

                                       53

         Under each Management Agreement or Sub-Advisory Agreement, each fund has the non-exclusive right to use the name "Legg Mason" until that Agreement is terminated, or until the right is withdrawn in writing by LMCM or LMFA, as appropriate.

         Under each Management Agreement, Sub-Administration Agreement and
Sub-Advisory Agreement, LMCM/LMFA/Bartlett/Brandywine/Barrett will not be liable for any error of judgment or mistake of law or for any loss by a fund in connection with the performance of the Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard of its obligations or duties under the respective Agreement.

         Each Management Agreement and Sub-Advisory Agreement terminates automatically upon assignment and is terminable at any time without penalty by vote of the respective Board of Directors, by vote of a majority of the fund's outstanding voting securities, or by LMFA/LMCM/Bartlett/Brandywine/Barrett, on not less than 60 days' notice to the other party to the Agreement, and may be terminated immediately upon the mutual written consent of all parties to the
Agreement. Each Sub-Advisory Agreement terminates immediately upon termination of the associated Management Agreement.

Portfolio Manager and Assistant Portfolio Manager

Value Trust.  Bill Miller serves as portfolio  manager and Mary Chris Gay serves as assistant portfolio manager to Value Trust. The tables below provide information regarding other accounts for which Mr. Miller and Ms. Gay have day-to-day management responsibility.  Ms. Gay became assistant portfolio manager to the fund in March 2006.

Bill Miller
As of March 31, 2005(a):

                                                                        Number of Accounts
                                  Number of                             Managed for which       Assets Managed for
                                   Accounts                              Advisory Fee is       which Advisory Fee is
       Type of Account             Managed      Total Assets Managed   Performance-Based(b)      Performance-Based
Registered Investment                 4               $7,934,032,211           None                     $0
Companies
Other pooled investment              None                $0                    None                     $0
vehicles
Other accounts                       None                $0                    None                     $0

(a)  Value Trust and one of the other registered  investment companies for which
     Mr. Miller is primarily  responsible  for  day-to-day  management  serve as model  portfolios for other  registered  investment  companies and separate accounts  that are managed on a  day-to-day  basis by other LMCM  portfolio managers.  As of March 31,  2005,  the total  assets in these other accounts was $19,763,168,906.

(b)  Five of the accounts managed by other portfolio  managers,  which use Value
     Trust as a model portfolio, pay performance fees. As of March 31, 2005, the total assets in these accounts was $1,376,393,997. As previously noted, the portfolio  manager  for  Value  Trust  is  not  primarily  responsible  for day-to-day management of these accounts except insofar as his investment decisions serve as models for action by the other LMCM managers.

         As of March 31, 2005, Mr. Miller beneficially owned shares of Value
Trust with a value of between $500,001 and $1,000,000. As of May 31, 2005, Mr.
Miller beneficially owned shares of the fund with a value in excess of
$1,000,000.

                                       54

     Mr. Miller serves as Chairman and Chief Investment Officer for Legg Mason
Capital Management,  Inc. and Legg Mason Funds Management,  Inc., and
Managing  Member for LMM,  LLC.  The  portfolio  manager  has an  ownership interest in LMM, LLC and, therefore,  receives a portion of its profits. He also has an employment  contract with Legg Mason, Inc. that is designed to compensate him in a similar manner based on the financial results of Legg Mason Funds
Management, Inc. and Legg Mason Capital Management, Inc. Mr. Miller is also eligible to receive employee benefits, including, but not limited to, health care and other insurance  benefits, participation in the Legg Mason 401(k)
program, and participation in other Legg Mason deferred compensation plans.

Mary Chris Gay
As of March 31, 2006:

                                                                        Number of Accounts
                                  Number of                             Managed for which       Assets Managed for
                                   Accounts                              Advisory Fee is       which Advisory Fee is
       Type of Account             Managed      Total Assets Managed   Performance-Based(b)      Performance-Based
Registered Investment                 7               $2,725,254,469           None                     $0
Companies
Other pooled investment              16               $8,249,208,613            1                  $292,280,891
vehicles
Other accounts                       None                $0                    None                     $0

     As of March 31, 2006, Ms. Gay beneficially owned shares of Value Trust with a value of between $100,000 and $500,000.

     Ms. Gay is paid a fixed  base  salary and a bonus.  Bonus  compensation  is reviewed annually and is determined by a number of factors,  including the total value of the assets,  and the growth in assets,  managed by Ms. Gay (these are a function of  performance,  retention of assets,  and flows of new  assets),  Ms.
Gay's contribution to the investment  manager's research process,  and trends in industry compensation levels and practices.

     Ms. Gay is also  eligible to receive  stock  options  from Legg Mason based upon an assessment of her contribution to the success of the company, as well as employee  benefits,  including,  but not  limited  to,  health  care  and  other insurance  benefits,  participation  in  the  Legg  Mason  401(k)  program,  and participation in other Legg Mason deferred compensation plans.

                                       55

Special Investment Trust. Samuel M. Peters serves as portfolio manager to
Special  Investment  Trust.  The table  below  provides information regarding  other  accounts for which Mr. Peters has day-to-day management responsibility. Mr. Peters became co-manager on April 18, 2005 and sole portfolio manager on January 1, 2006.

Samuel M. Peters
As of April 18, 2005:

                                                                        Number of Accounts
                                  Number of                             Managed for which       Assets Managed for
                                   Accounts                              Advisory Fee is       which Advisory Fee is
       Type of Account             Managed      Total Assets Managed   Performance-Based(b)      Performance-Based

Registered Investment                None                $0                    None                     $0
Companies
Other pooled investment              None                $0                    None                     $0
vehicles
Other accounts                        14          $313,872,087                 None                     $0

         As of May 31, 2005, Mr. Peters beneficially owned shares of Special
Investment Trust with a value of between $500,001 and $1,000,000.

         Mr. Peters is paid a fixed base salary and a bonus. Bonus compensation is reviewed annually and is determined by a number of factors, including the annual performance of the portfolio manager's accounts relative to the benchmark, the portfolio manager's performance over various other time periods, the total value of the assets managed by the portfolio manager, the portfolio manager's contribution to the investment manager's research process, the profitability of the investment manager and the portfolio manager's contribution to profitability, and trends in industry compensation levels and practices.

         Mr. Peters is also eligible to receive stock options from Legg Mason based upon an assessment of the portfolio manager's contribution to the success of the company, as well as employee benefits, including, but not limited to, health care and other insurance benefits, participation in the Legg Mason 401(k)
program, and participation in other Legg Mason deferred compensation plans.

American Leading Companies Trust. David E. Nelson serves as portfolio manager to
American Leading Companies Trust. Mr. Nelson does not manage any other accounts.

         As of March 31, 2005, Mr. Nelson beneficially owned shares of American
Leading Companies Trust with a value in excess of $1,000,000. As of May 31,
2005, Mr. Nelson continued to beneficially own shares of the fund in excess of
$1,000,000.

         Mr. Nelson is paid a fixed base salary and a bonus. Bonus compensation is reviewed annually and is determined by a number of factors, including the annual performance of the portfolio manager's accounts relative to the S&P 500
Composite Stock Index (with dividends reinvested), the consistency of the portfolio manager's performance, the total value of the assets managed by the portfolio manager, the portfolio manager's contribution to the investment manager's research process, the profitability of the investment manager and the portfolio manager's contribution to profitability, and trends in industry compensation levels and practices.

         Mr. Nelson is also eligible to receive stock options from Legg Mason based upon an assessment of the portfolio manager's contribution to the success of the company, as well as employee benefits, including, but not limited to, health care and other insurance benefits, participation in the Legg Mason 401(k)
program, and participation in other Legg Mason deferred compensation plans.

                                       56

         LMCM realizes the fact that a portfolio manager having day-to-day management responsibility for more than one account may create the potential for conflicts to arise. For example, the portfolio manager may have an opportunity to purchase investments of limited availability. In this circumstance, the portfolio manager will review each account's investment guidelines, restrictions, tax considerations, cash balances, liquidity needs, and other factors to determine the suitability of the investment for each account and to ensure that accounts are treated equitably. The portfolio manager may also decide to purchase or sell the same security for multiple accounts at approximately the same time. To address any conflicts that this situation might create, the portfolio manager will generally combine client orders (i.e., enter a "bunched" order) in an effort to obtain best execution or to negotiate a more favorable commission rate. In addition, if orders to buy or sell a security for multiple accounts at approximately the same time are executed at different prices or commissions, the transactions will generally be allocated to each account at the average execution price and commission. In circumstances where a bunched order is not completely filled, each account will normally receive a pro-rated portion of the securities based upon the account's level of participation in the order. The investment manager may under certain circumstances allocate securities in a manner other than pro-rata if it determines that the allocation is fair and equitable under the circumstances and does not discriminate against any account.

     As noted  above,  several  of the  accounts  managed  by  LMCM's  portfolio managers pay  performance  fees, and thus may pay higher fees to LMCM than other accounts if certain performance objectives and other requirements are met. Since the  compensation  of each of LMCM's  portfolio  managers  is  impacted  by firm profitability,  it is  possible  under  certain  circumstances  that a portfolio manager's compensation could be more positively impacted if an account that pays a performance  fee performs better than accounts that do not. LMCM realizes that this could created a possible conflict of interest.  However, in accordance with
LMCM's  written   policies  and  procedures,   investment  ideas  are  generally
implemented  in all  similarly  managed  accounts  at the same time,  subject to considerations  of  each  account's  investment  guidelines,  restrictions,  tax consideration, cash balances, liquidity needs, trading costs, and other factors.
These  policies  and  procedures  are  designed to ensure that all  accounts are treated equitably,  regardless of the fees, including any performance fees, that these accounts generate for LMCM.

     In the  opinion  of the  investment  manager  for the  funds,  a  portfolio manager's  simultaneous  management  of a fund and the accounts  included in the tables above, all of which are subject to LMCM's procedures, does not create any material conflicts of interest.

Balanced Trust.  Peter A. Sorrentino,  David P. Francis and Troy R. Snider serve as portfolio  managers to Balanced Trust.  The tables below provide  information regarding  other accounts for which Mr.  Francis and Mr. Snider have  day-to-day management responsibility. Mr. Sorrentino does not manage any other accounts.

David P. Francis
As of March 31, 2005:

                                                                        Number of Accounts
                                  Number of                             Managed for which       Assets Managed for
                                   Accounts                              Advisory Fee is       which Advisory Fee is
       Type of Account             Managed      Total Assets Managed   Performance-Based(b)      Performance-Based
Registered Investment                None                $0                    None                     $0
Companies
Other pooled investment              None                $0                    None                     $0
vehicles
Other accounts                        2             $12,200,000                None                     $0

                                       57

Troy R. Snider
As of March 31, 2005:

                                                                        Number of Accounts
                                  Number of                             Managed for which       Assets Managed for
                                   Accounts                              Advisory Fee is       which Advisory Fee is
       Type of Account             Managed      Total Assets Managed   Performance-Based(b)      Performance-Based
Registered Investment                None                $0                    None                     $0
Companies
Other pooled investment              None                $0                    None                     $0
vehicles
Other accounts                        61            $182,000,000               None                     $0

     As of March 31, 2005 and May 31, 2005, Mr. Sorrentino,  Mr. Francis and Mr.
Snider owned no shares of Balanced Trust.

         Incentive compensation for Mr. Sorrentino is determined by the performance of the equity portion of the fund versus the Standard & Poor's 500 index. The one-year and three-year rolling returns are compared to the benchmark returns for the same periods with the magnitude of the incentive driven by the degree of investment performance in excess of that generated by the benchmark.
Emphasis is placed on the longer-term, three-year return. In addition, Mr.
Sorrentino is eligible for incentive compensation based upon the investment performance realized by the various equity composites representing the remaining asset under management of Bartlett & Co.

         Mr. Francis and Mr. Snider are compensated with a competitive base salary along with an annual variable bonus. Bonus payments are based in part on the portfolio performance of the equity selections relative to the Standard &
Poor's 500 index. Other factors in the bonus calculation are company profitability and individual contribution.

         All client accounts managed by Bartlett, including the fund, are managed to their respective benchmarks and policy statement requirements.
However, in order to protect against any potential conflicts associated with a portfolio manager's day-to-day responsibility for managing multiple accounts,
Bartlett has adopted policies and procedures regarding trade allocation of securities to ensure that no client is favored over any other client. When purchasing the same security for multiple accounts, the portfolio manager will aggregate orders in order to minimize execution costs and obtain best execution.
When the firm enters an aggregated order, the allocation of securities among participating clients will be completed prior to the time at which the order is entered. Each client participating in an aggregated order will receive the average share price of the transaction(s), and each client will share transaction costs on a pro-rata basis based upon the client's level of participation in the order.

         Generally, if an aggregated order is partially filled, each participating client will receive a pro-rated portion of the securities based upon the client's level of participation in the order. If, however, Bartlett determines that it is in the best interest of its clients to fill some of its client orders in their entirety rather than allocating securities on a pro-rata basis, the firm may do so; provided it maintains a record of this decision which includes a description of the reason that the general allocation policy was not followed.

                                       58

U.S. Small Cap Value Trust. Henry F. Otto and Steven M. Tonkovich serve as portfolio managers to U.S. Small Cap Value Trust. The table below provides information regarding other accounts for which Mr. Otto and Mr. Tonkovich have day-to-day management responsibility.

Henry F. Otto and Steven M. Tonkovich
As of March 31, 2005:

                                                                        Number of Accounts
                                  Number of                             Managed for which       Assets Managed for
                                   Accounts                              Advisory Fee is       which Advisory Fee is
       Type of Account             Managed      Total Assets Managed   Performance-Based(b)      Performance-Based
Registered Investment                 2            $1,181,309,574              None                     $0
Companies
Other pooled investment               4             $549,837,949               None                     $0
vehicles
Other accounts                        26           $2,704,596,489               3                  $756,492,979

         As of March 31, 2005, Mr. Otto beneficially owned shares of U.S. Small
Cap Value Trust with a value of between $100,001 and $500,000. As of May 31,
2005, Mr. Otto beneficially owned shares of the fund between $500,001 and
$1,000,000.

         As of March 31, 2005, Mr. Tonkovich beneficially owned shares of U.S.
Small Cap Value Trust with a value of between $100,001 and $500,000. As of May
31, 2005, Mr. Tonkovich continued to beneficially own shares of the fund between
$100,001 and $500,000.

         Brandywine believes that there are no material conflicts of interest that arise in connection with its simultaneous management of its various portfolios. All portfolios within a given investment style are treated in a similar fashion for all investment decisions, unless a client provides specific investment restrictions. All trade executions of a given investment decision are allocated in an unbiased manner to avoid any conflict over allocation of investment opportunities.

         The fund's portfolio managers' compensation includes a fixed base salary coupled with a bonus which is based on 1) the manager's portfolio pre-tax performance versus the small cap value peer universe constructed by the Frank
Russell Company, 2) the overall profitability of all portfolio's managed by the portfolio managers, and 3) Brandywine's overall profitability. The comparison to the small cap value peer universe includes one quarter, one year, three year, and five year time periods. The bonus calculation treats every account under the portfolio manager's direction in the same manner, including the fund.

                                       59

Financial  Services Fund. Amy LaGuardia serves as portfolio manager to Financial
Services Fund. The table below provides information regarding other accounts for which Ms. LaGuardia has day-to-day management responsibility.

Amy LaGuardia
As of March 31, 2005:

                                                                        Number of Accounts
                                  Number of                             Managed for which       Assets Managed for
                                   Accounts                              Advisory Fee is       which Advisory Fee is
       Type of Account             Managed      Total Assets Managed   Performance-Based(b)      Performance-Based
Registered Investment                 1             $67,300,000                None                     $0
Companies
Other pooled investment              None                $0                    None                     $0
vehicles
Other accounts                       293            $408,000,000               None                     $0

         As of March 31, 2005, Ms. LaGuardia beneficially owned shares of
Financial Services Fund with a value of between $100,001 and $500,000. As of May
31, 2005, Ms. LaGuardia continued to beneficially own shares of the fund between
$100,001 and $500,000.

         To date there have not been any material conflicts with the Financial
Services Fund and other managed accounts nor does Barrett anticipate any conflicts. When possible Barrett uses average pricing on trades in which the fund and other accounts participates on an aggregate basis. The same investment policy is followed; however, the investment parameters differ. The fund is a sector fund with over 80% invested in financial companies whereas other clients have no more than 40% of assets in financial companies. The private clients are invested in other sectors of the market, which can do better or worse than financial services sectors at any given time. In addition, Barrett does not sell short, which eliminates a potential conflict between the private clients and the fund. Barrett also does not engage in any principal or agency cross transactions with itself or affiliated parties.

         The portfolio manager receives a base salary and participates in incentive programs wherein bonuses are paid in March after assessing entity-wide performance, company profitability and individual performance. Performance is not based solely on the individual; the firm as a whole must do well before bonuses are paid.

         The funds, LMCM, LMFA, LMIS, Brandywine, Bartlett, and Barrett each has adopted a code of ethics under Rule 17j-1 of the 1940 Act, which permits personnel covered by the code to invest in securities that may be purchased or held by a fund, but prohibits fraudulent, deceptive or manipulative conduct in connection with that personal investing. With respect to transactions in Legg
Mason funds, personnel covered by the code: must submit proposed transactions in
Legg Mason funds for pre-clearance; must hold fund shares purchased for at least sixty days; and are prohibited from using their knowledge of the portfolio of a
Legg Mason fund to engage in any trade or short-term trading strategy involving that fund.

         As each fund may hold various equity securities in its portfolio, it often has the right to vote by proxy on items of business with respect to the issuers whose securities it owns. The Legg Mason funds have developed proxy voting procedures whereby, subject to Board oversight, the advisers and/or sub-advisers that actually manage the assets of the funds are delegated the responsibility for assessing and voting each fund's proxies in accordance with their own proxy voting policies and procedures. These policies and procedures include specific provisions to determine when a conflict exists between the fund and its adviser or the adviser's affiliates. Copies of the proxy voting policies and procedures are attached to this SAI as Appendix B.

                                       60

     Information  regarding  how each fund voted  proxies  relating to portfolio securities  during the most recent  12-month  period  ended June 30 is available without charge through  www.leggmason.com/funds/about/aboutlmf.asp  or the SEC's
Internet site at http://www.sec.gov.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

         The portfolio turnover rate is computed by dividing the lesser of purchases or sales of securities for the period by the average value of portfolio securities for that period. Short-term securities are excluded from the calculation.

         For the fiscal years ended March 31, each fund's portfolio turnover rates were as follows:

-------------------------------------- ------------------------ -------------------------

                Fund                            2005                      2004
-------------------------------------- ------------------------ -------------------------
Value Trust                                     8.8%                      3.8%
-------------------------------------- ------------------------ -------------------------
Special Investment Trust                        17.7%                    14.7%
-------------------------------------- ------------------------ -------------------------
American Leading Companies                      19.4%                    19.6%
-------------------------------------- ------------------------ -------------------------
Balanced Trust                                  42.4%                    42.1%
-------------------------------------- ------------------------ -------------------------
Small Cap Value Trust                           46.7%                    44.3%
-------------------------------------- ------------------------ -------------------------
Financial Services Fund                         28.3%                    29.6%
-------------------------------------- ------------------------ -------------------------

     Variations in a fund's portfolio turnover rate from year to year may be due to a fluctuating volume of shareholder  purchase and redemption orders or market conditions.

         Under each Advisory Agreement, each fund's adviser is responsible for the execution of the fund's portfolio transactions. Corporate and government debt securities are generally traded on the OTC market on a "net" basis without a stated commission, through dealers acting for their own account and not as brokers. Prices paid to a dealer in debt securities will generally include a
"spread," which is the difference between the price at which the dealer is willing to purchase and sell the specific security at the time, and includes the dealer's normal profit. Some portfolio transactions may be executed through brokers acting as agent. In selecting brokers or dealers, each adviser must seek the most favorable price (including the applicable dealer spread or brokerage commission) and execution for such transactions, subject to the possible payment as described below of higher brokerage commissions or spreads to broker-dealers who provide research and analysis. A fund may not always pay the lowest commission or spread available. Rather, in placing orders on behalf of a fund, each adviser also takes into account other factors bearing on the overall quality of execution, such as size of the order, difficulty of execution, efficiency of the executing broker's facilities (including the services described below), any risk assumed by the executing broker and, if applicable, arrangements for payment of fund expenses.

         Consistent with the policy of most favorable price and execution, each adviser may give consideration to research, statistical and other services furnished by brokers or dealers to that adviser for its use, may place orders with brokers or dealers who provide supplemental investment and market research and securities and economic analysis, and may pay to these brokers or dealers a higher brokerage commission than may be charged by other brokers or dealers, or a higher transaction fee on so-called "riskless principal" trades in certain
Nasdaq securities. Such services include, without limitation, advice as to the value of securities; the advisability of investing in, purchasing, or selling securities; advice as to the availability of securities or of purchasers or sellers of securities; and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. Such research and analysis may be useful to each adviser in connection with services to clients other than the funds whose brokerage generated the service. On the other hand, research and analysis received by the adviser from brokers executing orders for clients other than the funds may be used for the funds' benefit. Each adviser's fee is not reduced by reason of its receiving such brokerage and research services.

                                       61

         As adviser to Value Trust, Special Investment Trust and American
Leading Companies, LMCM may allocate brokerage transactions to broker-dealers who allocate a portion of the commissions paid by each fund toward the reduction of the fund's expenses payable to third-party service providers other than LMCM or its affiliates. The transaction quality must, however, be comparable to that of other qualified broker-dealers. Neither LMCM nor its affiliates receive any direct or indirect benefit from these arrangements.

     Each  fund may use  brokerage  firms  affiliated  with a fund's  investment adviser  ("affiliated  broker") as its broker for agency  transactions in listed and OTC securities at commission rates and under  circumstances  consistent with the policy of best execution.  Commissions  paid to affiliated  brokers will not exceed "usual and customary  brokerage  commissions."  Rule 17e-1 under the 1940
Act defines  "usual and  customary"  commissions  to include  amounts  which are
"reasonable  and fair  compared  to the  commission,  fee or other  remuneration received by other brokers in connection with comparable  transactions  involving similar  securities  being  purchased or sold on a securities  exchange during a comparable  period of time." In the OTC  market,  a fund  generally  deals  with
responsible  primary   market-makers  unless  a  more  favorable  execution  can
otherwise be obtained.

         For the fiscal years ended March 31, each fund paid the following brokerage commissions:

-------------------------------------- ------------------------ ------------------------- ------------------------

                Fund                            2005                      2004                     2003
-------------------------------------- ------------------------ ------------------------- ------------------------
Value Trust (a)                              $7,075,533                $3,893,533             $13,667,884
-------------------------------------- ------------------------ ------------------------- ------------------------
Special Investment Trust (b)                 $2,297,192                $1,651,382              $2,681,808
-------------------------------------- ------------------------ ------------------------- ------------------------
American Leading Companies Trust               $401,640               $380,693 (c)               $614,647
-------------------------------------- ------------------------ ------------------------- ------------------------
Balanced Trust                                  $46,764                   $42,200                 $38,473
-------------------------------------- ------------------------ ------------------------- ------------------------
U.S. Small Cap Value Trust                     $402,141               $401,742 (d)               $612,615
-------------------------------------- ------------------------ ------------------------- ------------------------
Financial Services Fund                       $59,062 (e)                 $37,292                 $34,428
-------------------------------------- ------------------------ ------------------------- ------------------------

(a)  The  decrease in  commissions  paid by Value  Trust  during the fiscal year ended 2004  relative  to the prior year was due to a decrease in the volume and  frequency  of trades  during  that  fiscal  year and by the  effect of somewhat lower  commission  rates. The decrease in the volume and frequency of trades can be attributed to a decrease in the fund's portfolio  turnover rate.  The  increase in  commissions  paid by Value Trust during the fiscal year ended 2005  relative  to the prior year was due to an  increase in the volume and frequency of trades during that fiscal year and by the effect of slightly higher  commission rates. The increase in the volume and frequency of trades can be attributed to an increase in the fund's portfolio turnover rate.

(b)  The decrease in  commissions  paid by Special  Investment  Trust during the fiscal year ended 2004  relative to the prior year was due to a decrease in the volume and  frequency  of trades  during  that  fiscal  year and by the effect of somewhat lower  commission  rates. The decrease in the volume and frequency of trades can be attributed to a decrease in the fund's portfolio turnover rate. The increase in commissions paid by Special Investment Trust during the fiscal year ended 2005  relative to the prior year was due to an increase in the volume and  frequency of trades during that fiscal year and by the effect of slightly  higher  commission  rates.  The  increase in the volume and  frequency  of trades can be  attributed  to an  increase in the fund's portfolio turnover rate.

(c)  The decrease in commissions paid by American Leading Companies Trust during the fiscal year ended 2004 relative to the prior year was due to a decrease in the volume and  frequency  of trades  during that fiscal year and by the effect of somewhat lower  commission  rates. The decrease in the volume and frequency of trades can be attributed to a decrease in the fund's portfolio turnover rate.

(d)  The decrease in  commissions  paid by U.S. Small Cap Value Trust during the fiscal year ended 2004  relative to the prior year was due to a decrease in the volume and  frequency  of trades  during  that  fiscal  year and by the effect of somewhat lower  commission  rates. The decrease in the volume and frequency of trades can be attributed to a decrease in the fund's portfolio turnover rate.

                                       62

(e)  The  increase in  commissions  paid by Financial  Services  Fund during the fiscal year ended 2005 was due to an increase in agency transactions versus principal transactions.

For the fiscal years ended March 31, the following funds paid the following brokerage commissions to Legg Mason Wook Walker, Incorporated ("LMWW"), the
funds' previous distributor:

-------------------------------------- ------------------------ ------------------------ ------------------------

                Fund                            2005                     2004                     2003
-------------------------------------- ------------------------ ------------------------ ------------------------
-------------------------------------- ------------------------ ------------------------ ------------------------
Value Trust                                  $79,043*                  $90,800                 $50,310
-------------------------------------- ------------------------ ------------------------ ------------------------
-------------------------------------- ------------------------ ------------------------ ------------------------
Special Investment Trust                      $101,920**                $2,560                 $17,384
-------------------------------------- ------------------------ ------------------------ ------------------------
-------------------------------------- ------------------------ ------------------------ ------------------------
American Leading Companies                     $4,600***               $13,250                     --
-------------------------------------- ------------------------ ------------------------ ------------------------

*    Represents  1.12% of the total brokerage  commissions paid and 0.60% of the total  dollar  amount of  transactions  involving  the payment of brokerage commissions for the most recent fiscal year.

**   Represents  4.44% of the total brokerage  commissions paid and 4.35% of the total  dollar  amount of  transactions  involving  the payment of brokerage commissions for the most recent fiscal year.

***  Represents  1.15% of total  brokerage  commissions  paid and 0.97% of total
     dollar   amount  of   transactions   involving  the  payment  of  brokerage
     commissions for the most recent fiscal year.

         For the fiscal years ended March 31, 2005, 2004 and 2003, LMWW received no brokerage commissions from Balanced Trust, Small-Cap Value Trust or Financial
Services Fund.

         Except as permitted by SEC rules or orders, each fund may not buy securities from, or sell securities to, LMIS or its affiliated persons as principal. Each fund's Board of Directors has adopted procedures in conformity with Rule 10f-3 under the 1940 Act whereby the fund may purchase securities that are offered in certain underwritings in which LMIS or any of its affiliated persons is a participant. These procedures, among other things, limit each fund's investment in the amount of securities of any class of securities offered in an underwriting in which LMIS or any of its affiliated persons is a participant so that each fund, together with all other registered investment companies having the same adviser and all private accounts controlled by the same adviser, may not purchase more than 25% of the principal amount of the offering of such class. In addition, a fund may not purchase securities during the existence of an underwriting if LMIS is the sole underwriter of those securities. In no case in which a fund purchases securities in an underwriting in which LMIS or any affiliated person is a participant can the fund purchase the securities from LMIS or the affiliated person.

         Section 11(a) of the Securities Exchange Act of 1934 prohibits LMIS from receiving compensation for executing transactions on an exchange for its affiliates, such as the funds, unless the affiliate expressly consents by written contract. Each Advisory Agreement expressly provides such consent.

                                       63

         Of the regular broker-dealers used by each respective fund during the fiscal year ended March 31, 2005, the following funds owned shares of the following broker-dealers or parent companies of broker-dealers as of that date:

                                                                    Market Value of
   Value Trust                                                        Shares Held
   -------------------------------------------------------------------------------
   Citigroup, Inc.                                                   $404,460,000
   J.P. Morgan Chase & Co.                                           $657,400,000

                                                                  Market Value of
   Special Investment Trust                                           Shares Held
   -------------------------------------------------------------------------------
   The Bear Stearns Companies, Inc.                                  $149,850,000

                                                                  Market Value of
   American Leading Companies Trust                                   Shares Held
   -------------------------------------------------------------------------------
   Bank of America Corp.                                              $15,143,940
   Citigroup, Inc.                                                    $20,897,100
   J.P. Morgan Chase & Co.                                            $26,019,200
   Merrill Lynch & Co., Inc.                                           $3,962,000
   Morgan Stanley                                                      $4,007,500

                                                                  Market Value of
   Balanced Trust                                                     Shares Held
   -------------------------------------------------------------------------------
   Bank of America Corp.                                                 $330,068
   Citigroup, Inc.                                                     $1,267,308
   J.P. Morgan Chase & Co.                                               $492,503
   Lincoln National Corp.                                                $631,960
   Merrill Lynch & Co., Inc.                                             $490,191
   Principal Financial Group, Inc.                                       $535,011

                                                                  Market Value of
   Financial Services Fund                                            Shares Held
   -------------------------------------------------------------------------------
   J.P. Morgan Chase & Co. $968,247

                                                                  Market Value of
   Small-Cap Value Trust                                              Shares Held
   -------------------------------------------------------------------------------
   Raymond James Financial, Inc.                                         $299,970

         Special Investment Trust and Financial Services Fund held no shares of their regular broker-dealers as of March 31, 2005.

         Investment decisions for each fund are made independently from those of other funds and accounts advised by LMFA, LMCM, Bartlett, Brandywine or Barrett.
However, the same security may be held in the portfolios of more than one fund or account. When two or more accounts simultaneously engage in the purchase or sale of the same security, the prices and amounts will be equitably allocated to each account. In some cases, this procedure may adversely affect the price or quantity of the security available to a particular account. In other cases, however, an account's ability to participate in large-volume transactions may produce better executions and prices.

                                       64

                             THE FUNDS' DISTRIBUTOR

         LMIS acts as distributor of the funds' shares pursuant to separate
Underwriting Agreements with each fund. Except as noted in the Prospectuses, each Corporation's shares are distributed in a continuous offering. Each
Underwriting Agreement obligates LMIS to promote the sale of fund shares and to pay certain expenses in connection with its distribution efforts, including expenses for the printing and distribution of prospectuses and periodic reports used in connection with the offering to prospective investors (after the prospectuses and reports have been prepared, set in type and mailed to existing shareholders at each fund's expense) and for supplementary sales literature and advertising costs.

         Under each Underwriting Agreement, each fund has the non-exclusive right to use the name "Legg Mason" until that agreement is terminated, or until the right is withdrawn in writing by LMIS.

         Each fund has adopted a Distribution Plan for Primary Class shares
("Primary Class Plans"); and Value Trust, Special Investment Trust, American
Leading Companies, Balanced Trust and Financial Services Fund have each adopted a Distribution Plan for Financial Intermediary Class shares ("Financial
Intermediary Class Plans"), each of which, among other things, permits a fund to pay LMIS fees for its services related to sales and distribution of Primary
Class shares or Financial Intermediary Class shares, respectively, and the provision of ongoing services to holders of those shares. Payments with respect to a class are made only from assets attributable to that class. Under the
Primary Class Plans, the aggregate fees may not exceed an annual rate of each fund's average daily net assets attributable to Primary Class shares as follows:
1.00% for Special Investment Trust, American Leading Companies, Small-Cap Value
Trust and Financial Services Fund, 0.75% for Balanced Trust and 0.95% for Value
Trust. Under the Financial Intermediary Class Plans, the aggregate fees may not exceed an annual rate of 0.40% (0.25% in the case of Financial Services Fund) of each fund's average daily net assets attributable to Financial Intermediary
Class shares. Currently, under each Financial Intermediary Class Plan, LMIS receives 0.25% of assets attributable to Financial Intermediary Class shares annually from each fund. Distribution activities for which such payments may be made include, but are not limited to, compensation to persons who engage in or support distribution and redemption of shares, printing of prospectuses and reports for persons other than existing shareholders, advertising, preparation and distribution of sales literature, overhead, travel and telephone expenses, all with respect to the respective class of shares only.

         Amounts payable by a fund under a Plan need not be directly related to the expenses actually incurred by LMIS on behalf of the fund. Each Plan does not obligate a fund to reimburse LMIS for the actual expenses LMIS may incur in fulfilling its obligations under the Plan. Thus, even if LMIS actual expenses exceed the fee payable to LMIS at any given time, a fund will not be obligated to pay more than that fee. If LMIS expenses are less than the fee it receives,
LMIS will retain the full amount of the fee.

         With respect to Primary Class and/or Financial Intermediary Class shares, LMFA and LMCM have agreed to waive their fees if necessary to meet the voluntary expense limits for American Leading Companies, Financial Services
Fund, Balanced Trust and Small-Cap Value Trust to the extent described under
"The Funds' Investment Adviser/Manager."

         The Plans were each adopted, as required by Rule 12b-1 under the 1940
Act, by a vote of the Board of Directors of each respective fund including a majority of the Independent Directors who have no direct or indirect financial interest in the operation of any Plan or any Underwriting Agreement ("12b-1
Directors"). In approving the establishment or continuation of each Plan, in accordance with the requirements of Rule 12b-1, the directors determined that there was a reasonable likelihood that each Plan would benefit the applicable fund, class and its shareholders. The directors considered, among other things,

                                       65

the extent to which the potential benefits of the Plan to the fund's Primary
Class or Financial Intermediary Class shareholders, as applicable, could offset the costs of the Plan; the likelihood that the Plan would succeed in producing such potential benefits; the merits of certain possible alternatives to the
Plan; and the extent to which the retention of assets and additional sales of the fund's Primary Class shares and Financial Intermediary Class shares, as applicable, would be likely to maintain or increase the amount of compensation paid by that fund to the adviser.

         In considering the costs of each Plan, the directors gave particular attention to the fact that any payments made by a fund to LMIS under a Plan would increase the fund's level of expenses in the amount of such payments.
Further, the directors recognized that the adviser would earn greater management fees if a fund's assets were increased, because such fees are calculated as a percentage of a fund's assets and thus would increase if net assets increase.
The directors further recognized that there can be no assurance that any of the potential benefits described below would be achieved if each Plan was implemented.

         Among the potential benefits of the Plans, the directors noted that the payment of commissions and service fees to LMIS for payment to securities brokers and their registered representatives could motivate them to improve their sales efforts with respect to each fund's Primary Class shares and
Financial Intermediary Class shares, as applicable, and to maintain and enhance the level of services they provide to a fund's respective class of shareholders.
These efforts, in turn, could lead to increased sales and reduced redemptions, eventually enabling a fund to achieve economies of scale and lower per share operating expenses. Any reduction in such expenses could serve to offset, at least in part, the additional expenses incurred by a fund in connection with its
Plan. Furthermore, the investment management of a fund could be enhanced, as any net inflows of cash from new sales might enable its portfolio manager to take advantage of attractive investment opportunities, and the possible reduced redemptions could eliminate the potential need to liquidate attractive securities positions in order to raise the funds necessary to meet the redemption requests.

         As compensation for its services and expenses, in accordance with each
Primary Class Plan, LMIS receives from each fund an annual distribution fee equivalent to a percentage of the fund's average daily net assets as follows:
0.70% for Value Trust; 0.75% for Special Investment Trust; 0.75% for American
Leading Companies; 0.50% for Balanced Trust; 0.75% for Small Cap Value; and
0.75% for Financial Services, and an annual service fee equivalent to 0.25% of its average daily net assets attributable to Primary Class shares. In accordance with each Financial Intermediary Class Plan, as compensation for its services and expenses, LMIS is authorized to receive from Value Trust, Special Investment
Trust, American Leading Companies and Balanced Trust an annual distribution fee equivalent to 0.15% of each fund's average daily net assets, and an annual service fee equivalent to 0.25% of each fund's average daily net assets attributable to Financial Intermediary Class shares, except that Financial
Services Fund's Plan does not provide for any distribution fee, only a 0.25%
annual service fee. The Boards of these funds have currently approved payment of
0.25% under the Financial Intermediary Class plans. All distribution and service fees are calculated daily and paid monthly.

         Each Plan will continue in effect only so long as it is approved at least annually by the vote of a majority of the Board of Directors, including a majority of the 12b-1 Directors, cast in person at a meeting called for the purpose of voting on that Plan. A Plan may be terminated with respect to a class of a fund by a vote of a majority of the 12b-1 Directors or by vote of a majority of the outstanding voting securities of the applicable class of that fund. Any change in a Plan that would materially increase the distribution costs to a fund requires approval by the shareholders of the applicable class of the fund; otherwise a Plan may be amended by the directors, including a majority of the 12b-1 Directors.

         Rule 12b-1 requires that any person authorized to direct the disposition of monies paid or payable by a fund, pursuant to a Plan or any related agreement shall provide to that fund's Board of Directors, and the directors shall review, at least quarterly, a written report of the amounts so expended pursuant to the plan and the purposes for which the expenditures were made.

                                       66

         For the year ended March 31, 2005, the funds incurred distribution and service fees with respect to Primary Class shares of (prior to fees waived):

Value Trust                                                      $104,213,367
Special Investment Trust                                          $33,401,653
American Leading Companies                                         $6,043,137
Balanced Trust                                                       $285,076
Small-Cap Value Trust                                              $2,316,925
Financial Services Fund                                              $563,361

         For the year ended March 31, 2005, the following distribution fees were waived by LMWW with respect to Primary Class shares:

Balanced Trust                                                        $35,331
Small-Cap Value Trust                                                  $8,435
Financial Services Fund                                               $22,114

         For the year ended March 31, 2005, the following funds incurred distribution and service fees with respect to Financial Intermediary Class shares of (prior to fees waived):

Value Trust                                                        $1,690,689
Special Investment Trust                                              $27,140
Balanced Trust                                                        $52,631
Financial Services Fund                                               $27,140

         For the year ended March 31, 2005, distribution fees of $10,193 were waived by LMWW with respect to Financial Intermediary Class shares of Balanced
Trust.

         For the fiscal year ended March 31, 2005, LMWW incurred the following expenses in connection with distribution and shareholder services with respect to Primary Class shares for each of the following funds:

--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------

                                            Special          American                     Small-Cap       Financial
                        Value Trust       Investment         Leading        Balanced        Value         Services
                                             Trust          Companies         Trust          Trust          Fund
--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------
Compensation to
sales personnel            $44,416,000      $13,793,000        $2,533,000      $79,000        $964,000       $213,000
--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------
Advertising                 $4,128,000       $1,193,000        $1,136,000     $102,000        $374,000       $112,000
--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------
Printing and
mailing                       $479,000         $250,000          $232,000      $30,000         $89,000        $35,000
of prospectuses
to prospective
shareholders

                                                        67

--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------
Administration,
overhead and               $28,711,000       $9,732,000        $2,578,000     $543,000      $1,348,000       $651,000
corporate technology
--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------
Total expenses             $77,734,000      $24,968,000        $6,479,000     $754,000      $2,775,000  $1,011,000
--------------------- ================= ================ ================= ============ =============== ==============

         For the fiscal year ended March 31, 2005, LMWW incurred the following expenses in connection with distribution and shareholder services of Financial
Intermediary Class shares for each of the following funds:

                                         Value Trust          Special             Balanced           Financial
                                                          Investment Trust         Trust           Services Fund
                                       ----------------- ------------------- ------------------- -------------------
                                       ----------------- ------------------- ------------------- -------------------
Compensation to sales personnel
                                          $2,738,000          $67,000                $44,000             $43,000
Advertising
                                            $255,000           $6,000                $57,000             $23,000
Printing and mailing
of prospectuses                              $29,000           $1,000                $16,000              $7,000
to prospective shareholders
Administration, overhead and
corporate technology                      $1,770,000          $48,000               $301,000            $132,000
                                       ----------------- ------------------- ------------------- -------------------
                                       ----------------- ------------------- ------------------- -------------------
Total expenses                            $4,792,000          $122,000              $418,000            $205,000
                                       ================= =================== =================== ===================

         The foregoing are estimated and do not include all expenses fairly allocable to LMWW's or its affiliates' efforts to distribute Primary Class shares or Financial Intermediary Class shares. They include an allocation among the funds and other financial products available through LMWW financial advisers of certain overhead expenses related to distribution.

                            CAPITAL STOCK INFORMATION

         Value Trust has authorized capital of 700 million shares of common stock, par value $0.001 per share. Special Investment Trust has authorized capital of 350 million shares of common stock, par value $0.001 per share.
Investors Trust has authorized issuance of 600 million shares of par value $.001 per share of American Leading Companies, 625 million shares of par value $.001 per share of Balanced Trust, 200 million shares of par value $.001 per share of
Small-Cap Value Trust, and 475 million shares of par value $.001 per share of
Financial Services Fund. Each corporation may authorize and issue additional series of shares and may create additional classes. Each fund currently offers two classes of shares -- Primary Class shares and Institutional Class shares. In

                                       68

addition, Value Trust, Special Investment Trust, American Leading Companies
Trust, Balanced Trust and Financial Services Fund offer Financial Intermediary
Class shares. Each class represents interests in the same pool of assets. A separate vote is taken by a class of shares of a fund if a matter affects just that class of shares. Each class of shares may bear certain differing class-specific expenses and sales charges, which may affect performance.

         The Board of each fund does not anticipate that there will be any conflicts among the interests of the holders of the different classes of a fund's shares. If the Board becomes aware that any such conflict exists, it will take appropriate actions. Shareholders of each fund are entitled to one vote per share and fractional votes for fractional shares held. Voting rights are not cumulative. All shares of the funds are fully paid and nonassessable and have no preemptive or conversion rights.

         For each fund, shareholder meetings will not be held except: where the
1940 Act requires a shareholder vote on certain matters (including the election of directors, approval of an advisory contract, and certain amendments to a plan of distribution pursuant to Rule 12b-1); at the request of a majority of the shares entitled to vote as set forth in the by-laws of the fund; or as the Board of Directors from time to time deems appropriate or necessary.

     THE CORPORATIONS' CUSTODIAN AND TRANSFER AND DIVIDEND-DISBURSING AGENT

         State Street Bank and Trust Company ("State Street"), P.O. Box 1713,
Boston, Massachusetts 02105, serves as custodian of each fund's assets. BFDS,
P.O. Box 953, Boston, Massachusetts 02103, as agent for State Street, serves as transfer and dividend-disbursing agent and administrator of various shareholder services. LM Fund Services, Inc. ("LMFS") serves as sub-transfer agent to the funds assisting BFDS with certain of its duties as transfer agent. LMFS, an affiliate of LMIS, receives from BFDS for its services a percentage of the per account fees the funds pay BFDS for transfer agency services. Shareholders who request an historical transcript of their account will be charged a fee based upon the number of years researched. Each fund reserves the right, upon at least
60 days' prior written notice, to institute other charges on shareholders to cover a fund's administrative costs. LMFS may also receive compensation for providing certain shareholder services to Financial Intermediary and
Institutional Class shareholders of the funds.

                         THE CORPORATIONS' LEGAL COUNSEL

     Kirkpatrick & Lockhart Nicholson Graham LLP, 1800 Massachusetts Ave., N.W.,
Washington, D.C. 20036-1221, serves as counsel to each Corporation.

         THE CORPORATIONS' INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         PricewaterhouseCoopers LLP, 250 W. Pratt Street, Baltimore, MD 21201,
serves as independent registered public accounting firm to each Corporation.

                              FINANCIAL STATEMENTS

         The Annual Reports to Shareholders for Value Trust and Special
Investment Trust for the fiscal year ended March 31, 2005 contain the financial statements, accompanying notes and the report of PricewaterhouseCoopers LLP, their independent registered public accounting firm, all of which are hereby incorporated by reference herein.

         The Annual Report to Shareholders for American Leading Companies Trust,
Balanced Trust, U.S. Small-Cap Value Trust, and Financial Services Fund for the
fiscal year ended March 31, 2005 contains the financial statements, accompanying notes and the report of Ernst & Young LLP, their independent registered public accounting firm during that period, all of which are hereby incorporated by reference herein.

                                       69

                                                                      Appendix A

                              RATINGS OF SECURITIES

Description of Moody's Investors Service, Inc. ("Moody's") ratings:

Long-Term Debt Ratings

Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues an obligation rated Aaa is judged to be of the highest quality, with minimal credit risk.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards.
Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than in Aaa securities. An obligation rated Aa is judged to be of high quality and are subject to very low credit risk. Obligations rated Aaa and Aa comprise what are generally known as high-grade bonds.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future. An obligation rated A is considered upper-medium grade and are subject to low credit risk.

Baa - Bonds which are rated Baa are considered medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well. An obligation rated Baa is subject to moderate credit risk. Obligations rated Baa are considered medium grade and as such may possess certain speculative characteristics..

Ba - Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class. An obligation rated Ba is judged to have speculative elements and is subject to substantial credit risk.

B - Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small. An obligation rated B is considered speculative and is subject to high credit risk.

Caa - Bonds which are rated Caa are judged to be of poor standing and are subject to very high credit risk. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca - Bonds which are rated Ca represent obligations which are judged to be highly speculative in a high degree and are likely in, or very near, default, with some prospect for recovery of principal and interest. Such issues are often in default or have other marked shortcomings.

C - An obligation rated C is the lowest rated class of bonds and is typically in default, with little prospect for recovery of principal or interest.

                                      A-1

Moody's appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Short-Term Debt Ratings

Prime-1 - Issuers with a Prime-1 (or supporting institutions) have a superior ability for repayment of short-term debt obligations.

Prime-2 - Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of short-term debt obligations.

Prime-3 - Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of short-term obligations.

Not Prime - Issuers (or supporting institutions) rated not prime do not fall within any of the Prime rating categories.

Description of Standard & Poor's ("S&P") Ratings:

Long-Term Issue Credit Ratings

AAA - An obligation rated AAA has the highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

AA - An obligation rated AA differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

A - An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB - An obligation rated BBB exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Obligations rated BB, B, CCC, CC, and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB - An obligation rated BB is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B - An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

                                      A-2

CCC - An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC - An obligation rated CC is currently highly vulnerable to nonpayment.

R - An obligor rated R is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision the regulators may have the power to favor one class of obligations and not to others.

SD and D - An obligor rated SD (Selective Default) or D has failed to pay one or more of its financial obligations (rated or unrated) when it came due. A D rating is assigned when Standard & Poor's believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An SD rating is assigned when Standard &
Poor's believes that the obligor has selectively defaulted on a specific issue or class of obligations but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner.

Plus (+) or minus (-) - The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

c - The `c' subscript is used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer is below an investment-grade level and/or the issuer's bonds are deemed taxable.

p - The letter p indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

* - Continuance of ratings is contingent upon S&P's receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.

r -The r is attached to highlight derivatives, hybrids and certain other obligations that S&P believes may experience high volatility or high variability in expected returns as a result of noncredit risks. Examples of such obligations are securities whose principal or interest return is indexed to equities, commodities or other instruments. The absence of an `r' symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

N.R. Not rated.

                                      A-3

Commercial Paper

A-1. - A short-term obligation rated 'A-1' is rated in the highest category by
Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2. - A short-term obligation rated 'A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory

A-3. - A short-term obligation rated 'A-3' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

                                      A-4

                                                                      APPENDIX B

                                Legg Mason Funds
                              Proxy Voting Policies
                               (Revised 8/11/2004)

These policies are designed to address the rights and responsibility of the Legg
Mason funds to ensure that proxies held by the funds are voted in the best interests of each respective fund. Some Legg Mason funds, particularly fixed-income funds, will rarely own securities that have corresponding voting rights. Other funds, however, own equity securities and these policies are designed to assure that proxies are voted in the best interests of the funds, to address potential conflicts of interest, and to keep proxy voting records.

1.   Voting Proxies - Proxies solicited for items of business with respect to issuers whose voting securities are owned by a Legg Mason fund, if voted by the fund, must be voted in the best interests of the fund.

2.   Proxy Voting Policies of Advisers to Legg Mason Funds - Each investment adviser and sub-adviser to a Legg Mason fund must have written proxy voting policies and procedures, including policies and procedures to address potential material conflicts between an adviser and its clients (including the fund). Each different adviser may have different proxy voting policies and procedures that are individually tailored to fit its respective businesses and investment styles.

3.   Funds' Proxy Voting  Policies and Procedures - The investment  advisers and sub-advisers  to the Legg Mason  funds are  responsible  for  managing  the assets of the fund or funds  they  manage,  including  voting  proxies.  In accordance with the procedures noted below, the Board of Directors/Trustees of the Legg Mason funds will initially and periodically  review and approve the use of the advisers' policies for the voting of the funds' proxies. The policies  and  procedures  that a fund will  utilize  with respect to proxy voting shall be the proxy voting  policies and procedures of the adviser or sub-adviser  that actually  manages the assets of the fund. Each adviser or sub-adviser  is  responsible  for  maintaining  all  proxy  voting  records required to be established and maintained by the Legg Mason funds and shall provide such records to the funds upon request.

4.   Annual Review - An adviser's proxy voting policies and procedures must be initially reviewed and their use on behalf of a Legg Mason fund approved by the Board of Directors/Trustees. In addition, on an annual basis, each adviser must report any significant problems that arose during the year, any material conflicts, how such conflicts were addressed, and the total number of proxies voted during the previous year. Advisers should also be prepared to discuss any novel or controversial proxy votes during their semi-annual reports to the Board of Directors/Trustees and any votes that were made inconsistent with the adviser's stated proxy voting policies and procedures.

5.   Changes to Advisers' Policies and Procedures - On an annual basis, any changes to an adviser's proxy voting policies and procedures, as relevant to the funds, must be reported to the Board of Directors/Trustees, which shall review and, in its discretion, approve the use of such amended proxy voting policies and procedures.

                                      B-1

                          Legg Mason Fund Adviser, Inc.
                      Proxy Voting Policies and Procedures
                                    May 2003

Legg Mason Fund Adviser, Inc. ("LMFA") acts as investment adviser to several
Legg Mason funds pursuant to contracts between the funds and LMFA. In these cases, LMFA retains a sub-adviser to perform all investment advisory services for the funds. LMFA delegates to each sub-adviser the responsibility for voting proxies for the Legg Mason funds, as applicable, through LMFA's contracts with each sub-adviser. Each sub-adviser may use its own proxy voting policies and procedures to vote proxies of a fund if the fund's Board reviews and approves the use of those policies and procedures. Accordingly, LMFA does not expect to have proxy voting responsibility for any of the Legg Mason funds.

Should LMFA become responsible for voting proxies for any reason, such as the inability of a sub-adviser to provide investment advisory services, LMFA shall utilize the proxy voting guidelines established by the most recent sub-adviser for that fund to vote proxies in the best interest of the fund until a new sub-adviser is retained and the use of its proxy voting policies and procedures is authorized by the Board of Directors/Trustees of the Legg Mason fund. If LMFA becomes responsible for voting proxies, LMFA shall maintain records of all proxy votes in accordance with applicable securities laws and regulations.

In the case of a material conflict between the interests of LMFA (or its affiliates, if such conflict is known to persons responsible for voting at LMFA)
and any Legg Mason fund, proxies shall be voted according to the recommendation of an independent third party.

Issues to be reviewed in making the determination of whether a potential conflict is material include, but are not limited to:

1.   Whether LMFA manages assets for the issuer, a shareholder proponent or an employee group of the issuer or otherwise has a current or potential business relationship with the issuer;

2.   Whether LMFA, an officer or director of the adviser or the applicable portfolio manager, analyst or other person(s) responsible for recommending the proxy vote (together, "Voting Persons") is a close relative of or has any personal or business relationship with the issuer (excluding normal commercial transactions and investment relationships where there is no special treatment), with an officer, director or other executive person at the issuer, with a candidate for election to the board of the issuer or with a shareholder proponent;

3.   Whether there is any other material business or personal relationship as a result of which a Voting Person has an interest in the outcome of the matter before shareholders; or

4.   Whether an affiliate of LMFA has a conflict as described in #1-3 above and such conflict is known to LMFA's Voting Persons.

All of the conflicts noted above should be deemed material. If the conflict resides with an individual Voting Person, that person will exclude him- or herself from the vote determination process in order to shield LMFA and the other Voting Persons from the conflict, provided that the other Voting Persons can determine a vote without undue influence from the conflicted Voting Person.
If the conflict cannot be walled off, the vote will be passed on to a neutral third-party service provider. Any time a material conflict is encountered, LMFA will keep records on the nature of the conflict, the actual vote and the basis for the vote determination.

LMFA shall be responsible for gathering relevant documents and records related to proxy voting from each sub-adviser and providing them to the funds as required for the funds to comply with applicable rules under the Investment
Company Act of 1940. LMFA shall also be responsible for coordinating the provision of information to the Board with regard to the proxy voting policies and procedures of each sub-adviser, including the actual proxy voting policies and procedures of each sub-adviser, changes to such policies and procedures, and reports on the administration of such policies and procedures.

Questions regarding this policy should be referred to the Legal and Compliance
Department of Legg Mason, Inc.

                                      B-2

                       LEGG MASON CAPITAL MANAGEMENT, INC.
                   LEGG MASON FUNDS MANAGEMENT, INC & LMM, LLC
                         PROXY PRINCIPLES AND PROCEDURES

OVERVIEW
Legg Mason Capital Management, Inc., Legg Mason Funds Management, Inc. and LMM,
LLC ("The Group") have implemented the following principles and procedures for voting proxies on behalf of advisory clients. These principles and procedures are reasonably designed to ensure The Group exercises its voting responsibilities to serve the best interests of its clients and in compliance with applicable laws and regulations. The Group assumes responsibility and authority for voting proxies for all clients, unless such responsibility and authority has been expressly retained by the client or delegated by the client to others. For each proxy vote The Group takes into consideration its duty to its clients and all other relevant facts available to The Group at the time of the vote. Therefore, while these guidelines provide a framework for voting, votes are ultimately cast on a case-by-case basis. The Group employs the same proxy principles and procedures for all funds for which it has voting responsibility.

PRINCIPLES
Proxy voting is a valuable right of company shareholders. Through the voting mechanism, shareholders are able to protect and promote their interests by communicating views directly to the Board, as well as exercising their right to grant or withhold approval for actions proposed by the Board or company management. We believe the interests of shareholders are best served by the following principles when considering proxy proposals:

PRESERVE AND EXPAND THE POWER OF SHAREHOLDERS IN AREAS OF CORPORATE GOVERNANCE -
Equity shareholders are owners of the business - company boards and management teams are ultimately accountable to them. We support policies, plans and structures that promote accountability of the board and management to owners, and align the interests of the board and management with owners. Examples include: annual election of all board members, cumulative voting, and incentive plans that are contingent on delivering value to shareholders. We oppose proposals that reduce accountability or misalign interests, including but not limited to classified boards, poison pills, and incentives that are not linked to owner returns.

ALLOW RESPONSIBLE MANAGEMENT TEAMS TO RUN THE BUSINESS - We support policies, plans and structures that give management teams appropriate latitude to run the business in the way that is most likely to maximize value for owners.
Conversely, we oppose proposals that limit management's ability to do this. We generally oppose proposals that seek to place restrictions on management in order to promote political, religious or social agendas.

Please see The Group's proxy voting guidelines for more details ("Schedule A").

                                      B-3

PROCEDURES
OVERSIGHT
The Group's Chief Investment Officer (CIO) has full authority to determine The
Group's proxy voting principles and procedures and vote proxies on behalf of The
Group's clients. The Group's CIO has delegated oversight and implementation of the firm's proxy voting process, including the principles and procedures that govern it, The Group's Proxy Officers and Compliance Officers. No less than a quorum of these Officers(1) will meet from time to time, but no less than annually, to review existing principles and procedures in light of The Group's duties as well as applicable laws and regulations to determine if any changes are necessary.

LIMITATIONS
We recognize proxy voting as a valuable right of company shareholders. Generally speaking, The Group votes all proxies it receives. However, The Group intends to refrain from voting in certain circumstances. The Group may refrain from voting a proxy if, for example, the company's shares are no longer held by The Group's clients at the time of the meeting. Additionally, The Group may refrain from voting a proxy if it concludes the potential impact on shareholders' interests is insignificant while the cost associated with analyzing and voting the proxy may be significant.

PROXY ADMINISTRATION
The Group instructs each client custodian to forward proxy materials to the The
Group Proxy Administrator. New client custodians are notified at account inception of their responsibility to deliver proxy materials to The Group. The
Group uses Institutional Shareholder Services ("ISS") to electronically receive and vote proxies, as well as to maintain proxy voting receipts and records.

Upon receipt of proxy materials:

     The Compliance Officer
1.       The Compliance Officer reviews the proxy issues and identifies any potential material conflicts between the adviser's interests and those of the client. The Group believes and understands it has a duty to vote proxies in the best interests of its clients, even if such votes may result in a loss of business or economic benefit to The Group or its affiliates.
        a. Identifying Potential Conflicts
           In identifying conflicts of interest the Compliance Officer will review the following issues:
             |X|  Whether The Group has an economic incentive to vote in a
                  manner that is not consistent with the best interests of its clients; and
             |X|  Whether there are any business or personal relationships
                  between an The Group employee and the officers, directors or shareholder proposal proponents of a company whose securities are held in client accounts that may create an incentive to vote in a manner that is not consistent with the best
                  interests of its clients; and
             |X|  Whether the Proxy Officer knows that an affiliate of The Group has a material economic, business or personal relationship that is likely to result in a potential conflict between the interests of the affiliate and The Group's clients.

-------------------------
(1) Quorum is defined as two Proxy Officers and one Compliance Officer.

                                      B-4

        b. Assessing Materiality
           A potential conflict will be deemed to be material if the Compliance
           Officer determines, in the exercise of reasonable judgment, the potential conflict is likely to have an impact on the manner in which the subject shares are voted.

2.      If the Compliance Officer determines that a potential material conflict of interest may exist:
             (a) The Compliance Officer may consult with legal counsel and/or
                 The Group's CIO to determine if the conflict is material.
             (b) If the conflict is not material, the proxy issue is
                 forwarded to the Proxy Officer for voting.
             (c) If the conflict is material, the Compliance Officer may choose any of the following approaches to address the
                 conflict:
                1.   If The Group's proxy principles or guidelines address the
                     specific issues in the conflicted proxy, the Compliance
                     Officer votes the issues according to The Group's
                     principles and returns the signed, voted form to the Proxy
                     Administrator.
                2.   If the conflicted proxy issue is not specifically addressed in The Group's principles, the Compliance Officer will
                     follow the vote recommendation of an "Independent Voting
                     Delegate".
                3.   Alternatively, the Compliance Officer may disclose the
                     conflict to clients and obtain their consent to vote.

The Proxy Officer
1.       The Proxy Officer reviews proxies and evaluates matters for vote in light of The Group's principles and guidelines. The Proxy Officer may seek additional information from The Group's investment team, company management, independent research services, or other sources to determine the best interests of shareholders. Additionally, the Proxy
         Officer may consult with The Group's CIO for guidance on proxy issues.
         Generally, the Proxy Officer will not consult its affiliates during this process. All documents that had a material impact on the basis for the vote are maintained by The Group.
2.       The Proxy Officer returns the signed, voted form to the Proxy
         Administrator.

                                      B-5

The Proxy Administrator
1.       Provides custodians with instructions to forward proxies to The Group for all clients for whom The Group is responsible for voting proxies.
2.       When proxies are received, reconciles the number of shares indicated on the proxy with The Group internal data on shares held as of the record date and notifies the custodian of any discrepancies or missed proxies.
         The Proxy Administrator will use best efforts to obtain missing proxies from custodian.
3.       Informs the Compliance Officer and Proxy Officer if the company's shares are no longer held by The Group clients as of the meeting date.
4.       Ensures the Proxy and Compliance Officers are aware of the timeline to vote a proxy and uses best efforts to ensure that votes are cast in a timely manner.
5.       Per instructions from the Proxy Officer or Compliance Officer, votes proxy issues via ISS' software, online or via facsimile.
6.       Obtains evidence of receipt and maintains records of all proxies voted.

RECORD KEEPING
The  following  documents  will be  maintained  onsite  for two  years and in an accessible place for another three years with regard to proxies:
1.   Copy of current policies and procedures will be maintained and available to clients upon request.
2.   Proxy statements received regarding client securities will be maintained in electronic format via Edgar or similar third party and will be available to clients upon request.
3.   Documents  created by The Group that were material to making a decision how to vote proxies will be maintained in Multex,  similar third party software or paper file.
4.   Copies of the voting record will be maintained via ISS.
5.   A proxy log including:  issuer name, exchange ticker symbol of the issuer's shares to be  voted,  CUSIP  number  for the  shares  to be voted,  a brief identification  of the matter voted on,  whether the matter was proposed by the issuer or by a  shareholder  of the issuer,  whether a vote was cast on the matter, a record of how the vote was cast and whether the vote was cast for or against the recommendation for the issuer's management team.
6.   Each  written  client  request  for proxy  voting  records  and The Group's written response to any client request for such records.

                                      B-6

                                     Schedule A
                         The Group Proxy Voting Guidelines

The Group maintains these proxy-voting guidelines, which set forth the manner in which The Group generally votes on issues that are routinely presented. Please note that for each proxy vote The Group takes into consideration its duty to its clients, the specific circumstances of the vote and all other relevant facts available at the time of the vote. While these guidelines provide the framework for voting proxies, ultimately proxy votes are cast on a case-by-case basis.
Therefore actual votes for any particular proxy issue may differ from the guidelines shown below.
--------------------------------------------------------------------------------
FOUR PRINCIPAL AREAS OF INTEREST TO SHAREHOLDERS:
1) Obligations of the Board of Directors
2) Compensation of management and the Board of Directors
3) Take-over protections
4) Shareholders' rights
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

                      Proxy Issue                                The Group Guideline
-----------------------------------------------------------------------------------------
BOARD OF DIRECTORS
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
Independence of Boards of Directors: majority of unrelated             For
directors, independent of management
-----------------------------------------------------------------------------------------
Nominating Process: independent nominating committee seeking           For
qualified candidates, continually assessing directors and
proposing new nominees
-----------------------------------------------------------------------------------------
Size and Effectiveness of Boards of Directors: Boards must be          For
no larger than 15 members
-----------------------------------------------------------------------------------------
Cumulative Voting for Directors                                        For
-----------------------------------------------------------------------------------------
Staggered Boards                                                     Against
-----------------------------------------------------------------------------------------
Separation of Board and Management Roles (CEO/Chairman)           Case-by-Case
-----------------------------------------------------------------------------------------
Compensation Review Process: compensation committee comprised          For
of outside, unrelated directors to ensure shareholder value
while rewarding good performance
-----------------------------------------------------------------------------------------
Director Liability & Indemnification: support limitation of            For
liability and provide indemnification
-----------------------------------------------------------------------------------------
Audit Process                                                          For
-----------------------------------------------------------------------------------------
Board Committee Structure: audit, compensation, and                    For
nominating and/or governance committee consisting entirely of independent directors
-----------------------------------------------------------------------------------------
Monetary Arrangements for Directors: outside of normal board           For
activities amts should be approved by a board of independent directors and reported in proxy
-----------------------------------------------------------------------------------------
Fixed Retirement Policy for Directors                             Case-by-Case
-----------------------------------------------------------------------------------------
Ownership Requirement: all Directors have direct and material          For
cash investment in common shares of Company
-----------------------------------------------------------------------------------------
Proposals on Board Structure: (lead director, shareholder              For
advisory committees, requirement that candidates be nominated by shareholders, attendance at meetings)
-----------------------------------------------------------------------------------------
Annual Review of Board/CEO by Board                                    For
-----------------------------------------------------------------------------------------
Periodic Executive Sessions Without Mgmt (including CEO)               For
-----------------------------------------------------------------------------------------
Votes for Specific Directors                                      Case-by-Case
-----------------------------------------------------------------------------------------

                                     - Continued -
                                      B-7

--------------------------------------------------------------------------------------
                       Proxy Issue                            The Group Guideline
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
MANAGEMENT AND DIRECTOR COMPENSATION
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Stock Option and Incentive Compensation Plans:                   Case-by-Case
--------------------------------------------------------------------------------------
Form of Vehicle: grants of stock options, stock                  Case-by-Case
appreciation rights, phantom shares and restricted stock
--------------------------------------------------------------------------------------
Price                                                          Against plans whose
                                                               underlying securities are
                                                               to be issued at less than
                                                               100% of the current market
                                                               value
--------------------------------------------------------------------------------------
Re-pricing: plans that allow the Board of Directors to              Against
lower the exercise price of options already granted if
the stock price falls or under-performs the market
--------------------------------------------------------------------------------------
Expiry: plan whose options have a life of more than ten          Case-by-Case
years
--------------------------------------------------------------------------------------
Expiry: "evergreen" stock option plans                              Against
--------------------------------------------------------------------------------------
Dilution:                                                      Case-by-Case - taking into
                                                               account value creation,
                                                               commitment to shareholder-
                                                               friendly policies, etc.
--------------------------------------------------------------------------------------
Vesting: stock option plans that are 100% vested when               Against
granted
--------------------------------------------------------------------------------------
Performance Vesting: link granting of options, or vesting             For
of options previously granted, to specific performance
targets
--------------------------------------------------------------------------------------
Concentration: authorization to allocate 20% or more of             Against
the available options to any one individual in any one
year
--------------------------------------------------------------------------------------
Director Eligibility: stock option plans for directors if        Case-by-Case
terms and conditions are clearly defined and reasonable
--------------------------------------------------------------------------------------
Change in Control: stock option plans with change in                Against
control provisions that allow option holders to receive
more for their options than shareholders would receive
for their shares
--------------------------------------------------------------------------------------
Change in Control: change in control arrangements                   Against
developed during a take-over fight specifically to
entrench or benefit management
--------------------------------------------------------------------------------------
Change in Control: granting options or bonuses to outside           Against
directors in event of a change in control
--------------------------------------------------------------------------------------
Board Discretion: plans to give Board broad discretion in           Against
setting terms and conditions of programs
--------------------------------------------------------------------------------------
Employee Loans: Proposals authorizing loans to employees            Against
to pay for stock or options
--------------------------------------------------------------------------------------
Not Prohibiting "Mega-grants"                                    Not specified
--------------------------------------------------------------------------------------
Omnibus Plans: plans that provide for multiple awards and        Not specified
believe that shareholders should vote on the separate
components of such plans
--------------------------------------------------------------------------------------
Director Compensation: % of directors' compensation in                For
form of common shares
--------------------------------------------------------------------------------------
Golden Parachutes                                                Case-by-Case
--------------------------------------------------------------------------------------
Expense Stock Options                                                 For
--------------------------------------------------------------------------------------
Severance Packages: must receive shareholder approval                 For
--------------------------------------------------------------------------------------
Lack of Disclosure about Provisions of Stock-based Plans            Against
--------------------------------------------------------------------------------------
Reload Options                                                      Against
--------------------------------------------------------------------------------------

                                      B-8

Plan Limited to a Small Number of Senior Employees                  Against
--------------------------------------------------------------------------------------
Employee Stock Purchase Plans                                    Case-by-Case
--------------------------------------------------------------------------------------
                                  - Continued -
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                       Proxy Issue                            The Group Guideline
--------------------------------------------------------------------------------------
TAKEOVER PROTECTIONS
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Shareholder Rights Plans: plans that go beyond ensuring             Against
the equal treatment of shareholders in the event of a bid
and allowing the corp. enough time to consider
alternatives to a bid
--------------------------------------------------------------------------------------
Going Private Transaction, Leveraged Buyouts and Other           Case-by-Case
Purchase Transactions
--------------------------------------------------------------------------------------
Lock-up Arrangements: "hard" lock-up arrangements that              Against
serve to prevent competing bids in a takeover situation
--------------------------------------------------------------------------------------
Crown Jewel Defenses                                                Against
--------------------------------------------------------------------------------------
 Payment of Greenmail                                               Against
--------------------------------------------------------------------------------------
"Continuing Director" or "Deferred Redemption"                      Against
Provisions: provisions that seek to limit the discretion
of a future board to redeem the plan
--------------------------------------------------------------------------------------
Change Corporation's Domicile: if reason for                        Against
re-incorporation is to take advantage of protective
statutes (anti-takeover)
--------------------------------------------------------------------------------------
Poison Pills: receive shareholder ratification                        For
--------------------------------------------------------------------------------------
Redemption/Ratification of Poison Pill                                For
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
SHAREHOLDERS' RIGHTS
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Confidential Voting by Shareholders                                   For
--------------------------------------------------------------------------------------
Dual-Class Share Structures                                         Against
--------------------------------------------------------------------------------------
Linked Proposals: with the objective of making one                  Against
element of a proposal more acceptable
--------------------------------------------------------------------------------------
Blank Check Preferred Shares: authorization of, or an               Against
increase in, blank check preferred shares
--------------------------------------------------------------------------------------
Supermajority Approval of Business Transactions:                    Against
management seeks to increase the number of votes required
on an issue above two-thirds of the outstanding shares
--------------------------------------------------------------------------------------
Increase in Authorized Shares: provided the amount                    For
requested is necessary for sound business reasons
--------------------------------------------------------------------------------------
Shareholder Proposals                                            Case-by-Case
--------------------------------------------------------------------------------------
Stakeholder Proposals                                            Case-by-Case
--------------------------------------------------------------------------------------
Issuance of Previously Authorized Shares with Voting                Against
Rights to be Determined by the Board without Prior
Specific Shareholder Approval
--------------------------------------------------------------------------------------
"Fair Price" Provisions: Measures to limit ability to buy             For
back shares from particular shareholder at
higher-than-market prices
--------------------------------------------------------------------------------------
Preemptive Rights                                                     For
--------------------------------------------------------------------------------------
Actions altering Board/Shareholder Relationship Require               For
Prior Shareholder Approval (including "anti-takeover"
measures)
--------------------------------------------------------------------------------------
Allow Shareholder action by written consent                           For
--------------------------------------------------------------------------------------

                                      B-9

Allow Shareholders to call Special Meetings                           For
--------------------------------------------------------------------------------------
Social and Environmental Issues                            As recommended by Company
                                                                  Management
--------------------------------------------------------------------------------------
Reimbursing Proxy Solicitation Expenses                          Case-by-Case
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Source: The Group.  Last updated 12 July 2004.

                                      B-10

                        BRANDYWINE ASSET MANAGEMENT, LLC

                       Proxy Voting and Corporate Actions

Policy:

Brandywine has a responsibility to its clients for voting proxies for portfolio securities consistent with the best economic interests of its clients.
Brandywine maintains written policies and procedures as to the handling, research, voting and reporting of proxy voting and makes appropriate disclosures about our firm's proxy policies and practices. The policy and practice includes the fact that the firm has a responsibility to monitor corporate actions, receive and vote client proxies and disclose any potential conflicts of interest as well as making information available to clients about the voting of proxies for their portfolio securities and maintaining relevant and required records.

Background:

Proxy voting is an important right of shareholders and reasonable care and diligence must be undertaken to ensure that such rights are properly and timely exercised.

Investment advisers registered with the SEC, and which exercise voting authority with respect to client securities, are required by Rule 206(4)-6 of the Advisers
Act to (a) adopt and implement written policies and procedures that are reasonably designed to ensure that client securities are voted in the best interests of clients, which must include how an adviser addresses material conflicts that may arise between an adviser's interests and those of its clients; (b) to disclose to clients how they may obtain information from the adviser with respect to the voting of proxies for their securities; (c) to describe to clients a summary of its proxy voting policies and procedures and, upon request, furnish a copy to its clients; and (d) maintain certain records relating to the adviser's proxy voting activities when the adviser does have proxy voting authority.

Responsibility:

Compliance has the responsibility for the implementation and monitoring of the firm's proxy voting policy, practices, disclosures and record keeping, including outlining voting guidelines in the procedures.

Procedures:

Brandywine has implemented policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with our fiduciary duties and the Investment Advisers Act of 1940 ("Advisers Act"). Our authority to vote the proxies of our clients is established through investment management agreements or comparable documents.

In exercising its voting authority, Brandywine will not consult or enter into agreements with officers, directors or employees of its parent, Legg Mason Inc., or any of its affiliates, regarding the voting of any securities owned by its clients.

While the guidelines included in the procedures are intended to provide a benchmark for voting standards, each vote is ultimately cast on a case-by-case basis, taking into consideration Brandywine's contractual obligations to our

                                      B-11

clients and all other relevant facts and circumstances at the time of the vote
(such that these guidelines may be overridden to the extent Brandywine believes appropriate).

Voting Authority

o    Brandywine  shall assume the  responsibility  and authority with respect to the voting of proxies for all client accounts,  unless such  responsibility and authority  expressly  have been  delegated to others or reserved to the trustee or other  named  fiduciary  of a client  account.  In no event will
     Brandywine's  authority  to  vote  proxies  obligate  it to  undertake  any shareholder activism on behalf of any client.

o    Brandywine's clients shall be responsible for notifying their custodians of the name and address of the person or entity with voting authority.

o    Brandywine's Legal and Compliance  Department is responsible for overseeing
     the  proxy  voting  process.   The  gathering  and  voting  of  proxies  is
     coordinated through the Administrative  Department and Brandywine maintains internal procedures to govern the processing of proxies, including handling client requests and monitoring for potential material  conflicts.  Research analysts,  corporate action specialists and portfolio  managers,  otherwise referred to as voting persons, are responsible for determining  appropriate
     voting  positions  on  each  proxy  utilizing  any  applicable   guidelines
     contained in these procedures.

o    Brandywine  will  not  decline  to vote  proxies  except  in  extraordinary circumstances, nor will Brandywine accept direction from others with regard to the voting of proxies. Brandywine will take the investment guidelines of an account  into  consideration  in  deciding  how to vote on a  particular issue.

o    Brandywine may vote proxies  related to the same security  differently  for each client.

o    Brandywine seeks to identify any material  conflicts that may arise between the  interests  of  Brandywine  and its  clients  in  accordance  with  the following procedures.  Except for extraordinary circumstances,  in any such instance,  the material  conflict will be resolved by either  excluding any conflicted  person from the voting process or by voting in accordance  with
     the  recommendation  of  Institutional   Shareholder   Services  (ISS),  an
     independent third party.

o    All relevant  proxies are reviewed by the Legal and  Compliance  Department for  material  conflicts  of  interest.  Issues to be reviewed  may include whether Brandywine  manages assets for the issuer, a shareholder  proponent or an employee  group of the issuer or otherwise has a current or potential business  relationship  with the  issuer;  whether  Brandywine,  one of its officers or  directors or any voting  person is a close  relative of or has any personal or business  relationship  with the issuer  (excluding  normal commercial  transactions  and  investment  relationships  where there is no special treatment),  with an officer, director or other executive person at the  issuer,  with a candidate  for  election to the board of the issuer or with a shareholder proponent;  whether there is any other material business or personal relationship which may create an interest in the outcome of the matter  on the  part  of a  voting  person;  or  whether  an  affiliate  of
     Brandywine's   has  a  conflict  as  described  above  which  is  known  to
     Brandywine's  voting  persons.  Conflicts of this nature will be considered material.  If the conflict  pertains to an  individual  voting  person that person will exclude him- or herself from the vote determination  process in order to shield the  Brandywine and other voting persons from the conflict, provided the compliance  department  believes that the other voting persons can determine a vote completely separate from the conflicted voting person.
     If the conflict  cannot be contained,  the proxy is voted  according to the recommendation  of  ISS.  Any  time a  material  conflict  is  encountered,
     Brandywine will keep records on the nature of the conflict, the actual vote and the basis for the vote determination.

                                      B-12

Voting Guidelines

o    Proxies  will not be voted  without an  analysis of the  underlying  issues involved.

o    Brandywine's  proxy  voting  policy at all times shall be  directed  toward maximizing the value of the assets of managed accounts,  for the benefit of the accounts' ultimate owners/beneficiaries.

o    Any item on a proxy, which would tend to inhibit the realization of maximum value, may receive a negative vote from Brandywine.  Examples of such items would be staggered  terms for directors,  restrictions  against  cumulative
     voting,  and  establishment  of  different  classes  of  stock,   excessive
     compensation, poor stewardship, or any activity, which could be viewed as a
     "poison pill" maneuver.

o    On other matters specific to a company,  such as the election of directors, the  appointment  of auditors,  granting of options,  repricing of options, mergers and other material  issues, a decision shall be made in conjunction
     with  the  primary   analyst   responsible  for  overseeing  that  company,
     consistent with the policy of maximizing value.

Voting Records & Client Notification

o    A complete record and file of all votes cast shall be maintained by
     Brandywine for the period prescribed by the Securities Exchange Commission.
     Brandywine will similarly maintain copies of policies and procedures, proxy booklets, copies of any documents created by Brandywine that were material to making a decision how to vote proxies and a log of proxy requests and responses.

              A proxy log shall be maintained by Brandywine that includes the issuer name, exchange ticker symbol, CUSIP number, shareholder meeting date, brief identification of the matter voted on, whether the matter was proposed by the issuer or by a shareholder of the issuer, whether a vote was cast on the matter, record of how the vote was cast, and whether the vote was cast for or against the recommendation of the issuer's management team.

o    Clients may obtain information with regard to the manner in which their proxies were voted, as well as detailed policies and procedures by contacting Brandywine, Three Christina Centre, 201 N. Walnut Street, Suite
     1200, Wilmington, Delaware 19801, attention: Proxy administrator.

In addition, a description of these Policies shall be provided to new clients prior to the inception of their account, simultaneous with the provision of
Brandywine's Disclosure Brochure whenever possible.

Administration of Proxies
o    At the inception of a new account over which  Brandywine has domestic proxy voting authority:

o    New client  information  is entered  onto the  appropriate  "Proxy  System"
     (ProxyEdge (ADP) for domestic securities and ISS for global securities).

o    Custodians  are notified by the Client that proxies  should be forwarded to
     Brandywine.

o    Those  proxies  that arrive in the Mail Room are sorted and  forwarded to a
     Proxy Administrator.

o    Proxies are placed in date order into  pending  vote proxy files by a Proxy
     Administrator.

o    Proxies  are  cross-referenced  against  the Alert  List  (discussed  under
     Identifying Potential Conflicts).

o    Proxies are then distributed to either the appropriate investment team, or, in those  instances where a proxy matches an Alert List entry, to the Legal and Compliance Department.

o    In the event that no material  conflict  exists,  the following  procedures apply:

                                      B-13

o    The voting  person's  initials are entered onto the Proxy System's  tickler file in the analyst block.(2)

o    Ballots  are  voted  by a  voting  person  and  are  returned  to  a  Proxy
     Administrator for processing on the Proxy System.

o    If a material conflict exists, a Proxy  Administrator will obtain a copy of the  Institutional  Shareholder  Services  recommendation,  which  will  be attached to the ballot.

o    The voting  person will then either (i) complete the Proxy System ballot in accordance with the attached recommendation;  or (ii) exclude themselves in writing from voting the proxy.

o    A Proxy  Administrator  will redirect the proxy to another voting person in instances where an exclusion has occurred.

o    Where applicable,  a Proxy Administrator will verify that the ballot was in fact voted in accordance  with the ISS  recommendation  before  entering it onto the Proxy System.

o    The proxy  booklets and Proxy System  ballots are  subjected to an approval process by a Proxy Administrator(1).

o    During the approval  process,  ballot shares are matched  against  holdings shares(1).

o    Discrepancies are researched through  Brandywine's  internal data warehouse and  custodian  banks are  contacted  where  necessary to  reconcile  share amounts.

o    Brandywine  personnel act in such a manner to ensure that,  absent  special circumstances, the proxy gathering and proxy voting steps noted above could be completed before the applicable deadline for returning proxy votes.

o    Any pending unvoted meetings are reviewed and monitored on a daily basis by
     Proxy Administrators.

o    All voting records are maintained within the Proxy Systems.

o    Proxy  booklets and all  additional  information  (including  copies of any documents created by Brandywine that were material to making a decision how to vote proxies) are filed.

Administration of Client Requests

o    All  client  requests  for  proxy  information  (both  written  and  oral), including  but not limited to voting  records  and  requests  for  detailed
     Policies and Procedures, are referred to a Proxy Administrator.

o    All requests are entered onto a Proxy Request Log maintained by a Proxy
     Administrator. Information on the log includes the date of the request, the content of the request and the date of the response by Brandywine.

o    The Proxy Administrator works in conjunction with the Client Service
     Department to respond to all requests in writing.

o    Copies of all written requests and responses thereto, including voting record reports, are maintained in a separate Proxy Request file.

Identifying Potential Conflict of interest

Personal Conflicts

o    Each voting person must certify in writing at the beginning of each proxy season that he or she will notify the Legal and Compliance Department of:

1. any potential personal conflict with regard to a specific proxy; and
2. any potential conflict of which they become aware relating to another voting person.

o    Potential  conflicts  should be  interpreted  broadly  in order to  capture instances  where a conflict of interest  could be  perceived  to exist by a third party.  An objective  `reasonableness'  standard should be applied as opposed to a subjective  determination  that the  individual is not in fact conflicted.

------------------------------------
(2) This step applies only to the ADP system for domestic proxies.

                                      B-14

o    The following are examples of potential personal conflicts which are extracted from the SEC's Final Rule(3):

o    The adviser may also have business or personal relationships with participants in proxy contests, corporate directors or candidates for directorships. For example, an executive of the adviser may have a spouse or other close relative that serves as a director or executive of a company.

o    Any Board positions held on a publicly traded company by a voting person
     (as evidenced by their most recent Code of Ethics Certification) will be examined on a case-by-case basis as proxy votes arise in that security.

o    A list of potentially conflicted securities ("Alert List") will be provided to the Proxy Administrators, who will cross-reference proxy votes as they arise.

o    Any proxies matching securities on the Alert List will be referred to the
     Legal and Compliance Department for an assessment of the materiality of the conflict.

Professional Conflicts

o    In order to identify instances where a professional association could be perceived as a conflict of interest between Brandywine and a client for purposes of proxy voting, the following procedures will be followed:

o    The names of all clients who are directly connected to a publicly traded security, through a significant ownership interest, which was held by a
     Brandywine account during the relevant proxy period will be added to the
     Alert List.

o    The names of all significant prospects who are directly connected to a publicly traded security, through a significant ownership interest, which was held by a Brandywine account during the relevant proxy period will be added to the Alert List.

o    The Alert List will be cross-referenced by the Proxy Administrators against proxies on a day-to-day basis.

------------------------
(3) 17 CFR Part 275 [Release No. IA-2106; File No. S7-38-02], RIN 3235-AI65

                                      B-15

                                 BARTLETT & CO.
                       PROXY VOTING POLICY AND PROCEDURES

Voting Authority:

o    Bartlett & Co. ("Bartlett") shall assume the responsibility and authority with respect to the voting of proxies for all client accounts, unless such responsibility and authority to vote proxies has been expressly retained by the client. This authority is outlined in the investment management agreements and if the agreement is silent, Bartlett assumes responsibility.

Voting Procedures:

o    All proxy related materials, either electronically or via hard copy, are delivered to Bartlett's Proxy Coordinator ("Proxy Coordinator"). The Proxy
     Coordinator shall ensure that all relevant information is recorded in the firm's records.

o    The Proxy Coordinator shall verify all accounts for which Bartlett has proxy voting authority that held the security on record date. The Proxy
     Coordinator shall coordinate communication with custodians to ensure receipt of all relevant proxies.

o    The Proxy Coordinator will organize the proxy materials for voting. If the security is followed by the Bartlett Research Department, the proxy will be delivered to the Chief Investment Officer or Assigned Analyst. If the
     security is not followed in our equity research process, the proxy is forwarded to the Portfolio Manager holding the most shares of the security.

o    The Proxy Coordinator shall obtain voting instructions from the designated person and submit the proxy vote and ensure that the relevant information is recorded in the firm's records.

o    Proxies  will not be voted  without an  analysis of the  underlying  issues involved.

o    Bartlett's proxy voting policy at all times shall be directed toward maximizing the value of the client's investment as an owner.

o    Bartlett generally votes against any proposal that is likely to dilute the value of an issuer's common stock. Examples of such items would be restrictions against cumulative voting, establishment of different classes of stock, or any activity that could be viewed as a "poison pill" maneuver.

o    On other matters specific to a company, such as election of directors, appointment of auditors, granting and repricing of options, mergers and other material issues, a decision shall be made in conjunction with the primary analyst responsible for evaluating that company, consistent with the policy of maximizing value. Bartlett evaluates company management before deciding to own a security and gives weight to management recommendations on material issues with the goal of maximizing shareholder value over the long term.

o    The same security will be voted identically  across all similarly  situated client accounts.

VOTING RECORDS AND CLIENT NOTIFICATION:

o    A  complete  record  and file of all  votes  cast  shall be  maintained  by
     Bartlett.

o    Clients will be provided a copy of these policies and procedures upon request. A description of this Policy and Procedures shall be provided to new clients prior to the inception of their account. In addition, upon request, clients may receive reports on how their proxies have been voted.

                                      B-16

o    Bartlett maintains records of proxies voted pursuant to applicable rules and regulations under the Investment Advisers Act of 1940, the Investment
     Company Act of 1940, and ERISA DOL Bulletin 94-2. These records include:

        a)      A copy of Bartlett's policies and procedures.

        b)      Copies of proxy statements received regarding client securities.

        c)      A copy of any document created by Bartlett that was material to making a decision how to vote proxies.

        d)      Each written client request for proxy voting records and
                Bartlett's written response to both verbal and written client requests.

        e)      A proxy log including:

                1.    Issuer name;
                2.    Exchange ticker symbol of the issuer's shares to be voted;
                3.    Council on Uniform Securities Identification Procedures
                      ("CUSIP") number for the shares to be voted;
                4.    The shareholder meeting date;
                5.    A brief identification of the matter voted on;
                6.    Whether the matter was proposed by the issuer or by a
                      shareholder of the issuer;
                7.    Whether a vote was cast on the matter;
                8.    A record of how the vote was cast; and
                9.    Whether the vote was cast for or against the
                      recommendation of the issuer's management team.

Records are maintained in an easily accessible place for five years, the first two in Bartlett's offices.

Identifying Potential Conflicts:

o    Each person responsible for determining the voting of proxies must certify in writing at the beginning of each proxy season that he or she will notify the Compliance Officer of any potential conflict of the firm or its affiliates (if known to the person) with a specific proxy.

o    If the Chief Investment Officer believes that there is any potential material conflict of interest for the firm on a particular proxy vote, it is to be turned over to the Investment Oversight Committee ("IOC") for the voting decision.

o    The IOC is Bartlett's investment review committee comprised of senior management of the firm charged with ensuring the investment integrity of the firm's investment process and adherence to client's investment policy statements.

Assessing the Materiality of a Potential Conflict:
-------------------------------------------------

o    All proxies are reviewed by the Compliance Officer for material conflicts of interest. Issues to be reviewed include, but are not limited to:

       a)       Whether the adviser manages assets for the issuer, a shareholder proponent or an employee group of the issuer or otherwise has a current or potential business relationship with the issuer;

       b)       Whether the adviser, an officer or director of the adviser or the applicable portfolio manager, analyst or other person(s)
                responsible for recommending the proxy vote (together, "Voting
                Persons") is a close relative of or has any personal or business

                                      B-17

                relationship with the issuer (excluding normal commercial
                transactions and investment relationships where there is no special treatment), with an officer, director or other executive person at the issuer, with a candidate for election to the board of the issuer or with a shareholder proponent;

       c)       Whether there is any other material business or personal
                relationship as a result of which a Voting Person has an
                interest in the outcome of the matter before shareholders; or

       d)       Whether an affiliate of the adviser has a conflict as described in (a)-(c) above and such conflict is known to the adviser's
                Voting Persons.

o    All of the conflicts noted above will be deemed  material.  If the conflict resides with an individual  Voting Person,  that person should exclude him-
     or herself from the vote determination  process in order to shield Bartlett and the  other  Voting  Persons  from  the  conflict,  provided  the  Chief
     Investment  Officer  believes that the other Voting Persons can determine a vote without undue  influence  from the conflicted  Voting  Person.  If the conflict  cannot be walled off, the vote should be passed on to the IOC, or if the IOC or  Bartlett  cannot be walled  of, a  neutral  party  such as a third-party service provider or to the client directly. Any time a material conflict is  encountered,  Bartlett  will keep records on the nature of the conflict, the actual vote and the basis for the vote determination.

Voting Procedures When Bartlett Utilizes a Third Party Proxy Service:
--------------------------------------------------------------------

o    If a client instructs Bartlett to utilize a third party proxy service, the
     Proxy Solicitor will ensure that the proxy service receives updated holdings for the relevant accounts. The Proxy Coordinator will also ensure that the proxy service delivers its recommendations on a timely basis and that such information is provided to the person(s) responsible for the particular vote. After the Chief Investment Officer authorizes the proxy service to vote, the Proxy Coordinator will maintain records of the proxy service recommendations and voting reports.

                                      B-18

BARRETT ASSOCIATES, INC.
May 31, 2005
                                  PROXY VOTING

                                   Background

As outlined in the Investment Management Agreement, Barrett Associates shall assume no responsibility for, and Barrett shall be expressly precluded from, voting proxies for securities held in client accounts. Barrett will instruct client custodians to mail proxy material directly to clients. Notwithstanding the foregoing, clients may instruct Barrett to vote proxies by executing a Proxy
Voting Form, an attachment to the Investment Management Agreement. With respect to the Legg Mason Financial Services Fund (the "Fund"), Barrett is responsible for voting proxies for securities held by the Fund.

Barrett has adopted and implemented policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with our fiduciary duties and SEC Rule 206(4)-6 under the
Investment Advisers Act of 1940 ("Advisers Act"). If authority to vote proxies is established by the client by executing the Proxy Voting Form- Exhibit C of the Investment Management Agreement, our proxy voting guidelines have been tailored to reflect this specific contractual obligation. In addition to SEC requirements governing advisers, our proxy voting policies reflect the long-standing fiduciary standards and responsibilities for ERISA accounts.
Unless a manager of ERISA assets has been expressly precluded from voting proxies, the Department of Labor has determined that the responsibility for these votes lies with the Investment Manager.

In exercising its voting authority, Barrett Associates will not consult or enter into agreements with officers, directors or employees of Legg Mason Inc. or any of its affiliates (other than Barrett Associates Inc.) regarding the voting of any securities owned by its clients.

                                     Policy

Barrett Associates' proxy voting procedures are designed and implemented in a way that is reasonably expected to ensure that proxy matters are handled in the best interest of clients for whom we have voting authority. While the guidelines included in the procedures are intended to provide a benchmark for voting standards, each vote is ultimately cast on a case-by-case basis, taking into consideration Barrett Associates' contractual obligations to our clients and all other relevant facts and circumstances at the time of the vote (such that these guidelines may be overridden to the extent Barrett Associates deems appropriate).

                                      B-19

                                   Procedures

Responsibility and Oversight

The Barrett Associates proxy voting committee (the "Proxy Committee") is responsible for administering and overseeing the proxy voting process. Barrett's proxy coordinators (the Proxy Coordinators") coordinate the gathering of proxies. For their respective accounts, the portfolio managers are responsible for determining appropriate voting positions on each proxy utilizing any applicable guidelines contained in these procedures.

Client Authority

If the client has executed a Proxy Voting Form or if the account represents assets of an ERISA plan and Barrett has not received written instruction from the client that precludes the firm from voting proxies, Barrett will assume responsibility for proxy voting.

Proxy Gathering

Registered owners of record, client custodians, client banks and trustees
("Proxy Recipients") that receive proxy materials on behalf of clients should forward them to the Proxy Coordinator. Proxy Recipients of existing clients will be reminded of the appropriate routing to the Proxy Coordinator for proxy materials received and reminded of their responsibility to forward all proxy materials on a timely basis. Proxy Recipients for new clients (or, if Barrett
Associates becomes aware that the applicable Proxy Recipient for an existing client has changed) are notified at start-up of appropriate routing to a Proxy
Coordinator of proxy materials received and also reminded of their responsibility to forward all proxy materials on a timely basis. If Barrett
Associates personnel other than a Proxy Coordinator receive proxy materials, they should promptly forward the materials to a Proxy Coordinator.

Proxy Voting

Once proxy materials are received, a Proxy Coordinator will initiate the following actions:

      a.          Proxies are reviewed to determine accounts impacted.

      b.          If the proxy coordinator and/or portfolio manager is uncertain about any material conflicts of interest, Chairman of the
                  Proxy Committee and/or Chief Compliance Officer will review the proxy issues and make a final determination. (See
                  conflicts of interest section of these procedures for further information on determining material conflicts of interest.)

      c.          If a material conflict of interest exists, (i) to the extent reasonably practicable and permitted by applicable law, the client is promptly notified, the conflict is disclosed and
                  Barrett Associates obtains the client's proxy voting
                  instructions, and (ii) to the extent that it is not reasonably practicable or permitted by applicable law to notify the
                  client and obtain such instructions (e.g., the client is a mutual fund or other commingled vehicle or is an ERISA plan client), Barrett Associates seeks voting instructions from an independent third party.

                                      B-20

      d.          Votes are determined on a case-by-case basis taking into
                  account the voting guidelines contained in these procedures

      e.          The Proxy Coordinators vote the proxies pursuant to the
                  instructions received from the appropriate manager.

Timing

Barrett Associates personnel act in such a manner to ensure that, absent special circumstances, the proxy gathering and proxy voting steps noted above can be completed before the applicable deadline for returning proxy votes.

Recordkeeping

Barrett Associates maintains records of proxies voted pursuant to Section 204-2 of the Advisers Act and ERISA DOL Bulletin 94-2. These records include:

         A copy of Barrett Associates' policies and procedures.

         Copies of proxy statements received regarding client securities.

         A copy of any document created by Barrett Associates that was material to making a decision how to vote proxies.

         Each written client request for proxy voting records and Barrett
         Associates' written response to both verbal and written client requests.

         A proxy log including:
                  1. Issuer name;
                  2. Exchange ticker symbol of the issuer's shares to be voted;
                  3. Council on Uniform Securities Identification Procedures
                     ("CUSIP") number for the shares to be voted;
                  4. A brief identification of the matter voted on;
                  5. Whether the matter was proposed by the issuer or by a
                     shareholder of the issuer;
                  6. Whether a vote was cast on the matter;
                  7. A record of how the vote was cast; and
                  8. Whether the vote was cast for or against the recommendation of the issuer's management team.

Records are maintained in an easily accessible place for five years, the first two in Barrett Associates' offices.

                                      B-21

Disclosure

Barrett Associates' proxy policy is outlined in the firm's Part II of Form ADV.
These policies and procedures are designed to ensure that Barrett Associates carries out its obligation to vote proxies in the best interest of clients, consistent with its fiduciary obligation. A copy of our policy is available upon request. New clients who direct Barrett to vote will be provided a copy of these policies and procedures within 10 business days of contract exectution. In addition, upon request, clients may receive reports on how their proxies have been voted.

Conflicts of Interest -

Issues to be considered include, but are not limited to:

      1.                   Whether Barrett (or, to the extent required to be
                           considered by applicable law, its affiliates) manages
                           assets for the company or an employee group of the
                           company or otherwise has an interest in the company;

      2.                   Barrett, or an officer or director of Barrett, or a
                           member of the Proxy Committee - those responsible for
                           recommending the proxy vote (together, "Voting
                           Persons") is a close relative of or has a personal or
                           business relationship with an executive, director or
                           person who is a candidate for director of the company
                           or is a participant in a proxy contest; and

      3.                   Whether there is any other business or personal
                           relationship where a Voting Person has a personal
                           interest in the outcome of the matter before
                           shareholders.

Voting Guidelines

Guidelines are grouped according to the types of proposals generally presented to shareholders. Part I deals with proposals which have been approved and are recommended by a company's board of directors; Part II deals with proposals submitted by shareholders for inclusion in proxy statements; Part III addresses issues relating to voting shares of investment companies; and Part IV addresses unique considerations pertaining to foreign issuers.

Under normal circumstances, Barrett Associates will vote proxies as recommended by management. In rare circumstances, Barrett Associates will vote against a management recommendation. In those cases, the portfolio manager will make a substantive voting decision based on the particular facts and circumstances of the proxy proposal.

   I.    Board Approved Proposals

     The vast majority of matters presented to shareholders for a vote involve proposals made by a company itself that have been approved and  recommended

                                      B-22

     by its board of directors. Barrett Associates generally votes in support of decisions reached by independent boards of directors.

Votes are cast on a case-by-case basis in contested elections of directors.

     1. Matters relating to Compensation

Barrett Associates generally favors compensation programs that relate executive compensation to a company's long-term performance.

Barrett Associates generally votes against stock option plans or proposals that permit replacing or re-pricing of underwater options.

Barrett Associates generally votes against stock option plans that permit issuance of options with an exercise price below the stocks' current market price.

Votes are cast on a case-by-case basis on board-approved proposals relating to compensation.

     2. Matters relating to Capitalization

The management of a company's capital structure involves a number of important issues, including cash flows, financing needs and market conditions that are unique to the circumstances of each company. As a result, Barrett Associates votes on a case-by-case basis on board-approved proposals involving changes to a company's capitalization

     3. Matters relating to Acquisitions, Mergers, Reorganizations and Other
Transactions

Barrett Associates generally votes against highly dilutive acquisitions, although these issues are examined on a case-by-case basis.

     4. Matters relating to Anti-Takeover Measures

Barrett Associates votes against board-approved proposals to adopt anti-takeover measures except as follows:

Barrett Associates votes on a case-by-case basis on proposals to ratify or approve shareholder rights plans.

Barrett Associates votes on a case-by-case basis on proposals to adopt fair price provisions.

                                      B-23

     5. Other Business Matters

Barrett Associates votes for board-approved proposals approving such routine business matters such as changing the company's name, ratifying the appointment of auditors and procedural matters relating to the shareholder meeting.

Barrett Associates votes on a case-by-case basis on proposals to amend a company's charter or bylaws.

   II.   Shareholder Proposals

SEC regulations permit shareholders to submit proposals for inclusion in a company's proxy statement. These proposals generally seek to change some aspect of a company's corporate governance structure or to change some aspect of its business operations. Barrett Associates votes in accordance with the recommendation of the company's board of directors generally.

   III.  Voting Shares of Investment Companies

Barrett Associates may utilize shares of open or closed-end investment companies to implement its investment strategies. Shareholder votes for investment companies that fall within the categories listed above are voted in accordance with those guidelines.

Barrett Associates votes on a case-by-case basis on proposals relating to changes in the investment objectives of an investment company taking into account the original intent of the fund and the role the fund plays in the clients' portfolios.

Barrett Associates votes on a case-by-case basis all proposals that would result in increases in expenses (e.g., proposals to adopt 12b-1 plans, alter investment advisory arrangements or approve fund mergers) taking into account comparable expenses for similar funds and the services to be provided.

    IV.  Voting Shares of Foreign Issuers

In the event Barrett Associates is required to vote on securities held in foreign issuers - i.e. issuers that are incorporated under the laws of a foreign jurisdiction and that are not listed on a U.S. securities exchange or the NASDAQ stock market, the following guidelines are used, which are premised on the existence of a sound corporate governance and disclosure framework. These guidelines, however, may not be appropriate under some circumstances for foreign issuers and therefore apply only where applicable.

Barrett Associates votes on a case-by-case basis on proposals relating to (1)
the issuance of common stock in excess of 20% of a company's outstanding common stock where shareholders do not have preemptive rights, or (2) the issuance of common stock in excess of 100% of a company's outstanding common stock where shareholders have preemptive rights.

                                      B-24

Voting Procedures When Barrett Utilizes a Third Party Proxy Service -

         If Barrett is utilizing a third party proxy service in connection with certain client accounts, a Proxy Coordinator will ensure that the proxy service receives updated holdings for the affected accounts. A Proxy
         Coordinator will also ensure that the proxy service delivers its recommendations on a timely basis and that such information is provided to the appropriate manager. A Proxy Coordinator will maintain records of the proxy service recommendations and voting reports.

Corporate Actions

Notice of any corporate actions should be communicated to a Proxy Coordinator who shall coordinate with the portfolio managers to determine the firm's desired course of action and communicate the firm's instructions to the custodian. The appropriate Proxy Coordinator will also keep accurate records of each corporate action and the steps that were taken by the firm.

                                      B-25

                             LEGG MASON EQUITY FUNDS

                          Legg Mason Value Trust, Inc.
                    Legg Mason Special Investment Trust, Inc.
                   Legg Mason American Leading Companies Trust
                            Legg Mason Balanced Trust
                Legg Mason U.S. Small-Capitalization Value Trust
                       Legg Mason Financial Services Fund

                Supplement to the Prospectus dated August 1, 2005
                          (as revised December 1, 2005)

The following information replaces the first paragraph of the Legg Mason Equity
Funds prospectus supplement dated January 1, 2006. The remainder of the January
1, 2006 supplement remains in effect.

Value Trust. Bill Miller, CFA, is the portfolio manager for the Value Trust and is responsible for stock selection and portfolio construction. Mr. Miller has had primary responsibility for day-to day management of the fund since 1990.
From Value Trust's inception, in 1982, to November 1990, Mr. Miller was co-portfolio manager for the fund. Mr. Miller has been employed by one or more subsidiaries of Legg Mason, Inc. since 1981. He currently serves as Chief
Investment Officer for Legg Mason Capital Management, Inc. and Legg Mason Funds
Management, Inc., and Managing Member for LMM, LLC.

Mary Chris Gay was appointed  assistant portfolio manager for the Value Trust in
March 2006. Ms. Gay provides the portfolio  manager with research and investment assistance. Ms. Gay has been employed by one or more subsidiaries of Legg Mason,
Inc. since 1989. She is currently a Senior Vice President for Legg Mason Capital
Management, Inc. and Legg Mason Funds Management, Inc.

                    This supplement is dated March 31, 2006.

  You should retain this supplement with your prospectus for future reference.

LEGG MASON VALUE TRUST, INC.

LEGG MASON SPECIAL INVESTMENT TRUST, INC. LEGG MASON INVESTORS TRUST, INC.

Legg Mason American Leading Companies Trust Legg Mason Balanced Trust Legg Mason U.S. Small-Capitalization Value Trust Legg Mason Financial Services Fund Supplement to the Prospectus dated August 1, 2005 (as revised December 1, 2005) The following information replaces the paragraph entitled "Services for Investors - Exchange Privilege - Primary Class" on page 54 of the Prospectus in its entirety. Primary Class shares of the funds may be exchanged for Primary Class shares of any other Legg Mason fund and for Class A shares of the Smith Barney Cash Portfolio ("Cash Portfolio"). If you choose to exchange your fund shares for shares of the Cash Portfolio, the only exchange option available to you will be to exchange back to Primary Class shares of a Legg Mason fund. You can request an exchange in writing or by telephone. In each case, the fund into which you are exchanging must be eligible for sale in your state of residence. Be sure to read the current prospectus for any fund into which you are exchanging. There is currently no fee for exchanges. An exchange of a fund's shares will be treated as a sale of the shares, and any gain on the transaction will be subject to tax. Each fund reserves the right to terminate or modify the exchange privilege after at least 60 days' written notice to shareholders. This supplement should be retained with your Prospectus for future reference. This supplement is dated January 30, 2006.

                             LEGG MASON EQUITY FUNDS

LEGG MASON VALUE TRUST, INC.
LEGG MASON SPECIAL INVESTMENT TRUST, INC.
LEGG MASON INVESTORS TRUST, INC.:
     Legg Mason American Leading Companies Trust
     Legg Mason Balanced Trust
     Legg Mason U.S. Small-Capitalization Value Trust
     Legg Mason Financial Services Fund

         PRIMARY CLASS SHARES, INSTITUTIONAL CLASS SHARES and FINANCIAL
                            INTERMEDIARY CLASS SHARES

                       STATEMENT OF ADDITIONAL INFORMATION

                                 AUGUST 1, 2005
                           (REVISED JANUARY 12, 2006)

     This Statement of Additional  Information  ("SAI") is not a prospectus.  It should be read in conjunction  with the funds'  Prospectus  dated August 1, 2005
(revised  December 1, 2005),  which has been filed with the U.S.  Securities and
Exchange Commission ("SEC"). The funds' financial statements,  notes thereto and
the  reports  of  their  independent   registered  public  accounting  firm  are
incorporated  by reference from the funds' annual reports to  shareholders  into
(and are  therefore  legally part of) this SAI. A copy of the  Prospectus or the annual reports may be obtained without charge from the funds' distributor,  Legg
Mason Investor Services, LLC ("LMIS"), by calling 1-800-822-5544  (Primary Class shares) or 1-888-425-6432  (Institutional Class and Financial Intermediary Class
shares).

                        Legg Mason Investor Services, LLC

                                100 Light Street
                                  P.O. Box 1476
                         Baltimore, Maryland 21203-1476
                          (410) 539-0000 (800) 822-5544

         No person has been authorized to give any information or to make any representations not contained in the Prospectus or this SAI in connection with the offerings made by the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by any fund or its distributor. The Prospectus and this SAI do not constitute offerings by any fund or by the distributor in any jurisdiction in which such offerings may not lawfully be made.

                            DESCRIPTION OF THE FUNDS

         Legg Mason Value Trust, Inc. ("Value Trust"), Legg Mason Special
Investment Trust, Inc. ("Special Investment Trust") and Legg Mason Investors
Trust, Inc. ("Investors Trust"), each a separate corporation ("Corporation"), are diversified open-end management investment companies that were incorporated in Maryland on January 20, 1982, October 31, 1985, and May 5, 1993,
respectively. Legg Mason American Leading Companies Trust ("American Leading
Companies"), Legg Mason Balanced Trust ("Balanced Trust"), Legg Mason U.S.
Small-Capitalization Value Trust ("Small-Cap Value Trust") and Legg Mason
Financial Services Fund ("Financial Services Fund") are separate series of
Investors Trust.

                                  FUND POLICIES

         The following information supplements the information concerning each fund's investment objective, policies and limitations found in the Prospectus.

         Value Trust's investment objective is to seek long-term growth of capital. Special Investment Trust's investment objective is to seek capital appreciation. American Leading Companies' investment objective is to seek long-term capital appreciation and current income consistent with prudent investment risk. Balanced Trust's investment objective is to seek long-term capital appreciation and current income in order to achieve an attractive total investment return consistent with reasonable risk. Small-Cap Value Trust's investment objective is to seek long-term capital appreciation. Financial
Services Fund's investment objective is to seek long-term growth of capital. The investment objective of each fund is non-fundamental and may be changed by each fund's Board of Directors ("Board of Directors") without shareholder approval upon 60 days' prior written notice to shareholders.

         Each fund has adopted the following fundamental investment limitations that cannot be changed except by a vote of its shareholders.

         The following fundamental investment limitations apply to Value Trust,
Special Investment Trust, American Leading Companies, Balanced Trust and
Small-Cap Value Trust only.

1.       Borrowing: Each fund may not borrow money, except (1) in an amount not exceeding 33-1/3% of the fund's total assets (including the amount borrowed) less liabilities (other than borrowings) or (2) by entering into reverse repurchase agreements or dollar rolls;

2.       Underwriting: Each fund may not engage in the business of underwriting the securities of other issuers, except as permitted by the Investment
         Company Act of 1940, as amended ("1940 Act"), and the rules and regulations promulgated thereunder, as such statute, rules, and regulations are amended from time to time or are interpreted from time to time by the SEC or SEC staff or to the extent that the fund may be permitted to do so by exemptive order or other relief from the SEC or
         SEC staff (collectively, "1940 Act Laws, Interpretations and
         Exemptions"). This restriction does not prevent the fund from engaging in transactions involving the acquisition, disposition or resale of portfolio securities, regardless of whether the fund may be considered to be an underwriter under the Securities Act of 1933, as amended (the
         "1933 Act");

3.       Loans: Each fund may not lend money or other assets, except to the extent permitted by the 1940 Act Laws, Interpretations and Exemptions.
         This restriction does not prevent the fund from purchasing debt obligations in pursuit of its investment program, or for defensive or cash management purposes, entering into repurchase agreements, loaning its portfolio securities to financial intermediaries, institutions or institutional investors, or investing in loans, including assignments and participation interests;

4.       Senior  Securities:  Each fund may not issue senior securities,  except as permitted under the 1940 Act Laws,  Interpretations and Exemptions;

                                       1

5.       Real Estate: Each fund may not purchase or sell real estate unless acquired as a result of ownership of securities or other instruments.
         This restriction does not prevent the fund from investing in issuers that invest, deal, or otherwise engage in transactions in or hold real estate or interests therein, investing in instruments that are secured by real estate or interests therein, or exercising rights under agreements relating to such securities, including the right to enforce security interests;

6.       Commodities: Each fund may not purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments. This restriction does not prevent the fund from engaging in transactions involving foreign currency, futures contracts and options, forward contracts, swaps, caps, floors, collars, securities purchased or sold on a forward-commitment or delayed-delivery basis or other similar financial instruments, or investing in securities or other instruments that are secured by physical commodities;

7.       Concentration: Each fund may not make any investment if, as a result, the fund's investments will be concentrated (as that term may be defined or interpreted by the 1940 Act Laws, Interpretations and
         Exemptions) in any one industry. This restriction does not limit the fund's investment in securities issued or guaranteed by the U.S.
         Government, its agencies or instrumentalities and repurchase agreements with respect thereto, or securities of municipal issuers.

         The following fundamental investment limitations apply to Financial
Services Fund.

1.       Borrowing: The fund may not borrow money, except (1) in an amount not exceeding 33 1/3 % of the fund's total assets (including the amount borrowed) less liabilities (other than borrowings) or (2) by entering into reverse repurchase agreements or dollar rolls;

2.       Underwriting: The fund may not engage in the business of underwriting the securities of other issuers, except as permitted by the Investment
         Company Act of 1940, as amended ("1940 Act") and the rules and regulations promulgated thereunder, as such statute, rules, and regulations are amended from time to time or are interpreted from time to time by the SEC or SEC staff or to the extent that the fund may be permitted to do so by exemptive order or other relief from the SEC or
         SEC staff (collectively, "1940 Act Laws, Interpretations and
         Exemptions"). This restriction does not prevent the fund from engaging in transactions involving the acquisition, disposition or resale of portfolio securities, regardless of whether the fund may be considered to be an underwriter under the Securities Act of 1933, as amended (the
         "1933 Act");

3.       Loans: The fund may not lend money or other assets, except to the extent permitted by the 1940 Act Laws, Interpretations and Exemptions.
         This restriction does not prevent the fund from purchasing debt obligations in pursuit of its investment program, or for defensive or cash management purposes, entering into repurchase agreements, loaning its portfolio securities to financial intermediaries, institutions or institutional investors, or investing in loans, including assignments and participation interests;

4.       Senior  Securities:  The fund may not issue senior  securities,  except as permitted under the 1940 Act Laws,  Interpretations and Exemptions;

5.       Real Estate: The fund may not purchase or sell real estate unless acquired as a result of ownership of securities or other instruments.
         This restriction does not prevent the fund from investing in issuers that invest, deal, or otherwise engage in transactions in or hold real estate or interests therein, investing in instruments that are secured by real estate or interests therein, or exercising rights under agreements relating to such securities, including the right to enforce security interests;

                                       2

6.       Commodities: The fund may not purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments. This restriction does not prevent the fund from engaging in transactions involving foreign currency, futures contracts and options, forward contracts, swaps, caps, floors, collars, securities purchased or sold on a forward-commitment or delayed-delivery basis or other similar financial instruments, or investing in securities or other instruments that are secured by physical commodities;

7.       Concentration: The fund may not make any investment if, as a result, the fund's investments will be concentrated (as that term may be defined or interpreted by the 1940 Act Laws, Interpretations and
         Exemptions) in any one industry other than the financial services industry. This restriction does not limit the fund's investment in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities and repurchase agreements with respect thereto, or securities of municipal issuers.

         Although not a part of each fund's fundamental investment restriction on concentration, it is the current position of the SEC staff that a fund's investments are concentrated in an industry when 25% or more of the fund's net assets are invested in issuers whose principal business is in that industry.

         The foregoing fundamental investment limitations may be changed only by
"the vote of a majority of the outstanding voting securities" of the fund, a term defined in the 1940 Act to mean the vote (a) of 67% or more of the voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities of the fund are present, or (b) of more than 50%
of the outstanding voting securities of the fund, whichever is less.

         Each fund is diversified under the 1940 Act. Although not a part of each fund's fundamental investment restrictions, the 1940 Act currently states that a fund is diversified if it invests at least 75% of the value of its total assets in cash and cash items (including receivables), U.S. Government securities, securities of other investment companies and other securities limited in respect of any one issuer to (1) no more than 5% of the value of the fund's total assets and (2) no more than 10% of the outstanding voting securities of such issuer. Each fund may only change to non-diversified status with the affirmative vote of the fund's shareholders.

         For purposes of the diversification requirement described above, a fund will treat both the corporate borrower and the financial intermediary as issuers of a loan participation interest. Investments by the fund in collateralized mortgage obligations that are deemed to be investment companies under the 1940
Act will be included in the limitation on investments in other investment companies described below under "Investment Strategies and Risks--Investment
Companies."

         Unless otherwise stated, each fund's investment policies and limitations are non-fundamental and may be changed without shareholder approval.
The following are some of the non-fundamental investment limitations that each fund currently observes:

1.       Borrowing:  Each fund will not borrow for investment purposes an amount in excess of 5% of its total assets.

2.       Illiquid Securities:  Each fund may invest up to 15% of its net assets in illiquid securities.

3.       Short Sales: Each fund may not sell securities short (unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short). This restriction does not prevent a fund from entering into short positions in foreign currency, futures contracts, options, forward contracts, swaps, caps, floors, collars, securities purchased or sold on a forward-commitment or delayed-delivery basis or other financial instruments.

4.       Margin Purchases: Each fund may not purchase securities on margin, except that (1) each fund may obtain such short-term credits as are necessary for the clearance of transactions and (2) each fund may make margin payments in connection with foreign currency, futures contracts,

                                       3

         options, forward contracts, swaps, caps, floors, collars, securities purchased or sold on a forward-commitment or delayed-delivery basis or other financial instruments.

         In addition, as a non-fundamental limitation, American Leading
Companies may not purchase or sell interest rate and currency futures contracts, options on currencies, securities, and securities indices and options on interest rate and currency futures contracts, provided, however, that the fund may sell covered call options on securities and may purchase options to the extent necessary to close out its position in one or more call options.

         Except as otherwise stated, if a fundamental or non-fundamental percentage limitation set forth in the Prospectuses or this SAI is complied with at the time an investment is made, a later increase or decrease in percentage resulting from a change in value of portfolio securities, in the net asset value of a fund, or in the number of securities an issuer has outstanding will not be considered to be outside the limitation. Each fund will monitor the level of borrowing and illiquid securities in its portfolio and will make necessary adjustments to maintain the required asset coverage and adequate liquidity.

         American Leading Companies intends to, under normal circumstances, invest at least 80% of its net assets in common stocks of Leading Companies that are tied economically to the United States.

         Small-Cap Value Trust intends to, under normal circumstances, invest at least 80% of its net assets in equity securities of domestic small-capitalization value companies.

         Financial Services Fund intends to, under normal circumstances, invest at least 80% of its net assets in equity securities of issuers in the financial services industry.

         Each of American Leading Companies, Small-Cap Value Trust and Financial
Services Fund may not change its policy to invest at least 80% of its net assets in the type of securities suggested by its name unless it provides shareholders with at least 60 days' prior written notice of such change. For purposes of these limitations only, net assets include the amount of any borrowing for investment purposes.

                         INVESTMENT STRATEGIES AND RISKS

The following information applies to all of the funds unless otherwise indicated:

         This section supplements the information in the Prospectuses concerning the investments the funds may make and the techniques they may use. Each fund, unless otherwise stated, may employ a variety of investment strategies, including:

Exposure to Foreign Markets

         Each fund may invest in foreign securities. Investment in foreign securities presents certain risks, including those resulting from fluctuations in currency exchange rates, revaluation of currencies, future political and economic developments and the possible imposition of currency exchange blockages or other foreign governmental laws or restrictions, reduced availability of public information concerning issuers, and the fact that foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards or other regulatory practices and requirements comparable to those applicable to domestic issuers. These risks are intensified when investing in countries with developing economies and securities markets, also known as
"emerging markets." Moreover, securities of many foreign issuers may be less liquid and their prices more volatile than those of comparable domestic issuers and transactions in securities of foreign issuers may be subject to less efficient settlement practices, including extended clearance and settlement periods. Issuers may be less liquid and their prices more volatile than those of comparable domestic issuers. In addition, with respect to certain foreign countries, there is the possibility of expropriation, confiscatory taxation, withholding taxes and limitations on the use or removal of funds or other assets.

                                       4

         The costs associated with investment in the securities of foreign issuers, including withholding taxes, brokerage commissions and custodial fees, may be higher than those associated with investment in domestic issuers. In addition, foreign investment transactions may be subject to difficulties associated with the settlement of such transactions. Delays in settlement could result in temporary periods when assets of a fund are uninvested and no return can be earned thereon. The inability of a fund to make intended investments due to settlement problems could cause a fund to miss attractive investment opportunities. Inability to dispose of a portfolio security due to settlement problems could result in losses to a fund due to subsequent declines in value of the portfolio security or, if a fund has entered into a contract to sell the security, could result in liability to the purchaser.

         Since each fund may invest in securities denominated in currencies other than the U.S. dollar and since each fund may hold foreign currencies, it may be affected favorably or unfavorably by exchange control regulations or changes in the exchange rates between such currencies and the U.S. dollar.
Changes in the currency exchange rates may influence the value of each fund's shares, and also may affect the value of dividends and interest earned by that fund and gains and losses realized by that fund. Exchange rates are determined by the forces of supply and demand in the foreign exchange markets. These forces are affected by the international balance of payments, other economic and financial conditions, government intervention, speculation and other factors.

         In addition to purchasing foreign securities, each fund may invest in
American Depositary Receipts ("ADRs"). Generally, ADRs, in registered form, are denominated in U.S. dollars and are designed for use in the domestic market.
Usually issued by a U.S. bank or trust company, ADRs are receipts that demonstrate ownership of the underlying securities. For purposes of each fund's investment policies and limitations, ADRs are considered to have the same classification as the securities underlying them. ADRs may be sponsored or unsponsored; issuers of securities underlying unsponsored ADRs are not contractually obligated to disclose material information in the United States.
Accordingly, there may be less information available about such issuers than there is with respect to domestic companies and issuers of securities underlying sponsored ADRs. Each fund may also invest in Global Depositary Receipts
("GDRs"), which are receipts that are often denominated in U.S. dollars and are issued by either a U.S. or non-U.S. bank evidencing ownership of the underlying foreign securities. Even where they are denominated in U.S. dollars, depositary receipts are subject to currency risk if the underlying security is denominated in a foreign currency.

         Although not a fundamental policy subject to shareholder vote, Legg
Mason Capital Management, Inc. ("LMCM"), currently anticipates that Value Trust and Special Investment Trust will each invest no more than 25% of its total assets in foreign securities, and that American Leading Companies will invest no more than 20% of its net assets in foreign securities. Barrett Associates, Inc.
("Barrett") currently anticipates that Financial Services Fund will not invest more than 25% of its total assets in foreign securities, not including investments through ADRs. Bartlett & Co. ("Bartlett") currently anticipates that
Balanced Trust will not invest more than 10% of its total assets in foreign securities, either directly or through ADRs or GDRs. Small-Cap Value Trust does not currently intend to invest in foreign securities.

         Each fund (except Small-Cap Value Trust) may invest in securities of issuers based in emerging markets (including, but not limited to, countries in
Asia, Latin America, the Indian sub-continent, Southern and Eastern Europe, the
Middle East, and Africa). The risks of foreign investment are greater for investments in emerging markets.

         Many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, very negative effects on the economies and securities markets of certain emerging markets. Economies in emerging markets generally are heavily dependent upon international trade and, accordingly, have been and may continue to be affected adversely by economic conditions, trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade.

                                       5

         Over the last quarter of a century, inflation in many emerging market countries has been significantly higher than the world average. While some emerging market countries have sought to develop a number of corrective mechanisms to reduce inflation or mitigate its effects, inflation may continue to have significant effects both on emerging market economies and their securities markets. In addition, many of the currencies of emerging market countries have experienced steady devaluations relative to the U.S. dollar, and major devaluations have occurred in certain countries.

         Because of the high levels of foreign-denominated debt owed by many emerging market countries, fluctuating exchange rates can significantly affect the debt service obligations of those countries. This could, in turn, affect local interest rates, profit margins and exports, which are a major source of foreign exchange earnings. Although it might be theoretically possible to hedge for anticipated income and gains, the ongoing and indeterminate nature of the foregoing risks (and the costs associated with hedging transactions) makes it virtually impossible to hedge effectively against such risks.

         To the extent an emerging market country faces a liquidity crisis with respect to its foreign exchange reserves, it may increase restrictions on the outflow of any foreign exchange. Repatriation is ultimately dependent on the ability of a fund to liquidate its investments and convert the local currency proceeds obtained from such liquidation into U.S. dollars. Where this conversion must be done through official channels (usually the central bank or certain authorized commercial banks), the ability to obtain U.S. dollars is dependent on the availability of such U.S. dollars through those channels, and if available, upon the willingness of those channels to allocate those U.S. dollars to a fund.
In such a case, a fund's ability to obtain U.S. dollars may be adversely affected by any increased restrictions imposed on the outflow of foreign exchange. If a fund is unable to repatriate any amounts due to exchange controls, it may be required to accept an obligation payable at some future date by the central bank or other governmental entity of the jurisdiction involved.
If such conversion can legally be done outside official channels, either directly or indirectly, a fund's ability to obtain U.S. dollars may not be affected as much by any increased restrictions except to the extent of the price which may be required to be paid for the U.S. dollars.

         Many emerging market countries have little experience with the corporate form of business organization and may not have well-developed corporation and business laws or concepts of fiduciary duty in the business context.

         The securities markets of emerging markets are substantially smaller, less developed, less liquid and more volatile than the securities markets of the
United States and other more developed countries. Disclosure and regulatory standards in many respects are less stringent than in the United States and other major markets. There also may be a lower level of monitoring and regulation of emerging markets and the activities of investors in such markets;
enforcement of existing regulations has been extremely limited. Investing in the securities of companies in emerging markets may entail special risks relating to the potential political and economic instability and the risks of expropriation, nationalization, confiscation or the imposition of restrictions on foreign investment, convertibility of currencies into U.S. dollars and on repatriation of capital invested. In the event of such expropriation, nationalization or other confiscation by any country, a fund could lose its entire investment in any such country.

         Most Latin American countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates and corresponding currency devaluations have had and may continue to have negative effects on the economies and securities markets of certain Latin American countries.

         Some emerging markets have different settlement and clearance procedures. In certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of a fund to make intended securities purchases due to settlement problems could cause the fund to miss attractive investment opportunities. Inability to dispose of a portfolio security caused by settlement problems could result either in losses to a fund due to subsequent declines in the value of the portfolio security or, if a fund has entered into a contract to sell the security, in possible liability to the purchaser.

                                       6

         The risk also exists that an emergency situation may arise in one or more emerging markets as a result of which trading of securities may cease or may be substantially curtailed and prices for a fund's portfolio securities in such markets may not be readily available.

Illiquid Investments and Restricted Securities

         Each fund may invest up to 15% of its net assets in illiquid investments. For this purpose, "illiquid investments" are those that cannot be sold or disposed of within seven days for approximately the price at which the fund values the security. Illiquid investments include repurchase agreements with terms of greater than seven days, mortgage-related securities for which there is no established market (including CMOs and direct investments in mortgages as described below), and restricted investments other than those the adviser to a fund has determined are liquid pursuant to guidelines established by the fund's Board of Directors and securities involved in swap, cap, floor and collar transactions, and over-the-counter ("OTC") options and their underlying collateral. Due to the absence of an active trading market, a fund may have difficulty valuing or disposing of illiquid investments promptly. Judgment plays a greater role in valuing illiquid investments than those for which a more active market exists.

         Restricted securities may be sold only in privately negotiated transactions, pursuant to a registration statement filed under the 1933 Act or pursuant to an exemption from registration, such as Rule 144 or Rule 144A. A fund may be required to pay part or all of the costs of such registration, and a considerable period may elapse between the time a decision is made to sell a restricted security and the time the registration statement becomes effective.

         SEC regulations permit the sale of certain restricted securities to qualified institutional buyers. The investment adviser to a fund, acting pursuant to guidelines established by the fund's Board of Directors, may determine that certain restricted securities qualified for trading on this market are liquid. If qualified institutional investors become uninterested in this market for a time, restricted securities in a fund's portfolio may adversely affect the fund's liquidity.

         The assets used as cover for OTC options written by a fund will be considered illiquid unless the OTC options are sold to qualified dealers who agree that the fund may repurchase any OTC option it writes at a maximum price to be calculated by a formula set forth in the option agreement. The cover for an OTC option written subject to this procedure would be considered illiquid only to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

Debt Securities

         Corporate debt securities are bonds or notes issued by corporations and other business organizations, including business trusts, in order to finance their credit needs. Corporate debt securities include commercial paper, which consists of short-term (usually from 1 to 270 days) unsecured promissory notes issued by corporations in order to finance their current operations.

         Corporate debt securities may pay fixed or variable rates of interest, or interest at a rate contingent upon some other factor, such as the price of some commodity. These securities may be convertible into preferred or common stock, or may be bought as part of a unit containing common stock. In selecting corporate debt securities for a fund, the fund's adviser reviews and monitors the creditworthiness of each issuer and issue. The adviser also analyzes interest rate trends and specific developments that it believes may affect individual issuers.

         The prices of debt securities fluctuate in response to perceptions of the issuer's creditworthiness and also tend to vary inversely with market interest rates. The value of such securities is likely to decline in times of rising interest rates. Conversely, when rates fall, the value of these investments is likely to rise. The longer the time to maturity the greater are such variations.

                                       7

         Generally, debt securities rated below BBB by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P"), or below Baa by Moody's
Investors Service, Inc. ("Moody's"), and unrated securities of comparable quality, offer a higher current yield than that provided by higher grade issues, but also involve higher risks. Debt securities rated C by Moody's and S&P are bonds on which no interest is being paid and that can be regarded as having extremely poor prospects of ever attaining any real investment standing. Changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of such issuers to make principal and interest payments than is the case for issuers of higher grade debt securities. However, debt securities, regardless of their ratings, generally have a higher priority in the issuer's capital structure than do equity securities. If an investment grade security purchased by Value Trust,
Special Investment Trust or Financial Services Fund is subsequently given a rating below investment grade, the fund's adviser will consider that fact in determining whether to retain that security in the fund's portfolio, but is not required to dispose of it. The ratings of S&P and Moody's represent the opinions of those agencies. Such ratings are relative and subjective, and are not absolute standards of quality. Unrated debt securities are not necessarily of lower quality than rated securities, but they may not be attractive to as many buyers. A description of the ratings assigned to corporate debt obligations by
Moody's and S&P is included in Appendix A.

         Lower-rated debt securities are especially affected by adverse changes in the industries in which the issuers are engaged and by changes in the financial condition of the issuers. Highly leveraged issuers may also experience financial stress during periods of rising interest rates. Lower-rated debt securities are commonly referred to as "junk bonds."

         The market for lower-rated debt securities has expanded rapidly in recent years. This growth paralleled a long economic expansion. In recent times, however, the prices of many lower-rated debt securities has declined and the ratings of many initially higher-rated debt securities have fallen, indicating concerns that issuers of such securities might experience or are experiencing financial difficulties. At such times, the yields on lower-rated debt securities may rise dramatically, reflecting the risk that holders of such securities could lose a substantial portion of their value as a result of the issuer's financial restructuring or default.

         The market for lower-rated debt securities is generally thinner and less active than that for higher quality debt securities, which may limit a fund's ability to sell such securities at fair value. Judgment plays a greater role in pricing such securities than is the case for securities having more active markets. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of lower-rated debt securities, especially in a thinly traded market.

         In addition to ratings assigned to individual bond issues, each adviser will analyze interest rate trends and developments that may affect individual issuers, including factors such as liquidity, profitability and asset quality.
The yields on bonds and other debt securities in which a fund invests are dependent on a variety of factors, including general money market conditions, general conditions in the bond market, the financial conditions of the issuer, the size of the offering, the maturity of the obligation and its rating. There may be a wide variation in the quality of bonds, both within a particular classification and between classifications. A bond issuer's obligations are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of bond holders or other creditors of an issuer; litigation or other conditions may also adversely affect the power or ability of bond issuers to meet their obligations for the payment of principal and interest.
Regardless of rating levels, all debt securities considered for purchase
(whether rated or unrated) are analyzed by each fund's adviser to determine, to the extent possible, that the planned investment is sound.

         If an investment grade security purchased by a fund is subsequently given a rating below investment grade, the fund's adviser will consider that fact in determining whether to retain that security in the fund's portfolio, but is not required to dispose of it. If one rating agency has rated a security A or better and another agency has rated it below A, the fund's adviser may rely on

                                       8

the higher rating in determining to purchase or retain the security. Bonds rated
A may be given a "+" or "-" by a rating agency. Bonds denominated A, A+ or A-
are considered to be included in the rating A.

         Financial Services Fund may invest in foreign corporate debt securities denominated in U.S. dollars or foreign currencies. Foreign debt securities include Yankee dollar obligations (U.S. dollar denominated securities issued by foreign corporations and traded on U.S. markets) and Eurodollar obligations
(U.S. dollar denominated securities issued by foreign corporations and traded on foreign markets).

         Financial Services Fund may invest in the debt securities of governmental or corporate issuers in any rating category of the recognized rating services, including issues that are in default, and may invest in unrated debt obligations. Most foreign debt obligations are not rated. Corporate debt securities may pay fixed or variable rates of interest. These securities may be convertible into preferred or common equity, or may be bought as part of a unit containing common stock. Debt securities and securities convertible into common stock need not necessarily be of a certain grade as determined by rating agencies such as S&P or Moody's; however, the fund's adviser does consider such ratings in determining whether the security is an appropriate investment for the fund.

         Financial Services Fund may invest in securities that are in lower rating categories or are unrated if its adviser determines that the securities provide the opportunity of meeting the fund's objective without presenting excessive risk. The adviser will consider all factors it deems appropriate, including ratings, in making investment decisions for the fund and will attempt to minimize investment risks through diversification, investment analysis and monitoring of general economic conditions and trends. While the fund's adviser may refer to ratings, it does not rely exclusively on ratings, but makes its own independent and ongoing review of credit quality.

Preferred Stock

         Each fund may purchase preferred stock as a substitute for debt securities of the same issuer when, in the opinion of its adviser, the preferred stock is more attractively priced in light of the risks involved. Preferred stock pays dividends at a specified rate and generally has preference over common stock in the payment of dividends and the liquidation of the issuer's assets, but is junior to the debt securities of the issuer in those same respects. Unlike interest payments on debt securities, dividends on preferred stock are generally payable at the discretion of the issuer's board of directors. Shareholders may suffer a loss of value if dividends are not paid.
The market prices of preferred stocks are subject to changes in interest rates and are more sensitive to changes in the issuer's creditworthiness than are the prices of debt securities. Under normal circumstances, preferred stock does not carry voting rights.

Convertible Securities

         A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion or exchange, convertible securities ordinarily provide a stream of income with generally higher yields than those of common stocks of the same or similar issuers, but lower than the yield of nonconvertible debt. Convertible securities are usually subordinated to comparable-tier nonconvertible securities, but rank senior to common stock in a corporation's capital structure.

         The value of a convertible security is a function of (1) its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege and (2) its worth, at market value, if converted or exchanged into the underlying common stock. The price of a convertible security often reflects variations in the price of the underlying common stock in a way that nonconvertible debt does not. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security's governing instrument, which may be less than the ultimate conversion or exchange value.

                                       9

         Many convertible securities are rated below investment grade or, if unrated, are considered of comparable quality. American Leading Companies does not intend to purchase any convertible securities rated below BB by S&P or below
Ba by Moody's or, if unrated, deemed by the fund's adviser to be of comparable quality. Moody's describes securities rated Ba as having "speculative elements;
their future cannot be considered well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class."

When-Issued Securities

         Each fund may enter into commitments to purchase securities on a when-issued basis. When a fund purchases securities on a when-issued basis, it assumes the risks of ownership at the time of the purchase, not at the time of receipt. However, the fund does not have to pay for the obligations until they are delivered to it, and no interest accrues to the fund until they are delivered. This is normally seven to 15 days later, but could be longer. Use of this practice would have a leveraging effect on a fund.

         American Leading Companies does not currently expect that its commitment to purchase when-issued securities will at any time exceed, in the aggregate, 5% of its net assets.

         When a fund commits to purchase a when-issued security, it will segregate cash or appropriate liquid securities in an amount at least equal in value to that fund's commitments to purchase when-issued securities.

         A fund may sell the securities underlying a when-issued purchase, which may result in capital gains or losses.

Indexed Securities (all funds except Financial Services Fund)

         Indexed securities are securities whose prices are indexed to the prices of other securities, securities indices, currencies, precious metals or other commodities or other financial indicators. Indexed securities typically are debt securities or deposits whose value at maturity and/or coupon rate is determined by reference to a specific instrument or statistic. Indexed securities do not include mutual funds, exchange-traded funds, or other pooled investment vehicles that make investments designed to track the performance of a particular market index or other indicator. The performance of indexed securities fluctuates (either directly or inversely, depending upon the instrument) with the performance of the index, security, currency or other instrument to which they are indexed and may also be influenced by interest rate changes in the United States and abroad. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security, and their value may substantially decline if the issuer's creditworthiness deteriorates. The value of some indexed securities varies according to a multiple of the underlying securities, and so will be more volatile than the underlying investments and may have a leverage like effect on the fund. Recent issuers of indexed securities have included banks, corporations and certain U.S.
Government agencies. The U.S. Treasury issues securities whose principal value is indexed to the Consumer Price Index (also known as "Treasury
Inflation-Indexed Securities"). A fund will purchase indexed securities only of issuers that its adviser determines present minimal credit risks and will monitor the issuer's creditworthiness during the time the indexed security is held. The adviser will use its judgment in determining whether indexed securities should be treated as short-term instruments, bonds, stock or as a separate asset class for purposes of each fund's investment allocations, depending on the individual characteristics of the securities. Each fund currently does not intend to invest more than 5% of its net assets in indexed securities. Indexed securities may fluctuate according to a multiple of changes in the underlying instrument or index and, in that respect, have a leverage-like effect on a fund.

                                       10

Senior Securities

         The 1940 Act prohibits the issuance of senior securities by a registered open-end fund with one exception. Each fund may borrow from banks, provided that immediately after any such borrowing there is an asset coverage of at least 300% for all borrowings of the fund. Each fund's non-bank borrowings for temporary purposes only, in an amount not exceeding 5% of the value of the total assets of that fund at the time the borrowing is made, is not deemed to be an issuance of a senior security.

         There are various investment techniques that may give rise to an obligation of a fund to make a future payment about which the SEC has stated it would not raise senior security concerns, provided the fund maintains segregated assets or an offsetting position in an amount that covers the future payment obligation. Such investment techniques include, among other things, when-issued securities, forward contracts and repurchase agreements. The funds are permitted to engage in these techniques.

The following information applies to Value Trust, Special Investment Trust,
Small-Cap Value Trust and Financial Services Fund:

Small and Mid-Sized Company Stocks

         The advisers for Value Trust, Special Investment Trust, Small-Cap Value
Trust and Financial Services Fund believe that the comparative lack of attention by investment analysts and institutional investors to small and mid-sized companies may result in opportunities to purchase the securities of such companies at attractive prices compared to historical or market price-earnings ratios, book value, return on equity or long-term prospects. Each fund's policy of investing primarily in the securities of smaller companies differs from the investment approach of many other mutual funds, and investment in such securities involves special risks. Among other things, the prices of securities of small and mid-sized companies generally are more volatile than those of larger companies; the securities of smaller companies generally are less liquid;
and smaller companies generally are more likely to be adversely affected by poor economic or market conditions.

         It is anticipated that some of the portfolio securities of Value Trust,
Special Investment Trust, Small-Cap Value Trust or Financial Services Fund may
not be widely traded, and that a fund's position in such securities may be substantial in relation to the market for such securities. Accordingly, it may be difficult for a fund to dispose of such securities at prevailing market prices in order to meet redemptions. However, as a non-fundamental policy, each fund will not invest more than 15% of their respective net assets in illiquid securities.

         Investments in securities of companies with small market
capitalizations are generally considered to offer greater opportunity for appreciation but also may involve greater risks than customarily are associated with more established companies. The securities of small companies may be subject to more abrupt fluctuations in market price than larger, more established companies. Small companies may have limited product lines, markets or financial resources, or they may be dependent upon a limited management group. In addition to exhibiting greater volatility, small company stocks may, to a degree, fluctuate independently of larger company stocks, i.e., small company stocks may decline in price as the prices of large company stocks rise or vice versa.

The following information applies to Balanced Trust and Financial Services Fund
(unless otherwise indicated):

Mortgage-Related Securities

         Mortgage-related securities provide capital for mortgage loans made to residential homeowners, including securities which represent interests in pools of mortgage loans made by lenders such as savings and loan institutions, mortgage bankers, commercial banks and others. Pools of mortgage loans are assembled for sale to investors (such as the funds) by various governmental,

                                       11

government-related and private organizations, such as dealers. The market value of mortgage-related securities will fluctuate as a result of changes in interest rates and mortgage rates.

         Interests in pools of mortgage loans generally provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass-through" of the monthly payments made by the individual borrowers on their residential mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying residential property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities, such as securities issued by Ginnie
Mae formerly Government National Mortgage Association, are described as
"modified pass-through" because they entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, regardless of whether the mortgagor actually makes the payment.

         Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers, such as dealers, create pass-through pools of conventional residential mortgage loans. Such issuers also may be the originators of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government guarantees of payments with respect to such pools. However, timely payment of interest and principal of these pools is supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance. There can be no assurance that the private insurers can meet their obligations under the policies. A fund may buy mortgage-related securities without insurance or guarantees if, through an examination of the loan experience and practices of the persons creating the pools, the fund's adviser determines that the securities are an appropriate investment for the fund.

         Another type of security representing an interest in a pool of mortgage loans is known as a collateralized mortgage obligation ("CMO"). CMOs represent interests in a short-term, intermediate-term or long-term portion of a mortgage pool. Each portion of the pool receives monthly interest payments, but the principal repayments pass through to the short-term CMO first and to the long-term CMO last. A CMO permits an investor to more accurately predict the rate of principal repayments. CMOs are issued by private issuers, such as broker-dealers, and by government agencies, such as Fannie Mae and Freddie Mac.
Investments in CMOs are subject to the same risks as direct investments in the underlying mortgage-backed securities. In addition, in the event of a bankruptcy or other default of a broker who issued the CMO held by a fund, the fund could experience both delays in liquidating its position and losses. Each fund may invest in CMOs in any rating category of the recognized rating services and may invest in unrated CMOs. Each fund may also invest in "stripped" CMOs, which represent only the income portion or the principal portion of the CMO. The values of stripped CMOs are very sensitive to interest rate changes;
accordingly, these instruments present a greater risk of loss than conventional mortgage-backed securities.

         Each fund's adviser expects that governmental, government-related or private entities may create mortgage loan pools offering pass-through investments in addition to those described above. The mortgages underlying these securities may be second mortgages or alternative mortgage instruments (for example, mortgage instruments whose principal or interest payments may vary or whose terms to maturity may differ from customary long-term fixed rate mortgages). As new types of mortgage-related securities are developed and offered to investors, each fund's adviser will, consistent with the fund's investment objective and policies, consider making investments in such new types of securities. The Prospectuses will be amended with any necessary additional disclosure prior to a fund investing in such securities.

         The average life of securities representing interests in pools of mortgage loans is likely to be substantially less than the original maturity of the mortgage pools as a result of prepayments or foreclosures of such mortgages.
Prepayments are passed through to the registered holder with the regular monthly payments of principal and interest, and have the effect of reducing future payments. To the extent the mortgages underlying a security representing an

                                       12

interest in a pool of mortgages are prepaid, a fund may experience a loss (if the price at which the respective security was acquired by the fund was at a premium over par, which represents the price at which the security will be redeemed upon prepayment) or a gain (if the price at which the respective security was acquired by the fund was at a discount from par). In addition, prepayments of such securities held by a fund will reduce the share price of the fund to the extent the market value of the securities at the time of prepayment exceeds their par value, and will increase the share price of the fund to the extent the par value of the securities exceeds their market value at the time of prepayment. Prepayments may occur with greater frequency in periods of declining mortgage rates because, among other reasons, it may be possible for mortgagors to refinance their outstanding mortgages at lower interest rates. When market interest rates increase, the market values of mortgage-backed securities decline. At the same time, however, mortgage refinancing slows, which lengthens the effective maturities of these securities. As a result, the negative effect of the rate increase on the market value of mortgage securities is usually more pronounced than it is for other types of fixed-income securities.

         Government-related organizations, which issue mortgage-related securities, include GNMA, Fannie Mae and Freddie Mac. Securities issued by
Ginnie Mae and Fannie Mae are fully modified pass-through securities, i.e., the timely payment of principal and interest is guaranteed by the issuer. Freddie
Mac securities are modified pass-through securities, i.e., the timely payment of interest is guaranteed by Freddie Mac, principal is passed through as collected but payment thereof is guaranteed not later than one year after it becomes payable.

         In determining the dollar-weighted average maturity of the fixed-income portion of the portfolio, Bartlett, investment adviser to Balanced Trust, will follow industry practice in assigning an average life to the mortgage-related securities of the fund unless the interest rate on the mortgages underlying such securities is such that Bartlett believes a different prepayment rate is likely.
For example, where a GNMA security has a high interest rate relative to the market, that Ginnie Mae security is likely to have a shorter overall maturity than a Ginnie Mae security with a market rate coupon. Moreover, Bartlett may deem it appropriate to change the projected average life for the fund's mortgage-related securities as a result of fluctuations in market interest rates and other factors.

         Financial Services Fund may invest no more than 5% of its net assets in mortgage-related securities.

U.S. Government Obligations and Related Securities

         U.S. Government obligations include a variety of securities that are issued or guaranteed by the U.S. Treasury, by various agencies of the U.S.
Government or by various instrumentalities that have been established or sponsored by the U.S. Government. U.S. Treasury securities and securities issued by the GNMA and Small Business Administration are backed by the "full faith and credit" of the U.S. Government. Other U.S. Government obligations may or may not be backed by the "full faith and credit" of the U.S. Government. In the case of securities not backed by the "full faith and credit" of the U.S. Government, the investor must look principally to the agency issuing or guaranteeing the obligation (such as the Federal Farm Credit System, the Federal Home Loan Banks,
Fannie Mae and Freddie Mac) for ultimate repayment and may not be able to assert a claim against the U.S. Government itself in the event the agency or instrumentality does not meet its commitments.

         Participation interests in U.S. Government obligations are pro rata interests in such obligations which are generally underwritten by government securities dealers. Certificates of safekeeping for U.S. Government obligations are documentary receipts for such obligations. Both participation interests and certificates of safekeeping are traded on exchanges and in the OTC market.

         A fund may invest in U.S. Government obligations and related participation interests. In addition, a fund may invest in custodial receipts that evidence ownership of future interest payments, principal payments or both on certain U.S. Government obligations. Such obligations are held in custody by a bank on behalf of the owners. These custodial receipts are known by various names, including Treasury Receipts, Treasury Investors Growth Receipts ("TIGRs")

                                       13

and Certificates of Accrual on Treasury Securities ("CATS"). Custodial receipts generally are not considered obligations of the U.S. Government for purposes of securities laws.

         U.S. Government obligations also include stripped securities, which are created by separating bonds issued or guaranteed by the U.S. Treasury into their principal and interest components and selling each piece separately (commonly referred to as IOs and POs). Stripped securities are more volatile than other fixed income securities in their response to changes in market interest rates.
The value of some stripped securities moves in the same direction as interest rates, further increasing their volatility. A fund will consider all interest-only or principal-only fixed income securities as illiquid.

Municipal Lease Obligations (Balanced Trust only)

         The municipal obligations in which the fund may invest include municipal leases and participation interests therein. These obligations, which may take the form of a lease, an installment purchase or a conditional sales contract, are issued by state and local governments and authorities in order to acquire land and a wide variety of equipment and facilities, such as fire and sanitation vehicles, telecommunications equipment and other capital assets.
Rather than holding such obligations directly, the fund may purchase a participation interest in a municipal lease obligation from a bank or other third party. A participation interest gives the fund a specified, undivided pro-rata interest in the total amount of the obligation.

         Municipal lease obligations have risks distinct from those associated with general obligation or revenue bonds. State constitutions and statutes set forth requirements that states or municipalities must meet to incur debt. These may include voter referenda, interest rate limits or public sale requirements.
Leases, installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass to the governmental issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting their constitutional and statutory requirements for the issuance of debt. The debt-issuance limitations are deemed inapplicable because of the inclusion in many leases and contracts of "non-appropriation" clauses providing that the governmental user has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis.

         In determining the liquidity of a municipal lease obligation, the fund's adviser will distinguish between simple or direct municipal leases and municipal lease-backed securities, the latter of which may take the form of a lease-backed revenue bond or other investment structure using a municipal lease-purchase agreement as its base. While the former may present special liquidity issues, the latter are based on a well-established method of securing payment of a municipal obligation. The fund's investment in municipal lease obligations and participation interests therein will be treated as illiquid unless the fund's adviser determines, pursuant to guidelines established by the
Board of Directors, that the security could be disposed of within seven days in the normal course of business at approximately the amount at which the fund has valued the security.

         An issuer's obligations under its municipal obligations are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Bankruptcy Code, and laws that may be enacted by Congress or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations. There is also the possibility that as a result of litigation or other conditions the power or ability of issuers to meet their obligations for the payment of interest and principal on their municipal obligations may be materially and adversely affected.

                                       14

The following information applies to Value Trust, Special Investment Trust,
Balanced Trust and Small-Cap Value Trust. (Small-Cap Value Trust does not currently intend to invest in futures and options.) As noted below, Financial
Services Fund may invest in forward currency contracts.

Options, Futures and Other Strategies

         GENERAL. Each fund may invest in certain options, futures contracts
(sometimes referred to as "futures"), options on futures contracts, forward currency contracts, swaps, caps, floors, collars, indexed securities and other derivative instruments (collectively, "Financial Instruments") to attempt to enhance its income or yield or to attempt to hedge its investments. The strategies described below may be used in an attempt to manage a fund's foreign currency exposure (including exposure to the euro) as well as other risks of a fund's investments that can affect its net asset value. A fund's adviser may determine not to hedge particular risks, and a fund may be completely unhedged at any point in time. Each fund may utilize futures contracts and options to a limited extent. Specifically, a fund may enter into futures contracts and related options provided that not more than 5% of its net assets are required as a futures contract deposit and/or premium; in addition, a fund may not enter into futures contracts or related options if, as a result, more than 20% of the fund's total assets would be so invested.

         Generally, each fund may purchase and sell any type of Financial
Instrument. However, as an operating policy, a fund will only purchase or sell a particular Financial Instrument if the fund is authorized to invest in the type of asset by which the return on, or value of, the Financial Instrument is primarily measured. Since each fund is authorized to invest in foreign securities, each fund may purchase and sell foreign currency and euro derivatives. However, a fund will only invest in foreign currency derivatives in connection with the fund's investment in securities denominated in that currency.

         Hedging strategies can be broadly categorized as "short hedges" and
"long hedges." A short hedge is a purchase or sale of a Financial Instrument intended partially or fully to offset potential declines in the value of one or more investments held in a fund's portfolio. Thus, in a short hedge a fund takes a position in a Financial Instrument whose price is expected to move in the opposite direction of the price of the investment being hedged.

         Conversely, a long hedge is a purchase or sale of a Financial
Instrument intended partially or fully to offset potential increases in the acquisition cost of one or more investments that a fund intends to acquire.
Thus, in a long hedge, a fund takes a position in a Financial Instrument whose price is expected to move in the same direction as the price of the prospective investment being hedged. A long hedge is sometimes referred to as an anticipatory hedge. In an anticipatory hedge transaction, a fund does not own a corresponding security and, therefore, the transaction does not relate to a security the fund owns. Rather, it relates to a security that the fund intends to acquire. If the fund does not complete the hedge by purchasing the security it anticipated purchasing, the effect on the fund's portfolio is the same as if the transaction were entered into for speculative purposes.

         Financial Instruments on securities generally are used to attempt to hedge against price movements in one or more particular securities positions that a fund owns or intends to acquire. Financial Instruments on indices, in contrast, generally are used to attempt to hedge against price movements in market sectors in which a fund has invested or expects to invest. Financial
Instruments on debt securities may be used to hedge either individual securities or broad debt market sectors.

         The use of Financial Instruments is subject to applicable regulations of the SEC, the several exchanges upon which they are traded and the Commodity
Futures Trading Commission (the "CFTC"). In addition, a fund's ability to use
Financial Instruments may be limited by tax considerations. See "Additional Tax
Information."

         In addition to the instruments, strategies and risks described below, the advisers expect to discover additional opportunities in connection with
Financial Instruments and other similar or related techniques. These new opportunities may become available as the advisers develop new techniques, as regulatory authorities broaden the range of permitted transactions and as new

                                       15

Financial Instruments or other techniques are developed. The advisers may utilize these opportunities to the extent that they are consistent with a fund's investment objective and permitted by its investment limitations and applicable regulatory authorities. A fund might not use any of these strategies, and there can be no assurance that any strategy used will succeed. The funds' Prospectuses or this Statement of Additional Information will be supplemented to the extent that new products or techniques involve materially different risks than those described below or in the Prospectuses.

         SPECIAL RISKS. The use of Financial Instruments involves special considerations and risks, certain of which are described below. In general, these techniques may increase the volatility of a fund and may involve a small investment of cash relative to the magnitude of the risk assumed. Risks pertaining to particular Financial Instruments are described in the sections that follow.

(1)      Successful use of most Financial Instruments depends upon an adviser's ability to predict movements of the overall securities, currency and interest rate markets, which requires different skills than predicting changes in the prices of individual securities. There can be no assurance that any particular strategy will succeed, and use of
         Financial Instruments could result in a loss, regardless of whether the intent was to reduce risk or increase return.

(2)      There might be an imperfect correlation, or even no correlation, between price movements of a Financial Instrument and price movements of the investments being hedged. For example, if the value of a
         Financial Instrument used in a short hedge increased by less than the decline in value of the hedged investment, the hedge would not be fully successful. Such a lack of correlation might occur due to factors unrelated to the value of the investments being hedged, such as speculative or other pressures on the markets in which Financial
         Instruments are traded. The effectiveness of hedges using Financial
         Instruments on indices will depend on the degree of correlation between price movements in the index and price movements in the securities being hedged.

         Because there is a limited number of types of exchange-traded options and futures contracts, it is likely that the standardized contracts available will not match a fund's current or anticipated investments exactly. A fund may invest in options and futures contracts based on securities with different issuers, maturities or other characteristics from the securities in which it typically invests, which involves a risk that the options or futures position will not track the performance of the fund's other investments.

         Options and futures prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match a fund's investments well. Options and futures prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from the imposition of daily price fluctuation limits or trading halts. A fund may purchase or sell options and futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in a fund's options or futures positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

(3)      If successful, the above-discussed strategies can reduce risk of loss by wholly or partially offsetting the negative effect of unfavorable price movements. However, such strategies can also reduce opportunity for gain by offsetting the positive effect of favorable price movements. For example, if a fund entered into a short hedge because its adviser projected a decline in the price of a security in the fund's portfolio, and the price of that security increased instead, the gain from that increase might be wholly or partially offset by a decline in the price of the Financial Instrument. Moreover, if the

                                       16

         price of the Financial Instrument declined by more than the increase in the price of the security, the fund could suffer a loss. In either such case, the fund would have been in a better position had it not attempted to hedge at all.

(4)      As described below, a fund might be required to maintain segregated assets as "cover" or make margin payments when it takes positions in
         Financial Instruments involving obligations to third parties (i.e.,
         Financial Instruments other than purchased options). If a fund were unable to close out its positions in such Financial Instruments, it might be required to continue to maintain such assets or accounts or make such payments until the position expired or matured. These requirements might impair a fund's ability to sell a portfolio security or make an investment at a time when it would otherwise be favorable to do so, or require that the fund sell a portfolio security at a disadvantageous time.

(5)      A fund's ability to close out a position in a Financial Instrument prior to expiration or maturity depends on the existence of a liquid secondary market or, in the absence of such a market, the ability and willingness of the other party to the transaction (the "counterparty")
         to enter into a transaction closing out the position. Therefore, there is no assurance that any position can be closed out at a time and price that is favorable to a fund.

         COVER. Transactions using Financial Instruments, other than purchased options, expose a fund to an obligation to another party. A fund will not enter into any such transactions unless it owns either (1) an offsetting ("covering")
position in securities, currencies or other options, futures contracts or forward contracts, or (2) cash and liquid assets held in a segregated account with a value, marked-to-market daily, sufficient to cover its potential obligations to the extent not covered as provided in (1) above. Each fund will comply with SEC guidelines regarding cover for these instruments and will, if the guidelines so require, segregate cash or liquid assets in the prescribed amount as determined daily.

         Assets used as cover cannot be sold while the position in the corresponding Financial Instrument is open, unless they are replaced with other appropriate assets. As a result, the commitment of a large portion of a fund's assets for cover or segregation could impede portfolio management or the fund's ability to meet redemption requests or other current obligations.

         OPTIONS. A call option gives the purchaser the right to buy, and obligates the writer to sell, the underlying investment at the agreed-upon price during the option period. A put option gives the purchaser the right to sell, and obligates the writer to buy, the underlying investment at the agreed-upon price during the option period. Purchasers of options pay an amount, known as a premium, to the option writer in exchange for the right under the option contract.

         The purchase of call options can serve as a long hedge, and the purchase of put options can serve as a short hedge. Writing put or call options can enable a fund to enhance income or yield by reason of the premiums paid by the purchasers of such options. However, if the market price of the security underlying a put option declines to less than the exercise price of the option, minus the premium received, a fund would suffer a loss.

         Writing call options can serve as a limited short hedge, because declines in the value of the hedged investment would be offset to the extent of the premium received for writing the option. However, if the security or currency appreciates to a price higher than the exercise price of the call option, it can be expected that the option will be exercised and the fund will be obligated to sell the security or currency at less than its market value. If the call option is an OTC option, the securities or other assets used as cover would be considered illiquid to the extent described under "Illiquid and
Restricted Investments."

         Writing put options can serve as a limited long hedge because increases in the value of the hedged investment would be offset to the extent of the premium received for writing the option. However, if the security or currency depreciates to a price lower than the exercise price of the put option, it can be expected that the put option will be exercised and the fund will be obligated to purchase the security or currency at more than its market value. If the put

                                       17

option is an OTC option, the securities or other assets used as cover would be considered illiquid to the extent described under "Illiquid and Restricted
Investments."

         The value of an option position will reflect, among other things, the current market value of the underlying investment, the time remaining until expiration, the relationship of the exercise price to the market price of the underlying investment, the historical price volatility of the underlying investment and general market conditions. Options that expire unexercised have no value.

         Each fund may effectively terminate its right or obligation under an option by entering into a closing transaction. For example, a fund may terminate its obligation under a call or put option that it had written by purchasing an identical call or put option; this is known as a closing purchase transaction.
Conversely, a fund may terminate a position in a put or call option it had purchased by writing an identical put or call option; this is known as a closing sale transaction. Closing transactions permit a fund to realize profits or limit losses on an option position prior to its exercise or expiration.

         A type of put that a fund may purchase is an "optional delivery standby commitment," which is entered into by parties selling debt securities to the fund. An optional delivery standby commitment gives a fund the right to sell the security back to the seller on specified terms. This right is provided as an inducement to purchase the security.

         RISKS OF OPTIONS ON SECURITIES. Options offer large amounts of leverage, which will result in a fund's net asset value being more sensitive to changes in the value of the related instrument. Each fund may purchase or write both exchange-traded and OTC options. Exchange-traded options in the United
States are issued by a clearing organization affiliated with the exchange on which the option is listed that, in effect, guarantees completion of every exchange-traded option transaction. In contrast, OTC options are contracts between a fund and its counterparty (usually a securities dealer or a bank) with no clearing organization guarantee. Thus, when a fund purchases an OTC option, it relies on the counterparty from whom it purchased the option to make or take delivery of the underlying investment upon exercise of the option. Failure by the counterparty to do so would result in the loss of any premium paid by a fund as well as the loss of any expected benefit of the transaction.

         Each fund's ability to establish and close out positions in exchange-listed options depends on the existence of a liquid market. However, there can be no assurance that such a market will exist at any particular time.
Closing transactions can be made for OTC options only by negotiating directly with the counterparty, or by a transaction in the secondary market if any such market exists. There can be no assurance that a fund will in fact be able to close out an OTC option position at a favorable price prior to expiration. In the event of insolvency of the counterparty, a fund might be unable to close out an OTC option position at any time prior to its expiration.

         If a fund were unable to effect a closing transaction for an option it had purchased, it would have to exercise the option to realize any profit. The inability to enter into a closing purchase transaction for a covered call option written by a fund could leave the fund unable to prevent material losses because the fund would be unable to sell the investment used as cover for the written option until the option expires or is exercised.

         OPTIONS ON INDICES. Puts and calls on indices are similar to puts and calls on securities or futures contracts except that all settlements are in cash and gain or loss depends on changes in the index in question rather than on price movements in individual securities or futures contracts. When a fund writes a call on an index, it receives a premium and agrees that, prior to the expiration date, the purchaser of the call, upon exercise of the call, will receive from the fund an amount of cash if the closing level of the index upon which the call is based is greater than the exercise price of the call. The amount of cash is equal to the difference between the closing price of the index and the exercise price of the call times a specified multiple ("multiplier"), which determines the total dollar value for each point of such difference. When a fund buys a call on an index, it pays a premium and has the same rights as to such call as are indicated above. When a fund buys a put on an index, it pays a premium and has the right, prior to the expiration date, to require the seller of the put, upon the fund's exercise of the put, to deliver to the fund an

                                       18

amount of cash if the closing level of the index upon which the put is based is less than the exercise price of the put, which amount of cash is determined by the multiplier, as described above for calls. When a fund writes a put on an index, it receives a premium and the purchaser of the put has the right, prior to the expiration date, to require the fund to deliver to it an amount of cash equal to the difference between the closing level of the index and exercise price times the multiplier if the closing level is less than the exercise price.

         RISKS OF OPTIONS ON INDICES. The risks of investment in options on indices may be greater than options on securities. Because index options are settled in cash, when a fund writes a call on an index it cannot provide in advance for its potential settlement obligations by acquiring and holding the underlying securities. A fund can offset some of the risk of writing a call index option by holding a diversified portfolio of securities similar to those on which the underlying index is based. However, a fund cannot, as a practical matter, acquire and hold a portfolio containing exactly the same securities as underlie the index and, as a result, bears a risk that the value of the securities held will vary from the value of the index.

         Even if a fund could assemble a portfolio that exactly reproduced the composition of the underlying index, it still would not be fully covered from a risk standpoint because of the "timing risk" inherent in writing index options.
When an index option is exercised, the amount of cash that the holder is entitled to receive is determined by the difference between the exercise price and the closing index level on the date when the option is exercised. As with other kinds of options, a fund as the call writer will not learn that the fund has been assigned until the next business day at the earliest. The time lag between exercise and notice of assignment poses no risk for the writer of a covered call on a specific underlying security, such as common stock, because there the writer's obligation is to deliver the underlying security, not to pay its value as of a fixed time in the past. So long as the writer already owns the underlying security, it can satisfy its settlement obligations by simply delivering it, and the risk that its value may have declined since the exercise date is borne by the exercising holder. In contrast, even if the writer of an index call holds securities that exactly match the composition of the underlying index, it will not be able to satisfy its assignment obligations by delivering those securities against payment of the exercise price. Instead, it will be required to pay cash in an amount based on the closing index value on the exercise date. By the time it learns that it has been assigned, the index may have declined, with a corresponding decline in the value of its portfolio. This
"timing risk" is an inherent limitation on the ability of index call writers to cover their risk exposure by holding securities positions.

         If a fund has purchased an index option and exercises it before the closing index value for that day is available, it runs the risk that the level of the underlying index may subsequently change. If such a change causes the exercised option to fall out-of-the-money, a fund will be required to pay the difference between the closing index value and the exercise price of the option
(times the applicable multiplier) to the assigned writer.

         OTC OPTIONS. Unlike exchange-traded options, which are standardized with respect to the underlying instrument, expiration date, contract size, and strike price, the terms of OTC options (options not traded on exchanges)
generally are established through negotiation with the other party to the option contract. While this type of arrangement allows a fund great flexibility to tailor the option to its needs, OTC options generally involve greater risk than exchange-traded options, which are guaranteed by the clearing organization of the exchanges where they are traded. Assets used as cover for OTC options may be considered illiquid as described under "Illiquid Investments and Restricted
Securities."

         Generally, OTC foreign currency options used by each fund are
European-style options. This means that the option is only exercisable immediately prior to its expiration. This is in contrast to American-style options, which are exercisable at any time prior to the expiration date of the option.

         FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. The purchase of futures or call options on futures can serve as a long hedge, and the sale of futures or the purchase of put options on futures can serve as a short hedge.
Writing call options on futures contracts can serve as a limited short hedge, using a strategy similar to that used for writing call options on securities or

                                       19

indices. Similarly, writing put options on futures contracts can serve as a limited long hedge. Futures contracts and options on futures contracts can also be purchased and sold to attempt to enhance income or yield.

         In addition, futures strategies can be used to manage the average duration of a fund's fixed-income portfolio. If an adviser wishes to shorten the average duration of a fund's fixed-income portfolio, the fund may sell a debt futures contract or a call option thereon, or purchase a put option on that futures contract. If an adviser wishes to lengthen the average duration of a fund's fixed-income portfolio, the fund may buy a debt futures contract or a call option thereon, or sell a put option thereon.

         No price is paid upon entering into a futures contract. Instead, at the inception of a futures contract a fund is required to deposit "initial margin"
in an amount generally equal to 10% or less of the contract value. Margin must also be deposited when writing a call or put option on a futures contract, in accordance with applicable exchange rules. Unlike margin in securities transactions, initial margin on futures contracts does not represent a borrowing, but rather is in the nature of a performance bond or good-faith deposit that is returned to the fund at the termination of the transaction if all contractual obligations have been satisfied. Under certain circumstances, such as periods of high volatility, a fund may be required by an exchange to increase the level of its initial margin payment, and initial margin requirements might be increased generally in the future by regulatory action.

         Subsequent "variation margin" payments are made to and from the futures broker daily as the value of the futures position varies, a process known as
"marking-to-market." Variation margin does not involve borrowing, but rather represents a daily settlement of a fund's obligations to or from a futures broker. When a fund purchases an option on a futures contract, the premium paid plus transaction costs is all that is at risk. In contrast, when a fund purchases or sells a futures contract or writes a call or put option thereon, it is subject to daily variation margin calls that could be substantial in the event of adverse price movements. If a fund has insufficient cash to meet daily variation margin requirements, it might need to sell securities at a time when such sales are disadvantageous.

         Purchasers and sellers of futures contracts and options on futures can enter into offsetting closing transactions, similar to closing transactions on options, by selling or purchasing, respectively, an instrument identical to the instrument purchased or sold. Positions in futures and options on futures may be closed only on an exchange or board of trade that provides a secondary market.
However, there can be no assurance that a liquid secondary market will exist for a particular contract at a particular time. In such event, it may not be possible to close a futures contract or options position.

         Under certain circumstances, futures exchanges may establish daily limits on the amount that the price of a futures contract or an option on a futures contract can vary from the previous day's settlement price; once that limit is reached, no trades may be made that day at a price beyond the limit.
Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions.

         If a fund were unable to liquidate a futures contract or an option on a futures position due to the absence of a liquid secondary market or the imposition of price limits, it could incur substantial losses. The fund would continue to be subject to market risk with respect to the position. In addition, except in the case of purchased options, the fund would continue to be required to make daily variation margin payments and might be required to maintain the position being hedged by the future or option or to maintain cash or securities in a segregated account.

         RISKS OF FUTURES CONTRACTS AND OPTIONS THEREON. The ordinary spreads between prices in the cash and futures markets (including the options on futures market), due to differences in the natures of those markets, are subject to the following factors, which may create distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements.
Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions, which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants

                                       20

decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of distortion, a correct forecast of general interest rate, currency exchange rate or stock market trends by an adviser may still not result in a successful transaction. An adviser may be incorrect in its expectations as to the extent of various interest rate, currency exchange rate or stock market movements or the time span within which the movements take place.

         INDEX FUTURES. The risk of imperfect correlation between movements in the price of index futures and movements in the price of the securities that are the subject of the hedge increases as the composition of a fund's portfolio diverges from the securities included in the applicable index. The price of the index futures may move more than or less than the price of the securities being hedged. If the price of the index futures moves less than the price of the securities that are the subject of the hedge, the hedge will not be fully effective, but if the price of the securities being hedged has moved in an unfavorable direction, a fund would be in a better position than if it had not hedged at all. If the price of the securities being hedged has moved in a favorable direction, this advantage will be partially offset by the futures contract. If the price of the futures contract moves more than the price of the securities, a fund will experience either a loss or a gain on the futures contract that will not be completely offset by movements in the price of the securities that are the subject of the hedge. To compensate for the imperfect correlation of movements in the price of the securities being hedged and movements in the price of the index futures, a fund may buy or sell index futures in a greater dollar amount than the dollar amount of the securities being hedged if the historical volatility of the prices of such securities being hedged is more than the historical volatility of the prices of the securities included in the index. It is also possible that, where a fund has sold index futures contracts to hedge against decline in the market, the overall market may advance and the value of the particular securities held in the portfolio may decline. If this occurred, the fund would lose money on the futures contract and also experience a decline in value of its portfolio securities. However, while this could occur for a very brief period or to a very small degree, over time the value of a diversified portfolio of securities will tend to move in the same direction as the market indices on which the futures contracts are based.

         Where index futures are purchased to hedge against a possible increase in the price of securities before a fund is able to invest in them in an orderly fashion, it is possible that the market may decline instead. If the fund then concludes not to invest in them at that time because of concern as to possible further market decline or for other reasons, it will realize a loss on the futures contract that is not offset by a reduction in the price of the securities it had anticipated purchasing.

                                    * * * * *

         To the extent that a fund enters into futures contracts, options on futures contracts and/or options on foreign currencies traded on a
CFTC-regulated exchange, in each case in which such transactions are not for bona fide hedging purposes (as defined by the CFTC), the aggregate initial margin and premiums required to establish these positions (excluding the amount by which options are "in-the-money" at the time of purchase) may not exceed 5%
of the liquidation value of the fund's portfolio, after taking into account unrealized profits and unrealized losses on any contracts the fund has entered into. (In general, a call option on a futures contract is "in-the-money" if the value of the underlying futures contract exceeds the strike, i.e., exercise price of the call; a put option on a futures contract is "in-the-money" if the value of the underlying futures contract is exceeded by the strike price of the put.) This policy does not limit to 5% the percentage of a fund's assets that are at risk in futures contracts, options on futures contracts and currency options.

         FOREIGN CURRENCY HEDGING STRATEGIES -- SPECIAL CONSIDERATIONS. Each
fund may use options and futures contracts on foreign currencies (including the euro), as described above and forward currency contracts, as described below, to attempt to hedge against movements in the values of the foreign currencies in which that fund's securities are denominated or to attempt to enhance income or yield. Currency hedges can protect against price movements in a security that a fund owns or intends to acquire that are attributable to changes in the value of

                                       21

the currency in which it is denominated. Such hedges do not, however, protect against price movements in the securities that are attributable to other causes.

         Each fund might seek to hedge against changes in the value of a particular currency when no Financial Instruments on that currency are available or such Financial Instruments are more expensive than certain other Financial
Instruments. In such cases, the fund may seek to hedge against price movements in that currency by entering into transactions using Financial Instruments on another currency or a basket of currencies, the value of which the fund's adviser believes will have a high degree of positive correlation to the value of the currency being hedged. The risk that movements in the price of the Financial
Instrument will not correlate perfectly with movements in the price of the currency subject to the hedging transaction is magnified when this strategy is used.

         The value of Financial Instruments on foreign currencies depends on the value of the underlying currency relative to the U.S. dollar. Because foreign currency transactions occurring in the interbank market might involve substantially larger amounts than those involved in the use of such Financial
Instruments, a fund could be disadvantaged by having to deal in the odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

         There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Quotation information generally is representative of very large transactions in the interbank market and thus might not reflect odd-lot transactions where rates might be less favorable. The interbank market in foreign currencies is a global, round-the-clock market. To the extent the U.S. options or futures markets are closed while the markets for the underlying currencies remain open, significant price and rate movements might take place in the underlying markets that cannot be reflected in the markets for the Financial Instruments until they reopen.

         Settlement of hedging transactions involving foreign currencies might be required to take place within the country issuing the underlying currency.
Thus, a fund might be required to accept or make delivery of the underlying foreign currency in accordance with any U.S. or foreign regulations regarding the maintenance of foreign banking arrangements by U.S. residents and might be required to pay any fees, taxes and charges associated with such delivery assessed in the issuing country.

         FORWARD CURRENCY CONTRACTS. Each fund, including Financial Services
Fund, may enter into forward currency contracts to purchase or sell foreign currencies for a fixed amount of U.S. dollars or another foreign currency. A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days (term) from the date of the forward currency contract agreed upon by the parties, at a price set at the time of the forward currency contract. These forward currency contracts are traded directly between currency traders (usually large commercial banks)
and their customers.

         Such transactions may serve as long hedges; for example, a fund may purchase a forward currency contract to lock in the U.S. dollar price of a security denominated in a foreign currency that the fund intends to acquire.
Forward currency contract transactions may also serve as short hedges; for example, a fund may sell a forward currency contract to lock in the U.S. dollar equivalent of the proceeds from the anticipated sale of a security, dividend or interest payment denominated in a foreign currency.

         Each fund may also use forward currency contracts to hedge against a decline in the value of existing investments denominated in foreign currency.
For example, if a fund owned securities denominated in euros, it could enter into a forward currency contract to sell euros in return for U.S. dollars to hedge against possible declines in the euro's value. Such a hedge, sometimes referred to as a "position hedge," would tend to offset both positive and negative currency fluctuations, but would not offset changes in security values caused by other factors. A fund could also hedge the position by selling another currency expected to perform similarly to the euro. This type of hedge,

                                       22

sometimes referred to as a "proxy hedge," could offer advantages in terms of cost, yield or efficiency, but generally would not hedge currency exposure as effectively as a simple hedge into U.S. dollars. Proxy hedges may result in losses if the currency used to hedge does not perform similarly to the currency in which the hedged securities are denominated.

         The cost to a fund of engaging in forward currency contracts varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because forward currency contracts are usually entered into on a principal basis, no fees or commissions are involved. When a fund enters into a forward currency contract, it relies on the counterparty to make or take delivery of the underlying currency at the maturity of the contract. Failure by the counterparty to do so would result in the loss of any expected benefit of the transaction. Each fund will deal only with banks, broker-dealers or other financial institutions that the adviser deems to be of high quality and to present minimum credit risk. The use of forward currency contracts does not eliminate fluctuations in the prices of the underlying securities each fund owns or intends to acquire, but it does fix a rate of exchange in advance. In addition, although forward currency contracts limit the risk of loss due to a decline in the value of the hedged currencies, at the same time they limit any potential gain that might result should the value of the currencies increase.

         As is the case with futures contracts, parties to forward currency contracts can enter into offsetting closing transactions, similar to closing transactions on futures contracts, by selling or purchasing, respectively, an instrument identical to the instrument purchased or sold. Secondary markets generally do not exist for forward currency contracts, with the result that closing transactions generally can be made for forward currency contracts only by negotiating directly with the counterparty. Thus, there can be no assurance that a fund will in fact be able to close out a forward currency contract at a favorable price prior to maturity. In addition, in the event of insolvency of the counterparty, a fund might be unable to close out a forward currency contract at any time prior to maturity. In either event, a fund would continue to be subject to market risk with respect to the position, and would continue to be required to maintain a position in securities denominated in the foreign currency or to maintain cash or liquid assets in an account.

         The precise matching of forward currency contract amounts and the value of the securities involved generally will not be possible because the value of such securities, measured in the foreign currency, will change after the forward currency contract has been established. Thus, a fund might need to purchase or sell foreign currencies in the spot (i.e., cash) market to the extent such foreign currencies are not covered by forward currency contracts. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain.

         Successful use of forward currency contracts depends on an adviser's skill in analyzing and predicting currency values. Forward currency contracts may substantially change a fund's exposure to changes in currency exchange rates and could result in losses to the fund if currencies do not perform as the fund's adviser anticipates. There is no assurance that an adviser's use of forward currency contracts will be advantageous to the fund or that the adviser will hedge at an appropriate time.

         Although each fund values its assets daily in terms of U.S. dollars, it does not intend to convert its holdings of foreign currencies into U.S. dollars on a daily basis. Each fund may convert foreign currency from time to time, and investors should be aware of the costs of currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to a fund at one rate, while offering a lesser rate of exchange should the fund desire to resell that currency to the dealer.

         COMBINED POSITIONS. Each fund may purchase and write options in combination with each other, or in combination with futures or forward contracts, to adjust the risk and return characteristics of its overall position. For example, a fund may purchase a put option and write a call option on the same underlying instrument, in order to construct a combined position whose risk and return characteristics are similar to selling a futures contract.
Another possible combined position would involve writing a call option at one

                                       23

strike price and buying a call option at a lower price, in order to reduce the risk of the written call option in the event of a substantial price increase.
Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

         TURNOVER. Each fund's options and futures activities may affect its turnover rate and brokerage commission payments. The exercise of calls or puts written by a fund, and the sale or purchase of futures contracts, may cause it to sell or purchase related investments, thus increasing its turnover rate. Once a fund has received an exercise notice on an option it has written, it cannot effect a closing transaction in order to terminate its obligation under the option and must deliver or receive the underlying securities at the exercise price. The exercise of puts purchased by a fund may also cause the sale of related investments, also increasing turnover; although such exercise is within the fund's control, holding a protective put might cause it to sell the related investments for reasons that would not exist in the absence of the put. A fund will pay a brokerage commission each time it buys or sells a put or call or purchases or sells a futures contract. Such commissions may be higher than those that would apply to direct purchases or sales.

         SWAPS, CAPS, FLOORS AND COLLARS. Each fund may enter into swaps, caps, floors and collars to preserve a return or a spread on a particular investment or portion of its portfolio, to protect against any increase in the price of securities the fund anticipates purchasing at a later date or to attempt to enhance yield. A swap involves the exchange by a fund with another party of their respective commitments to pay or receive cash flows, e.g., an exchange of floating rate payments for fixed-rate payments. The purchase of a cap entitles the purchaser, to the extent that a specified index exceeds a predetermined value, to receive payments on a notional principal amount from the party selling the cap. The purchase of a floor entitles the purchaser, to the extent that a specified index falls below a predetermined value, to receive payments on a notional principal amount from the party selling the floor. A collar combines elements of buying a cap and a floor.

         Swap agreements, including caps, floors and collars, can be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease the overall volatility of a fund's investments and its share price and yield because, and to the extent, these agreements affect the fund's exposure to long- or short-term interest rates (in the United States or abroad), foreign currency values, mortgage-backed security values, corporate borrowing rates or other factors such as security prices or inflation rates.

         Swap agreements will tend to shift a fund's investment exposure from one type of investment to another. For example, if a fund agrees to exchange payments in U.S. dollars for payments in foreign currency, the swap agreement would tend to decrease the fund's exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates. Caps and floors have an effect similar to buying or writing options.

         The creditworthiness of firms with which a fund enters into swaps, caps, floors or collars will be monitored by its adviser. If a firm's creditworthiness declines, the value of the agreement would be likely to decline, potentially resulting in losses. If a default occurs by the other party to such transaction, the fund will have contractual remedies pursuant to the agreements related to the transaction.

         The net amount of the excess, if any, of a fund's obligations over its entitlements with respect to each swap will be accrued on a daily basis and an amount of cash or liquid assets having an aggregate net asset value at least equal to the accrued excess will be maintained in an account with the fund's custodian that satisfies the requirements of the 1940 Act. A fund will also establish and maintain such accounts with respect to its total obligations under any swaps that are not entered into on a net basis and with respect to any caps or floors that are written by the fund. The advisers and the funds believe that such obligations do not constitute senior securities under the 1940 Act and, accordingly, will not treat them as being subject to a fund's borrowing or the restriction on senior securities. Each fund understands that the position of the
SEC is that assets involved in swap transactions are illiquid and are,

                                       24

therefore, subject to the limitations on investing in illiquid investments. See
"Illiquid Investments and Restricted Securities."

The following information applies to all funds unless otherwise indicated:

Repurchase Agreements

         When cash is temporarily available, or for temporary defensive purposes, each fund may invest without limit in repurchase agreements and money market instruments, including high-quality short-term debt securities. A repurchase agreement is an agreement under which either U.S. Government obligations or other high-quality liquid debt securities are acquired from a securities dealer or bank subject to resale at an agreed-upon price and date.
The securities are held for each fund by a custodian bank as collateral until resold and will be supplemented by additional collateral if necessary to maintain a total value equal to or in excess of the value of the repurchase agreement. Each fund bears a risk of loss if the other party to a repurchase agreement defaults on its obligations and the fund is delayed or prevented from exercising its rights to dispose of the collateral securities, which may decline in value in the interim. The funds will enter into repurchase agreements only with financial institutions determined by each fund's adviser to present minimal risk of default during the term of the agreement.

         Repurchase agreements are usually for a term of one week or less but may be for longer periods. Repurchase agreements maturing in more than seven days may be considered illiquid. A fund will not enter into repurchase agreements of more than seven days' duration if more than 15% of its net assets would be invested in such agreements and other illiquid investments. To the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, a fund might suffer a loss. If bankruptcy proceedings are commenced with respect to the seller of the security, realization upon the collateral by a fund could be delayed or limited. However, each fund's adviser monitors the creditworthiness of parties with which the fund may enter into repurchase agreements to minimize the prospect of such parties becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase agreement.

         When a fund enters into a repurchase agreement, it will obtain as collateral from the other party securities equal in value to at least the repurchase amount including the interest factor. Such securities will be held for that fund by a custodian bank or an approved securities depository or book-entry system.

         In determining its status as a diversified fund, each fund, in accordance with SEC rules and staff positions, considers investment in a fully collateralized repurchase agreement to be equivalent to investment in the collateral.

Securities Lending

         Each fund may lend portfolio securities to brokers or dealers in corporate or government securities, banks or other recognized institutional borrowers of securities, provided that cash or equivalent collateral, equal to at least 100% of the market value of the securities loaned, is continuously maintained by the borrower with the fund's custodian. During the time the securities are on loan, the borrower will pay the fund an amount equivalent to any dividends or interest paid on such securities, and the fund may invest the cash collateral and earn income, or it may receive an agreed upon amount of interest income from the borrower who has delivered equivalent collateral. These loans are subject to termination at the option of the fund or the borrower. Each fund may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash or equivalent collateral to the borrower or placing broker. Each fund does not have the right to vote securities on loan, but would terminate the loan and regain the right to vote if that were considered important with respect to the investment. The risks of securities lending are similar to those of repurchase agreements. Each fund except Financial Services Fund presently does not intend to lend more than 5% of its portfolio securities at any given time. For
Financial Services Fund, no loans will be made if, as a result, the aggregate amount of such loans would exceed 25% of the fund's total assets.

                                       25

Municipal Obligations

         Municipal obligations are debt obligations issued by or on behalf of states, territories and possessions of the United States and the District of
Columbia, and their political subdivisions, agencies, authorities and instrumentalities and other qualifying issuers which pay interest that is, in the opinion of bond counsel to the issuer, exempt from federal income tax. A fund may invest no more than 5% of its net assets in municipal obligations
(including participation interests). Municipal obligations are issued to obtain funds to construct, repair or improve various public facilities such as airports, bridges, highways, hospitals, housing, schools, streets and water and sewer works, to pay general operating expenses or to refinance outstanding debts. They also may be issued to finance various private activities, including the lending of funds to public or private institutions for construction of housing, educational or medical facilities or the financing of privately owned or operated facilities. Municipal obligations consist of tax-exempt bonds, tax-exempt notes and tax-exempt commercial paper. Tax-exempt notes generally are used to provide short term capital needs and generally have maturities of one year or less. Tax-exempt commercial paper typically represents short-term, unsecured, negotiable promissory notes.

         The two principal classifications of municipal obligations are "general obligation" and "revenue" bonds. General obligation bonds are backed by the issuer's full credit and taxing power. Revenue bonds are backed by the revenues of a specific project, facility or tax. Private activity bonds are a specific type of revenue bond backed by the credit of the private issuer of the facility, and therefore investments in these bonds have more potential risk that the issuer will not be able to meet scheduled payments of principal and interest.

Zero Coupon and Pay-in-Kind Bonds (all funds except Financial Services Fund)

         Corporate debt securities and municipal obligations include so-called
"zero coupon" bonds and "pay-in-kind" bonds. A fund may invest no more than 5%
of its net assets in either zero coupon bonds or pay-in-kind bonds. Zero coupon bonds are issued at a significant discount from their principal amount in lieu of paying interest periodically. Pay-in-kind bonds allow the issuer, at its option, to make current interest payments on the bonds either in cash or in additional bonds. The value of zero coupon and pay-in-kind bonds is subject to greater fluctuation in response to changes in market interest rates than bonds that make regular payments of interest. Both of these types of bonds allow an issuer to avoid the need to generate cash to meet current interest payments.
Accordingly, such bonds may involve greater credit risks than bonds that make regular payments of interest. Even though zero coupon and pay-in-kind bonds do not pay current interest in cash, a fund holding those bonds is required to accrue interest income on such investments and may be required to distribute that income at least annually to shareholders. Thus, a fund could be required at times to liquidate other investments in order to satisfy its dividend requirements.

                                       26

Direct Investment in Mortgages

         Mortgage-related securities include investments made directly in mortgages secured by real estate. When a fund makes a direct investment in mortgages, the fund, rather than a financial intermediary, becomes the mortgagee with respect to such loans purchased by the fund. Direct investments in mortgages are normally available from lending institutions which group together a number of mortgages for resale (usually from 10 to 50 mortgages) and which act as servicing agent for the purchaser with respect to, among other things, the receipt of principal and interest payments. (Such investments are also referred to as "whole loans.") The vendor of such mortgages receives a fee from the purchaser for acting as servicing agent. The vendor does not provide any insurance or guarantees covering the repayment of principal or interest on the mortgages. A fund will invest in such mortgages only if its adviser has determined through an examination of the mortgage loans and their originators that the purchase of the mortgages should not present a significant risk of loss to the fund. Investments in whole loans may be illiquid. Whole loans also may present a greater risk of prepayment because the mortgages so acquired are not diversified as are interests in larger pools.

Floating and Variable Rate Obligations

         Fixed-income securities may be offered in the form of floating and variable rate obligations. A fund may invest no more than 5% of its net assets in floating and variable rate obligations, respectively. Floating rate obligations have an interest rate which is fixed to a specified interest rate, such as bank prime rate, and is automatically adjusted when the specified interest rate changes. Variable rate obligations have an interest rate which is adjusted at specified intervals to a specified interest rate. Periodic interest rate adjustments help stabilize the obligations' market values.

         A fund may purchase these obligations from the issuers or may purchase participation interests in pools of these obligations from banks or other financial institutions. Variable and floating rate obligations usually carry demand features that permit a fund to sell the obligations back to the issuers or to financial intermediaries at par value plus accrued interest upon short notice at any time or prior to specific dates. The inability of the issuer or financial intermediary to repurchase an obligation on demand could affect the liquidity of a fund's portfolio. Frequently, obligations with demand features are secured by letters of credit or comparable guarantees. Floating and variable rate obligations which do not carry unconditional demand features that can be exercised within seven days or less are deemed illiquid unless the Board of
Directors determines otherwise. The fund's investment in illiquid floating and variable rate obligations would be limited to the extent that it is not permitted to invest more than 15% of the value of its net assets in illiquid investments.

Securities of Other Investment Companies

         The funds may invest in the securities of other investment companies, including open-end mutual funds, closed-end funds, unit investment trusts, private investment companies and offshore investment companies. An investment in an investment company involves risks similar to those of investing directly in the investment company's portfolio securities, including the risk that the value of the portfolio securities may fluctuate in accordance with changes in the financial condition of their issuers, the value of stocks and other securities generally, and other market factors.

         In addition, investing in the securities of other investment companies involves certain other risks, costs, and expenses for that fund. If a fund invests in another investment company, the fund will indirectly bear its proportionate share of the advisory fees and other operating expenses of such investment company, which are in addition to the advisory fees and other operational expenses incurred by the fund. In addition, a fund could incur a sales charge in connection with purchasing an investment company security or a redemption fee upon the redemption of such security. An investment in the shares of a closed-end investment company may also involve the payment of a substantial premium over, while sales of such shares may be made at a substantial discount from, the net asset value of the issuers' portfolio securities.

                                       27

         The funds may also invest in the securities of private investment companies, including "hedge funds." As with investments in other investment companies, if a fund invests in a private investment company, the fund will be charged its proportionate share of the advisory fees and other operating expenses of such company. These fees, which can be substantial, would be in addition to the advisory fees and other operating expenses incurred by the fund.
In addition, private investment companies are not registered with the SEC and may not be registered with any other regulatory authority. Accordingly, they are not subject to certain regulatory requirements and oversight to which registered issuers are subject. There may be very little public information available about their investments and performance. Moreover, because sales of shares of private investment companies are generally restricted to certain qualified purchasers, such shares may be illiquid and it could be difficult for a fund to sell its shares at an advantageous price and time. Finally, because shares of private investment companies are not publicly traded, a fair value for a fund's investment in these companies typically will have to be determined under policies approved by the Board of Directors.

         The 1940 Act provides that the funds may not purchase or otherwise acquire the securities of other "registered investment companies" (as defined in the 1940 Act) if, as a result of such purchase or acquisition, it would own: (i)
more than 3% of the total outstanding voting stock of any investment company;
(ii) securities issued by any one investment company having a value in excess of
5% of the fund's total assets; or (iii) securities issued by all investment companies having an aggregate value in excess of 10% of the fund's total assets.

         The funds will invest in the securities of other investment companies, including private investment companies, when, in the adviser's judgment, the potential benefits of the investment justify the expense and risk of investing in such investment companies.

Securities of Exchange-Traded Funds

         The funds may invest in the securities of exchange-traded funds
("ETFs"). ETFs are ownership interests in unit investment trusts, depositary receipts, and other pooled investment vehicles that are traded on an exchange and that hold a portfolio of securities or other financial instruments (the
"Underlying Assets"). The Underlying Assets are typically selected to correspond to the securities that comprise a particular broad based, sector or international index, or to provide exposure to a particular industry sector or asset class. An investment in an ETF involves risks similar to investing directly in the Underlying Assets, including the risk that the value of the
Underlying Assets may fluctuate in accordance with changes in the financial condition of their issuers, the value of securities, and other financial instruments generally, and other market factors.

         The performance of an ETF will be reduced by transaction and other expenses, including fees paid by the ETF to service providers. Investors in ETFs are eligible to receive their portion of dividends, if any, accumulated on the securities held in the portfolio, less fees and expenses of the ETF.

         If an ETF is a registered investment company (as defined above), the limitations applicable to a fund's ability to purchase securities issued by other investment companies will apply.

The following information applies to Financial Services Fund only:

Securities in the Financial Services Industry

         Other than the financial services industry, the fund will not invest more than 25% of its total assets in a particular industry. Because of concentration, Financial Services Fund may be especially subject to risks affecting the financial services sector.

                                       28

         Companies in the financial services industry include regional and money center banks, securities brokerage firms, asset management companies, savings banks and thrift institutions, specialty finance companies (e.g., credit card, mortgage providers), insurance and insurance brokerage firms, government sponsored agencies (e.g., Ginnie Mae), financial conglomerates and foreign banking and financial services companies.

         The financial services industry is currently undergoing relatively rapid change as existing distinctions between financial service segments become less clear. For instance, recent business combinations in the U.S. have included insurance, finance, banking and/or securities brokerage under single ownership.
Moreover, Congress repealed the federal laws generally separating commercial and investment banking, and the services offered by banks are likely to expand.
While providing diversification, expanded powers could expose banks to well-established competitors, particularly as the historical distinctions between banks and other financial institutions erode. Increased competition may also result from the broadening of regional and national interstate banking powers, which has already reduced the number of publicly traded regional banks.
In addition, certain industry members have been subject to regulatory and criminal actions due to undue influence of one part of their business on another, such as claims that investment banking concerns have influenced their securities research and recommendations.

         Banks, savings and loan associations and finance companies are subject to extensive governmental regulation which may limit both the amounts and types of loans and other financial commitments they can make and the interest rates and fees they can charge. The profitability of these groups is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change. In addition, general economic conditions are important to the operations of these concerns, with exposure to credit losses resulting from possible financial difficulties of borrowers potentially having an adverse effect.

         Finance companies can be highly dependent upon access to capital markets and any impediments to such access, such as adverse overall economic conditions or a negative perception in the capital markets of a finance company's financial condition or prospects, could adversely affect its business.

         Insurance companies are likewise subject to substantial governmental regulation, predominately at the state level, and may be subject to severe price competition. The performance of the fund's investments in insurance companies will be subject to risk from several additional factors. The earnings of insurance companies will be affected by, in addition to general economic conditions, pricing (including severe pricing competition from time to time), claims activity, and marketing competition. Particular insurance lines will also be influenced by specific matters. Property and casualty insurer profits may be affected by certain weather catastrophes, terrorism and other disasters. Life and health insurer profits may be affected by mortality and morbidity rates.
Individual companies may be exposed to material risk, including reserve inadequacy, problems in investment portfolios (due to real estate or "junk" bond holdings, for example), and the inability to collect from reinsurance carriers.
Insurance companies are subject to extensive governmental regulation, including the imposition of maximum rate levels, which may not be adequate for some lines of business. Proposed or potential anti-trust or tax law changes also may affect adversely insurance companies' policy sales, tax obligations and profitability.

         Companies engaged in stock brokerage, commodity brokerage, investment banking, investment management, or related investment advisory services are closely tied economically to the securities and commodities markets and can suffer during a decline in either. These companies also are subject to the regulatory environment and changes in regulations such as proposals to screen financial analysts from investment banking within financial conglomerates, pricing pressure, the availability of funds to borrow and interest rates.

                                       29

                           ADDITIONAL TAX INFORMATION

         The following is a general summary of certain federal tax
considerations affecting each fund and its shareholders. Investors are urged to consult their own tax advisers for more detailed information regarding any federal, state, local or foreign taxes that may apply to them.

General

         For federal tax purposes, each fund is treated as a separate corporation. To continue to qualify for treatment as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended ("Code"), a fund must distribute annually to its shareholders at least 90% of its investment company taxable income (generally, net investment income, the excess of net short-term capital gain over net long-term capital loss, and any net gains from certain foreign currency transactions, all determined without regard to any deduction for dividends paid) ("Distribution Requirement") and must meet several additional requirements. For each fund, these requirements include the following: (1) the fund must derive at least 90% of its gross income each taxable year from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of securities or foreign currencies, or other income (including gains from options, futures or forward currency contracts) derived with respect to its business of investing in securities or those currencies ("Income Requirement"); (2) at the close of each quarter of the fund's taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other RICs and other securities, with those other securities limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of the fund's total assets and that does not represent more than 10%
of the issuer's outstanding voting securities; and (3) at the close of each quarter of the fund's taxable year, not more than 25% of the value of its total assets may be invested in the securities (other than U.S. Government securities or the securities of other RICs) of any one issuer or two or more issuers the fund controls that are determined to be engaged in the same, similar or related trades or businesses.

         By qualifying for treatment as a RIC, a fund (but not its shareholders)
will be relieved of federal income tax on the part of its investment company taxable income and net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) that it distributes to its shareholders.
If any fund failed to qualify for that treatment for any taxable year, (1) it would be taxed at corporate rates on the full amount of its taxable income for that year without being able to deduct the distributions it makes to its shareholders and (2) the shareholders would treat all those distributions, including distributions of net capital gain, as dividends (that is, ordinary income, except for the part of those dividends that is "qualified dividend income," which is subject to a maximum federal income tax rate of 15% for individuals (described in the Prospectuses)) to the extent of the fund's earnings and profits. In addition, the fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying for RIC treatment.

         Each fund will be subject to a nondeductible 4% excise tax ("Excise
Tax") to the extent it fails to distribute by the end of any calendar year substantially all of its ordinary income for that year and capital gain net income for the one-year period ending on October 31 of that year, plus certain other amounts.

Dividends and Other Distributions and Redemption of Shares

         Dividends and other distributions a fund declares in December of any year that are payable to its shareholders of record on a date in that month will be deemed to have been paid by the fund and received by the shareholders on
December 31 if the fund pays the distributions during the following January.
Accordingly, those distributions will be taxed to shareholders for the year in which that December 31 falls.

         A portion of the dividends from each fund's investment company taxable income (whether paid in cash or reinvested in fund shares) may be eligible for
(1) the 15% maximum rate of federal income tax applicable to "qualified dividend income" that individual shareholders receive and (2) the dividends-received deduction allowed to corporations. The eligible portion for purposes of the 15%

                                       30

rate for any fund may not exceed the aggregate dividends the fund receives from most domestic corporations and certain foreign corporations, whereas only dividends a fund receives from domestic corporations are eligible for purposes of the dividends-received deduction. However, dividends a corporate shareholder receives and deducts pursuant to the dividends-received deduction are subject indirectly to the federal alternative minimum tax. A fund's distributions of net capital gain ("capital gain distributions") do not qualify for the dividends-received deduction.

         If fund shares are sold at a loss after being held for six months or less, the loss will be treated as a long-term, instead of a short-term, capital loss to the extent of any capital gain distributions received on those shares.
Investors also should be aware that if shares are purchased shortly before the record date for any dividend or other distribution, the investor would pay full price for the shares and receive some portion of the price back as a taxable distribution.

         Capital gain distributions a fund makes that are attributable to any net capital gain it receives on sales or exchanges of capital assets through its last taxable year beginning before January 1, 2009, will be subject to federal income tax at a maximum rate of 15% for individual shareholders. In addition, any capital gain an individual shareholder realizes on a redemption during that period of his or her fund shares held for more than one year will qualify for that maximum rate.

Foreign Securities

         FOREIGN TAXES. Dividends and interest a fund receives, and gains it realizes, from foreign securities may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions that would reduce the yield and/or total return on its securities. Tax conventions between certain countries and the United States may reduce or eliminate these taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

         PASSIVE FOREIGN INVESTMENT COMPANIES. Each fund may invest in the stock of "passive foreign investment companies" ("PFICs"). A PFIC is any foreign corporation (with certain exceptions) that, in general, meets either of the following tests: (1) at least 75% of its gross income for the taxable year is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, a fund will be subject to federal income tax on a portion of any "excess distribution" it receives on the stock of a PFIC or of any gain on disposition of that stock
(collectively "PFIC income"), plus interest thereon, even if the fund distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the fund's investment company taxable income and, accordingly, will not be taxable to it to the extent it distributes that income to its shareholders. Fund distributions thereof will not be eligible for the 15% maximum federal income tax rate applicable to "qualified dividend income."

         If a fund invests in a PFIC and elects to treat the PFIC as a
"qualified electing fund" ("QEF"), then in lieu of the foregoing tax and interest obligation, the fund would be required to include in income each taxable year its pro rata share of the QEF's annual ordinary earnings and net capital gain -- which the fund probably would have to distribute to satisfy the
Distribution Requirement and avoid imposition of the Excise Tax -- even if the
QEF did not distribute those earnings and gain to the fund. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

         Each fund may elect to "mark-to-market" its stock in any PFIC.
"Marking-to-market," in this context, means including in ordinary income each taxable year the excess, if any, of the fair market value of the stock over a fund's adjusted basis therein as of the end of that year. Pursuant to the election, a fund also may deduct (as an ordinary, not capital, loss) the excess, if any, of its adjusted basis in PFIC stock over the fair market value thereof as of the taxable year-end, but only to the extent of any net mark-to-market gains with respect to that stock a fund included in income for prior taxable years under the election (and under regulations proposed in 1992 that provided a similar election with respect to the stock of certain PFICs). A fund's adjusted basis in each PFIC's stock subject to the election would be adjusted to reflect the amounts of income included and deductions taken thereunder.

                                       31

         FOREIGN CURRENCIES. Gains or losses (1) from the disposition of foreign currencies, including forward contracts, (2) on the disposition of a debt security denominated in foreign currency that are attributable to fluctuations in the value of the foreign currency between the dates of acquisition and disposition of the security and (3) that are attributable to fluctuations in exchange rates between the time a fund accrues interest, dividends or other receivables, or expenses or other liabilities, denominated in a foreign currency and the time the fund actually collects the receivables or pays the liabilities, generally will be treated as ordinary income or loss. These gains or losses will increase or decrease the amount of a fund's investment company taxable income to be distributed to its shareholders, as ordinary income, rather than affecting the amount of its net capital gain.

Options, Futures and Foreign Currency Contracts

         The use of Financial Instruments, such as writing (selling) and purchasing options and futures contracts and entering into forward currency contracts, involves complex rules that will determine for income tax purposes the amount, character and timing of recognition of the gains and losses a fund realizes in connection therewith. Gains from the disposition of foreign currencies (except certain gains that may be excluded by future regulations) --
and gains from options, futures and forward currency contracts a fund derives with respect to its business of investing in securities or foreign currencies there from will be treated as qualifying income under the Income Requirement.

         Some futures, foreign currency contracts and "non-equity" options
(i.e., certain listed options, such as those on a "broad-based" securities index) in which a fund may invest will be subject to section 1256 of the Code
("section 1256 contracts"). Any section 1256 contracts a fund holds at the end of its taxable year, other than contracts with respect to which it has made a
"mixed straddle" election, must be "marked-to-market" (that is, treated as having been sold for their fair market value) for federal income tax purposes, with the result that unrealized gains or losses will be treated as though they were realized. Sixty percent of any net gain or loss recognized on those deemed sales, and 60% of any net realized gain or loss from any actual sales of section
1256 contracts will be treated as long-term capital gain or loss, and the balance will be treated as short-term capital gain or loss. These rules may operate to increase the amount a fund must distribute to satisfy the
Distribution Requirement (i.e., with respect to the portion treated as short-term capital gain), which will be taxable to its shareholders as ordinary income, and to increase the net capital gain a fund recognizes, without in either case increasing the cash available to it. A fund may elect to exclude certain transactions from the operation of section 1256, although doing so may have the effect of increasing the relative proportion of net short-term capital gain (taxable as ordinary income) and thus increasing the amount of dividends it must distribute. Section 1256 contracts also may be marked-to-market for purposes of the Excise Tax.

         When a covered call option written (sold) by a fund expires, it will realize a short-term capital gain equal to the amount of the premium it received for writing the option. When a fund terminates its obligations under such an option by entering into a closing transaction, it will realize a short-term capital gain (or loss), depending on whether the cost of the closing transaction is less than (or exceeds) the premium received when it wrote the option. When a covered call option written by a fund is exercised, it will be treated as having sold the underlying security, producing long-term or short-term capital gain or loss, depending on the holding period of the underlying security and whether the sum of the option price received upon the exercise plus the premium received when it wrote the option is more or less than the basis of the underlying security.

         Code section 1092 (dealing with straddles) also may affect the taxation of Financial Instruments in which a fund may invest. That section defines a
"straddle" as offsetting positions with respect to actively traded personal property; for these purposes, options, futures and forward currency contracts are positions in personal property. Under section 1092, any loss from the disposition of a position in a straddle generally may be deducted only to the extent the loss exceeds the unrealized gain on the offsetting position(s) of the straddle. In addition, these rules may postpone the recognition of loss that otherwise would be recognized under the mark-to-market rules discussed above.
The regulations under section 1092 also provide certain "wash sale" rules, which apply to a transaction where a position is sold at a loss and a new offsetting position is acquired within a prescribed period, and "short sale" rules

                                       32

applicable to straddles. If a fund makes certain elections, the amount, character and timing of recognition of gains and losses from the affected straddle positions would be determined under rules that vary according to the elections made. Because only a few of the regulations implementing the straddle rules have been promulgated, the tax consequences to a fund of straddle transactions are not entirely clear.

Other

         If a fund has an "appreciated financial position" -- generally, an interest (including an interest through an option, futures or forward currency contract or short sale) with respect to any stock, debt instrument (other than
"straight debt") or partnership interest the fair market value of which exceeds its adjusted basis -- and enters into a "constructive sale" of the position, the fund will be treated as having made an actual sale thereof, with the result that it will recognize gain at that time. A constructive sale generally consists of a short sale, an offsetting notional principal contract or a futures or forward currency contract a fund or a related person enters into with respect to the same or substantially identical property. In addition, if the appreciated financial position is itself a short sale or such a contract, acquisition of the underlying property or substantially identical property will be deemed a constructive sale. The foregoing will not apply, however, to any funds'
transaction during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the fund holds the appreciated financial position unhedged for 60 days after that closing (i.e., at no time during that 60-day period is the fund's risk of loss regarding that position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as having an option to sell, being contractually obligated to sell, making a short sale or granting an option to buy substantially identical stock or securities).

Original Issue Discount and Pay-In-Kind Securities

         Each fund may purchase zero coupon or other debt securities issued with original issue discount ("OID"). As a holder of those securities, a fund must include in its income the OID that accrues thereon during the taxable year, even if it receives no corresponding payment on the securities during the year.
Similarly, a fund must include in its gross income securities it receives as
"interest" on pay-in-kind securities. Because each fund annually must distribute substantially all of its investment company taxable income, including any OID and other non-cash income, to satisfy the Distribution Requirement and avoid imposition of the Excise Tax, it may be required in a particular year to distribute as a dividend an amount that is greater than the total amount of cash it actually receives. Those distributions will be made from a fund's cash assets or from the proceeds of sales of portfolio securities, if necessary. A fund may realize capital gains or losses from those dispositions, which would increase or decrease its investment company taxable income and/or net capital gain.

                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

         If your check to purchase shares is not honored by the institution on which it is drawn, you may be subject to extra charges in order to cover collection costs. These charges may be deducted from your shareholder account.

Future First (R) Systematic Investment Plan and Transfer of Funds from Financial
Institutions

         The Future First(R) Systematic Investment Plan ("Future First") and
transfer of funds from financial institutions are services available to those
Primary Class shareholders who own shares directly with the funds. You should contact your financial adviser to determine if it offers similar services.

         If you invest in Primary Class shares, the Prospectus explains that you may buy additional shares through Future First. Under this plan you may arrange for automatic monthly investments in Primary Class shares of $50 or more by authorizing Boston Financial Data Services ("BFDS"), each fund's transfer agent, to transfer funds each month from your checking/savings account, or another Legg
Mason fund to be used to buy additional shares. The fund will send you an

                                       33

account statement monthly. The transfer will also be reflected on your regular checking account statement. You may terminate Future First at any time without charge or penalty.

         You may also buy additional Primary Class shares through a plan permitting transfers of funds from a financial institution. Certain financial institutions may allow you, on a pre-authorized basis, to have $50 or more automatically transferred monthly from your checking/savings account for investment in Primary Class shares of a fund.

Systematic Withdrawal Plan

The Systematic Withdrawal Plan is available to those shareholders who own shares directly with the funds. You should contact your financial adviser to determine if it offers a similar service.

Primary Class Shareholders

     Primary  Class  shareholders  having an account  with a net asset  value of
$5,000 or more ($1,000 or more for individual  retirement  accounts ("IRAs") and
Coverdell  Education  Savings  Accounts  ("Coverdell  ESAs"))  may elect to make withdrawals  of a  minimum  of $50 on a  monthly  basis.  Except  for  IRAs  and
Coverdell  ESAs,  there  are  three  ways to  receive  payment  of  proceeds  of redemptions made through the Systematic Withdrawal Plan: (1) Credit to brokerage account -- fund shares can be redeemed on any  business day of the month and the proceeds will be credited to the brokerage account in approximately two business days;  (2) Check  mailed by the funds'  transfer  agent -- fund  shares  will be redeemed  on the 25th of each  month or next  business  day and a check  for the proceeds  will be mailed within three  business  days; or (3) ACH to checking or savings  account --  redemptions of fund shares may occur on any business day of the month and the checking or savings account will be credited with the proceeds in approximately  two business days.  Credit to a brokerage  account is the only option  available to IRAs and Coverdell  ESAs. You may change the monthly amount to be paid to you without  charge by notifying  the fund.  You may terminate the
Systematic Withdrawal Plan at any time, without charge or penalty, by contacting the funds.  Each fund,  its transfer  agent,  and LMIS also reserve the right to modify or terminate the Systematic Withdrawal Plan at any time.

Institutional and Financial Intermediary Class Shareholders

         Shareholders of a fund's Institutional Class or Financial Intermediary
Class shares with an initial net asset value of $1,000,000 or more are eligible to participate in the Legg Mason Institutional Funds Systematic Withdrawal Plan.
Receipt of payment of proceeds of redemptions made through the Systematic
Withdrawal Plan will be wired through ACH to your checking or savings account -
redemptions of fund shares may occur on any business day of the month and the checking or savings account will be credited with the proceeds in approximately two business days. Requests must be made in writing to Legg Mason Institutional
Funds to participate in, change or discontinue the Systematic Withdrawal Plan.
You may change the monthly amount to be paid to you or terminate the Systematic
Withdrawal Plan at any time, without charge or penalty, by notifying Legg Mason
Institutional Funds. Each fund, its transfer agent, and Legg Mason Institutional
Funds also reserve the right to modify or terminate the Systematic Withdrawal
Plan at any time.

In General

The amounts paid to you each month are obtained by redeeming sufficient shares from your account to provide the withdrawal amount that you have specified.

Redemptions will be made at the net asset value per share determined as of the close of regular trading on the New York Stock Exchange ("Exchange") (normally
4:00 p.m., Eastern time) on the day corresponding to the redemption option designated by the investor. If the Exchange is not open for business on that day, the shares will be redeemed at the per share net asset value determined as

                                       34

of the close of regular trading on the Exchange on the next day the Exchange is open. If the redemption option designated is the last day of the month and the
Exchange is not open for business on that day, the shares will be redeemed at the per share net asset value determined as of the previous day the Exchange was open.

Withdrawal payments are treated as a sale of shares rather than as a dividend or other distribution. These payments are taxable to the extent that the total amount of the payments exceeds the tax basis of the shares sold. If the periodic withdrawals exceed reinvested dividends and other distributions, the amount of your original investment may be correspondingly reduced.

Ordinarily, you should not purchase additional shares of the fund in which you have an account if you maintain a Systematic Withdrawal Plan, because there are tax disadvantages associated with such purchases and withdrawals. No fund will knowingly accept purchase orders from you for additional shares if you maintain a Systematic Withdrawal Plan unless your purchase is equal to at least one year's scheduled withdrawals. In addition, Primary Class shareholders who maintain a Systematic Withdrawal Plan may not make periodic investments under
Future First.

Other Information Regarding Redemption

         Each fund reserves the right to modify or terminate the wire, telephone or Internet redemption services described in the Prospectus and this SAI at any time.

         The date of a payment for redemption may not be postponed for more than seven days, and the right of redemption may not be suspended by a fund or its distributor, except (i) for any periods during which the Exchange is closed
(other than for customary weekend and holiday closings), (ii) when trading in markets a fund normally utilizes is restricted, or an emergency, as defined by rules and regulations of the SEC, exists, making disposal of that fund's investments or determination of its net asset value not reasonably practicable, or (iii) for such other periods as the SEC by regulation or order may permit for protection of a fund's shareholders. In the case of any such suspension, you may either withdraw your request for redemption or receive payment based upon the net asset value next determined after the suspension is lifted.

         Foreign securities markets may be open for trading on days when the funds are not open for business. The net asset value of fund shares may be significantly affected on days when investors do not have access to their respective fund to purchase and redeem shares.

         Clients of certain financial intermediaries that maintain omnibus accounts with the funds' transfer agent may obtain shares through those financial intermediaries. Such financial intermediaries may receive payments from the funds' distributor for account servicing, and may receive payments from their clients for other services performed. Investors may be able to purchase shares from LMIS without receiving or paying for such other services.

Redemption In-Kind

         Each fund reserves the right, under certain conditions, to honor any request for redemption by making payment in whole or in part by securities valued in the same way as they would be valued for purposes of computing that fund's net asset value per share. Because redemption in-kind may be used at times of unusual illiquidity in the markets, these valuation methods may include fair value estimations. If payment is made in securities, a shareholder should expect to incur brokerage expenses in converting those securities into cash and the market price of those securities will be subject to fluctuation until they are sold. Each fund does not redeem "in-kind" under normal circumstances, but would do so where its adviser determines that it would be in the best interests of that fund's shareholders as a whole. A redemption in-kind may be considered the sale of securities by a fund to the party receiving the securities.
Redemptions in-kind will not be done with LMIS or other affiliated persons of the fund except as permitted by SEC rules or orders, or other interpretive guidance from regulators.

                                       35

Transferring Legg Mason Fund Shares to Another Securities Dealer or Other
Financial Intermediary

         You may transfer fund shares only to another securities dealer or other financial intermediary that has entered into an agreement with the distributor or one of its affiliates with respect to the particular fund. Some securities dealers and financial intermediaries may have agreements with LMIS or one of its affiliates with respect to some funds and not others. Depending on the dealer to which you transfer the shares, certain shareholder services may not be available for the transferred shares. After the transfer, you may purchase additional fund shares. All future trading of particular fund shares, including exchanges, is subject to the rules of the dealer or intermediary and its continued agreement with the distributor that permits such trading.

         You should contact your securities dealer, financial intermediary or the fund for further information on transferring fund shares.

                            VALUATION OF FUND SHARES

         Net asset value of a fund's shares is determined daily for each class as of the close of regular trading on the Exchange, on every day the Exchange is open, by dividing the value of the total assets attributable to that class, less liabilities attributable to that class, by the number of shares of that class outstanding. Pricing will not be done on days when the Exchange is closed. The
Exchange currently observes the following holidays: New Year's Day, Martin
Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence
Day, Labor Day, Thanksgiving Day and Christmas Day. As described in the
Prospectuses, securities for which market quotations are readily available are valued at current market value. Securities traded on an exchange are normally valued at last sale prices. Securities traded on The Nasdaq Stock Market, Inc.
("Nasdaq") are valued in accordance with the Nasdaq Official Closing Price, which may not be the last sale price. Other OTC securities, and securities traded on exchanges for which there is no sale on a particular day (including debt securities), are valued at the mean of latest closing bid and asked prices.
A fund values its foreign securities in U.S. dollars on the basis of foreign currency exchange rates prior to the close of trading on the Exchange, generally, 2:00 p.m. Eastern time. Fixed-income securities generally are valued using market quotations or independent pricing services that use prices provided by market makers or estimates of market values. All other securities are valued at fair value as determined under procedures approved by each Corporation's
Board of Directors. The funds may also use fair value pricing instead of market quotations to value securities if, because of special circumstances, a fund believes fair value pricing would more accurately reflect the price it expects to realize on a current sale of the securities. Premiums received on the sale of put or call options are included in the net asset value of each class, and the current market value of options sold by a fund will be subtracted from net assets of each class.

Disclosure of Portfolio Holdings

         Each Board of Directors has adopted the following policy with respect to the disclosure of each fund's portfolio holdings. Each Board of Directors believes the policy is in the best interests of the funds and their shareholders and that it strikes an appropriate balance between the desire of investors for information about the funds' portfolio holdings and the need to protect the funds from potentially harmful disclosures. The extent of these disclosures and when they will be made was reviewed and approved by each Board of Directors upon the recommendations of the funds' investment advisers. Each Board of Directors will be provided with reports regarding any determinations made by the Chief
Legal Officer pursuant to the policy and any other material issues arising under the policy and can exercise oversight over the operation of the policy.

         POLICY. Except as described below, no portfolio holdings information of a fund shall be provided to any individual, investor, or other person or entity unless specifically authorized by the Chief Legal Officer or a person authorized by the Chief Legal Officer.

                                       36

         PUBLIC DISCLOSURE OF PORTFOLIO HOLDINGS. Each fund distributes complete portfolio holdings information to its shareholders through semi-annual and annual reports first mailed to shareholders within sixty days after period ends.
Such semi-annual and annual reports are also made available to the public through postings at the same time on the Legg Mason Funds' website at
www.leggmasonfunds.com. Additionally, complete portfolio holdings information is filed with the SEC on Form N-Q for the first and third quarters of the funds'

fiscal year. Each of the Corporation's reports and their Form N-Q filings are available at the website of the SEC at http://www.sec.gov.

         Complete portfolio holdings information as of quarter-end may be disclosed no sooner than the last business day of the month following such quarter-end, provided that such information has been made available to the public through postings on the Legg Mason Funds' website at least one day previously.

         Partial information concerning each fund's portfolio holdings (such as top ten holdings) may be provided to shareholders and other persons in fact sheets and other formats on a monthly or quarterly basis no sooner than 11 business days after quarter or month end, provided that such information has been made available to the public through postings on the Legg Mason Funds'
website at least one day previously.

         Complete or partial portfolio holdings information may be included in responses to Requests for Proposal, Pitch Books or similar marketing materials, provided that such information is based only on the latest portfolio holdings information publicly available in accordance with the funds' policy.

         NON-PUBLIC DISSEMINATION OF PORTFOLIO HOLDINGS INFORMATION. From time to time, portfolio holdings that are not publicly available may be required by third parties in order to perform various services for the fund. Such entities may be provided with information more current than the latest publicly-available portfolio holdings only if the Chief Legal Officer determines that 1) more current information is necessary in order for the third party to complete its task, 2) the fund has a legitimate need for disclosing the information, and 3)
the third party has agreed in writing (or is otherwise required by virtue of a written code of ethics, professional responsibility, governmental or SRO rules or fiduciary duty) to keep the information confidential, to use it only for the agreed-upon purpose(s), and not to trade securities on the basis of the information. No consideration may be received by any party for providing non-public portfolio holdings information to any third party, except consideration received by each fund in connection with the services being provided to it by the third party which receives the non-public information. The investment adviser and its affiliates shall not be deemed to have received consideration solely by the fact that services provided to each fund may result in sales of fund shares.

     At the present time, the Corporation's have ongoing arrangements with the following parties to provide them with non-public portfolio holdings information:

     Service Providers:

     State Street Bank and Trust Company - Information is provided daily with no time lag.

     Ernst & Young LLP - Information is provided as needed with no time lag.

     PricewaterhouseCoopers LLP - Information is provided as needed with no time lag.

     Kirkpatrick & Lockhart Nicholson Graham LLP - Information is provided with
     Board of Directors materials approximately four to six weeks after quarter-end and may be provided at other times as needed with no time lag.

     Institutional Shareholder Services - Information is provided daily with no time lag.

                                       37

     Other Third Parties:

     Lipper Analytical Services Corporation - Information is provided quarterly with a time lag of five business days.

     Russell/Mellon Analytical Services - Information is provided monthly with a time lag of 3 business days.

         In all cases, the party receiving the information has agreed in writing
(or is otherwise required by virtue of a written code of ethics, professional responsibility, governmental or SRO rules or fiduciary duty) to keep the information confidential, to use it only for the agreed-upon purpose(s) and not to trade securities on the basis of such information.

         Additionally, each fund may occasionally reveal certain of its current portfolio holdings information to broker-dealers in connection with that broker-dealer executing securities transactions on behalf of the fund. In such a case, a fund does not enter into a formal confidentiality agreement with the broker-dealer but relies on the broker-dealer's obligations based on statutes, rules, and fiduciary obligations, not to trade based on the information or otherwise use it improperly. The fund would not continue to conduct business with a broker dealer whom the fund's investment adviser believed was misusing the disclosed information.

         Each Corporation's Board of Directors, officers, and certain LMIS employees, including funds accounting, legal, compliance, marketing, administrative personnel and members of certain LMIS committees or groups, have access to each fund's portfolio holdings information prior to the time it is made public. All such persons are subject to a Code of Ethics that requires that portfolio holdings information be kept confidential and that they not trade securities on the basis of such information.

         Each fund may also provide certain information (other than complete portfolio holdings) as set forth in paragraphs 1 and 2 below that is related to each fund's portfolio holdings or derived from each fund's portfolio holdings to individual and institutional shareholders, prospective shareholders, intermediaries working on behalf of these persons (including consultants and fiduciaries of 401(k) plans), and the media even if the information has not been made publicly available on the Legg Mason Funds website or in other published form, so long as the Chief Legal Officer determines that the fund has a legitimate business purpose for disclosing the information and the dissemination cannot reasonably give the recipient an advantage in trading fund shares or in any other way harm the fund or its shareholders.

1.   A small number of portfolio holdings (including  information that a fund no longer holds a particular security).  However, information about a security may not be released if it could  reasonably  be seen to interfere  with the current or future purchase or sale activities of the fund or is contrary to applicable  law. In this  respect,  information  about  intended or ongoing transactions may not be released.  However, such disclosure may not be made
     pursuant  to  ongoing   arrangements   with  third  parties  to  make  such
     information available.

2.   General  information  about the  portfolio  holdings that cannot be used to determine the fund's portfolio holdings or any portion thereof.  This would include such  characteristics of the fund as portfolio  volatility,  median capitalization,  percentages  of  international  and  domestic  securities, sector allocations,  yields, performance attribution,  types of bonds, term structure exposure, bond maturities, and duration.

         The Chief Legal Officer may authorize another person to make the determinations required under this policy. If consistent with the best interests of the fund and its shareholders, such determinations (whether made by the Chief
Legal Officer or his/her designee) do not necessarily need to be made each time the information is disclosed. For example, such determinations may be made with respect to general categories or information or a particular type of information disclosed to a particular third party or category of third party.

                                       38

                             PERFORMANCE INFORMATION

Total Return Calculations

         Average annual total return quotes used in a fund's advertising and other promotional materials ("Performance Advertisements") are calculated separately for each class according to the following formulas: Before-Tax

                  P(1+T)^n      =       ERV

where:            P             =       a hypothetical initial payment of $1,000
                  T             =       average annual total return
                  n             =       number of years
                  ERV           =       ending redeemable value of a
                                        hypothetical $1,000 payment
                                        made at the beginning of
                                        the 1-, 5-, or 10-year
                                        periods at the end of the
                                        1-, 5- or 10-year periods
                                        (or fractional portion thereof).

After-Tax

Pre-liquidation return (average annual total return after taxes on distributions):

                  P(1+T)^n      =        ATVD

where:            P             =       a hypothetical initial payment of $1,000
                  T             =       average annual total return (after taxes
                                        on distributions)
                  n             =       number of years
                  ATVD          =       ending value of hypothetical $1,000
                                        payment made at the beginning of the 1-,
                                        5-, or 10-year periods at the end of the
                                        1-, 5- or 10-year periods (or fractional
                                        portion thereof) after taxes on fund
                                        distributions but not after taxes on
                                        redemption.

Post-liquidation return (average annual total return after taxes on distributions and on redemption)

                  P(1+T)^n     =       ATVDR

(Assumptions are the same, except that "DR" calculates the ending value after taxes on distributions and on redemption.)

         Under the foregoing formulas, the time periods used in Performance
Advertisements will be based on rolling calendar quarters, updated at least to the last business day of the most recent available quarter prior to submission of the Performance Advertisements for publication. During times of market volatility, performance may vary greatly from the reported quarter-end average annualized returns; please contact Legg Mason Funds Investor Services,
www.leggmasonfunds.com (Primary Class shares) or www.lminstitutionalfunds.com
(Institutional Class and Financial Intermediary Class shares) for more current performance information. Total return, or "T" in the formulas above, is computed by finding the average annual change in the value of an initial $1,000 investment over the period. In calculating the ending redeemable value, all dividends and other distributions by a fund are assumed to have been reinvested at net asset value on the reinvestment dates during the period.

                                       39

               TAX-DEFERRED QUALIFIED PLANS - PRIMARY CLASS SHARES

         Investors may invest in Primary Class shares of a fund through IRAs, simplified employee pension plans ("SEPs"), savings incentive match plans for employees ("SIMPLES"), other qualified retirement plans and Coverdell ESAs
(collectively, "qualified plans"). In general, income earned through the investment of assets of qualified plans is not taxed to their beneficiaries until the income is distributed to those beneficiaries (or, in the case of Roth
IRAs and Coverdell ESAs, not at all if certain conditions are satisfied).
Investors who are considering establishing a qualified plan should consult their attorneys or other tax advisers with respect to individual tax questions. Please consult your financial adviser for further information with respect to these plans.

Individual Retirement Account - IRA

         TRADITIONAL IRA. Certain Primary Class shareholders who receive compensation, including earnings from self-employment, may establish and make contributions to an IRA. Your IRA contributions can be tax-deductible if neither you nor your spouse is an active participant in a qualified employer or government retirement plan. If you or your spouse is an active participant in such a plan, your IRA contribution may be deductible, in whole or in part, depending on the amount of your and your spouse's combined adjusted gross income. In addition, all earnings grow tax-deferred until withdrawn, at which point distributions are taxed as ordinary income to you, usually after age 59
1/2, when you may be in a lower tax bracket. Withdrawals made before age 59 1/2 are generally subject to a 10% penalty.

         ROTH IRA. Unlike a traditional IRA, a Roth IRA is only available to individuals who meet certain "modified adjusted gross income" (MAGI)
limitations. Under certain circumstances, a traditional IRA may be converted to a Roth IRA; these conversions are, however, subject to federal income tax.

         Contributions to a Roth IRA are not deductible; however, earnings accumulate tax-free in a Roth IRA, and withdrawals of earnings are not subject to federal income tax if the account has been held for at least five years (or in the case of earnings attributable to conversions of a traditional IRA, the conversion occurred more than five years before the withdrawal) and the account holder has reached age 59 1/2 (or certain other conditions apply).

Simplified Employee Pension Plan - SEP

         LMIS makes available to corporate and other employers a SEP for investment in Primary Class shares of a fund.

Savings Incentive Match Plan for Employees - SIMPLE

         An employer with no more than 100 employees that does not maintain another qualified retirement plan may establish a SIMPLE, either as separate
IRAs or as part of a Code section 401(k) plan. A SIMPLE, which is not subject to the complicated nondiscrimination rules that generally apply to other qualified retirement plans, allows certain employees to make elective contributions of up to certain amounts each year and requires the employer to make matching contributions of up to 3% of each such employee's salary or a 2% non-elective contribution.

Coverdell Education Savings Account - Coverdell ESA

         A Coverdell ESA provides a vehicle for saving for a child's education.
A Coverdell ESA may be established for the benefit of any minor, and any person whose MAGI does not exceed certain levels may contribute to a Coverdell ESA, subject to certain annual limits on contributions. Contributions are not deductible and may not be made after the beneficiary reaches age 18; however, earnings accumulate tax-free, and withdrawals are not subject to tax if used to pay the qualified education expenses of the beneficiary (or a qualified family member).

                                       40

         For further information regarding any of the above qualified plans, including MAGI limitations, contact your financial adviser or Legg Mason Funds
Investor Services at 1-800-822-5544.

Withholding

         Withholding at the rate of 20% is required for federal income tax purposes on certain distributions (excluding, for example, certain periodic payments) from qualified retirement plans (except IRAs and SEPs), unless the recipient transfers the distribution directly to an "eligible retirement plan"
(including IRAs and other qualified retirement plans) that accepts those distributions. Other distributions generally are subject to regular wage withholding or to withholding at the rate of 10% (depending on the type and amount of the distribution), unless the recipient elects not to have any withholding apply. Investors should consult their plan administrator or tax adviser for further information.

                             MANAGEMENT OF THE FUNDS

         Under applicable law, each Board of Directors is responsible for management of its respective Corporation and provides broad supervision over its affairs. Each Corporation's officers manage the day-to-day operations of the
Corporation under the general direction of the Corporation's Board of Directors.

         The standing committees of each Board of Directors include an Audit
Committee, a Nominating Committee and an Independent Directors Committee. All
directors who are not "interested persons" of the Corporation, as defined in the
1940 Act, are members of all three committees.

         The Audit Committee of each Board of Directors meets at least twice a year with each Corporation's independent registered public accounting firm and officers to consider issues relating to the accounting principles used by the
Corporation, the auditor's assessment of the adequacy of internal controls, the qualifications and fees of the independent registered public accounting firm, the scope of the audit services and any permissible non-audit services for which they are retained, the results of the audit and other matters. The Nominating
Committee of each Board of Directors meets as necessary to review and nominate candidates for positions as directors, to fill vacancies on each Board of
Directors, and to evaluate the performance of directors. The selection and nomination of candidates to serve as independent directors to the fund is committed to the discretion of the funds' current independent directors. The
Independent Directors Committee of each Board of Directors considers matters related to fund operations and oversees issues related to the independent directors. During the last fiscal year, the Audit Committee of each Board of
Directors met four times, the Nominating Committee of each Board of Directors met one time and the Independent Directors Committee of each Board of Directors met four times.

         The table below provides information about the Corporation's directors and officers, including biographical information about their business experience and information about their relationships with Legg Mason, Inc. and its affiliates. The mailing address of each director and officer is 100 Light
Street, 23rd Floor, Baltimore, Maryland 21202, Attn: Fund Secretary. The
Nominating Committee will accept recommendations for nominations from any source it deems appropriate. Shareholders may forward recommendations to the Fund
Secretary at the above address.

                                       41

                                              Term of Office     Number of
                           Position(s) Held    and Length of     Funds in          Other
     Name and Year             With the            Time        Fund Complex    Directorships        Principal Occupation(s)
        of Birth             Corporation        Served (1)       Overseen          Held            During the Past Five Years
        --------             -----------        ----------       --------          ----            --------------------------
INDEPENDENT DIRECTORS:

Hearn, Ruby P.                 Director         Since 2004       Director/         None        Senior Vice President Emerita of
1940                                                            Trustee of                     The Robert Wood Johnson
                                                                 all Legg                      Foundation since 2001. Formerly:
                                                                Mason funds                    Senior Vice President of The
                                                                consisting                     Robert Wood Johnson Foundation
                                                                   of 23                       (1996-2001).
                                   portfolios.

Lehman, Arnold L.              Director         Since 1998       Director/         None        Director of The Brooklyn Museum
1944                                                            Trustee of                     of Art since 1997; Trustee of
                                                                 all Legg                      American Federation of Arts since
                                                                Mason funds                    1998. Formerly: Director of The
                                                                consisting                     Baltimore Museum of Art
                                                                   of 23                       (1979-1997).
                                                                portfolios.

Masters, Robin J.W.            Director         Since 2002       Director/      Chairman of    Retired. Director of Bermuda
1955                                                            Trustee of     the Board of    SMARTRISK (non-profit) since
                                                                 all Legg      Directors of    2001. Formerly: Chief Investment
                                                                Mason funds     Cap-a-Laige    Officer of ACE Limited
                                                                consisting         Ltd.        (insurance) (1986-2000).
                                                                   of 23        (management
                                                                portfolios.     company for
                                                                                charitable
                                                                                  trust);
                                                                                Director of
                                                                              Cheyne Capital
                                                                               International
                                                                                  Limited
                                                                                (investment
                                                                                 advisory
                                                                                   firm);
                                                                                Director of
                                                                                  Cheyne
                                                                                 Property
                                                                                 Holdings
                                                                               Limited (real
                                                                                  estate).

McGovern, Jill E.              Director         Since 1998       Director/         None        Chief Executive Officer of The
1944                                                            Trustee of                     Marrow Foundation since 1993.
                                                                 all Legg                      Formerly: Executive Director of
                                                                Mason funds                    the Baltimore International
                                                                consisting                     Festival (1991 - 1993); Senior
                                                                   of 23                       Assistant to the President of The
                                                                portfolios.                    Johns Hopkins University
                                                                                               (1986-1990).

                                                        42

Mehlman, Arthur S. Director Since 2002 Director/ Trustee of the
Retired. Formerly: Partner, KPMG
1942 Trustee of Royce Family LLP (international accounting all Legg of
Funds firm) (1972-2002). Mason funds consisting of consisting 23 portfolios; of 23 Director of portfolios. Municipal Mortgage &
Equity, LLC.
O'Brien, G. Peter Director Since 1999 Director/ Trustee of the Retired.
Trustee Emeritus of Colgate
1945 Trustee of Royce Family University; Director of Hill all Legg of
Funds House, Inc. (residential home Mason funds consisting of care).
Formerly: Managing consisting 23 portfolios; Director, Equity Capital
Markets of 23 Director of Group of Merrill Lynch & Co. portfolios.
Technology (1971-1999). Investment Capital Corp.
Rowan, S. Ford Director Since 2002 Director/ None Consultant, Rowan
& Blewitt Inc.
1943 Trustee of (management consulting); all Legg Chairman, National
Center for Mason funds Critical Incident Analysis, consisting National
Defense University, of 23 since 2004; Director of Santa Fe portfolios.
Institute (scientific research institute) since 1999.
Tarola, Robert M. Director Since 2004 Director/ None Senior Vice
President and Chief
1950 Trustee of Financial Officer of W. R. Grace all Legg & Co.
(specialty chemicals) since Mason funds 1999. consisting of 23 portfolios.
INTERESTED DIRECTORS:
Curley Jr., John F. Chairman and Since 1998 Chairman and None Chairman
of the Board of all Legg
1939 Director Director/ Mason Funds. Formerly: Vice Trustee of Chairman
and Director of Legg all Legg Mason, Inc. and Legg Mason Wood Mason
funds Walker, Incorporated (1982-1998); consisting Director of Legg
Mason Fund of 23 Adviser, Inc. (1982-1998) and 43

                                                                portfolios.                    Western Asset Management Company
                                                                                               (1986-1998) (each a registered
                                                                                               investment adviser).

Fetting, Mark R.            President and        President       President    Trustee of the   Senior Executive Vice President
1954                           Director       since 2001 and   and Director/   Royce Family    of Legg Mason, Inc.; Director
                                              Director since    Trustee of       of Funds      and/or officer of various Legg
                                                   2002          all Legg      consisting of   Mason, Inc. affiliates since
                                                                Mason funds   23 portfolios.   2000. Formerly: Division
                                                                consisting                     President and Senior Officer of
                                                                   of 23                       Prudential Financial Group, Inc.
                                                                portfolios.                    and related companies, including
                                                                                               fund boards and consulting
                                                                                               services to subsidiary companies
                                                                                               (1991 - 2000); Partner, Greenwich
                                                                                               Associates; Vice President, T.
                                                                                               Rowe Price Group, Inc.

EXECUTIVE OFFICERS:

Karpinski, Marie K.       Vice President      Since 1998           Vice            None        Vice President and Treasurer of
1949                      and Treasurer                          President                     all Legg Mason Funds.  Vice
                                                                    and                        President and Treasurer of Legg
                                                               Treasurer of                    Mason Fund Adviser, Inc. and
                                                                 all Legg                      Western Asset Funds, Inc.;
                                                                Mason funds                    Treasurer and Principal Financial
                                                                consisting                     and Accounting Officer of
                                                                   of 23                       Western Asset Income Fund,
                                                                portfolios.                    Western Asset Premier Bond Fund,
                                                                                               Western Asset/Claymore U.S.
                                                                                               Treasury Inflation Protected
                                                                                               Securities Fund, and Western
                                                                                               Asset/Claymore U.S. Treasury
                                                                                               Inflation Protected Securities
                                                                                               Fund 2.

Merz, Gregory T.            Vice President      Since 2003         Vice            None        Vice President and Deputy General
1958                       and Chief Legal                       President                     Counsel of Legg Mason, Inc. since
                               Officer                           and Chief                     2003. Formerly: Associate General
                                                                   Legal                       Counsel, Fidelity Investments
                                                                Officer of                     (1993-2002).
                                                                 all Legg
                                                                Mason funds
                                                                consisting
                                                                   of 23
                                                                portfolios.

Olmert, Amy M.              Vice President      Since 2004         Vice            None        Senior Vice President of Legg
1963                          and Chief                          President                     Mason, Inc. since 2004.  Chief
                          Compliance Officer                     and Chief                     Compliance Officer of Western
                                                                Compliance                     Asset Funds, Inc., Western Asset
                                                                Officer of                     Income Fund, Western Asset
                                                                 all Legg                      Premier Bond Fund, Western
                                                                Mason funds                    Asset/Claymore U.S. Treasury
                                                                consisting                     Inflation Protected Securities
                                                                   of 23                       Fund, and Western Asset/Claymore
                                                                portfolios.                    U.S. Treasury Inflation Protected

                                                        44

                                                                                               Securities Fund 2 since 2004.
                                                                                               Formerly:  Managing Director,
                                                                                               Deutsche Asset Management
                                                                                               (1997-2004).

(1)      Officers of the Corporation are elected annually to serve until their successors are elected and qualified. Directors of the Corporation serve a term of indefinite length until their resignation or removal and stand for re-election by shareholders only as and when required by the 1940 Act.

         Mr. Curley and Mr. Fetting are considered to be interested persons, as defined in the 1940 Act, of each Corporation on the basis of their employment with each fund's investment adviser or its affiliated entities (including each fund's principal underwriter) and Legg Mason, Inc., the parent holding company of those entities, as well as their ownership of Legg Mason, Inc. stock.

         The following table shows each director's ownership of shares of the funds and of all the Legg Mason funds served by the director as of December 31,
2004:

                                                                                         Aggregate Dollar Range of
                                                                                               Shares in the
                                                                                              Legg Mason Funds
    Name of Directors                Dollar Range of Equity Securities in:                   Owned by Directors
INDEPENDENT DIRECTORS:

Hearn, Ruby P.             Value Trust                            $10,001-$50,000                $10,001-$50,000
                           Special Investment Trust                          None
                           American Leading Companies                        None
                           Balanced Trust                                    None
                           Small-Cap Value Trust                             None
                           Financial Services Fund                           None

Lehman, Arnold L.          Value Trust                              Over $100,000                  Over $100,000
                           Special Investment Trust            $50,001 - 100,000
                           American Leading Companies           $10,001 - $50,000
                           Balanced Trust                                    None
                           Small-Cap Value Trust                $10,001 - $50,000
                           Financial Services Fund                           None

Masters, Robin J.W.        Value Trust                                       None               $50,001-$100,000
                           Special Investment Trust             $10,001 - $50,000
                           American Leading Companies                        None
                           Balanced Trust                                    None
                           Small-Cap Value Trust                $10,001 - $50,000
                           Financial Services Fund                           None

McGovern, Jill E.          Value Trust                              Over $100,000                  Over $100,000
                           Special Investment Trust                 Over $100,000
                           American Leading Companies           $10,001 - $50,000
                           Balanced Trust                                    None
                           Small-Cap Value Trust                             None
                            Financial Services Fund                          None

                                                        45

Mehlman, Arthur S.         Value Trust                          $10,001 - $50,000              $50,001 - $100,000
                           Special Investment Trust             $10,001 - $50,000
                           American Leading Companies                        None
                           Balanced Trust                                    None
                           Small-Cap Value Trust                             None
                            Financial Services Fund                          None

O'Brien, G. Peter          Value Trust                              Over $100,000                  Over $100,000
                           Special Investment Trust                 Over $100,000
                           American Leading Companies               Over $100,000
                           Balanced Trust                                    None
                           Small-Cap Value Trust                    Over $100,000
                           Financial Services Fund              $10,001 - $50,000

Rowan, S. Ford             Value Trust                              Over $100,000                  Over $100,000
                           Special Investment Trust                 Over $100,000
                           American Leading Companies           $10,001 - $50,000
                           Balanced Trust                                    None
                           Small-Cap Value Trust                $10,001 - $50,000
                           Financial Services Fund                           None

Tarola, Robert M.          Value Trust                              Over $100,000                  Over $100,000
                           Special Investment Trust                          None
                           American Leading Companies                        None
                           Balanced Trust                                    None
                           Small-Cap Value Trust                             None
                           Financial Services Fund                           None

INTERESTED DIRECTORS:
Curley, John F., Jr.       Value Trust                              Over $100,000                  Over $100,000
                           Special Investment Trust                 Over $100,000
                           American Leading Companies          $50,001 - $100,000

                                                        46

                           Balanced Trust                                    None
                           Small-Cap Value Trust                             None
                           Financial Services Fund                           None

Fetting, Mark R.           Value Trust                              Over $100,000                  Over $100,000
                           Special Investment Trust                          None
                           American Leading Companies          $10,0001 - $50,000
                           Balanced Trust                                    None
                           Small-Cap Value Trust                             None
                           Financial Services Fund                           None

         The following table provides certain information relating to the compensation of each Corporation's directors. None of the Legg Mason Funds has any retirement plan for its directors. However, each director may participate in a deferred compensation plan as discussed below.

Aggregate Compensation Total Compensation From Aggregate Compensation
From Aggregate Each Corporation and Name of Person From Special
Compensation From Fund Complex and Position Value Trust* Investment
Trust* Investors Trust* Paid to Directors**
INDEPENDENT DIRECTORS:
Hearn, Ruby P.
Director $5,579 $5,579 $9,480 $36,250
Lehman, Arnold L.
Director $6,650 $6,650 $11,407 $85,000
Masters, Robin J.W.
Director $5,867 $5,867 $9,980 $71,250
McGovern, Jill E.
Director $5,775 $5,775 $9,837 $75,000 47

Mehlman, Arthur S. ***
Director                                  $6,258                     $6,258               $10,693                  $133,221

O'Brien, G. Peter  ***
Director                                  $5,775                     $5,775                $9,837                  $149,350

Rowan, S. Ford
Director                                  $5,579                     $5,579                $9,480                   $67,500

Tarola, Robert M.
Director                                  $5,579                     $5,579                $9,480                   $36,250

INTERESTED DIRECTORS:
Curley, John F., Jr.
Chairman of the Board                       None                       None                  None                      None
and Director

Fetting, Mark R.
President and Director                      None                       None                  None                      None

*    Represents  compensation  paid to the  directors  for the fiscal year ended
     March 31, 2005.

**   Represents aggregate compensation paid to each director during the calendar year ended December 31, 2004. There are 12 open-end investment companies in the Legg Mason Funds, consisting of 23 portfolios.

***  The  total  compensation  paid to  Messrs.  Mehlman  and  O'Brien  reflects compensation  paid by The Royce  Funds,  consisting  of 23  portfolios,  in addition to that paid by the Legg Mason Funds.

         Officers and directors who are interested persons of each Corporation, as defined in the 1940 Act, receive no salary or fees from the Corporation. For serving as a director/trustee of all of the Legg Mason mutual funds, each director who is not an interested person of the Corporation ("Independent
Director") receives an annual retainer of $30,000 and a fee of $7,500 for each quarterly meeting he or she attends. The Lead Independent Director receives
$10,000 per year and the Chair of the Nominating Committee receives $2,500 per year in additional compensation for their additional time commitment. In addition, the Chair and Deputy Chair of the Audit Committee receive $5,000 and
$2,500 per year, respectively, for their additional time commitments.
Independent Directors will also receive a fee of $3,750 or $1,250 for any special Board meetings they attend in-person or by telephone, respectively.
These fees are allocated to each Legg Mason fund based on average net assets as of December 31 of the previous year. Individual directors may elect, on a voluntary basis, to defer all or a portion of their fees through a deferred

                                       48

compensation plan in effect for each Legg Mason fund. The Legg Mason Funds continue to reimburse Independent Directors for their travel and other out-of-pocket expenses related to their attendance of Board meetings.

         On June 30, 2005, the Directors and Officers of each Corporation beneficially owned in the aggregate less than 1% of any class of each fund's outstanding shares.

         On June 30, 2005, the following shareholders owned of record or beneficially 5% or more of a class of the outstanding shares of the fund. Unless otherwise indicated, each of the shareholders listed below may be contacted c/o the respective Fund at 100 Light Street, 23rd Floor, Baltimore, Maryland 21202,
Attn: Fund Secretary.

NAME and ADDRESS                                        FUND/CLASS                                % OF CLASS HELD

Prudential Investment Management Services fbo Mutual    Value Trust                                   13.94%
Fund Client attn:  Pru Choice                           -Institutional Class
100 Mulberry Street
3 Gateway Center Fl. 11
Newark, NJ 07102-4000

Charles Schwab & Co, Inc.                               Value Trust                                   11.70%
Special Custody Account                                 -Institutional Class
Benefit of Customers
101 Montgomery Street
San Francisco, CA 94104-4122

Fidelity Investments Inst Oper Co., Inc. (FIIOC)        Value Trust                                    9.69%
As Agent for Certain Employee Benefit Plans             -Institutional Class
100 Magellan Way
Mail Zone KWIC
Covington, KY 41015-1999

Chase Manhattan Bank                                    Value Trust                                    5.87%
FBO ADP Retirement and Savings Plan                     -Institutional Class
4 New York Plz #2
New York, NY 10004-2413

National Financial Services Corp.                       Value Trust                                   29.09%
200 Liberty St. 5th Fl.                                 -Financial Intermediary Class
1 World Financial Ctr.
New York, NY 10281-1003

John Hancock Life Insurance Company (USA)               Value Trust                                   16.66%
250 Bloor St. East 7th Fl.                              -Financial Intermediary Class
Toronto, Ontario
Canada M4W1E5

Fidelity Investments Inst Oper Co., Inc. (FIIOC)        Value Trust                                    8.83%
As Agent for Certain Employee Benefit Plans             -Financial Intermediary Class
100 Magellan Way
Mail Zone KWIC
Covington, KY 41015-1999

State Street Bank FBO                                   Value Trust                                    8.81%
Citistreet Core Market                                  -Financial Intermediary Class
Battery March Park III
3 Pinehall Drive
Quincy, MA 02169-7422

                                                49

Great-West Life & Annuity                               Value Trust                                    6.23%
Client Plans FFII                                       -Financial Intermediary Class
8515 E Orchard Rd 2T2
Englewood, CO 80111-5002

Nationwide Trust Co. custodian for Legg Mason Profit    Special Investment Trust                      42.18%
Sharing and 401k plan                                   -Institutional Class
98 San Jacinto blvd. Ste. 100
Austin, TX 78701-4255

Legg Mason Wood Walker, Inc. special custody account    Special Investment Trust                      23.07%
for the exclusive benefit of customers                  -Institutional Class
P.O. Box 1476 Baltimore, MD 21203-1476

Wells Fargo Bank NA fbo Legg Mason Aggressive           Special Investment Trust                      10.45%
P.O. Box 1533                                           -Institutional Class
Minneapolis, MN 55480-1533

Bost & Co.                                              Special Investment Trust                       5.69%
FBO Directed Account Plan                               -Institutional Class
Mutual Fund Operations
PO Box 3198
Pittsburgh, PA 15230-3198

Nationwide Trust Co. custodian for Legg Mason Profit    American Leading Companies                    46.15%
Sharing and 401k plan                                   -Institutional Class
98 San Jacinto Blvd. Ste. 100
Austin, TX 78701-4255

Legg Mason Wood Walker, Inc.                            American Leading Companies                    31.21%
P.O. Box 1476                                           -Institutional Class
Baltimore, MD 21202

Legg Mason 529 Plan                                     American Leading Companies                    11.49%
Growth Portfolio                                        -Institutional Class
PO Box 922
Owings Mills, MD 21117-0700

Legg Mason 529 Plan
American Leading Co Portfolio                           American Leading Companies                     6.31%
PO Box 922                                              -Institutional Class
Owings Mills, MD 21117-0700

Legg Mason Wood Walker, Inc. special custody account    Balanced Trust                                70.34%
for the exclusive benefit of customers                  -Institutional Class
P.O. Box 1476 Baltimore, MD 21203-1476

                                                        50

Nationwide Trust Co. custodian for Legg Mason Profit    Balanced Trust                                23.43%
Sharing and 401k plan                                   -Institutional Class
98 San Jacinto blvd. Ste. 100
Austin, TX 78701-4255

Legg Mason Trust                                        Balanced Trust                                 6.22%
PO Box 1476                                             -Institutional Class
Baltimore, MD 21203-1476

Emjayco                                                 Balanced Trust                                 5.62%
FBO American Micro Products                             -Financial Intermediary Class
401K Plan
PO Box 17909
Milwaukee, WI 53217

Nationwide Trust Co. custodian for Legg Mason Profit    Small Cap Value Trust                         45.85%
Sharing and 401k plan                                   -Institutional Class
98 San Jacinto blvd. Ste. 100
Austin, TX 78701-4255

Legg Mason Wood Walker Inc.                             Small Cap Value Trust                         33.49%
PO Box 1476                                             -Institutional Class
Baltimore, MD 21203-1476

Legg Mason 529 Plan                                     Small Cap Value Trust                         12.76%
Growth Portfolio                                        -Institutional Class
PO Box 922
Owings Mills, MD 21117-0700

               THE FUNDS' INVESTMENT ADVISER/MANAGER/ADMINISTRATOR

         LMCM, a Maryland corporation, is located at 100 Light Street,
Baltimore, Maryland 21202. LMCM is a wholly owned subsidiary of Legg Mason, Inc.
("Legg Mason"), which is also the parent of LMIS and Legg Mason Fund Adviser,
Inc. ("LMFA"). LMCM serves as manager and investment adviser to Value Trust,
Special Investment Trust and American Leading Companies pursuant to separate
Investment Advisory and Management Agreements with each fund (each, a
"Management Agreement").

         LMFA, a Maryland corporation, is located at 100 Light Street,
Baltimore, Maryland 21202. LMFA serves as manager to Balanced Trust, Small-Cap
Value Trust, and Financial Services Fund under separate Investment Advisory
Agreements with each fund (each, a "Management Agreement"). LMFA serves as administrator to Value Trust, Special Investment Trust and American Leading
Companies pursuant to separate Sub-Administration Agreements with LMCM (each, a
"Sub-Administration Agreement").

         Each Management Agreement provides that, subject to overall direction by the fund's Board of Directors, LMCM/LMFA manages or oversees the investment and other affairs of each fund. LMCM/LMFA is responsible for managing each fund consistent with the 1940 Act, the Code, and the fund's investment objective and policies described in its Prospectus and this SAI. LMCM/LMFA is obligated to (a)
provide each fund with office facilities and personnel and maintain each fund's books and records; (b) supervise all aspects of each fund's operations; (c) bear the expense of certain informational and purchase and redemption services to each fund's shareholders; (d) arrange, but not pay for, the periodic updating of prospectuses and preparing proxy materials, tax returns and reports to

                                       51

shareholders and state and federal regulatory agencies; and (e) report regularly to each fund's officers and directors. In addition, LMCM has agreed to reduce advisory fees for Value Trust and Special Investment Trust in an amount equal to those funds' auditing fees and compensation of their independent directors.
LMCM/LMFA and its affiliates pay all compensation of directors and officers of each fund who are officers, directors or employees of LMCM/LMFA. Each fund pays all of its expenses which are not expressly assumed by LMCM/LMFA. These expenses include, among others, interest expense, taxes, brokerage fees and commissions, expenses of preparing and printing prospectuses, proxy statements and reports to shareholders and of distributing them to existing shareholders, custodian charges, transfer agency fees, distribution fees to LMIS, each fund's distributor, compensation of the independent directors, legal and audit expenses, insurance expenses, shareholder meetings, proxy solicitations, expenses of registering and qualifying fund shares for sale under federal and state law, governmental fees and a portion of expenses incurred in connection with membership in investment company organizations. A fund also is liable for such nonrecurring expenses as may arise, including litigation to which the fund may be a party. A fund may also have an obligation to indemnify its directors and officers with respect to litigation.

         Management and Advisory fees are allocated among each class based on their pro rata share of fund assets.

         LMCM receives for its services to Value Trust, Special Investment Trust and American Leading Companies a management fee, calculated daily and payable monthly.
                                                   Fee Rate
  Value                           Trust 0.70% up to $2 billion of average daily
                                  net assets; and 0.65% of average daily net
                                  assets exceeding $2 billion

  Special Investment Trust        0.70% up to $2 billion of average daily net
                                  assets; and 0.65% of average daily net
                                  assets exceeding $2 billion

  American Leading Companies      0.70% up to $2 billion of average daily net
                                  assets; and 0.65% of average daily net assets
                                  exceeding $2 billion

         LMCM currently intends to voluntarily waive fees or reimburse expenses so the expenses of American Leading Companies (exclusive of taxes, interest, brokerage and extraordinary expenses) do not exceed the annual rate of average daily net assets for each class as follows: 1.95% for Primary Class shares;
0.95% for Institutional Class shares; and 1.20% for Financial Intermediary Class shares. These voluntary waivers are currently expected to continue until August
1, 2006, but may be terminated at any time.

         LMFA receives for its services to Balanced Trust, Small-Cap Value Trust and Financial Services Fund a management fee, calculated daily and payable monthly.

                                                   Fee Rate
  Balanced Trust                  0.75% of average daily net assets

  Small-Cap Value Trust           0.85% up to $100 million of average daily net
                                  assets; 0.75% between $100 million and $1
                                  billion of average daily net assets; and
                                  0.65% of average daily net
                                  assets exceeding $1 billion

  Financial Services Fund         1.00% up to $100 million of average daily net
                                  assets; 0.75% between $100 million and $1
                                  billion of average daily net assets; and
                                  0.65% of average daily net
                                  assets exceeding $1 billion

                                       52

         LMFA currently intends to voluntarily waive fees or reimburse expenses for Balanced Trust, Small-Cap Value Trust and Financial Services Fund for
expenses related to Primary Class shares (exclusive of taxes, interest, brokerage and extraordinary expenses) in excess of the following amounts for the noted periods. These voluntary waivers are currently expected to continue until
August 1, 2006, but may be terminated at any time.

                                                           Expense Cap                   Expiration Date
  Balanced Trust - Primary Class                              1.85%                       August 1, 2006
  Small-Cap Value Trust - Primary Class                       2.00%                       August 1, 2006
  Financial Services Fund - Primary Class                     2.25%                       August 1, 2006

         LMFA currently intends to voluntarily waive fees or reimburse expenses for Balanced Trust, Small-Cap Value Trust and Financial Services Fund for
expenses related to Institutional Class shares, and Financial Intermediary Class shares of Balanced Trust and Financial Services Fund, (exclusive of taxes, interest, brokerage and extraordinary expenses) in excess of the following amounts for the noted periods. These voluntary waivers are currently expected to continue until August 1, 2006, but may be terminated at any time.

                                                          Expense Cap                    Expiration Date
  Balanced Trust
       Institutional Class                                   1.10%                        August 1, 2006
       Financial Intermediary Class                          1.35%                        August 1, 2006
  Small-Cap Value Trust -
       Institutional Class                                   1.00%                        August 1, 2006
  Financial Services Fund -
       Institutional Class                                   1.25%                        August 1, 2006
       Financial Intermediary Class                          1.50%                        August 1, 2006

         For the fiscal years ended March 31, the funds incurred advisory fees of (prior to fees waived):

                                                      2005                  2004                  2003
  Value Trust                                     $100,782,813           $80,518,233         $61,755,665
  Special Investment Trust                         $24,262,904           $20,595,704         $15,067,331
  American Leading Companies                        $4,668,138            $3,945,246          $3,526,401
  Balanced Trust                                      $446,963              $449,344            $423,500
  Small-Cap Value Trust                             $1,927,087            $1,580,482          $1,456,878
  Financial Services Fund                             $678,054              $611,638            $521,078

For the fiscal years ended March 31, the following advisory fees were waived by
LMFA:

                                                      2005                  2004                  2003
  Value Trust                                         $87,695               $94,081              $81,438
  Special Investment Trust                            $70,841               $74,732              $60,044
  Balanced Trust                                      $43,396               $11,998              $39,636
  Small-Cap Value Trust                                    $0                    $0              $97,506
  Financial Services Fund                             $64,006               $28,135              $76,175

         Pursuant to Sub-Administration Agreements between LMCM and LMFA, LMFA agrees, among other things, to provide Value Trust, Special Investment Trust, and American Leading Companies with office facilities and personnel, maintain the funds' books and records and supply the directors and officers of the funds with statistical reports and information regarding the funds. For LMFA's services to the funds, LMCM, not the funds, pays LMFA 0.05% of each fund's average daily net assets.

                                       53

         Barrett, 90 Park Avenue, New York, New York 10016, an affiliate of
LMIS, serves as investment sub-adviser to Financial Services Fund under a
Sub-Advisory Agreement between Barrett and LMFA ("Sub-Advisory Agreement"), effective May 1, 2003. Under the Sub-Advisory Agreement, Barrett is responsible, subject to the general supervision of the Manager and the fund's Board of
Directors, for the actual management of the fund's assets, including responsibility for making decisions and placing orders to buy, sell or hold a particular security. For Barrett's services to Financial Services Fund, LMFA
(not the fund) pays Barrett a fee computed daily and payable monthly, at an annual rate equal to 60% of the fee received from the fund, net of any waivers by LMFA, under the Management Agreement. From November 16, 1998 (commencement of operations) until April 30, 2003, Gray, Seifert & Co., Inc. ("Gray Seifert")
served as the fund's investment adviser. The advisory personnel who previously managed the fund as employees of Gray Seifert continue to do so as employees of
Barrett. For the fiscal year ended March 31, 2005 and the period May 1, 2003 to
March 31, 2004, Barrett received $368,428 and $328,186, respectively, in advisory fees on behalf of Financial Services Fund. For the period April 1, 2003 to April 30, 2003 and the fiscal year ended March 2003, Gray Seifert received
$21,916 and $266,942, respectively, in advisory fees on behalf of Financial
Services Fund.

         Bartlett, 36 East Fourth Street, Cincinnati, Ohio 45202, an affiliate of LMIS, serves as investment adviser to Balanced Trust pursuant to an
Investment Advisory Agreement between Bartlett and LMFA ("Sub-Advisory
Agreement"). Under the Sub-Advisory Agreement, Bartlett is responsible, subject to the general supervision of the Manager and the fund's Board of Directors, for the actual management of the fund's assets, including responsibility for making decisions and placing orders to buy, sell or hold a particular security. For
Bartlett's services to the fund, LMFA (not the fund) pays Bartlett a fee, computed daily and payable monthly, at an annual rate equal to 66 2/3% of the fee received by LMFA from the fund, net of any waivers by LMFA. For the fiscal years ended March 31, 2005, 2004 and 2003, Bartlett received $269,058, $291,564 and $255,909, respectively, in advisory fees on behalf of Balanced Trust.

         Brandywine Asset Management, LLC ("Brandywine"), 201 North Walnut
Street, Wilmington, Delaware, an affiliate of LMIS, serves as investment adviser to Small-Cap Value Trust pursuant to an Investment Advisory Agreement between
Brandywine and LMFA ("Sub-Advisory Agreement"). Under the Sub-Advisory
Agreement, Brandywine is responsible, subject to the general supervision of LMFA and Investors Trust's Board of Directors, for the actual management of the fund's assets, including responsibility for making decisions and placing orders to buy, sell or hold a particular security. For Brandywine's services to the fund, LMFA (not the fund) pays Brandywine a fee, computed daily and payable monthly, at an annual rate equal to 0.50% of the fund's average daily net assets or 58.8% of the fee received by LMFA from the fund, net of any waivers by LMFA.
For the fiscal years ended March 31, 2005, 2004 and 2003, Brandywine received
$1,133,127, $929,323 and $799,311, respectively, in advisory fees on behalf of
Small-Cap Value Trust.

         Under each Management Agreement or Sub-Advisory Agreement, each fund has the non-exclusive right to use the name "Legg Mason" until that Agreement is terminated, or until the right is withdrawn in writing by LMCM or LMFA, as appropriate.

         Under each Management Agreement, Sub-Administration Agreement and
Sub-Advisory Agreement, LMCM/LMFA/Bartlett/Brandywine/Barrett will not be liable for any error of judgment or mistake of law or for any loss by a fund in connection with the performance of the Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard of its obligations or duties under the respective Agreement.

         Each Management Agreement and Sub-Advisory Agreement terminates automatically upon assignment and is terminable at any time without penalty by vote of the respective Board of Directors, by vote of a majority of the fund's outstanding voting securities, or by LMFA/LMCM/Bartlett/Brandywine/Barrett, on not less than 60 days' notice to the other party to the Agreement, and may be terminated immediately upon the mutual written consent of all parties to the
Agreement. Each Sub-Advisory Agreement terminates immediately upon termination of the associated Management Agreement.

                                       54

Portfolio Managers

Value Trust.  Bill Miller serves as portfolio  manager to Value Trust. The table below  provides  information  regarding  other accounts for which Mr. Miller has day-to-day management responsibility.

Bill Miller
As of March 31, 2005(a):

                                                                        Number of Accounts
                                  Number of                             Managed for which       Assets Managed for
                                   Accounts                              Advisory Fee is       which Advisory Fee is
       Type of Account             Managed      Total Assets Managed   Performance-Based(b)      Performance-Based
Registered Investment                 4               $7,934,032,211           None                     $0
Companies
Other pooled investment              None                $0                    None                     $0
vehicle
Other accounts                       None                $0                    None                     $0

(a)  Value Trust and one of the other registered  investment companies for which
     Mr. Miller is primarily  responsible  for  day-to-day  management  serve as model  portfolios for other  registered  investment  companies and separate accounts  that are managed on a  day-to-day  basis by other LMCM  portfolio managers.  As of March 31,  2005,  the total  assets in these  accounts was
     $19,763,168,906.

(b)  Five of the accounts managed by other portfolio  managers,  which use Value
     Trust as a model portfolio, pay performance fees. As of March 31, 2005, the total assets in these accounts was $1,376,393,997. As previously noted, the portfolio  manager  for  Value  Trust  is  not  primarily  responsible  for day-to-day management of these accounts.

         As of March 31, 2005, Mr. Miller beneficially owned shares of Value
Trust with a value of between $500,001 and $1,000,000. As of May 31, 2005, Mr.
Miller beneficially owned shares of the fund with a value in excess of
$1,000,000.

     Mr. Miller serves as Chief Executive  Officer and Chief Investment  Officer
for Legg Mason Funds Management,  Inc. and Legg Mason Capital Management,  Inc.,
and  Managing  Member for LMM,  LLC.  The  portfolio  manager  has an  ownership interest in LMM, LLC and, therefore,  receives a portion of its profits. He also has an employment  contract with Legg Mason, Inc. that is designed to compensate him in a similar manner based on the performance of Legg Mason Funds Management,
Inc. and Legg Mason  Capital  Management,  Inc. Mr.  Miller is also  eligible to receive employee benefits,  including, but not limited to, health care and other insurance  benefits,  participation  in  the  Legg  Mason  401(k)  program,  and participation in other Legg Mason deferred compensation plans.

                                       55

Special Investment Trust. Samuel M. Peters serves as portfolio manager to
Special  Investment  Trust.  The table  below  provides information regarding  other  accounts for which Mr. Peters has day-to-day management responsibility. Mr. Peters became co-manager on April 18, 2005 and sole portfolio manager on January 1, 2006.

Samuel M. Peters
As of April 18, 2005:

                                                                        Number of Accounts
                                  Number of                             Managed for which       Assets Managed for
                                   Accounts                              Advisory Fee is       which Advisory Fee is
       Type of Account             Managed      Total Assets Managed   Performance-Based(b)      Performance-Based

Registered Investment                None                $0                    None                     $0
Companies
Other pooled investment              None                $0                    None                     $0
vehicle
Other accounts                        14          $313,872,087                 None                     $0

         As of May 31, 2005, Mr. Peters beneficially owned shares of Special
Investment Trust with a value of between $500,001 and $1,000,000.

         Mr. Peters is paid a fixed base salary and a bonus. Bonus compensation is reviewed annually and is determined by a number of factors, including the annual performance of the portfolio manager's accounts relative to the benchmark, the portfolio manager's performance over various other time periods, the total value of the assets managed by the portfolio manager, the portfolio manager's contribution to the investment manager's research process, the profitability of the investment manager and the portfolio manager's contribution to profitability, and trends in industry compensation levels and practices.

         Mr. Peters is also eligible to receive stock options from Legg Mason based upon an assessment of the portfolio manager's contribution to the success of the company, as well as employee benefits, including, but not limited to, health care and other insurance benefits, participation in the Legg Mason 401(k)
program, and participation in other Legg Mason deferred compensation plans.

American Leading Companies Trust. David E. Nelson serves as portfolio manager to
American Leading Companies Trust. Mr. Nelson does not manage any other accounts.

         As of March 31, 2005, Mr. Nelson beneficially owned shares of American
Leading Companies Trust with a value in excess of $1,000,000. As of May 31,
2005, Mr. Nelson continued to beneficially own shares of the fund in excess of
$1,000,000.

         Mr. Nelson is paid a fixed base salary and a bonus. Bonus compensation is reviewed annually and is determined by a number of factors, including the annual performance of the portfolio manager's accounts relative to the S&P 500
Composite Stock Index (with dividends reinvested), the consistency of the portfolio manager's performance, the total value of the assets managed by the portfolio manager, the portfolio manager's contribution to the investment manager's research process, the profitability of the investment manager and the portfolio manager's contribution to profitability, and trends in industry compensation levels and practices.

         Mr. Nelson is also eligible to receive stock options from Legg Mason based upon an assessment of the portfolio manager's contribution to the success of the company, as well as employee benefits, including, but not limited to, health care and other insurance benefits, participation in the Legg Mason 401(k)
program, and participation in other Legg Mason deferred compensation plans.

                                       56

         LMCM realizes the fact that a portfolio manager having day-to-day management responsibility for more than one account may create the potential for conflicts to arise. For example, the portfolio manager may have an opportunity to purchase investments of limited availability. In this circumstance, the portfolio manager will review each account's investment guidelines, restrictions, tax considerations, cash balances, liquidity needs, and other factors to determine the suitability of the investment for each account and to ensure that accounts are treated equitably. The portfolio manager may also decide to purchase or sell the same security for multiple accounts at approximately the same time. To address any conflicts that this situation might create, the portfolio manager will generally combine client orders (i.e., enter a "bunched" order) in an effort to obtain best execution or to negotiate a more favorable commission rate. In addition, if orders to buy or sell a security for multiple accounts at approximately the same time are executed at different prices or commissions, the transactions will generally be allocated to each account at the average execution price and commission. In circumstances where a bunched order is not completely filled, each account will normally receive a pro-rated portion of the securities based upon the account's level of participation in the order. The investment manager may under certain circumstances allocate securities in a manner other than pro-rata if it determines that the allocation is fair and equitable under the circumstances and does not discriminate against any account.

         In the opinion of the investment manger for the funds, a portfolio manager's simultaneous management of a fund and the accounts included in the tables above does not create any material conflicts of interests.

Balanced Trust.  Peter A. Sorrentino,  David P. Francis and Troy R. Snider serve as portfolio  managers to Balanced Trust.  The tables below provide  information regarding  other accounts for which Mr.  Francis and Mr. Snider have  day-to-day management responsibility. Mr. Sorrentino does not manage any other accounts.

David P. Francis
As of March 31, 2005:

                                                                        Number of Accounts
                                  Number of                             Managed for which       Assets Managed for
                                   Accounts                              Advisory Fee is       which Advisory Fee is
       Type of Account             Managed      Total Assets Managed   Performance-Based(b)      Performance-Based
Registered Investment                None                $0                    None                     $0
Companies
Other pooled investment              None                $0                    None                     $0
vehicle
Other accounts                        2             $12,200,000                None                     $0

Troy R. Snider
As of March 31, 2005:

                                                                        Number of Accounts
                                  Number of                             Managed for which       Assets Managed for
                                   Accounts                              Advisory Fee is       which Advisory Fee is
       Type of Account             Managed      Total Assets Managed   Performance-Based(b)      Performance-Based
Registered Investment                None                $0                    None                     $0
Companies
Other pooled investment              None                $0                    None                     $0
vehicle
Other accounts                        61            $182,000,000               None                     $0

                                       57

     As of March 31, 2005 and May 31, 2005, Mr. Sorrentino,  Mr. Francis and Mr.
Snider owned no shares of Balanced Trust.

         Incentive compensation for Mr. Sorrentino is determined by the performance of the equity portion of the fund versus the Standard & Poor's 500 index. The one-year and three-year rolling returns are compared to the benchmark returns for the same periods with the magnitude of the incentive driven by the degree of investment performance in excess of that generated by the benchmark.
Emphasis is placed on the longer-term, three-year return. In addition, Mr.
Sorrentino is eligible for incentive compensation based upon the investment performance realized by the various equity composites representing the remaining asset under management of Bartlett & Co.

         Mr. Francis and Mr. Snider are compensated with a competitive base salary along with an annual variable bonus. Bonus payments are based in part on the portfolio performance of the equity selections relative to the Standard &
Poor's 500 index. Other factors in the bonus calculation are company profitability and individual contribution.

         All client accounts managed by Bartlett, including the fund, are managed to their respective benchmarks and policy statement requirements.
However, in order to protect against any potential conflicts associated with a portfolio manager's day-to-day responsibility for managing multiple accounts,
Bartlett has adopted policies and procedures regarding trade allocation of securities to ensure that no client is favored over any other client. When purchasing the same security for multiple accounts, the portfolio manager will aggregate orders in order to minimize execution costs and obtain best execution.
When the firm enters an aggregated order, the allocation of securities among participating clients will be completed prior to the time at which the order is entered. Each client participating in an aggregated order will receive the average share price of the transaction(s), and each client will share transaction costs on a pro-rata basis based upon the client's level of participation in the order.

         Generally, if an aggregated order is partially filled, each participating client will receive a pro-rated portion of the securities based upon the client's level of participation in the order. If, however, Bartlett determines that it is in the best interest of its clients to fill some of its client orders in their entirety rather than allocating securities on a pro-rata basis, the firm may do so; provided it maintains a record of this decision which includes a description of the reason that the general allocation policy was not followed.

U.S. Small Cap Value Trust. Henry F. Otto and Steven M. Tonkovich serve as portfolio managers to U.S. Small Cap Value Trust. The table below provides information regarding other accounts for which Mr. Otto and Mr. Tonkovich have day-to-day management responsibility.

Henry F. Otto and Steven M. Tonkovich
As of March 31, 2005:

                                                                        Number of Accounts
                                  Number of                             Managed for which       Assets Managed for
                                   Accounts                              Advisory Fee is       which Advisory Fee is
       Type of Account             Managed      Total Assets Managed   Performance-Based(b)      Performance-Based
Registered Investment                 2            $1,181,309,574              None                     $0
Companies
Other pooled investment               4             $549,837,949               None                     $0
vehicle
Other accounts                        26           $2,704,596,489               3                  $756,492,979

                                       58

         As of March 31, 2005, Mr. Otto beneficially owned shares of U.S. Small
Cap Value Trust with a value of between $100,001 and $500,000. As of May 31,
2005, Mr. Otto beneficially owned shares of the fund between $500,001 and
$1,000,000.

         As of March 31, 2005, Mr. Tonkovich beneficially owned shares of U.S.
Small Cap Value Trust with a value of between $100,001 and $500,000. As of May
31, 2005, Mr. Tonkovich continued to beneficially own shares of the fund between
$100,001 and $500,000.

         Brandywine believes that there are no material conflicts of interest that arise in connection with its simultaneous management of its various portfolios. All portfolios within a given investment style are treated in a similar fashion for all investment decisions, unless a client provides specific investment restrictions. All trade executions of a given investment decision are allocated in an unbiased manner to avoid any conflict over allocation of investment opportunities.

         The fund's portfolio managers' compensation includes a fixed base salary coupled with a bonus which is based on 1) the manager's portfolio pre-tax performance versus the small cap value peer universe constructed by the Frank
Russell Company, 2) the overall profitability of all portfolio's managed by the portfolio managers, and 3) Brandywine's overall profitability. The comparison to the small cap value peer universe includes one quarter, one year, three year, and five year time periods. The bonus calculation treats every account under the portfolio manager's direction in the same manner, including the fund.

Financial  Services Fund. Amy LaGuardia serves as portfolio manager to Financial
Services Fund. The table below provides information regarding other accounts for which Ms. LaGuardia has day-to-day management responsibility.

Amy LaGuardia
As of March 31, 2005:

                                                                        Number of Accounts
                                  Number of                             Managed for which       Assets Managed for
                                   Accounts                              Advisory Fee is       which Advisory Fee is
       Type of Account             Managed      Total Assets Managed   Performance-Based(b)      Performance-Based
Registered Investment                 1             $67,300,000                None                     $0
Companies
Other pooled investment              None                $0                    None                     $0
vehicle
Other accounts                       293            $408,000,000               None                     $0

         As of March 31, 2005, Ms. LaGuardia beneficially owned shares of
Financial Services Fund with a value of between $100,001 and $500,000. As of May
31, 2005, Ms. LaGuardia continued to beneficially own shares of the fund between
$100,001 and $500,000.

         To date there have not been any material conflicts with the Financial
Services Fund and other managed accounts nor does Barrett anticipate any conflicts. When possible Barrett uses average pricing on trades in which the fund and other accounts participates on an aggregate basis. The same investment policy is followed; however, the investment parameters differ. The fund is a sector fund with over 80% invested in financial companies whereas other clients have no more than 40% of assets in financial companies. The private clients are invested in other sectors of the market, which can do better or worse than financial services sectors at any given time. In addition, Barrett does not sell short, which eliminates a potential conflict between the private clients and the fund. Barrett also does not engage in any principal or agency cross transactions with itself or affiliated parties.

                                       59

         The portfolio manager receives a base salary and participates in incentive programs wherein bonuses are paid in March after assessing entity-wide performance, company profitability and individual performance. Performance is not based solely on the individual; the firm as a whole must do well before bonuses are paid.

         The funds, LMCM, LMFA, LMIS, Brandywine, Bartlett, and Barrett each has adopted a code of ethics under Rule 17j-1 of the 1940 Act, which permits personnel covered by the code to invest in securities that may be purchased or held by a fund, but prohibits fraudulent, deceptive or manipulative conduct in connection with that personal investing. With respect to transactions in Legg
Mason funds, personnel covered by the code: must submit proposed transactions in
Legg Mason funds for pre-clearance; must hold fund shares purchased for at least sixty days; and are prohibited from using their knowledge of the portfolio of a
Legg Mason fund to engage in any trade or short-term trading strategy involving that fund.

         As each fund may hold various equity securities in its portfolio, it often has the right to vote by proxy on items of business with respect to the issuers whose securities it owns. The Legg Mason funds have developed proxy voting procedures whereby, subject to Board oversight, the advisers and/or sub-advisers that actually manage the assets of the funds are delegated the responsibility for assessing and voting each fund's proxies in accordance with their own proxy voting policies and procedures. These policies and procedures include specific provisions to determine when a conflict exists between the fund and its adviser or the adviser's affiliates. Copies of the proxy voting policies and procedures are attached to this SAI as Appendix B.

         Information regarding how each fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge through www.leggmasonfunds.com/aboutlmf or the SEC's Internet site at http://www.sec.gov.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

         The portfolio turnover rate is computed by dividing the lesser of purchases or sales of securities for the period by the average value of portfolio securities for that period. Short-term securities are excluded from the calculation.

         For the fiscal years ended March 31, each fund's portfolio turnover rates were as follows:

-------------------------------------- ------------------------ -------------------------

                Fund                            2005                      2004
-------------------------------------- ------------------------ -------------------------
Value Trust                                     8.8%                      3.8%
-------------------------------------- ------------------------ -------------------------
Special Investment Trust                        17.7%                    14.7%
-------------------------------------- ------------------------ -------------------------
American Leading Companies                      19.4%                    19.6%
-------------------------------------- ------------------------ -------------------------
Balanced Trust                                  42.4%                    42.1%
-------------------------------------- ------------------------ -------------------------
Small Cap Value Trust                           46.7%                    44.3%
-------------------------------------- ------------------------ -------------------------
Financial Services Fund                         28.3%                    29.6%
-------------------------------------- ------------------------ -------------------------

     Variations in a fund's portfolio turnover rate from year to year may be due to a fluctuating volume of shareholder  purchase and redemption orders or market conditions.

         Under each Advisory Agreement, each fund's adviser is responsible for the execution of the fund's portfolio transactions. Corporate and government debt securities are generally traded on the OTC market on a "net" basis without a stated commission, through dealers acting for their own account and not as brokers. Prices paid to a dealer in debt securities will generally include a
"spread," which is the difference between the price at which the dealer is willing to purchase and sell the specific security at the time, and includes the dealer's normal profit. Some portfolio transactions may be executed through brokers acting as agent. In selecting brokers or dealers, each adviser must seek the most favorable price (including the applicable dealer spread or brokerage commission) and execution for such transactions, subject to the possible payment

                                       61

as described below of higher brokerage commissions or spreads to broker-dealers who provide research and analysis. A fund may not always pay the lowest commission or spread available. Rather, in placing orders on behalf of a fund, each adviser also takes into account other factors bearing on the overall quality of execution, such as size of the order, difficulty of execution, efficiency of the executing broker's facilities (including the services described below), any risk assumed by the executing broker and, if applicable, arrangements for payment of fund expenses.

         Consistent with the policy of most favorable price and execution, each adviser may give consideration to research, statistical and other services furnished by brokers or dealers to that adviser for its use, may place orders with brokers or dealers who provide supplemental investment and market research and securities and economic analysis, and may pay to these brokers or dealers a higher brokerage commission than may be charged by other brokers or dealers, or a higher transaction fee on so-called "riskless principal" trades in certain
Nasdaq securities. Such services include, without limitation, advice as to the value of securities; the advisability of investing in, purchasing, or selling securities; advice as to the availability of securities or of purchasers or sellers of securities; and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. Such research and analysis may be useful to each adviser in connection with services to clients other than the funds whose brokerage generated the service. On the other hand, research and analysis received by the adviser from brokers executing orders for clients other than the funds may be used for the funds' benefit. Each adviser's fee is not reduced by reason of its receiving such brokerage and research services.

         As adviser to Value Trust, Special Investment Trust and American
Leading Companies, LMCM may allocate brokerage transactions to broker-dealers who allocate a portion of the commissions paid by each fund toward the reduction of the fund's expenses payable to third-party service providers other than LMCM or its affiliates. The transaction quality must, however, be comparable to that of other qualified broker-dealers. Neither LMCM nor its affiliates receive any direct or indirect benefit from these arrangements.

     Each  fund may use  brokerage  firms  affiliated  with a fund's  investment adviser  ("affiliated  broker") as its broker for agency  transactions in listed and OTC securities at commission rates and under  circumstances  consistent with the policy of best execution.  Commissions  paid to affiliated  brokers will not exceed "usual and customary  brokerage  commissions."  Rule 17e-1 under the 1940
Act defines  "usual and  customary"  commissions  to include  amounts  which are
"reasonable  and fair  compared  to the  commission,  fee or other  remuneration received by other brokers in connection with comparable  transactions  involving similar  securities  being  purchased or sold on a securities  exchange during a comparable  period of time." In the OTC  market,  a fund  generally  deals  with
responsible  primary   market-makers  unless  a  more  favorable  execution  can
otherwise be obtained.

         For the fiscal years ended March 31, each fund paid the following brokerage commissions:

-------------------------------------- ------------------------ ------------------------- ------------------------

                Fund                            2005                      2004                     2003
-------------------------------------- ------------------------ ------------------------- ------------------------
Value Trust (a)                              $7,075,533                $3,893,533             $13,667,884
-------------------------------------- ------------------------ ------------------------- ------------------------
Special Investment Trust (b)                 $2,297,192                $1,651,382              $2,681,808
-------------------------------------- ------------------------ ------------------------- ------------------------
American Leading Companies Trust               $401,640               $380,693 (c)               $614,647
-------------------------------------- ------------------------ ------------------------- ------------------------
Balanced Trust                                  $46,764                   $42,200                 $38,473
-------------------------------------- ------------------------ ------------------------- ------------------------
U.S. Small Cap Value Trust                     $402,141               $401,742 (d)               $612,615
-------------------------------------- ------------------------ ------------------------- ------------------------
Financial Services Fund                       $59,062 (e)                 $37,292                 $34,428
-------------------------------------- ------------------------ ------------------------- ------------------------

(a)  The  decrease in  commissions  paid by Value  Trust  during the fiscal year ended 2004  relative  to the prior year was due to a decrease in the volume and  frequency  of trades  during  that  fiscal  year and by the  effect of somewhat lower  commission  rates. The decrease in the volume and frequency of trades can be attributed to a decrease in the fund's portfolio  turnover rate.  The  increase in  commissions  paid by Value Trust during the fiscal year ended 2005  relative  to the prior year was due to an  increase in the volume and frequency of trades during that fiscal year and by the effect of slightly higher  commission rates. The increase in the volume and frequency of trades can be attributed to an increase in the fund's portfolio turnover rate.

                                       61

(b)  The decrease in  commissions  paid by Special  Investment  Trust during the fiscal year ended 2004  relative to the prior year was due to a decrease in the volume and  frequency  of trades  during  that  fiscal  year and by the effect of somewhat lower  commission  rates. The decrease in the volume and frequency of trades can be attributed to a decrease in the fund's portfolio turnover rate. The increase in commissions paid by Special Investment Trust during the fiscal year ended 2005  relative to the prior year was due to an increase in the volume and  frequency of trades during that fiscal year and by the effect of slightly  higher  commission  rates.  The  increase in the volume and  frequency  of trades can be  attributed  to an  increase in the fund's portfolio turnover rate.

(c)  The decrease in commissions paid by American Leading Companies Trust during the fiscal year ended 2004 relative to the prior year was due to a decrease in the volume and  frequency  of trades  during that fiscal year and by the effect of somewhat lower  commission  rates. The decrease in the volume and frequency of trades can be attributed to a decrease in the fund's portfolio turnover rate.

(d)  The decrease in  commissions  paid by U.S. Small Cap Value Trust during the fiscal year ended 2004  relative to the prior year was due to a decrease in the volume and  frequency  of trades  during  that  fiscal  year and by the effect of somewhat lower  commission  rates. The decrease in the volume and frequency of trades can be attributed to a decrease in the fund's portfolio turnover rate.

(e)  The  increase in  commissions  paid by Financial  Services  Fund during the fiscal year ended 2005 was due to an increase in agency transactions versus principal transactions.

For the fiscal years ended March 31, the following funds paid the following brokerage commissions to Legg Mason Wook Walker, Incorporated ("LMWW"), the
funds' previous distributor:

-------------------------------------- ------------------------ ------------------------ ------------------------

                Fund                            2005                     2004                     2003
-------------------------------------- ------------------------ ------------------------ ------------------------
-------------------------------------- ------------------------ ------------------------ ------------------------
Value Trust                                  $79,043*                  $90,800                 $50,310
-------------------------------------- ------------------------ ------------------------ ------------------------
-------------------------------------- ------------------------ ------------------------ ------------------------
Special Investment Trust                      $101,920**                $2,560                 $17,384
-------------------------------------- ------------------------ ------------------------ ------------------------
-------------------------------------- ------------------------ ------------------------ ------------------------
American Leading Companies                     $4,600***               $13,250                     --
-------------------------------------- ------------------------ ------------------------ ------------------------

*    Represents  1.12% of the total brokerage  commissions paid and 0.60% of the total  dollar  amount of  transactions  involving  the payment of brokerage commissions for the most recent fiscal year.

**   Represents  4.44% of the total brokerage  commissions paid and 4.35% of the total  dollar  amount of  transactions  involving  the payment of brokerage commissions for the most recent fiscal year.

***  Represents  1.15% of total  brokerage  commissions  paid and 0.97% of total
     dollar   amount  of   transactions   involving  the  payment  of  brokerage
     commissions for the most recent fiscal year.

         For the fiscal years ended March 31, 2005, 2004 and 2003, LMWW received no brokerage commissions from Balanced Trust, Small-Cap Value Trust or Financial
Services Fund.

         Except as permitted by SEC rules or orders, each fund may not buy securities from, or sell securities to, LMIS or its affiliated persons as principal. Each fund's Board of Directors has adopted procedures in conformity with Rule 10f-3 under the 1940 Act whereby the fund may purchase securities that are offered in certain underwritings in which LMIS or any of its affiliated persons is a participant. These procedures, among other things, limit each fund's investment in the amount of securities of any class of securities offered in an underwriting in which LMIS or any of its affiliated persons is a participant so that each fund, together with all other registered investment companies having the same adviser and all private accounts controlled by the same adviser, may not purchase more than 25% of the principal amount of the offering of such class. In addition, a fund may not purchase securities during the existence of an underwriting if LMIS is the sole underwriter of those securities. In no case in which a fund purchases securities in an underwriting in which LMIS or any affiliated person is a participant can the fund purchase the securities from LMIS or the affiliated person.

                                       62

         Section 11(a) of the Securities Exchange Act of 1934 prohibits LMIS from receiving compensation for executing transactions on an exchange for its affiliates, such as the funds, unless the affiliate expressly consents by written contract. Each Advisory Agreement expressly provides such consent.

         Of the regular broker-dealers used by each respective fund during the fiscal year ended March 31, 2005, the following funds owned shares of the following broker-dealers or parent companies of broker-dealers as of that date:

                                                                    Market Value of
   Value Trust                                                        Shares Held
   -------------------------------------------------------------------------------
   Citigroup, Inc.                                                   $404,460,000
   J.P. Morgan Chase & Co.                                           $657,400,000

                                                                  Market Value of
   Special Investment Trust                                           Shares Held
   -------------------------------------------------------------------------------
   The Bear Stearns Companies, Inc.                                  $149,850,000

                                                                  Market Value of
   American Leading Companies Trust                                   Shares Held
   -------------------------------------------------------------------------------
   Bank of America Corp.                                              $15,143,940
   Citigroup, Inc.                                                    $20,897,100
   J.P. Morgan Chase & Co.                                            $26,019,200
   Merrill Lynch & Co., Inc.                                           $3,962,000
   Morgan Stanley                                                      $4,007,500

                                                                  Market Value of
   Balanced Trust                                                     Shares Held
   -------------------------------------------------------------------------------
   Bank of America Corp.                                                 $330,068
   Citigroup, Inc.                                                     $1,267,308
   J.P. Morgan Chase & Co.                                               $492,503
   Lincoln National Corp.                                                $631,960
   Merrill Lynch & Co., Inc.                                             $490,191
   Principal Financial Group, Inc.                                       $535,011

                                                                  Market Value of
   Financial Services Fund                                            Shares Held
   -------------------------------------------------------------------------------
   J.P. Morgan Chase & Co. $968,247

                                                                  Market Value of
   Small-Cap Value Trust                                              Shares Held
   -------------------------------------------------------------------------------
   Raymond James Financial, Inc.                                         $299,970

         Special Investment Trust and Financial Services Fund held no shares of their regular broker-dealers as of March 31, 2005.

         Investment decisions for each fund are made independently from those of other funds and accounts advised by LMFA, LMCM, Bartlett, Brandywine or Barrett.
However, the same security may be held in the portfolios of more than one fund or account. When two or more accounts simultaneously engage in the purchase or sale of the same security, the prices and amounts will be equitably allocated to each account. In some cases, this procedure may adversely affect the price or quantity of the security available to a particular account. In other cases, however, an account's ability to participate in large-volume transactions may produce better executions and prices.

                                       63

                             THE FUNDS' DISTRIBUTOR

         LMIS acts as distributor of the funds' shares pursuant to separate
Underwriting Agreements with each fund. Except as noted in the Prospectuses, each Corporation's shares are distributed in a continuous offering. Each
Underwriting Agreement obligates LMIS to promote the sale of fund shares and to pay certain expenses in connection with its distribution efforts, including expenses for the printing and distribution of prospectuses and periodic reports used in connection with the offering to prospective investors (after the prospectuses and reports have been prepared, set in type and mailed to existing shareholders at each fund's expense) and for supplementary sales literature and advertising costs.

         Under each Underwriting Agreement, each fund has the non-exclusive right to use the name "Legg Mason" until that agreement is terminated, or until the right is withdrawn in writing by LMIS.

         Each fund has adopted a Distribution Plan for Primary Class shares
("Primary Class Plans"); and Value Trust, Special Investment Trust, American
Leading Companies, Balanced Trust and Financial Services Fund have each adopted a Distribution Plan for Financial Intermediary Class shares ("Financial
Intermediary Class Plans"), each of which, among other things, permits a fund to pay LMIS fees for its services related to sales and distribution of Primary
Class shares or Financial Intermediary Class shares, respectively, and the provision of ongoing services to holders of those shares. Payments with respect to a class are made only from assets attributable to that class. Under the
Primary Class Plans, the aggregate fees may not exceed an annual rate of each fund's average daily net assets attributable to Primary Class shares as follows:
1.00% for Special Investment Trust, American Leading Companies, Small-Cap Value
Trust and Financial Services Fund, 0.75% for Balanced Trust and 0.95% for Value
Trust. Under the Financial Intermediary Class Plans, the aggregate fees may not exceed an annual rate of 0.40% (0.25% in the case of Financial Services Fund) of each fund's average daily net assets attributable to Financial Intermediary
Class shares. Currently, under each Financial Intermediary Class Plan, LMIS receives 0.25% of assets attributable to Financial Intermediary Class shares annually from each fund. Distribution activities for which such payments may be made include, but are not limited to, compensation to persons who engage in or support distribution and redemption of shares, printing of prospectuses and reports for persons other than existing shareholders, advertising, preparation and distribution of sales literature, overhead, travel and telephone expenses, all with respect to the respective class of shares only.

         Amounts payable by a fund under a Plan need not be directly related to the expenses actually incurred by LMIS on behalf of the fund. Each Plan does not obligate a fund to reimburse LMIS for the actual expenses LMIS may incur in fulfilling its obligations under the Plan. Thus, even if LMIS actual expenses exceed the fee payable to LMIS at any given time, a fund will not be obligated to pay more than that fee. If LMIS expenses are less than the fee it receives,
LMIS will retain the full amount of the fee.

         With respect to Primary Class and/or Financial Intermediary Class shares, LMFA and LMCM have agreed to waive their fees if necessary to meet the voluntary expense limits for American Leading Companies, Financial Services
Fund, Balanced Trust and Small-Cap Value Trust to the extent described under
"The Funds' Investment Adviser/Manager."

         The Plans were each adopted, as required by Rule 12b-1 under the 1940
Act, by a vote of the Board of Directors of each respective fund including a majority of the Independent Directors who have no direct or indirect financial interest in the operation of any Plan or any Underwriting Agreement ("12b-1
Directors"). In approving the establishment or continuation of each Plan, in accordance with the requirements of Rule 12b-1, the directors determined that there was a reasonable likelihood that each Plan would benefit the applicable fund, class and its shareholders. The directors considered, among other things,

                                       64

the extent to which the potential benefits of the Plan to the fund's Primary
Class or Financial Intermediary Class shareholders, as applicable, could offset the costs of the Plan; the likelihood that the Plan would succeed in producing such potential benefits; the merits of certain possible alternatives to the
Plan; and the extent to which the retention of assets and additional sales of the fund's Primary Class shares and Financial Intermediary Class shares, as applicable, would be likely to maintain or increase the amount of compensation paid by that fund to the adviser.

         In considering the costs of each Plan, the directors gave particular attention to the fact that any payments made by a fund to LMIS under a Plan would increase the fund's level of expenses in the amount of such payments.
Further, the directors recognized that the adviser would earn greater management fees if a fund's assets were increased, because such fees are calculated as a percentage of a fund's assets and thus would increase if net assets increase.
The directors further recognized that there can be no assurance that any of the potential benefits described below would be achieved if each Plan was implemented.

         Among the potential benefits of the Plans, the directors noted that the payment of commissions and service fees to LMIS for payment to securities brokers and their registered representatives could motivate them to improve their sales efforts with respect to each fund's Primary Class shares and
Financial Intermediary Class shares, as applicable, and to maintain and enhance the level of services they provide to a fund's respective class of shareholders.
These efforts, in turn, could lead to increased sales and reduced redemptions, eventually enabling a fund to achieve economies of scale and lower per share operating expenses. Any reduction in such expenses could serve to offset, at least in part, the additional expenses incurred by a fund in connection with its
Plan. Furthermore, the investment management of a fund could be enhanced, as any net inflows of cash from new sales might enable its portfolio manager to take advantage of attractive investment opportunities, and the possible reduced redemptions could eliminate the potential need to liquidate attractive securities positions in order to raise the funds necessary to meet the redemption requests.

         As compensation for its services and expenses, in accordance with each
Primary Class Plan, LMIS receives from each fund an annual distribution fee equivalent to a percentage of the fund's average daily net assets as follows:
0.70% for Value Trust; 0.75% for Special Investment Trust; 0.75% for American
Leading Companies; 0.50% for Balanced Trust; 0.75% for Small Cap Value; and
0.75% for Financial Services, and an annual service fee equivalent to 0.25% of its average daily net assets attributable to Primary Class shares. In accordance with each Financial Intermediary Class Plan, as compensation for its services and expenses, LMIS is authorized to receive from Value Trust, Special Investment
Trust, American Leading Companies and Balanced Trust an annual distribution fee equivalent to 0.15% of each fund's average daily net assets, and an annual service fee equivalent to 0.25% of each fund's average daily net assets attributable to Financial Intermediary Class shares, except that Financial
Services Fund's Plan does not provide for any distribution fee, only a 0.25%
annual service fee. The Boards of these funds have currently approved payment of
0.25% under the Financial Intermediary Class plans. All distribution and service fees are calculated daily and paid monthly.

         Each Plan will continue in effect only so long as it is approved at least annually by the vote of a majority of the Board of Directors, including a majority of the 12b-1 Directors, cast in person at a meeting called for the purpose of voting on that Plan. A Plan may be terminated with respect to a class of a fund by a vote of a majority of the 12b-1 Directors or by vote of a majority of the outstanding voting securities of the applicable class of that fund. Any change in a Plan that would materially increase the distribution costs to a fund requires approval by the shareholders of the applicable class of the fund; otherwise a Plan may be amended by the directors, including a majority of the 12b-1 Directors.

         Rule 12b-1 requires that any person authorized to direct the disposition of monies paid or payable by a fund, pursuant to a Plan or any related agreement shall provide to that fund's Board of Directors, and the directors shall review, at least quarterly, a written report of the amounts so expended pursuant to the plan and the purposes for which the expenditures were made.

                                       65

         For the year ended March 31, 2005, the funds incurred distribution and service fees with respect to Primary Class shares of (prior to fees waived):

Value Trust                                                      $104,213,367
Special Investment Trust                                          $33,401,653
American Leading Companies                                         $6,043,137
Balanced Trust                                                       $285,076
Small-Cap Value Trust                                              $2,316,925
Financial Services Fund                                              $563,361

         For the year ended March 31, 2005, the following distribution fees were waived by LMWW with respect to Primary Class shares:

Balanced Trust                                                        $35,331
Small-Cap Value Trust                                                  $8,435
Financial Services Fund                                               $22,114

         For the year ended March 31, 2005, the following funds incurred distribution and service fees with respect to Financial Intermediary Class shares of (prior to fees waived):

Value Trust                                                        $1,690,689
Special Investment Trust                                              $27,140
Balanced Trust                                                        $52,631
Financial Services Fund                                               $27,140

         For the year ended March 31, 2005, distribution fees of $10,193 were waived by LMWW with respect to Financial Intermediary Class shares of Balanced
Trust.

         For the fiscal year ended March 31, 2005, LMWW incurred the following expenses in connection with distribution and shareholder services with respect to Primary Class shares for each of the following funds:

--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------

                                            Special          American                     Small-Cap       Financial
                        Value Trust       Investment         Leading        Balanced        Value         Services
                                             Trust          Companies         Trust          Trust          Fund
--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------
Compensation to
sales personnel            $44,416,000      $13,793,000        $2,533,000      $79,000        $964,000       $213,000
--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------
Advertising                 $4,128,000       $1,193,000        $1,136,000     $102,000        $374,000       $112,000
--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------
Printing and
mailing                       $479,000         $250,000          $232,000      $30,000         $89,000        $35,000
of prospectuses
to prospective
shareholders

                                                        66

--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------
Administration,
overhead and               $28,711,000       $9,732,000        $2,578,000     $543,000      $1,348,000       $651,000
corporate technology
--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------
Total expenses             $77,734,000      $24,968,000        $6,479,000     $754,000      $2,775,000  $1,011,000
--------------------- ================= ================ ================= ============ =============== ==============

         For the fiscal year ended March 31, 2005, LMWW incurred the following expenses in connection with distribution and shareholder services of Financial
Intermediary Class shares for each of the following funds:

                                         Value Trust          Special             Balanced           Financial
                                                          Investment Trust         Trust           Services Fund
                                       ----------------- ------------------- ------------------- -------------------
                                       ----------------- ------------------- ------------------- -------------------
Compensation to sales personnel
                                          $2,738,000          $67,000                $44,000             $43,000
Advertising
                                            $255,000           $6,000                $57,000             $23,000
Printing and mailing
of prospectuses                              $29,000           $1,000                $16,000              $7,000
to prospective shareholders
Administration, overhead and
corporate technology                      $1,770,000          $48,000               $301,000            $132,000
                                       ----------------- ------------------- ------------------- -------------------
                                       ----------------- ------------------- ------------------- -------------------
Total expenses                            $4,792,000          $122,000              $418,000            $205,000
                                       ================= =================== =================== ===================

         The foregoing are estimated and do not include all expenses fairly allocable to LMWW's or its affiliates' efforts to distribute Primary Class shares or Financial Intermediary Class shares. They include an allocation among the funds and other financial products available through LMWW financial advisers of certain overhead expenses related to distribution.

                            CAPITAL STOCK INFORMATION

         Value Trust has authorized capital of 700 million shares of common stock, par value $0.001 per share. Special Investment Trust has authorized capital of 350 million shares of common stock, par value $0.001 per share.
Investors Trust has authorized issuance of 600 million shares of par value $.001 per share of American Leading Companies, 625 million shares of par value $.001 per share of Balanced Trust, 200 million shares of par value $.001 per share of
Small-Cap Value Trust, and 475 million shares of par value $.001 per share of
Financial Services Fund. Each corporation may authorize and issue additional series of shares and may create additional classes. Each fund currently offers two classes of shares -- Primary Class shares and Institutional Class shares. In

                                       67

addition, Value Trust, Special Investment Trust, American Leading Companies
Trust, Balanced Trust and Financial Services Fund offer Financial Intermediary
Class shares. Each class represents interests in the same pool of assets. A separate vote is taken by a class of shares of a fund if a matter affects just that class of shares. Each class of shares may bear certain differing class-specific expenses and sales charges, which may affect performance.

         The Board of each fund does not anticipate that there will be any conflicts among the interests of the holders of the different classes of a fund's shares. If the Board becomes aware that any such conflict exists, it will take appropriate actions. Shareholders of each fund are entitled to one vote per share and fractional votes for fractional shares held. Voting rights are not cumulative. All shares of the funds are fully paid and nonassessable and have no preemptive or conversion rights.

         For each fund, shareholder meetings will not be held except: where the
1940 Act requires a shareholder vote on certain matters (including the election of directors, approval of an advisory contract, and certain amendments to a plan of distribution pursuant to Rule 12b-1); at the request of a majority of the shares entitled to vote as set forth in the by-laws of the fund; or as the Board of Directors from time to time deems appropriate or necessary.

     THE CORPORATIONS' CUSTODIAN AND TRANSFER AND DIVIDEND-DISBURSING AGENT

         State Street Bank and Trust Company ("State Street"), P.O. Box 1713,
Boston, Massachusetts 02105, serves as custodian of each fund's assets. BFDS,
P.O. Box 953, Boston, Massachusetts 02103, as agent for State Street, serves as transfer and dividend-disbursing agent and administrator of various shareholder services. LM Fund Services, Inc. ("LMFS") serves as sub-transfer agent to the funds assisting BFDS with certain of its duties as transfer agent. LMFS, an affiliate of LMIS, receives from BFDS for its services a percentage of the per account fees the funds pay BFDS for transfer agency services. Shareholders who request an historical transcript of their account will be charged a fee based upon the number of years researched. Each fund reserves the right, upon at least
60 days' prior written notice, to institute other charges on shareholders to cover a fund's administrative costs. LMFS may also receive compensation for providing certain shareholder services to Financial Intermediary and
Institutional Class shareholders of the funds.

                         THE CORPORATIONS' LEGAL COUNSEL

     Kirkpatrick & Lockhart Nicholson Graham LLP, 1800 Massachusetts Ave., N.W.,
Washington, D.C. 20036-1221, serves as counsel to each Corporation.

         THE CORPORATIONS' INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         PricewaterhouseCoopers LLP, 250 W. Pratt Street, Baltimore, MD 21201,
serves as independent registered public accounting firm to each Corporation.

                              FINANCIAL STATEMENTS

         The Annual Reports to Shareholders for Value Trust and Special
Investment Trust for the fiscal year ended March 31, 2005 contain the financial statements, accompanying notes and the report of PricewaterhouseCoopers LLP, their independent registered public accounting firm, all of which are hereby incorporated by reference herein.

         The Annual Report to Shareholders for American Leading Companies Trust,
Balanced Trust, U.S. Small-Cap Value Trust, and Financial Services Fund for the
fiscal year ended March 31, 2005 contains the financial statements, accompanying notes and the report of Ernst & Young LLP, their independent registered public accounting firm during that period, all of which are hereby incorporated by reference herein.

                                       68

                                                                      Appendix A

                              RATINGS OF SECURITIES

Description of Moody's Investors Service, Inc. ("Moody's") ratings:

Long-Term Debt Ratings

Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues an obligation rated Aaa is judged to be of the highest quality, with minimal credit risk.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards.
Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than in Aaa securities. An obligation rated Aa is judged to be of high quality and are subject to very low credit risk. Obligations rated Aaa and Aa comprise what are generally known as high-grade bonds.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future. An obligation rated A is considered upper-medium grade and are subject to low credit risk.

Baa - Bonds which are rated Baa are considered medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well. An obligation rated Baa is subject to moderate credit risk. Obligations rated Baa are considered medium grade and as such may possess certain speculative characteristics..

Ba - Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class. An obligation rated Ba is judged to have speculative elements and is subject to substantial credit risk.

B - Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small. An obligation rated B is considered speculative and is subject to high credit risk.

Caa - Bonds which are rated Caa are judged to be of poor standing and are subject to very high credit risk. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca - Bonds which are rated Ca represent obligations which are judged to be highly speculative in a high degree and are likely in, or very near, default, with some prospect for recovery of principal and interest. Such issues are often in default or have other marked shortcomings.

C - An obligation rated C is the lowest rated class of bonds and is typically in default, with little prospect for recovery of principal or interest.

                                      A-1

Moody's appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Short-Term Debt Ratings

Prime-1 - Issuers with a Prime-1 (or supporting institutions) have a superior ability for repayment of short-term debt obligations.

Prime-2 - Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of short-term debt obligations.

Prime-3 - Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of short-term obligations.

Not Prime - Issuers (or supporting institutions) rated not prime do not fall within any of the Prime rating categories.

Description of Standard & Poor's ("S&P") Ratings:

Long-Term Issue Credit Ratings

AAA - An obligation rated AAA has the highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

AA - An obligation rated AA differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

A - An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB - An obligation rated BBB exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Obligations rated BB, B, CCC, CC, and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB - An obligation rated BB is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B - An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

                                      A-2

CCC - An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC - An obligation rated CC is currently highly vulnerable to nonpayment.

R - An obligor rated R is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision the regulators may have the power to favor one class of obligations and not to others.

SD and D - An obligor rated SD (Selective Default) or D has failed to pay one or more of its financial obligations (rated or unrated) when it came due. A D rating is assigned when Standard & Poor's believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An SD rating is assigned when Standard &
Poor's believes that the obligor has selectively defaulted on a specific issue or class of obligations but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner.

Plus (+) or minus (-) - The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

c - The `c' subscript is used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer is below an investment-grade level and/or the issuer's bonds are deemed taxable.

p - The letter p indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

* - Continuance of ratings is contingent upon S&P's receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.

r -The r is attached to highlight derivatives, hybrids and certain other obligations that S&P believes may experience high volatility or high variability in expected returns as a result of noncredit risks. Examples of such obligations are securities whose principal or interest return is indexed to equities, commodities or other instruments. The absence of an `r' symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

N.R. Not rated.

                                      A-3

Commercial Paper

A-1. - A short-term obligation rated 'A-1' is rated in the highest category by
Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2. - A short-term obligation rated 'A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory

A-3. - A short-term obligation rated 'A-3' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

                                      A-4

                                                                      APPENDIX B

                                Legg Mason Funds
                              Proxy Voting Policies
                               (Revised 8/11/2004)

These policies are designed to address the rights and responsibility of the Legg
Mason funds to ensure that proxies held by the funds are voted in the best interests of each respective fund. Some Legg Mason funds, particularly fixed-income funds, will rarely own securities that have corresponding voting rights. Other funds, however, own equity securities and these policies are designed to assure that proxies are voted in the best interests of the funds, to address potential conflicts of interest, and to keep proxy voting records.

1.   Voting Proxies - Proxies solicited for items of business with respect to issuers whose voting securities are owned by a Legg Mason fund, if voted by the fund, must be voted in the best interests of the fund.

2.   Proxy Voting Policies of Advisers to Legg Mason Funds - Each investment adviser and sub-adviser to a Legg Mason fund must have written proxy voting policies and procedures, including policies and procedures to address potential material conflicts between an adviser and its clients (including the fund). Each different adviser may have different proxy voting policies and procedures that are individually tailored to fit its respective businesses and investment styles.

3.   Funds' Proxy Voting  Policies and Procedures - The investment  advisers and sub-advisers  to the Legg Mason  funds are  responsible  for  managing  the assets of the fund or funds  they  manage,  including  voting  proxies.  In accordance with the procedures noted below, the Board of Directors/Trustees of the Legg Mason funds will initially and periodically  review and approve the use of the advisers' policies for the voting of the funds' proxies. The policies  and  procedures  that a fund will  utilize  with respect to proxy voting shall be the proxy voting  policies and procedures of the adviser or sub-adviser  that actually  manages the assets of the fund. Each adviser or sub-adviser  is  responsible  for  maintaining  all  proxy  voting  records required to be established and maintained by the Legg Mason funds and shall provide such records to the funds upon request.

4.   Annual Review - An adviser's proxy voting policies and procedures must be initially reviewed and their use on behalf of a Legg Mason fund approved by the Board of Directors/Trustees. In addition, on an annual basis, each adviser must report any significant problems that arose during the year, any material conflicts, how such conflicts were addressed, and the total number of proxies voted during the previous year. Advisers should also be prepared to discuss any novel or controversial proxy votes during their semi-annual reports to the Board of Directors/Trustees and any votes that were made inconsistent with the adviser's stated proxy voting policies and procedures.

5.   Changes to Advisers' Policies and Procedures - On an annual basis, any changes to an adviser's proxy voting policies and procedures, as relevant to the funds, must be reported to the Board of Directors/Trustees, which shall review and, in its discretion, approve the use of such amended proxy voting policies and procedures.

                                      B-1

                          Legg Mason Fund Adviser, Inc.
                      Proxy Voting Policies and Procedures
                                    May 2003

Legg Mason Fund Adviser, Inc. ("LMFA") acts as investment adviser to several
Legg Mason funds pursuant to contracts between the funds and LMFA. In these cases, LMFA retains a sub-adviser to perform all investment advisory services for the funds. LMFA delegates to each sub-adviser the responsibility for voting proxies for the Legg Mason funds, as applicable, through LMFA's contracts with each sub-adviser. Each sub-adviser may use its own proxy voting policies and procedures to vote proxies of a fund if the fund's Board reviews and approves the use of those policies and procedures. Accordingly, LMFA does not expect to have proxy voting responsibility for any of the Legg Mason funds.

Should LMFA become responsible for voting proxies for any reason, such as the inability of a sub-adviser to provide investment advisory services, LMFA shall utilize the proxy voting guidelines established by the most recent sub-adviser for that fund to vote proxies in the best interest of the fund until a new sub-adviser is retained and the use of its proxy voting policies and procedures is authorized by the Board of Directors/Trustees of the Legg Mason fund. If LMFA becomes responsible for voting proxies, LMFA shall maintain records of all proxy votes in accordance with applicable securities laws and regulations.

In the case of a material conflict between the interests of LMFA (or its affiliates, if such conflict is known to persons responsible for voting at LMFA)
and any Legg Mason fund, proxies shall be voted according to the recommendation of an independent third party.

Issues to be reviewed in making the determination of whether a potential conflict is material include, but are not limited to:

1.   Whether LMFA manages assets for the issuer, a shareholder proponent or an employee group of the issuer or otherwise has a current or potential business relationship with the issuer;

2.   Whether LMFA, an officer or director of the adviser or the applicable portfolio manager, analyst or other person(s) responsible for recommending the proxy vote (together, "Voting Persons") is a close relative of or has any personal or business relationship with the issuer (excluding normal commercial transactions and investment relationships where there is no special treatment), with an officer, director or other executive person at the issuer, with a candidate for election to the board of the issuer or with a shareholder proponent;

3.   Whether there is any other material business or personal relationship as a result of which a Voting Person has an interest in the outcome of the matter before shareholders; or

4.   Whether an affiliate of LMFA has a conflict as described in #1-3 above and such conflict is known to LMFA's Voting Persons.

All of the conflicts noted above should be deemed material. If the conflict resides with an individual Voting Person, that person will exclude him- or herself from the vote determination process in order to shield LMFA and the other Voting Persons from the conflict, provided that the other Voting Persons can determine a vote without undue influence from the conflicted Voting Person.
If the conflict cannot be walled off, the vote will be passed on to a neutral third-party service provider. Any time a material conflict is encountered, LMFA will keep records on the nature of the conflict, the actual vote and the basis for the vote determination.

LMFA shall be responsible for gathering relevant documents and records related to proxy voting from each sub-adviser and providing them to the funds as required for the funds to comply with applicable rules under the Investment
Company Act of 1940. LMFA shall also be responsible for coordinating the provision of information to the Board with regard to the proxy voting policies and procedures of each sub-adviser, including the actual proxy voting policies and procedures of each sub-adviser, changes to such policies and procedures, and reports on the administration of such policies and procedures.

Questions regarding this policy should be referred to the Legal and Compliance
Department of Legg Mason, Inc.

                                      B-2

                       LEGG MASON CAPITAL MANAGEMENT, INC.
                   LEGG MASON FUNDS MANAGEMENT, INC & LMM, LLC
                         PROXY PRINCIPLES AND PROCEDURES

OVERVIEW
Legg Mason Capital Management, Inc., Legg Mason Funds Management, Inc. and LMM,
LLC ("The Group") have implemented the following principles and procedures for voting proxies on behalf of advisory clients. These principles and procedures are reasonably designed to ensure The Group exercises its voting responsibilities to serve the best interests of its clients and in compliance with applicable laws and regulations. The Group assumes responsibility and authority for voting proxies for all clients, unless such responsibility and authority has been expressly retained by the client or delegated by the client to others. For each proxy vote The Group takes into consideration its duty to its clients and all other relevant facts available to The Group at the time of the vote. Therefore, while these guidelines provide a framework for voting, votes are ultimately cast on a case-by-case basis. The Group employs the same proxy principles and procedures for all funds for which it has voting responsibility.

PRINCIPLES
Proxy voting is a valuable right of company shareholders. Through the voting mechanism, shareholders are able to protect and promote their interests by communicating views directly to the Board, as well as exercising their right to grant or withhold approval for actions proposed by the Board or company management. We believe the interests of shareholders are best served by the following principles when considering proxy proposals:

PRESERVE AND EXPAND THE POWER OF SHAREHOLDERS IN AREAS OF CORPORATE GOVERNANCE -
Equity shareholders are owners of the business - company boards and management teams are ultimately accountable to them. We support policies, plans and structures that promote accountability of the board and management to owners, and align the interests of the board and management with owners. Examples include: annual election of all board members, cumulative voting, and incentive plans that are contingent on delivering value to shareholders. We oppose proposals that reduce accountability or misalign interests, including but not limited to classified boards, poison pills, and incentives that are not linked to owner returns.

ALLOW RESPONSIBLE MANAGEMENT TEAMS TO RUN THE BUSINESS - We support policies, plans and structures that give management teams appropriate latitude to run the business in the way that is most likely to maximize value for owners.
Conversely, we oppose proposals that limit management's ability to do this. We generally oppose proposals that seek to place restrictions on management in order to promote political, religious or social agendas.

Please see The Group's proxy voting guidelines for more details ("Schedule A").

                                      B-3

PROCEDURES
OVERSIGHT
The Group's Chief Investment Officer (CIO) has full authority to determine The
Group's proxy voting principles and procedures and vote proxies on behalf of The
Group's clients. The Group's CIO has delegated oversight and implementation of the firm's proxy voting process, including the principles and procedures that govern it, The Group's Proxy Officers and Compliance Officers. No less than a quorum of these Officers(1) will meet from time to time, but no less than annually, to review existing principles and procedures in light of The Group's duties as well as applicable laws and regulations to determine if any changes are necessary.

LIMITATIONS
We recognize proxy voting as a valuable right of company shareholders. Generally speaking, The Group votes all proxies it receives. However, The Group intends to refrain from voting in certain circumstances. The Group may refrain from voting a proxy if, for example, the company's shares are no longer held by The Group's clients at the time of the meeting. Additionally, The Group may refrain from voting a proxy if it concludes the potential impact on shareholders' interests is insignificant while the cost associated with analyzing and voting the proxy may be significant.

PROXY ADMINISTRATION
The Group instructs each client custodian to forward proxy materials to the The
Group Proxy Administrator. New client custodians are notified at account inception of their responsibility to deliver proxy materials to The Group. The
Group uses Institutional Shareholder Services ("ISS") to electronically receive and vote proxies, as well as to maintain proxy voting receipts and records.

Upon receipt of proxy materials:

     The Compliance Officer
1.       The Compliance Officer reviews the proxy issues and identifies any potential material conflicts between the adviser's interests and those of the client. The Group believes and understands it has a duty to vote proxies in the best interests of its clients, even if such votes may result in a loss of business or economic benefit to The Group or its affiliates.
        a. Identifying Potential Conflicts
           In identifying conflicts of interest the Compliance Officer will review the following issues:
             |X|  Whether The Group has an economic incentive to vote in a
                  manner that is not consistent with the best interests of its clients; and
             |X|  Whether there are any business or personal relationships
                  between an The Group employee and the officers, directors or shareholder proposal proponents of a company whose securities are held in client accounts that may create an incentive to vote in a manner that is not consistent with the best
                  interests of its clients; and
             |X|  Whether the Proxy Officer knows that an affiliate of The Group has a material economic, business or personal relationship that is likely to result in a potential conflict between the interests of the affiliate and The Group's clients.

-------------------------
(1) Quorum is defined as two Proxy Officers and one Compliance Officer.

                                      B-4

        b. Assessing Materiality
           A potential conflict will be deemed to be material if the Compliance
           Officer determines, in the exercise of reasonable judgment, the potential conflict is likely to have an impact on the manner in which the subject shares are voted.

2.      If the Compliance Officer determines that a potential material conflict of interest may exist:
             (a) The Compliance Officer may consult with legal counsel and/or
                 The Group's CIO to determine if the conflict is material.
             (b) If the conflict is not material, the proxy issue is
                 forwarded to the Proxy Officer for voting.
             (c) If the conflict is material, the Compliance Officer may choose any of the following approaches to address the
                 conflict:
                1.   If The Group's proxy principles or guidelines address the
                     specific issues in the conflicted proxy, the Compliance
                     Officer votes the issues according to The Group's
                     principles and returns the signed, voted form to the Proxy
                     Administrator.
                2.   If the conflicted proxy issue is not specifically addressed in The Group's principles, the Compliance Officer will
                     follow the vote recommendation of an "Independent Voting
                     Delegate".
                3.   Alternatively, the Compliance Officer may disclose the
                     conflict to clients and obtain their consent to vote.

The Proxy Officer
1.       The Proxy Officer reviews proxies and evaluates matters for vote in light of The Group's principles and guidelines. The Proxy Officer may seek additional information from The Group's investment team, company management, independent research services, or other sources to determine the best interests of shareholders. Additionally, the Proxy
         Officer may consult with The Group's CIO for guidance on proxy issues.
         Generally, the Proxy Officer will not consult its affiliates during this process. All documents that had a material impact on the basis for the vote are maintained by The Group.
2.       The Proxy Officer returns the signed, voted form to the Proxy
         Administrator.

                                      B-5

The Proxy Administrator
1.       Provides custodians with instructions to forward proxies to The Group for all clients for whom The Group is responsible for voting proxies.
2.       When proxies are received, reconciles the number of shares indicated on the proxy with The Group internal data on shares held as of the record date and notifies the custodian of any discrepancies or missed proxies.
         The Proxy Administrator will use best efforts to obtain missing proxies from custodian.
3.       Informs the Compliance Officer and Proxy Officer if the company's shares are no longer held by The Group clients as of the meeting date.
4.       Ensures the Proxy and Compliance Officers are aware of the timeline to vote a proxy and uses best efforts to ensure that votes are cast in a timely manner.
5.       Per instructions from the Proxy Officer or Compliance Officer, votes proxy issues via ISS' software, online or via facsimile.
6.       Obtains evidence of receipt and maintains records of all proxies voted.

RECORD KEEPING
The  following  documents  will be  maintained  onsite  for two  years and in an accessible place for another three years with regard to proxies:
1.   Copy of current policies and procedures will be maintained and available to clients upon request.
2.   Proxy statements received regarding client securities will be maintained in electronic format via Edgar or similar third party and will be available to clients upon request.
3.   Documents  created by The Group that were material to making a decision how to vote proxies will be maintained in Multex,  similar third party software or paper file.
4.   Copies of the voting record will be maintained via ISS.
5.   A proxy log including:  issuer name, exchange ticker symbol of the issuer's shares to be  voted,  CUSIP  number  for the  shares  to be voted,  a brief identification  of the matter voted on,  whether the matter was proposed by the issuer or by a  shareholder  of the issuer,  whether a vote was cast on the matter, a record of how the vote was cast and whether the vote was cast for or against the recommendation for the issuer's management team.
6.   Each  written  client  request  for proxy  voting  records  and The Group's written response to any client request for such records.

                                      B-6

                                     Schedule A
                         The Group Proxy Voting Guidelines

The Group maintains these proxy-voting guidelines, which set forth the manner in which The Group generally votes on issues that are routinely presented. Please note that for each proxy vote The Group takes into consideration its duty to its clients, the specific circumstances of the vote and all other relevant facts available at the time of the vote. While these guidelines provide the framework for voting proxies, ultimately proxy votes are cast on a case-by-case basis.
Therefore actual votes for any particular proxy issue may differ from the guidelines shown below.
--------------------------------------------------------------------------------
FOUR PRINCIPAL AREAS OF INTEREST TO SHAREHOLDERS:
1) Obligations of the Board of Directors
2) Compensation of management and the Board of Directors
3) Take-over protections
4) Shareholders' rights
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

                      Proxy Issue                                The Group Guideline
-----------------------------------------------------------------------------------------
BOARD OF DIRECTORS
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
Independence of Boards of Directors: majority of unrelated             For
directors, independent of management
-----------------------------------------------------------------------------------------
Nominating Process: independent nominating committee seeking           For
qualified candidates, continually assessing directors and
proposing new nominees
-----------------------------------------------------------------------------------------
Size and Effectiveness of Boards of Directors: Boards must be          For
no larger than 15 members
-----------------------------------------------------------------------------------------
Cumulative Voting for Directors                                        For
-----------------------------------------------------------------------------------------
Staggered Boards                                                     Against
-----------------------------------------------------------------------------------------
Separation of Board and Management Roles (CEO/Chairman)           Case-by-Case
-----------------------------------------------------------------------------------------
Compensation Review Process: compensation committee comprised          For
of outside, unrelated directors to ensure shareholder value
while rewarding good performance
-----------------------------------------------------------------------------------------
Director Liability & Indemnification: support limitation of            For
liability and provide indemnification
-----------------------------------------------------------------------------------------
Audit Process                                                          For
-----------------------------------------------------------------------------------------
Board Committee Structure: audit, compensation, and                    For
nominating and/or governance committee consisting entirely of independent directors
-----------------------------------------------------------------------------------------
Monetary Arrangements for Directors: outside of normal board           For
activities amts should be approved by a board of independent directors and reported in proxy
-----------------------------------------------------------------------------------------
Fixed Retirement Policy for Directors                             Case-by-Case
-----------------------------------------------------------------------------------------
Ownership Requirement: all Directors have direct and material          For
cash investment in common shares of Company
-----------------------------------------------------------------------------------------
Proposals on Board Structure: (lead director, shareholder              For
advisory committees, requirement that candidates be nominated by shareholders, attendance at meetings)
-----------------------------------------------------------------------------------------
Annual Review of Board/CEO by Board                                    For
-----------------------------------------------------------------------------------------
Periodic Executive Sessions Without Mgmt (including CEO)               For
-----------------------------------------------------------------------------------------
Votes for Specific Directors                                      Case-by-Case
-----------------------------------------------------------------------------------------

                                     - Continued -
                                      B-7

--------------------------------------------------------------------------------------
                       Proxy Issue                            The Group Guideline
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
MANAGEMENT AND DIRECTOR COMPENSATION
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Stock Option and Incentive Compensation Plans:                   Case-by-Case
--------------------------------------------------------------------------------------
Form of Vehicle: grants of stock options, stock                  Case-by-Case
appreciation rights, phantom shares and restricted stock
--------------------------------------------------------------------------------------
Price                                                          Against plans whose
                                                               underlying securities are
                                                               to be issued at less than
                                                               100% of the current market
                                                               value
--------------------------------------------------------------------------------------
Re-pricing: plans that allow the Board of Directors to              Against
lower the exercise price of options already granted if
the stock price falls or under-performs the market
--------------------------------------------------------------------------------------
Expiry: plan whose options have a life of more than ten          Case-by-Case
years
--------------------------------------------------------------------------------------
Expiry: "evergreen" stock option plans                              Against
--------------------------------------------------------------------------------------
Dilution:                                                      Case-by-Case - taking into
                                                               account value creation,
                                                               commitment to shareholder-
                                                               friendly policies, etc.
--------------------------------------------------------------------------------------
Vesting: stock option plans that are 100% vested when               Against
granted
--------------------------------------------------------------------------------------
Performance Vesting: link granting of options, or vesting             For
of options previously granted, to specific performance
targets
--------------------------------------------------------------------------------------
Concentration: authorization to allocate 20% or more of             Against
the available options to any one individual in any one
year
--------------------------------------------------------------------------------------
Director Eligibility: stock option plans for directors if        Case-by-Case
terms and conditions are clearly defined and reasonable
--------------------------------------------------------------------------------------
Change in Control: stock option plans with change in                Against
control provisions that allow option holders to receive
more for their options than shareholders would receive
for their shares
--------------------------------------------------------------------------------------
Change in Control: change in control arrangements                   Against
developed during a take-over fight specifically to
entrench or benefit management
--------------------------------------------------------------------------------------
Change in Control: granting options or bonuses to outside           Against
directors in event of a change in control
--------------------------------------------------------------------------------------
Board Discretion: plans to give Board broad discretion in           Against
setting terms and conditions of programs
--------------------------------------------------------------------------------------
Employee Loans: Proposals authorizing loans to employees            Against
to pay for stock or options
--------------------------------------------------------------------------------------
Not Prohibiting "Mega-grants"                                    Not specified
--------------------------------------------------------------------------------------
Omnibus Plans: plans that provide for multiple awards and        Not specified
believe that shareholders should vote on the separate
components of such plans
--------------------------------------------------------------------------------------
Director Compensation: % of directors' compensation in                For
form of common shares
--------------------------------------------------------------------------------------
Golden Parachutes                                                Case-by-Case
--------------------------------------------------------------------------------------
Expense Stock Options                                                 For
--------------------------------------------------------------------------------------
Severance Packages: must receive shareholder approval                 For
--------------------------------------------------------------------------------------
Lack of Disclosure about Provisions of Stock-based Plans            Against
--------------------------------------------------------------------------------------
Reload Options                                                      Against
--------------------------------------------------------------------------------------

                                      B-8

Plan Limited to a Small Number of Senior Employees                  Against
--------------------------------------------------------------------------------------
Employee Stock Purchase Plans                                    Case-by-Case
--------------------------------------------------------------------------------------
                                  - Continued -
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                       Proxy Issue                            The Group Guideline
--------------------------------------------------------------------------------------
TAKEOVER PROTECTIONS
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Shareholder Rights Plans: plans that go beyond ensuring             Against
the equal treatment of shareholders in the event of a bid
and allowing the corp. enough time to consider
alternatives to a bid
--------------------------------------------------------------------------------------
Going Private Transaction, Leveraged Buyouts and Other           Case-by-Case
Purchase Transactions
--------------------------------------------------------------------------------------
Lock-up Arrangements: "hard" lock-up arrangements that              Against
serve to prevent competing bids in a takeover situation
--------------------------------------------------------------------------------------
Crown Jewel Defenses                                                Against
--------------------------------------------------------------------------------------
 Payment of Greenmail                                               Against
--------------------------------------------------------------------------------------
"Continuing Director" or "Deferred Redemption"                      Against
Provisions: provisions that seek to limit the discretion
of a future board to redeem the plan
--------------------------------------------------------------------------------------
Change Corporation's Domicile: if reason for                        Against
re-incorporation is to take advantage of protective
statutes (anti-takeover)
--------------------------------------------------------------------------------------
Poison Pills: receive shareholder ratification                        For
--------------------------------------------------------------------------------------
Redemption/Ratification of Poison Pill                                For
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
SHAREHOLDERS' RIGHTS
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Confidential Voting by Shareholders                                   For
--------------------------------------------------------------------------------------
Dual-Class Share Structures                                         Against
--------------------------------------------------------------------------------------
Linked Proposals: with the objective of making one                  Against
element of a proposal more acceptable
--------------------------------------------------------------------------------------
Blank Check Preferred Shares: authorization of, or an               Against
increase in, blank check preferred shares
--------------------------------------------------------------------------------------
Supermajority Approval of Business Transactions:                    Against
management seeks to increase the number of votes required
on an issue above two-thirds of the outstanding shares
--------------------------------------------------------------------------------------
Increase in Authorized Shares: provided the amount                    For
requested is necessary for sound business reasons
--------------------------------------------------------------------------------------
Shareholder Proposals                                            Case-by-Case
--------------------------------------------------------------------------------------
Stakeholder Proposals                                            Case-by-Case
--------------------------------------------------------------------------------------
Issuance of Previously Authorized Shares with Voting                Against
Rights to be Determined by the Board without Prior
Specific Shareholder Approval
--------------------------------------------------------------------------------------
"Fair Price" Provisions: Measures to limit ability to buy             For
back shares from particular shareholder at
higher-than-market prices
--------------------------------------------------------------------------------------
Preemptive Rights                                                     For
--------------------------------------------------------------------------------------
Actions altering Board/Shareholder Relationship Require               For
Prior Shareholder Approval (including "anti-takeover"
measures)
--------------------------------------------------------------------------------------
Allow Shareholder action by written consent                           For
--------------------------------------------------------------------------------------

                                      B-9

Allow Shareholders to call Special Meetings                           For
--------------------------------------------------------------------------------------
Social and Environmental Issues                            As recommended by Company
                                                                  Management
--------------------------------------------------------------------------------------
Reimbursing Proxy Solicitation Expenses                          Case-by-Case
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Source: The Group.  Last updated 12 July 2004.

                                      B-10

                        BRANDYWINE ASSET MANAGEMENT, LLC

                       Proxy Voting and Corporate Actions

Policy:

Brandywine has a responsibility to its clients for voting proxies for portfolio securities consistent with the best economic interests of its clients.
Brandywine maintains written policies and procedures as to the handling, research, voting and reporting of proxy voting and makes appropriate disclosures about our firm's proxy policies and practices. The policy and practice includes the fact that the firm has a responsibility to monitor corporate actions, receive and vote client proxies and disclose any potential conflicts of interest as well as making information available to clients about the voting of proxies for their portfolio securities and maintaining relevant and required records.

Background:

Proxy voting is an important right of shareholders and reasonable care and diligence must be undertaken to ensure that such rights are properly and timely exercised.

Investment advisers registered with the SEC, and which exercise voting authority with respect to client securities, are required by Rule 206(4)-6 of the Advisers
Act to (a) adopt and implement written policies and procedures that are reasonably designed to ensure that client securities are voted in the best interests of clients, which must include how an adviser addresses material conflicts that may arise between an adviser's interests and those of its clients; (b) to disclose to clients how they may obtain information from the adviser with respect to the voting of proxies for their securities; (c) to describe to clients a summary of its proxy voting policies and procedures and, upon request, furnish a copy to its clients; and (d) maintain certain records relating to the adviser's proxy voting activities when the adviser does have proxy voting authority.

Responsibility:

Compliance has the responsibility for the implementation and monitoring of the firm's proxy voting policy, practices, disclosures and record keeping, including outlining voting guidelines in the procedures.

Procedures:

Brandywine has implemented policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with our fiduciary duties and the Investment Advisers Act of 1940 ("Advisers Act"). Our authority to vote the proxies of our clients is established through investment management agreements or comparable documents.

In exercising its voting authority, Brandywine will not consult or enter into agreements with officers, directors or employees of its parent, Legg Mason Inc., or any of its affiliates, regarding the voting of any securities owned by its clients.

While the guidelines included in the procedures are intended to provide a benchmark for voting standards, each vote is ultimately cast on a case-by-case basis, taking into consideration Brandywine's contractual obligations to our

                                      B-11

clients and all other relevant facts and circumstances at the time of the vote
(such that these guidelines may be overridden to the extent Brandywine believes appropriate).

Voting Authority

o    Brandywine  shall assume the  responsibility  and authority with respect to the voting of proxies for all client accounts,  unless such  responsibility and authority  expressly  have been  delegated to others or reserved to the trustee or other  named  fiduciary  of a client  account.  In no event will
     Brandywine's  authority  to  vote  proxies  obligate  it to  undertake  any shareholder activism on behalf of any client.

o    Brandywine's clients shall be responsible for notifying their custodians of the name and address of the person or entity with voting authority.

o    Brandywine's Legal and Compliance  Department is responsible for overseeing
     the  proxy  voting  process.   The  gathering  and  voting  of  proxies  is
     coordinated through the Administrative  Department and Brandywine maintains internal procedures to govern the processing of proxies, including handling client requests and monitoring for potential material  conflicts.  Research analysts,  corporate action specialists and portfolio  managers,  otherwise referred to as voting persons, are responsible for determining  appropriate
     voting  positions  on  each  proxy  utilizing  any  applicable   guidelines
     contained in these procedures.

o    Brandywine  will  not  decline  to vote  proxies  except  in  extraordinary circumstances, nor will Brandywine accept direction from others with regard to the voting of proxies. Brandywine will take the investment guidelines of an account  into  consideration  in  deciding  how to vote on a  particular issue.

o    Brandywine may vote proxies  related to the same security  differently  for each client.

o    Brandywine seeks to identify any material  conflicts that may arise between the  interests  of  Brandywine  and its  clients  in  accordance  with  the following procedures.  Except for extraordinary circumstances,  in any such instance,  the material  conflict will be resolved by either  excluding any conflicted  person from the voting process or by voting in accordance  with
     the  recommendation  of  Institutional   Shareholder   Services  (ISS),  an
     independent third party.

o    All relevant  proxies are reviewed by the Legal and  Compliance  Department for  material  conflicts  of  interest.  Issues to be reviewed  may include whether Brandywine  manages assets for the issuer, a shareholder  proponent or an employee  group of the issuer or otherwise has a current or potential business  relationship  with the  issuer;  whether  Brandywine,  one of its officers or  directors or any voting  person is a close  relative of or has any personal or business  relationship  with the issuer  (excluding  normal commercial  transactions  and  investment  relationships  where there is no special treatment),  with an officer, director or other executive person at the  issuer,  with a candidate  for  election to the board of the issuer or with a shareholder proponent;  whether there is any other material business or personal relationship which may create an interest in the outcome of the matter  on the  part  of a  voting  person;  or  whether  an  affiliate  of
     Brandywine's   has  a  conflict  as  described  above  which  is  known  to
     Brandywine's  voting  persons.  Conflicts of this nature will be considered material.  If the conflict  pertains to an  individual  voting  person that person will exclude him- or herself from the vote determination  process in order to shield the  Brandywine and other voting persons from the conflict, provided the compliance  department  believes that the other voting persons can determine a vote completely separate from the conflicted voting person.
     If the conflict  cannot be contained,  the proxy is voted  according to the recommendation  of  ISS.  Any  time a  material  conflict  is  encountered,
     Brandywine will keep records on the nature of the conflict, the actual vote and the basis for the vote determination.

                                      B-12

Voting Guidelines

o    Proxies  will not be voted  without an  analysis of the  underlying  issues involved.

o    Brandywine's  proxy  voting  policy at all times shall be  directed  toward maximizing the value of the assets of managed accounts,  for the benefit of the accounts' ultimate owners/beneficiaries.

o    Any item on a proxy, which would tend to inhibit the realization of maximum value, may receive a negative vote from Brandywine.  Examples of such items would be staggered  terms for directors,  restrictions  against  cumulative
     voting,  and  establishment  of  different  classes  of  stock,   excessive
     compensation, poor stewardship, or any activity, which could be viewed as a
     "poison pill" maneuver.

o    On other matters specific to a company,  such as the election of directors, the  appointment  of auditors,  granting of options,  repricing of options, mergers and other material  issues, a decision shall be made in conjunction
     with  the  primary   analyst   responsible  for  overseeing  that  company,
     consistent with the policy of maximizing value.

Voting Records & Client Notification

o    A complete record and file of all votes cast shall be maintained by
     Brandywine for the period prescribed by the Securities Exchange Commission.
     Brandywine will similarly maintain copies of policies and procedures, proxy booklets, copies of any documents created by Brandywine that were material to making a decision how to vote proxies and a log of proxy requests and responses.

              A proxy log shall be maintained by Brandywine that includes the issuer name, exchange ticker symbol, CUSIP number, shareholder meeting date, brief identification of the matter voted on, whether the matter was proposed by the issuer or by a shareholder of the issuer, whether a vote was cast on the matter, record of how the vote was cast, and whether the vote was cast for or against the recommendation of the issuer's management team.

o    Clients may obtain information with regard to the manner in which their proxies were voted, as well as detailed policies and procedures by contacting Brandywine, Three Christina Centre, 201 N. Walnut Street, Suite
     1200, Wilmington, Delaware 19801, attention: Proxy administrator.

In addition, a description of these Policies shall be provided to new clients prior to the inception of their account, simultaneous with the provision of
Brandywine's Disclosure Brochure whenever possible.

Administration of Proxies
o    At the inception of a new account over which  Brandywine has domestic proxy voting authority:

o    New client  information  is entered  onto the  appropriate  "Proxy  System"
     (ProxyEdge (ADP) for domestic securities and ISS for global securities).

o    Custodians  are notified by the Client that proxies  should be forwarded to
     Brandywine.

o    Those  proxies  that arrive in the Mail Room are sorted and  forwarded to a
     Proxy Administrator.

o    Proxies are placed in date order into  pending  vote proxy files by a Proxy
     Administrator.

o    Proxies  are  cross-referenced  against  the Alert  List  (discussed  under
     Identifying Potential Conflicts).

o    Proxies are then distributed to either the appropriate investment team, or, in those  instances where a proxy matches an Alert List entry, to the Legal and Compliance Department.

o    In the event that no material  conflict  exists,  the following  procedures apply:

                                      B-13

o    The voting  person's  initials are entered onto the Proxy System's  tickler file in the analyst block.(2)

o    Ballots  are  voted  by a  voting  person  and  are  returned  to  a  Proxy
     Administrator for processing on the Proxy System.

o    If a material conflict exists, a Proxy  Administrator will obtain a copy of the  Institutional  Shareholder  Services  recommendation,  which  will  be attached to the ballot.

o    The voting  person will then either (i) complete the Proxy System ballot in accordance with the attached recommendation;  or (ii) exclude themselves in writing from voting the proxy.

o    A Proxy  Administrator  will redirect the proxy to another voting person in instances where an exclusion has occurred.

o    Where applicable,  a Proxy Administrator will verify that the ballot was in fact voted in accordance  with the ISS  recommendation  before  entering it onto the Proxy System.

o    The proxy  booklets and Proxy System  ballots are  subjected to an approval process by a Proxy Administrator(1).

o    During the approval  process,  ballot shares are matched  against  holdings shares(1).

o    Discrepancies are researched through  Brandywine's  internal data warehouse and  custodian  banks are  contacted  where  necessary to  reconcile  share amounts.

o    Brandywine  personnel act in such a manner to ensure that,  absent  special circumstances, the proxy gathering and proxy voting steps noted above could be completed before the applicable deadline for returning proxy votes.

o    Any pending unvoted meetings are reviewed and monitored on a daily basis by
     Proxy Administrators.

o    All voting records are maintained within the Proxy Systems.

o    Proxy  booklets and all  additional  information  (including  copies of any documents created by Brandywine that were material to making a decision how to vote proxies) are filed.

Administration of Client Requests

o    All  client  requests  for  proxy  information  (both  written  and  oral), including  but not limited to voting  records  and  requests  for  detailed
     Policies and Procedures, are referred to a Proxy Administrator.

o    All requests are entered onto a Proxy Request Log maintained by a Proxy
     Administrator. Information on the log includes the date of the request, the content of the request and the date of the response by Brandywine.

o    The Proxy Administrator works in conjunction with the Client Service
     Department to respond to all requests in writing.

o    Copies of all written requests and responses thereto, including voting record reports, are maintained in a separate Proxy Request file.

Identifying Potential Conflict of interest

Personal Conflicts

o    Each voting person must certify in writing at the beginning of each proxy season that he or she will notify the Legal and Compliance Department of:

1. any potential personal conflict with regard to a specific proxy; and
2. any potential conflict of which they become aware relating to another voting person.

o    Potential  conflicts  should be  interpreted  broadly  in order to  capture instances  where a conflict of interest  could be  perceived  to exist by a third party.  An objective  `reasonableness'  standard should be applied as opposed to a subjective  determination  that the  individual is not in fact conflicted.

------------------------------------
(2) This step applies only to the ADP system for domestic proxies.

                                      B-14

o    The following are examples of potential personal conflicts which are extracted from the SEC's Final Rule(3):

o    The adviser may also have business or personal relationships with participants in proxy contests, corporate directors or candidates for directorships. For example, an executive of the adviser may have a spouse or other close relative that serves as a director or executive of a company.

o    Any Board positions held on a publicly traded company by a voting person
     (as evidenced by their most recent Code of Ethics Certification) will be examined on a case-by-case basis as proxy votes arise in that security.

o    A list of potentially conflicted securities ("Alert List") will be provided to the Proxy Administrators, who will cross-reference proxy votes as they arise.

o    Any proxies matching securities on the Alert List will be referred to the
     Legal and Compliance Department for an assessment of the materiality of the conflict.

Professional Conflicts

o    In order to identify instances where a professional association could be perceived as a conflict of interest between Brandywine and a client for purposes of proxy voting, the following procedures will be followed:

o    The names of all clients who are directly connected to a publicly traded security, through a significant ownership interest, which was held by a
     Brandywine account during the relevant proxy period will be added to the
     Alert List.

o    The names of all significant prospects who are directly connected to a publicly traded security, through a significant ownership interest, which was held by a Brandywine account during the relevant proxy period will be added to the Alert List.

o    The Alert List will be cross-referenced by the Proxy Administrators against proxies on a day-to-day basis.

------------------------
(3) 17 CFR Part 275 [Release No. IA-2106; File No. S7-38-02], RIN 3235-AI65

                                      B-15

                                 BARTLETT & CO.
                       PROXY VOTING POLICY AND PROCEDURES

Voting Authority:

o    Bartlett & Co. ("Bartlett") shall assume the responsibility and authority with respect to the voting of proxies for all client accounts, unless such responsibility and authority to vote proxies has been expressly retained by the client. This authority is outlined in the investment management agreements and if the agreement is silent, Bartlett assumes responsibility.

Voting Procedures:

o    All proxy related materials, either electronically or via hard copy, are delivered to Bartlett's Proxy Coordinator ("Proxy Coordinator"). The Proxy
     Coordinator shall ensure that all relevant information is recorded in the firm's records.

o    The Proxy Coordinator shall verify all accounts for which Bartlett has proxy voting authority that held the security on record date. The Proxy
     Coordinator shall coordinate communication with custodians to ensure receipt of all relevant proxies.

o    The Proxy Coordinator will organize the proxy materials for voting. If the security is followed by the Bartlett Research Department, the proxy will be delivered to the Chief Investment Officer or Assigned Analyst. If the
     security is not followed in our equity research process, the proxy is forwarded to the Portfolio Manager holding the most shares of the security.

o    The Proxy Coordinator shall obtain voting instructions from the designated person and submit the proxy vote and ensure that the relevant information is recorded in the firm's records.

o    Proxies  will not be voted  without an  analysis of the  underlying  issues involved.

o    Bartlett's proxy voting policy at all times shall be directed toward maximizing the value of the client's investment as an owner.

o    Bartlett generally votes against any proposal that is likely to dilute the value of an issuer's common stock. Examples of such items would be restrictions against cumulative voting, establishment of different classes of stock, or any activity that could be viewed as a "poison pill" maneuver.

o    On other matters specific to a company, such as election of directors, appointment of auditors, granting and repricing of options, mergers and other material issues, a decision shall be made in conjunction with the primary analyst responsible for evaluating that company, consistent with the policy of maximizing value. Bartlett evaluates company management before deciding to own a security and gives weight to management recommendations on material issues with the goal of maximizing shareholder value over the long term.

o    The same security will be voted identically  across all similarly  situated client accounts.

VOTING RECORDS AND CLIENT NOTIFICATION:

o    A  complete  record  and file of all  votes  cast  shall be  maintained  by
     Bartlett.

o    Clients will be provided a copy of these policies and procedures upon request. A description of this Policy and Procedures shall be provided to new clients prior to the inception of their account. In addition, upon request, clients may receive reports on how their proxies have been voted.

                                      B-16

o    Bartlett maintains records of proxies voted pursuant to applicable rules and regulations under the Investment Advisers Act of 1940, the Investment
     Company Act of 1940, and ERISA DOL Bulletin 94-2. These records include:

        a)      A copy of Bartlett's policies and procedures.

        b)      Copies of proxy statements received regarding client securities.

        c)      A copy of any document created by Bartlett that was material to making a decision how to vote proxies.

        d)      Each written client request for proxy voting records and
                Bartlett's written response to both verbal and written client requests.

        e)      A proxy log including:

                1.    Issuer name;
                2.    Exchange ticker symbol of the issuer's shares to be voted;
                3.    Council on Uniform Securities Identification Procedures
                      ("CUSIP") number for the shares to be voted;
                4.    The shareholder meeting date;
                5.    A brief identification of the matter voted on;
                6.    Whether the matter was proposed by the issuer or by a
                      shareholder of the issuer;
                7.    Whether a vote was cast on the matter;
                8.    A record of how the vote was cast; and
                9.    Whether the vote was cast for or against the
                      recommendation of the issuer's management team.

Records are maintained in an easily accessible place for five years, the first two in Bartlett's offices.

Identifying Potential Conflicts:

o    Each person responsible for determining the voting of proxies must certify in writing at the beginning of each proxy season that he or she will notify the Compliance Officer of any potential conflict of the firm or its affiliates (if known to the person) with a specific proxy.

o    If the Chief Investment Officer believes that there is any potential material conflict of interest for the firm on a particular proxy vote, it is to be turned over to the Investment Oversight Committee ("IOC") for the voting decision.

o    The IOC is Bartlett's investment review committee comprised of senior management of the firm charged with ensuring the investment integrity of the firm's investment process and adherence to client's investment policy statements.

Assessing the Materiality of a Potential Conflict:
-------------------------------------------------

o    All proxies are reviewed by the Compliance Officer for material conflicts of interest. Issues to be reviewed include, but are not limited to:

       a)       Whether the adviser manages assets for the issuer, a shareholder proponent or an employee group of the issuer or otherwise has a current or potential business relationship with the issuer;

       b)       Whether the adviser, an officer or director of the adviser or the applicable portfolio manager, analyst or other person(s)
                responsible for recommending the proxy vote (together, "Voting
                Persons") is a close relative of or has any personal or business

                                      B-17

                relationship with the issuer (excluding normal commercial
                transactions and investment relationships where there is no special treatment), with an officer, director or other executive person at the issuer, with a candidate for election to the board of the issuer or with a shareholder proponent;

       c)       Whether there is any other material business or personal
                relationship as a result of which a Voting Person has an
                interest in the outcome of the matter before shareholders; or

       d)       Whether an affiliate of the adviser has a conflict as described in (a)-(c) above and such conflict is known to the adviser's
                Voting Persons.

o    All of the conflicts noted above will be deemed  material.  If the conflict resides with an individual  Voting Person,  that person should exclude him-
     or herself from the vote determination  process in order to shield Bartlett and the  other  Voting  Persons  from  the  conflict,  provided  the  Chief
     Investment  Officer  believes that the other Voting Persons can determine a vote without undue  influence  from the conflicted  Voting  Person.  If the conflict  cannot be walled off, the vote should be passed on to the IOC, or if the IOC or  Bartlett  cannot be walled  of, a  neutral  party  such as a third-party service provider or to the client directly. Any time a material conflict is  encountered,  Bartlett  will keep records on the nature of the conflict, the actual vote and the basis for the vote determination.

Voting Procedures When Bartlett Utilizes a Third Party Proxy Service:
--------------------------------------------------------------------

o    If a client instructs Bartlett to utilize a third party proxy service, the
     Proxy Solicitor will ensure that the proxy service receives updated holdings for the relevant accounts. The Proxy Coordinator will also ensure that the proxy service delivers its recommendations on a timely basis and that such information is provided to the person(s) responsible for the particular vote. After the Chief Investment Officer authorizes the proxy service to vote, the Proxy Coordinator will maintain records of the proxy service recommendations and voting reports.

                                      B-18

BARRETT ASSOCIATES, INC.
May 31, 2005
                                  PROXY VOTING

                                   Background

As outlined in the Investment Management Agreement, Barrett Associates shall assume no responsibility for, and Barrett shall be expressly precluded from, voting proxies for securities held in client accounts. Barrett will instruct client custodians to mail proxy material directly to clients. Notwithstanding the foregoing, clients may instruct Barrett to vote proxies by executing a Proxy
Voting Form, an attachment to the Investment Management Agreement. With respect to the Legg Mason Financial Services Fund (the "Fund"), Barrett is responsible for voting proxies for securities held by the Fund.

Barrett has adopted and implemented policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with our fiduciary duties and SEC Rule 206(4)-6 under the
Investment Advisers Act of 1940 ("Advisers Act"). If authority to vote proxies is established by the client by executing the Proxy Voting Form- Exhibit C of the Investment Management Agreement, our proxy voting guidelines have been tailored to reflect this specific contractual obligation. In addition to SEC requirements governing advisers, our proxy voting policies reflect the long-standing fiduciary standards and responsibilities for ERISA accounts.
Unless a manager of ERISA assets has been expressly precluded from voting proxies, the Department of Labor has determined that the responsibility for these votes lies with the Investment Manager.

In exercising its voting authority, Barrett Associates will not consult or enter into agreements with officers, directors or employees of Legg Mason Inc. or any of its affiliates (other than Barrett Associates Inc.) regarding the voting of any securities owned by its clients.

                                     Policy

Barrett Associates' proxy voting procedures are designed and implemented in a way that is reasonably expected to ensure that proxy matters are handled in the best interest of clients for whom we have voting authority. While the guidelines included in the procedures are intended to provide a benchmark for voting standards, each vote is ultimately cast on a case-by-case basis, taking into consideration Barrett Associates' contractual obligations to our clients and all other relevant facts and circumstances at the time of the vote (such that these guidelines may be overridden to the extent Barrett Associates deems appropriate).

                                      B-19

                                   Procedures

Responsibility and Oversight

The Barrett Associates proxy voting committee (the "Proxy Committee") is responsible for administering and overseeing the proxy voting process. Barrett's proxy coordinators (the Proxy Coordinators") coordinate the gathering of proxies. For their respective accounts, the portfolio managers are responsible for determining appropriate voting positions on each proxy utilizing any applicable guidelines contained in these procedures.

Client Authority

If the client has executed a Proxy Voting Form or if the account represents assets of an ERISA plan and Barrett has not received written instruction from the client that precludes the firm from voting proxies, Barrett will assume responsibility for proxy voting.

Proxy Gathering

Registered owners of record, client custodians, client banks and trustees
("Proxy Recipients") that receive proxy materials on behalf of clients should forward them to the Proxy Coordinator. Proxy Recipients of existing clients will be reminded of the appropriate routing to the Proxy Coordinator for proxy materials received and reminded of their responsibility to forward all proxy materials on a timely basis. Proxy Recipients for new clients (or, if Barrett
Associates becomes aware that the applicable Proxy Recipient for an existing client has changed) are notified at start-up of appropriate routing to a Proxy
Coordinator of proxy materials received and also reminded of their responsibility to forward all proxy materials on a timely basis. If Barrett
Associates personnel other than a Proxy Coordinator receive proxy materials, they should promptly forward the materials to a Proxy Coordinator.

Proxy Voting

Once proxy materials are received, a Proxy Coordinator will initiate the following actions:

      a.          Proxies are reviewed to determine accounts impacted.

      b.          If the proxy coordinator and/or portfolio manager is uncertain about any material conflicts of interest, Chairman of the
                  Proxy Committee and/or Chief Compliance Officer will review the proxy issues and make a final determination. (See
                  conflicts of interest section of these procedures for further information on determining material conflicts of interest.)

      c.          If a material conflict of interest exists, (i) to the extent reasonably practicable and permitted by applicable law, the client is promptly notified, the conflict is disclosed and
                  Barrett Associates obtains the client's proxy voting
                  instructions, and (ii) to the extent that it is not reasonably practicable or permitted by applicable law to notify the
                  client and obtain such instructions (e.g., the client is a mutual fund or other commingled vehicle or is an ERISA plan client), Barrett Associates seeks voting instructions from an independent third party.

                                      B-20

      d.          Votes are determined on a case-by-case basis taking into
                  account the voting guidelines contained in these procedures

      e.          The Proxy Coordinators vote the proxies pursuant to the
                  instructions received from the appropriate manager.

Timing

Barrett Associates personnel act in such a manner to ensure that, absent special circumstances, the proxy gathering and proxy voting steps noted above can be completed before the applicable deadline for returning proxy votes.

Recordkeeping

Barrett Associates maintains records of proxies voted pursuant to Section 204-2 of the Advisers Act and ERISA DOL Bulletin 94-2. These records include:

         A copy of Barrett Associates' policies and procedures.

         Copies of proxy statements received regarding client securities.

         A copy of any document created by Barrett Associates that was material to making a decision how to vote proxies.

         Each written client request for proxy voting records and Barrett
         Associates' written response to both verbal and written client requests.

         A proxy log including:
                  1. Issuer name;
                  2. Exchange ticker symbol of the issuer's shares to be voted;
                  3. Council on Uniform Securities Identification Procedures
                     ("CUSIP") number for the shares to be voted;
                  4. A brief identification of the matter voted on;
                  5. Whether the matter was proposed by the issuer or by a
                     shareholder of the issuer;
                  6. Whether a vote was cast on the matter;
                  7. A record of how the vote was cast; and
                  8. Whether the vote was cast for or against the recommendation of the issuer's management team.

Records are maintained in an easily accessible place for five years, the first two in Barrett Associates' offices.

                                      B-21

Disclosure

Barrett Associates' proxy policy is outlined in the firm's Part II of Form ADV.
These policies and procedures are designed to ensure that Barrett Associates carries out its obligation to vote proxies in the best interest of clients, consistent with its fiduciary obligation. A copy of our policy is available upon request. New clients who direct Barrett to vote will be provided a copy of these policies and procedures within 10 business days of contract exectution. In addition, upon request, clients may receive reports on how their proxies have been voted.

Conflicts of Interest -

Issues to be considered include, but are not limited to:

      1.                   Whether Barrett (or, to the extent required to be
                           considered by applicable law, its affiliates) manages
                           assets for the company or an employee group of the
                           company or otherwise has an interest in the company;

      2.                   Barrett, or an officer or director of Barrett, or a
                           member of the Proxy Committee - those responsible for
                           recommending the proxy vote (together, "Voting
                           Persons") is a close relative of or has a personal or
                           business relationship with an executive, director or
                           person who is a candidate for director of the company
                           or is a participant in a proxy contest; and

      3.                   Whether there is any other business or personal
                           relationship where a Voting Person has a personal
                           interest in the outcome of the matter before
                           shareholders.

Voting Guidelines

Guidelines are grouped according to the types of proposals generally presented to shareholders. Part I deals with proposals which have been approved and are recommended by a company's board of directors; Part II deals with proposals submitted by shareholders for inclusion in proxy statements; Part III addresses issues relating to voting shares of investment companies; and Part IV addresses unique considerations pertaining to foreign issuers.

Under normal circumstances, Barrett Associates will vote proxies as recommended by management. In rare circumstances, Barrett Associates will vote against a management recommendation. In those cases, the portfolio manager will make a substantive voting decision based on the particular facts and circumstances of the proxy proposal.

   I.    Board Approved Proposals

     The vast majority of matters presented to shareholders for a vote involve proposals made by a company itself that have been approved and  recommended

                                      B-22

     by its board of directors. Barrett Associates generally votes in support of decisions reached by independent boards of directors.

Votes are cast on a case-by-case basis in contested elections of directors.

     1. Matters relating to Compensation

Barrett Associates generally favors compensation programs that relate executive compensation to a company's long-term performance.

Barrett Associates generally votes against stock option plans or proposals that permit replacing or re-pricing of underwater options.

Barrett Associates generally votes against stock option plans that permit issuance of options with an exercise price below the stocks' current market price.

Votes are cast on a case-by-case basis on board-approved proposals relating to compensation.

     2. Matters relating to Capitalization

The management of a company's capital structure involves a number of important issues, including cash flows, financing needs and market conditions that are unique to the circumstances of each company. As a result, Barrett Associates votes on a case-by-case basis on board-approved proposals involving changes to a company's capitalization

     3. Matters relating to Acquisitions, Mergers, Reorganizations and Other
Transactions

Barrett Associates generally votes against highly dilutive acquisitions, although these issues are examined on a case-by-case basis.

     4. Matters relating to Anti-Takeover Measures

Barrett Associates votes against board-approved proposals to adopt anti-takeover measures except as follows:

Barrett Associates votes on a case-by-case basis on proposals to ratify or approve shareholder rights plans.

Barrett Associates votes on a case-by-case basis on proposals to adopt fair price provisions.

                                      B-23

     5. Other Business Matters

Barrett Associates votes for board-approved proposals approving such routine business matters such as changing the company's name, ratifying the appointment of auditors and procedural matters relating to the shareholder meeting.

Barrett Associates votes on a case-by-case basis on proposals to amend a company's charter or bylaws.

   II.   Shareholder Proposals

SEC regulations permit shareholders to submit proposals for inclusion in a company's proxy statement. These proposals generally seek to change some aspect of a company's corporate governance structure or to change some aspect of its business operations. Barrett Associates votes in accordance with the recommendation of the company's board of directors generally.

   III.  Voting Shares of Investment Companies

Barrett Associates may utilize shares of open or closed-end investment companies to implement its investment strategies. Shareholder votes for investment companies that fall within the categories listed above are voted in accordance with those guidelines.

Barrett Associates votes on a case-by-case basis on proposals relating to changes in the investment objectives of an investment company taking into account the original intent of the fund and the role the fund plays in the clients' portfolios.

Barrett Associates votes on a case-by-case basis all proposals that would result in increases in expenses (e.g., proposals to adopt 12b-1 plans, alter investment advisory arrangements or approve fund mergers) taking into account comparable expenses for similar funds and the services to be provided.

    IV.  Voting Shares of Foreign Issuers

In the event Barrett Associates is required to vote on securities held in foreign issuers - i.e. issuers that are incorporated under the laws of a foreign jurisdiction and that are not listed on a U.S. securities exchange or the NASDAQ stock market, the following guidelines are used, which are premised on the existence of a sound corporate governance and disclosure framework. These guidelines, however, may not be appropriate under some circumstances for foreign issuers and therefore apply only where applicable.

Barrett Associates votes on a case-by-case basis on proposals relating to (1)
the issuance of common stock in excess of 20% of a company's outstanding common stock where shareholders do not have preemptive rights, or (2) the issuance of common stock in excess of 100% of a company's outstanding common stock where shareholders have preemptive rights.

                                      B-24

Voting Procedures When Barrett Utilizes a Third Party Proxy Service -

         If Barrett is utilizing a third party proxy service in connection with certain client accounts, a Proxy Coordinator will ensure that the proxy service receives updated holdings for the affected accounts. A Proxy
         Coordinator will also ensure that the proxy service delivers its recommendations on a timely basis and that such information is provided to the appropriate manager. A Proxy Coordinator will maintain records of the proxy service recommendations and voting reports.

Corporate Actions

Notice of any corporate actions should be communicated to a Proxy Coordinator who shall coordinate with the portfolio managers to determine the firm's desired course of action and communicate the firm's instructions to the custodian. The appropriate Proxy Coordinator will also keep accurate records of each corporate action and the steps that were taken by the firm.

                                      B-25

                             LEGG MASON EQUITY FUNDS

                          Legg Mason Value Trust, Inc.
                    Legg Mason Special Investment Trust, Inc.
                   Legg Mason American Leading Companies Trust
                            Legg Mason Balanced Trust
                Legg Mason U.S. Small-Capitalization Value Trust
                       Legg Mason Financial Services Fund

                Supplement to the Prospectus dated August 1, 2005
                          (as revised December 1, 2005)

The following information replaces the paragraph entitled "Portfolio Management
- Value Trust and Special Investment Trust" on page 37 of the Prospectus in its entirety.

Value Trust. Bill Miller, CFA, has had primary responsibility for the day-to-day management of Value Trust since 1990. From Value Trust's inception, in 1982, to
November 1990, Mr. Miller co-managed the fund. Mr. Miller has been employed by one or more subsidiaries of Legg Mason, Inc. since 1981. Mr. Miller assumed overall responsibility for the equity funds management area of Legg Mason in late 1990. He currently serves as Chief Executive Officer & Chief Investment
Officer for Legg Mason Funds Management, Inc. and Legg Mason Capital Management,
Inc., and Managing Member for LMM, LLC.

Special Investment Trust. Samuel M. Peters, CFA, has had primary responsibility for the day-to-day management of Special Investment Trust since January 2006.
From April 2005 to January 2006, Mr. Peters co-managed the fund. Prior to joining LMCM in April 2005, Mr. Peters worked for Fidelity Management & Research as a portfolio manager.

                    This supplement is dated January 1, 2006.

  You should retain this supplement with your prospectus for future reference.

Important Note: This prospectus is to be distributed only after completion of the corporate transaction between Legg Mason, Inc. and Citigroup, Inc., which is expected to be on or about December 1, 2005. At that time, Legg Mason Investor
Services, LLC will replace Legg Mason Wood Walker, Incorporated as the funds'
distributor, and you should look to the sections of this prospectus under the general heading "About Your Investment," beginning on page 39, for information about how to buy, sell and exchange shares, and for other account services.

Legg Mason Equity Funds

         Legg Mason Value Trust, Inc.

         Legg Mason Special Investment Trust, Inc.

         Legg Mason American Leading Companies Trust

         Legg Mason Balanced Trust

         Legg Mason U.S. Small-Capitalization Value Trust

         Legg Mason Financial Services Fund

                                   PROSPECTUS
                                 AUGUST 1, 2005
                          (AS REVISED DECEMBER 1, 2005)

                                  PRIMARY CLASS
                               INSTITUTIONAL CLASS
                          FINANCIAL INTERMEDIARY CLASS

                                      logo

The shares offered by this Prospectus are subject to various fees and expenses, which may include distribution and service (12b-1) fees. See "Fees and Expenses of the Funds" on page 27 and "Distribution Plan" on page 33.

As with all mutual funds, the U.S. Securities and Exchange Commission has not passed upon the accuracy or adequacy of this Prospectus, nor has it approved or disapproved these securities. It is a criminal offense to state otherwise.

About the funds:

           1      Investment objectives and policies

           7      Principal risks

          10      Performance

          19      Primary Class fees and expenses

          21      Financial Intermediary Class fees and expenses

          23      Institutional Class fees and expenses

          25      Distribution plan

          26      Management

About your investment:

          29     Shareholder eligibility

          32     How to invest

          37     How to redeem your shares

          40     Account policies

          43     Services for investors

          45     Distributions and taxes

          46     Portfolio holdings disclosure policy

          47     Financial highlights

LEGG MASON EQUITY FUNDS

[icon]  INVESTMENT OBJECTIVES AND POLICIES

This prospectus describes the following Legg Mason Equity Funds: Legg Mason
Value Trust, Inc. ("Value Trust"), Legg Mason Special Investment Trust, Inc.
("Special Investment Trust"), Legg Mason American Leading Companies Trust,
("American Leading Companies Trust"), Legg Mason Balanced Trust ("Balanced
Trust"), Legg Mason U.S. Small-Capitalization Value Trust, ("Small-Cap Value
Trust") and Legg Mason Financial Services Fund ("Financial Services Fund"). Each
fund (except Small-Cap Value Trust) offers three classes of shares: Primary
Class, Financial Intermediary Class and Institutional Class. Small-Cap Value
Trust offers Primary Class and Institutional Class. Each share class represents an investment in the same portfolio of securities, but is subject to different expenses, different sales charge structures and different eligibility requirements for investing. (See "Fees and Expenses of the Funds" beginning on page 27 and "Shareholder Eligibility" beginning on page 39).

LEGG MASON VALUE TRUST, INC.

Investment objective: long-term growth of capital.

Principal investment strategies:

The fund invests primarily in equity securities that, in the adviser's opinion, offer the potential for capital growth. The adviser follows a value discipline in selecting securities, and therefore seeks to purchase securities at large discounts to the adviser's assessment of their intrinsic value. Intrinsic value, according to the adviser, is the value of the company measured, to different extents depending on the type of company, on factors such as, but not limited to, the discounted value of its projected future free cash flows, the company's ability to earn returns on capital in excess of its cost of capital, private market values of similar companies and the costs to replicate the business.
Qualitative factors, such as an assessment of the company's products, competitive positioning, strategy, industry economics and dynamics, regulatory frameworks and more, may also be considered. Securities may be undervalued due to, among other things, uncertainty arising from the limited availability of accurate information, economic growth and change, changes in competitive conditions, technological change, investor overreaction to negative news or events, and changes in government policy or geopolitical dynamics. The adviser takes a long-term approach to investing, generally characterized by long holding periods and low portfolio turnover. The fund generally invests in companies with market capitalizations greater than $5 billion, but may invest in companies of any size.

The fund's adviser may decide to sell securities given a variety of circumstances, such as when a security no longer appears to the adviser to offer the potential for long-term growth of capital, when an investment opportunity arises that the adviser believes is more compelling, or to realize gains or limit potential losses.

The fund may also invest in debt securities of companies having one or more of the above characteristics. The fund may invest up to 25% of its total assets in long-term debt securities. Up to 10% of its total assets may be invested in debt securities rated below investment grade, commonly known as "junk bonds."

For temporary defensive purposes, or when cash is temporarily available, the fund may invest in investment grade, short-term debt instruments, including government, corporate and money market securities. If the fund invests substantially in such instruments, it may not be pursuing its principal investment strategies and may not achieve its investment objective.

                                       1

LEGG MASON SPECIAL INVESTMENT TRUST, INC.

Investment objective: capital appreciation.

Principal investment strategies:

The fund invests primarily in equity securities, and securities convertible into equity securities. The adviser expects that under normal circumstances, the fund will invest the majority of its total assets in the securities of companies in the mid-cap market capitalization range, defined as companies with market capitalizations similar to companies in the Russell(R) Midcap Index or the
Standard & Poor's MidCap 400, or in "special situations," at the time of purchase. The fund may invest a portion of its assets in companies of any size.

The fund may invest in "special situations" without regard to market capitalization. Special situations are companies undergoing unusual or possibly one-time developments that, in the opinion of the adviser, make them attractive for investment. Such developments may include actual or anticipated: sale or termination of an unprofitable part of the company's business; change in the company's management or in management's philosophy; basic change in the industry in which the company operates; introduction of new products or technologies;
acquisition or merger activities; or reorganizations or restructurings. The fund will not invest more than 20% of its total assets in securities of companies involved in actual or anticipated reorganizations or restructurings in connection with an actual or potential bankruptcy.

The adviser follows a value discipline in selecting securities, and therefore seeks to purchase securities at large discounts to the adviser's assessment of their intrinsic value. Intrinsic value, according to the adviser, is the value of the company measured, to different extents depending on the type of company, on factors such as, but not limited to, the discounted value of its projected future free cash flows, the company's ability to earn returns on capital in excess of its cost of capital, private market values of similar companies and the costs to replicate the business. Qualitative factors, such as an assessment of the company's products, competitive positioning, strategy, industry economics and dynamics, regulatory frameworks and more, are also important. Securities may be undervalued due to, among other things, uncertainty arising from the limited availability of accurate information, economic growth and change, changes in competitive conditions, technological change, and changes in government policy or geopolitical dynamics.

The fund may also invest in debt securities, including securities involved in special situations. The fund may invest up to 35% of its total assets in debt securities rated below investment grade, commonly known as "junk bonds."

The adviser typically sells a security when, in the adviser's assessment, the security no longer appears to offer a long-term above-average risk-adjusted rate of return, when a more compelling investment opportunity is found, when the original reason for investing no longer applies, or to realize gains or limit potential losses.

For temporary defensive purposes, or when cash is temporarily available, the fund may invest in investment grade, short-term debt instruments, including government, corporate and money market securities. If the fund invests substantially in such instruments, it may not be pursuing its principal investment strategies and may not achieve its investment objective.

LEGG MASON AMERICAN LEADING COMPANIES TRUST

Investment   objective:   long-term  capital  appreciation  and  current  income
consistent with prudent investment risk.

                                       2

Principal investment strategies:

The fund invests primarily in securities that, in the adviser's opinion, offer the potential for capital appreciation and potential for current income. Under normal circumstances, the fund will seek to achieve its objective by investing at least 80% of its net assets in common stocks of Leading Companies that are tied economically to the United States. At least 75% of the dollar amount of stocks held by the fund will have a recent history of paying dividends. The adviser defines a "Leading Company" as one that, in the opinion of the adviser, has attained a major market share in one or more products or services within its industry(ies) and possesses the potential to maintain or increase market share and profit in the future. Such companies are typically well known as leaders in their respective industries; most are found in the top half of the Standard &
Poor's 500 Index ("S&P 500 Index").

The adviser considers a number of factors to determine whether an investment is tied economically to the United States including: the primary trading market of the issuer's securities; the issuer's domicile, sources of revenue, and location of assets; whether the investment is included in an index generally considered representative of the United States securities markets; and whether the investment is exposed to the economic fortunes and risks of the United States.

The adviser follows a value discipline in selecting securities, and therefore seeks to purchase securities at large discounts to the adviser's assessment of their intrinsic value. Intrinsic value, according to the adviser, is the value of the company measured, to different extents depending on the type of company, on factors such as, but not limited to, the discounted value of its projected future free cash flows, the company's ability to earn returns on capital in excess of its cost of capital, private market values of similar companies and the costs to replicate the business. Qualitative factors, such as an assessment of the company's products, competitive positioning, strategy, industry economics and dynamics, regulatory frameworks and more, are also important. Securities may be undervalued due to, among other things, uncertainty arising from the limited availability of accurate information, economic growth and change, changes in competitive conditions, technological change, and changes in government policy or geopolitical dynamics.

The adviser typically sells a security when, in the adviser's assessment, the security no longer appears to offer a long-term above average risk-adjusted rate of return, when a more compelling investment opportunity is found, when the original reason for investing no longer applies, or to realize gains or limit potential losses.

Under normal circumstances, the fund expects to own a minimum of 35 different securities. The adviser currently anticipates that the fund will not invest more than 20% of its net assets in foreign securities.

During periods when the adviser believes the return on certain debt securities may equal or exceed the return on equity securities, the fund may invest up to
20% of its net assets in debt securities, including government, corporate and money market securities, consistent with its investment objective. The fund may invest in debt securities of any maturity of both foreign and domestic issuers.
The debt securities in which the fund may invest, excluding investments in convertible securities, will be rated at least A by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") or Moody's Investors
Service, Inc. ("Moody's"), or deemed by the adviser to be of comparable quality to a security with these ratings. The convertible securities in which the fund may invest will be rated at least BB by S&P or Ba by Moody's, or deemed by the adviser to be of comparable quality to a security with these ratings. Debt securities rated below BBB/Baa are commonly known as "junk bonds."

For temporary defensive purposes, or when cash is temporarily available, the fund may invest in repurchase agreements and money market instruments, including high-quality short-term debt securities. If the fund invests substantially in such instruments, it may not be pursuing its principal investment strategies and may not achieve its investment objective.

                                       3

LEGG MASON BALANCED TRUST

Investment objective: long-term capital appreciation and current income in order to achieve an attractive total investment return consistent with reasonable risk.

Principal investment strategies:

The fund may invest up to 75% of its net assets in equity securities. The adviser emphasizes equity securities that have a history of paying dividends and that, in the opinion of the adviser, offer the potential for long-term growth.
In addition, the adviser may also invest in common stocks or securities convertible into common stocks that do not pay current dividends but offer prospects for capital appreciation and future income. Stocks are selected based on value-oriented selection criteria emphasizing factors such as the adviser's evaluation of asset value, future cash flow and earnings potential. The adviser seeks to reduce investment risk through portfolio diversification -- by sector and by industry, as well as by issuer.

The fund invests not less than 25% of its net assets in fixed-income securities, including,  without limitation,  preferred stocks, bonds, debentures,  municipal obligations, and mortgage-related securities;  certificates of deposit; Treasury bills, notes, bonds and other obligations of the U.S.  Government,  its agencies and  instrumentalities;  high-quality  commercial  paper and other money  market instruments; and repurchase agreements. The fund may invest in securities of any maturity, but, under normal circumstances,  expects to maintain its portfolio of fixed-income  securities  so as to have an average  dollar-weighted  maturity of between four and five years.  No more than 5% of the fund's total assets will be invested  in  fixed-income  or  convertible  securities  rated below BBB or Baa, commonly known as "junk bonds," at the time of purchase,  or comparable  unrated securities.

Fixed-income security selection is based upon identifying those fixed-income securities that the adviser deems to be undervalued, taking into consideration sector analysis, yield curve analysis and credit analysis. Absent the ability to find undervalued securities outside the Treasury sector, the adviser will hold
Treasury securities. The fund's fixed-income portfolio maintains a duration that is similar to that of its benchmark, the Lehman Brothers Intermediate
Government/Credit Index. Duration is a measure of a bond or fixed-income portfolio's sensitivity to changes in interest rates. During periods of falling interest rates a portfolio with a shorter duration will generally not generate as high a level of total return as a portfolio with a longer duration.
Conversely, when interest rates rise, a portfolio with a shorter duration will generally outperform longer duration portfolios.

Under normal market conditions, the fund is managed as a balanced fund. This approach attempts to "balance" the potential for growth and greater volatility of stocks with the historically stable income and more moderate average price fluctuations of fixed-income securities. The proportion of the fund's assets invested in each type of security will vary from time to time in accordance with the adviser's assessment of investment opportunities. It is currently anticipated that the fund will invest approximately 60% of its total assets in common stocks and the remaining 40% in various fixed-income securities. These percentages may vary in attempting to increase returns or reduce risk.

The adviser typically sells a stock when, in the adviser's assessment, the gap between market price and intrinsic value is eliminated by reason of higher market prices or downward reassessment of intrinsic value by the adviser.

The adviser typically sells a fixed-income security when one of the following criteria is met: (1) a security reaches fair value and is no longer deemed to be undervalued based upon the adviser's analysis; (2) the adviser continues to find value in a particular sector but has identified a security in that sector that appears to offer more attractive valuation characteristics; or (3) a change in fundamentals has occurred that alters the adviser's view of the prospects for that particular security or sector.

                                       4

LEGG MASON U.S. SMALL-CAPITALIZATION VALUE TRUST

Investment objective: long-term capital appreciation.

Principal investment strategies:

The fund invests at least 80% of its net assets in equity securities of domestic small-capitalization value companies. The adviser regards small-capitalization companies as those whose market capitalizations at the time of investment range between $10 million and the median of the New York Stock Exchange ("Exchange")
market capitalizations, currently about $1.870 billion. Value companies are those in the lower quartile of price/earnings valuation.

The adviser's security selection process starts with a universe of small-capitalization value companies. From this universe, the adviser follows a disciplined security exclusion process focusing on eliminating companies with characteristics that the adviser has found to detract from long-term portfolio returns.

First, the adviser adjusts stated earnings for any unusual and non-recurring gains or losses to reach true operating earnings and eliminates companies which no longer meet the adviser's low price/earnings criteria. Second, the adviser eliminates companies that have pre-announced earnings declines. Third, the adviser excludes companies which have experienced excessive price appreciation over and above the market. Fourth, the adviser reviews company-specific fundamentals to eliminate stocks that the adviser regards as having minimal potential to increase in value or that the adviser believes have substantial risk of decline.

Portfolios  are  constructed  from the  companies  that have passed  through the adviser's stock exclusion process. Positions are purchased with attention to low cost transactions.

The adviser typically sells companies when the adviser believes they are no longer small-capitalization value companies or if their fundamentals deteriorate.

For temporary defensive  purposes,  or when cash is temporarily  available,  the fund may invest in repurchase  agreements and money market  instruments.  If the fund  invests  substantially  in such  instruments,  it may not be pursuing  its principal  investment  strategies and may not achieve its investment  objective.
The adviser does not currently intend to invest in foreign securities.

LEGG MASON FINANCIAL SERVICES FUND

Investment objective:  long-term growth of capital.

Principal investment strategies:

The fund's adviser, under normal circumstances, concentrates the fund's investments by investing at least 80% of the fund's net assets in equity securities of issuers in the financial services industry that it believes are undervalued and thus may offer above average potential for capital appreciation.
Equity securities include common stocks, preferred stocks, convertible securities, rights and warrants.

Financial services companies include, but are not limited to:

o    regional and money center banks
o    securities brokerage firms
o    asset management companies
o    savings banks and thrift institutions
o    specialty finance companies (e.g., credit card, mortgage providers)
o    insurance and insurance brokerage firms

                                       5

o    government  sponsored  agencies,   such  as  Government  National  Mortgage
     Association
o    financial conglomerates
o    foreign financial  services  companies (limited to 25% of total assets, not including American Depositary Receipts).

Investments may also include companies that derive more than 50% of their revenues from providing products and services to the financial services industry, including software, hardware, publishing, news services, credit research and ratings services, Internet services and business services.

The adviser believes the financial services industry is undergoing many changes due to legislative reform and the shifting demographics of the population. In deciding what securities to buy, the adviser analyzes an issuer's financial statements to determine earnings per share potential. It also reviews, as appropriate, the economy where the issuer does business, the products offered, its potential to benefit from industry changes and the strength and goals of management.

The adviser typically will sell a security in the fund's portfolio if that security experiences earnings problems.

For temporary defensive purposes, or when cash is temporarily available, the fund may invest in money market instruments, cash equivalents, short-term government and corporate obligations or repurchase agreements. If the fund invests substantially in such instruments, it may not be pursuing its principal investment strategies and may not achieve its investment objective.

                                    * * * * *

Each fund's investment objective is non-fundamental and may be changed by the fund's Board of Directors without shareholder approval. Each of American Leading
Companies Trust, Small-Cap Value Trust and Financial Services Fund may not
change its policy to invest at least 80% of its net assets in the type of securities suggested by its name (as described above), without providing shareholders at least 60 days' prior written notice.

                                       6

[icon] PRINCIPAL RISKS

In General:

There is no assurance that a fund will meet its investment objective; investors could lose money by investing in a fund. As with all mutual funds, an investment in any of these funds is not insured or guaranteed by the Federal Deposit
Insurance Corporation or any other government agency. Unless otherwise stated, the following risks apply to each of the funds:

Market Risk:

Prices of equity securities generally fluctuate more than those of other securities, such as debt securities. Market risk, the risk that prices of securities will go down because of the interplay of market forces, may affect a single issuer, industry or sector of the economy or may affect the market as a whole. A fund may experience a substantial or complete loss on an individual stock.

Value Style Risk:

The value approach to investing involves the risk that value stocks may remain undervalued. Value stocks as a group may be out of favor and underperform the overall equity market for a long period of time, while the market concentrates on "growth" stocks.

Value funds often concentrate much of their investments in certain industries, and thus will be more susceptible to factors adversely affecting issuers within that industry than would a more diversified portfolio of securities.

Small and Mid-Sized Company Securities - Value Trust, Special Investment Trust,
Small-Cap Value Trust and Financial Services Fund:

Investing in the securities of smaller companies involves special risks. Small companies may have limited product lines, operating histories, markets or financial resources, or they may be dependent upon a limited management group.
Among other things, the prices of securities of small and mid-sized companies generally are more volatile than those of larger companies; the securities of small companies generally are less liquid; and smaller companies generally are more likely to be adversely affected by poor economic or market conditions.
Small-sized companies may also be undervalued because few, if any, investment researchers regularly follow them.

It is anticipated that some of the portfolio securities may not be widely traded and that a fund's position in such securities may be substantial in relation to the market for such securities. Accordingly, it may be difficult for a fund to dispose of such securities quickly at prevailing market prices, and market prices may not always be readily available for use in determining a fund's net asset value.

Investments in securities of companies with small market capitalizations are generally considered to offer greater opportunity for appreciation but also may involve greater risks than customarily are associated with more established companies. The securities of smaller companies may be subject to more abrupt fluctuations in market price than larger, more established companies. In addition to exhibiting greater volatility, small-cap stocks may, to a degree, fluctuate independently of larger-cap stocks, i.e., small-cap stocks may decline in price as the prices of large-cap stocks rise or vice versa. Small-cap companies are often involved in actual or anticipated reorganizations or restructurings, which involve risks, including difficulty in obtaining information as to the financial conditions of such companies.

                                       7

Concentration Risk - Financial Services Fund:

Financial Services Fund invests primarily in securities of companies in the financial services industry. A fund concentrating most of its investments in a single industry will be more susceptible to factors adversely affecting issuers within that industry than would a more diversified portfolio of securities.

Financial services companies are subject to extensive government regulation, and their prospects may be affected by new regulations or regulatory interpretations that impede particular lines of business. The profitability of financial services companies is dependent on the availability and cost of funds, and can fluctuate significantly when interest rates change. Economic downturns, credit losses and severe price competition can negatively affect this industry. Recent federal legislation permits increased competition among financial services companies. The impact of this change on any individual company or on the industry as a whole cannot be predicted.

Company Risk - Value Trust, Special Investment Trust and American Leading
Companies Trust:

Each fund identified above invests in securities that often involve certain special circumstances that the adviser believes offer the opportunity for long-term capital appreciation. These investments may involve greater risks of loss than investments in securities of well-established companies with a history of consistent operating patterns. There is always a risk that the adviser will not properly assess the potential for an issuer's future growth, or that an issuer will not realize that potential. Additionally, investments in securities of companies being restructured involve special risks, including difficulty in obtaining information as to the financial condition of such issuers and the fact that the market prices of such securities are subject to above-average price volatility.

Exposure to Foreign Markets - all Funds except Small-Cap Value Trust:

Investments in foreign securities (including those denominated in U.S. dollars)
involve certain risks not typically associated with investments in domestic issuers. These risks can include political and economic instability, foreign taxation, different or lower standards in accounting, auditing and financial reporting, less-developed securities regulation and trading systems, fluctuations in foreign currency exchange rates, and the risk that a country may impose controls on the exchange or repatriation of foreign currency. Many of these risks are greater when investing in countries with developing economies and securities markets, also known as "emerging markets." Moreover, securities of many foreign issuers may be less liquid and their prices more volatile than those of comparable domestic issuers.

Investment Models:

The proprietary models used by an adviser to evaluate securities or securities markets are based on the adviser's understanding of the interplay of market factors and do not assure successful investment. The markets or the prices of individual securities may be affected by factors not foreseen in developing the models.

Debt Securities:

Debt securities are subject to interest rate risk, which is the possibility that the rates of interest income generated by a fund's fixed-income investments may decline due to a decrease in market interest rates and the market prices of a fund's fixed-income investments may decline due to an increase in market interest rates. Generally, the longer the maturity of a fixed-income security, the greater the effect on its value when rates increase.

Debt securities are also subject to credit risk, i.e., the risk that an issuer of securities will be unable to pay principal and interest when due, or that the value of the security will suffer because investors believe the issuer is less able to pay. This is broadly gauged by the credit ratings of the securities in which a fund invests. However, ratings are only the opinions of the companies

                                       8

issuing them and are not absolute guarantees as to quality.

Debt securities rated BBB/Baa or better, and unrated securities considered by a fund's adviser to be of equivalent quality, are considered investment grade.
Debt securities rated below BBB/Baa, commonly known as "junk bonds," which a fund may purchase from time to time, are deemed by the ratings companies to be speculative and may involve major risk or exposure to adverse conditions. Those in the lowest rating categories may involve a substantial risk of default or may be in default. Changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of such securities to make principal and interest payments than is the case for higher grade debt securities. Special Investment Trust may be especially affected by the risks involved with investing in debt securities rated below investment grade, as it may invest up to 35% of its net assets in such securities.

Securities rated below BBB/Baa may be less liquid than higher-rated securities, which means a fund may have difficulty selling them at times, and may have to apply a greater degree of judgment in establishing a price for purposes of valuing shares of the fund. Moody's considers debt securities rated in the lowest investment grade category (Baa) to have speculative characteristics.

Call Risk:

Many fixed-income securities, especially those issued at high interest rates and with longer maturities, provide that the issuer may repay them early. Issuers often exercise this right when prevailing interest rates are lower than the interest rate of the security. Accordingly, holders of callable securities may not benefit fully from the increase in value that other fixed-income securities experience when rates decline. Furthermore, the funds most likely would have to reinvest the proceeds of the payoff at current yields, which would be lower than those paid by the security that was paid off.

Special Risks of Mortgage-Backed Securities - Balanced Trust:

Mortgage-backed securities represent an interest in a pool of mortgages. When market interest rates decline, more mortgages are refinanced, and mortgage-backed securities are paid off earlier than expected. Prepayments may also occur on a scheduled basis or due to foreclosure. The effect on the fund's return is similar to that discussed above for call risk. When market interest rates increase, the market values of mortgage-backed securities decline. At the same time, however, mortgage refinancings and prepayments slow, which lengthens the effective maturities of these securities. As a result, the negative effect of the rate increase on the market value of mortgage-backed securities is usually more pronounced than it is for other types of fixed-income securities, potentially increasing the volatility of the fund.

Convertible Securities:

A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive the interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion or exchange, such securities ordinarily provide a stream of income with generally higher yields than common stocks of the same or similar issuers, but lower than the yield on non-convertible debt.

The value of a convertible security is usually a function of (1) its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege and (2) its worth, at market value, if converted into or exchanged for the underlying common stock.
Convertible securities are typically issued by smaller capitalized companies whose stock prices may be volatile. The price of a convertible security often reflects such variations in the price of the underlying common stock in a way that non-convertible debt does not.

                                       9

[icon]  PERFORMANCE

The information below provides an indication of the risks of investing in each fund by showing changes in its performance from year to year and by showing how each fund's average annual total returns for various periods compare with those of a broad measure of market performance. Annual returns assume reinvestment of all distributions, if any. Historical performance of a fund, whether before or after taxes, does not necessarily indicate what will happen in the future.

                       Value Trust - Primary Class Shares

  Year-by-year total return as of December 31 of each year (before taxes) (%)*

------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ----------

  1995         1996       1997      1998       1999       2000      2001       2002    2003       2004
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ----------
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ----------
 40.76        38.43      37.05     48.04      26.71     (7.14)    (9.29)     (18.92)   43.54      11.96
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ----------

* The fund's year-to-date total return as of June 30, 2005 was (2.64)%.

                       During the past ten calendar years:

                           Quarter Ended Total Return
Best quarter:               December 31, 1998                         35.85%
Worst quarter:             September 30, 2001                       (20.01)%

                          Average Annual Total Returns

The table below shows the fund's average annual total returns before taxes for all classes. In addition, returns after taxes is shown for Primary Class shares to illustrate the effect of federal taxes on fund returns. The table also shows returns for the Standard & Poor's 500 Stock Composite Index ("S&P 500 Stock
Composite Index"), a market capitalization-weighted index, composed of 500 widely held common stocks that is generally considered representative of the
U.S. stock market.

For the periods ended December 31, 2004:

------------------------------------------------ ------------- ----------------- ----------------

                  Value Trust                       1 Year         5 Years          10 Years
                                                                                   (or Life of
                                                                                     Class)
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
Primary Class Shares -
Return Before Taxes                                    11.96%             1.88%           18.58%
Return After Taxes on Distributions (a)                11.96%             0.97%           17.34%
Return After Taxes on Distributions and Sale            7.77%             1.30%           16.31%
of Fund Shares (a)
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
Financial Intermediary Class Shares -
Return Before Taxes                                    12.71%               N/A        7.09% (b)
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
Institutional Class Shares -
Return Before Taxes                                    13.09%             2.90%           19.77%
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
S&P 500 Stock Composite Index (reflects no
deduction for fees, expenses or taxes)                 10.88%           (2.30)%           12.07%

------------------------------------------------ ------------- ----------------- ----------------

During periods of fund losses, the return after taxes on distributions and sale of fund shares may exceed the fund's other returns because the loss generates a tax benefit that is factored into the result.

                                       10

(a)   After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns for the fund's other classes will differ from those shown above for Primary Class shares. The after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts ("IRAs").

(b)   March 23, 2001 (commencement of operations) to December 31, 2004.

                                       11

                 Special Investment Trust - Primary Class Shares

  Year-by-year total return as of December 31 of each year (before taxes) (%)*

------------- ----------- ---------- ----------- ----------- ----------- ---------- ----------- ----------- ----------

  1995          1996        1997       1998        1999        2000        2001       2002      2003        2004
------------- ----------- ---------- ----------- ----------- ----------- ---------- ----------- ----------- ----------
------------- ----------- ---------- ----------- ----------- ----------- ---------- ----------- ----------- ----------
 22.50         28.65       22.12      23.31       35.54      (12.00)     2.26       (8.74)      54.36       13.05%
------------- ----------- ---------- ----------- ----------- ----------- ---------- ----------- ----------- ----------

* The fund's year-to-date total return as of June 30, 2005 was (1.07)%.

                       During the past ten calendar years:

                           Quarter Ended Total Return
Best quarter:               December 31, 1998                       40.13%
Worst quarter:             September 30, 2001                     (26.29)%

                          Average Annual Total Returns

The table below shows the fund's average annual total returns before taxes for all classes. In addition, returns after taxes is shown for Primary Class shares to illustrate the effect of federal taxes on fund returns. The table also shows returns for the S&P MidCap 400 Index, a market capitalization-weighted index composed of 400 stocks that is generally considered representative of mid-sized
U.S. companies.

For the periods ended December 31, 2004:

------------------------------------------------- ------------ ----------------- ----------------

          Special Investment Trust (a)              1 Year         5 Years          10 Years
------------------------------------------------- ------------ ----------------- ----------------
------------------------------------------------- ------------ ----------------- ----------------
Primary Class Shares -
Return Before Taxes                                    13.05%             7.46%           16.51%
Return After Taxes on Distributions (b)                11.76%             6.67%           15.02%
Return After Taxes on Distributions and Sale of        10.13%             6.22%           14.22%
Fund Shares (b)
------------------------------------------------- ------------ ----------------- ----------------
------------------------------------------------- ------------ ----------------- ----------------
Institutional Class Shares -
Return Before Taxes                                    14.22%             8.59%           17.74%
------------------------------------------------- ------------ ----------------- ----------------
------------------------------------------------- ------------ ----------------- ----------------
S&P MidCap 400 Index (reflects no deduction for        16.48%             9.54%           16.10%
fees, expenses or taxes)
------------------------------------------------- ------------ ----------------- ----------------

(a)  The Financial Intermediary Class of Special Investment Trust commenced operations on July 30, 2004. As such, the class does not yet have a full calendar year of performance information to report. Annual total returns for Financial Intermediary Class shares would differ from those of Primary
     Class only to the extent that they would pay lower expenses, and therefore would generally be expected to have higher returns, than Primary Class shares.

(b)  After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns for the fund's other classes will differ from those shown above for Primary Class shares.
     The after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements such as 401(k) plans or IRAs.

                                       12

             American Leading Companies Trust - Primary Class Shares

  Year-by-year total return as of December 31 of each year (before taxes) (%)*

------------- ---------- ---------- ---------- ---------- ---------- ------------ ------------ ----------- -----------

    1995          1996       1997       1998       1999       2000       2001        2002      2003        2004
------------- ---------- ---------- ---------- ---------- ---------- ------------ ------------ ----------- -----------
------------- ---------- ---------- ---------- ---------- ---------- ------------ ------------ ----------- -----------
   22.94         28.36      23.75      21.33       5.25       0.51   (3.30)%      (17.90)      29.00       12.96
------------- ---------- ---------- ---------- ---------- ---------- ------------ ------------ ----------- -----------

     * The fund's year-to-date total return as of June 30, 2005 was 0.86%.

                       During the past ten calendar years:

                           Quarter Ended Total Return
Best quarter:                  December 31, 1998                       23.95%
Worst quarter:                September 30, 2002                     (17.56)%

                          Average Annual Total Returns

The table below shows the fund's average annual total returns before taxes for all classes. In addition, returns after taxes is shown for Primary Class shares to illustrate the effect of federal taxes on fund returns. The table also shows returns for the S&P 500 Stock Composite Index, a market capitalization-weighted index, composed of 500 widely held common stocks that is generally considered representative of the U.S. stock market.

For the periods ended December 31, 2004:

--------------------------------------------------- ------------- -------------- ----------------

       American Leading Companies Trust (a)            1 Year        5 Years        10 Years
                                                                                   (or Life of
                                                                                     Class)
--------------------------------------------------- ------------- -------------- ----------------
--------------------------------------------------- ------------- -------------- ----------------
Primary Class Shares -
Return Before Taxes                                       12.96%          3.06%           11.23%
Return After Taxes on Distributions (b)                   12.95%          3.04%           10.68%
Return After Taxes on Distributions and Sale of            8.43%          2.62%            9.78%
Fund Shares (b)
--------------------------------------------------- ------------- -------------- ----------------
--------------------------------------------------- ------------- -------------- ----------------
Institutional Class Shares -
Return Before Taxes                                       14.06%            N/A        5.36% (c)
--------------------------------------------------- ------------- -------------- ----------------
--------------------------------------------------- ------------- -------------- ----------------
S&P 500 Stock Composite Index (reflects no                10.88%        (2.30)%           12.07%
deduction for fees, expenses or taxes)
--------------------------------------------------- ------------- -------------- ----------------

(a)    As of the date of the prospectus, the Financial Intermediary Class of
       American Leading Companies Trust has not commenced operations. Annual total returns for Financial Intermediary Class shares would differ from those of Primary Class only to the extent that they would pay lower expenses, and therefore would generally be expected to have higher returns, than Primary Class shares.

(b)    After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns for the fund's other classes will differ from those shown above for Primary Class shares. The after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements such as 401(k)
       plans or IRAs.

(c)    June 14, 2001 (re-commencement of operations) to December 31, 2004.
       Shares of the Institutional Class of American Leading Companies Trust
       were held by investors during the period from October 4, 1996 to December
       3, 1998. On June 14, 2001, the Institutional Class re-commenced operations.

                                       13

                      Balanced Trust - Primary Class Shares

  Year-by-year total return as of December 31 of each year (before taxes) (%)*

---------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------

1997               1998           1999          2000            2001          2002         2003          2004
---------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------
---------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------
 18.71              5.60         (1.37)         3.43            (2.06)      (11.97)         14.29          6.89
---------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------

* The fund's year-to-date total return as of June 30, 2005 was 1.09%.

                      During the past eight calendar years:

                           Quarter Ended Total Return
Best quarter:                  December 31, 1998                    9.00%
Worst quarter:                September 30, 2002                   (8.71)%

                          Average Annual Total Returns

The table below shows the fund's average annual total returns before taxes for all classes. In addition, returns after taxes is shown for Primary Class shares to illustrate the effect of federal taxes on fund returns. The table also shows returns for the S&P 500 Stock Composite Index, a market capitalization-weighted index, composed of 500 widely held common stocks that is generally considered representative of the U.S. stock market and the Lehman Intermediate
Government/Credit Bond Index, a total return index consisting of investment grade corporate debt issues as well as debt issues of U.S. government agencies and the U.S. Treasury. The debt issues all maintain maturities within a range of one to 10 years.

For the periods ended December 31, 2004:

------------------------------------------------ ------------- ----------------- ----------------

                Balanced Trust                      1 Year         5 Years        Life of Class
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
Primary Class Shares -
Return Before Taxes                                     6.89%             1.73%        4.15% (a)
Return After Taxes on Distributions (b)                 6.33%             1.07%        3.35% (a)
Return After Taxes on Distributions and Sale            4.86%             1.20%        3.17% (a)
of Fund Shares (b)
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
Financial Intermediary Class Shares -
Return Before Taxes                                     7.43%               N/A        3.05% (c)
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
Institutional Class Shares -
Return Before Taxes                                     7.76%               N/A        3.33% (c)
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
S&P 500 Stock Composite Index (reflects no
deduction for fees, expenses or taxes)                 10.88%           (2.30)%        8.78% (d)

------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
Lehman Intermediate Government/Credit Bond
Index
(reflects no deduction for fees, expenses or            3.04%             7.21%        6.67% (d)
taxes)
------------------------------------------------ ------------- ----------------- ----------------

                                       14

During periods of fund losses, the return after taxes on distributions and sale of fund shares may exceed the fund's other returns because the loss generates a tax benefit that is factored into the result.

(a)    October 1, 1996 (commencement of operations) to December 31, 2004.

(b)    After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns for the fund's other classes will differ from those shown above for Primary Class shares. The after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements such as 401(k)
       plans or IRAs.

(c)    March 16, 2001 (commencement of operations) to December 31, 2004.

(d)    For the period September 30, 1996 to December 31, 2004.

                                       15

                  Small-Cap Value Trust - Primary Class Shares

  Year-by-year total return as of December 31 of each year (before taxes) (%)*

--------------- ------------ ------------ ------------- ------------ -------------

     1999          2000         2001          2002         2003          2004
--------------- ------------ ------------ ------------- ------------ -------------
--------------- ------------ ------------ ------------- ------------ -------------
   (5.00)           7.80        21.82        (6.51)         39.16         21.31
--------------- ------------ ------------ ------------- ------------ -------------

* The fund's year-to-date total return as of June 30, 2005 was 1.77%.

                       During the past six calendar years:

                           Quarter Ended Total Return
Best quarter:                     June 30, 2003                      24.30%
Worst quarter:                 September 30, 2002                   (19.90)%

                          Average Annual Total Returns

The table below shows the fund's average annual total returns before taxes for all classes. In addition, returns after taxes is shown for Primary Class shares to illustrate the effect of federal taxes on fund returns. The table also shows returns for the Russell 2000 Index, an unmanaged index comprised of the 2,000 smallest companies of the 3,000 largest U.S. companies based on market capitalization.

For the periods ended December 31, 2004:

------------------------------------------------ ------------- ----------------- ----------------

             Small-Cap Value Trust                  1 Year         5 Years        Life of Class
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
Primary Class Shares -
Return Before Taxes                                    21.31%            15.69%        8.53% (a)
Return After Taxes on Distributions (b)                19.04%            15.23%        7.96% (a)
Return After Taxes on Distributions and Sale           15.42%            13.69%        7.18% (a)
of Fund Shares (b)
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
Institutional Class Shares -
Return Before Taxes                                    22.86%            16.89%        9.81% (c)
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
Russell 2000 Index (reflects no deduction for
fees, expenses or taxes)                               18.33%             6.61%        6.93% (d)

------------------------------------------------ ------------- ----------------- ----------------

(a)    June 15, 1998 (commencement of operations) to December 31, 2004.

(b)    After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns for the fund's other classes will differ from those shown above for Primary Class shares. The after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements such as 401(k)
       plans or IRAs.

(c)    June 19, 1998 (commencement of operations) to December 31, 2004.

(d)    For the period May 31, 1998 to December 31, 2004.

                                       16

                 Financial Services Fund - Primary Class Shares

  Year-by-year total return as of December 31 of each year (before taxes) (%)*

--------------- ------------ ------------ ------------- ------------ -------------

   1999            2000         2001          2002         2003          2004
--------------- ------------ ------------ ------------- ------------ -------------
--------------- ------------ ------------ ------------- ------------ -------------
 (10.97)         29.33       (4.52)          (2.75)        35.06        13.80
--------------- ------------ ------------ ------------- ------------ -------------

* The fund's year-to-date total return as of June 30, 2005 was (0.07)%.

                       During the past six calendar years:

                           Quarter Ended Total Return
Best quarter:                    September 30, 2000                    17.88%
Worst quarter:                   September 30, 1999                   (13.23)%

                          Average Annual Total Returns

The table below shows the fund's average annual total returns before taxes for all classes. In addition, returns after taxes is shown for Primary Class shares to illustrate the effect of federal taxes on fund returns. The table also shows returns for the S&P 500 Stock Composite Index, a market capitalization-weighted index, composed of 500 widely held common stocks that is generally considered representative of the U.S. stock market.

For the periods ended December 31, 2004:

------------------------------------------------ ------------- ----------------- ----------------

          Financial Services Fund (a)               1 Year         5 Years        Life of Class
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
Primary Class Shares -
Return Before Taxes                                    13.80%            13.04%        9.43% (b)
Return After Taxes on Distributions (c)                11.30%            12.48%        8.99% (b)
Return After Taxes on Distributions and Sale           11.65%            11.37%        8.21% (b)
of Fund Shares (c)
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
Financial Intermediary Class Shares -
Return Before Taxes                                    14.69%            13.90%       10.27% (b)
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
S&P 500 Stock Composite Index (reflects no
deduction for fees, expenses or taxes)                 10.88%           (2.30)%        3.12% (d)
------------------------------------------------ ------------- ----------------- ----------------

                                       17

                                       2

During periods of fund losses, the return after taxes on distributions and sale of fund shares may exceed the fund's other returns because the loss generates a tax benefit that is factored into the result.

(a)    On October 5, 1999, this fund was reorganized from a series of Bartlett
       Capital Trust to a series of Legg Mason Investors Trust, Inc. Investors held shares of the fund's Institutional Class only during the period from
       October 7, 1999 to May 12, 2000; there were no Institutional Class shares of the fund outstanding on the date of this prospectus. Annual total returns for Institutional Class shares would differ from those of Primary
       Class and Financial Intermediary Class only to the extent that they would pay lower expenses, and therefore would generally be expected to have higher returns, than Primary Class or Financial Intermediary Class shares.

(b)    November 16, 1998 (commencement of operations) to December 31, 2004. On
       July 31, 2004, Class A shares of the fund were renamed Financial
       Intermediary Class. Class A shares were subject to a maximum initial sales charge of 4.75%. Financial Intermediary Class does not have an initial sales charge. The returns shown above do not reflect the imposition of an initial sales charge.

(c)    After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns for the fund's other classes will differ from those shown above for Primary Class shares. The after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements such as 401(k)
       plans or IRAs.

(d)    For the period October 31, 1998 to December 31, 2004.

                                       18

[icon]   FEES AND EXPENSES OF THE FUNDS

The tables below describe the fees and expenses you may incur directly or indirectly as an investor in each respective class of a fund. Each fund pays operating expenses directly out of the assets of the appropriate class, thereby lowering that class's dividends and/or share price. Other expenses include, but are not limited to, transfer agency, custody, professional and registration fees.

                                  PRIMARY CLASS

------------------------------------------------------------------------------------------------------------------------
                                                   Shareholder Fees
                                       (fees paid directly from your investment)
------------------------------------------------------------------------------------------------------------------------
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------

                                                     Special         American                Small-Cap
                                        Value      Investment         Leading     Balanced      Value         Financial
Primary Class Shares of:                Trust         Trust         Companies      Trust        Trust     Services Fund
                                                                     Trust
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------
Sales Charge (Load) Imposed on
Purchases                            None           None            None          None          None          None
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------
Sales Charge (Load) Imposed on
Reinvested Dividends                 None           None            None          None          None          None
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------

Redemption Fee                       None           None            None          None          None          None
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------

------------------------------------------------------------------------------------------------------------------------
                                            Annual Fund Operating Expenses
                                     (expenses that are deducted from fund assets)
------------------------------------------------------------------------------------------------------------------------
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------

                                                     Special         American                Small-Cap
                                        Value      Investment         Leading     Balanced      Value         Financial
Primary Class Shares of:                Trust         Trust         Companies      Trust        Trust     Services Fund
                                                                     Trust
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------
Management Fees (a)                  0.66%         0.68%           0.75%          0.75%        0.79%          1.00%
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------
Distribution and/or
Service (12b-1) Fees                 0.95%         1.00%           1.00%          0.75%        1.00%          1.00%
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------
Other Expenses                       0.07%         0.08%           0.13%          0.52%        0.21%          0.38%
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------
Total Annual Fund
Operating Expenses (a)               1.68%         1.76%           1.88%          2.02%        2.00%          2.38%
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------

(a)  The  investment  adviser  currently  intends to  voluntarily  waive fees or reimburse expenses so that Primary Class operating  expenses  (exclusive of taxes,  interest,  brokerage and extraordinary  expenses) do not exceed the following annual rates of average daily net assets  attributable to Primary
     Class  shares:  1.95%  for  American  Leading  Companies  Trust;  1.85% for
     Balanced Trust;  2.00% for Small-Cap  Value Trust;  and 2.25% for Financial
     Services Fund. These voluntary  waivers are currently  expected to continue until August 1, 2006,  but may be  terminated  at any time.  Including  the effect of waivers, total annual fund operating expenses for the fiscal year ended March 31, 2005 were 1.85% for Balanced Trust; and 2.25% for Financial
     Services  Fund.  No fee  waivers  were  necessary  during  this  period for
     American Leading Companies Trust or Small-Cap Value Trust.

                                       19

Example:

This example helps you compare the cost of investing in Primary Class shares of a fund with the cost of investing in other mutual funds. Although your actual costs and returns may be higher or lower, you would pay the following expenses on a $10,000 investment in Primary Class shares of a fund, assuming (1) a 5%
return each year, (2) Primary Class's operating expenses remain the same as shown in the table above (not including the effect of any voluntary fee waivers), and (3) you redeem all of your shares at the end of the time periods shown.

---------------------------------------------- ---------------- -------------- --------------- ---------------

Primary Class Shares of:                           1 Year          3 Years        5 Years         10 Years
---------------------------------------------- ---------------- -------------- --------------- ---------------
---------------------------------------------- ---------------- -------------- --------------- ---------------
Value Trust                                    $171             $530           $913            $1,987
---------------------------------------------- ---------------- -------------- --------------- ---------------
---------------------------------------------- ---------------- -------------- --------------- ---------------
Special Investment Trust                       $179             $554           $954            $2,073
---------------------------------------------- ---------------- -------------- --------------- ---------------
---------------------------------------------- ---------------- -------------- --------------- ---------------
American Leading Companies Trust               $191             $591           $1,016          $2,201
---------------------------------------------- ---------------- -------------- --------------- ---------------
---------------------------------------------- ---------------- -------------- --------------- ---------------
Balanced Trust                                 $205             $634           $1,088          $2,348
---------------------------------------------- ---------------- -------------- --------------- ---------------
---------------------------------------------- ---------------- -------------- --------------- ---------------
Small-Cap Value Trust                          $203             $627           $1,078          $2,327
---------------------------------------------- ---------------- -------------- --------------- ---------------
---------------------------------------------- ---------------- -------------- --------------- ---------------
Financial Services Fund                        $241             $742           $1,270          $2,716
---------------------------------------------- ---------------- -------------- --------------- ---------------

                                       20

                          FINANCIAL INTERMEDIARY CLASS

----------------------------------------------------------------------------------------------------------------------
                                                  Shareholder Fees
                                      (fees paid directly from your investment)
----------------------------------------------------------------------------------------------------------------------
------------------------------- -------------- ----------------- ------------------- -------------- ------------------

                                                                      American
                                                   Special            Leading                            Financial
Financial Intermediary              Value         Investment         Companies         Balanced          Services
Class Shares of:                    Trust           Trust              Trust             Trust             Fund
------------------------------- -------------- ----------------- ------------------- -------------- ------------------
------------------------------- -------------- ----------------- ------------------- -------------- ------------------
Sales Charge (Load) Imposed         None             None               None             None             None
on Purchases
------------------------------- -------------- ----------------- ------------------- -------------- ------------------
------------------------------- -------------- ----------------- ------------------- -------------- ------------------
Sales Charge (Load) Imposed
on Reinvested Dividends             None             None               None             None             None
------------------------------- -------------- ----------------- ------------------- -------------- ------------------
------------------------------- -------------- ----------------- ------------------- -------------- ------------------
Redemption Fee                      None             None               None             None             None
------------------------------- -------------- ----------------- ------------------- -------------- ------------------

----------------------------------------------------------------------------------------------------------------------
                                           Annual Fund Operating Expenses
                                     (expenses that are deducted from fund assets)
----------------------------------------------------------------------------------------------------------------------
-------------------------------- --------------- ----------------- ------------------ -------------- -----------------

                                                                       American
                                                     Special            Leading                          Financial
Financial Intermediary Class         Value          Investment         Companies        Balanced          Services
Shares of:                           Trust            Trust              Trust            Trust             Fund
-------------------------------- --------------- ----------------- ------------------ -------------- -----------------
-------------------------------- --------------- ----------------- ------------------ -------------- -----------------

Management Fees                      0.66%            0.68%              0.75%            0.75%            1.00%
-------------------------------- --------------- ----------------- ------------------ -------------- -----------------
-------------------------------- --------------- ----------------- ------------------ -------------- -----------------
Distribution and/or
Service (12b-1) Fees               0.25% (a)        0.25% (a)          0.25% (a)        0.25% (a)          0.25%
-------------------------------- --------------- ----------------- ------------------ -------------- -----------------
-------------------------------- --------------- ----------------- ------------------ -------------- -----------------

Other Expenses                       0.12%            0.12%            0.15% (b)          0.47%            0.34%

-------------------------------- --------------- ----------------- ------------------ -------------- -----------------
-------------------------------- --------------- ----------------- ------------------ -------------- -----------------
Total Annual Fund
Operating Expenses                   1.03%            1.05%            1.15% (c)        1.47% (c)        1.59% (c)
-------------------------------- --------------- ----------------- ------------------ -------------- -----------------

(a)  The 12b-1 fees shown in the table  reflect the amount at which the Board of
     Directors  have  currently  limited  payments  under each fund's  Financial
     Intermediary Class  Distribution Plan.  Pursuant to each Distribution Plan, the Directors  may  authorize  payment of up to 0.40% of average net assets without shareholder approval.

                                       21

(b)  "Other expenses" are estimated for the current fiscal year.

(c)  The  investment  adviser  currently  intends to  voluntarily  waive fees or reimburse expenses so that Financial  Intermediary Class operating expenses
     (exclusive of taxes, interest, brokerage and extraordinary expenses) do not exceed the following annual rates of average daily net assets  attributable
     to  Financial   Intermediary  Class  shares:  1.20%  for  American  Leading
     Companies Trust;  1.35% for Balanced Trust and 1.50% for Financial Services
     Fund.  These  voluntary  waivers are currently  expected to continue  until
     August 1, 2006, but may be terminated at any time.  Including the effect of waivers,  total  annual fund  operating  expenses for the fiscal year ended
     March  31,  2005  were  1.35% for  Balanced  Trust and 1.50% for  Financial
     Services Fund.

                                       22

Example:

This example helps you compare the cost of investing in Financial Intermediary
Class shares of a fund with the cost of investing in other mutual funds.
Although your actual costs and returns may be higher or lower, you would pay the following expenses on a $10,000 investment in Financial Intermediary Class shares of a fund, assuming (1) a 5% return each year, (2) Financial Intermediary
Class's operating expenses remain the same as shown in the table above (not including the effect of any voluntary fee waivers), and (3) you redeem all of your shares at the end of the time periods shown.

-------------------------------------------------- ------------- -------------- -------------- ---------------

Financial Intermediary Class Shares of:               1 Year        3 Years        5 Years        10 Years
-------------------------------------------------- ------------- -------------- -------------- ---------------
-------------------------------------------------- ------------- -------------- -------------- ---------------
Value Trust                                        $105          $328           $569           $1,259
-------------------------------------------------- ------------- -------------- -------------- ---------------
-------------------------------------------------- ------------- -------------- -------------- ---------------
Special Investment Trust                           $107          $334           $579           $1,283
-------------------------------------------------- ------------- -------------- -------------- ---------------
-------------------------------------------------- ------------- -------------- -------------- ---------------
American Leading Companies Trust                   $117          $365           $633           $1,398
-------------------------------------------------- ------------- -------------- -------------- ---------------
-------------------------------------------------- ------------- -------------- -------------- ---------------
Balanced Trust                                     $150          $465           $803           $1,757
-------------------------------------------------- ------------- -------------- -------------- ---------------
-------------------------------------------------- ------------- -------------- -------------- ---------------
Financial Services Fund                            $162          $502           $866           $1,889
-------------------------------------------------- ------------- -------------- -------------- ---------------

                                       23

                               INSTITUTIONAL CLASS

------------------------------------------------------------------------------------------------------------------------
                                                   Shareholder Fees
                                       (fees paid directly from your investment)
------------------------------------------------------------------------------------------------------------------------
----------------------------- ------------- --------------- ----------------- ------------ ------------- ---------------

                                                                 American                   Small-Cap
Institutional                      Value         Special        Leading        Balanced   Value Trust       Financial
Class Shares of:                   Trust      Investment      Companies          Trust                   Services Fund
                                                   Trust        Trust
----------------------------- ------------- --------------- ----------------- ------------ ------------- ---------------
----------------------------- ------------- --------------- ----------------- ------------ ------------- ---------------
Sales Charge (Load) Imposed
on Purchases                      None           None             None           None          None           None
----------------------------- ------------- --------------- ----------------- ------------ ------------- ---------------
----------------------------- ------------- --------------- ----------------- ------------ ------------- ---------------
Sales Charge (Load) Imposed
on Reinvested Dividends           None           None             None           None          None           None
----------------------------- ------------- --------------- ----------------- ------------ ------------- ---------------
----------------------------- ------------- --------------- ----------------- ------------ ------------- ---------------

Redemption Fee                    None           None             None           None          None           None
----------------------------- ------------- --------------- ----------------- ------------ ------------- ---------------

-----------------------------------------------------------------------------------------------------------------------
                                            Annual Fund Operating Expenses
                                    (expenses that are deducted from fund assets)
-----------------------------------------------------------------------------------------------------------------------
------------------------------- ---------- ---------------- ---------------- ------------- ------------ ---------------

                                                                American                   Small-Cap
Institutional                      Value         Special        Leading        Balanced   Value Trust       Financial
Class Shares of:                   Trust      Investment      Companies          Trust                   Services Fund
                                                   Trust        Trust
------------------------------- ---------- ---------------- ---------------- ------------- ------------ ---------------
------------------------------- ---------- ---------------- ---------------- ------------- ------------ ---------------

Management Fees (a)               0.66%         0.68%            0.75%          0.75%         0.79%         1.00%
------------------------------- ---------- ---------------- ---------------- ------------- ------------ ---------------
------------------------------- ---------- ---------------- ---------------- ------------- ------------ ---------------
Distribution and/or
Service (12b-1) Fees              None          None             None            None         None           None
------------------------------- ---------- ---------------- ---------------- ------------- ------------ ---------------
------------------------------- ---------- ---------------- ---------------- ------------- ------------ ---------------

Other Expenses                    0.03%         0.05%            0.15%          0.42%         0.14%       0.34% (b)

------------------------------- ---------- ---------------- ---------------- ------------- ------------ ---------------
------------------------------- ---------- ---------------- ---------------- ------------- ------------ ---------------
Total Annual Fund
Operating Expenses (a)            0.69%         0.73%            0.90%          1.17%         0.93%         1.34%
------------------------------- ---------- ---------------- ---------------- ------------- ------------ ---------------

(a)  The  investment  adviser  currently  intends to  voluntarily  waive fees or
     reimburse   expenses  so  that   Institutional   Class  operating  expenses
     (exclusive of taxes, interest, brokerage and extraordinary expenses) do not exceed the following annual rates of average daily net assets  attributable to Institutional Class shares:  0.95% for American Leading Companies Trust;
     1.10% for Balanced Trust;  1.00% for Small-Cap  Value Trust;  and 1.25% for
     Financial  Services Fund. These voluntary waivers are currently expected to continue until August 1, 2006, but may be terminated at any time. Including the effect of waivers,  total annual fund operating expenses for the fiscal year ended March 31,  2005 were 1.10% for  Balanced  Trust.  No fee waivers were necessary during this period for American  Leading  Companies Trust or
     Small-Cap Value Trust.

(b) "Other expenses" are estimated for the current fiscal year.

                                       24

Example:

This example helps you compare the cost of investing in Institutional Class shares of a fund with the cost of investing in other mutual funds. Although your actual costs and returns may be higher or lower, you would pay the following expenses on a $10,000 investment in Institutional Class shares of a fund, assuming (1) a 5% return each year, (2) Institutional Class's operating expenses remain the same as shown in the table above (not including the effect of any voluntary fee waivers), and (3) you redeem all of your shares at the end of the time periods shown.

-------------------------------------------------- ------------- -------------- -------------- ---------------

Institutional Class Shares of:                        1 Year        3 Years        5 Years        10 Years
-------------------------------------------------- ------------- -------------- -------------- ---------------
-------------------------------------------------- ------------- -------------- -------------- ---------------
Value Trust                                        $70           $221           $384           $859
-------------------------------------------------- ------------- -------------- -------------- ---------------
-------------------------------------------------- ------------- -------------- -------------- ---------------
Special Investment Trust                           $75           $233           $406           $906
-------------------------------------------------- ------------- -------------- -------------- ---------------
-------------------------------------------------- ------------- -------------- -------------- ---------------
American Leading Companies Trust                   $92           $287           $498           $1,108
-------------------------------------------------- ------------- -------------- -------------- ---------------
-------------------------------------------------- ------------- -------------- -------------- ---------------
Balanced Trust                                     $119          $372           $644           $1,420
-------------------------------------------------- ------------- -------------- -------------- ---------------
-------------------------------------------------- ------------- -------------- -------------- ---------------
Small-Cap Value Trust                              $95           $296           $515           $1,143
-------------------------------------------------- ------------- -------------- -------------- ---------------
-------------------------------------------------- ------------- -------------- -------------- ---------------
Financial Services Fund                            $136          $425           $734           $1,613
-------------------------------------------------- ------------- -------------- -------------- ---------------

                                       25

[icon]  DISTRIBUTION PLAN

Distributor of a Fund's Shares:

Legg Mason Investor Services, LLC ("LMIS"), 100 Light Street, Baltimore,
Maryland 21202, distributes each fund's shares.

Each fund has adopted a plan under Rule 12b-1 with respect to its Primary Class and Financial Intermediary Class shares that allows it to pay fees for the sale of its shares and for services provided to the shareholders of that particular class. These fees are calculated daily and paid monthly. Because these fees are paid out of each fund's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

For Primary Class shares under each plan, each fund pays LMIS an annual distribution fee equal to 0.75% of the fund's average daily net assets (0.70%
for Value Trust and 0.50% for Balanced Trust) and an annual service fee equal to
0.25% of its average daily net assets attributable to Primary Class shares.

For Financial Intermediary Class shares under each plan, each fund pays LMIS an annual 12b-1 fee in an amount up to 0.40% (0.25% in the case of Financial
Services Fund) of the fund's average daily net assets attributable to Financial
Intermediary Class shares. The Boards of these funds have currently approved payment of 0.25% of each fund's average daily net assets attributable to
Financial Intermediary Class under the plans.

Other Compensation to Dealers:

LMIS may enter into agreements with other brokers to sell Primary Class shares of each fund. LMIS pays these brokers up to 100% of the distribution and service fee that it receives from a fund for those sales and for services to the investors who hold the shares. LMIS may also enter into agreements with and make payments to brokers or other entities that support the distribution of fund shares or are engaged in the servicing or maintenance of shareholder accounts including, but not limited to, providing sub-accounting and recordkeeping services.

Each fund's adviser and its affiliates may pay non-affiliated entities out of their own assets to support the distribution of Primary Class, Financial
Intermediary Class and Institutional Class shares and shareholder servicing.

Institutional Class or Financial Intermediary Class shares may be available through authorized financial intermediaries. Each fund may pay such financial intermediaries for their services out of that class's assets pursuant to the class's distribution plan or otherwise, as appropriate. These services include sub-accounting and other shareholder services. A fund may pay different financial intermediaries different rates for the services they provide when the fund determines that this is in the best interest of the fund and its shareholders. LMIS and its affiliates (including the advisers) may also from time to time, at their own expense, make payments to financial intermediaries that make shares of the funds available to their clients or to other parties in connection with the sale of shares. If investors effect transactions through a broker or agent, investors may be charged a fee by that broker or agent.

Salespersons and others entitled to receive compensation for selling or servicing fund shares may receive more with respect to one class than another.

                                       26

[icon]  MANAGEMENT

Managers and Advisers:

Legg Mason Fund Adviser, Inc. ("LMFA"), 100 Light Street, Baltimore, Maryland
21202, is the manager of Balanced Trust, Small-Cap Value Trust and Financial
Services Fund. LMFA is responsible for overseeing these funds' relationships with outside service providers, such as the custodian, transfer agent, and lawyers.

Legg Mason Capital Management, Inc. ("LMCM"), 100 Light Street, Baltimore,
Maryland 21202, is the investment adviser and manager for Value Trust, Special
Investment Trust and American Leading Companies Trust. LMCM is responsible for the investment management of these funds, which includes making investment decisions to buy, sell or hold particular securities. As of March 31, 2005, LMCM had aggregate assets under management of approximately $47.1 billion. Prior to
April 1, 2005, Legg Mason Funds Management, Inc. ("LMFM") acted in the capacity in which LMCM currently acts. LMCM and LMFM are both wholly owned subsidiaries of Legg Mason, Inc. and the advisory personnel who managed the fund as employees of LMFM continue to do so as employees of LMCM. The compensation arrangement between the fund and LMCM is identical to the previous arrangement between the fund and LMFM. LMCM has delegated certain administrative responsibilities for these funds to LMFA.

For its services during the fiscal year ended March 31, 2005, each fund paid
LMFA or LMCM a percentage of its average daily net assets (net of any fee waivers) as follows:

      Value Trust                                                    0.66%
      Special Investment Trust                                       0.68%
      American Leading Companies Trust                               0.75%
      Balanced Trust                                                 0.68%
      Small-Cap Value Trust                                          0.79%
      Financial Services Fund                                        0.91%

LMFA has entered into investment advisory agreements with Bartlett & Co.
("Bartlett"), Brandywine Asset Management, LLC ("Brandywine"), and Barrett
Associates, Inc. ("Barrett") to provide investment advisory services to Balanced
Trust, Small-Cap Value Trust, and Financial Services Fund, respectively.

Bartlett, 36 East Fourth Street, Cincinnati, Ohio 45202, as investment adviser to Balanced Trust, is responsible for the investment management of the fund, which includes making investment decisions to buy, sell or hold particular securities. Bartlett provides investment advice to individuals, corporations, pension and profit sharing plans, trust accounts and mutual funds. Aggregate assets under management of Bartlett were approximately $2.8 billion as of March
31, 2005.

Brandywine, 201 North Walnut Street, Wilmington, Delaware 19801, as investment adviser to Small-Cap Value Trust, is responsible for the investment management of the fund, which includes making investment decisions to buy, sell or hold particular securities. Brandywine acts as adviser or sub-adviser to individuals, public funds, corporations, pension and profit sharing plans, Taft-Hartley
Plans, endowments and foundations, as well as to investment company portfolios.
Aggregate assets under management of Brandywine were approximately $20.2 billion as of March 31, 2005.

Barrett, 90 Park Avenue, New York, New York 10016, as investment adviser to
Financial Services Fund, is responsible for the investment management of the fund, which includes making investment decisions to buy, sell or hold particular securities. Barrett provides investment advice to individuals and families, endowments, foundations, trust accounts and mutual funds. Aggregate assets under management of Barrett were approximately $1.7 billion as of March 31, 2005.

                                       27

For their services during the fiscal year ended March 31, 2005, LMFA paid the advisers a fee equal to the following percentage of each fund's average daily net assets (net of any fee waivers):

-------------------------------------- --------------------------------
Balanced Trust(Bartlett)                        0.45%
-------------------------------------- --------------------------------
-------------------------------------- --------------------------------
Small-Cap Value Trust (Brandywine)              0.47%
-------------------------------------- --------------------------------
-------------------------------------- --------------------------------
Financial Services Fund (Barrett)               0.54%
-------------------------------------- --------------------------------

The funds' Annual Report to Shareholders for the period ended March 31, 2005 provides a discussion regarding the basis for each fund's Board of Directors'
approval of the continuance of the Management Agreement and the Advisory
Agreement.

Portfolio Management:

Value Trust and Special  Investment  Trust.  Bill  Miller,  CFA, has had primary responsibility  for the  day-to-day  management of Value Trust since 1990.  From
Value Trust's  inception,  in 1982, to November 1990, Mr. Miller  co-managed the
fund.  Mr.  Miller  and  Samuel  M.  Peters,  CFA,  are  co-portfolio   managers
responsible  for the  day-to-day  management of Special  Investment  Trust.  Mr.
Miller managed or co-managed Special Investment Trust from its inception in 1985 until 2001.  From 2001 to 2004,  another  portfolio  manager at LMCM managed the fund. Mr. Miller resumed management responsibilities for the fund on January 14,
2004. Mr. Peters began  co-managing  the fund in April 2005. Mr. Miller has been employed by one or more  subsidiaries of Legg Mason, Inc. since 1981. Mr. Miller assumed  overall  responsibility  for the equity funds  management  area of Legg
Mason in late  1990.  He  currently  serves as Chief  Executive  Officer & Chief
Investment Officer for Legg Mason Funds Management,  Inc. and Legg Mason Capital
Management,  Inc.,  and Managing  Member for LMM, LLC.  Prior to joining LMCM in
April 2005, Mr. Peters worked for Fidelity  Management & Research as a portfolio manager.

American  Leading  Companies  Trust.  David  E.  Nelson,  CFA,  has had  primary responsibility for the day-to-day management of American Leading Companies Trust since March 9, 1998.  Mr. Nelson  currently  serves as Senior Vice President and
Director of Market Analysis for Legg Mason Funds Management, Inc. and Legg Mason
Capital Management, Inc.

Balanced Trust.  Peter A.  Sorrentino,  CFA, David P. Francis and Troy R. Snider
are responsible for the day-to-day  management of Balanced Trust. Mr. Sorrentino has been  responsible  for the equity  portion of Balanced  Trust since 1999. In this role he implements the  recommendations  of the equity  research  analysts, relating to individual securities,  sector and industry weightings. In addition, he oversees  the asset  allocation  of the fund between  stocks,  bonds and cash equivalents.  Mr.  Sorrentino has been Chief  Investment  Officer and a Managing
Director of Bartlett since 1999. Prior to that time, Mr. Sorrentino was Director of Research and Portfolio  Management  in the Trust  Division of Firstar Bank of
Cincinnati.  Mr.  Francis and Mr.  Snider  have been  responsible  for  managing
Balanced Trust's fixed-income strategy and fixed-income security selection since its inception in October 1996.  Mr. Francis and Mr. Snider have been employed as fixed-income managers at Bartlett for the past five years.

Small-Cap Value Trust. Henry F. Otto and Steven M. Tonkovich are responsible for the day-to-day  management of Small-Cap Value Trust. Both are Managing Directors
of Brandywine.  Mr. Otto is a senior portfolio  manager and has been employed at
Brandywine since 1987. Mr.  Tonkovich is a senior portfolio  manager and analyst and has been employed at Brandywine since 1989.

                                       28

Financial  Services  Fund.  Amy  LaGuardia  is  responsible  for the  day-to-day management of Financial  Services Fund. Ms.  LaGuardia  joined Barrett on May 1,
2003.  Prior to joining  Barrett,  Ms.  LaGuardia was Senior Vice  President and
Director of Research at Gray Seifert where she had been employed since 1982. Ms.
LaGuardia  co-managed  the fund  since  its  inception  while  employed  at Gray
Seifert.

The funds' Statement of Additional Information provides information about each portfolio manager's compensation, other accounts managed by the portfolio managers, and the portfolio managers' ownership of securities in the fund(s)
they advise.

LMCM, LMFA, Bartlett, Brandywine, Barrett and LMIS are subsidiaries of Legg
Mason, Inc., a financial services holding company.

                                       29

[icon] SHAREHOLDER ELIGIBILITY

The funds  generally  will not accept new account  applications  to establish an account with a non-U.S. address (APO/FPO and U.S. territories are acceptable) or for a non-resident alien.

Summarized below are the eligibility requirements for each share class. Once you determine which share class is available to you for investment, you should follow the purchasing instructions beginning on page 42 for Primary Class or the instructions beginning on page 44 for Institutional Class and Financial
Intermediary Class.

You can buy shares through banks, brokers, dealers, insurance companies, investment advisers, financial consultants, mutual fund supermarkets and other financial intermediaries that have entered into an agreement with LMIS to sell shares of the funds ("Financial Adviser"). You can also buy shares directly from the funds.

The funds reserve the right to revise the minimum initial investment and other eligibility requirements at any time. In addition, the funds may waive the minimum initial investment requirements in their sole discretion.

Primary Class Shares

For questions regarding your eligibility to invest in Primary Class shares, contact your Financial Adviser or LMIS' Funds Investor Services Division ("FIS")
at 1-800-822-5544.

------------------------------------------ ----------------------------------
                                           Primary Class Shares
------------------------------------------ ----------------------------------
------------------------------------------ ----------------------------------
Investment Minimums -
Initial Investment                           $1,000
(per fund)
                                             $100
Subsequent Investments
(per fund)
------------------------------------------ ----------------------------------
------------------------------------------ ----------------------------------
Automatic Investment Plans, including
Legg Mason Future First(R) Systematic        $50
Investment Plan (Minimum per transaction)
------------------------------------------ ----------------------------------
------------------------------------------ ----------------------------------
Minimum Account Size                         $500
(per fund)
------------------------------------------ ----------------------------------

Retirement Plans

Employer-sponsored retirement plans (i.e. 401(k), 403(b) or equivalent) where a
Financial Adviser is providing advice, record-keeping or other shareholder services to the plan, are eligible for Primary Class shares in accordance with the minimum initial investment criteria set forth above.

                                       30

Institutional Class and Financial Intermediary Class Shares

For questions regarding your eligibility to invest in Institutional Class or
Financial Intermediary Class shares, contact LMIS' Institutional Funds Division
("Legg Mason Institutional Funds") at 1-888-425-6432 or your financial intermediary. You may be required to provide appropriate documentation confirming your eligibility to invest in these share classes.

The following classes of investors may purchase Institutional Class shares:

o    Institutional  investors  who  make an  initial  investment  of at least $1 million in a fund.  Generally,  institutional  investors are  corporations,
     banks,  trust  companies,   insurance  companies,   investment   companies,
     foundations,  endowments,  pension and  profit-sharing  plans,  and similar entities.

o    Investors who invest in the funds  through  financial  intermediaries  that offer their clients  Institutional Class shares through investment programs
     (such  as (i)  fee-based  advisory  or  brokerage  account  programs,  (ii)
     employee  benefit plans such as 401(k) or 403(b)  retirement plans or (iii)
     college savings vehicles such as 529 plans) authorized by LMIS.

o    Shareholders  of an  Institutional  Class  of a fund as of the  opening  of regular  trading on the Exchange on July 25, 2001 that have remained in the fund since that date may continue to purchase Institutional Class shares of that fund. The minimum account size for such accounts is $500.

o    Employees of the investment  adviser to a Legg Mason fund and their spouses and children of such employees may purchase  Institutional  Class shares of that Legg Mason fund. For such investors, the minimum initial investment is
     $1,000 per fund and the minimum for each purchase of  additional  shares is
     $100.

The following classes of investors may purchase Financial Intermediary Class shares:

o    Institutional  investors  who  make an  initial  investment  of at least $1 million in a fund.  Generally,  institutional  investors are  corporations,
     banks,  trust  companies,   insurance  companies,   investment   companies,
     foundations,  endowments,  pension and  profit-sharing  plans,  and similar entities.

o    Investors who invest in the funds  through  financial  intermediaries  that offer their clients Financial  Intermediary Class shares through investment programs  (such as (i) fee-based  advisory or brokerage  account  programs,
     (ii) employee  benefit plans such as 401(k) or 403(b)  retirement  plans or
     (iii) college savings vehicles such as 529 plans) authorized by LMIS.

o    Shareholders  of the  Financial  Intermediary  Class  of a  fund  as of the opening  of  regular  trading on the  Exchange  on July 25,  2001 that have remained in the fund since that date may  continue  to  purchase  Financial
     Intermediary  Class shares of that fund. The minimum  account size for such accounts is $500.

o    Shareholders of Class A shares of Financial  Services Fund on July 31, 2004 that have  remained  in the fund since that date may  continue  to purchase
     Financial  Intermediary Class shares of that fund. The minimum account size for such accounts is $500.

                                       31

[icon] HOW TO INVEST

Purchasing Primary Class Shares

Prior to opening an account you should consult the section "Shareholder
Eligibility" on page 39, which outlines share class eligibility requirements as well as initial and subsequent investment minimums.

You can open a regular, retirement or Coverdell Education Savings Account by contacting your Financial Adviser. To open an account directly with the funds call 1-800-822-5544 or visit www.leggmasonfunds.com for an account application.

Retirement accounts include traditional IRAs, spousal IRAs, Roth IRAs, simplified employee pension plans, savings incentive match plans for employees and other qualified retirement plans. Contact your Financial Adviser to discuss which type of account might be appropriate for you. To view additional information regarding each type of account, contact your Financial Adviser or visit www.leggmasonfunds.com.

Certain investment methods (for example, through certain retirement plans) may be subject to lower minimum initial and/or additional investment amounts. In certain limited circumstances, the minimum initial and additional purchase amounts may be waived. Contact your Financial Adviser or the funds with any questions regarding your investment options.

                           PRIMARY CLASS SHAREHOLDERS

Once your account is open, you may use the following methods to purchase additional shares of the funds.

--------------------------------------------------------------------------------
                         Through Your Financial Adviser
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Your Financial Adviser can purchase shares of the funds on your behalf and provide information on other methods available to you for purchasing additional shares. Investments made through your Financial Adviser may be subject to transaction fees or other purchase conditions as set by your Financial Adviser.
Your Financial Adviser may have different minimum investment requirements for investments in Primary Class shares than the minimum investment requirements described in this Prospectus. You should consult its program literature for further information.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                             Directly With The Funds
--------------------------------------------------------------------------------------------------------------------
----------------------------------- --------------------------------------------------------------------------------

Mail                                Mail your check, payable to Legg Mason Funds, to:
                                             Legg Mason Funds
                                             c/o Boston Financial Data Services
                                             P.O. Box 55214
                                             Boston, MA 02205-8504
----------------------------------- --------------------------------------------------------------------------------
----------------------------------- --------------------------------------------------------------------------------
Telephone or Wire                   Call the funds at 1-800-822-5544 to arrange with your bank to transfer money directly from your checking or savings account. Wire transfers may be subject to a service charge by your bank.
----------------------------------- --------------------------------------------------------------------------------
----------------------------------- --------------------------------------------------------------------------------
Internet or TeleFund                Visit www.leggmasonfunds.com or call TeleFund, the automated telephone account management service, at 1-877-6-LMFUNDS (1-877-656-3863).
----------------------------------- --------------------------------------------------------------------------------
----------------------------------- --------------------------------------------------------------------------------
Automatic Investments               Arrangements may be made with some employers and financial institutions for regular automatic monthly investments in a fund. You may also reinvest dividends from other Legg Mason funds in a fund.
----------------------------------- --------------------------------------------------------------------------------

                                       32

----------------------------------- --------------------------------------------------------------------------------
Future First(R) Systematic          Contact the funds to enroll in Legg Mason's Future First(R) Systematic
Investment Plan                     Investment Plan. This plan allows you to automatically invest a specific dollar amount at regular intervals. The transfer agent will transfer money directly from your checking or savings account or another Legg Mason fund to purchase fund shares.
----------------------------------- --------------------------------------------------------------------------------

The funds must receive your purchase order in proper form (meaning that it is complete and contains all necessary information; for example, number of shares and name of the fund) before the close of regular trading on the Exchange, normally 4:00 p.m., Eastern time, to receive that day's price. Orders received after the close of the Exchange will be processed at the fund's net asset value as of the close of the Exchange on the next day the Exchange is open. Orders received by your Financial Adviser before the close of regular trading on the
Exchange and communicated to the fund on the following business day, will be processed at the net asset value determined on the day the order was received by the Financial Adviser. Certain Financial Advisers may have agreements to purchase shares of the funds with payment generally to follow the next business day, but no later than three business days after the order is placed. If payment is not received by that time, your order is subject to cancellation and you and the Financial Adviser could be held liable for resulting fees or losses. It is your Financial Adviser's responsibility to transmit your order to the funds in a timely manner. If you purchase shares directly from the funds, your payment must accompany your order.

If you pay with a check or ACH transfer that does not clear or if your payment is not received in a timely manner, your purchase may be cancelled and you may be liable for any loss to the fund. The funds and their agents have the right to reject or cancel any purchase due to nonpayment.

When you purchase shares directly from the funds and have not identified a broker-dealer that has an agreement to distribute the funds, your order will be placed through LMIS, the funds' distributor, which will provide shareholder services to you and will receive any distribution and service (12b-1) fees paid by the class of shares which you own. For more information regarding 12b-1 fees see "Distribution Plan."

Purchasing Institutional Class and Financial Intermediary Class Shares

To obtain an application, please contact Legg Mason Institutional Funds at
1-888-425-6432.

If you invest through a financial intermediary, note that you may purchase shares only in accordance with your financial intermediary's instructions and limitations. Your financial intermediary may have different minimum investment requirements for investments in Institutional Class or Financial Intermediary
Class shares than the minimum investment requirements described in this
Prospectus.

                                       33

        INSTITUTIONAL CLASS AND FINANCIAL INTERMEDIARY CLASS SHAREHOLDERS

Once your account is open, you may use the following methods to purchase additional shares of the funds.

-------------------------------------------------------------------------------------------------------------------
                                             Directly With The Funds
-------------------------------------------------------------------------------------------------------------------
----------------------- -------------------------------------------------------------------------------------------

Wire Transfers          Wire federal funds to State Street Bank and Trust Company, the fund's custodian. Before wiring federal funds, you must first telephone the funds at 1-888-425-6432 to receive instructions for wire transfer. Please note that the following information will be required when calling: shareholder name; name of the person authorizing the transaction;
                        shareholder account number; name of the fund and class of shares to be purchased; amount being wired; and name of the wiring bank.

                        Funds should be wired through the Federal Reserve System to:

                                  State Street Bank and Trust Company
                                  ABA #011-000-028
                                  DDA #99046096
                                  Legg Mason [Insert name of fund]
                                  [Insert account name and number]

                        The wire should state that the funds are for the purchase of shares of a specific fund and share class and include the account name and number.
----------------------- -------------------------------------------------------------------------------------------
----------------------- -------------------------------------------------------------------------------------------
Contributions of        Shares may be purchased and paid for by the contribution of eligible portfolio
Eligible Securities     securities, subject in each case to approval by the fund's adviser. Approval will depend on, among other things, the nature and quality of the securities offered and the current needs of the fund in question. Investors who wish to purchase fund shares through the contribution of securities should contact the funds at 1-888-425-6432 for instructions.

                        Investors should realize that at the time of contribution they may be required to recognize a gain or loss for tax purposes on securities contributed. The adviser, on behalf of a fund, has full discretion to accept or reject any appropriate securities offered as payment for shares. Securities will not be accepted in payment of fund shares from persons who are affiliated with the fund's adviser or the fund.

                        Securities offered in payment for shares will be valued in the same way and at the same time the fund values its portfolio securities for the purpose of determining net asset value. (See "Calculation of Net Asset Value" below.)
----------------------- -------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Through Your Financial Intermediary
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Your financial intermediary can purchase shares of the funds on your behalf and provide information on other methods available to you for purchasing additional shares. Investments made through your financial intermediary may be subject to transaction fees or other purchase conditions as set by your financial intermediary. You should consult its program literature for further information.
--------------------------------------------------------------------------------

                                       34

The funds must receive your purchase order in proper form before the close of regular trading on the Exchange, normally 4:00 p.m., Eastern time, to receive that day's price. Orders received after the close of the Exchange will be processed at the fund's net asset value as of the close of the Exchange on the next day the Exchange is open. Orders received by certain retirement plans and other financial intermediaries before the close of regular trading on the
Exchange and communicated to the fund on the following business day, will be processed at the net asset value determined on the day the order was received by the financial intermediary. Certain financial intermediaries may have agreements to purchase shares of the funds with payment generally to follow the next business day, but no later than three business days after the order is placed.
If payment is not received by that time, your order is subject to cancellation and you and the financial intermediary could be held liable for resulting fees or losses. If you invest in the funds through a financial intermediary, it is your financial intermediary's responsibility to transmit your order to the funds in a timely manner.

Any shares purchased or received as a distribution will be credited directly to the investor's account.

The funds may be available for purchase by retirement plans, including 401(k)
plans and 403(b) plans. The administrator of a plan or employee benefits office can provide participants or employees with detailed information on how to participate in the plan and how to elect a fund as an investment option.
Participants in a retirement or savings plan may be permitted to elect different investment options, alter the amounts contributed to the plan, or change how contributions are allocated among investment options in accordance with the plan's specific provisions.

For questions about participant accounts, participants should contact their employee benefits office, the plan administrator, or the organization that provides recordkeeping services for the plan. Investors who purchase shares through retirement plans should be aware that the plan administrator may aggregate purchase and redemption orders of participants in the plan. Therefore, there may be a delay between the time the investor places an order with the plan administrator and the time the order is forwarded to the funds for execution.

The funds may not be available for sale in certain states. Prospective investors should inquire as to whether a particular fund is available for sale in their state of residence.

Account Registration Changes:

Changes in registration or account privileges for accounts held directly with the funds must be made in writing. Signature guarantees are required. (See
"ACCOUNT POLICIES - Signature Guarantee" below.) All correspondence must include the account number and must be sent to:

         Legg Mason Institutional Funds
         P.O. Box 17635
         Baltimore, Maryland 21297-1635

                                       35

[icon]  HOW TO REDEEM YOUR SHARES

                           PRIMARY CLASS SHAREHOLDERS

You can redeem your shares through any of the following methods.

--------------------------------------------------------------------------------
                         Through Your Financial Adviser
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Your Financial Adviser can redeem shares of the funds on your behalf.
Redemptions made through your Financial Adviser may be subject to transaction fees or other conditions as set by your Financial Adviser. You should consult its program literature for further information.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                             Directly With The Funds
Additional documentation may be required from corporations, executors, partnerships, administrators, trustees or custodians.
-------------------------------------------------------------------------------------------------------------------
--------------------- ---------------------------------------------------------------------------------------------

Telephone             Call the funds at 1-800-822-5544 to request a redemption. Please have the following information ready when you call: the name of the fund, dollar amount (or number of shares)
                      to be redeemed and your shareholder account number.

                      Wire transfers may be subject to a service charge by your bank. For wire transfers, be sure that the fund has your bank account information on file.

                      Redemption proceeds can be mailed to your account address, sent to your bank by ACH transfer or wired to your bank account (provided that your bank information is already on file).
--------------------- ---------------------------------------------------------------------------------------------
--------------------- ---------------------------------------------------------------------------------------------
Internet or TeleFund  Redeem shares through the Internet at www.leggmasonfunds.com or through TeleFund at
                      1-877-6-LMFUNDS (1-877-656-3863).
--------------------- ---------------------------------------------------------------------------------------------
--------------------- ---------------------------------------------------------------------------------------------
Mail                  Send a letter to the funds requesting redemption of your shares to:
                           Legg Mason Funds
                           c/o Boston Financial Data Services
                           P.O. Box 55214
                           Boston, MA 02205-8504

                      The letter should be signed by all of the owners of the account.  Redemption requests for shares valued at $10,000 or more or when the proceeds are to be paid to someone other than the accountholder(s) may require a signature guarantee. (See "ACCOUNT POLICIES - Signature
                      Guarantee.")
--------------------- ---------------------------------------------------------------------------------------------

The funds must receive your redemption order in proper form before the close of regular trading on the Exchange, normally 4:00 p.m., Eastern time, to receive that day's price. However, orders received by your Financial Adviser by the close of regular trading on the Exchange and communicated to the fund on the following business day, will be effected at the net asset value determined on the day the order was received by the Financial Adviser. It is your Financial
Adviser's responsibility to transmit your order to the funds in a timely manner.

                                       36

        INSTITUTIONAL CLASS AND FINANCIAL INTERMEDIARY CLASS SHAREHOLDERS

You can redeem your shares through any of the following methods.

-----------------------------------------------------------------------------------------------------------------------
                             Directly With The Funds

You can redeem your shares through any of the following methods. Redemptions may be initiated by telephone by calling the funds at 1-888-425-6432, but must be confirmed in writing prior to processing.

All requests for redemption should indicate: 1) the number of shares or dollar amount to be redeemed and the investor's shareholder account number; 2) the investor's name and the names of any co-owners of the account, using exactly the same name or names used in establishing the account; 3) proof of authorization to request redemption on behalf of any co-owner of the account (please contact the funds for further details); and 4) the name, address, and account number to which the redemption payment should be sent.

Payment of redemption proceeds normally will be made by wire one business day after receipt of a redemption request in proper form. Additional documentation may be required from corporations, executors, partnerships, administrators, trustees or custodians.
-----------------------------------------------------------------------------------------------------------------------
------------------------------ ----------------------------------------------------------------------------------------

Mail                           Send a letter to the funds requesting redemption of your shares to: Legg Mason
                               Institutional Funds, P.O. Box 17635, Baltimore, Maryland 21297-1635.
------------------------------ ----------------------------------------------------------------------------------------
------------------------------ ----------------------------------------------------------------------------------------
Fax                            Fax a request for redemption to the funds at 410-454-5050.
------------------------------ ----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Through Your Financial Intermediary
--------------------------------------------------------------------------------
Your financial intermediary can redeem shares of the funds on your behalf.
Redemptions made through your financial intermediary may be subject to transaction fees or other conditions as set by your financial intermediary. You should consult its program literature for further information.
--------------------------------------------------------------------------------

The funds must receive your redemption order in proper form before the close of regular trading on the Exchange, normally 4:00 p.m., Eastern time, to receive that day's price. However, orders received by certain retirement plans and other financial intermediaries by the close of regular trading on the Exchange and communicated to the fund on the following business day, will be effected at the net asset value determined on the day the order was received by the financial intermediary. If you invest in the funds through a financial intermediary, it is your financial intermediary's responsibility to transmit your order to the funds in a timely manner.

Additional Information about Redemptions:

The funds' service providers will follow reasonable procedures to ensure the validity of any telephone, Internet or wire redemption request, such as requesting identifying information from users or employing identification numbers. The funds and their service providers will not be responsible for any account losses due to fraudulent telephone, Internet or wire orders that they reasonably believe to be genuine.

Payment of redemption proceeds of shares that were recently purchased by check or automatic investment arrangements or acquired through reinvestment of distributions paid on such shares by the fund may be delayed for up to ten days from the purchase date until the check or automatic investment has cleared.

Each fund has reserved the right under certain conditions to redeem its shares in-kind by distributing portfolio securities in payment for redemptions.
Shareholders who receive a redemption in-kind may incur costs to dispose of the securities they receive and may receive illiquid securities.

                                       37

[icon] ACCOUNT POLICIES

Calculation of Net Asset Value:

Net asset value per share of each class of shares is determined daily as of the close of regular trading on the Exchange on every day the Exchange is open. The
Exchange is normally closed on all national holidays and Good Friday. To calculate each class of shares' sales price, the fund's assets attributable to that class of shares are valued and totaled, liabilities attributable to that class of shares are subtracted, and the resulting net assets are divided by the number of shares outstanding for that class.

Each fund's securities are generally valued on the basis of closing market prices or market quotations. OTC securities, and securities traded on exchanges for which there is no sale on a particular day (including debt securities), are valued at the mean of latest closing bid and asked prices. When closing market prices or market quotations are not readily available (such as when trading in a security is halted or when the principal exchange on which a security is traded closes early) or are considered by the adviser to be unreliable, a fund's securities are valued at fair value as determined under policies approved by the
Board of Directors. Where a security is traded on more than one market, which may include foreign markets, the security generally is valued on the market considered by the adviser to be the primary market. A fund values its foreign securities in U.S. dollars on the basis of foreign currency exchange rates prior to the close of trading on the Exchange, generally, 2:00 p.m., Eastern time.
Fixed-income securities generally are valued using market quotations or independent pricing services that use prices provided by market makers or estimates of market values. Fair value methods are necessarily estimates, and the use of fair value prices may cause the net asset value of a fund's shares to differ from the net asset value that would be calculated using other methods of valuation.

To the extent that a fund has portfolio securities that are primarily listed on foreign exchanges that trade on days when the fund does not price its shares, the net asset value of the fund may change on days when shareholders will not be able to purchase or redeem the fund's shares.

Signature Guarantee:

When a signature guarantee is called for, the shareholder should have "Signature
Guaranteed" stamped under his or her signature and guaranteed by any of the following entities: U.S. banks, foreign banks having a U.S. correspondent bank, credit unions, savings associations, U.S. registered securities dealers and brokers, municipal securities dealers and brokers, government securities dealers and brokers, national securities exchanges, registered securities associations, and clearing agencies (each an "Eligible Guarantor Institution"). Each fund and its agents reserve the right to reject any signature guarantee pursuant to written signature guarantee standards or procedures, which may be revised in the future to permit them to reject signature guarantees from Eligible Guarantor
Institutions that do not, based on credit guidelines, satisfy such written standards or procedures. Any fund may change the signature guarantee requirements from time to time without prior notice to shareholders.

A signature guarantee may be required for the following situations:
o    remitting redemption proceeds to any person, address or bank account not on record.
o    making  changes to the  account  registration  after the  account  has been opened.
o    transferring  shares  to an  account  in  another  Legg  Mason  fund with a different account registration.

Other:

Fund shares may not be held in, or transferred to, an account with any firm that does not have an agreement with LMIS or its affiliates.

                                       38

If your account falls below $500, a fund may ask you to increase your balance.
If after 60 days your account is still below $500, the fund may close your account and send you the proceeds. A fund will not require you to redeem accounts that fall below $500 solely as a result of a reduction in the fund's net asset value.

The funds will not accept cash, money orders, traveler's checks, or credit card convenience checks. Third-party checks will not be accepted unless they are from another financial institution made for the purpose of transfer or rollover. The funds will accept non-retirement checks from other fund families and investment companies as long as the registration name on your fund account is the same as that listed on the check.

Federal anti-money laundering regulations require all financial institutions to obtain, verify and record information that identifies each person who opens an account. When you sign your account application, you may be asked to provide additional information in order for the funds to verify your identity in accordance with these regulations. Accounts may be restricted and/or closed, and the monies withheld, pending verification of this information or as otherwise required under these and other federal regulations.

Each fund reserves the right to:

o    suspend the offering of shares permanently or for a period of time;

o    change its minimum investment amounts;

o    redeem shares if information provided in the application should prove to be incorrect  in any  manner  judged by the fund to be  material  (i.e.,  in a manner such as to render the  shareholder  ineligible to purchase shares of that class); and

o    delay  sending  out  redemption  proceeds  for up to seven  days if, in the judgment of the adviser,  the fund could be adversely affected by immediate payment.  A fund may  delay  redemptions  beyond  seven  days,  or  suspend redemptions,  only  as  permitted  by  the  U.S.  Securities  and  Exchange
     Commission ("SEC") or the Investment Company Act of 1940, as amended.

Frequent Trading of Fund Shares:

Frequent trading in a fund's shares increases the fund's administrative costs associated with processing shareholder transactions. In addition, frequent trading may potentially interfere with the efficient management of a fund's portfolio and increase the fund's costs associated with trading the fund's portfolio securities. Under certain circumstances, frequent trading may also dilute the returns earned on shares held by a fund's other shareholders. The funds therefore discourage frequent purchases and redemptions by shareholders.

Each fund reserves the right to refuse any client or reject any purchase order for shares (including exchanges) for any reason. In particular, the funds' Board of Directors has determined that the funds are not designed to serve as vehicles for frequent trading in response to short-term fluctuations in the securities markets.

Under the funds' frequent trading policy, each fund reserves the right to restrict or reject purchases of shares (including exchanges) without prior notice whenever a fund detects a pattern of excessive trading. The policy provides that a fund will use its best efforts to restrict a shareholder's trading privileges in the Legg Mason Funds if that shareholder has engaged in four or more "Round Trips" during any rolling 12-month period. However, each fund has the discretion to determine that restricting a shareholder's trading privileges is not necessary (or that a new limit on Round Trips should be established for the shareholder) if it is determined that the pattern of trading is not abusive or harmful to the fund. In making such a determination, the fund

                                       39

will consider, among other things, the nature of the shareholder's account, the perceived reason for the frequent trading, the amount of trading and the particular fund in which the trading has occurred. Additionally, each fund has the discretion to make inquiries or to take action against any shareholder whose trading appears inconsistent with the frequent trading policy. Examples of the types of actions a fund may take to deter excessive trading in a shareholder account include restricting the shareholder from purchasing additional shares in the fund altogether or imposing other restrictions (such as requiring purchase orders to be submitted by mail) that would deter the shareholder from trading frequently in the fund.

A "Round Trip" is defined as a purchase (including subscriptions and exchanges)
into a fund followed by a sale (including redemptions and exchanges) of the same or a similar number of shares out of the fund within 30 days of such purchase.
Purchases and sales of a fund's shares pursuant to the Automatic Investment Plan and Systematic Withdrawal Plan are not considered in determining Round Trips.

With respect to accounts where shareholder transactions are processed or records are kept by third-party intermediaries, the funds use reasonable efforts to monitor such accounts to detect suspicious trading patterns. For any such account that is so identified, a fund will make such further inquiries and take such other actions as shall be considered necessary or appropriate to enforce the funds' frequent trading policy against the shareholder(s) trading through such account and, if necessary, the third-party intermediary maintaining such account. A fund may accept undertakings from intermediaries to enforce frequent trading policies on behalf of the fund that provide a substantially similar level of protection against excessive trading.

Although each fund will monitor shareholder transactions for certain patterns of frequent trading activity, there can be no assurance that all such trading activity can be identified, prevented or terminated.

                                       40

[icon]   SERVICES FOR INVESTORS

Below is a description of services provided to shareholders who own shares directly with the funds. You should contact your Financial Adviser to determine if it offers similar services to those listed below.

Confirmations and Account Statements:

You will receive a confirmation from the funds after each transaction (except a reinvestment of dividends or capital gain distributions, an investment made through the Future First(R) Systematic Investment Plan, or other automatic investment arrangement, and withdrawals made through the Systematic Withdrawal
Plan). Primary Class shareholders will receive account statements monthly unless there has been no activity in the account. If there has been no monthly activity, Primary Class shareholders will receive a quarterly statement.
Institutional Class and Financial Intermediary Class shareholders will receive account statements monthly.

Systematic Withdrawal Plan:

Primary Class shareholders who are purchasing or already own shares of a fund with a net asset value of $5,000 or more ($1,000 or more for IRAs and Coverdell
Education Savings Accounts) may elect to make systematic withdrawals from the fund. The minimum amount for each withdrawal is $50. Certain Institutional Class and Financial Intermediary Class shareholders may also be eligible to make systematic withdrawals from a fund. These shareholders should contact Legg Mason
Institutional Funds at 1-888-425-6432 to determine their account's eligibility.
Ordinarily, you should not purchase additional shares of the fund when you are a participant in the plan, because there are tax disadvantages associated with such purchases and withdrawals.

Exchange Privilege:

Primary Class
Primary Class shares of the funds may be exchanged for Primary Class shares of any other Legg Mason fund and for Consultant Class shares of The Royce Funds
(except Royce TrustShares Fund). You can request an exchange in writing or by telephone. If you own shares directly with the funds, you may also request an exchange through TeleFund or at www.leggmasonfunds.com.

Institutional Class and Financial Intermediary Class
Institutional Class and Financial Intermediary Class shares of a fund may be exchanged for shares of the same class of any other Legg Mason fund, provided the investor meets the eligibility criteria of that class of that fund and the value of exchanged shares is at least $1 million. You can request an exchange in writing. Some financial intermediaries and retirement plan administrators may not offer the Institutional Class or Financial Intermediary Class shares of all
Legg Mason funds for exchange.

In each case, the fund into which you are exchanging must be eligible for sale in your state of residence. Be sure to read the current prospectus for any fund into which you are exchanging.

There is currently no fee for exchanges. An exchange of a fund's shares will be treated as a sale of the shares, and any gain on the transaction will be subject to tax.

Each fund reserves the right to terminate or modify the exchange privilege after at least 60 days' written notice to shareholders.

                                       41

Mailing of Shareholder Communications:

If two or more members of your household are Legg Mason fund shareholders, you may elect to have all account communications for those funds combined in one convenient mailing. If you have previously elected to have your account communications combined, but wish to discontinue this service, please contact the fund per the instructions below.

----------------------------- ------------------------------------------------------------------------

Primary Class                 Call 1-800-822-5544 or write to Legg Mason Funds, c/o Boston
Shareholders                  Financial Data Services, P.O. Box 55214,
                              Boston, MA 02205-8504.
----------------------------- ------------------------------------------------------------------------
----------------------------- ------------------------------------------------------------------------
Institutional Class and       Call 1-888-425-6432 or write to Legg Mason Institutional Funds, P.O.
Financial Intermediary        Box 17635, Baltimore, MD 21297-1635.
Class Shareholders
----------------------------- ------------------------------------------------------------------------

                                       42

[icon]  DISTRIBUTIONS AND TAXES

Each fund except Balanced Trust declares and pays dividends from any net investment income annually. Balanced Trust declares and pays any such dividends quarterly.

Each fund distributes substantially all its net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss), the excess of net short-term capital gain over net long-term capital loss and net realized gains from foreign currency transactions, if any, after the end of the taxable year in which the gain is realized. A second distribution of such gain(s) may be necessary in some years to avoid imposition of a federal excise tax.

Fund dividends and other distributions are taxable to investors (other than retirement plans and other tax-exempt investors) whether received in cash or reinvested in additional shares of a fund. Dividends from a fund's investment company taxable income (which includes net investment income, the excess of net short-term capital gain over net long-term capital loss, and net gains from certain foreign currency transactions, all determined without regard to any deduction for dividends paid) are taxable as ordinary income, except that the part of the dividends that is "qualified dividend income" (i.e., dividends on stock of most U.S. corporations and certain foreign corporations with respect to which the fund satisfies certain holding period, debt-financing and other restrictions), if any, is subject to a maximum federal income tax rate of 15%
for individual shareholders who satisfy those restrictions with respect to their shares on which the fund dividends are paid. Distributions of a fund's net capital gain are taxable as long-term capital gain (also at a maximum 15% rate for individual shareholders), regardless of how long you have held your fund shares. A tax statement will be sent to you after the end of each year detailing the tax status of your distributions.

The sale or exchange of fund shares may result in a taxable gain or loss, depending on whether the proceeds are more or less than the cost of your shares.
Any capital gain an individual shareholder recognizes on a redemption or exchange through 2008 of his or her fund shares that have been held for more than one year will qualify for a 15% maximum federal income tax rate.

As required by law, each fund will withhold 28% of all dividends, capital gain distributions and redemption proceeds otherwise payable to individuals and certain other non-corporate shareholders who do not provide the fund with a valid taxpayer identification number. Each fund is also required to withhold 28%
of all dividends and capital gain distributions payable to those shareholders who are otherwise subject to backup withholding.

Because each investor's tax situation is different, please consult your tax adviser about federal, state and local tax considerations.

Receiving Your Dividends and Other Distributions:

Contact your Financial Adviser to discuss what options are available to you for receiving your dividends and other distributions.

If you own shares directly with the funds the following conditions apply:

o    your dividends and other distributions will be automatically  reinvested in the  distributing  class of shares of the fund  unless you elect to receive dividends and/or other distributions in cash.

o    Primary Class  shareholders  who have a minimum  account balance of $10,000 may request that their dividends and/or other  distributions be invested in
     Primary  Class  shares of another  eligible  Legg Mason fund or  Consultant
     Class shares of The Royce Funds (except Royce TrustShares  Fund),  provided these funds are available for sale in your state.

o    to change your election,  you must notify the fund at least ten days before the next  distribution  is to be paid.

                                       43

o    if the  postal  or  other  delivery  service  is  unable  to  deliver  your distribution  check,  your  distribution  election  will  automatically  be converted to having all  dividends  and other  distributions  reinvested in fund shares.  No interest  will accrue on amounts  represented  by uncashed distribution or redemption checks.

                                       44

[icon]  PORTFOLIO HOLDINGS DISCLOSURE POLICY

A description of the funds' policies and procedures with respect to the disclosure of their portfolio securities holdings is available in the funds'
Statement of Additional Information. Each fund's complete portfolio holdings are available at http://www.leggmason.com/funds/ourfunds/portfolioholdings/
approximately on the next to last business day of the month following each quarter-end, and partial information concerning the funds' portfolio holdings
(such as top ten holdings) is available on the Legg Mason Funds' website, in fact sheets and other formats, on a quarterly basis approximately on the 10th business day of the month following each quarter-end. Such information will remain available until the next quarter's holdings are posted.

                                       45

[icon]   FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand each fund's financial performance for the past five years or since inception. Certain information reflects financial results for a single fund share. Total return represents the rate that an investor would have earned (or lost) on an investment in a fund, assuming reinvestment of all dividends and other distributions. For Value Trust and Special Investment Trust, this information has been audited by their independent registered public accounting firm,
PricewaterhouseCoopers LLP, whose reports, along with the funds' financial statements, are incorporated by reference into the funds' Statement of
Additional Information (see back cover) and are included in the annual reports for these funds. For American Leading Companies Trust, Balanced Trust, Small-Cap
Value Trust and Financial Services Fund, this information has been audited by
Ernst & Young LLP, their independent registered public accounting firm during those periods, whose report, along with the funds' financial statements, are incorporated by reference into the funds' Statement of Additional Information and are included in the annual report for these funds. The funds' annual reports are available upon request by calling toll-free 1-800-822-5544 for holders of
Primary Class shares or 1-888-425-6432 for holders of Financial Intermediary
Class or Institutional Class shares.

Value Trust
Primary Class:                                                          Years Ended March 31,
                                       ---------------------------------------------------------------------------------------

                                               2005              2004             2003             2002              2001
------------------------------------------------------------------------------------------------------------------------------

Net asset value,
  beginning of year                           $57.55            $39.41           $48.23           $53.73            $75.25
                                       ---------------------------------------------------------------------------------------
Investment operations:
  Net investment loss                          (.46)             (.31)            (.15)A           (.28)A            (.25)
  Net realized and unrealized
    gain(loss) on investments                   4.26             18.45           (8.67)           (4.96)            (6.80)
                                       ---------------------------------------------------------------------------------------
  Total from investment
    operations                                  3.80             18.14           (8.82)           (5.24)            (7.05)
                                       ---------------------------------------------------------------------------------------
Distributions:
  From net realized gain
    on investments                               ---              ---               ---            (.26)           (14.47)
                                       ---------------------------------------------------------------------------------------
  Total distributions                            ---              ---               ---            (.26)           (14.47)
                                       ---------------------------------------------------------------------------------------
Net asset value,
  end of year                                 $61.35            $57.55           $39.41           $48.23            $53.73
                                       ---------------------------------------------------------------------------------------

Ratios/supplemental data:
  Total return                                 6.60%            46.03%          (18.29)%          (9.82)%           (9.99)%
  Expenses to average net
    assets                                     1.68%             1.70%            1.72%B           1.68%B            1.69%B
  Net investment income/(loss)
    to average net assets                     (.77)%            (.61)%           (.37)%           (.53)%            (.44)%
  Portfolio turnover rate                       8.8%              3.8%            25.0%            24.4%             27.0%

Net assets, end of year
  (in thousands)                          $11,208,979      $10,790,770       $6,981,433       $9,378,228       $10,319,107
------------------------------------------------------------------------------------------------------------------------------

A Computed using average shares outstanding.
B Interest expense incurred with respect to borrowings did not affect the expense ratio, which, excluding interest expense, was 1.72% for the year ended March 31, 2003, 1.68% for the year ended March 31, 2002, and 1.69%
  for the year ended March 31, 2001.

                                       46

Value Trust
Financial Intermediary Class:                                           Years Ended March 31,
                                       ---------------------------------------------------------------------------------------

                                                2005             2004              2003             2002             2001B
------------------------------------------------------------------------------------------------------------------------------

Net asset value,
  beginning of year                            $61.67           $41.95            $50.97           $56.38           $54.47
                                       ---------------------------------------------------------------------------------------
Investment operations:
  Net investment loss                           (.07)              .02               .12A             .08A           (.01)
  Net realized and unrealized
    gain(loss) on investments                    4.58            19.70            (9.14)           (5.23)             1.92
                                       ---------------------------------------------------------------------------------------
  Total from investment
    operations                                   4.51            19.72            (9.02)           (5.15)             1.91
                                       ---------------------------------------------------------------------------------------
Distributions:
  From net realized gain
    on investments                               ---               ---              ---             (.26)              ---
                                       ---------------------------------------------------------------------------------------
  Total distributions                            ---               ---              ---             (.26)              ---
                                       ---------------------------------------------------------------------------------------
Net asset value,
  end of year                                  $66.18           $61.67            $41.95           $50.97           $56.38
                                       ---------------------------------------------------------------------------------------

Ratios/supplemental data:
  Total return                                  7.31%           47.01%          (17.70)%          (9.20)%            3.51%C
  Expenses to average net
    assets                                      1.03%            1.03%             1.07%D           1.01%D            .93%D,E
  Net investment income/(loss)
    to average net assets                      (.14)%             .04%              .27%             .14%            (.44)%E
  Portfolio turnover rate                        8.8%             3.8%             25.0%            24.4%           27.0%

Net assets, end of year
  (in thousands)                             $944,489         $500,241         $277,189          $157,964         $171,427
------------------------------------------------------------------------------------------------------------------------------

A Computed using average shares outstanding.
B For the period March 23, 2001 (commencement of operations)
  to March 31, 2001.
C Not annualized.
D Interest expense incurred with respect to borrowings did not affect the expense ratio, which, excluding interest expense, was 1.07% for the year ended
  March 31, 2003, 1.01% for the year ended March 31, 2002, and 0.93% for the year ended March 31, 2001.
E Annualized.

Value Trust
Institutional Class:                                                    Years Ended March 31,
                                       ---------------------------------------------------------------------------------------

                                               2005              2004             2003             2002              2001
------------------------------------------------------------------------------------------------------------------------------

Net asset value,
  beginning of year                           $62.26            $42.21           $51.12           $56.38            $77.52
                                       ---------------------------------------------------------------------------------------
Investment operations:
  Net investment loss                            .12               .18             .28A             .25A              .35A
  Net realized and unrealized
    gain(loss) on investments                   4.66             19.87           (9.19)           (5.25)            (7.02)
                                       ---------------------------------------------------------------------------------------
  Total from investment
    Operations                                  4.78             20.05           (8.91)           (5.00)            (6.67)
                                       ---------------------------------------------------------------------------------------
Distributions:
  From net realized gain
    on investments                              ---              ---               ---             (.26)           (14.47)
                                       ---------------------------------------------------------------------------------------
  Total distributions                           ---              ---               ---             (.26)           (14.47)
                                       ---------------------------------------------------------------------------------------
Net asset value,
  end of year                                 $67.04            $62.26           $42.21           $51.12            $56.38
                                       ---------------------------------------------------------------------------------------

Ratios/supplemental data:
  Total return                                 7.68%            47.50%         (17.43)%          (8.95)%           (9.09)%
  Expenses to average net
    Assets                                      .69%              .70%             .72%B            .70%B             .71%B
  Net investment income/(loss)
    to average net assets                       .21%              .38%             .64%             .45%              .54%
  Portfolio turnover rate                       8.8%              3.8%            25.0%            24.4%             27.0%

Net assets, end of year
  (in thousands)                             $4,353,817       $2,928,977       $1,434,110       $1,762,276        $1,658,522
------------------------------------------------------------------------------------------------------------------------------

A Computed using average shares outstanding.
B Interest expense incurred with respect to borrowings did not affect the expense ratio, which, excluding interest expense, was 0.72% for the year ended March 31, 2003, 0.70% for the year ended March 31, 2002, and 0.71%
  for the year ended March 31, 2001.

                                       47

Special Investment Trust
Primary Class:

                                                                  Years Ended March 31,
                                      -------------------------------------------------------------------------------

                                              2005             2004           2003            2002            2001
---------------------------------------------------------------------------------------------------------------------
Net asset value,
  beginning of year                          $46.06          $29.28         $35.72          $31.83          $40.28
                                      -------------------------------------------------------------------------------
Investment operations:
  Net investment loss                         (.60)           (.51)          (.28)           (.33)           (.34)
  Net realized and unrealized
   gain/(loss) on investments                  2.16           18.51         (4.96)            5.22          (6.59)
                                      -------------------------------------------------------------------------------
  Total from investment
   operations                                  1.56           18.00         (5.24)            4.89          (6.93)
                                      -------------------------------------------------------------------------------
Distributions:
  From net realized gain
   on investments                            (3.69)          (1.22)         (1.20)          (1.00)          (1.52)
                                      -------------------------------------------------------------------------------
  Total distributions                        (3.69)          (1.22)         (1.20)          (1.00)          (1.52)
                                      -------------------------------------------------------------------------------
Net asset value,
  end of year                                $43.93          $46.06         $29.28          $35.72          $31.83
                                      -------------------------------------------------------------------------------

Ratios/supplemental data:
  Total return                                3.23%          61.72%       (14.84)%          15.48%        (17.74)%
  Expenses to average net
   assets                                     1.76%           1.78%          1.83%           1.79%           1.79%
  Net investment loss
   to average net assets                     (1.37)%         (1.33)%         (.93)%         (1.00)%          (.94)%
  Portfolio turnover rate                     17.7%           14.7%          18.5%           36.6%           36.7%

Net assets, end of year
  (in thousands)                         $3,366,869     $3,375,792      $1,968,420     $2,380,611      $2,091,594
---------------------------------------------------------------------------------------------------------------------

Special Investment Trust
Financial Intermediary Class:

                                                  Period Ended
                                                 March 31, 2005 A
---------------------------------------------------------------------
Net asset value,
   beginning of period                               $48.25
                                                   ------------
Investment operations:
   Net investment loss                                 (.21)
   Net realized and unrealized
    gain/(loss) on investments                         5.40
                                                   ------------

                                       48

   Total from investment
    operations                                         5.19
                                                   ------------
Distributions:
   From net realized gain
    on investments                                      (3.19)
                                                   ------------
   Total distributions                                  (3.19)
                                                   ------------
Net asset value,
   end of period                                     $50.25
                                                   ------------

Ratios/supplemental data:
   Total return                                      10.59%   B
   Expenses to average net
    assets                                            1.05%   C
   Net investment income/(loss)
    to average net assets                             (.66)%  C
   Portfolio turnover rate                            17.7%

Net assets, end of period
   (in thousands)                                    $16,987
---------------------------------------------------------------

A   For the period July 30, 2004 (commencement of operations) to March 31, 2005.
B  Not annualized.
C  Annualized.

Special Investment Trust
Institutional Class:
                                                                 Years Ended March 31,
                                      -----------------------------------------------------------------------------

                                            2005            2004            2003           2002            2001
-------------------------------------------------------------------------------------------------------------------
Net asset value,
  beginning of year                        $51.76          $32.47          $39.05         $34.35          $42.91
                                      -----------------------------------------------------------------------------
Investment operations:
  Net investment income/(loss)              (.15)           (.12)             .04            .05             .04
  Net realized and unrealized
   gain/(loss) on investments                2.44           20.63          (5.42)           5.65          (7.08)
                                      -----------------------------------------------------------------------------
  Total from investment
   operations                                2.29           20.51          (5.38)           5.70          (7.04)
                                      -----------------------------------------------------------------------------
Distributions:
  From net realized gain
   on investments                          (3.69)          (1.22)          (1.20)         (1.00)          (1.52)
                                      -----------------------------------------------------------------------------
  Total distributions                      (3.69)          (1.22)          (1.20)         (1.00)          (1.52)
                                      -----------------------------------------------------------------------------

                                       49

Net asset value,
  end of year                              $50.36          $51.76          $32.47         $39.05          $34.35
                                      -----------------------------------------------------------------------------

Ratios/supplemental data:
  Total return                              4.30%          63.40%        (13.91)%         16.69%        (16.86)%
  Expenses to average net
   assets                                   0.73%           0.75%           0.78%          0.76%           0.75%
  Net investment income/(loss)
   to average net assets                   (.33)%          (.30)%            .11%           .04%            .75%
  Portfolio turnover rate                   17.7%           14.7%           18.5%          36.6%           36.7%

Net assets, end of year
  (in thousands)                         $208,331        $179,400         $90,532       $103,741         $99,958
-------------------------------------------------------------------------------------------------------------------

American Leading Companies
Primary Class:
                                                                     Years Ended March 31,
                                      ------------------------------------------------------------------------------------

                                             2005           2004             2003              2002              2001
--------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year          $19.85         $14.54            $18.13           $18.28            $18.69
                                      ------------------------------------------------------------------------------------
Investment operations:
   Net investment income/(loss)               ---A            .01             (.01)            (.08)             (.13)
   Net realized and unrealized
    gain/(loss) on investments                2.01           5.30            (3.58)            (.07)             (.17)
                                      ------------------------------------------------------------------------------------
   Total from investment
    operations                                2.01           5.31            (3.59)            (.15)             (.30)
                                      ------------------------------------------------------------------------------------
Distributions:
   From net investment income                 (.01)           ---B            ---               ---               ---
   From net realized gain
    on investments                             ---            ---             ---               ---              (.11)
                                      ------------------------------------------------------------------------------------
   Total distributions                       (.01)            ---              ---               ---             (.11)
                                      ------------------------------------------------------------------------------------
Net asset value, end of year                $21.85         $19.85            $14.54           $18.13            $18.28
                                      ------------------------------------------------------------------------------------

Ratios/supplemental data:
   Total return                             10.12%         36.54%          (19.80)%           (.82)%           (1.65)%
   Expenses to average net assets            1.88%          1.90%             1.92%            1.93%             1.95%
   Net investment income/(loss)
    to average net assets                   (.01)%           .05%            (.05)%           (.47)%            (.65)%
   Portfolio turnover rate                   19.4%          19.6%             19.0%            22.7%             31.0%

Net assets, end of year
   (in thousands)                          $654,019       $585,295          $410,331         $551,061          $272,150
--------------------------------------------------------------------------------------------------------------------------

A   $(.001) per share
B   $(.003) per share

                                       50

American Leading Companies
Institutional Class:
                                                          Years Ended March 31,
                                        -----------------------------------------------------------

                                              2005           2004          2003          2002A
---------------------------------------------------------------------------------------------------
Net asset value, beginning of period         $20.28         $14.83        $18.27         $19.08
                                        -----------------------------------------------------------
Investment operations:
   Net investment income/(loss)                 .21            .20           .15            .09
   Net realized and unrealized
    gain(loss) on investments                  2.06           5.42        (3.59)          (.90)
                                        -----------------------------------------------------------
   Total from investment
    operations                                 2.27           5.62        (3.44)          (.81)
                                        -----------------------------------------------------------
Distributions:
   From net investment income                  (.21)          (.17)          ---           ---
   From net realized gain
    on investments                              ---           ---            ---           ---
                                        -----------------------------------------------------------
   Total distributions                        (.21)          (.17)           ---           ---
                                        -----------------------------------------------------------

Net asset value, end of period               $22.34         $20.28        $14.83         $18.27
                                        -----------------------------------------------------------

Ratios/supplemental data:
   Total return                              11.21%         37.96%      (18.83)%        (4.25)%B
   Expenses to average net assets              .90%           .85%          .87%           .87%C
   Net investment income/(loss)
    to average net assets                      .99%          1.14%         1.02%           .62%C
   Portfolio turnover rate                    19.4%          19.6%         19.0%          22.7%C

Net assets, end of period
   (in thousands)                             $21,386       $16,996        $8,729         $9,649
---------------------------------------------------------------------------------------------------

A For the period June 14, 2001 (re-commencement of operations) to March 31, 2002.
B Not annualized.
C Annualized.

                                       51

Balanced Trust
Primary Class:
                                                                   Years Ended March 31,
                                         --------------------------------------------------------------------------

                                                 2005           2004          2003           2002           2001
-------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year             $10.99          $9.36        $10.97         $11.64         $12.20
                                         --------------------------------------------------------------------------
Investment operations:
  Net investment income/(loss)                    .08A           .10A          .13A           .11A,B        .17A
  Net realized and unrealized
    gain/(loss) on investments                    .37           1.66        (1.57)            .02B         (.61)
                                         --------------------------------------------------------------------------
  Total from investment
    operations                                    .45           1.76        (1.44)            .13          (.44)
                                         --------------------------------------------------------------------------
Distributions:
  From net investment income                    (.08)          (.13)         (.10)          (.11)          (.12)
  From net realized gain
    on investments                              (.21)           ---          (.07)          (.69)           ---
                                         --------------------------------------------------------------------------
  Total distributions                           (.29)          (.13)         (.17)          (.80)          (.12)
                                         --------------------------------------------------------------------------
Net asset value, end of year                   $11.15         $10.99        $ 9.36         $10.97         $11.64
                                         --------------------------------------------------------------------------
Ratios/supplemental data:
  Total return                                  4.02%         19.03%      (13.20)%           .89%        (3.68)%
  Expenses to average net assets                1.85%A         1.85%A        1.85%A         1.85%A         1.85%A
  Net investment income/(loss)
    to average net assets                        .70%A          .94%A        1.37%A         1.04%A,B       1.38%A
  Portfolio turnover rate                       42.4%          42.1%         29.5%          55.4%          58.4%

Net assets, end of year
  (in thousands)                               $37,602        $38,936        $32,914        $36,308        $35,971
-------------------------------------------------------------------------------------------------------------------

A Net of fees waived by LMFA pursuant to a voluntary expense limitation of 1.85%
  of average daily net assets. If no fees had been waived by LMFA, the annualized ratio of expenses to average daily net assets would have been as follows: for the years ended March 31, 2005, 2.02%; 2004, 1.96%; 2003, 2.03%;
  2002, 2.02%; and 2001, 2.00%.
B As required, effective April 1, 2001, the Fund adopted the provisions of the
  AICPA Audit and Accounting Guide, Audits of Investment Companies, and began amortizing discount and premium on debt securities. The effect of this adoption for the year ended March 31, 2002, was an increase in the Fund's net investment income per share of $0.01, a decrease in net realized and unrealized gain/ (loss) per share of $0.01, and an increase in the ratio of net investment income from 0.96% to 1.04%. Per share data and ratios for periods prior to April 1, 2001, have not been restated to reflect this change in accounting.

                                       52

Balanced Trust
Financial Intermediary Class:
                                                                    Years Ended March 31,
                                          ---------------------------------------------------------------------------

                                                 2005          2004           2003          2002          2001A
---------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period            $11.00         $9.37         $10.96       $11.64         $11.58
                                          ---------------------------------------------------------------------------
Investment operations:
   Net investment income/(loss)                    .13B          .15B           .20B         .17B,C        N.M.B
   Net realized and unrealized
    gain/(loss) on investments                     .36          1.66         (1.58)          .01C           .06
                                          ---------------------------------------------------------------------------
   Total from investment
    operations                                     .49          1.81         (1.38)          .18            .06
                                          ---------------------------------------------------------------------------
Distributions:
   From net investment income                     (.15)         (.18)         (.14)         (.17)           ---
   From net realized gain
    on investments                                (.21)           ---          (.07)         (.69)          ---
                                          ---------------------------------------------------------------------------
   Total distributions                           (.36)         (.18)          (.21)        (.86)            ---
                                          ---------------------------------------------------------------------------
Net asset value, end of period                  $11.13        $11.00         $ 9.37       $10.96         $11.64
                                          ---------------------------------------------------------------------------
Ratios/supplemental data:
   Total return                                  4.53%        19.52%       (12.72)%        1.35%           .52%D
   Expenses to average net assets                1.35%B        1.35%B         1.35%B       1.35%B         1.35%B,E
   Net investment income/(loss)
    to average net assets                        1.21%B        1.46%B         1.88%B       1.55%B,C        .27%B,E
   Portfolio turnover rate                       42.4%         42.1%          29.5%        55.4%          58.4%

Net assets, end of period
   (in thousands)                               $21,695       $21,812        $20,182       $26,463        $30,976
---------------------------------------------------------------------------------------------------------------------

A For the period from March 16, 2001 (commencement of operations) to March 31,
2001. B Net of fees waived by LMFA pursuant to a voluntary expense limitation of
1.35% of average
   daily net assets. If no fees had been waived by the adviser, the annualized ratio of expenses to average daily net assets would have been as follows: for the years ended March 31, 2005, 1.47%; 2004, 1.44%; 2003, 1.46%; 2002, 1.48%;
   and for the period ended March 31, 2001, 1.45%.
C  As required, effective April 1, 2001, the Fund adopted the provisions of the
   AICPA Audit and Accounting Guide, Audits of Investment Companies, and began amortizing discount and premium on debt securities. The effect of this adoption for the year ended March 31, 2002, was an increase in the Fund's net investment income per share of $0.01, a decrease in net realized and unrealized gain/(loss) per share of $0.01, and an increase in the ratio of net investment income from 1.47% to 1.55%. Per share data and ratios for periods prior to April 1, 2001, have not been restated to reflect this change in accounting.
D  Not annualized.
E  Annualized.
N.M. - Not meaningful.

                                       53

Balanced Trust
Institutional Class:
                                                                     Years Ended March 31,
                                          ----------------------------------------------------------------------------

                                                2005           2004          2003           2002           2001A
----------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period           $11.01          $9.38        $10.98         $11.64         $11.58
                                          ----------------------------------------------------------------------------
Investment operations:
   Net investment income/(loss)                   .17B           .17B          .22B           .19B,C         N.MB
   Net realized and unrealized
    gain(loss) on investments                     .36           1.68        (1.59)            .03C           .06
                                          ----------------------------------------------------------------------------
   Total from investment
    operations                                    .53           1.85        (1.37)            .22            .06
                                          ----------------------------------------------------------------------------
Distributions:
   From net investment income                    (.20)          (.22)         (.16)          (.19)           ---
   From net realized gain
    on investments                               (.21)           ---          (.07)          (.69)           ---
                                          ----------------------------------------------------------------------------
   Total distributions                           (.41)          (.22)         (.23)          (.88)           ---
                                          ----------------------------------------------------------------------------
Net asset value, end of period                 $11.13         $11.01         $9.38         $10.98          $11.64
                                          ----------------------------------------------------------------------------
Ratios/supplemental data:
   Total return                                 4.86%         19.87%      (12.58)%          1.68%           .52%D
   Expenses to average net assets               1.10%B         1.10%B        1.10%B         1.10%B         1.10%E,B
   Net investment income/(loss)
    to average net assets                       1.47%B         1.68%B        2.14%B         1.79%B,C        .52%E,B
   Portfolio turnover rate                      42.4%          42.1%         29.5%          55.4%          58.4%E

Net assets, end of period
   (in thousands)                               $628           $499          $341           $391            $325
----------------------------------------------------------------------------------------------------------------------

A    For the period from March 16, 2001  (commencement  of  operations) to March
     31, 2001.
B    Net of fees waived by LMFA  pursuant to a voluntary  expense  limitation of
     1.10% of  average  daily  net  assets.  If no fees had been  waived  by the adviser, the annualized ratio of expenses to average daily net assets would have been as  follows:  for the years ended March 31,  2005,  1.17%;  2004,
     1.12%;  2003, 1.17%;  2002, 1.21%; and for the period ended March 31, 2001,
     1.16%.
C    As required,  effective  April 1, 2001,  the Fund adopted the provisions of the AICPA Audit and Accounting Guide, Audits of Investment  Companies,  and
     began  amortizing  discount and premium on debt  securities.  The effect of this  adoption  for the year ended March 31,  2002,  was an increase in net investment  income  per share of $0.01,  a  decrease  in net  realized  and unrealized  gain/(loss) per share of $0.01, and an increase in the ratio of net  investment  income from 1.71% to 1.79%.  Per share data and ratios for periods  prior to April 1, 2001,  have not been  restated  to reflect  this change in accounting.
D  Not annualized.
E  Annualized.
N.M. - Not meaningful.

                                       54

Small-Cap Value Trust
Primary Class:
                                                                 Years Ended March 31,
                                        ------------------------------------------------------------------------

                                               2005           2004          2003          2002          2001
----------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year            $14.52          $8.93        $11.73        $ 9.05         $7.45
                                        ------------------------------------------------------------------------
Investment operations:
  Net investment income/(loss)                 (.05)          (.07)A        (.06)A        (.06)A        (.02)A
  Net realized and unrealized
    gain/(loss) on investments                  1.38           5.75        (2.74)          2.74          1.62
                                        ------------------------------------------------------------------------
  Total from investment
    operations                                  1.33           5.68        (2.80)          2.68          1.60
                                        ------------------------------------------------------------------------
Distributions:
  From net realized gain
    on investments                            (1.42)          (.09)          ---            ---           ---
                                        ------------------------------------------------------------------------
  Total distributions                         (1.42)          (.09)          ---            ---           ---
                                        ------------------------------------------------------------------------
Net asset value, end of year                  $14.43         $14.52        $ 8.93        $11.73         $9.05
                                        ------------------------------------------------------------------------

Ratios/supplemental data:
  Total return                                 9.67%         63.71%      (23.87)%        29.61%         21.48%
  Expenses to average net assets               2.00%          2.00%A        2.00%A        2.00%A         2.00%A
  Net investment income/(loss)
    to average net assets                     (.39)%         (.61)%A       (.52)%A       (.82)%A        (.21)%A
  Portfolio turnover rate                      46.7%          44.3%         61.0%         32.1%         60.7%

Net assets, end of year
  (in thousands)                             $242,719       $226,351      $144,447      $182,201       $68,629
----------------------------------------------------------------------------------------------------------------

A Net of fees waived by LMFA pursuant to a voluntary expense limitation of 2.00%
  of average daily net assets. If no fees had been waived by LMFA, the annualized ratio of expenses to average daily net assets would have been as follows: for the years ended March 31, 2004, 2.05%; 2003, 2.13%; 2002, 2.24%;
  and 2001, 2.46%.

                                       55

Small-Cap Value Trust
Institutional Class:
                                                                      Years Ended March 31,
                                        -----------------------------------------------------------------------------------

                                               2005          2004              2003             2002              2001
---------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year            $15.39         $9.36            $12.16           $ 9.30             $7.59
                                        -----------------------------------------------------------------------------------
Investment operations:
   Net investment income/(loss)                  .09           .05              .05A            (.02)A              .02A
   Net realized and unrealized
    gain(loss) on investments                   1.53          6.07            (2.85)             2.88              1.69
                                        -----------------------------------------------------------------------------------
   Total from investment
    operations                                  1.62          6.12            (2.80)             2.86              1.71
                                        -----------------------------------------------------------------------------------
Distributions:
   From net realized gain
    on investments                            (1.42)         (.09)              ---               ---              ---
                                        -----------------------------------------------------------------------------------
   Total distributions                        (1.42)         (.09)              ---               ---              ---
                                        -----------------------------------------------------------------------------------
Net asset value, end of year                  $15.59        $15.39            $ 9.36           $12.16             $9.30
                                        -----------------------------------------------------------------------------------

Ratios/supplemental data:
   Total return                               11.06%        65.49%          (23.03)%           30.75%            22.53%
   Expenses to average net
    assets                                      .93%          .98%             1.00%A           1.00%A            1.00%A
   Net investment income/(loss)
    to average net assets                       .69%          .41%              .50%A            .18%A             .82%A
   Portfolio turnover rate                     46.7%         44.3%             61.0%            32.1%             60.7%

Net assets, end of year
   (in thousands)                             $14,349        $10,351           $5,589           $5,529             $711
---------------------------------------------------------------------------------------------------------------------------

A  Net of fees waived by LMFA pursuant to a voluntary expense limitation of
   1.00% of average daily net assets. If no fees had been waived by the adviser, the annualized ratio of expenses to average daily net assets would have been as follows: for the years ended March 31, 2003, 1.05%; 2002, 1.20%; and 2001,
   1.43%.

                                       56

Financial Services Fund
Primary Class:
                                                                 Years Ended March 31,
                                         ----------------------------------------------------------------------

                                             2005         2004         2003            2002           2001
---------------------------------------------------------------------------------------------------------------

Net asset value, beginning of year          $15.44       $11.20        $12.51         $11.02         $ 9.18
                                         ----------------------------------------------------------------------
Investment operations:
  Net investment income/(loss)               (.07)A       (.08)A        (.08)A         (.09)A         (.05)A
  Net realized and unrealized
    gain/(loss) on investments                1.10         4.58        (1.23)           1.58           1.89
                                         ----------------------------------------------------------------------
  Total from investment
    operations                                1.03         4.50        (1.31)           1.49           1.84
                                         ----------------------------------------------------------------------
Distributions:
  From net realized gain
    on investments                          (2.15)        (.26)          ---             ---           ---
                                         ----------------------------------------------------------------------
  Total distributions                       (2.15)        (.26)          ---             ---           ---
                                         ----------------------------------------------------------------------
Net asset value, end of year                $14.32       $15.44        $11.20         $12.51         $11.02
                                         ----------------------------------------------------------------------

Ratios/supplemental data:
  Total return                               6.89%       40.27%      (10.47)%         13.52%         20.04%
  Expenses to average net assets             2.25%A       2.25%A        2.25%A         2.25%A         2.25%A
  Net investment income/(loss)
    to average net assets                   (.50)%A      (.58)%A       (.64)%A        (.69)%A        (.55)%A
  Portfolio turnover rate                    28.3%        29.6%         38.2%          28.9%          37.2%

Net assets, end of year
  (in thousands)                            $56,139     $57,398       $40,367        $45,473         $46,705
---------------------------------------------------------------------------------------------------------------

A Net of fees waived by LMFA pursuant to a voluntary expense limitation of
  2.25%. If no fees had been waived by LMFA, the annualized ratio of expenses to average daily net assets would have been as follows: for the years ended March
  31, 2005, 2.38%; 2004, 2.35%; 2003, 2.46%; 2002, 2.44%; and 2001, 2.71%.

                                       57

Financial Services Fund
Financial Intermediary Class (formerly Class A shares):
                                                                Years Ended March 31,
                                         --------------------------------------------------------------------

                                              2005         2004         2003          2002           2001
-------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year          $16.10       $11.58       $12.84        $11.22         $ 9.28
                                         --------------------------------------------------------------------
Investment operations:
  Net investment income/(loss)                 .04A         .03A         .01A          .02A           .03A
  Net realized and unrealized
    gain/(loss) on investments                1.15         4.75       (1.27)          1.60           1.91
                                         --------------------------------------------------------------------
  Total from investment
    operations                                1.19         4.78       (1.26)          1.62           1.94
                                         --------------------------------------------------------------------
Distributions:
  From net realized gain
    on investments                          (2.15)        (.26)         ---            ---            ---
                                         --------------------------------------------------------------------
  Total distributions                       (2.15)        (.26)         ---            ---            ---
                                         --------------------------------------------------------------------
Net asset value, end of year                $15.14       $16.10       $11.58        $12.84         $11.22
                                         --------------------------------------------------------------------

Ratios/supplemental data:
  Total return                               7.65%       41.37%B     (9.81)%B       14.44%B        20.91%B
  Expenses to average net assets             1.50%        1.50%A       1.50%A        1.50%A         1.50%A
  Net investment income/(loss)
    to average net assets                     .24%A        .17%A        .12%A         .07%A          .21%A
  Portfolio turnover rate                    28.3%        29.6%        38.2%         28.9%          37.2%

Net assets, end of year
  (in thousands)                            $11,145     $11,793       $9,154        $9,960         $9,594
-------------------------------------------------------------------------------------------------------------

A Net of fees waived by LMFA pursuant to a voluntary expense limitation of
  1.50%. If no fees had been waived by LMFA, the annualized ratio of expenses to average daily net assets would have been as follows: for the years ended March
  31, 2005, 1.59%; 2004, 1.55%; 2003, 1.65%; 2002, 1.64%; and 2001, 1.91%.
B Excluding sales charge applicable to Class A shares. Sales charges were eliminated beginning July 31, 2004, when Class A shares were renamed Financial
  Intermediary Class shares.

                                       58

LEGG MASON EQUITY FUNDS

The following additional information about the funds is available upon request and without charge:

Statement of Additional Information (SAI) -The SAI is filed with the SEC and is hereby incorporated by reference into (is considered part of) this Prospectus.
The SAI provides further information and additional details about each fund and its policies. The funds' SAI is available free of charge at the Legg Mason Funds websites listed below.

Annual and Semi-Annual Reports - Additional information about each fund's investments is available in the funds' annual and semi-annual reports to shareholders. In the funds' annual reports, you will find a discussion of the market conditions and investment strategies that significantly affected each fund's performance during its last fiscal year. These reports are available free of charge at the Legg Mason Funds websites listed below.

                  To request the SAI or any reports to shareholders, or to
obtain more information:

           Primary Class                       Institutional Class and Financial
           Shareholders                         Intermediary Class Shareholders
         Legg Mason Funds                         Legg Mason Institutional Funds
c/o Boston Financial Data Services                         P.O. Box 17635
          P.O. Box 55214                          Baltimore, Maryland 21297-1635
   Boston, Massachusetts 02205-8504                        1-888-425-6432
          1-800-822-5544                           www.lminstitutionalfunds.com
      www.leggmasonfunds.com

Information about the funds, including the SAI, can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at
1-202-942-8090. Reports and other information about the funds are available on the EDGAR database on the SEC's Internet site at www.sec.gov. Investors may also obtain this information, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov or by writing the SEC's
Public Reference Section, Washington, D.C. 20549-0102.

LMF-001        Investment Company Act File Numbers: 811-3380; 811-4451; 811-7692

                             LEGG MASON EQUITY FUNDS

LEGG MASON VALUE TRUST, INC.
LEGG MASON SPECIAL INVESTMENT TRUST, INC.
LEGG MASON INVESTORS TRUST, INC.:
     Legg Mason American Leading Companies Trust
     Legg Mason Balanced Trust
     Legg Mason U.S. Small-Capitalization Value Trust
     Legg Mason Financial Services Fund

         PRIMARY CLASS SHARES, INSTITUTIONAL CLASS SHARES and FINANCIAL
                            INTERMEDIARY CLASS SHARES

                       STATEMENT OF ADDITIONAL INFORMATION

                                 AUGUST 1, 2005
                           (REVISED DECEMBER 1, 2005)

     This Statement of Additional  Information  ("SAI") is not a prospectus.  It should be read in conjunction  with the funds'  Prospectus  dated August 1, 2005
(revised  December 1, 2005),  which has been filed with the U.S.  Securities and
Exchange Commission ("SEC"). The funds' financial statements,  notes thereto and
the  reports  of  their  independent   registered  public  accounting  firm  are
incorporated  by reference from the funds' annual reports to  shareholders  into
(and are  therefore  legally part of) this SAI. A copy of the  Prospectus or the annual reports may be obtained without charge from the funds' distributor,  Legg
Mason Investor Services, LLC ("LMIS"), by calling 1-800-822-5544  (Primary Class shares) or 1-888-425-6432  (Institutional Class and Financial Intermediary Class
shares).

                        Legg Mason Investor Services, LLC

                                100 Light Street
                                  P.O. Box 1476
                         Baltimore, Maryland 21203-1476
                          (410) 539-0000 (800) 822-5544

         No person has been authorized to give any information or to make any representations not contained in the Prospectus or this SAI in connection with the offerings made by the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by any fund or its distributor. The Prospectus and this SAI do not constitute offerings by any fund or by the distributor in any jurisdiction in which such offerings may not lawfully be made.

                                       69
                            DESCRIPTION OF THE FUNDS

         Legg Mason Value Trust, Inc. ("Value Trust"), Legg Mason Special
Investment Trust, Inc. ("Special Investment Trust") and Legg Mason Investors
Trust, Inc. ("Investors Trust"), each a separate corporation ("Corporation"), are diversified open-end management investment companies that were incorporated in Maryland on January 20, 1982, October 31, 1985, and May 5, 1993,
respectively. Legg Mason American Leading Companies Trust ("American Leading
Companies"), Legg Mason Balanced Trust ("Balanced Trust"), Legg Mason U.S.
Small-Capitalization Value Trust ("Small-Cap Value Trust") and Legg Mason
Financial Services Fund ("Financial Services Fund") are separate series of
Investors Trust.

                                  FUND POLICIES

         The following information supplements the information concerning each fund's investment objective, policies and limitations found in the Prospectus.

         Value Trust's investment objective is to seek long-term growth of capital. Special Investment Trust's investment objective is to seek capital appreciation. American Leading Companies' investment objective is to seek long-term capital appreciation and current income consistent with prudent investment risk. Balanced Trust's investment objective is to seek long-term capital appreciation and current income in order to achieve an attractive total investment return consistent with reasonable risk. Small-Cap Value Trust's investment objective is to seek long-term capital appreciation. Financial
Services Fund's investment objective is to seek long-term growth of capital. The investment objective of each fund is non-fundamental and may be changed by each fund's Board of Directors ("Board of Directors") without shareholder approval upon 60 days' prior written notice to shareholders.

         Each fund has adopted the following fundamental investment limitations that cannot be changed except by a vote of its shareholders.

         The following fundamental investment limitations apply to Value Trust,
Special Investment Trust, American Leading Companies, Balanced Trust and
Small-Cap Value Trust only.

1.       Borrowing: Each fund may not borrow money, except (1) in an amount not exceeding 33-1/3% of the fund's total assets (including the amount borrowed) less liabilities (other than borrowings) or (2) by entering into reverse repurchase agreements or dollar rolls;

2.       Underwriting: Each fund may not engage in the business of underwriting the securities of other issuers, except as permitted by the Investment
         Company Act of 1940, as amended ("1940 Act"), and the rules and regulations promulgated thereunder, as such statute, rules, and regulations are amended from time to time or are interpreted from time to time by the SEC or SEC staff or to the extent that the fund may be permitted to do so by exemptive order or other relief from the SEC or
         SEC staff (collectively, "1940 Act Laws, Interpretations and
         Exemptions"). This restriction does not prevent the fund from engaging in transactions involving the acquisition, disposition or resale of portfolio securities, regardless of whether the fund may be considered to be an underwriter under the Securities Act of 1933, as amended (the
         "1933 Act");

3.       Loans: Each fund may not lend money or other assets, except to the extent permitted by the 1940 Act Laws, Interpretations and Exemptions.
         This restriction does not prevent the fund from purchasing debt obligations in pursuit of its investment program, or for defensive or cash management purposes, entering into repurchase agreements, loaning its portfolio securities to financial intermediaries, institutions or institutional investors, or investing in loans, including assignments and participation interests;

4.       Senior  Securities:  Each fund may not issue senior securities,  except as permitted under the 1940 Act Laws,  Interpretations and Exemptions;

                                       1

5.       Real Estate: Each fund may not purchase or sell real estate unless acquired as a result of ownership of securities or other instruments.
         This restriction does not prevent the fund from investing in issuers that invest, deal, or otherwise engage in transactions in or hold real estate or interests therein, investing in instruments that are secured by real estate or interests therein, or exercising rights under agreements relating to such securities, including the right to enforce security interests;

6.       Commodities: Each fund may not purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments. This restriction does not prevent the fund from engaging in transactions involving foreign currency, futures contracts and options, forward contracts, swaps, caps, floors, collars, securities purchased or sold on a forward-commitment or delayed-delivery basis or other similar financial instruments, or investing in securities or other instruments that are secured by physical commodities;

7.       Concentration: Each fund may not make any investment if, as a result, the fund's investments will be concentrated (as that term may be defined or interpreted by the 1940 Act Laws, Interpretations and
         Exemptions) in any one industry. This restriction does not limit the fund's investment in securities issued or guaranteed by the U.S.
         Government, its agencies or instrumentalities and repurchase agreements with respect thereto, or securities of municipal issuers.

         The following fundamental investment limitations apply to Financial
Services Fund.

1.       Borrowing: The fund may not borrow money, except (1) in an amount not exceeding 33 1/3 % of the fund's total assets (including the amount borrowed) less liabilities (other than borrowings) or (2) by entering into reverse repurchase agreements or dollar rolls;

2.       Underwriting: The fund may not engage in the business of underwriting the securities of other issuers, except as permitted by the Investment
         Company Act of 1940, as amended ("1940 Act") and the rules and regulations promulgated thereunder, as such statute, rules, and regulations are amended from time to time or are interpreted from time to time by the SEC or SEC staff or to the extent that the fund may be permitted to do so by exemptive order or other relief from the SEC or
         SEC staff (collectively, "1940 Act Laws, Interpretations and
         Exemptions"). This restriction does not prevent the fund from engaging in transactions involving the acquisition, disposition or resale of portfolio securities, regardless of whether the fund may be considered to be an underwriter under the Securities Act of 1933, as amended (the
         "1933 Act");

3.       Loans: The fund may not lend money or other assets, except to the extent permitted by the 1940 Act Laws, Interpretations and Exemptions.
         This restriction does not prevent the fund from purchasing debt obligations in pursuit of its investment program, or for defensive or cash management purposes, entering into repurchase agreements, loaning its portfolio securities to financial intermediaries, institutions or institutional investors, or investing in loans, including assignments and participation interests;

4.       Senior  Securities:  The fund may not issue senior  securities,  except as permitted under the 1940 Act Laws,  Interpretations and Exemptions;

5.       Real Estate: The fund may not purchase or sell real estate unless acquired as a result of ownership of securities or other instruments.
         This restriction does not prevent the fund from investing in issuers that invest, deal, or otherwise engage in transactions in or hold real estate or interests therein, investing in instruments that are secured by real estate or interests therein, or exercising rights under agreements relating to such securities, including the right to enforce security interests;

                                       2

6.       Commodities: The fund may not purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments. This restriction does not prevent the fund from engaging in transactions involving foreign currency, futures contracts and options, forward contracts, swaps, caps, floors, collars, securities purchased or sold on a forward-commitment or delayed-delivery basis or other similar financial instruments, or investing in securities or other instruments that are secured by physical commodities;

7.       Concentration: The fund may not make any investment if, as a result, the fund's investments will be concentrated (as that term may be defined or interpreted by the 1940 Act Laws, Interpretations and
         Exemptions) in any one industry other than the financial services industry. This restriction does not limit the fund's investment in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities and repurchase agreements with respect thereto, or securities of municipal issuers.

         Although not a part of each fund's fundamental investment restriction on concentration, it is the current position of the SEC staff that a fund's investments are concentrated in an industry when 25% or more of the fund's net assets are invested in issuers whose principal business is in that industry.

         The foregoing fundamental investment limitations may be changed only by
"the vote of a majority of the outstanding voting securities" of the fund, a term defined in the 1940 Act to mean the vote (a) of 67% or more of the voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities of the fund are present, or (b) of more than 50%
of the outstanding voting securities of the fund, whichever is less.

         Each fund is diversified under the 1940 Act. Although not a part of each fund's fundamental investment restrictions, the 1940 Act currently states that a fund is diversified if it invests at least 75% of the value of its total assets in cash and cash items (including receivables), U.S. Government securities, securities of other investment companies and other securities limited in respect of any one issuer to (1) no more than 5% of the value of the fund's total assets and (2) no more than 10% of the outstanding voting securities of such issuer. Each fund may only change to non-diversified status with the affirmative vote of the fund's shareholders.

         For purposes of the diversification requirement described above, a fund will treat both the corporate borrower and the financial intermediary as issuers of a loan participation interest. Investments by the fund in collateralized mortgage obligations that are deemed to be investment companies under the 1940
Act will be included in the limitation on investments in other investment companies described below under "Investment Strategies and Risks--Investment
Companies."

         Unless otherwise stated, each fund's investment policies and limitations are non-fundamental and may be changed without shareholder approval.
The following are some of the non-fundamental investment limitations that each fund currently observes:

1.       Borrowing:  Each fund will not borrow for investment purposes an amount in excess of 5% of its total assets.

2.       Illiquid Securities:  Each fund may invest up to 15% of its net assets in illiquid securities.

3.       Short Sales: Each fund may not sell securities short (unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short). This restriction does not prevent a fund from entering into short positions in foreign currency, futures contracts, options, forward contracts, swaps, caps, floors, collars, securities purchased or sold on a forward-commitment or delayed-delivery basis or other financial instruments.

4.       Margin Purchases: Each fund may not purchase securities on margin, except that (1) each fund may obtain such short-term credits as are necessary for the clearance of transactions and (2) each fund may make margin payments in connection with foreign currency, futures contracts,

                                       3

         options, forward contracts, swaps, caps, floors, collars, securities purchased or sold on a forward-commitment or delayed-delivery basis or other financial instruments.

         In addition, as a non-fundamental limitation, American Leading
Companies may not purchase or sell interest rate and currency futures contracts, options on currencies, securities, and securities indices and options on interest rate and currency futures contracts, provided, however, that the fund may sell covered call options on securities and may purchase options to the extent necessary to close out its position in one or more call options.

         Except as otherwise stated, if a fundamental or non-fundamental percentage limitation set forth in the Prospectuses or this SAI is complied with at the time an investment is made, a later increase or decrease in percentage resulting from a change in value of portfolio securities, in the net asset value of a fund, or in the number of securities an issuer has outstanding will not be considered to be outside the limitation. Each fund will monitor the level of borrowing and illiquid securities in its portfolio and will make necessary adjustments to maintain the required asset coverage and adequate liquidity.

         American Leading Companies intends to, under normal circumstances, invest at least 80% of its net assets in common stocks of Leading Companies that are tied economically to the United States.

         Small-Cap Value Trust intends to, under normal circumstances, invest at least 80% of its net assets in equity securities of domestic small-capitalization value companies.

         Financial Services Fund intends to, under normal circumstances, invest at least 80% of its net assets in equity securities of issuers in the financial services industry.

         Each of American Leading Companies, Small-Cap Value Trust and Financial
Services Fund may not change its policy to invest at least 80% of its net assets in the type of securities suggested by its name unless it provides shareholders with at least 60 days' prior written notice of such change. For purposes of these limitations only, net assets include the amount of any borrowing for investment purposes.

                         INVESTMENT STRATEGIES AND RISKS

The following information applies to all of the funds unless otherwise indicated:

         This section supplements the information in the Prospectuses concerning the investments the funds may make and the techniques they may use. Each fund, unless otherwise stated, may employ a variety of investment strategies, including:

Exposure to Foreign Markets

         Each fund may invest in foreign securities. Investment in foreign securities presents certain risks, including those resulting from fluctuations in currency exchange rates, revaluation of currencies, future political and economic developments and the possible imposition of currency exchange blockages or other foreign governmental laws or restrictions, reduced availability of public information concerning issuers, and the fact that foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards or other regulatory practices and requirements comparable to those applicable to domestic issuers. These risks are intensified when investing in countries with developing economies and securities markets, also known as
"emerging markets." Moreover, securities of many foreign issuers may be less liquid and their prices more volatile than those of comparable domestic issuers and transactions in securities of foreign issuers may be subject to less efficient settlement practices, including extended clearance and settlement periods. Issuers may be less liquid and their prices more volatile than those of comparable domestic issuers. In addition, with respect to certain foreign countries, there is the possibility of expropriation, confiscatory taxation, withholding taxes and limitations on the use or removal of funds or other assets.

                                       4

         The costs associated with investment in the securities of foreign issuers, including withholding taxes, brokerage commissions and custodial fees, may be higher than those associated with investment in domestic issuers. In addition, foreign investment transactions may be subject to difficulties associated with the settlement of such transactions. Delays in settlement could result in temporary periods when assets of a fund are uninvested and no return can be earned thereon. The inability of a fund to make intended investments due to settlement problems could cause a fund to miss attractive investment opportunities. Inability to dispose of a portfolio security due to settlement problems could result in losses to a fund due to subsequent declines in value of the portfolio security or, if a fund has entered into a contract to sell the security, could result in liability to the purchaser.

         Since each fund may invest in securities denominated in currencies other than the U.S. dollar and since each fund may hold foreign currencies, it may be affected favorably or unfavorably by exchange control regulations or changes in the exchange rates between such currencies and the U.S. dollar.
Changes in the currency exchange rates may influence the value of each fund's shares, and also may affect the value of dividends and interest earned by that fund and gains and losses realized by that fund. Exchange rates are determined by the forces of supply and demand in the foreign exchange markets. These forces are affected by the international balance of payments, other economic and financial conditions, government intervention, speculation and other factors.

         In addition to purchasing foreign securities, each fund may invest in
American Depositary Receipts ("ADRs"). Generally, ADRs, in registered form, are denominated in U.S. dollars and are designed for use in the domestic market.
Usually issued by a U.S. bank or trust company, ADRs are receipts that demonstrate ownership of the underlying securities. For purposes of each fund's investment policies and limitations, ADRs are considered to have the same classification as the securities underlying them. ADRs may be sponsored or unsponsored; issuers of securities underlying unsponsored ADRs are not contractually obligated to disclose material information in the United States.
Accordingly, there may be less information available about such issuers than there is with respect to domestic companies and issuers of securities underlying sponsored ADRs. Each fund may also invest in Global Depositary Receipts
("GDRs"), which are receipts that are often denominated in U.S. dollars and are issued by either a U.S. or non-U.S. bank evidencing ownership of the underlying foreign securities. Even where they are denominated in U.S. dollars, depositary receipts are subject to currency risk if the underlying security is denominated in a foreign currency.

         Although not a fundamental policy subject to shareholder vote, Legg
Mason Capital Management, Inc. ("LMCM"), currently anticipates that Value Trust and Special Investment Trust will each invest no more than 25% of its total assets in foreign securities, and that American Leading Companies will invest no more than 20% of its net assets in foreign securities. Barrett Associates, Inc.
("Barrett") currently anticipates that Financial Services Fund will not invest more than 25% of its total assets in foreign securities, not including investments through ADRs. Bartlett & Co. ("Bartlett") currently anticipates that
Balanced Trust will not invest more than 10% of its total assets in foreign securities, either directly or through ADRs or GDRs. Small-Cap Value Trust does not currently intend to invest in foreign securities.

         Each fund (except Small-Cap Value Trust) may invest in securities of issuers based in emerging markets (including, but not limited to, countries in
Asia, Latin America, the Indian sub-continent, Southern and Eastern Europe, the
Middle East, and Africa). The risks of foreign investment are greater for investments in emerging markets.

         Many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, very negative effects on the economies and securities markets of certain emerging markets. Economies in emerging markets generally are heavily dependent upon international trade and, accordingly, have been and may continue to be affected adversely by economic conditions, trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade.

                                       5

         Over the last quarter of a century, inflation in many emerging market countries has been significantly higher than the world average. While some emerging market countries have sought to develop a number of corrective mechanisms to reduce inflation or mitigate its effects, inflation may continue to have significant effects both on emerging market economies and their securities markets. In addition, many of the currencies of emerging market countries have experienced steady devaluations relative to the U.S. dollar, and major devaluations have occurred in certain countries.

         Because of the high levels of foreign-denominated debt owed by many emerging market countries, fluctuating exchange rates can significantly affect the debt service obligations of those countries. This could, in turn, affect local interest rates, profit margins and exports, which are a major source of foreign exchange earnings. Although it might be theoretically possible to hedge for anticipated income and gains, the ongoing and indeterminate nature of the foregoing risks (and the costs associated with hedging transactions) makes it virtually impossible to hedge effectively against such risks.

         To the extent an emerging market country faces a liquidity crisis with respect to its foreign exchange reserves, it may increase restrictions on the outflow of any foreign exchange. Repatriation is ultimately dependent on the ability of a fund to liquidate its investments and convert the local currency proceeds obtained from such liquidation into U.S. dollars. Where this conversion must be done through official channels (usually the central bank or certain authorized commercial banks), the ability to obtain U.S. dollars is dependent on the availability of such U.S. dollars through those channels, and if available, upon the willingness of those channels to allocate those U.S. dollars to a fund.
In such a case, a fund's ability to obtain U.S. dollars may be adversely affected by any increased restrictions imposed on the outflow of foreign exchange. If a fund is unable to repatriate any amounts due to exchange controls, it may be required to accept an obligation payable at some future date by the central bank or other governmental entity of the jurisdiction involved.
If such conversion can legally be done outside official channels, either directly or indirectly, a fund's ability to obtain U.S. dollars may not be affected as much by any increased restrictions except to the extent of the price which may be required to be paid for the U.S. dollars.

         Many emerging market countries have little experience with the corporate form of business organization and may not have well-developed corporation and business laws or concepts of fiduciary duty in the business context.

         The securities markets of emerging markets are substantially smaller, less developed, less liquid and more volatile than the securities markets of the
United States and other more developed countries. Disclosure and regulatory standards in many respects are less stringent than in the United States and other major markets. There also may be a lower level of monitoring and regulation of emerging markets and the activities of investors in such markets;
enforcement of existing regulations has been extremely limited. Investing in the securities of companies in emerging markets may entail special risks relating to the potential political and economic instability and the risks of expropriation, nationalization, confiscation or the imposition of restrictions on foreign investment, convertibility of currencies into U.S. dollars and on repatriation of capital invested. In the event of such expropriation, nationalization or other confiscation by any country, a fund could lose its entire investment in any such country.

         Most Latin American countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates and corresponding currency devaluations have had and may continue to have negative effects on the economies and securities markets of certain Latin American countries.

         Some emerging markets have different settlement and clearance procedures. In certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of a fund to make intended securities purchases due to settlement problems could cause the fund to miss attractive investment opportunities. Inability to dispose of a portfolio security caused by settlement problems could result either in losses to a fund due to subsequent declines in the value of the portfolio security or, if a fund has entered into a contract to sell the security, in possible liability to the purchaser.

                                       6

         The risk also exists that an emergency situation may arise in one or more emerging markets as a result of which trading of securities may cease or may be substantially curtailed and prices for a fund's portfolio securities in such markets may not be readily available.

Illiquid Investments and Restricted Securities

         Each fund may invest up to 15% of its net assets in illiquid investments. For this purpose, "illiquid investments" are those that cannot be sold or disposed of within seven days for approximately the price at which the fund values the security. Illiquid investments include repurchase agreements with terms of greater than seven days, mortgage-related securities for which there is no established market (including CMOs and direct investments in mortgages as described below), and restricted investments other than those the adviser to a fund has determined are liquid pursuant to guidelines established by the fund's Board of Directors and securities involved in swap, cap, floor and collar transactions, and over-the-counter ("OTC") options and their underlying collateral. Due to the absence of an active trading market, a fund may have difficulty valuing or disposing of illiquid investments promptly. Judgment plays a greater role in valuing illiquid investments than those for which a more active market exists.

         Restricted securities may be sold only in privately negotiated transactions, pursuant to a registration statement filed under the 1933 Act or pursuant to an exemption from registration, such as Rule 144 or Rule 144A. A fund may be required to pay part or all of the costs of such registration, and a considerable period may elapse between the time a decision is made to sell a restricted security and the time the registration statement becomes effective.

         SEC regulations permit the sale of certain restricted securities to qualified institutional buyers. The investment adviser to a fund, acting pursuant to guidelines established by the fund's Board of Directors, may determine that certain restricted securities qualified for trading on this market are liquid. If qualified institutional investors become uninterested in this market for a time, restricted securities in a fund's portfolio may adversely affect the fund's liquidity.

         The assets used as cover for OTC options written by a fund will be considered illiquid unless the OTC options are sold to qualified dealers who agree that the fund may repurchase any OTC option it writes at a maximum price to be calculated by a formula set forth in the option agreement. The cover for an OTC option written subject to this procedure would be considered illiquid only to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

Debt Securities

         Corporate debt securities are bonds or notes issued by corporations and other business organizations, including business trusts, in order to finance their credit needs. Corporate debt securities include commercial paper, which consists of short-term (usually from 1 to 270 days) unsecured promissory notes issued by corporations in order to finance their current operations.

         Corporate debt securities may pay fixed or variable rates of interest, or interest at a rate contingent upon some other factor, such as the price of some commodity. These securities may be convertible into preferred or common stock, or may be bought as part of a unit containing common stock. In selecting corporate debt securities for a fund, the fund's adviser reviews and monitors the creditworthiness of each issuer and issue. The adviser also analyzes interest rate trends and specific developments that it believes may affect individual issuers.

         The prices of debt securities fluctuate in response to perceptions of the issuer's creditworthiness and also tend to vary inversely with market interest rates. The value of such securities is likely to decline in times of rising interest rates. Conversely, when rates fall, the value of these investments is likely to rise. The longer the time to maturity the greater are such variations.

                                       7

         Generally, debt securities rated below BBB by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P"), or below Baa by Moody's
Investors Service, Inc. ("Moody's"), and unrated securities of comparable quality, offer a higher current yield than that provided by higher grade issues, but also involve higher risks. Debt securities rated C by Moody's and S&P are bonds on which no interest is being paid and that can be regarded as having extremely poor prospects of ever attaining any real investment standing. Changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of such issuers to make principal and interest payments than is the case for issuers of higher grade debt securities. However, debt securities, regardless of their ratings, generally have a higher priority in the issuer's capital structure than do equity securities. If an investment grade security purchased by Value Trust,
Special Investment Trust or Financial Services Fund is subsequently given a rating below investment grade, the fund's adviser will consider that fact in determining whether to retain that security in the fund's portfolio, but is not required to dispose of it. The ratings of S&P and Moody's represent the opinions of those agencies. Such ratings are relative and subjective, and are not absolute standards of quality. Unrated debt securities are not necessarily of lower quality than rated securities, but they may not be attractive to as many buyers. A description of the ratings assigned to corporate debt obligations by
Moody's and S&P is included in Appendix A.

         Lower-rated debt securities are especially affected by adverse changes in the industries in which the issuers are engaged and by changes in the financial condition of the issuers. Highly leveraged issuers may also experience financial stress during periods of rising interest rates. Lower-rated debt securities are commonly referred to as "junk bonds."

         The market for lower-rated debt securities has expanded rapidly in recent years. This growth paralleled a long economic expansion. In recent times, however, the prices of many lower-rated debt securities has declined and the ratings of many initially higher-rated debt securities have fallen, indicating concerns that issuers of such securities might experience or are experiencing financial difficulties. At such times, the yields on lower-rated debt securities may rise dramatically, reflecting the risk that holders of such securities could lose a substantial portion of their value as a result of the issuer's financial restructuring or default.

         The market for lower-rated debt securities is generally thinner and less active than that for higher quality debt securities, which may limit a fund's ability to sell such securities at fair value. Judgment plays a greater role in pricing such securities than is the case for securities having more active markets. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of lower-rated debt securities, especially in a thinly traded market.

         In addition to ratings assigned to individual bond issues, each adviser will analyze interest rate trends and developments that may affect individual issuers, including factors such as liquidity, profitability and asset quality.
The yields on bonds and other debt securities in which a fund invests are dependent on a variety of factors, including general money market conditions, general conditions in the bond market, the financial conditions of the issuer, the size of the offering, the maturity of the obligation and its rating. There may be a wide variation in the quality of bonds, both within a particular classification and between classifications. A bond issuer's obligations are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of bond holders or other creditors of an issuer; litigation or other conditions may also adversely affect the power or ability of bond issuers to meet their obligations for the payment of principal and interest.
Regardless of rating levels, all debt securities considered for purchase
(whether rated or unrated) are analyzed by each fund's adviser to determine, to the extent possible, that the planned investment is sound.

         If an investment grade security purchased by a fund is subsequently given a rating below investment grade, the fund's adviser will consider that fact in determining whether to retain that security in the fund's portfolio, but is not required to dispose of it. If one rating agency has rated a security A or better and another agency has rated it below A, the fund's adviser may rely on

                                       8

the higher rating in determining to purchase or retain the security. Bonds rated
A may be given a "+" or "-" by a rating agency. Bonds denominated A, A+ or A-
are considered to be included in the rating A.

         Financial Services Fund may invest in foreign corporate debt securities denominated in U.S. dollars or foreign currencies. Foreign debt securities include Yankee dollar obligations (U.S. dollar denominated securities issued by foreign corporations and traded on U.S. markets) and Eurodollar obligations
(U.S. dollar denominated securities issued by foreign corporations and traded on foreign markets).

         Financial Services Fund may invest in the debt securities of governmental or corporate issuers in any rating category of the recognized rating services, including issues that are in default, and may invest in unrated debt obligations. Most foreign debt obligations are not rated. Corporate debt securities may pay fixed or variable rates of interest. These securities may be convertible into preferred or common equity, or may be bought as part of a unit containing common stock. Debt securities and securities convertible into common stock need not necessarily be of a certain grade as determined by rating agencies such as S&P or Moody's; however, the fund's adviser does consider such ratings in determining whether the security is an appropriate investment for the fund.

         Financial Services Fund may invest in securities that are in lower rating categories or are unrated if its adviser determines that the securities provide the opportunity of meeting the fund's objective without presenting excessive risk. The adviser will consider all factors it deems appropriate, including ratings, in making investment decisions for the fund and will attempt to minimize investment risks through diversification, investment analysis and monitoring of general economic conditions and trends. While the fund's adviser may refer to ratings, it does not rely exclusively on ratings, but makes its own independent and ongoing review of credit quality.

Preferred Stock

         Each fund may purchase preferred stock as a substitute for debt securities of the same issuer when, in the opinion of its adviser, the preferred stock is more attractively priced in light of the risks involved. Preferred stock pays dividends at a specified rate and generally has preference over common stock in the payment of dividends and the liquidation of the issuer's assets, but is junior to the debt securities of the issuer in those same respects. Unlike interest payments on debt securities, dividends on preferred stock are generally payable at the discretion of the issuer's board of directors. Shareholders may suffer a loss of value if dividends are not paid.
The market prices of preferred stocks are subject to changes in interest rates and are more sensitive to changes in the issuer's creditworthiness than are the prices of debt securities. Under normal circumstances, preferred stock does not carry voting rights.

Convertible Securities

         A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion or exchange, convertible securities ordinarily provide a stream of income with generally higher yields than those of common stocks of the same or similar issuers, but lower than the yield of nonconvertible debt. Convertible securities are usually subordinated to comparable-tier nonconvertible securities, but rank senior to common stock in a corporation's capital structure.

         The value of a convertible security is a function of (1) its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege and (2) its worth, at market value, if converted or exchanged into the underlying common stock. The price of a convertible security often reflects variations in the price of the underlying common stock in a way that nonconvertible debt does not. A convertible security

                                       9

may be subject to redemption at the option of the issuer at a price established in the convertible security's governing instrument, which may be less than the ultimate conversion or exchange value.

         Many convertible securities are rated below investment grade or, if unrated, are considered of comparable quality. American Leading Companies does not intend to purchase any convertible securities rated below BB by S&P or below
Ba by Moody's or, if unrated, deemed by the fund's adviser to be of comparable quality. Moody's describes securities rated Ba as having "speculative elements;
their future cannot be considered well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class."

When-Issued Securities

         Each fund may enter into commitments to purchase securities on a when-issued basis. When a fund purchases securities on a when-issued basis, it assumes the risks of ownership at the time of the purchase, not at the time of receipt. However, the fund does not have to pay for the obligations until they are delivered to it, and no interest accrues to the fund until they are delivered. This is normally seven to 15 days later, but could be longer. Use of this practice would have a leveraging effect on a fund.

         American Leading Companies does not currently expect that its commitment to purchase when-issued securities will at any time exceed, in the aggregate, 5% of its net assets.

         When a fund commits to purchase a when-issued security, it will segregate cash or appropriate liquid securities in an amount at least equal in value to that fund's commitments to purchase when-issued securities.

         A fund may sell the securities underlying a when-issued purchase, which may result in capital gains or losses.

Indexed Securities (all funds except Financial Services Fund)

         Indexed securities are securities whose prices are indexed to the prices of other securities, securities indices, currencies, precious metals or other commodities or other financial indicators. Indexed securities typically are debt securities or deposits whose value at maturity and/or coupon rate is determined by reference to a specific instrument or statistic. Indexed securities do not include mutual funds, exchange-traded funds, or other pooled investment vehicles that make investments designed to track the performance of a particular market index or other indicator. The performance of indexed securities fluctuates (either directly or inversely, depending upon the instrument) with the performance of the index, security, currency or other instrument to which they are indexed and may also be influenced by interest rate changes in the United States and abroad. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security, and their value may substantially decline if the issuer's creditworthiness deteriorates. The value of some indexed securities varies according to a multiple of the underlying securities, and so will be more volatile than the underlying investments and may have a leverage like effect on the fund. Recent issuers of indexed securities have included banks, corporations and certain U.S.
Government agencies. The U.S. Treasury issues securities whose principal value is indexed to the Consumer Price Index (also known as "Treasury
Inflation-Indexed Securities"). A fund will purchase indexed securities only of issuers that its adviser determines present minimal credit risks and will monitor the issuer's creditworthiness during the time the indexed security is held. The adviser will use its judgment in determining whether indexed securities should be treated as short-term instruments, bonds, stock or as a separate asset class for purposes of each fund's investment allocations, depending on the individual characteristics of the securities. Each fund currently does not intend to invest more than 5% of its net assets in indexed securities. Indexed securities may fluctuate according to a multiple of changes in the underlying instrument or index and, in that respect, have a leverage-like effect on a fund.

                                       10

p
Senior Securities

         The 1940 Act prohibits the issuance of senior securities by a registered open-end fund with one exception. Each fund may borrow from banks, provided that immediately after any such borrowing there is an asset coverage of at least 300% for all borrowings of the fund. Each fund's non-bank borrowings for temporary purposes only, in an amount not exceeding 5% of the value of the total assets of that fund at the time the borrowing is made, is not deemed to be an issuance of a senior security.

         There are various investment techniques that may give rise to an obligation of a fund to make a future payment about which the SEC has stated it would not raise senior security concerns, provided the fund maintains segregated assets or an offsetting position in an amount that covers the future payment obligation. Such investment techniques include, among other things, when-issued securities, forward contracts and repurchase agreements. The funds are permitted to engage in these techniques.

The following information applies to Value Trust, Special Investment Trust,
Small-Cap Value Trust and Financial Services Fund:

Small and Mid-Sized Company Stocks

         The advisers for Value Trust, Special Investment Trust, Small-Cap Value
Trust and Financial Services Fund believe that the comparative lack of attention by investment analysts and institutional investors to small and mid-sized companies may result in opportunities to purchase the securities of such companies at attractive prices compared to historical or market price-earnings ratios, book value, return on equity or long-term prospects. Each fund's policy of investing primarily in the securities of smaller companies differs from the investment approach of many other mutual funds, and investment in such securities involves special risks. Among other things, the prices of securities of small and mid-sized companies generally are more volatile than those of larger companies; the securities of smaller companies generally are less liquid;
and smaller companies generally are more likely to be adversely affected by poor economic or market conditions.

         It is anticipated that some of the portfolio securities of Value Trust,
Special Investment Trust, Small-Cap Value Trust or Financial Services Fund may
not be widely traded, and that a fund's position in such securities may be substantial in relation to the market for such securities. Accordingly, it may be difficult for a fund to dispose of such securities at prevailing market prices in order to meet redemptions. However, as a non-fundamental policy, each fund will not invest more than 15% of their respective net assets in illiquid securities.

         Investments in securities of companies with small market
capitalizations are generally considered to offer greater opportunity for appreciation but also may involve greater risks than customarily are associated with more established companies. The securities of small companies may be subject to more abrupt fluctuations in market price than larger, more established companies. Small companies may have limited product lines, markets or financial resources, or they may be dependent upon a limited management group. In addition to exhibiting greater volatility, small company stocks may, to a degree, fluctuate independently of larger company stocks, i.e., small company stocks may decline in price as the prices of large company stocks rise or vice versa.

The following information applies to Balanced Trust and Financial Services Fund
(unless otherwise indicated):

Mortgage-Related Securities

         Mortgage-related securities provide capital for mortgage loans made to residential homeowners, including securities which represent interests in pools of mortgage loans made by lenders such as savings and loan institutions, mortgage bankers, commercial banks and others. Pools of mortgage loans are assembled for sale to investors (such as the funds) by various governmental,

                                       11

government-related and private organizations, such as dealers. The market value of mortgage-related securities will fluctuate as a result of changes in interest rates and mortgage rates.

         Interests in pools of mortgage loans generally provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass-through" of the monthly payments made by the individual borrowers on their residential mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying residential property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities, such as securities issued by Ginnie
Mae formerly Government National Mortgage Association, are described as
"modified pass-through" because they entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, regardless of whether the mortgagor actually makes the payment.

         Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers, such as dealers, create pass-through pools of conventional residential mortgage loans. Such issuers also may be the originators of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government guarantees of payments with respect to such pools. However, timely payment of interest and principal of these pools is supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance. There can be no assurance that the private insurers can meet their obligations under the policies. A fund may buy mortgage-related securities without insurance or guarantees if, through an examination of the loan experience and practices of the persons creating the pools, the fund's adviser determines that the securities are an appropriate investment for the fund.

         Another type of security representing an interest in a pool of mortgage loans is known as a collateralized mortgage obligation ("CMO"). CMOs represent interests in a short-term, intermediate-term or long-term portion of a mortgage pool. Each portion of the pool receives monthly interest payments, but the principal repayments pass through to the short-term CMO first and to the long-term CMO last. A CMO permits an investor to more accurately predict the rate of principal repayments. CMOs are issued by private issuers, such as broker-dealers, and by government agencies, such as Fannie Mae and Freddie Mac.
Investments in CMOs are subject to the same risks as direct investments in the underlying mortgage-backed securities. In addition, in the event of a bankruptcy or other default of a broker who issued the CMO held by a fund, the fund could experience both delays in liquidating its position and losses. Each fund may invest in CMOs in any rating category of the recognized rating services and may invest in unrated CMOs. Each fund may also invest in "stripped" CMOs, which represent only the income portion or the principal portion of the CMO. The values of stripped CMOs are very sensitive to interest rate changes;
accordingly, these instruments present a greater risk of loss than conventional mortgage-backed securities.

         Each fund's adviser expects that governmental, government-related or private entities may create mortgage loan pools offering pass-through investments in addition to those described above. The mortgages underlying these securities may be second mortgages or alternative mortgage instruments (for example, mortgage instruments whose principal or interest payments may vary or whose terms to maturity may differ from customary long-term fixed rate mortgages). As new types of mortgage-related securities are developed and offered to investors, each fund's adviser will, consistent with the fund's investment objective and policies, consider making investments in such new types of securities. The Prospectuses will be amended with any necessary additional disclosure prior to a fund investing in such securities.

         The average life of securities representing interests in pools of mortgage loans is likely to be substantially less than the original maturity of the mortgage pools as a result of prepayments or foreclosures of such mortgages.
Prepayments are passed through to the registered holder with the regular monthly payments of principal and interest, and have the effect of reducing future payments. To the extent the mortgages underlying a security representing an

                                       12

interest in a pool of mortgages are prepaid, a fund may experience a loss (if the price at which the respective security was acquired by the fund was at a premium over par, which represents the price at which the security will be redeemed upon prepayment) or a gain (if the price at which the respective security was acquired by the fund was at a discount from par). In addition, prepayments of such securities held by a fund will reduce the share price of the fund to the extent the market value of the securities at the time of prepayment exceeds their par value, and will increase the share price of the fund to the extent the par value of the securities exceeds their market value at the time of prepayment. Prepayments may occur with greater frequency in periods of declining mortgage rates because, among other reasons, it may be possible for mortgagors to refinance their outstanding mortgages at lower interest rates. When market interest rates increase, the market values of mortgage-backed securities decline. At the same time, however, mortgage refinancing slows, which lengthens the effective maturities of these securities. As a result, the negative effect of the rate increase on the market value of mortgage securities is usually more pronounced than it is for other types of fixed-income securities.

         Government-related organizations, which issue mortgage-related securities, include GNMA, Fannie Mae and Freddie Mac. Securities issued by
Ginnie Mae and Fannie Mae are fully modified pass-through securities, i.e., the timely payment of principal and interest is guaranteed by the issuer. Freddie
Mac securities are modified pass-through securities, i.e., the timely payment of interest is guaranteed by Freddie Mac, principal is passed through as collected but payment thereof is guaranteed not later than one year after it becomes payable.

         In determining the dollar-weighted average maturity of the fixed-income portion of the portfolio, Bartlett, investment adviser to Balanced Trust, will follow industry practice in assigning an average life to the mortgage-related securities of the fund unless the interest rate on the mortgages underlying such securities is such that Bartlett believes a different prepayment rate is likely.
For example, where a GNMA security has a high interest rate relative to the market, that Ginnie Mae security is likely to have a shorter overall maturity than a Ginnie Mae security with a market rate coupon. Moreover, Bartlett may deem it appropriate to change the projected average life for the fund's mortgage-related securities as a result of fluctuations in market interest rates and other factors.

         Financial Services Fund may invest no more than 5% of its net assets in mortgage-related securities.

U.S. Government Obligations and Related Securities

         U.S. Government obligations include a variety of securities that are issued or guaranteed by the U.S. Treasury, by various agencies of the U.S.
Government or by various instrumentalities that have been established or sponsored by the U.S. Government. U.S. Treasury securities and securities issued by the GNMA and Small Business Administration are backed by the "full faith and credit" of the U.S. Government. Other U.S. Government obligations may or may not be backed by the "full faith and credit" of the U.S. Government. In the case of securities not backed by the "full faith and credit" of the U.S. Government, the investor must look principally to the agency issuing or guaranteeing the obligation (such as the Federal Farm Credit System, the Federal Home Loan Banks,
Fannie Mae and Freddie Mac) for ultimate repayment and may not be able to assert a claim against the U.S. Government itself in the event the agency or instrumentality does not meet its commitments.

         Participation interests in U.S. Government obligations are pro rata interests in such obligations which are generally underwritten by government securities dealers. Certificates of safekeeping for U.S. Government obligations are documentary receipts for such obligations. Both participation interests and certificates of safekeeping are traded on exchanges and in the OTC market.

         A fund may invest in U.S. Government obligations and related participation interests. In addition, a fund may invest in custodial receipts that evidence ownership of future interest payments, principal payments or both on certain U.S. Government obligations. Such obligations are held in custody by a bank on behalf of the owners. These custodial receipts are known by various names, including Treasury Receipts, Treasury Investors Growth Receipts ("TIGRs")

                                       13

and Certificates of Accrual on Treasury Securities ("CATS"). Custodial receipts generally are not considered obligations of the U.S. Government for purposes of securities laws.

         U.S. Government obligations also include stripped securities, which are created by separating bonds issued or guaranteed by the U.S. Treasury into their principal and interest components and selling each piece separately (commonly referred to as IOs and POs). Stripped securities are more volatile than other fixed income securities in their response to changes in market interest rates.
The value of some stripped securities moves in the same direction as interest rates, further increasing their volatility. A fund will consider all interest-only or principal-only fixed income securities as illiquid.

Municipal Lease Obligations (Balanced Trust only)

         The municipal obligations in which the fund may invest include municipal leases and participation interests therein. These obligations, which may take the form of a lease, an installment purchase or a conditional sales contract, are issued by state and local governments and authorities in order to acquire land and a wide variety of equipment and facilities, such as fire and sanitation vehicles, telecommunications equipment and other capital assets.
Rather than holding such obligations directly, the fund may purchase a participation interest in a municipal lease obligation from a bank or other third party. A participation interest gives the fund a specified, undivided pro-rata interest in the total amount of the obligation.

         Municipal lease obligations have risks distinct from those associated with general obligation or revenue bonds. State constitutions and statutes set forth requirements that states or municipalities must meet to incur debt. These may include voter referenda, interest rate limits or public sale requirements.
Leases, installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass to the governmental issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting their constitutional and statutory requirements for the issuance of debt. The debt-issuance limitations are deemed inapplicable because of the inclusion in many leases and contracts of "non-appropriation" clauses providing that the governmental user has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis.

         In determining the liquidity of a municipal lease obligation, the fund's adviser will distinguish between simple or direct municipal leases and municipal lease-backed securities, the latter of which may take the form of a lease-backed revenue bond or other investment structure using a municipal lease-purchase agreement as its base. While the former may present special liquidity issues, the latter are based on a well-established method of securing payment of a municipal obligation. The fund's investment in municipal lease obligations and participation interests therein will be treated as illiquid unless the fund's adviser determines, pursuant to guidelines established by the
Board of Directors, that the security could be disposed of within seven days in the normal course of business at approximately the amount at which the fund has valued the security.

         An issuer's obligations under its municipal obligations are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Bankruptcy Code, and laws that may be enacted by Congress or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations. There is also the possibility that as a result of litigation or other conditions the power or ability of issuers to meet their obligations for the payment of interest and principal on their municipal obligations may be materially and adversely affected.

                                       14

The following information applies to Value Trust, Special Investment Trust,
Balanced Trust and Small-Cap Value Trust. (Small-Cap Value Trust does not currently intend to invest in futures and options.) As noted below, Financial
Services Fund may invest in forward currency contracts.

Options, Futures and Other Strategies

         GENERAL. Each fund may invest in certain options, futures contracts
(sometimes referred to as "futures"), options on futures contracts, forward currency contracts, swaps, caps, floors, collars, indexed securities and other derivative instruments (collectively, "Financial Instruments") to attempt to enhance its income or yield or to attempt to hedge its investments. The strategies described below may be used in an attempt to manage a fund's foreign currency exposure (including exposure to the euro) as well as other risks of a fund's investments that can affect its net asset value. A fund's adviser may determine not to hedge particular risks, and a fund may be completely unhedged at any point in time. Each fund may utilize futures contracts and options to a limited extent. Specifically, a fund may enter into futures contracts and related options provided that not more than 5% of its net assets are required as a futures contract deposit and/or premium; in addition, a fund may not enter into futures contracts or related options if, as a result, more than 20% of the fund's total assets would be so invested.

         Generally, each fund may purchase and sell any type of Financial
Instrument. However, as an operating policy, a fund will only purchase or sell a particular Financial Instrument if the fund is authorized to invest in the type of asset by which the return on, or value of, the Financial Instrument is primarily measured. Since each fund is authorized to invest in foreign securities, each fund may purchase and sell foreign currency and euro derivatives. However, a fund will only invest in foreign currency derivatives in connection with the fund's investment in securities denominated in that currency.

         Hedging strategies can be broadly categorized as "short hedges" and
"long hedges." A short hedge is a purchase or sale of a Financial Instrument intended partially or fully to offset potential declines in the value of one or more investments held in a fund's portfolio. Thus, in a short hedge a fund takes a position in a Financial Instrument whose price is expected to move in the opposite direction of the price of the investment being hedged.

         Conversely, a long hedge is a purchase or sale of a Financial
Instrument intended partially or fully to offset potential increases in the acquisition cost of one or more investments that a fund intends to acquire.
Thus, in a long hedge, a fund takes a position in a Financial Instrument whose price is expected to move in the same direction as the price of the prospective investment being hedged. A long hedge is sometimes referred to as an anticipatory hedge. In an anticipatory hedge transaction, a fund does not own a corresponding security and, therefore, the transaction does not relate to a security the fund owns. Rather, it relates to a security that the fund intends to acquire. If the fund does not complete the hedge by purchasing the security it anticipated purchasing, the effect on the fund's portfolio is the same as if the transaction were entered into for speculative purposes.

         Financial Instruments on securities generally are used to attempt to hedge against price movements in one or more particular securities positions that a fund owns or intends to acquire. Financial Instruments on indices, in contrast, generally are used to attempt to hedge against price movements in market sectors in which a fund has invested or expects to invest. Financial
Instruments on debt securities may be used to hedge either individual securities or broad debt market sectors.

         The use of Financial Instruments is subject to applicable regulations of the SEC, the several exchanges upon which they are traded and the Commodity
Futures Trading Commission (the "CFTC"). In addition, a fund's ability to use
Financial Instruments may be limited by tax considerations. See "Additional Tax
Information."

         In addition to the instruments, strategies and risks described below, the advisers expect to discover additional opportunities in connection with
Financial Instruments and other similar or related techniques. These new opportunities may become available as the advisers develop new techniques, as regulatory authorities broaden the range of permitted transactions and as new

                                       15

Financial Instruments or other techniques are developed. The advisers may utilize these opportunities to the extent that they are consistent with a fund's investment objective and permitted by its investment limitations and applicable regulatory authorities. A fund might not use any of these strategies, and there can be no assurance that any strategy used will succeed. The funds' Prospectuses or this Statement of Additional Information will be supplemented to the extent that new products or techniques involve materially different risks than those described below or in the Prospectuses.

         SPECIAL RISKS. The use of Financial Instruments involves special considerations and risks, certain of which are described below. In general, these techniques may increase the volatility of a fund and may involve a small investment of cash relative to the magnitude of the risk assumed. Risks pertaining to particular Financial Instruments are described in the sections that follow.

(1)      Successful use of most Financial Instruments depends upon an adviser's ability to predict movements of the overall securities, currency and interest rate markets, which requires different skills than predicting changes in the prices of individual securities. There can be no assurance that any particular strategy will succeed, and use of
         Financial Instruments could result in a loss, regardless of whether the intent was to reduce risk or increase return.

(2)      There might be an imperfect correlation, or even no correlation, between price movements of a Financial Instrument and price movements of the investments being hedged. For example, if the value of a
         Financial Instrument used in a short hedge increased by less than the decline in value of the hedged investment, the hedge would not be fully successful. Such a lack of correlation might occur due to factors unrelated to the value of the investments being hedged, such as speculative or other pressures on the markets in which Financial
         Instruments are traded. The effectiveness of hedges using Financial
         Instruments on indices will depend on the degree of correlation between price movements in the index and price movements in the securities being hedged.

         Because there is a limited number of types of exchange-traded options and futures contracts, it is likely that the standardized contracts available will not match a fund's current or anticipated investments exactly. A fund may invest in options and futures contracts based on securities with different issuers, maturities or other characteristics from the securities in which it typically invests, which involves a risk that the options or futures position will not track the performance of the fund's other investments.

         Options and futures prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match a fund's investments well. Options and futures prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from the imposition of daily price fluctuation limits or trading halts. A fund may purchase or sell options and futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in a fund's options or futures positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

(3)      If successful, the above-discussed strategies can reduce risk of loss by wholly or partially offsetting the negative effect of unfavorable price movements. However, such strategies can also reduce opportunity for gain by offsetting the positive effect of favorable price movements. For example, if a fund entered into a short hedge because its adviser projected a decline in the price of a security in the fund's portfolio, and the price of that security increased instead, the gain from that increase might be wholly or partially offset by a decline in the price of the Financial Instrument. Moreover, if the

                                       16

         price of the Financial Instrument declined by more than the increase in the price of the security, the fund could suffer a loss. In either such case, the fund would have been in a better position had it not attempted to hedge at all.

(4)      As described below, a fund might be required to maintain segregated assets as "cover" or make margin payments when it takes positions in
         Financial Instruments involving obligations to third parties (i.e.,
         Financial Instruments other than purchased options). If a fund were unable to close out its positions in such Financial Instruments, it might be required to continue to maintain such assets or accounts or make such payments until the position expired or matured. These requirements might impair a fund's ability to sell a portfolio security or make an investment at a time when it would otherwise be favorable to do so, or require that the fund sell a portfolio security at a disadvantageous time.

(5)      A fund's ability to close out a position in a Financial Instrument prior to expiration or maturity depends on the existence of a liquid secondary market or, in the absence of such a market, the ability and willingness of the other party to the transaction (the "counterparty")
         to enter into a transaction closing out the position. Therefore, there is no assurance that any position can be closed out at a time and price that is favorable to a fund.

         COVER. Transactions using Financial Instruments, other than purchased options, expose a fund to an obligation to another party. A fund will not enter into any such transactions unless it owns either (1) an offsetting ("covering")
position in securities, currencies or other options, futures contracts or forward contracts, or (2) cash and liquid assets held in a segregated account with a value, marked-to-market daily, sufficient to cover its potential obligations to the extent not covered as provided in (1) above. Each fund will comply with SEC guidelines regarding cover for these instruments and will, if the guidelines so require, segregate cash or liquid assets in the prescribed amount as determined daily.

         Assets used as cover cannot be sold while the position in the corresponding Financial Instrument is open, unless they are replaced with other appropriate assets. As a result, the commitment of a large portion of a fund's assets for cover or segregation could impede portfolio management or the fund's ability to meet redemption requests or other current obligations.

         OPTIONS. A call option gives the purchaser the right to buy, and obligates the writer to sell, the underlying investment at the agreed-upon price during the option period. A put option gives the purchaser the right to sell, and obligates the writer to buy, the underlying investment at the agreed-upon price during the option period. Purchasers of options pay an amount, known as a premium, to the option writer in exchange for the right under the option contract.

         The purchase of call options can serve as a long hedge, and the purchase of put options can serve as a short hedge. Writing put or call options can enable a fund to enhance income or yield by reason of the premiums paid by the purchasers of such options. However, if the market price of the security underlying a put option declines to less than the exercise price of the option, minus the premium received, a fund would suffer a loss.

         Writing call options can serve as a limited short hedge, because declines in the value of the hedged investment would be offset to the extent of the premium received for writing the option. However, if the security or currency appreciates to a price higher than the exercise price of the call option, it can be expected that the option will be exercised and the fund will be obligated to sell the security or currency at less than its market value. If the call option is an OTC option, the securities or other assets used as cover would be considered illiquid to the extent described under "Illiquid and
Restricted Investments."

         Writing put options can serve as a limited long hedge because increases in the value of the hedged investment would be offset to the extent of the premium received for writing the option. However, if the security or currency depreciates to a price lower than the exercise price of the put option, it can be expected that the put option will be exercised and the fund will be obligated to purchase the security or currency at more than its market value. If the put

                                       17

option is an OTC option, the securities or other assets used as cover would be considered illiquid to the extent described under "Illiquid and Restricted
Investments."

         The value of an option position will reflect, among other things, the current market value of the underlying investment, the time remaining until expiration, the relationship of the exercise price to the market price of the underlying investment, the historical price volatility of the underlying investment and general market conditions. Options that expire unexercised have no value.

         Each fund may effectively terminate its right or obligation under an option by entering into a closing transaction. For example, a fund may terminate its obligation under a call or put option that it had written by purchasing an identical call or put option; this is known as a closing purchase transaction.
Conversely, a fund may terminate a position in a put or call option it had purchased by writing an identical put or call option; this is known as a closing sale transaction. Closing transactions permit a fund to realize profits or limit losses on an option position prior to its exercise or expiration.

         A type of put that a fund may purchase is an "optional delivery standby commitment," which is entered into by parties selling debt securities to the fund. An optional delivery standby commitment gives a fund the right to sell the security back to the seller on specified terms. This right is provided as an inducement to purchase the security.

         RISKS OF OPTIONS ON SECURITIES. Options offer large amounts of leverage, which will result in a fund's net asset value being more sensitive to changes in the value of the related instrument. Each fund may purchase or write both exchange-traded and OTC options. Exchange-traded options in the United
States are issued by a clearing organization affiliated with the exchange on which the option is listed that, in effect, guarantees completion of every exchange-traded option transaction. In contrast, OTC options are contracts between a fund and its counterparty (usually a securities dealer or a bank) with no clearing organization guarantee. Thus, when a fund purchases an OTC option, it relies on the counterparty from whom it purchased the option to make or take delivery of the underlying investment upon exercise of the option. Failure by the counterparty to do so would result in the loss of any premium paid by a fund as well as the loss of any expected benefit of the transaction.

         Each fund's ability to establish and close out positions in exchange-listed options depends on the existence of a liquid market. However, there can be no assurance that such a market will exist at any particular time.
Closing transactions can be made for OTC options only by negotiating directly with the counterparty, or by a transaction in the secondary market if any such market exists. There can be no assurance that a fund will in fact be able to close out an OTC option position at a favorable price prior to expiration. In the event of insolvency of the counterparty, a fund might be unable to close out an OTC option position at any time prior to its expiration.

         If a fund were unable to effect a closing transaction for an option it had purchased, it would have to exercise the option to realize any profit. The inability to enter into a closing purchase transaction for a covered call option written by a fund could leave the fund unable to prevent material losses because the fund would be unable to sell the investment used as cover for the written option until the option expires or is exercised.

         OPTIONS ON INDICES. Puts and calls on indices are similar to puts and calls on securities or futures contracts except that all settlements are in cash and gain or loss depends on changes in the index in question rather than on price movements in individual securities or futures contracts. When a fund writes a call on an index, it receives a premium and agrees that, prior to the expiration date, the purchaser of the call, upon exercise of the call, will receive from the fund an amount of cash if the closing level of the index upon which the call is based is greater than the exercise price of the call. The amount of cash is equal to the difference between the closing price of the index and the exercise price of the call times a specified multiple ("multiplier"), which determines the total dollar value for each point of such difference. When a fund buys a call on an index, it pays a premium and has the same rights as to such call as are indicated above. When a fund buys a put on an index, it pays a premium and has the right, prior to the expiration date, to require the seller of the put, upon the fund's exercise of the put, to deliver to the fund an

                                       18

amount of cash if the closing level of the index upon which the put is based is less than the exercise price of the put, which amount of cash is determined by the multiplier, as described above for calls. When a fund writes a put on an index, it receives a premium and the purchaser of the put has the right, prior to the expiration date, to require the fund to deliver to it an amount of cash equal to the difference between the closing level of the index and exercise price times the multiplier if the closing level is less than the exercise price.

         RISKS OF OPTIONS ON INDICES. The risks of investment in options on indices may be greater than options on securities. Because index options are settled in cash, when a fund writes a call on an index it cannot provide in advance for its potential settlement obligations by acquiring and holding the underlying securities. A fund can offset some of the risk of writing a call index option by holding a diversified portfolio of securities similar to those on which the underlying index is based. However, a fund cannot, as a practical matter, acquire and hold a portfolio containing exactly the same securities as underlie the index and, as a result, bears a risk that the value of the securities held will vary from the value of the index.

         Even if a fund could assemble a portfolio that exactly reproduced the composition of the underlying index, it still would not be fully covered from a risk standpoint because of the "timing risk" inherent in writing index options.
When an index option is exercised, the amount of cash that the holder is entitled to receive is determined by the difference between the exercise price and the closing index level on the date when the option is exercised. As with other kinds of options, a fund as the call writer will not learn that the fund has been assigned until the next business day at the earliest. The time lag between exercise and notice of assignment poses no risk for the writer of a covered call on a specific underlying security, such as common stock, because there the writer's obligation is to deliver the underlying security, not to pay its value as of a fixed time in the past. So long as the writer already owns the underlying security, it can satisfy its settlement obligations by simply delivering it, and the risk that its value may have declined since the exercise date is borne by the exercising holder. In contrast, even if the writer of an index call holds securities that exactly match the composition of the underlying index, it will not be able to satisfy its assignment obligations by delivering those securities against payment of the exercise price. Instead, it will be required to pay cash in an amount based on the closing index value on the exercise date. By the time it learns that it has been assigned, the index may have declined, with a corresponding decline in the value of its portfolio. This
"timing risk" is an inherent limitation on the ability of index call writers to cover their risk exposure by holding securities positions.

         If a fund has purchased an index option and exercises it before the closing index value for that day is available, it runs the risk that the level of the underlying index may subsequently change. If such a change causes the exercised option to fall out-of-the-money, a fund will be required to pay the difference between the closing index value and the exercise price of the option
(times the applicable multiplier) to the assigned writer.

         OTC OPTIONS. Unlike exchange-traded options, which are standardized with respect to the underlying instrument, expiration date, contract size, and strike price, the terms of OTC options (options not traded on exchanges)
generally are established through negotiation with the other party to the option contract. While this type of arrangement allows a fund great flexibility to tailor the option to its needs, OTC options generally involve greater risk than exchange-traded options, which are guaranteed by the clearing organization of the exchanges where they are traded. Assets used as cover for OTC options may be considered illiquid as described under "Illiquid Investments and Restricted
Securities."

         Generally, OTC foreign currency options used by each fund are
European-style options. This means that the option is only exercisable immediately prior to its expiration. This is in contrast to American-style options, which are exercisable at any time prior to the expiration date of the option.

         FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. The purchase of futures or call options on futures can serve as a long hedge, and the sale of futures or the purchase of put options on futures can serve as a short hedge.
Writing call options on futures contracts can serve as a limited short hedge, using a strategy similar to that used for writing call options on securities or

                                       19

indices. Similarly, writing put options on futures contracts can serve as a limited long hedge. Futures contracts and options on futures contracts can also be purchased and sold to attempt to enhance income or yield.

         In addition, futures strategies can be used to manage the average duration of a fund's fixed-income portfolio. If an adviser wishes to shorten the average duration of a fund's fixed-income portfolio, the fund may sell a debt futures contract or a call option thereon, or purchase a put option on that futures contract. If an adviser wishes to lengthen the average duration of a fund's fixed-income portfolio, the fund may buy a debt futures contract or a call option thereon, or sell a put option thereon.

         No price is paid upon entering into a futures contract. Instead, at the inception of a futures contract a fund is required to deposit "initial margin"
in an amount generally equal to 10% or less of the contract value. Margin must also be deposited when writing a call or put option on a futures contract, in accordance with applicable exchange rules. Unlike margin in securities transactions, initial margin on futures contracts does not represent a borrowing, but rather is in the nature of a performance bond or good-faith deposit that is returned to the fund at the termination of the transaction if all contractual obligations have been satisfied. Under certain circumstances, such as periods of high volatility, a fund may be required by an exchange to increase the level of its initial margin payment, and initial margin requirements might be increased generally in the future by regulatory action.

         Subsequent "variation margin" payments are made to and from the futures broker daily as the value of the futures position varies, a process known as
"marking-to-market." Variation margin does not involve borrowing, but rather represents a daily settlement of a fund's obligations to or from a futures broker. When a fund purchases an option on a futures contract, the premium paid plus transaction costs is all that is at risk. In contrast, when a fund purchases or sells a futures contract or writes a call or put option thereon, it is subject to daily variation margin calls that could be substantial in the event of adverse price movements. If a fund has insufficient cash to meet daily variation margin requirements, it might need to sell securities at a time when such sales are disadvantageous.

         Purchasers and sellers of futures contracts and options on futures can enter into offsetting closing transactions, similar to closing transactions on options, by selling or purchasing, respectively, an instrument identical to the instrument purchased or sold. Positions in futures and options on futures may be closed only on an exchange or board of trade that provides a secondary market.
However, there can be no assurance that a liquid secondary market will exist for a particular contract at a particular time. In such event, it may not be possible to close a futures contract or options position.

         Under certain circumstances, futures exchanges may establish daily limits on the amount that the price of a futures contract or an option on a futures contract can vary from the previous day's settlement price; once that limit is reached, no trades may be made that day at a price beyond the limit.
Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions.

         If a fund were unable to liquidate a futures contract or an option on a futures position due to the absence of a liquid secondary market or the imposition of price limits, it could incur substantial losses. The fund would continue to be subject to market risk with respect to the position. In addition, except in the case of purchased options, the fund would continue to be required to make daily variation margin payments and might be required to maintain the position being hedged by the future or option or to maintain cash or securities in a segregated account.

         RISKS OF FUTURES CONTRACTS AND OPTIONS THEREON. The ordinary spreads between prices in the cash and futures markets (including the options on futures market), due to differences in the natures of those markets, are subject to the following factors, which may create distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements.
Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions, which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants

                                       20

decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of distortion, a correct forecast of general interest rate, currency exchange rate or stock market trends by an adviser may still not result in a successful transaction. An adviser may be incorrect in its expectations as to the extent of various interest rate, currency exchange rate or stock market movements or the time span within which the movements take place.

         INDEX FUTURES. The risk of imperfect correlation between movements in the price of index futures and movements in the price of the securities that are the subject of the hedge increases as the composition of a fund's portfolio diverges from the securities included in the applicable index. The price of the index futures may move more than or less than the price of the securities being hedged. If the price of the index futures moves less than the price of the securities that are the subject of the hedge, the hedge will not be fully effective, but if the price of the securities being hedged has moved in an unfavorable direction, a fund would be in a better position than if it had not hedged at all. If the price of the securities being hedged has moved in a favorable direction, this advantage will be partially offset by the futures contract. If the price of the futures contract moves more than the price of the securities, a fund will experience either a loss or a gain on the futures contract that will not be completely offset by movements in the price of the securities that are the subject of the hedge. To compensate for the imperfect correlation of movements in the price of the securities being hedged and movements in the price of the index futures, a fund may buy or sell index futures in a greater dollar amount than the dollar amount of the securities being hedged if the historical volatility of the prices of such securities being hedged is more than the historical volatility of the prices of the securities included in the index. It is also possible that, where a fund has sold index futures contracts to hedge against decline in the market, the overall market may advance and the value of the particular securities held in the portfolio may decline. If this occurred, the fund would lose money on the futures contract and also experience a decline in value of its portfolio securities. However, while this could occur for a very brief period or to a very small degree, over time the value of a diversified portfolio of securities will tend to move in the same direction as the market indices on which the futures contracts are based.

         Where index futures are purchased to hedge against a possible increase in the price of securities before a fund is able to invest in them in an orderly fashion, it is possible that the market may decline instead. If the fund then concludes not to invest in them at that time because of concern as to possible further market decline or for other reasons, it will realize a loss on the futures contract that is not offset by a reduction in the price of the securities it had anticipated purchasing.

                                    * * * * *

         To the extent that a fund enters into futures contracts, options on futures contracts and/or options on foreign currencies traded on a
CFTC-regulated exchange, in each case in which such transactions are not for bona fide hedging purposes (as defined by the CFTC), the aggregate initial margin and premiums required to establish these positions (excluding the amount by which options are "in-the-money" at the time of purchase) may not exceed 5%
of the liquidation value of the fund's portfolio, after taking into account unrealized profits and unrealized losses on any contracts the fund has entered into. (In general, a call option on a futures contract is "in-the-money" if the value of the underlying futures contract exceeds the strike, i.e., exercise price of the call; a put option on a futures contract is "in-the-money" if the value of the underlying futures contract is exceeded by the strike price of the put.) This policy does not limit to 5% the percentage of a fund's assets that are at risk in futures contracts, options on futures contracts and currency options.

         FOREIGN CURRENCY HEDGING STRATEGIES -- SPECIAL CONSIDERATIONS. Each
fund may use options and futures contracts on foreign currencies (including the euro), as described above and forward currency contracts, as described below, to attempt to hedge against movements in the values of the foreign currencies in which that fund's securities are denominated or to attempt to enhance income or yield. Currency hedges can protect against price movements in a security that a fund owns or intends to acquire that are attributable to changes in the value of

                                       21

the currency in which it is denominated. Such hedges do not, however, protect against price movements in the securities that are attributable to other causes.

         Each fund might seek to hedge against changes in the value of a particular currency when no Financial Instruments on that currency are available or such Financial Instruments are more expensive than certain other Financial
Instruments. In such cases, the fund may seek to hedge against price movements in that currency by entering into transactions using Financial Instruments on another currency or a basket of currencies, the value of which the fund's adviser believes will have a high degree of positive correlation to the value of the currency being hedged. The risk that movements in the price of the Financial
Instrument will not correlate perfectly with movements in the price of the currency subject to the hedging transaction is magnified when this strategy is used.

         The value of Financial Instruments on foreign currencies depends on the value of the underlying currency relative to the U.S. dollar. Because foreign currency transactions occurring in the interbank market might involve substantially larger amounts than those involved in the use of such Financial
Instruments, a fund could be disadvantaged by having to deal in the odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

         There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Quotation information generally is representative of very large transactions in the interbank market and thus might not reflect odd-lot transactions where rates might be less favorable. The interbank market in foreign currencies is a global, round-the-clock market. To the extent the U.S. options or futures markets are closed while the markets for the underlying currencies remain open, significant price and rate movements might take place in the underlying markets that cannot be reflected in the markets for the Financial Instruments until they reopen.

         Settlement of hedging transactions involving foreign currencies might be required to take place within the country issuing the underlying currency.
Thus, a fund might be required to accept or make delivery of the underlying foreign currency in accordance with any U.S. or foreign regulations regarding the maintenance of foreign banking arrangements by U.S. residents and might be required to pay any fees, taxes and charges associated with such delivery assessed in the issuing country.

         FORWARD CURRENCY CONTRACTS. Each fund, including Financial Services
Fund, may enter into forward currency contracts to purchase or sell foreign currencies for a fixed amount of U.S. dollars or another foreign currency. A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days (term) from the date of the forward currency contract agreed upon by the parties, at a price set at the time of the forward currency contract. These forward currency contracts are traded directly between currency traders (usually large commercial banks)
and their customers.

         Such transactions may serve as long hedges; for example, a fund may purchase a forward currency contract to lock in the U.S. dollar price of a security denominated in a foreign currency that the fund intends to acquire.
Forward currency contract transactions may also serve as short hedges; for example, a fund may sell a forward currency contract to lock in the U.S. dollar equivalent of the proceeds from the anticipated sale of a security, dividend or interest payment denominated in a foreign currency.

         Each fund may also use forward currency contracts to hedge against a decline in the value of existing investments denominated in foreign currency.
For example, if a fund owned securities denominated in euros, it could enter into a forward currency contract to sell euros in return for U.S. dollars to hedge against possible declines in the euro's value. Such a hedge, sometimes referred to as a "position hedge," would tend to offset both positive and negative currency fluctuations, but would not offset changes in security values caused by other factors. A fund could also hedge the position by selling another currency expected to perform similarly to the euro. This type of hedge,

                                       22

sometimes referred to as a "proxy hedge," could offer advantages in terms of cost, yield or efficiency, but generally would not hedge currency exposure as effectively as a simple hedge into U.S. dollars. Proxy hedges may result in losses if the currency used to hedge does not perform similarly to the currency in which the hedged securities are denominated.

         The cost to a fund of engaging in forward currency contracts varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because forward currency contracts are usually entered into on a principal basis, no fees or commissions are involved. When a fund enters into a forward currency contract, it relies on the counterparty to make or take delivery of the underlying currency at the maturity of the contract. Failure by the counterparty to do so would result in the loss of any expected benefit of the transaction. Each fund will deal only with banks, broker-dealers or other financial institutions that the adviser deems to be of high quality and to present minimum credit risk. The use of forward currency contracts does not eliminate fluctuations in the prices of the underlying securities each fund owns or intends to acquire, but it does fix a rate of exchange in advance. In addition, although forward currency contracts limit the risk of loss due to a decline in the value of the hedged currencies, at the same time they limit any potential gain that might result should the value of the currencies increase.

         As is the case with futures contracts, parties to forward currency contracts can enter into offsetting closing transactions, similar to closing transactions on futures contracts, by selling or purchasing, respectively, an instrument identical to the instrument purchased or sold. Secondary markets generally do not exist for forward currency contracts, with the result that closing transactions generally can be made for forward currency contracts only by negotiating directly with the counterparty. Thus, there can be no assurance that a fund will in fact be able to close out a forward currency contract at a favorable price prior to maturity. In addition, in the event of insolvency of the counterparty, a fund might be unable to close out a forward currency contract at any time prior to maturity. In either event, a fund would continue to be subject to market risk with respect to the position, and would continue to be required to maintain a position in securities denominated in the foreign currency or to maintain cash or liquid assets in an account.

         The precise matching of forward currency contract amounts and the value of the securities involved generally will not be possible because the value of such securities, measured in the foreign currency, will change after the forward currency contract has been established. Thus, a fund might need to purchase or sell foreign currencies in the spot (i.e., cash) market to the extent such foreign currencies are not covered by forward currency contracts. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain.

         Successful use of forward currency contracts depends on an adviser's skill in analyzing and predicting currency values. Forward currency contracts may substantially change a fund's exposure to changes in currency exchange rates and could result in losses to the fund if currencies do not perform as the fund's adviser anticipates. There is no assurance that an adviser's use of forward currency contracts will be advantageous to the fund or that the adviser will hedge at an appropriate time.

         Although each fund values its assets daily in terms of U.S. dollars, it does not intend to convert its holdings of foreign currencies into U.S. dollars on a daily basis. Each fund may convert foreign currency from time to time, and investors should be aware of the costs of currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to a fund at one rate, while offering a lesser rate of exchange should the fund desire to resell that currency to the dealer.

         COMBINED POSITIONS. Each fund may purchase and write options in combination with each other, or in combination with futures or forward contracts, to adjust the risk and return characteristics of its overall position. For example, a fund may purchase a put option and write a call option on the same underlying instrument, in order to construct a combined position whose risk and return characteristics are similar to selling a futures contract.
Another possible combined position would involve writing a call option at one

                                       23

strike price and buying a call option at a lower price, in order to reduce the risk of the written call option in the event of a substantial price increase.
Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

         TURNOVER. Each fund's options and futures activities may affect its turnover rate and brokerage commission payments. The exercise of calls or puts written by a fund, and the sale or purchase of futures contracts, may cause it to sell or purchase related investments, thus increasing its turnover rate. Once a fund has received an exercise notice on an option it has written, it cannot effect a closing transaction in order to terminate its obligation under the option and must deliver or receive the underlying securities at the exercise price. The exercise of puts purchased by a fund may also cause the sale of related investments, also increasing turnover; although such exercise is within the fund's control, holding a protective put might cause it to sell the related investments for reasons that would not exist in the absence of the put. A fund will pay a brokerage commission each time it buys or sells a put or call or purchases or sells a futures contract. Such commissions may be higher than those that would apply to direct purchases or sales.

         SWAPS, CAPS, FLOORS AND COLLARS. Each fund may enter into swaps, caps, floors and collars to preserve a return or a spread on a particular investment or portion of its portfolio, to protect against any increase in the price of securities the fund anticipates purchasing at a later date or to attempt to enhance yield. A swap involves the exchange by a fund with another party of their respective commitments to pay or receive cash flows, e.g., an exchange of floating rate payments for fixed-rate payments. The purchase of a cap entitles the purchaser, to the extent that a specified index exceeds a predetermined value, to receive payments on a notional principal amount from the party selling the cap. The purchase of a floor entitles the purchaser, to the extent that a specified index falls below a predetermined value, to receive payments on a notional principal amount from the party selling the floor. A collar combines elements of buying a cap and a floor.

         Swap agreements, including caps, floors and collars, can be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease the overall volatility of a fund's investments and its share price and yield because, and to the extent, these agreements affect the fund's exposure to long- or short-term interest rates (in the United States or abroad), foreign currency values, mortgage-backed security values, corporate borrowing rates or other factors such as security prices or inflation rates.

         Swap agreements will tend to shift a fund's investment exposure from one type of investment to another. For example, if a fund agrees to exchange payments in U.S. dollars for payments in foreign currency, the swap agreement would tend to decrease the fund's exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates. Caps and floors have an effect similar to buying or writing options.

         The creditworthiness of firms with which a fund enters into swaps, caps, floors or collars will be monitored by its adviser. If a firm's creditworthiness declines, the value of the agreement would be likely to decline, potentially resulting in losses. If a default occurs by the other party to such transaction, the fund will have contractual remedies pursuant to the agreements related to the transaction.

         The net amount of the excess, if any, of a fund's obligations over its entitlements with respect to each swap will be accrued on a daily basis and an amount of cash or liquid assets having an aggregate net asset value at least equal to the accrued excess will be maintained in an account with the fund's custodian that satisfies the requirements of the 1940 Act. A fund will also establish and maintain such accounts with respect to its total obligations under any swaps that are not entered into on a net basis and with respect to any caps or floors that are written by the fund. The advisers and the funds believe that such obligations do not constitute senior securities under the 1940 Act and, accordingly, will not treat them as being subject to a fund's borrowing or the restriction on senior securities. Each fund understands that the position of the
SEC is that assets involved in swap transactions are illiquid and are,

                                       24

therefore, subject to the limitations on investing in illiquid investments. See
"Illiquid Investments and Restricted Securities."

The following information applies to all funds unless otherwise indicated:

Repurchase Agreements

         When cash is temporarily available, or for temporary defensive purposes, each fund may invest without limit in repurchase agreements and money market instruments, including high-quality short-term debt securities. A repurchase agreement is an agreement under which either U.S. Government obligations or other high-quality liquid debt securities are acquired from a securities dealer or bank subject to resale at an agreed-upon price and date.
The securities are held for each fund by a custodian bank as collateral until resold and will be supplemented by additional collateral if necessary to maintain a total value equal to or in excess of the value of the repurchase agreement. Each fund bears a risk of loss if the other party to a repurchase agreement defaults on its obligations and the fund is delayed or prevented from exercising its rights to dispose of the collateral securities, which may decline in value in the interim. The funds will enter into repurchase agreements only with financial institutions determined by each fund's adviser to present minimal risk of default during the term of the agreement.

         Repurchase agreements are usually for a term of one week or less but may be for longer periods. Repurchase agreements maturing in more than seven days may be considered illiquid. A fund will not enter into repurchase agreements of more than seven days' duration if more than 15% of its net assets would be invested in such agreements and other illiquid investments. To the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, a fund might suffer a loss. If bankruptcy proceedings are commenced with respect to the seller of the security, realization upon the collateral by a fund could be delayed or limited. However, each fund's adviser monitors the creditworthiness of parties with which the fund may enter into repurchase agreements to minimize the prospect of such parties becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase agreement.

         When a fund enters into a repurchase agreement, it will obtain as collateral from the other party securities equal in value to at least the repurchase amount including the interest factor. Such securities will be held for that fund by a custodian bank or an approved securities depository or book-entry system.

         In determining its status as a diversified fund, each fund, in accordance with SEC rules and staff positions, considers investment in a fully collateralized repurchase agreement to be equivalent to investment in the collateral.

Securities Lending

         Each fund may lend portfolio securities to brokers or dealers in corporate or government securities, banks or other recognized institutional borrowers of securities, provided that cash or equivalent collateral, equal to at least 100% of the market value of the securities loaned, is continuously maintained by the borrower with the fund's custodian. During the time the securities are on loan, the borrower will pay the fund an amount equivalent to any dividends or interest paid on such securities, and the fund may invest the cash collateral and earn income, or it may receive an agreed upon amount of interest income from the borrower who has delivered equivalent collateral. These loans are subject to termination at the option of the fund or the borrower. Each fund may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash or equivalent collateral to the borrower or placing broker. Each fund does not have the right to vote securities on loan, but would terminate the loan and regain the right to vote if that were considered important with respect to the investment. The risks of securities lending are similar to those of repurchase agreements. Each fund except Financial Services Fund presently does not intend to lend more than 5% of its portfolio securities at any given time. For
Financial Services Fund, no loans will be made if, as a result, the aggregate amount of such loans would exceed 25% of the fund's total assets.

                                       25

Municipal Obligations

         Municipal obligations are debt obligations issued by or on behalf of states, territories and possessions of the United States and the District of
Columbia, and their political subdivisions, agencies, authorities and instrumentalities and other qualifying issuers which pay interest that is, in the opinion of bond counsel to the issuer, exempt from federal income tax. A fund may invest no more than 5% of its net assets in municipal obligations
(including participation interests). Municipal obligations are issued to obtain funds to construct, repair or improve various public facilities such as airports, bridges, highways, hospitals, housing, schools, streets and water and sewer works, to pay general operating expenses or to refinance outstanding debts. They also may be issued to finance various private activities, including the lending of funds to public or private institutions for construction of housing, educational or medical facilities or the financing of privately owned or operated facilities. Municipal obligations consist of tax-exempt bonds, tax-exempt notes and tax-exempt commercial paper. Tax-exempt notes generally are used to provide short term capital needs and generally have maturities of one year or less. Tax-exempt commercial paper typically represents short-term, unsecured, negotiable promissory notes.

         The two principal classifications of municipal obligations are "general obligation" and "revenue" bonds. General obligation bonds are backed by the issuer's full credit and taxing power. Revenue bonds are backed by the revenues of a specific project, facility or tax. Private activity bonds are a specific type of revenue bond backed by the credit of the private issuer of the facility, and therefore investments in these bonds have more potential risk that the issuer will not be able to meet scheduled payments of principal and interest.

Zero Coupon and Pay-in-Kind Bonds (all funds except Financial Services Fund)

         Corporate debt securities and municipal obligations include so-called
"zero coupon" bonds and "pay-in-kind" bonds. A fund may invest no more than 5%
of its net assets in either zero coupon bonds or pay-in-kind bonds. Zero coupon bonds are issued at a significant discount from their principal amount in lieu of paying interest periodically. Pay-in-kind bonds allow the issuer, at its option, to make current interest payments on the bonds either in cash or in additional bonds. The value of zero coupon and pay-in-kind bonds is subject to greater fluctuation in response to changes in market interest rates than bonds that make regular payments of interest. Both of these types of bonds allow an issuer to avoid the need to generate cash to meet current interest payments.
Accordingly, such bonds may involve greater credit risks than bonds that make regular payments of interest. Even though zero coupon and pay-in-kind bonds do not pay current interest in cash, a fund holding those bonds is required to accrue interest income on such investments and may be required to distribute that income at least annually to shareholders. Thus, a fund could be required at times to liquidate other investments in order to satisfy its dividend requirements.

Direct Investment in Mortgages

         Mortgage-related securities include investments made directly in mortgages secured by real estate. When a fund makes a direct investment in mortgages, the fund, rather than a financial intermediary, becomes the mortgagee with respect to such loans purchased by the fund. Direct investments in mortgages are normally available from lending institutions which group together a number of mortgages for resale (usually from 10 to 50 mortgages) and which act as servicing agent for the purchaser with respect to, among other things, the receipt of principal and interest payments. (Such investments are also referred to as "whole loans.") The vendor of such mortgages receives a fee from the purchaser for acting as servicing agent. The vendor does not provide any insurance or guarantees covering the repayment of principal or interest on the mortgages. A fund will invest in such mortgages only if its adviser has determined through an examination of the mortgage loans and their originators that the purchase of the mortgages should not present a significant risk of loss to the fund. Investments in whole loans may be illiquid. Whole loans also may present a greater risk of prepayment because the mortgages so acquired are not diversified as are interests in larger pools.

                                       26

Floating and Variable Rate Obligations

         Fixed-income securities may be offered in the form of floating and variable rate obligations. A fund may invest no more than 5% of its net assets in floating and variable rate obligations, respectively. Floating rate obligations have an interest rate which is fixed to a specified interest rate, such as bank prime rate, and is automatically adjusted when the specified interest rate changes. Variable rate obligations have an interest rate which is adjusted at specified intervals to a specified interest rate. Periodic interest rate adjustments help stabilize the obligations' market values.

         A fund may purchase these obligations from the issuers or may purchase participation interests in pools of these obligations from banks or other financial institutions. Variable and floating rate obligations usually carry demand features that permit a fund to sell the obligations back to the issuers or to financial intermediaries at par value plus accrued interest upon short notice at any time or prior to specific dates. The inability of the issuer or financial intermediary to repurchase an obligation on demand could affect the liquidity of a fund's portfolio. Frequently, obligations with demand features are secured by letters of credit or comparable guarantees. Floating and variable rate obligations which do not carry unconditional demand features that can be exercised within seven days or less are deemed illiquid unless the Board of
Directors determines otherwise. The fund's investment in illiquid floating and variable rate obligations would be limited to the extent that it is not permitted to invest more than 15% of the value of its net assets in illiquid investments.

Securities of Other Investment Companies

         The funds may invest in the securities of other investment companies, including open-end mutual funds, closed-end funds, unit investment trusts, private investment companies and offshore investment companies. An investment in an investment company involves risks similar to those of investing directly in the investment company's portfolio securities, including the risk that the value of the portfolio securities may fluctuate in accordance with changes in the financial condition of their issuers, the value of stocks and other securities generally, and other market factors.

         In addition, investing in the securities of other investment companies involves certain other risks, costs, and expenses for that fund. If a fund invests in another investment company, the fund will indirectly bear its proportionate share of the advisory fees and other operating expenses of such investment company, which are in addition to the advisory fees and other operational expenses incurred by the fund. In addition, a fund could incur a sales charge in connection with purchasing an investment company security or a redemption fee upon the redemption of such security. An investment in the shares of a closed-end investment company may also involve the payment of a substantial premium over, while sales of such shares may be made at a substantial discount from, the net asset value of the issuers' portfolio securities.

         The funds may also invest in the securities of private investment companies, including "hedge funds." As with investments in other investment companies, if a fund invests in a private investment company, the fund will be charged its proportionate share of the advisory fees and other operating expenses of such company. These fees, which can be substantial, would be in addition to the advisory fees and other operating expenses incurred by the fund.
In addition, private investment companies are not registered with the SEC and may not be registered with any other regulatory authority. Accordingly, they are not subject to certain regulatory requirements and oversight to which registered issuers are subject. There may be very little public information available about their investments and performance. Moreover, because sales of shares of private investment companies are generally restricted to certain qualified purchasers, such shares may be illiquid and it could be difficult for a fund to sell its shares at an advantageous price and time. Finally, because shares of private investment companies are not publicly traded, a fair value for a fund's investment in these companies typically will have to be determined under policies approved by the Board of Directors.

                                       27

         The 1940 Act provides that the funds may not purchase or otherwise acquire the securities of other "registered investment companies" (as defined in the 1940 Act) if, as a result of such purchase or acquisition, it would own: (i)
more than 3% of the total outstanding voting stock of any investment company;
(ii) securities issued by any one investment company having a value in excess of
5% of the fund's total assets; or (iii) securities issued by all investment companies having an aggregate value in excess of 10% of the fund's total assets.

         The funds will invest in the securities of other investment companies, including private investment companies, when, in the adviser's judgment, the potential benefits of the investment justify the expense and risk of investing in such investment companies.

Securities of Exchange-Traded Funds

         The funds may invest in the securities of exchange-traded funds
("ETFs"). ETFs are ownership interests in unit investment trusts, depositary receipts, and other pooled investment vehicles that are traded on an exchange and that hold a portfolio of securities or other financial instruments (the
"Underlying Assets"). The Underlying Assets are typically selected to correspond to the securities that comprise a particular broad based, sector or international index, or to provide exposure to a particular industry sector or asset class. An investment in an ETF involves risks similar to investing directly in the Underlying Assets, including the risk that the value of the
Underlying Assets may fluctuate in accordance with changes in the financial condition of their issuers, the value of securities, and other financial instruments generally, and other market factors.

         The performance of an ETF will be reduced by transaction and other expenses, including fees paid by the ETF to service providers. Investors in ETFs are eligible to receive their portion of dividends, if any, accumulated on the securities held in the portfolio, less fees and expenses of the ETF.

         If an ETF is a registered investment company (as defined above), the limitations applicable to a fund's ability to purchase securities issued by other investment companies will apply.

The following information applies to Financial Services Fund only:

Securities in the Financial Services Industry

         Other than the financial services industry, the fund will not invest more than 25% of its total assets in a particular industry. Because of concentration, Financial Services Fund may be especially subject to risks affecting the financial services sector.

         Companies in the financial services industry include regional and money center banks, securities brokerage firms, asset management companies, savings banks and thrift institutions, specialty finance companies (e.g., credit card, mortgage providers), insurance and insurance brokerage firms, government sponsored agencies (e.g., Ginnie Mae), financial conglomerates and foreign banking and financial services companies.

         The financial services industry is currently undergoing relatively rapid change as existing distinctions between financial service segments become less clear. For instance, recent business combinations in the U.S. have included insurance, finance, banking and/or securities brokerage under single ownership.
Moreover, Congress repealed the federal laws generally separating commercial and investment banking, and the services offered by banks are likely to expand.
While providing diversification, expanded powers could expose banks to well-established competitors, particularly as the historical distinctions between banks and other financial institutions erode. Increased competition may also result from the broadening of regional and national interstate banking powers, which has already reduced the number of publicly traded regional banks.
In addition, certain industry members have been subject to regulatory and criminal actions due to undue influence of one part of their business on another, such as claims that investment banking concerns have influenced their securities research and recommendations.

                                       28

         Banks, savings and loan associations and finance companies are subject to extensive governmental regulation which may limit both the amounts and types of loans and other financial commitments they can make and the interest rates and fees they can charge. The profitability of these groups is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change. In addition, general economic conditions are important to the operations of these concerns, with exposure to credit losses resulting from possible financial difficulties of borrowers potentially having an adverse effect.

         Finance companies can be highly dependent upon access to capital markets and any impediments to such access, such as adverse overall economic conditions or a negative perception in the capital markets of a finance company's financial condition or prospects, could adversely affect its business.

         Insurance companies are likewise subject to substantial governmental regulation, predominately at the state level, and may be subject to severe price competition. The performance of the fund's investments in insurance companies will be subject to risk from several additional factors. The earnings of insurance companies will be affected by, in addition to general economic conditions, pricing (including severe pricing competition from time to time), claims activity, and marketing competition. Particular insurance lines will also be influenced by specific matters. Property and casualty insurer profits may be affected by certain weather catastrophes, terrorism and other disasters. Life and health insurer profits may be affected by mortality and morbidity rates.
Individual companies may be exposed to material risk, including reserve inadequacy, problems in investment portfolios (due to real estate or "junk" bond holdings, for example), and the inability to collect from reinsurance carriers.
Insurance companies are subject to extensive governmental regulation, including the imposition of maximum rate levels, which may not be adequate for some lines of business. Proposed or potential anti-trust or tax law changes also may affect adversely insurance companies' policy sales, tax obligations and profitability.

         Companies engaged in stock brokerage, commodity brokerage, investment banking, investment management, or related investment advisory services are closely tied economically to the securities and commodities markets and can suffer during a decline in either. These companies also are subject to the regulatory environment and changes in regulations such as proposals to screen financial analysts from investment banking within financial conglomerates, pricing pressure, the availability of funds to borrow and interest rates.

                           ADDITIONAL TAX INFORMATION

         The following is a general summary of certain federal tax
considerations affecting each fund and its shareholders. Investors are urged to consult their own tax advisers for more detailed information regarding any federal, state, local or foreign taxes that may apply to them.

General

         For federal tax purposes, each fund is treated as a separate corporation. To continue to qualify for treatment as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended ("Code"), a fund must distribute annually to its shareholders at least 90% of its investment company taxable income (generally, net investment income, the excess of net short-term capital gain over net long-term capital loss, and any net gains from certain foreign currency transactions, all determined without regard to any deduction for dividends paid) ("Distribution Requirement") and must meet several additional requirements. For each fund, these requirements include the following: (1) the fund must derive at least 90% of its gross income each taxable year from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of securities or foreign currencies, or other income (including gains from options, futures or forward currency contracts) derived with respect to its business of investing in securities or those currencies ("Income Requirement"); (2) at the close of each quarter of the fund's taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other RICs and other securities, with those other securities limited, in respect of any one issuer, to an amount that does not exceed 5% of

                                       29

the value of the fund's total assets and that does not represent more than 10%
of the issuer's outstanding voting securities; and (3) at the close of each quarter of the fund's taxable year, not more than 25% of the value of its total assets may be invested in the securities (other than U.S. Government securities or the securities of other RICs) of any one issuer or two or more issuers the fund controls that are determined to be engaged in the same, similar or related trades or businesses.

         By qualifying for treatment as a RIC, a fund (but not its shareholders)
will be relieved of federal income tax on the part of its investment company taxable income and net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) that it distributes to its shareholders.
If any fund failed to qualify for that treatment for any taxable year, (1) it would be taxed at corporate rates on the full amount of its taxable income for that year without being able to deduct the distributions it makes to its shareholders and (2) the shareholders would treat all those distributions, including distributions of net capital gain, as dividends (that is, ordinary income, except for the part of those dividends that is "qualified dividend income," which is subject to a maximum federal income tax rate of 15% for individuals (described in the Prospectuses)) to the extent of the fund's earnings and profits. In addition, the fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying for RIC treatment.

         Each fund will be subject to a nondeductible 4% excise tax ("Excise
Tax") to the extent it fails to distribute by the end of any calendar year substantially all of its ordinary income for that year and capital gain net income for the one-year period ending on October 31 of that year, plus certain other amounts.

Dividends and Other Distributions and Redemption of Shares

         Dividends and other distributions a fund declares in December of any year that are payable to its shareholders of record on a date in that month will be deemed to have been paid by the fund and received by the shareholders on
December 31 if the fund pays the distributions during the following January.
Accordingly, those distributions will be taxed to shareholders for the year in which that December 31 falls.

         A portion of the dividends from each fund's investment company taxable income (whether paid in cash or reinvested in fund shares) may be eligible for
(1) the 15% maximum rate of federal income tax applicable to "qualified dividend income" that individual shareholders receive and (2) the dividends-received deduction allowed to corporations. The eligible portion for purposes of the 15%
rate for any fund may not exceed the aggregate dividends the fund receives from most domestic corporations and certain foreign corporations, whereas only dividends a fund receives from domestic corporations are eligible for purposes of the dividends-received deduction. However, dividends a corporate shareholder receives and deducts pursuant to the dividends-received deduction are subject indirectly to the federal alternative minimum tax. A fund's distributions of net capital gain ("capital gain distributions") do not qualify for the dividends-received deduction.

         If fund shares are sold at a loss after being held for six months or less, the loss will be treated as a long-term, instead of a short-term, capital loss to the extent of any capital gain distributions received on those shares.
Investors also should be aware that if shares are purchased shortly before the record date for any dividend or other distribution, the investor would pay full price for the shares and receive some portion of the price back as a taxable distribution.

         Capital gain distributions a fund makes that are attributable to any net capital gain it receives on sales or exchanges of capital assets through its last taxable year beginning before January 1, 2009, will be subject to federal income tax at a maximum rate of 15% for individual shareholders. In addition, any capital gain an individual shareholder realizes on a redemption during that period of his or her fund shares held for more than one year will qualify for that maximum rate.

                                       30

Foreign Securities

         FOREIGN TAXES. Dividends and interest a fund receives, and gains it realizes, from foreign securities may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions that would reduce the yield and/or total return on its securities. Tax conventions between certain countries and the United States may reduce or eliminate these taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

         PASSIVE FOREIGN INVESTMENT COMPANIES. Each fund may invest in the stock of "passive foreign investment companies" ("PFICs"). A PFIC is any foreign corporation (with certain exceptions) that, in general, meets either of the following tests: (1) at least 75% of its gross income for the taxable year is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, a fund will be subject to federal income tax on a portion of any "excess distribution" it receives on the stock of a PFIC or of any gain on disposition of that stock
(collectively "PFIC income"), plus interest thereon, even if the fund distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the fund's investment company taxable income and, accordingly, will not be taxable to it to the extent it distributes that income to its shareholders. Fund distributions thereof will not be eligible for the 15% maximum federal income tax rate applicable to "qualified dividend income."

         If a fund invests in a PFIC and elects to treat the PFIC as a
"qualified electing fund" ("QEF"), then in lieu of the foregoing tax and interest obligation, the fund would be required to include in income each taxable year its pro rata share of the QEF's annual ordinary earnings and net capital gain -- which the fund probably would have to distribute to satisfy the
Distribution Requirement and avoid imposition of the Excise Tax -- even if the
QEF did not distribute those earnings and gain to the fund. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

         Each fund may elect to "mark-to-market" its stock in any PFIC.
"Marking-to-market," in this context, means including in ordinary income each taxable year the excess, if any, of the fair market value of the stock over a fund's adjusted basis therein as of the end of that year. Pursuant to the election, a fund also may deduct (as an ordinary, not capital, loss) the excess, if any, of its adjusted basis in PFIC stock over the fair market value thereof as of the taxable year-end, but only to the extent of any net mark-to-market gains with respect to that stock a fund included in income for prior taxable years under the election (and under regulations proposed in 1992 that provided a similar election with respect to the stock of certain PFICs). A fund's adjusted basis in each PFIC's stock subject to the election would be adjusted to reflect the amounts of income included and deductions taken thereunder.

         FOREIGN CURRENCIES. Gains or losses (1) from the disposition of foreign currencies, including forward contracts, (2) on the disposition of a debt security denominated in foreign currency that are attributable to fluctuations in the value of the foreign currency between the dates of acquisition and disposition of the security and (3) that are attributable to fluctuations in exchange rates between the time a fund accrues interest, dividends or other receivables, or expenses or other liabilities, denominated in a foreign currency and the time the fund actually collects the receivables or pays the liabilities, generally will be treated as ordinary income or loss. These gains or losses will increase or decrease the amount of a fund's investment company taxable income to be distributed to its shareholders, as ordinary income, rather than affecting the amount of its net capital gain.

                                       31

Options, Futures and Foreign Currency Contracts

         The use of Financial Instruments, such as writing (selling) and purchasing options and futures contracts and entering into forward currency contracts, involves complex rules that will determine for income tax purposes the amount, character and timing of recognition of the gains and losses a fund realizes in connection therewith. Gains from the disposition of foreign currencies (except certain gains that may be excluded by future regulations) --
and gains from options, futures and forward currency contracts a fund derives with respect to its business of investing in securities or foreign currencies there from will be treated as qualifying income under the Income Requirement.

         Some futures, foreign currency contracts and "non-equity" options
(i.e., certain listed options, such as those on a "broad-based" securities index) in which a fund may invest will be subject to section 1256 of the Code
("section 1256 contracts"). Any section 1256 contracts a fund holds at the end of its taxable year, other than contracts with respect to which it has made a
"mixed straddle" election, must be "marked-to-market" (that is, treated as having been sold for their fair market value) for federal income tax purposes, with the result that unrealized gains or losses will be treated as though they were realized. Sixty percent of any net gain or loss recognized on those deemed sales, and 60% of any net realized gain or loss from any actual sales of section
1256 contracts will be treated as long-term capital gain or loss, and the balance will be treated as short-term capital gain or loss. These rules may operate to increase the amount a fund must distribute to satisfy the
Distribution Requirement (i.e., with respect to the portion treated as short-term capital gain), which will be taxable to its shareholders as ordinary income, and to increase the net capital gain a fund recognizes, without in either case increasing the cash available to it. A fund may elect to exclude certain transactions from the operation of section 1256, although doing so may have the effect of increasing the relative proportion of net short-term capital gain (taxable as ordinary income) and thus increasing the amount of dividends it must distribute. Section 1256 contracts also may be marked-to-market for purposes of the Excise Tax.

         When a covered call option written (sold) by a fund expires, it will realize a short-term capital gain equal to the amount of the premium it received for writing the option. When a fund terminates its obligations under such an option by entering into a closing transaction, it will realize a short-term capital gain (or loss), depending on whether the cost of the closing transaction is less than (or exceeds) the premium received when it wrote the option. When a covered call option written by a fund is exercised, it will be treated as having sold the underlying security, producing long-term or short-term capital gain or loss, depending on the holding period of the underlying security and whether the sum of the option price received upon the exercise plus the premium received when it wrote the option is more or less than the basis of the underlying security.

         Code section 1092 (dealing with straddles) also may affect the taxation of Financial Instruments in which a fund may invest. That section defines a
"straddle" as offsetting positions with respect to actively traded personal property; for these purposes, options, futures and forward currency contracts are positions in personal property. Under section 1092, any loss from the disposition of a position in a straddle generally may be deducted only to the extent the loss exceeds the unrealized gain on the offsetting position(s) of the straddle. In addition, these rules may postpone the recognition of loss that otherwise would be recognized under the mark-to-market rules discussed above.
The regulations under section 1092 also provide certain "wash sale" rules, which apply to a transaction where a position is sold at a loss and a new offsetting position is acquired within a prescribed period, and "short sale" rules applicable to straddles. If a fund makes certain elections, the amount, character and timing of recognition of gains and losses from the affected straddle positions would be determined under rules that vary according to the elections made. Because only a few of the regulations implementing the straddle rules have been promulgated, the tax consequences to a fund of straddle transactions are not entirely clear.

Other

         If a fund has an "appreciated financial position" -- generally, an interest (including an interest through an option, futures or forward currency contract or short sale) with respect to any stock, debt instrument (other than
"straight debt") or partnership interest the fair market value of which exceeds

                                       32

its adjusted basis -- and enters into a "constructive sale" of the position, the fund will be treated as having made an actual sale thereof, with the result that it will recognize gain at that time. A constructive sale generally consists of a short sale, an offsetting notional principal contract or a futures or forward currency contract a fund or a related person enters into with respect to the same or substantially identical property. In addition, if the appreciated financial position is itself a short sale or such a contract, acquisition of the underlying property or substantially identical property will be deemed a constructive sale. The foregoing will not apply, however, to any funds'
transaction during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the fund holds the appreciated financial position unhedged for 60 days after that closing (i.e., at no time during that 60-day period is the fund's risk of loss regarding that position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as having an option to sell, being contractually obligated to sell, making a short sale or granting an option to buy substantially identical stock or securities).

Original Issue Discount and Pay-In-Kind Securities

         Each fund may purchase zero coupon or other debt securities issued with original issue discount ("OID"). As a holder of those securities, a fund must include in its income the OID that accrues thereon during the taxable year, even if it receives no corresponding payment on the securities during the year.
Similarly, a fund must include in its gross income securities it receives as
"interest" on pay-in-kind securities. Because each fund annually must distribute substantially all of its investment company taxable income, including any OID and other non-cash income, to satisfy the Distribution Requirement and avoid imposition of the Excise Tax, it may be required in a particular year to distribute as a dividend an amount that is greater than the total amount of cash it actually receives. Those distributions will be made from a fund's cash assets or from the proceeds of sales of portfolio securities, if necessary. A fund may realize capital gains or losses from those dispositions, which would increase or decrease its investment company taxable income and/or net capital gain.

                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

         If your check to purchase shares is not honored by the institution on which it is drawn, you may be subject to extra charges in order to cover collection costs. These charges may be deducted from your shareholder account.

Future First (R) Systematic Investment Plan and Transfer of Funds from Financial
Institutions

         The Future First(R) Systematic Investment Plan ("Future First") and
transfer of funds from financial institutions are services available to those
Primary Class shareholders who own shares directly with the funds. You should contact your financial adviser to determine if it offers similar services.

         If you invest in Primary Class shares, the Prospectus explains that you may buy additional shares through Future First. Under this plan you may arrange for automatic monthly investments in Primary Class shares of $50 or more by authorizing Boston Financial Data Services ("BFDS"), each fund's transfer agent, to transfer funds each month from your checking/savings account, or another Legg
Mason fund to be used to buy additional shares. The fund will send you an account statement monthly. The transfer will also be reflected on your regular checking account statement. You may terminate Future First at any time without charge or penalty.

         You may also buy additional Primary Class shares through a plan permitting transfers of funds from a financial institution. Certain financial institutions may allow you, on a pre-authorized basis, to have $50 or more automatically transferred monthly from your checking/savings account for investment in Primary Class shares of a fund.

                                       33

Systematic Withdrawal Plan

The Systematic Withdrawal Plan is available to those shareholders who own shares directly with the funds. You should contact your financial adviser to determine if it offers a similar service.

Primary Class Shareholders

     Primary  Class  shareholders  having an account  with a net asset  value of
$5,000 or more ($1,000 or more for individual  retirement  accounts ("IRAs") and
Coverdell  Education  Savings  Accounts  ("Coverdell  ESAs"))  may elect to make withdrawals  of a  minimum  of $50 on a  monthly  basis.  Except  for  IRAs  and
Coverdell  ESAs,  there  are  three  ways to  receive  payment  of  proceeds  of redemptions made through the Systematic Withdrawal Plan: (1) Credit to brokerage account -- fund shares can be redeemed on any  business day of the month and the proceeds will be credited to the brokerage account in approximately two business days;  (2) Check  mailed by the funds'  transfer  agent -- fund  shares  will be redeemed  on the 25th of each  month or next  business  day and a check  for the proceeds  will be mailed within three  business  days; or (3) ACH to checking or savings  account --  redemptions of fund shares may occur on any business day of the month and the checking or savings account will be credited with the proceeds in approximately  two business days.  Credit to a brokerage  account is the only option  available to IRAs and Coverdell  ESAs. You may change the monthly amount to be paid to you without  charge by notifying  the fund.  You may terminate the
Systematic Withdrawal Plan at any time, without charge or penalty, by contacting the funds.  Each fund,  its transfer  agent,  and LMIS also reserve the right to modify or terminate the Systematic Withdrawal Plan at any time.

Institutional and Financial Intermediary Class Shareholders

         Shareholders of a fund's Institutional Class or Financial Intermediary
Class shares with an initial net asset value of $1,000,000 or more are eligible to participate in the Legg Mason Institutional Funds Systematic Withdrawal Plan.
Receipt of payment of proceeds of redemptions made through the Systematic
Withdrawal Plan will be wired through ACH to your checking or savings account -
redemptions of fund shares may occur on any business day of the month and the checking or savings account will be credited with the proceeds in approximately two business days. Requests must be made in writing to Legg Mason Institutional
Funds to participate in, change or discontinue the Systematic Withdrawal Plan.
You may change the monthly amount to be paid to you or terminate the Systematic
Withdrawal Plan at any time, without charge or penalty, by notifying Legg Mason
Institutional Funds. Each fund, its transfer agent, and Legg Mason Institutional
Funds also reserve the right to modify or terminate the Systematic Withdrawal
Plan at any time.

In General

The amounts paid to you each month are obtained by redeeming sufficient shares from your account to provide the withdrawal amount that you have specified.

Redemptions will be made at the net asset value per share determined as of the close of regular trading on the New York Stock Exchange ("Exchange") (normally
4:00 p.m., Eastern time) on the day corresponding to the redemption option designated by the investor. If the Exchange is not open for business on that day, the shares will be redeemed at the per share net asset value determined as of the close of regular trading on the Exchange on the next day the Exchange is open. If the redemption option designated is the last day of the month and the
Exchange is not open for business on that day, the shares will be redeemed at the per share net asset value determined as of the previous day the Exchange was open.

Withdrawal payments are treated as a sale of shares rather than as a dividend or other distribution. These payments are taxable to the extent that the total amount of the payments exceeds the tax basis of the shares sold. If the periodic

                                       34

withdrawals exceed reinvested dividends and other distributions, the amount of your original investment may be correspondingly reduced.

Ordinarily, you should not purchase additional shares of the fund in which you have an account if you maintain a Systematic Withdrawal Plan, because there are tax disadvantages associated with such purchases and withdrawals. No fund will knowingly accept purchase orders from you for additional shares if you maintain a Systematic Withdrawal Plan unless your purchase is equal to at least one year's scheduled withdrawals. In addition, Primary Class shareholders who maintain a Systematic Withdrawal Plan may not make periodic investments under
Future First.

Other Information Regarding Redemption

         Each fund reserves the right to modify or terminate the wire, telephone or Internet redemption services described in the Prospectus and this SAI at any time.

         The date of a payment for redemption may not be postponed for more than seven days, and the right of redemption may not be suspended by a fund or its distributor, except (i) for any periods during which the Exchange is closed
(other than for customary weekend and holiday closings), (ii) when trading in markets a fund normally utilizes is restricted, or an emergency, as defined by rules and regulations of the SEC, exists, making disposal of that fund's investments or determination of its net asset value not reasonably practicable, or (iii) for such other periods as the SEC by regulation or order may permit for protection of a fund's shareholders. In the case of any such suspension, you may either withdraw your request for redemption or receive payment based upon the net asset value next determined after the suspension is lifted.

         Foreign securities markets may be open for trading on days when the funds are not open for business. The net asset value of fund shares may be significantly affected on days when investors do not have access to their respective fund to purchase and redeem shares.

         Clients of certain financial intermediaries that maintain omnibus accounts with the funds' transfer agent may obtain shares through those financial intermediaries. Such financial intermediaries may receive payments from the funds' distributor for account servicing, and may receive payments from their clients for other services performed. Investors may be able to purchase shares from LMIS without receiving or paying for such other services.

Redemption In-Kind

         Each fund reserves the right, under certain conditions, to honor any request for redemption by making payment in whole or in part by securities valued in the same way as they would be valued for purposes of computing that fund's net asset value per share. Because redemption in-kind may be used at times of unusual illiquidity in the markets, these valuation methods may include fair value estimations. If payment is made in securities, a shareholder should expect to incur brokerage expenses in converting those securities into cash and the market price of those securities will be subject to fluctuation until they are sold. Each fund does not redeem "in-kind" under normal circumstances, but would do so where its adviser determines that it would be in the best interests of that fund's shareholders as a whole. A redemption in-kind may be considered the sale of securities by a fund to the party receiving the securities.
Redemptions in-kind will not be done with LMIS or other affiliated persons of the fund except as permitted by SEC rules or orders, or other interpretive guidance from regulators.

Transferring Legg Mason Fund Shares to Another Securities Dealer or Other
Financial Intermediary

         You may transfer fund shares only to another securities dealer or other financial intermediary that has entered into an agreement with the distributor or one of its affiliates with respect to the particular fund. Some securities

                                       35

dealers and financial intermediaries may have agreements with LMIS or one of its affiliates with respect to some funds and not others. Depending on the dealer to which you transfer the shares, certain shareholder services may not be available for the transferred shares. After the transfer, you may purchase additional fund shares. All future trading of particular fund shares, including exchanges, is subject to the rules of the dealer or intermediary and its continued agreement with the distributor that permits such trading.

         You should contact your securities dealer, financial intermediary or the fund for further information on transferring fund shares.

                            VALUATION OF FUND SHARES

         Net asset value of a fund's shares is determined daily for each class as of the close of regular trading on the Exchange, on every day the Exchange is open, by dividing the value of the total assets attributable to that class, less liabilities attributable to that class, by the number of shares of that class outstanding. Pricing will not be done on days when the Exchange is closed. The
Exchange currently observes the following holidays: New Year's Day, Martin
Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence
Day, Labor Day, Thanksgiving Day and Christmas Day. As described in the
Prospectuses, securities for which market quotations are readily available are valued at current market value. Securities traded on an exchange are normally valued at last sale prices. Securities traded on The Nasdaq Stock Market, Inc.
("Nasdaq") are valued in accordance with the Nasdaq Official Closing Price, which may not be the last sale price. Other OTC securities, and securities traded on exchanges for which there is no sale on a particular day (including debt securities), are valued at the mean of latest closing bid and asked prices.
A fund values its foreign securities in U.S. dollars on the basis of foreign currency exchange rates prior to the close of trading on the Exchange, generally, 2:00 p.m. Eastern time. Fixed-income securities generally are valued using market quotations or independent pricing services that use prices provided by market makers or estimates of market values. All other securities are valued at fair value as determined under procedures approved by each Corporation's
Board of Directors. The funds may also use fair value pricing instead of market quotations to value securities if, because of special circumstances, a fund believes fair value pricing would more accurately reflect the price it expects to realize on a current sale of the securities. Premiums received on the sale of put or call options are included in the net asset value of each class, and the current market value of options sold by a fund will be subtracted from net assets of each class.

Disclosure of Portfolio Holdings

         Each Board of Directors has adopted the following policy with respect to the disclosure of each fund's portfolio holdings. Each Board of Directors believes the policy is in the best interests of the funds and their shareholders and that it strikes an appropriate balance between the desire of investors for information about the funds' portfolio holdings and the need to protect the funds from potentially harmful disclosures. The extent of these disclosures and when they will be made was reviewed and approved by each Board of Directors upon the recommendations of the funds' investment advisers. Each Board of Directors will be provided with reports regarding any determinations made by the Chief
Legal Officer pursuant to the policy and any other material issues arising under the policy and can exercise oversight over the operation of the policy.

         POLICY. Except as described below, no portfolio holdings information of a fund shall be provided to any individual, investor, or other person or entity unless specifically authorized by the Chief Legal Officer or a person authorized by the Chief Legal Officer.

         PUBLIC DISCLOSURE OF PORTFOLIO HOLDINGS. Each fund distributes complete portfolio holdings information to its shareholders through semi-annual and annual reports first mailed to shareholders within sixty days after period ends.
Such semi-annual and annual reports are also made available to the public through postings at the same time on the Legg Mason Funds' website at
www.leggmasonfunds.com. Additionally, complete portfolio holdings information is filed with the SEC on Form N-Q for the first and third quarters of the funds'

                                       36

fiscal year. Each of the Corporation's reports and their Form N-Q filings are available at the website of the SEC at http://www.sec.gov.

         Complete portfolio holdings information as of quarter-end may be disclosed no sooner than the last business day of the month following such quarter-end, provided that such information has been made available to the public through postings on the Legg Mason Funds' website at least one day previously.

         Partial information concerning each fund's portfolio holdings (such as top ten holdings) may be provided to shareholders and other persons in fact sheets and other formats on a monthly or quarterly basis no sooner than 11 business days after quarter or month end, provided that such information has been made available to the public through postings on the Legg Mason Funds'
website at least one day previously.

         Complete or partial portfolio holdings information may be included in responses to Requests for Proposal, Pitch Books or similar marketing materials, provided that such information is based only on the latest portfolio holdings information publicly available in accordance with the funds' policy.

         NON-PUBLIC DISSEMINATION OF PORTFOLIO HOLDINGS INFORMATION. From time to time, portfolio holdings that are not publicly available may be required by third parties in order to perform various services for the fund. Such entities may be provided with information more current than the latest publicly-available portfolio holdings only if the Chief Legal Officer determines that 1) more current information is necessary in order for the third party to complete its task, 2) the fund has a legitimate need for disclosing the information, and 3)
the third party has agreed in writing (or is otherwise required by virtue of a written code of ethics, professional responsibility, governmental or SRO rules or fiduciary duty) to keep the information confidential, to use it only for the agreed-upon purpose(s), and not to trade securities on the basis of the information. No consideration may be received by any party for providing non-public portfolio holdings information to any third party, except consideration received by each fund in connection with the services being provided to it by the third party which receives the non-public information. The investment adviser and its affiliates shall not be deemed to have received consideration solely by the fact that services provided to each fund may result in sales of fund shares.

     At the present time, the Corporation's have ongoing arrangements with the following parties to provide them with non-public portfolio holdings information:

     Service Providers:

     State Street Bank and Trust Company - Information is provided daily with no time lag.

     Ernst & Young LLP - Information is provided as needed with no time lag.

     PricewaterhouseCoopers LLP - Information is provided as needed with no time lag.

     Kirkpatrick & Lockhart Nicholson Graham LLP - Information is provided with
     Board of Directors materials approximately four to six weeks after quarter-end and may be provided at other times as needed with no time lag.

     Institutional Shareholder Services - Information is provided daily with no time lag.

     Other Third Parties:

     Lipper Analytical Services Corporation - Information is provided quarterly with a time lag of five business days.

     Russell/Mellon Analytical Services - Information is provided monthly with a time lag of 3 business days.

         In all cases, the party receiving the information has agreed in writing
(or is otherwise required by virtue of a written code of ethics, professional responsibility, governmental or SRO rules or fiduciary duty) to keep the

                                       37

information confidential, to use it only for the agreed-upon purpose(s) and not to trade securities on the basis of such information.

         Additionally, each fund may occasionally reveal certain of its current portfolio holdings information to broker-dealers in connection with that broker-dealer executing securities transactions on behalf of the fund. In such a case, a fund does not enter into a formal confidentiality agreement with the broker-dealer but relies on the broker-dealer's obligations based on statutes, rules, and fiduciary obligations, not to trade based on the information or otherwise use it improperly. The fund would not continue to conduct business with a broker dealer whom the fund's investment adviser believed was misusing the disclosed information.

         Each Corporation's Board of Directors, officers, and certain LMIS employees, including funds accounting, legal, compliance, marketing, administrative personnel and members of certain LMIS committees or groups, have access to each fund's portfolio holdings information prior to the time it is made public. All such persons are subject to a Code of Ethics that requires that portfolio holdings information be kept confidential and that they not trade securities on the basis of such information.

         Each fund may also provide certain information (other than complete portfolio holdings) as set forth in paragraphs 1 and 2 below that is related to each fund's portfolio holdings or derived from each fund's portfolio holdings to individual and institutional shareholders, prospective shareholders, intermediaries working on behalf of these persons (including consultants and fiduciaries of 401(k) plans), and the media even if the information has not been made publicly available on the Legg Mason Funds website or in other published form, so long as the Chief Legal Officer determines that the fund has a legitimate business purpose for disclosing the information and the dissemination cannot reasonably give the recipient an advantage in trading fund shares or in any other way harm the fund or its shareholders.

1.   A small number of portfolio holdings (including  information that a fund no longer holds a particular security).  However, information about a security may not be released if it could  reasonably  be seen to interfere  with the current or future purchase or sale activities of the fund or is contrary to applicable  law. In this  respect,  information  about  intended or ongoing transactions may not be released.  However, such disclosure may not be made
     pursuant  to  ongoing   arrangements   with  third  parties  to  make  such
     information available.

2.   General  information  about the  portfolio  holdings that cannot be used to determine the fund's portfolio holdings or any portion thereof.  This would include such  characteristics of the fund as portfolio  volatility,  median capitalization,  percentages  of  international  and  domestic  securities, sector allocations,  yields, performance attribution,  types of bonds, term structure exposure, bond maturities, and duration.

         The Chief Legal Officer may authorize another person to make the determinations required under this policy. If consistent with the best interests of the fund and its shareholders, such determinations (whether made by the Chief
Legal Officer or his/her designee) do not necessarily need to be made each time the information is disclosed. For example, such determinations may be made with respect to general categories or information or a particular type of information disclosed to a particular third party or category of third party.

                                       38

                             PERFORMANCE INFORMATION

Total Return Calculations

         Average annual total return quotes used in a fund's advertising and other promotional materials ("Performance Advertisements") are calculated separately for each class according to the following formulas: Before-Tax

                  P(1+T)^n      =       ERV

where:            P             =       a hypothetical initial payment of $1,000
                  T             =       average annual total return
                  n             =       number of years
                  ERV           =       ending redeemable value of a
                                        hypothetical $1,000 payment
                                        made at the beginning of
                                        the 1-, 5-, or 10-year
                                        periods at the end of the
                                        1-, 5- or 10-year periods
                                        (or fractional portion thereof).

After-Tax

Pre-liquidation return (average annual total return after taxes on distributions):

                  P(1+T)^n      =        ATVD

where:            P             =       a hypothetical initial payment of $1,000
                  T             =       average annual total return (after taxes
                                        on distributions)
                  n             =       number of years
                  ATVD          =       ending value of hypothetical $1,000
                                        payment made at the beginning of the 1-,
                                        5-, or 10-year periods at the end of the
                                        1-, 5- or 10-year periods (or fractional
                                        portion thereof) after taxes on fund
                                        distributions but not after taxes on
                                        redemption.

Post-liquidation return (average annual total return after taxes on distributions and on redemption)

                  P(1+T)^n     =       ATVDR

(Assumptions are the same, except that "DR" calculates the ending value after taxes on distributions and on redemption.)

         Under the foregoing formulas, the time periods used in Performance
Advertisements will be based on rolling calendar quarters, updated at least to the last business day of the most recent available quarter prior to submission of the Performance Advertisements for publication. During times of market volatility, performance may vary greatly from the reported quarter-end average annualized returns; please contact Legg Mason Funds Investor Services,
www.leggmasonfunds.com (Primary Class shares) or www.lminstitutionalfunds.com
(Institutional Class and Financial Intermediary Class shares) for more current performance information. Total return, or "T" in the formulas above, is computed by finding the average annual change in the value of an initial $1,000 investment over the period. In calculating the ending redeemable value, all dividends and other distributions by a fund are assumed to have been reinvested at net asset value on the reinvestment dates during the period.

                                       39

               TAX-DEFERRED QUALIFIED PLANS - PRIMARY CLASS SHARES

         Investors may invest in Primary Class shares of a fund through IRAs, simplified employee pension plans ("SEPs"), savings incentive match plans for employees ("SIMPLES"), other qualified retirement plans and Coverdell ESAs
(collectively, "qualified plans"). In general, income earned through the investment of assets of qualified plans is not taxed to their beneficiaries until the income is distributed to those beneficiaries (or, in the case of Roth
IRAs and Coverdell ESAs, not at all if certain conditions are satisfied).
Investors who are considering establishing a qualified plan should consult their attorneys or other tax advisers with respect to individual tax questions. Please consult your financial adviser for further information with respect to these plans.

Individual Retirement Account - IRA

         TRADITIONAL IRA. Certain Primary Class shareholders who receive compensation, including earnings from self-employment, may establish and make contributions to an IRA. Your IRA contributions can be tax-deductible if neither you nor your spouse is an active participant in a qualified employer or government retirement plan. If you or your spouse is an active participant in such a plan, your IRA contribution may be deductible, in whole or in part, depending on the amount of your and your spouse's combined adjusted gross income. In addition, all earnings grow tax-deferred until withdrawn, at which point distributions are taxed as ordinary income to you, usually after age 59
1/2, when you may be in a lower tax bracket. Withdrawals made before age 59 1/2 are generally subject to a 10% penalty.

         ROTH IRA. Unlike a traditional IRA, a Roth IRA is only available to individuals who meet certain "modified adjusted gross income" (MAGI)
limitations. Under certain circumstances, a traditional IRA may be converted to a Roth IRA; these conversions are, however, subject to federal income tax.

         Contributions to a Roth IRA are not deductible; however, earnings accumulate tax-free in a Roth IRA, and withdrawals of earnings are not subject to federal income tax if the account has been held for at least five years (or in the case of earnings attributable to conversions of a traditional IRA, the conversion occurred more than five years before the withdrawal) and the account holder has reached age 59 1/2 (or certain other conditions apply).

Simplified Employee Pension Plan - SEP

         LMIS makes available to corporate and other employers a SEP for investment in Primary Class shares of a fund.

Savings Incentive Match Plan for Employees - SIMPLE

         An employer with no more than 100 employees that does not maintain another qualified retirement plan may establish a SIMPLE, either as separate
IRAs or as part of a Code section 401(k) plan. A SIMPLE, which is not subject to the complicated nondiscrimination rules that generally apply to other qualified retirement plans, allows certain employees to make elective contributions of up to certain amounts each year and requires the employer to make matching contributions of up to 3% of each such employee's salary or a 2% non-elective contribution.

Coverdell Education Savings Account - Coverdell ESA

         A Coverdell ESA provides a vehicle for saving for a child's education.
A Coverdell ESA may be established for the benefit of any minor, and any person whose MAGI does not exceed certain levels may contribute to a Coverdell ESA, subject to certain annual limits on contributions. Contributions are not deductible and may not be made after the beneficiary reaches age 18; however, earnings accumulate tax-free, and withdrawals are not subject to tax if used to pay the qualified education expenses of the beneficiary (or a qualified family member).

                                       40

         For further information regarding any of the above qualified plans, including MAGI limitations, contact your financial adviser or Legg Mason Funds
Investor Services at 1-800-822-5544.

Withholding

         Withholding at the rate of 20% is required for federal income tax purposes on certain distributions (excluding, for example, certain periodic payments) from qualified retirement plans (except IRAs and SEPs), unless the recipient transfers the distribution directly to an "eligible retirement plan"
(including IRAs and other qualified retirement plans) that accepts those distributions. Other distributions generally are subject to regular wage withholding or to withholding at the rate of 10% (depending on the type and amount of the distribution), unless the recipient elects not to have any withholding apply. Investors should consult their plan administrator or tax adviser for further information.

                             MANAGEMENT OF THE FUNDS

         Under applicable law, each Board of Directors is responsible for management of its respective Corporation and provides broad supervision over its affairs. Each Corporation's officers manage the day-to-day operations of the
Corporation under the general direction of the Corporation's Board of Directors.

         The standing committees of each Board of Directors include an Audit
Committee, a Nominating Committee and an Independent Directors Committee. All
directors who are not "interested persons" of the Corporation, as defined in the
1940 Act, are members of all three committees.

         The Audit Committee of each Board of Directors meets at least twice a year with each Corporation's independent registered public accounting firm and officers to consider issues relating to the accounting principles used by the
Corporation, the auditor's assessment of the adequacy of internal controls, the qualifications and fees of the independent registered public accounting firm, the scope of the audit services and any permissible non-audit services for which they are retained, the results of the audit and other matters. The Nominating
Committee of each Board of Directors meets as necessary to review and nominate candidates for positions as directors, to fill vacancies on each Board of
Directors, and to evaluate the performance of directors. The selection and nomination of candidates to serve as independent directors to the fund is committed to the discretion of the funds' current independent directors. The
Independent Directors Committee of each Board of Directors considers matters related to fund operations and oversees issues related to the independent directors. During the last fiscal year, the Audit Committee of each Board of
Directors met four times, the Nominating Committee of each Board of Directors met one time and the Independent Directors Committee of each Board of Directors met four times.

         The table below provides information about the Corporation's directors and officers, including biographical information about their business experience and information about their relationships with Legg Mason, Inc. and its affiliates. The mailing address of each director and officer is 100 Light
Street, 23rd Floor, Baltimore, Maryland 21202, Attn: Fund Secretary. The
Nominating Committee will accept recommendations for nominations from any source it deems appropriate. Shareholders may forward recommendations to the Fund
Secretary at the above address.

                                       41

                                              Term of Office     Number of
                           Position(s) Held    and Length of     Funds in          Other
     Name and Year             With the            Time        Fund Complex    Directorships        Principal Occupation(s)
        of Birth             Corporation        Served (1)       Overseen          Held            During the Past Five Years
        --------             -----------        ----------       --------          ----            --------------------------
INDEPENDENT DIRECTORS:

Hearn, Ruby P.                 Director         Since 2004       Director/         None        Senior Vice President Emerita of
1940                                                            Trustee of                     The Robert Wood Johnson
                                                                 all Legg                      Foundation since 2001. Formerly:
                                                                Mason funds                    Senior Vice President of The
                                                                consisting                     Robert Wood Johnson Foundation
                                                                   of 23                       (1996-2001).
                                   portfolios.

Lehman, Arnold L.              Director         Since 1998       Director/         None        Director of The Brooklyn Museum
1944                                                            Trustee of                     of Art since 1997; Trustee of
                                                                 all Legg                      American Federation of Arts since
                                                                Mason funds                    1998. Formerly: Director of The
                                                                consisting                     Baltimore Museum of Art
                                                                   of 23                       (1979-1997).
                                                                portfolios.

Masters, Robin J.W.            Director         Since 2002       Director/      Chairman of    Retired. Director of Bermuda
1955                                                            Trustee of     the Board of    SMARTRISK (non-profit) since
                                                                 all Legg      Directors of    2001. Formerly: Chief Investment
                                                                Mason funds     Cap-a-Laige    Officer of ACE Limited
                                                                consisting         Ltd.        (insurance) (1986-2000).
                                                                   of 23        (management
                                                                portfolios.     company for
                                                                                charitable
                                                                                  trust);
                                                                                Director of
                                                                              Cheyne Capital
                                                                               International
                                                                                  Limited
                                                                                (investment
                                                                                 advisory
                                                                                   firm);
                                                                                Director of
                                                                                  Cheyne
                                                                                 Property
                                                                                 Holdings
                                                                               Limited (real
                                                                                  estate).

McGovern, Jill E.              Director         Since 1998       Director/         None        Chief Executive Officer of The
1944                                                            Trustee of                     Marrow Foundation since 1993.
                                                                 all Legg                      Formerly: Executive Director of
                                                                Mason funds                    the Baltimore International
                                                                consisting                     Festival (1991 - 1993); Senior
                                                                   of 23                       Assistant to the President of The
                                                                portfolios.                    Johns Hopkins University
                                                                                               (1986-1990).

                                                        42

Mehlman, Arthur S. Director Since 2002 Director/ Trustee of the
Retired. Formerly: Partner, KPMG
1942 Trustee of Royce Family LLP (international accounting all Legg of
Funds firm) (1972-2002). Mason funds consisting of consisting 23 portfolios; of 23 Director of portfolios. Municipal Mortgage &
Equity, LLC.
O'Brien, G. Peter Director Since 1999 Director/ Trustee of the Retired.
Trustee of Colgate
1945 Trustee of Royce Family University; President of Hill all Legg of
Funds House, Inc. (residential home Mason funds consisting of care).
Formerly: Managing consisting 23 portfolios; Director, Equity Capital
Markets of 23 Director of Group of Merrill Lynch & Co. portfolios.
Renaissance (1971-1999). Capital Greenwich Funds; Director of
Technology Investment Capital Corp.
Rowan, S. Ford Director Since 2002 Director/ None Consultant, Rowan
& Blewitt Inc.
1943 Trustee of (management consulting); all Legg Chairman, National
Center for Mason funds Critical Incident Analysis, consisting National
Defense University, of 23 since 2004; Director of Santa Fe portfolios.
Institute (scientific research institute) since 1999.
Tarola, Robert M. Director Since 2004 Director/ None Senior Vice
President and Chief
1950 Trustee of Financial Officer of W. R. Grace all Legg & Co.
(specialty chemicals) since Mason funds 1999. consisting of 23 portfolios.
INTERESTED DIRECTORS:
Curley Jr., John F. Chairman and Since 1998 Chairman and None Chairman
of the Board of all Legg
1939 Director Director/ Mason Funds. Formerly: Vice Trustee of Chairman
and Director of Legg all Legg Mason, Inc. and Legg Mason Wood Mason
funds Walker, Incorporated (1982-1998); consisting Director of Legg
Mason Fund of 23 Adviser, Inc. (1982-1998) and 43

                                                                portfolios.                    Western Asset Management Company
                                                                                               (1986-1998) (each a registered
                                                                                               investment adviser).

Fetting, Mark R.            President and        President       President    Trustee of the   Senior Executive Vice President
1954                           Director       since 2001 and   and Director/   Royce Family    of Legg Mason, Inc.; Director
                                              Director since    Trustee of       of Funds      and/or officer of various Legg
                                                   2002          all Legg      consisting of   Mason, Inc. affiliates since
                                                                Mason funds   23 portfolios.   2000. Formerly: Division
                                                                consisting                     President and Senior Officer of
                                                                   of 23                       Prudential Financial Group, Inc.
                                                                portfolios.                    and related companies, including
                                                                                               fund boards and consulting
                                                                                               services to subsidiary companies
                                                                                               (1991 - 2000); Partner, Greenwich
                                                                                               Associates; Vice President, T.
                                                                                               Rowe Price Group, Inc.

EXECUTIVE OFFICERS:

Karpinski, Marie K.       Vice President      Since 1998           Vice            None        Vice President and Treasurer of
1949                      and Treasurer                          President                     all Legg Mason Funds.  Vice
                                                                    and                        President and Treasurer of Legg
                                                               Treasurer of                    Mason Fund Adviser, Inc. and
                                                                 all Legg                      Western Asset Funds, Inc.;
                                                                Mason funds                    Treasurer and Principal Financial
                                                                consisting                     and Accounting Officer of
                                                                   of 23                       Western Asset Income Fund,
                                                                portfolios.                    Western Asset Premier Bond Fund,
                                                                                               Western Asset/Claymore U.S.
                                                                                               Treasury Inflation Protected
                                                                                               Securities Fund, and Western
                                                                                               Asset/Claymore U.S. Treasury
                                                                                               Inflation Protected Securities
                                                                                               Fund 2.

                                                        44

Merz, Gregory T.            Vice President      Since 2003         Vice            None        Vice President and Deputy General
1958                       and Chief Legal                       President                     Counsel of Legg Mason, Inc. since
                               Officer                           and Chief                     2003. Formerly: Associate General
                                                                   Legal                       Counsel, Fidelity Investments
                                                                Officer of                     (1993-2002).
                                                                 all Legg
                                                                Mason funds
                                                                consisting
                                                                   of 23
                                                                portfolios.

Olmert, Amy M.              Vice President      Since 2004         Vice            None        Senior Vice President of Legg
1963                          and Chief                          President                     Mason, Inc. since 2004.  Chief
                          Compliance Officer                     and Chief                     Compliance Officer of Western
                                                                Compliance                     Asset Funds, Inc., Western Asset
                                                                Officer of                     Income Fund, Western Asset
                                                                 all Legg                      Premier Bond Fund, Western
                                                                Mason funds                    Asset/Claymore U.S. Treasury
                                                                consisting                     Inflation Protected Securities
                                                                   of 23                       Fund, and Western Asset/Claymore
                                                                portfolios.                    U.S. Treasury Inflation Protected
                                                                                               Securities Fund 2 since 2004.
                                                                                               Formerly:  Managing Director,
                                                                                               Deutsche Asset Management
                                                                                               (1997-2004).

(1)      Officers of the Corporation are elected annually to serve until their successors are elected and qualified. Directors of the Corporation serve a term of indefinite length until their resignation or removal and stand for re-election by shareholders only as and when required by the 1940 Act.

         Mr. Curley and Mr. Fetting are considered to be interested persons, as defined in the 1940 Act, of each Corporation on the basis of their employment with each fund's investment adviser or its affiliated entities (including each fund's principal underwriter) and Legg Mason, Inc., the parent holding company of those entities, as well as their ownership of Legg Mason, Inc. stock.

         The following table shows each director's ownership of shares of the funds and of all the Legg Mason funds served by the director as of December 31,
2004:

                                                                                         Aggregate Dollar Range of
                                                                                               Shares in the
                                                                                              Legg Mason Funds
    Name of Directors                Dollar Range of Equity Securities in:                   Owned by Directors
INDEPENDENT DIRECTORS:

Hearn, Ruby P.             Value Trust                            $10,001-$50,000                $10,001-$50,000
                           Special Investment Trust                          None
                           American Leading Companies                        None
                           Balanced Trust                                    None
                           Small-Cap Value Trust                             None
                           Financial Services Fund                           None

                                                        45

Lehman, Arnold L.          Value Trust                              Over $100,000                  Over $100,000
                           Special Investment Trust            $50,001 - 100,000
                           American Leading Companies           $10,001 - $50,000
                           Balanced Trust                                    None
                           Small-Cap Value Trust                $10,001 - $50,000
                           Financial Services Fund                           None

Masters, Robin J.W.        Value Trust                                       None               $50,001-$100,000
                           Special Investment Trust             $10,001 - $50,000
                           American Leading Companies                        None
                           Balanced Trust                                    None
                           Small-Cap Value Trust                $10,001 - $50,000
                           Financial Services Fund                           None

McGovern, Jill E.          Value Trust                              Over $100,000                  Over $100,000
                           Special Investment Trust                 Over $100,000
                           American Leading Companies           $10,001 - $50,000
                           Balanced Trust                                    None
                           Small-Cap Value Trust                             None
                            Financial Services Fund                          None

Mehlman, Arthur S.         Value Trust                          $10,001 - $50,000              $50,001 - $100,000
                           Special Investment Trust             $10,001 - $50,000
                           American Leading Companies                        None
                           Balanced Trust                                    None
                           Small-Cap Value Trust                             None
                            Financial Services Fund                          None

O'Brien, G. Peter          Value Trust                              Over $100,000                  Over $100,000
                           Special Investment Trust                 Over $100,000
                           American Leading Companies               Over $100,000
                           Balanced Trust                                    None
                           Small-Cap Value Trust                    Over $100,000
                           Financial Services Fund              $10,001 - $50,000

Rowan, S. Ford             Value Trust                              Over $100,000                  Over $100,000
                           Special Investment Trust                 Over $100,000
                           American Leading Companies           $10,001 - $50,000
                           Balanced Trust                                    None
                           Small-Cap Value Trust                $10,001 - $50,000
                           Financial Services Fund                           None

                                                        46

Tarola, Robert M.          Value Trust                              Over $100,000                  Over $100,000
                           Special Investment Trust                          None
                           American Leading Companies                        None
                           Balanced Trust                                    None
                           Small-Cap Value Trust                             None
                           Financial Services Fund                           None

INTERESTED DIRECTORS:
Curley, John F., Jr.       Value Trust                              Over $100,000                  Over $100,000
                           Special Investment Trust                 Over $100,000
                           American Leading Companies          $50,001 - $100,000
                           Balanced Trust                                    None
                           Small-Cap Value Trust                             None
                           Financial Services Fund                           None

Fetting, Mark R.           Value Trust                              Over $100,000                  Over $100,000
                           Special Investment Trust                          None
                           American Leading Companies          $10,0001 - $50,000
                           Balanced Trust                                    None
                           Small-Cap Value Trust                             None
                           Financial Services Fund                           None

         The following table provides certain information relating to the compensation of each Corporation's directors. None of the Legg Mason Funds has any retirement plan for its directors. However, each director may participate in a deferred compensation plan as discussed below.

Aggregate Compensation Total Compensation From Aggregate Compensation
From Aggregate Each Corporation and Name of Person From Special
Compensation From Fund Complex and Position Value Trust* Investment
Trust* Investors Trust* Paid to Directors**
INDEPENDENT DIRECTORS:
Hearn, Ruby P.
Director $5,579 $5,579 $9,480 $36,250
Lehman, Arnold L.
Director $6,650 $6,650 $11,407 $85,000 47

Masters, Robin J.W.
Director                                  $5,867                     $5,867                $9,980                   $71,250

McGovern, Jill E.
Director                                  $5,775                     $5,775                $9,837                   $75,000

Mehlman, Arthur S. ***
Director                                  $6,258                     $6,258               $10,693                  $133,221

O'Brien, G. Peter  ***
Director                                  $5,775                     $5,775                $9,837                  $149,350

Rowan, S. Ford
Director                                  $5,579                     $5,579                $9,480                   $67,500

Tarola, Robert M.
Director                                  $5,579                     $5,579                $9,480                   $36,250

INTERESTED DIRECTORS:
Curley, John F., Jr.
Chairman of the Board                       None                       None                  None                      None
and Director

Fetting, Mark R.
President and Director                      None                       None                  None                      None

*    Represents  compensation  paid to the  directors  for the fiscal year ended
     March 31, 2005.

**   Represents aggregate compensation paid to each director during the calendar year ended December 31, 2004. There are 12 open-end investment companies in the Legg Mason Funds, consisting of 23 portfolios.

***  The  total  compensation  paid to  Messrs.  Mehlman  and  O'Brien  reflects compensation  paid by The Royce  Funds,  consisting  of 23  portfolios,  in addition to that paid by the Legg Mason Funds.

         Officers and directors who are interested persons of each Corporation, as defined in the 1940 Act, receive no salary or fees from the Corporation. For serving as a director/trustee of all of the Legg Mason mutual funds, each director who is not an interested person of the Corporation ("Independent
Director") receives an annual retainer of $30,000 and a fee of $7,500 for each quarterly meeting he or she attends. The Lead Independent Director receives
$10,000 per year and the Chair of the Nominating Committee receives $2,500 per year in additional compensation for their additional time commitment. In addition, the Chair and Deputy Chair of the Audit Committee receive $5,000 and
$2,500 per year, respectively, for their additional time commitments.
Independent Directors will also receive a fee of $3,750 or $1,250 for any special Board meetings they attend in-person or by telephone, respectively.
These fees are allocated to each Legg Mason fund based on average net assets as of December 31 of the previous year. Individual directors may elect, on a voluntary basis, to defer all or a portion of their fees through a deferred

                                       48

compensation plan in effect for each Legg Mason fund. The Legg Mason Funds continue to reimburse Independent Directors for their travel and other out-of-pocket expenses related to their attendance of Board meetings.

         On June 30, 2005, the Directors and Officers of each Corporation beneficially owned in the aggregate less than 1% of any class of each fund's outstanding shares.

         On June 30, 2005, the following shareholders owned of record or beneficially 5% or more of a class of the outstanding shares of the fund. Unless otherwise indicated, each of the shareholders listed below may be contacted c/o the respective Fund at 100 Light Street, 23rd Floor, Baltimore, Maryland 21202,
Attn: Fund Secretary.

NAME and ADDRESS                                        FUND/CLASS                                % OF CLASS HELD

Prudential Investment Management Services fbo Mutual    Value Trust                                   13.94%
Fund Client attn:  Pru Choice                           -Institutional Class
100 Mulberry Street
3 Gateway Center Fl. 11
Newark, NJ 07102-4000

Charles Schwab & Co, Inc.                               Value Trust                                   11.70%
Special Custody Account                                 -Institutional Class
Benefit of Customers
101 Montgomery Street
San Francisco, CA 94104-4122

Fidelity Investments Inst Oper Co., Inc. (FIIOC)        Value Trust                                    9.69%
As Agent for Certain Employee Benefit Plans             -Institutional Class
100 Magellan Way
Mail Zone KWIC
Covington, KY 41015-1999

Chase Manhattan Bank                                    Value Trust                                    5.87%
FBO ADP Retirement and Savings Plan                     -Institutional Class
4 New York Plz #2
New York, NY 10004-2413

National Financial Services Corp.                       Value Trust                                   29.09%
200 Liberty St. 5th Fl.                                 -Financial Intermediary Class
1 World Financial Ctr.
New York, NY 10281-1003

John Hancock Life Insurance Company (USA)               Value Trust                                   16.66%
250 Bloor St. East 7th Fl.                              -Financial Intermediary Class
Toronto, Ontario
Canada M4W1E5

Fidelity Investments Inst Oper Co., Inc. (FIIOC)        Value Trust                                    8.83%
As Agent for Certain Employee Benefit Plans             -Financial Intermediary Class
100 Magellan Way
Mail Zone KWIC
Covington, KY 41015-1999

                                                49

State Street Bank FBO                                   Value Trust                                    8.81%
Citistreet Core Market                                  -Financial Intermediary Class
Battery March Park III
3 Pinehall Drive
Quincy, MA 02169-7422

Great-West Life & Annuity                               Value Trust                                    6.23%
Client Plans FFII                                       -Financial Intermediary Class
8515 E Orchard Rd 2T2
Englewood, CO 80111-5002

Nationwide Trust Co. custodian for Legg Mason Profit    Special Investment Trust                      42.18%
Sharing and 401k plan                                   -Institutional Class
98 San Jacinto blvd. Ste. 100
Austin, TX 78701-4255

Legg Mason Wood Walker, Inc. special custody account    Special Investment Trust                      23.07%
for the exclusive benefit of customers                  -Institutional Class
P.O. Box 1476 Baltimore, MD 21203-1476

Wells Fargo Bank NA fbo Legg Mason Aggressive           Special Investment Trust                      10.45%
P.O. Box 1533                                           -Institutional Class
Minneapolis, MN 55480-1533

Bost & Co.                                              Special Investment Trust                       5.69%
FBO Directed Account Plan                               -Institutional Class
Mutual Fund Operations
PO Box 3198
Pittsburgh, PA 15230-3198

Nationwide Trust Co. custodian for Legg Mason Profit    American Leading Companies                    46.15%
Sharing and 401k plan                                   -Institutional Class
98 San Jacinto Blvd. Ste. 100
Austin, TX 78701-4255

Legg Mason Wood Walker, Inc.                            American Leading Companies                    31.21%
P.O. Box 1476                                           -Institutional Class
Baltimore, MD 21202

Legg Mason 529 Plan                                     American Leading Companies                    11.49%
Growth Portfolio                                        -Institutional Class
PO Box 922
Owings Mills, MD 21117-0700

Legg Mason 529 Plan
American Leading Co Portfolio                           American Leading Companies                     6.31%
PO Box 922                                              -Institutional Class
Owings Mills, MD 21117-0700

                                                        50

Legg Mason Wood Walker, Inc. special custody account    Balanced Trust                                70.34%
for the exclusive benefit of customers                  -Institutional Class
P.O. Box 1476 Baltimore, MD 21203-1476

Nationwide Trust Co. custodian for Legg Mason Profit    Balanced Trust                                23.43%
Sharing and 401k plan                                   -Institutional Class
98 San Jacinto blvd. Ste. 100
Austin, TX 78701-4255

Legg Mason Trust                                        Balanced Trust                                 6.22%
PO Box 1476                                             -Institutional Class
Baltimore, MD 21203-1476

Emjayco                                                 Balanced Trust                                 5.62%
FBO American Micro Products                             -Financial Intermediary Class
401K Plan
PO Box 17909
Milwaukee, WI 53217

Nationwide Trust Co. custodian for Legg Mason Profit    Small Cap Value Trust                         45.85%
Sharing and 401k plan                                   -Institutional Class
98 San Jacinto blvd. Ste. 100
Austin, TX 78701-4255

Legg Mason Wood Walker Inc.                             Small Cap Value Trust                         33.49%
PO Box 1476                                             -Institutional Class
Baltimore, MD 21203-1476

Legg Mason 529 Plan                                     Small Cap Value Trust                         12.76%
Growth Portfolio                                        -Institutional Class
PO Box 922
Owings Mills, MD 21117-0700

               THE FUNDS' INVESTMENT ADVISER/MANAGER/ADMINISTRATOR

         LMCM, a Maryland corporation, is located at 100 Light Street,
Baltimore, Maryland 21202. LMCM is a wholly owned subsidiary of Legg Mason, Inc.
("Legg Mason"), which is also the parent of LMIS and Legg Mason Fund Adviser,
Inc. ("LMFA"). LMCM serves as manager and investment adviser to Value Trust,
Special Investment Trust and American Leading Companies pursuant to separate
Investment Advisory and Management Agreements with each fund (each, a
"Management Agreement").

         LMFA, a Maryland corporation, is located at 100 Light Street,
Baltimore, Maryland 21202. LMFA serves as manager to Balanced Trust, Small-Cap
Value Trust, and Financial Services Fund under separate Investment Advisory
Agreements with each fund (each, a "Management Agreement"). LMFA serves as administrator to Value Trust, Special Investment Trust and American Leading
Companies pursuant to separate Sub-Administration Agreements with LMCM (each, a
"Sub-Administration Agreement").

         Each Management Agreement provides that, subject to overall direction by the fund's Board of Directors, LMCM/LMFA manages or oversees the investment and other affairs of each fund. LMCM/LMFA is responsible for managing each fund consistent with the 1940 Act, the Code, and the fund's investment objective and

                                       51

policies described in its Prospectus and this SAI. LMCM/LMFA is obligated to (a)
provide each fund with office facilities and personnel and maintain each fund's books and records; (b) supervise all aspects of each fund's operations; (c) bear the expense of certain informational and purchase and redemption services to each fund's shareholders; (d) arrange, but not pay for, the periodic updating of prospectuses and preparing proxy materials, tax returns and reports to shareholders and state and federal regulatory agencies; and (e) report regularly to each fund's officers and directors. In addition, LMCM has agreed to reduce advisory fees for Value Trust and Special Investment Trust in an amount equal to those funds' auditing fees and compensation of their independent directors.
LMCM/LMFA and its affiliates pay all compensation of directors and officers of each fund who are officers, directors or employees of LMCM/LMFA. Each fund pays all of its expenses which are not expressly assumed by LMCM/LMFA. These expenses include, among others, interest expense, taxes, brokerage fees and commissions, expenses of preparing and printing prospectuses, proxy statements and reports to shareholders and of distributing them to existing shareholders, custodian charges, transfer agency fees, distribution fees to LMIS, each fund's distributor, compensation of the independent directors, legal and audit expenses, insurance expenses, shareholder meetings, proxy solicitations, expenses of registering and qualifying fund shares for sale under federal and state law, governmental fees and a portion of expenses incurred in connection with membership in investment company organizations. A fund also is liable for such nonrecurring expenses as may arise, including litigation to which the fund may be a party. A fund may also have an obligation to indemnify its directors and officers with respect to litigation.

         Management and Advisory fees are allocated among each class based on their pro rata share of fund assets.

         LMCM receives for its services to Value Trust, Special Investment Trust and American Leading Companies a management fee, calculated daily and payable monthly.
                                                   Fee Rate
  Value                           Trust 1.00% up to $100 million of average
                                  daily net assets; 0.75% between $100 million
                                  and $1 billion of average daily net assets;
                                  and 0.65% of average daily net assets
                                  exceeding $1 billion

  Special                         Investment Trust 1.00% up to $100 million of
                                  average daily net assets; 0.75% between $100
                                  million and $1 billion of average daily net
                                  assets; and 0.65% of average daily net
                                  assets exceeding $1 billion

  American Leading Companies      0.75% up to $1 billion of average daily net
                                  assets; and 0.65% of average daily net assets
                                  exceeding $1 billion

         LMCM currently intends to voluntarily waive fees or reimburse expenses so the expenses of American Leading Companies (exclusive of taxes, interest, brokerage and extraordinary expenses) do not exceed the annual rate of average daily net assets for each class as follows: 1.95% for Primary Class shares;
0.95% for Institutional Class shares; and 1.20% for Financial Intermediary Class shares. These voluntary waivers are currently expected to continue until August
1, 2006, but may be terminated at any time.

         LMFA receives for its services to Balanced Trust, Small-Cap Value Trust and Financial Services Fund a management fee, calculated daily and payable monthly.

                                       52

                                                   Fee Rate
  Balanced Trust                  0.75% of average daily net assets

  Small-Cap Value Trust           0.85% up to $100 million of average daily net
                                  assets; 0.75% between $100 million and $1
                                  billion of average daily net assets; and
                                  0.65% of average daily net
                                  assets exceeding $1 billion

  Financial Services Fund         1.00% up to $100 million of average daily net
                                  assets; 0.75% between $100 million and $1
                                  billion of average daily net assets; and
                                  0.65% of average daily net
                                  assets exceeding $1 billion

         LMFA currently intends to voluntarily waive fees or reimburse expenses for Balanced Trust, Small-Cap Value Trust and Financial Services Fund for
expenses related to Primary Class shares (exclusive of taxes, interest, brokerage and extraordinary expenses) in excess of the following amounts for the noted periods. These voluntary waivers are currently expected to continue until
August 1, 2006, but may be terminated at any time.

                                                           Expense Cap                   Expiration Date
  Balanced Trust - Primary Class                              1.85%                       August 1, 2006
  Small-Cap Value Trust - Primary Class                       2.00%                       August 1, 2006
  Financial Services Fund - Primary Class                     2.25%                       August 1, 2006

         LMFA currently intends to voluntarily waive fees or reimburse expenses for Balanced Trust, Small-Cap Value Trust and Financial Services Fund for
expenses related to Institutional Class shares, and Financial Intermediary Class shares of Balanced Trust and Financial Services Fund, (exclusive of taxes, interest, brokerage and extraordinary expenses) in excess of the following amounts for the noted periods. These voluntary waivers are currently expected to continue until August 1, 2006, but may be terminated at any time.

                                                          Expense Cap                    Expiration Date
  Balanced Trust
       Institutional Class                                   1.10%                        August 1, 2006
       Financial Intermediary Class                          1.35%                        August 1, 2006
  Small-Cap Value Trust -
       Institutional Class                                   1.00%                        August 1, 2006
  Financial Services Fund -
       Institutional Class                                   1.25%                        August 1, 2006
       Financial Intermediary Class                          1.50%                        August 1, 2006

         For the fiscal years ended March 31, the funds incurred advisory fees of (prior to fees waived):

                                                      2005                  2004                  2003
  Value Trust                                     $100,782,813           $80,518,233         $61,755,665
  Special Investment Trust                         $24,262,904           $20,595,704         $15,067,331
  American Leading Companies                        $4,668,138            $3,945,246          $3,526,401
  Balanced Trust                                      $446,963              $449,344            $423,500
  Small-Cap Value Trust                             $1,927,087            $1,580,482          $1,456,878
  Financial Services Fund                             $678,054              $611,638            $521,078

                                       53

For the fiscal years ended March 31, the following advisory fees were waived by
LMFA:

                                                      2005                  2004                  2003
  Value Trust                                         $87,695               $94,081              $81,438
  Special Investment Trust                            $70,841               $74,732              $60,044
  Balanced Trust                                      $43,396               $11,998              $39,636
  Small-Cap Value Trust                                    $0                    $0              $97,506
  Financial Services Fund                             $64,006               $28,135              $76,175

         Pursuant to Sub-Administration Agreements between LMCM and LMFA, LMFA agrees, among other things, to provide Value Trust, Special Investment Trust, and American Leading Companies with office facilities and personnel, maintain the funds' books and records and supply the directors and officers of the funds with statistical reports and information regarding the funds. For LMFA's services to the funds, LMCM, not the funds, pays LMFA 0.05% of each fund's average daily net assets.

         Barrett, 90 Park Avenue, New York, New York 10016, an affiliate of
LMIS, serves as investment sub-adviser to Financial Services Fund under a
Sub-Advisory Agreement between Barrett and LMFA ("Sub-Advisory Agreement"), effective May 1, 2003. Under the Sub-Advisory Agreement, Barrett is responsible, subject to the general supervision of the Manager and the fund's Board of
Directors, for the actual management of the fund's assets, including responsibility for making decisions and placing orders to buy, sell or hold a particular security. For Barrett's services to Financial Services Fund, LMFA
(not the fund) pays Barrett a fee computed daily and payable monthly, at an annual rate equal to 60% of the fee received from the fund, net of any waivers by LMFA, under the Management Agreement. From November 16, 1998 (commencement of operations) until April 30, 2003, Gray, Seifert & Co., Inc. ("Gray Seifert")
served as the fund's investment adviser. The advisory personnel who previously managed the fund as employees of Gray Seifert continue to do so as employees of
Barrett. For the fiscal year ended March 31, 2005 and the period May 1, 2003 to
March 31, 2004, Barrett received $368,428 and $328,186, respectively, in advisory fees on behalf of Financial Services Fund. For the period April 1, 2003 to April 30, 2003 and the fiscal year ended March 2003, Gray Seifert received
$21,916 and $266,942, respectively, in advisory fees on behalf of Financial
Services Fund.

         Bartlett, 36 East Fourth Street, Cincinnati, Ohio 45202, an affiliate of LMIS, serves as investment adviser to Balanced Trust pursuant to an
Investment Advisory Agreement between Bartlett and LMFA ("Sub-Advisory
Agreement"). Under the Sub-Advisory Agreement, Bartlett is responsible, subject to the general supervision of the Manager and the fund's Board of Directors, for the actual management of the fund's assets, including responsibility for making decisions and placing orders to buy, sell or hold a particular security. For
Bartlett's services to the fund, LMFA (not the fund) pays Bartlett a fee, computed daily and payable monthly, at an annual rate equal to 66 2/3% of the fee received by LMFA from the fund, net of any waivers by LMFA. For the fiscal years ended March 31, 2005, 2004 and 2003, Bartlett received $269,058, $291,564 and $255,909, respectively, in advisory fees on behalf of Balanced Trust.

         Brandywine Asset Management, LLC ("Brandywine"), 201 North Walnut
Street, Wilmington, Delaware, an affiliate of LMIS, serves as investment adviser to Small-Cap Value Trust pursuant to an Investment Advisory Agreement between
Brandywine and LMFA ("Sub-Advisory Agreement"). Under the Sub-Advisory
Agreement, Brandywine is responsible, subject to the general supervision of LMFA and Investors Trust's Board of Directors, for the actual management of the fund's assets, including responsibility for making decisions and placing orders to buy, sell or hold a particular security. For Brandywine's services to the fund, LMFA (not the fund) pays Brandywine a fee, computed daily and payable monthly, at an annual rate equal to 0.50% of the fund's average daily net assets or 58.8% of the fee received by LMFA from the fund, net of any waivers by LMFA.
For the fiscal years ended March 31, 2005, 2004 and 2003, Brandywine received
$1,133,127, $929,323 and $799,311, respectively, in advisory fees on behalf of
Small-Cap Value Trust.

                                       54

         Under each Management Agreement or Sub-Advisory Agreement, each fund has the non-exclusive right to use the name "Legg Mason" until that Agreement is terminated, or until the right is withdrawn in writing by LMCM or LMFA, as appropriate.

         Under each Management Agreement, Sub-Administration Agreement and
Sub-Advisory Agreement, LMCM/LMFA/Bartlett/Brandywine/Barrett will not be liable for any error of judgment or mistake of law or for any loss by a fund in connection with the performance of the Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard of its obligations or duties under the respective Agreement.

         Each Management Agreement and Sub-Advisory Agreement terminates automatically upon assignment and is terminable at any time without penalty by vote of the respective Board of Directors, by vote of a majority of the fund's outstanding voting securities, or by LMFA/LMCM/Bartlett/Brandywine/Barrett, on not less than 60 days' notice to the other party to the Agreement, and may be terminated immediately upon the mutual written consent of all parties to the
Agreement. Each Sub-Advisory Agreement terminates immediately upon termination of the associated Management Agreement.

Portfolio Managers

Value Trust.  Bill Miller serves as portfolio  manager to Value Trust. The table below  provides  information  regarding  other accounts for which Mr. Miller has day-to-day management responsibility.

Bill Miller
As of March 31, 2005(a):

                                                                        Number of Accounts
                                  Number of                             Managed for which       Assets Managed for
                                   Accounts                              Advisory Fee is       which Advisory Fee is
       Type of Account             Managed      Total Assets Managed   Performance-Based(b)      Performance-Based
Registered Investment                 4               $7,934,032,211           None                     $0
Companies
Other pooled investment              None                $0                    None                     $0
vehicle
Other accounts                       None                $0                    None                     $0

(a)  Value Trust and one of the other registered  investment companies for which
     Mr. Miller is primarily  responsible  for  day-to-day  management  serve as model  portfolios for other  registered  investment  companies and separate accounts  that are managed on a  day-to-day  basis by other LMCM  portfolio managers.  As of March 31,  2005,  the total  assets in these  accounts was
     $19,763,168,906.

(b)  Five of the accounts managed by other portfolio  managers,  which use Value
     Trust as a model portfolio, pay performance fees. As of March 31, 2005, the total assets in these accounts was $1,376,393,997. As previously noted, the portfolio  manager  for  Value  Trust  is  not  primarily  responsible  for day-to-day management of these accounts.

         As of March 31, 2005, Mr. Miller beneficially owned shares of Value
Trust with a value of between $500,001 and $1,000,000. As of May 31, 2005, Mr.
Miller beneficially owned shares of the fund with a value in excess of
$1,000,000.

                                       55

Special Investment Trust. Bill Miller and Samuel M. Peters serve as co-portfolio managers to Special  Investment  Trust.  The tables  below  provide  information regarding  other  accounts for which Mr. Miller and Mr.  Peters have  day-to-day management responsibility. Mr. Peters became co-manager on April 18, 2005.

Bill Miller
As of March 31, 2005(a):

                                                                        Number of Accounts
                                  Number of                             Managed for which       Assets Managed for
                                   Accounts                              Advisory Fee is       which Advisory Fee is
       Type of Account             Managed      Total Assets Managed   Performance-Based(b)      Performance-Based
Registered Investment                 4              $20,847,221,038           None                     $0
Companies
Other pooled investment              None                $0                    None                     $0
vehicle
Other accounts                       None                $0                    None                     $0

(a)  Special  Investment  Trust  and  one of  the  other  registered  investment companies  for which Mr.  Miller is primarily  responsible  for  day-to-day management  serve as  model  portfolios  for  other  registered  investment companies and separate  accounts that are managed on a day-to-day  basis by other LMCM  portfolio  managers.  As of March 31, 2005, the total assets in these accounts was $19,763,168,906.

Samuel M. Peters
As of April 18, 2005:

                                                                        Number of Accounts
                                  Number of                             Managed for which       Assets Managed for
                                   Accounts                              Advisory Fee is       which Advisory Fee is
       Type of Account             Managed      Total Assets Managed   Performance-Based(b)      Performance-Based
Registered Investment                None                $0                    None                     $0
Companies
Other pooled investment              None                $0                    None                     $0
vehicle
Other accounts                       None                $0                     14                 $313,872,087

         As of March 31, 2005, Mr. Miller beneficially owned shares of Special
Investment Trust with a value of between $500,001 and $1,000,000. As of May 31,
2005, Mr. Miller beneficially owned shares of the fund with a value in excess of
$1,000,000.

         As of May 31, 2005, Mr. Peters beneficially owned shares of Special
Investment Trust with a value of between $500,001 and $1,000,000.

         Mr. Miller serves as Chief Executive Officer and Chief Investment
Officer for Legg Mason Funds Management, Inc. and Legg Mason Capital Management,
Inc., and Managing Member for LMM, LLC. The portfolio manager has an ownership interest in LMM, LLC and, therefore, receives a portion of its profits. He also

                                       56

has an employment contract with Legg Mason, Inc. that is designed to compensate him in a similar manner based on the performance of Legg Mason Funds Management,
Inc. and Legg Mason Capital Management, Inc. Mr. Miller is also eligible to receive employee benefits, including, but not limited to, health care and other insurance benefits, participation in the Legg Mason 401(k) program, and participation in other Legg Mason deferred compensation plans.

         Mr. Peters is paid a fixed base salary and a bonus. Bonus compensation is reviewed annually and is determined by a number of factors, including the annual performance of the portfolio manager's accounts relative to the benchmark, the portfolio manager's performance over various other time periods, the total value of the assets managed by the portfolio manager, the portfolio manager's contribution to the investment manager's research process, the profitability of the investment manager and the portfolio manager's contribution to profitability, and trends in industry compensation levels and practices.

         Mr. Peters is also eligible to receive stock options from Legg Mason based upon an assessment of the portfolio manager's contribution to the success of the company, as well as employee benefits, including, but not limited to, health care and other insurance benefits, participation in the Legg Mason 401(k)
program, and participation in other Legg Mason deferred compensation plans.

American Leading Companies Trust. David E. Nelson serves as portfolio manager to
American Leading Companies Trust. Mr. Nelson does not manage any other accounts.

         As of March 31, 2005, Mr. Nelson beneficially owned shares of American
Leading Companies Trust with a value in excess of $1,000,000. As of May 31,
2005, Mr. Nelson continued to beneficially own shares of the fund in excess of
$1,000,000.

         Mr. Nelson is paid a fixed base salary and a bonus. Bonus compensation is reviewed annually and is determined by a number of factors, including the annual performance of the portfolio manager's accounts relative to the S&P 500
Composite Stock Index (with dividends reinvested), the consistency of the portfolio manager's performance, the total value of the assets managed by the portfolio manager, the portfolio manager's contribution to the investment manager's research process, the profitability of the investment manager and the portfolio manager's contribution to profitability, and trends in industry compensation levels and practices.

         Mr. Nelson is also eligible to receive stock options from Legg Mason based upon an assessment of the portfolio manager's contribution to the success of the company, as well as employee benefits, including, but not limited to, health care and other insurance benefits, participation in the Legg Mason 401(k)
program, and participation in other Legg Mason deferred compensation plans.

         LMCM realizes the fact that a portfolio manager having day-to-day management responsibility for more than one account may create the potential for conflicts to arise. For example, the portfolio manager may have an opportunity to purchase investments of limited availability. In this circumstance, the portfolio manager will review each account's investment guidelines, restrictions, tax considerations, cash balances, liquidity needs, and other factors to determine the suitability of the investment for each account and to ensure that accounts are treated equitably. The portfolio manager may also decide to purchase or sell the same security for multiple accounts at approximately the same time. To address any conflicts that this situation might create, the portfolio manager will generally combine client orders (i.e., enter a "bunched" order) in an effort to obtain best execution or to negotiate a more favorable commission rate. In addition, if orders to buy or sell a security for multiple accounts at approximately the same time are executed at different prices or commissions, the transactions will generally be allocated to each account at the average execution price and commission. In circumstances where a bunched order is not completely filled, each account will normally receive a pro-rated portion of the securities based upon the account's level of participation in the order. The investment manager may under certain circumstances allocate securities in a manner other than pro-rata if it determines that the allocation is fair and equitable under the circumstances and does not discriminate against any account.

                                       57

         In the opinion of the investment manger for the funds, a portfolio manager's simultaneous management of a fund and the accounts included in the tables above does not create any material conflicts of interests.

Balanced Trust.  Peter A. Sorrentino,  David P. Francis and Troy R. Snider serve as portfolio  managers to Balanced Trust.  The tables below provide  information regarding  other accounts for which Mr.  Francis and Mr. Snider have  day-to-day management responsibility. Mr. Sorrentino does not manage any other accounts.

David P. Francis
As of March 31, 2005:

                                                                        Number of Accounts
                                  Number of                             Managed for which       Assets Managed for
                                   Accounts                              Advisory Fee is       which Advisory Fee is
       Type of Account             Managed      Total Assets Managed   Performance-Based(b)      Performance-Based
Registered Investment                None                $0                    None                     $0
Companies
Other pooled investment              None                $0                    None                     $0
vehicle
Other accounts                        2             $12,200,000                None                     $0

Troy R. Snider
As of March 31, 2005:

                                                                        Number of Accounts
                                  Number of                             Managed for which       Assets Managed for
                                   Accounts                              Advisory Fee is       which Advisory Fee is
       Type of Account             Managed      Total Assets Managed   Performance-Based(b)      Performance-Based
Registered Investment                None                $0                    None                     $0
Companies
Other pooled investment              None                $0                    None                     $0
vehicle
Other accounts                        61            $182,000,000               None                     $0

                                       58

     As of March 31, 2005 and May 31, 2005, Mr. Sorrentino,  Mr. Francis and Mr.
Snider owned no shares of Balanced Trust.

         Incentive compensation for Mr. Sorrentino is determined by the performance of the equity portion of the fund versus the Standard & Poor's 500 index. The one-year and three-year rolling returns are compared to the benchmark returns for the same periods with the magnitude of the incentive driven by the degree of investment performance in excess of that generated by the benchmark.
Emphasis is placed on the longer-term, three-year return. In addition, Mr.
Sorrentino is eligible for incentive compensation based upon the investment performance realized by the various equity composites representing the remaining asset under management of Bartlett & Co.

         Mr. Francis and Mr. Snider are compensated with a competitive base salary along with an annual variable bonus. Bonus payments are based in part on the portfolio performance of the equity selections relative to the Standard &
Poor's 500 index. Other factors in the bonus calculation are company profitability and individual contribution.

         All client accounts managed by Bartlett, including the fund, are managed to their respective benchmarks and policy statement requirements.
However, in order to protect against any potential conflicts associated with a portfolio manager's day-to-day responsibility for managing multiple accounts,
Bartlett has adopted policies and procedures regarding trade allocation of securities to ensure that no client is favored over any other client. When purchasing the same security for multiple accounts, the portfolio manager will aggregate orders in order to minimize execution costs and obtain best execution.
When the firm enters an aggregated order, the allocation of securities among participating clients will be completed prior to the time at which the order is entered. Each client participating in an aggregated order will receive the average share price of the transaction(s), and each client will share transaction costs on a pro-rata basis based upon the client's level of participation in the order.

         Generally, if an aggregated order is partially filled, each participating client will receive a pro-rated portion of the securities based upon the client's level of participation in the order. If, however, Bartlett determines that it is in the best interest of its clients to fill some of its client orders in their entirety rather than allocating securities on a pro-rata basis, the firm may do so; provided it maintains a record of this decision which includes a description of the reason that the general allocation policy was not followed.

U.S. Small Cap Value Trust. Henry F. Otto and Steven M. Tonkovich serve as portfolio managers to U.S. Small Cap Value Trust. The table below provides information regarding other accounts for which Mr. Otto and Mr. Tonkovich have day-to-day management responsibility.

Henry F. Otto and Steven M. Tonkovich
As of March 31, 2005:

                                                                        Number of Accounts
                                  Number of                             Managed for which       Assets Managed for
                                   Accounts                              Advisory Fee is       which Advisory Fee is
       Type of Account             Managed      Total Assets Managed   Performance-Based(b)      Performance-Based
Registered Investment                 2            $1,181,309,574              None                     $0
Companies
Other pooled investment               4             $549,837,949               None                     $0
vehicle
Other accounts                        26           $2,704,596,489               3                  $756,492,979

                                       59

         As of March 31, 2005, Mr. Otto beneficially owned shares of U.S. Small
Cap Value Trust with a value of between $100,001 and $500,000. As of May 31,
2005, Mr. Otto beneficially owned shares of the fund between $500,001 and
$1,000,000.

         As of March 31, 2005, Mr. Tonkovich beneficially owned shares of U.S.
Small Cap Value Trust with a value of between $100,001 and $500,000. As of May
31, 2005, Mr. Tonkovich continued to beneficially own shares of the fund between
$100,001 and $500,000.

         Brandywine believes that there are no material conflicts of interest that arise in connection with its simultaneous management of its various portfolios. All portfolios within a given investment style are treated in a similar fashion for all investment decisions, unless a client provides specific investment restrictions. All trade executions of a given investment decision are allocated in an unbiased manner to avoid any conflict over allocation of investment opportunities.

         The fund's portfolio managers' compensation includes a fixed base salary coupled with a bonus which is based on 1) the manager's portfolio pre-tax performance versus the small cap value peer universe constructed by the Frank
Russell Company, 2) the overall profitability of all portfolio's managed by the portfolio managers, and 3) Brandywine's overall profitability. The comparison to the small cap value peer universe includes one quarter, one year, three year, and five year time periods. The bonus calculation treats every account under the portfolio manager's direction in the same manner, including the fund.

Financial  Services Fund. Amy LaGuardia serves as portfolio manager to Financial
Services Fund. The table below provides information regarding other accounts for which Ms. LaGuardia has day-to-day management responsibility.

Amy LaGuardia
As of March 31, 2005:

                                                                        Number of Accounts
                                  Number of                             Managed for which       Assets Managed for
                                   Accounts                              Advisory Fee is       which Advisory Fee is
       Type of Account             Managed      Total Assets Managed   Performance-Based(b)      Performance-Based
Registered Investment                 1             $67,300,000                None                     $0
Companies
Other pooled investment              None                $0                    None                     $0
vehicle
Other accounts                       293            $408,000,000               None                     $0

         As of March 31, 2005, Ms. LaGuardia beneficially owned shares of
Financial Services Fund with a value of between $100,001 and $500,000. As of May
31, 2005, Ms. LaGuardia continued to beneficially own shares of the fund between
$100,001 and $500,000.

         To date there have not been any material conflicts with the Financial
Services Fund and other managed accounts nor does Barrett anticipate any conflicts. When possible Barrett uses average pricing on trades in which the fund and other accounts participates on an aggregate basis. The same investment policy is followed; however, the investment parameters differ. The fund is a sector fund with over 80% invested in financial companies whereas other clients have no more than 40% of assets in financial companies. The private clients are invested in other sectors of the market, which can do better or worse than financial services sectors at any given time. In addition, Barrett does not sell short, which eliminates a potential conflict between the private clients and the fund. Barrett also does not engage in any principal or agency cross transactions with itself or affiliated parties.

                                       60

         The portfolio manager receives a base salary and participates in incentive programs wherein bonuses are paid in March after assessing entity-wide performance, company profitability and individual performance. Performance is not based solely on the individual; the firm as a whole must do well before bonuses are paid.

         The funds, LMCM, LMFA, LMIS, Brandywine, Bartlett, and Barrett each has adopted a code of ethics under Rule 17j-1 of the 1940 Act, which permits personnel covered by the code to invest in securities that may be purchased or held by a fund, but prohibits fraudulent, deceptive or manipulative conduct in connection with that personal investing. With respect to transactions in Legg
Mason funds, personnel covered by the code: must submit proposed transactions in
Legg Mason funds for pre-clearance; must hold fund shares purchased for at least sixty days; and are prohibited from using their knowledge of the portfolio of a
Legg Mason fund to engage in any trade or short-term trading strategy involving that fund.

         As each fund may hold various equity securities in its portfolio, it often has the right to vote by proxy on items of business with respect to the issuers whose securities it owns. The Legg Mason funds have developed proxy voting procedures whereby, subject to Board oversight, the advisers and/or sub-advisers that actually manage the assets of the funds are delegated the responsibility for assessing and voting each fund's proxies in accordance with their own proxy voting policies and procedures. These policies and procedures include specific provisions to determine when a conflict exists between the fund and its adviser or the adviser's affiliates. Copies of the proxy voting policies and procedures are attached to this SAI as Appendix B.

         Information regarding how each fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge through www.leggmasonfunds.com/aboutlmf or the SEC's Internet site at http://www.sec.gov.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

         The portfolio turnover rate is computed by dividing the lesser of purchases or sales of securities for the period by the average value of portfolio securities for that period. Short-term securities are excluded from the calculation.

         For the fiscal years ended March 31, each fund's portfolio turnover rates were as follows:

-------------------------------------- ------------------------ -------------------------

                Fund                            2005                      2004
-------------------------------------- ------------------------ -------------------------
Value Trust                                     8.8%                      3.8%
-------------------------------------- ------------------------ -------------------------
Special Investment Trust                        17.7%                    14.7%
-------------------------------------- ------------------------ -------------------------
American Leading Companies                      19.4%                    19.6%
-------------------------------------- ------------------------ -------------------------
Balanced Trust                                  42.4%                    42.1%
-------------------------------------- ------------------------ -------------------------
Small Cap Value Trust                           46.7%                    44.3%
-------------------------------------- ------------------------ -------------------------
Financial Services Fund                         28.3%                    29.6%
-------------------------------------- ------------------------ -------------------------

     Variations in a fund's portfolio turnover rate from year to year may be due to a fluctuating volume of shareholder  purchase and redemption orders or market conditions.

         Under each Advisory Agreement, each fund's adviser is responsible for the execution of the fund's portfolio transactions. Corporate and government debt securities are generally traded on the OTC market on a "net" basis without a stated commission, through dealers acting for their own account and not as brokers. Prices paid to a dealer in debt securities will generally include a
"spread," which is the difference between the price at which the dealer is willing to purchase and sell the specific security at the time, and includes the dealer's normal profit. Some portfolio transactions may be executed through brokers acting as agent. In selecting brokers or dealers, each adviser must seek the most favorable price (including the applicable dealer spread or brokerage commission) and execution for such transactions, subject to the possible payment as described below of higher brokerage commissions or spreads to broker-dealers who provide research and analysis. A fund may not always pay the lowest commission or spread available. Rather, in placing orders on behalf of a fund, each adviser also takes into account other factors bearing on the overall

                                       61

quality of execution, such as size of the order, difficulty of execution, efficiency of the executing broker's facilities (including the services described below), any risk assumed by the executing broker and, if applicable, arrangements for payment of fund expenses.

         Consistent with the policy of most favorable price and execution, each adviser may give consideration to research, statistical and other services furnished by brokers or dealers to that adviser for its use, may place orders with brokers or dealers who provide supplemental investment and market research and securities and economic analysis, and may pay to these brokers or dealers a higher brokerage commission than may be charged by other brokers or dealers, or a higher transaction fee on so-called "riskless principal" trades in certain
Nasdaq securities. Such services include, without limitation, advice as to the value of securities; the advisability of investing in, purchasing, or selling securities; advice as to the availability of securities or of purchasers or sellers of securities; and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. Such research and analysis may be useful to each adviser in connection with services to clients other than the funds whose brokerage generated the service. On the other hand, research and analysis received by the adviser from brokers executing orders for clients other than the funds may be used for the funds' benefit. Each adviser's fee is not reduced by reason of its receiving such brokerage and research services.

         As adviser to Value Trust, Special Investment Trust and American
Leading Companies, LMCM may allocate brokerage transactions to broker-dealers who allocate a portion of the commissions paid by each fund toward the reduction of the fund's expenses payable to third-party service providers other than LMCM or its affiliates. The transaction quality must, however, be comparable to that of other qualified broker-dealers. Neither LMCM nor its affiliates receive any direct or indirect benefit from these arrangements.

     Each  fund may use  brokerage  firms  affiliated  with a fund's  investment adviser  ("affiliated  broker") as its broker for agency  transactions in listed and OTC securities at commission rates and under  circumstances  consistent with the policy of best execution.  Commissions  paid to affiliated  brokers will not exceed "usual and customary  brokerage  commissions."  Rule 17e-1 under the 1940
Act defines  "usual and  customary"  commissions  to include  amounts  which are
"reasonable  and fair  compared  to the  commission,  fee or other  remuneration received by other brokers in connection with comparable  transactions  involving similar  securities  being  purchased or sold on a securities  exchange during a comparable  period of time." In the OTC  market,  a fund  generally  deals  with
responsible  primary   market-makers  unless  a  more  favorable  execution  can
otherwise be obtained.

         For the fiscal years ended March 31, each fund paid the following brokerage commissions:

-------------------------------------- ------------------------ ------------------------- ------------------------

                Fund                            2005                      2004                     2003
-------------------------------------- ------------------------ ------------------------- ------------------------
Value Trust (a)                              $7,075,533                $3,893,533             $13,667,884
-------------------------------------- ------------------------ ------------------------- ------------------------
Special Investment Trust (b)                 $2,297,192                $1,651,382              $2,681,808
-------------------------------------- ------------------------ ------------------------- ------------------------
American Leading Companies Trust               $401,640               $380,693 (c)               $614,647
-------------------------------------- ------------------------ ------------------------- ------------------------
Balanced Trust                                  $46,764                   $42,200                 $38,473
-------------------------------------- ------------------------ ------------------------- ------------------------
U.S. Small Cap Value Trust                     $402,141               $401,742 (d)               $612,615
-------------------------------------- ------------------------ ------------------------- ------------------------
Financial Services Fund                       $59,062 (e)                 $37,292                 $34,428
-------------------------------------- ------------------------ ------------------------- ------------------------

(a)  The  decrease in  commissions  paid by Value  Trust  during the fiscal year ended 2004  relative  to the prior year was due to a decrease in the volume and  frequency  of trades  during  that  fiscal  year and by the  effect of somewhat lower  commission  rates. The decrease in the volume and frequency of trades can be attributed to a decrease in the fund's portfolio  turnover rate.  The  increase in  commissions  paid by Value Trust during the fiscal year ended 2005  relative  to the prior year was due to an  increase in the volume and frequency of trades during that fiscal year and by the effect of slightly higher  commission rates. The increase in the volume and frequency of trades can be attributed to an increase in the fund's portfolio turnover rate.

                                       62

(b)  The decrease in  commissions  paid by Special  Investment  Trust during the fiscal year ended 2004  relative to the prior year was due to a decrease in the volume and  frequency  of trades  during  that  fiscal  year and by the effect of somewhat lower  commission  rates. The decrease in the volume and frequency of trades can be attributed to a decrease in the fund's portfolio turnover rate. The increase in commissions paid by Special Investment Trust during the fiscal year ended 2005  relative to the prior year was due to an increase in the volume and  frequency of trades during that fiscal year and by the effect of slightly  higher  commission  rates.  The  increase in the volume and  frequency  of trades can be  attributed  to an  increase in the fund's portfolio turnover rate.

(c)  The decrease in commissions paid by American Leading Companies Trust during the fiscal year ended 2004 relative to the prior year was due to a decrease in the volume and  frequency  of trades  during that fiscal year and by the effect of somewhat lower  commission  rates. The decrease in the volume and frequency of trades can be attributed to a decrease in the fund's portfolio turnover rate.

(d)  The decrease in  commissions  paid by U.S. Small Cap Value Trust during the fiscal year ended 2004  relative to the prior year was due to a decrease in the volume and  frequency  of trades  during  that  fiscal  year and by the effect of somewhat lower  commission  rates. The decrease in the volume and frequency of trades can be attributed to a decrease in the fund's portfolio turnover rate.

(e)  The  increase in  commissions  paid by Financial  Services  Fund during the fiscal year ended 2005 was due to an increase in agency transactions versus principal transactions.

For the fiscal years ended March 31, the following funds paid the following brokerage commissions to Legg Mason Wook Walker, Incorporated ("LMWW"), the
funds' previous distributor:

-------------------------------------- ------------------------ ------------------------ ------------------------

                Fund                            2005                     2004                     2003
-------------------------------------- ------------------------ ------------------------ ------------------------
-------------------------------------- ------------------------ ------------------------ ------------------------
Value Trust                                  $79,043*                  $90,800                 $50,310
-------------------------------------- ------------------------ ------------------------ ------------------------
-------------------------------------- ------------------------ ------------------------ ------------------------
Special Investment Trust                      $101,920**                $2,560                 $17,384
-------------------------------------- ------------------------ ------------------------ ------------------------
-------------------------------------- ------------------------ ------------------------ ------------------------
American Leading Companies                     $4,600***               $13,250                     --
-------------------------------------- ------------------------ ------------------------ ------------------------

*    Represents  1.12% of the total brokerage  commissions paid and 0.60% of the total  dollar  amount of  transactions  involving  the payment of brokerage commissions for the most recent fiscal year.

**   Represents  4.44% of the total brokerage  commissions paid and 4.35% of the total  dollar  amount of  transactions  involving  the payment of brokerage commissions for the most recent fiscal year.

***  Represents  1.15% of total  brokerage  commissions  paid and 0.97% of total
     dollar   amount  of   transactions   involving  the  payment  of  brokerage
     commissions for the most recent fiscal year.

         For the fiscal years ended March 31, 2005, 2004 and 2003, LMWW received no brokerage commissions from Balanced Trust, Small-Cap Value Trust or Financial
Services Fund.

         Except as permitted by SEC rules or orders, each fund may not buy securities from, or sell securities to, LMIS or its affiliated persons as principal. Each fund's Board of Directors has adopted procedures in conformity with Rule 10f-3 under the 1940 Act whereby the fund may purchase securities that are offered in certain underwritings in which LMIS or any of its affiliated persons is a participant. These procedures, among other things, limit each fund's investment in the amount of securities of any class of securities offered in an underwriting in which LMIS or any of its affiliated persons is a participant so that each fund, together with all other registered investment companies having the same adviser and all private accounts controlled by the same adviser, may not purchase more than 25% of the principal amount of the offering of such class. In addition, a fund may not purchase securities during the existence of an underwriting if LMIS is the sole underwriter of those securities. In no case in which a fund purchases securities in an underwriting in which LMIS or any affiliated person is a participant can the fund purchase the securities from LMIS or the affiliated person.

                                       63

         Section 11(a) of the Securities Exchange Act of 1934 prohibits LMIS from receiving compensation for executing transactions on an exchange for its affiliates, such as the funds, unless the affiliate expressly consents by written contract. Each Advisory Agreement expressly provides such consent.

         Of the regular broker-dealers used by each respective fund during the fiscal year ended March 31, 2005, the following funds owned shares of the following broker-dealers or parent companies of broker-dealers as of that date:

                                                                    Market Value of
   Value Trust                                                        Shares Held
   -------------------------------------------------------------------------------
   Citigroup, Inc.                                                   $404,460,000
   J.P. Morgan Chase & Co.                                           $657,400,000

                                                                  Market Value of
   Special Investment Trust                                           Shares Held
   -------------------------------------------------------------------------------
   The Bear Stearns Companies, Inc.                                  $149,850,000

                                                                  Market Value of
   American Leading Companies Trust                                   Shares Held
   -------------------------------------------------------------------------------
   Bank of America Corp.                                              $15,143,940
   Citigroup, Inc.                                                    $20,897,100
   J.P. Morgan Chase & Co.                                            $26,019,200
   Merrill Lynch & Co., Inc.                                           $3,962,000
   Morgan Stanley                                                      $4,007,500

                                                                  Market Value of
   Balanced Trust                                                     Shares Held
   -------------------------------------------------------------------------------
   Bank of America Corp.                                                 $330,068
   Citigroup, Inc.                                                     $1,267,308
   J.P. Morgan Chase & Co.                                               $492,503
   Lincoln National Corp.                                                $631,960
   Merrill Lynch & Co., Inc.                                             $490,191
   Principal Financial Group, Inc.                                       $535,011

                                                                  Market Value of
   Financial Services Fund                                            Shares Held
   -------------------------------------------------------------------------------
   J.P. Morgan Chase & Co. $968,247

                                                                  Market Value of
   Small-Cap Value Trust                                              Shares Held
   -------------------------------------------------------------------------------
   Raymond James Financial, Inc.                                         $299,970

         Special Investment Trust and Financial Services Fund held no shares of their regular broker-dealers as of March 31, 2005.

         Investment decisions for each fund are made independently from those of other funds and accounts advised by LMFA, LMCM, Bartlett, Brandywine or Barrett.
However, the same security may be held in the portfolios of more than one fund or account. When two or more accounts simultaneously engage in the purchase or sale of the same security, the prices and amounts will be equitably allocated to each account. In some cases, this procedure may adversely affect the price or quantity of the security available to a particular account. In other cases, however, an account's ability to participate in large-volume transactions may produce better executions and prices.

                                       64

                             THE FUNDS' DISTRIBUTOR

         LMIS acts as distributor of the funds' shares pursuant to separate
Underwriting Agreements with each fund. Except as noted in the Prospectuses, each Corporation's shares are distributed in a continuous offering. Each
Underwriting Agreement obligates LMIS to promote the sale of fund shares and to pay certain expenses in connection with its distribution efforts, including expenses for the printing and distribution of prospectuses and periodic reports used in connection with the offering to prospective investors (after the prospectuses and reports have been prepared, set in type and mailed to existing shareholders at each fund's expense) and for supplementary sales literature and advertising costs.

         Under each Underwriting Agreement, each fund has the non-exclusive right to use the name "Legg Mason" until that agreement is terminated, or until the right is withdrawn in writing by LMIS.

         Each fund has adopted a Distribution Plan for Primary Class shares
("Primary Class Plans"); and Value Trust, Special Investment Trust, American
Leading Companies, Balanced Trust and Financial Services Fund have each adopted a Distribution Plan for Financial Intermediary Class shares ("Financial
Intermediary Class Plans"), each of which, among other things, permits a fund to pay LMIS fees for its services related to sales and distribution of Primary
Class shares or Financial Intermediary Class shares, respectively, and the provision of ongoing services to holders of those shares. Payments with respect to a class are made only from assets attributable to that class. Under the
Primary Class Plans, the aggregate fees may not exceed an annual rate of each fund's average daily net assets attributable to Primary Class shares as follows:
1.00% for Special Investment Trust, American Leading Companies, Small-Cap Value
Trust and Financial Services Fund, 0.75% for Balanced Trust and 0.95% for Value
Trust. Under the Financial Intermediary Class Plans, the aggregate fees may not exceed an annual rate of 0.40% (0.25% in the case of Financial Services Fund) of each fund's average daily net assets attributable to Financial Intermediary
Class shares. Currently, under each Financial Intermediary Class Plan, LMIS receives 0.25% of assets attributable to Financial Intermediary Class shares annually from each fund. Distribution activities for which such payments may be made include, but are not limited to, compensation to persons who engage in or support distribution and redemption of shares, printing of prospectuses and reports for persons other than existing shareholders, advertising, preparation and distribution of sales literature, overhead, travel and telephone expenses, all with respect to the respective class of shares only.

         Amounts payable by a fund under a Plan need not be directly related to the expenses actually incurred by LMIS on behalf of the fund. Each Plan does not obligate a fund to reimburse LMIS for the actual expenses LMIS may incur in fulfilling its obligations under the Plan. Thus, even if LMIS actual expenses exceed the fee payable to LMIS at any given time, a fund will not be obligated to pay more than that fee. If LMIS expenses are less than the fee it receives,
LMIS will retain the full amount of the fee.

         With respect to Primary Class and/or Financial Intermediary Class shares, LMFA and LMCM have agreed to waive their fees if necessary to meet the voluntary expense limits for American Leading Companies, Financial Services
Fund, Balanced Trust and Small-Cap Value Trust to the extent described under
"The Funds' Investment Adviser/Manager."

         The Plans were each adopted, as required by Rule 12b-1 under the 1940
Act, by a vote of the Board of Directors of each respective fund including a majority of the Independent Directors who have no direct or indirect financial interest in the operation of any Plan or any Underwriting Agreement ("12b-1
Directors"). In approving the establishment or continuation of each Plan, in accordance with the requirements of Rule 12b-1, the directors determined that there was a reasonable likelihood that each Plan would benefit the applicable fund, class and its shareholders. The directors considered, among other things, the extent to which the potential benefits of the Plan to the fund's Primary
Class or Financial Intermediary Class shareholders, as applicable, could offset the costs of the Plan; the likelihood that the Plan would succeed in producing such potential benefits; the merits of certain possible alternatives to the
Plan; and the extent to which the retention of assets and additional sales of the fund's Primary Class shares and Financial Intermediary Class shares, as

                                       65

applicable, would be likely to maintain or increase the amount of compensation paid by that fund to the adviser.

         In considering the costs of each Plan, the directors gave particular attention to the fact that any payments made by a fund to LMIS under a Plan would increase the fund's level of expenses in the amount of such payments.
Further, the directors recognized that the adviser would earn greater management fees if a fund's assets were increased, because such fees are calculated as a percentage of a fund's assets and thus would increase if net assets increase.
The directors further recognized that there can be no assurance that any of the potential benefits described below would be achieved if each Plan was implemented.

         Among the potential benefits of the Plans, the directors noted that the payment of commissions and service fees to LMIS for payment to securities brokers and their registered representatives could motivate them to improve their sales efforts with respect to each fund's Primary Class shares and
Financial Intermediary Class shares, as applicable, and to maintain and enhance the level of services they provide to a fund's respective class of shareholders.
These efforts, in turn, could lead to increased sales and reduced redemptions, eventually enabling a fund to achieve economies of scale and lower per share operating expenses. Any reduction in such expenses could serve to offset, at least in part, the additional expenses incurred by a fund in connection with its
Plan. Furthermore, the investment management of a fund could be enhanced, as any net inflows of cash from new sales might enable its portfolio manager to take advantage of attractive investment opportunities, and the possible reduced redemptions could eliminate the potential need to liquidate attractive securities positions in order to raise the funds necessary to meet the redemption requests.

         As compensation for its services and expenses, in accordance with each
Primary Class Plan, LMIS receives from each fund an annual distribution fee equivalent to a percentage of the fund's average daily net assets as follows:
0.70% for Value Trust; 0.75% for Special Investment Trust; 0.75% for American
Leading Companies; 0.50% for Balanced Trust; 0.75% for Small Cap Value; and
0.75% for Financial Services, and an annual service fee equivalent to 0.25% of its average daily net assets attributable to Primary Class shares. In accordance with each Financial Intermediary Class Plan, as compensation for its services and expenses, LMIS is authorized to receive from Value Trust, Special Investment
Trust, American Leading Companies and Balanced Trust an annual distribution fee equivalent to 0.15% of each fund's average daily net assets, and an annual service fee equivalent to 0.25% of each fund's average daily net assets attributable to Financial Intermediary Class shares, except that Financial
Services Fund's Plan does not provide for any distribution fee, only a 0.25%
annual service fee. The Boards of these funds have currently approved payment of
0.25% under the Financial Intermediary Class plans. All distribution and service fees are calculated daily and paid monthly.

         Each Plan will continue in effect only so long as it is approved at least annually by the vote of a majority of the Board of Directors, including a majority of the 12b-1 Directors, cast in person at a meeting called for the purpose of voting on that Plan. A Plan may be terminated with respect to a class of a fund by a vote of a majority of the 12b-1 Directors or by vote of a majority of the outstanding voting securities of the applicable class of that fund. Any change in a Plan that would materially increase the distribution costs to a fund requires approval by the shareholders of the applicable class of the fund; otherwise a Plan may be amended by the directors, including a majority of the 12b-1 Directors.

         Rule 12b-1 requires that any person authorized to direct the disposition of monies paid or payable by a fund, pursuant to a Plan or any related agreement shall provide to that fund's Board of Directors, and the directors shall review, at least quarterly, a written report of the amounts so expended pursuant to the plan and the purposes for which the expenditures were made.

                                       66

         For the year ended March 31, 2005, the funds incurred distribution and service fees with respect to Primary Class shares of (prior to fees waived):

Value Trust                                                      $104,213,367
Special Investment Trust                                          $33,401,653
American Leading Companies                                         $6,043,137
Balanced Trust                                                       $285,076
Small-Cap Value Trust                                              $2,316,925
Financial Services Fund                                              $563,361

         For the year ended March 31, 2005, the following distribution fees were waived by LMWW with respect to Primary Class shares:

Balanced Trust                                                        $35,331
Small-Cap Value Trust                                                  $8,435
Financial Services Fund                                               $22,114

         For the year ended March 31, 2005, the following funds incurred distribution and service fees with respect to Financial Intermediary Class shares of (prior to fees waived):

Value Trust                                                        $1,690,689
Special Investment Trust                                              $27,140
Balanced Trust                                                        $52,631
Financial Services Fund                                               $27,140

         For the year ended March 31, 2005, distribution fees of $10,193 were waived by LMWW with respect to Financial Intermediary Class shares of Balanced
Trust.

         For the fiscal year ended March 31, 2005, LMWW incurred the following expenses in connection with distribution and shareholder services with respect to Primary Class shares for each of the following funds:

--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------

                                            Special          American                     Small-Cap       Financial
                        Value Trust       Investment         Leading        Balanced        Value         Services
                                             Trust          Companies         Trust          Trust          Fund
--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------
Compensation to
sales personnel            $44,416,000      $13,793,000        $2,533,000      $79,000        $964,000       $213,000
--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------
Advertising                 $4,128,000       $1,193,000        $1,136,000     $102,000        $374,000       $112,000
--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------
Printing and
mailing                       $479,000         $250,000          $232,000      $30,000         $89,000        $35,000
of prospectuses
to prospective
shareholders

                                                        67

--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------
Administration,
overhead and               $28,711,000       $9,732,000        $2,578,000     $543,000      $1,348,000       $651,000
corporate technology
--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------
Total expenses             $77,734,000      $24,968,000        $6,479,000     $754,000      $2,775,000  $1,011,000
--------------------- ================= ================ ================= ============ =============== ==============

         For the fiscal year ended March 31, 2005, LMWW incurred the following expenses in connection with distribution and shareholder services of Financial
Intermediary Class shares for each of the following funds:

                                         Value Trust          Special             Balanced           Financial
                                                          Investment Trust         Trust           Services Fund
                                       ----------------- ------------------- ------------------- -------------------
                                       ----------------- ------------------- ------------------- -------------------
Compensation to sales personnel
                                          $2,738,000          $67,000                $44,000             $43,000
Advertising
                                            $255,000           $6,000                $57,000             $23,000
Printing and mailing
of prospectuses                              $29,000           $1,000                $16,000              $7,000
to prospective shareholders
Administration, overhead and
corporate technology                      $1,770,000          $48,000               $301,000            $132,000
                                       ----------------- ------------------- ------------------- -------------------
                                       ----------------- ------------------- ------------------- -------------------
Total expenses                            $4,792,000          $122,000              $418,000            $205,000
                                       ================= =================== =================== ===================

         The foregoing are estimated and do not include all expenses fairly allocable to LMWW's or its affiliates' efforts to distribute Primary Class shares or Financial Intermediary Class shares. They include an allocation among the funds and other financial products available through LMWW financial advisers of certain overhead expenses related to distribution.

                            CAPITAL STOCK INFORMATION

         Value Trust has authorized capital of 700 million shares of common stock, par value $0.001 per share. Special Investment Trust has authorized capital of 350 million shares of common stock, par value $0.001 per share.
Investors Trust has authorized issuance of 600 million shares of par value $.001 per share of American Leading Companies, 625 million shares of par value $.001 per share of Balanced Trust, 200 million shares of par value $.001 per share of
Small-Cap Value Trust, and 475 million shares of par value $.001 per share of
Financial Services Fund. Each corporation may authorize and issue additional series of shares and may create additional classes. Each fund currently offers two classes of shares -- Primary Class shares and Institutional Class shares. In

                                       68

addition, Value Trust, Special Investment Trust, American Leading Companies
Trust, Balanced Trust and Financial Services Fund offer Financial Intermediary
Class shares. Each class represents interests in the same pool of assets. A separate vote is taken by a class of shares of a fund if a matter affects just that class of shares. Each class of shares may bear certain differing class-specific expenses and sales charges, which may affect performance.

         The Board of each fund does not anticipate that there will be any conflicts among the interests of the holders of the different classes of a fund's shares. If the Board becomes aware that any such conflict exists, it will take appropriate actions. Shareholders of each fund are entitled to one vote per share and fractional votes for fractional shares held. Voting rights are not cumulative. All shares of the funds are fully paid and nonassessable and have no preemptive or conversion rights.

         For each fund, shareholder meetings will not be held except: where the
1940 Act requires a shareholder vote on certain matters (including the election of directors, approval of an advisory contract, and certain amendments to a plan of distribution pursuant to Rule 12b-1); at the request of a majority of the shares entitled to vote as set forth in the by-laws of the fund; or as the Board of Directors from time to time deems appropriate or necessary.

     THE CORPORATIONS' CUSTODIAN AND TRANSFER AND DIVIDEND-DISBURSING AGENT

         State Street Bank and Trust Company ("State Street"), P.O. Box 1713,
Boston, Massachusetts 02105, serves as custodian of each fund's assets. BFDS,
P.O. Box 953, Boston, Massachusetts 02103, as agent for State Street, serves as transfer and dividend-disbursing agent and administrator of various shareholder services. LM Fund Services, Inc. ("LMFS") serves as sub-transfer agent to the funds assisting BFDS with certain of its duties as transfer agent. LMFS, an affiliate of LMIS, receives from BFDS for its services a percentage of the per account fees the funds pay BFDS for transfer agency services. Shareholders who request an historical transcript of their account will be charged a fee based upon the number of years researched. Each fund reserves the right, upon at least
60 days' prior written notice, to institute other charges on shareholders to cover a fund's administrative costs. LMFS may also receive compensation for providing certain shareholder services to Financial Intermediary and
Institutional Class shareholders of the funds.

                         THE CORPORATIONS' LEGAL COUNSEL

     Kirkpatrick & Lockhart Nicholson Graham LLP, 1800 Massachusetts Ave., N.W.,
Washington, D.C. 20036-1221, serves as counsel to each Corporation.

         THE CORPORATIONS' INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         PricewaterhouseCoopers LLP, 250 W. Pratt Street, Baltimore, MD 21201,
serves as independent registered public accounting firm to each Corporation.

                              FINANCIAL STATEMENTS

         The Annual Reports to Shareholders for Value Trust and Special
Investment Trust for the fiscal year ended March 31, 2005 contain the financial statements, accompanying notes and the report of PricewaterhouseCoopers LLP, their independent registered public accounting firm, all of which are hereby incorporated by reference herein.

         The Annual Report to Shareholders for American Leading Companies Trust,
Balanced Trust, U.S. Small-Cap Value Trust, and Financial Services Fund for the
fiscal year ended March 31, 2005 contains the financial statements, accompanying notes and the report of Ernst & Young LLP, their independent registered public accounting firm during that period, all of which are hereby incorporated by reference herein.

                                       69

                                                                      Appendix A

                              RATINGS OF SECURITIES

Description of Moody's Investors Service, Inc. ("Moody's") ratings:

Long-Term Debt Ratings

Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues an obligation rated Aaa is judged to be of the highest quality, with minimal credit risk.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards.
Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than in Aaa securities. An obligation rated Aa is judged to be of high quality and are subject to very low credit risk. Obligations rated Aaa and Aa comprise what are generally known as high-grade bonds.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future. An obligation rated A is considered upper-medium grade and are subject to low credit risk.

Baa - Bonds which are rated Baa are considered medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well. An obligation rated Baa is subject to moderate credit risk. Obligations rated Baa are considered medium grade and as such may possess certain speculative characteristics..

Ba - Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class. An obligation rated Ba is judged to have speculative elements and is subject to substantial credit risk.

B - Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small. An obligation rated B is considered speculative and is subject to high credit risk.

Caa - Bonds which are rated Caa are judged to be of poor standing and are subject to very high credit risk. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca - Bonds which are rated Ca represent obligations which are judged to be highly speculative in a high degree and are likely in, or very near, default, with some prospect for recovery of principal and interest. Such issues are often in default or have other marked shortcomings.

C - An obligation rated C is the lowest rated class of bonds and is typically in default, with little prospect for recovery of principal or interest.

                                      A-1

Moody's appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Short-Term Debt Ratings

Prime-1 - Issuers with a Prime-1 (or supporting institutions) have a superior ability for repayment of short-term debt obligations.

Prime-2 - Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of short-term debt obligations.

Prime-3 - Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of short-term obligations.

Not Prime - Issuers (or supporting institutions) rated not prime do not fall within any of the Prime rating categories.

Description of Standard & Poor's ("S&P") Ratings:

Long-Term Issue Credit Ratings

AAA - An obligation rated AAA has the highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

AA - An obligation rated AA differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

A - An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB - An obligation rated BBB exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Obligations rated BB, B, CCC, CC, and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB - An obligation rated BB is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B - An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

                                      A-2

CCC - An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC - An obligation rated CC is currently highly vulnerable to nonpayment.

R - An obligor rated R is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision the regulators may have the power to favor one class of obligations and not to others.

SD and D - An obligor rated SD (Selective Default) or D has failed to pay one or more of its financial obligations (rated or unrated) when it came due. A D rating is assigned when Standard & Poor's believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An SD rating is assigned when Standard &
Poor's believes that the obligor has selectively defaulted on a specific issue or class of obligations but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner.

Plus (+) or minus (-) - The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

c - The `c' subscript is used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer is below an investment-grade level and/or the issuer's bonds are deemed taxable.

p - The letter p indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

* - Continuance of ratings is contingent upon S&P's receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.

r -The r is attached to highlight derivatives, hybrids and certain other obligations that S&P believes may experience high volatility or high variability in expected returns as a result of noncredit risks. Examples of such obligations are securities whose principal or interest return is indexed to equities, commodities or other instruments. The absence of an `r' symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

N.R. Not rated.

                                      A-3

Commercial Paper

A-1. - A short-term obligation rated 'A-1' is rated in the highest category by
Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2. - A short-term obligation rated 'A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory

A-3. - A short-term obligation rated 'A-3' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

                                      A-4

                                                                      APPENDIX B

                                Legg Mason Funds
                              Proxy Voting Policies
                               (Revised 8/11/2004)

These policies are designed to address the rights and responsibility of the Legg
Mason funds to ensure that proxies held by the funds are voted in the best interests of each respective fund. Some Legg Mason funds, particularly fixed-income funds, will rarely own securities that have corresponding voting rights. Other funds, however, own equity securities and these policies are designed to assure that proxies are voted in the best interests of the funds, to address potential conflicts of interest, and to keep proxy voting records.

1.   Voting Proxies - Proxies solicited for items of business with respect to issuers whose voting securities are owned by a Legg Mason fund, if voted by the fund, must be voted in the best interests of the fund.

2.   Proxy Voting Policies of Advisers to Legg Mason Funds - Each investment adviser and sub-adviser to a Legg Mason fund must have written proxy voting policies and procedures, including policies and procedures to address potential material conflicts between an adviser and its clients (including the fund). Each different adviser may have different proxy voting policies and procedures that are individually tailored to fit its respective businesses and investment styles.

3.   Funds' Proxy Voting  Policies and Procedures - The investment  advisers and sub-advisers  to the Legg Mason  funds are  responsible  for  managing  the assets of the fund or funds  they  manage,  including  voting  proxies.  In accordance with the procedures noted below, the Board of Directors/Trustees of the Legg Mason funds will initially and periodically  review and approve the use of the advisers' policies for the voting of the funds' proxies. The policies  and  procedures  that a fund will  utilize  with respect to proxy voting shall be the proxy voting  policies and procedures of the adviser or sub-adviser  that actually  manages the assets of the fund. Each adviser or sub-adviser  is  responsible  for  maintaining  all  proxy  voting  records required to be established and maintained by the Legg Mason funds and shall provide such records to the funds upon request.

4.   Annual Review - An adviser's proxy voting policies and procedures must be initially reviewed and their use on behalf of a Legg Mason fund approved by the Board of Directors/Trustees. In addition, on an annual basis, each adviser must report any significant problems that arose during the year, any material conflicts, how such conflicts were addressed, and the total number of proxies voted during the previous year. Advisers should also be prepared to discuss any novel or controversial proxy votes during their semi-annual reports to the Board of Directors/Trustees and any votes that were made inconsistent with the adviser's stated proxy voting policies and procedures.

5.   Changes to Advisers' Policies and Procedures - On an annual basis, any changes to an adviser's proxy voting policies and procedures, as relevant to the funds, must be reported to the Board of Directors/Trustees, which shall review and, in its discretion, approve the use of such amended proxy voting policies and procedures.

                                      B-1

                          Legg Mason Fund Adviser, Inc.
                      Proxy Voting Policies and Procedures
                                    May 2003

Legg Mason Fund Adviser, Inc. ("LMFA") acts as investment adviser to several
Legg Mason funds pursuant to contracts between the funds and LMFA. In these cases, LMFA retains a sub-adviser to perform all investment advisory services for the funds. LMFA delegates to each sub-adviser the responsibility for voting proxies for the Legg Mason funds, as applicable, through LMFA's contracts with each sub-adviser. Each sub-adviser may use its own proxy voting policies and procedures to vote proxies of a fund if the fund's Board reviews and approves the use of those policies and procedures. Accordingly, LMFA does not expect to have proxy voting responsibility for any of the Legg Mason funds.

Should LMFA become responsible for voting proxies for any reason, such as the inability of a sub-adviser to provide investment advisory services, LMFA shall utilize the proxy voting guidelines established by the most recent sub-adviser for that fund to vote proxies in the best interest of the fund until a new sub-adviser is retained and the use of its proxy voting policies and procedures is authorized by the Board of Directors/Trustees of the Legg Mason fund. If LMFA becomes responsible for voting proxies, LMFA shall maintain records of all proxy votes in accordance with applicable securities laws and regulations.

In the case of a material conflict between the interests of LMFA (or its affiliates, if such conflict is known to persons responsible for voting at LMFA)
and any Legg Mason fund, proxies shall be voted according to the recommendation of an independent third party.

Issues to be reviewed in making the determination of whether a potential conflict is material include, but are not limited to:

1.   Whether LMFA manages assets for the issuer, a shareholder proponent or an employee group of the issuer or otherwise has a current or potential business relationship with the issuer;

2.   Whether LMFA, an officer or director of the adviser or the applicable portfolio manager, analyst or other person(s) responsible for recommending the proxy vote (together, "Voting Persons") is a close relative of or has any personal or business relationship with the issuer (excluding normal commercial transactions and investment relationships where there is no special treatment), with an officer, director or other executive person at the issuer, with a candidate for election to the board of the issuer or with a shareholder proponent;

3.   Whether there is any other material business or personal relationship as a result of which a Voting Person has an interest in the outcome of the matter before shareholders; or

4.   Whether an affiliate of LMFA has a conflict as described in #1-3 above and such conflict is known to LMFA's Voting Persons.

All of the conflicts noted above should be deemed material. If the conflict resides with an individual Voting Person, that person will exclude him- or herself from the vote determination process in order to shield LMFA and the other Voting Persons from the conflict, provided that the other Voting Persons can determine a vote without undue influence from the conflicted Voting Person.
If the conflict cannot be walled off, the vote will be passed on to a neutral third-party service provider. Any time a material conflict is encountered, LMFA will keep records on the nature of the conflict, the actual vote and the basis for the vote determination.

LMFA shall be responsible for gathering relevant documents and records related to proxy voting from each sub-adviser and providing them to the funds as required for the funds to comply with applicable rules under the Investment
Company Act of 1940. LMFA shall also be responsible for coordinating the provision of information to the Board with regard to the proxy voting policies and procedures of each sub-adviser, including the actual proxy voting policies and procedures of each sub-adviser, changes to such policies and procedures, and reports on the administration of such policies and procedures.

                                      B-2

Questions regarding this policy should be referred to the Legal and Compliance
Department of Legg Mason Wood Walker, Incorporated.

                                      B-3

                       LEGG MASON CAPITAL MANAGEMENT, INC.
                   LEGG MASON FUNDS MANAGEMENT, INC & LMM, LLC
                         PROXY PRINCIPLES AND PROCEDURES

OVERVIEW
Legg Mason Capital Management, Inc., Legg Mason Funds Management, Inc. and LMM,
LLC ("The Group") have implemented the following principles and procedures for voting proxies on behalf of advisory clients. These principles and procedures are reasonably designed to ensure The Group exercises its voting responsibilities to serve the best interests of its clients and in compliance with applicable laws and regulations. The Group assumes responsibility and authority for voting proxies for all clients, unless such responsibility and authority has been expressly retained by the client or delegated by the client to others. For each proxy vote The Group takes into consideration its duty to its clients and all other relevant facts available to The Group at the time of the vote. Therefore, while these guidelines provide a framework for voting, votes are ultimately cast on a case-by-case basis. The Group employs the same proxy principles and procedures for all funds for which it has voting responsibility.

PRINCIPLES
Proxy voting is a valuable right of company shareholders. Through the voting mechanism, shareholders are able to protect and promote their interests by communicating views directly to the Board, as well as exercising their right to grant or withhold approval for actions proposed by the Board or company management. We believe the interests of shareholders are best served by the following principles when considering proxy proposals:

PRESERVE AND EXPAND THE POWER OF SHAREHOLDERS IN AREAS OF CORPORATE GOVERNANCE -
Equity shareholders are owners of the business - company boards and management teams are ultimately accountable to them. We support policies, plans and structures that promote accountability of the board and management to owners, and align the interests of the board and management with owners. Examples include: annual election of all board members, cumulative voting, and incentive plans that are contingent on delivering value to shareholders. We oppose proposals that reduce accountability or misalign interests, including but not limited to classified boards, poison pills, and incentives that are not linked to owner returns.

ALLOW RESPONSIBLE MANAGEMENT TEAMS TO RUN THE BUSINESS - We support policies, plans and structures that give management teams appropriate latitude to run the business in the way that is most likely to maximize value for owners.
Conversely, we oppose proposals that limit management's ability to do this. We generally oppose proposals that seek to place restrictions on management in order to promote political, religious or social agendas.

Please see The Group's proxy voting guidelines for more details ("Schedule A").

                                      B-4

PROCEDURES
OVERSIGHT
The Group's Chief Investment Officer (CIO) has full authority to determine The
Group's proxy voting principles and procedures and vote proxies on behalf of The
Group's clients. The Group's CIO has delegated oversight and implementation of the firm's proxy voting process, including the principles and procedures that govern it, The Group's Proxy Officers and Compliance Officers. No less than a quorum of these Officers(1) will meet from time to time, but no less than annually, to review existing principles and procedures in light of The Group's duties as well as applicable laws and regulations to determine if any changes are necessary.

LIMITATIONS
We recognize proxy voting as a valuable right of company shareholders. Generally speaking, The Group votes all proxies it receives. However, The Group intends to refrain from voting in certain circumstances. The Group may refrain from voting a proxy if, for example, the company's shares are no longer held by The Group's clients at the time of the meeting. Additionally, The Group may refrain from voting a proxy if it concludes the potential impact on shareholders' interests is insignificant while the cost associated with analyzing and voting the proxy may be significant.

PROXY ADMINISTRATION
The Group instructs each client custodian to forward proxy materials to the The
Group Proxy Administrator. New client custodians are notified at account inception of their responsibility to deliver proxy materials to The Group. The
Group uses Institutional Shareholder Services ("ISS") to electronically receive and vote proxies, as well as to maintain proxy voting receipts and records.

Upon receipt of proxy materials:

     The Compliance Officer
1.       The Compliance Officer reviews the proxy issues and identifies any potential material conflicts between the adviser's interests and those of the client. The Group believes and understands it has a duty to vote proxies in the best interests of its clients, even if such votes may result in a loss of business or economic benefit to The Group or its affiliates.
        a. Identifying Potential Conflicts
           In identifying conflicts of interest the Compliance Officer will review the following issues:
             |X|  Whether The Group has an economic incentive to vote in a
                  manner that is not consistent with the best interests of its clients; and
             |X|  Whether there are any business or personal relationships
                  between an The Group employee and the officers, directors or shareholder proposal proponents of a company whose securities are held in client accounts that may create an incentive to vote in a manner that is not consistent with the best
                  interests of its clients; and
             |X|  Whether the Proxy Officer knows that an affiliate of The Group has a material economic, business or personal relationship that is likely to result in a potential conflict between the interests of the affiliate and The Group's clients.

-------------------------
(1) Quorum is defined as two Proxy Officers and one Compliance Officer.

                                      B-5

        b. Assessing Materiality
           A potential conflict will be deemed to be material if the Compliance
           Officer determines, in the exercise of reasonable judgment, the potential conflict is likely to have an impact on the manner in which the subject shares are voted.

2.      If the Compliance Officer determines that a potential material conflict of interest may exist:
             (a) The Compliance Officer may consult with legal counsel and/or
                 The Group's CIO to determine if the conflict is material.
             (b) If the conflict is not material, the proxy issue is
                 forwarded to the Proxy Officer for voting.
             (c) If the conflict is material, the Compliance Officer may choose any of the following approaches to address the
                 conflict:
                1.   If The Group's proxy principles or guidelines address the
                     specific issues in the conflicted proxy, the Compliance
                     Officer votes the issues according to The Group's
                     principles and returns the signed, voted form to the Proxy
                     Administrator.
                2.   If the conflicted proxy issue is not specifically addressed in The Group's principles, the Compliance Officer will
                     follow the vote recommendation of an "Independent Voting
                     Delegate".
                3.   Alternatively, the Compliance Officer may disclose the
                     conflict to clients and obtain their consent to vote.

The Proxy Officer
1.       The Proxy Officer reviews proxies and evaluates matters for vote in light of The Group's principles and guidelines. The Proxy Officer may seek additional information from The Group's investment team, company management, independent research services, or other sources to determine the best interests of shareholders. Additionally, the Proxy
         Officer may consult with The Group's CIO for guidance on proxy issues.
         Generally, the Proxy Officer will not consult its affiliates during this process. All documents that had a material impact on the basis for the vote are maintained by The Group.
2.       The Proxy Officer returns the signed, voted form to the Proxy
         Administrator.

                                      B-6

The Proxy Administrator
1.       Provides custodians with instructions to forward proxies to The Group for all clients for whom The Group is responsible for voting proxies.
2.       When proxies are received, reconciles the number of shares indicated on the proxy with The Group internal data on shares held as of the record date and notifies the custodian of any discrepancies or missed proxies.
         The Proxy Administrator will use best efforts to obtain missing proxies from custodian.
3.       Informs the Compliance Officer and Proxy Officer if the company's shares are no longer held by The Group clients as of the meeting date.
4.       Ensures the Proxy and Compliance Officers are aware of the timeline to vote a proxy and uses best efforts to ensure that votes are cast in a timely manner.
5.       Per instructions from the Proxy Officer or Compliance Officer, votes proxy issues via ISS' software, online or via facsimile.
6.       Obtains evidence of receipt and maintains records of all proxies voted.

RECORD KEEPING
The  following  documents  will be  maintained  onsite  for two  years and in an accessible place for another three years with regard to proxies:
1.   Copy of current policies and procedures will be maintained and available to clients upon request.
2.   Proxy statements received regarding client securities will be maintained in electronic format via Edgar or similar third party and will be available to clients upon request.
3.   Documents  created by The Group that were material to making a decision how to vote proxies will be maintained in Multex,  similar third party software or paper file.
4.   Copies of the voting record will be maintained via ISS.
5.   A proxy log including:  issuer name, exchange ticker symbol of the issuer's shares to be  voted,  CUSIP  number  for the  shares  to be voted,  a brief identification  of the matter voted on,  whether the matter was proposed by the issuer or by a  shareholder  of the issuer,  whether a vote was cast on the matter, a record of how the vote was cast and whether the vote was cast for or against the recommendation for the issuer's management team.
6.   Each  written  client  request  for proxy  voting  records  and The Group's written response to any client request for such records.

                                      B-7

                                     Schedule A
                         The Group Proxy Voting Guidelines

The Group maintains these proxy-voting guidelines, which set forth the manner in which The Group generally votes on issues that are routinely presented. Please note that for each proxy vote The Group takes into consideration its duty to its clients, the specific circumstances of the vote and all other relevant facts available at the time of the vote. While these guidelines provide the framework for voting proxies, ultimately proxy votes are cast on a case-by-case basis.
Therefore actual votes for any particular proxy issue may differ from the guidelines shown below.
--------------------------------------------------------------------------------
FOUR PRINCIPAL AREAS OF INTEREST TO SHAREHOLDERS:
1) Obligations of the Board of Directors
2) Compensation of management and the Board of Directors
3) Take-over protections
4) Shareholders' rights
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

                      Proxy Issue                                The Group Guideline
-----------------------------------------------------------------------------------------
BOARD OF DIRECTORS
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
Independence of Boards of Directors: majority of unrelated             For
directors, independent of management
-----------------------------------------------------------------------------------------
Nominating Process: independent nominating committee seeking           For
qualified candidates, continually assessing directors and
proposing new nominees
-----------------------------------------------------------------------------------------
Size and Effectiveness of Boards of Directors: Boards must be          For
no larger than 15 members
-----------------------------------------------------------------------------------------
Cumulative Voting for Directors                                        For
-----------------------------------------------------------------------------------------
Staggered Boards                                                     Against
-----------------------------------------------------------------------------------------
Separation of Board and Management Roles (CEO/Chairman)           Case-by-Case
-----------------------------------------------------------------------------------------
Compensation Review Process: compensation committee comprised          For
of outside, unrelated directors to ensure shareholder value
while rewarding good performance
-----------------------------------------------------------------------------------------
Director Liability & Indemnification: support limitation of            For
liability and provide indemnification
-----------------------------------------------------------------------------------------
Audit Process                                                          For
-----------------------------------------------------------------------------------------
Board Committee Structure: audit, compensation, and                    For
nominating and/or governance committee consisting entirely of independent directors
-----------------------------------------------------------------------------------------
Monetary Arrangements for Directors: outside of normal board           For
activities amts should be approved by a board of independent directors and reported in proxy
-----------------------------------------------------------------------------------------
Fixed Retirement Policy for Directors                             Case-by-Case
-----------------------------------------------------------------------------------------
Ownership Requirement: all Directors have direct and material          For
cash investment in common shares of Company
-----------------------------------------------------------------------------------------
Proposals on Board Structure: (lead director, shareholder              For
advisory committees, requirement that candidates be nominated by shareholders, attendance at meetings)
-----------------------------------------------------------------------------------------
Annual Review of Board/CEO by Board                                    For
-----------------------------------------------------------------------------------------
Periodic Executive Sessions Without Mgmt (including CEO)               For
-----------------------------------------------------------------------------------------
Votes for Specific Directors                                      Case-by-Case
-----------------------------------------------------------------------------------------

                                     - Continued -
                                      B-8

--------------------------------------------------------------------------------------
                       Proxy Issue                            The Group Guideline
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
MANAGEMENT AND DIRECTOR COMPENSATION
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Stock Option and Incentive Compensation Plans:                   Case-by-Case
--------------------------------------------------------------------------------------
Form of Vehicle: grants of stock options, stock                  Case-by-Case
appreciation rights, phantom shares and restricted stock
--------------------------------------------------------------------------------------
Price                                                          Against plans whose
                                                               underlying securities are
                                                               to be issued at less than
                                                               100% of the current market
                                                               value
--------------------------------------------------------------------------------------
Re-pricing: plans that allow the Board of Directors to              Against
lower the exercise price of options already granted if
the stock price falls or under-performs the market
--------------------------------------------------------------------------------------
Expiry: plan whose options have a life of more than ten          Case-by-Case
years
--------------------------------------------------------------------------------------
Expiry: "evergreen" stock option plans                              Against
--------------------------------------------------------------------------------------
Dilution:                                                      Case-by-Case - taking into
                                                               account value creation,
                                                               commitment to shareholder-
                                                               friendly policies, etc.
--------------------------------------------------------------------------------------
Vesting: stock option plans that are 100% vested when               Against
granted
--------------------------------------------------------------------------------------
Performance Vesting: link granting of options, or vesting             For
of options previously granted, to specific performance
targets
--------------------------------------------------------------------------------------
Concentration: authorization to allocate 20% or more of             Against
the available options to any one individual in any one
year
--------------------------------------------------------------------------------------
Director Eligibility: stock option plans for directors if        Case-by-Case
terms and conditions are clearly defined and reasonable
--------------------------------------------------------------------------------------
Change in Control: stock option plans with change in                Against
control provisions that allow option holders to receive
more for their options than shareholders would receive
for their shares
--------------------------------------------------------------------------------------
Change in Control: change in control arrangements                   Against
developed during a take-over fight specifically to
entrench or benefit management
--------------------------------------------------------------------------------------
Change in Control: granting options or bonuses to outside           Against
directors in event of a change in control
--------------------------------------------------------------------------------------
Board Discretion: plans to give Board broad discretion in           Against
setting terms and conditions of programs
--------------------------------------------------------------------------------------
Employee Loans: Proposals authorizing loans to employees            Against
to pay for stock or options
--------------------------------------------------------------------------------------
Not Prohibiting "Mega-grants"                                    Not specified
--------------------------------------------------------------------------------------
Omnibus Plans: plans that provide for multiple awards and        Not specified
believe that shareholders should vote on the separate
components of such plans
--------------------------------------------------------------------------------------
Director Compensation: % of directors' compensation in                For
form of common shares
--------------------------------------------------------------------------------------
Golden Parachutes                                                Case-by-Case
--------------------------------------------------------------------------------------
Expense Stock Options                                                 For
--------------------------------------------------------------------------------------
Severance Packages: must receive shareholder approval                 For
--------------------------------------------------------------------------------------
Lack of Disclosure about Provisions of Stock-based Plans            Against
--------------------------------------------------------------------------------------
Reload Options                                                      Against
--------------------------------------------------------------------------------------

                                      B-9

Plan Limited to a Small Number of Senior Employees                  Against
--------------------------------------------------------------------------------------
Employee Stock Purchase Plans                                    Case-by-Case
--------------------------------------------------------------------------------------
                                  - Continued -
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                       Proxy Issue                            The Group Guideline
--------------------------------------------------------------------------------------
TAKEOVER PROTECTIONS
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Shareholder Rights Plans: plans that go beyond ensuring             Against
the equal treatment of shareholders in the event of a bid
and allowing the corp. enough time to consider
alternatives to a bid
--------------------------------------------------------------------------------------
Going Private Transaction, Leveraged Buyouts and Other           Case-by-Case
Purchase Transactions
--------------------------------------------------------------------------------------
Lock-up Arrangements: "hard" lock-up arrangements that              Against
serve to prevent competing bids in a takeover situation
--------------------------------------------------------------------------------------
Crown Jewel Defenses                                                Against
--------------------------------------------------------------------------------------
 Payment of Greenmail                                               Against
--------------------------------------------------------------------------------------
"Continuing Director" or "Deferred Redemption"                      Against
Provisions: provisions that seek to limit the discretion
of a future board to redeem the plan
--------------------------------------------------------------------------------------
Change Corporation's Domicile: if reason for                        Against
re-incorporation is to take advantage of protective
statutes (anti-takeover)
--------------------------------------------------------------------------------------
Poison Pills: receive shareholder ratification                        For
--------------------------------------------------------------------------------------
Redemption/Ratification of Poison Pill                                For
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
SHAREHOLDERS' RIGHTS
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Confidential Voting by Shareholders                                   For
--------------------------------------------------------------------------------------
Dual-Class Share Structures                                         Against
--------------------------------------------------------------------------------------
Linked Proposals: with the objective of making one                  Against
element of a proposal more acceptable
--------------------------------------------------------------------------------------
Blank Check Preferred Shares: authorization of, or an               Against
increase in, blank check preferred shares
--------------------------------------------------------------------------------------
Supermajority Approval of Business Transactions:                    Against
management seeks to increase the number of votes required
on an issue above two-thirds of the outstanding shares
--------------------------------------------------------------------------------------
Increase in Authorized Shares: provided the amount                    For
requested is necessary for sound business reasons
--------------------------------------------------------------------------------------
Shareholder Proposals                                            Case-by-Case
--------------------------------------------------------------------------------------
Stakeholder Proposals                                            Case-by-Case
--------------------------------------------------------------------------------------
Issuance of Previously Authorized Shares with Voting                Against
Rights to be Determined by the Board without Prior
Specific Shareholder Approval
--------------------------------------------------------------------------------------
"Fair Price" Provisions: Measures to limit ability to buy             For
back shares from particular shareholder at
higher-than-market prices
--------------------------------------------------------------------------------------
Preemptive Rights                                                     For
--------------------------------------------------------------------------------------
Actions altering Board/Shareholder Relationship Require               For
Prior Shareholder Approval (including "anti-takeover"
measures)
--------------------------------------------------------------------------------------
Allow Shareholder action by written consent                           For
--------------------------------------------------------------------------------------

                                      B-10

Allow Shareholders to call Special Meetings                           For
--------------------------------------------------------------------------------------
Social and Environmental Issues                            As recommended by Company
                                                                  Management
--------------------------------------------------------------------------------------
Reimbursing Proxy Solicitation Expenses                          Case-by-Case
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Source: The Group.  Last updated 12 July 2004.

                                      B-11

                        BRANDYWINE ASSET MANAGEMENT, LLC

                       Proxy Voting and Corporate Actions

Policy:

Brandywine has a responsibility to its clients for voting proxies for portfolio securities consistent with the best economic interests of its clients.
Brandywine maintains written policies and procedures as to the handling, research, voting and reporting of proxy voting and makes appropriate disclosures about our firm's proxy policies and practices. The policy and practice includes the fact that the firm has a responsibility to monitor corporate actions, receive and vote client proxies and disclose any potential conflicts of interest as well as making information available to clients about the voting of proxies for their portfolio securities and maintaining relevant and required records.

Background:

Proxy voting is an important right of shareholders and reasonable care and diligence must be undertaken to ensure that such rights are properly and timely exercised.

Investment advisers registered with the SEC, and which exercise voting authority with respect to client securities, are required by Rule 206(4)-6 of the Advisers
Act to (a) adopt and implement written policies and procedures that are reasonably designed to ensure that client securities are voted in the best interests of clients, which must include how an adviser addresses material conflicts that may arise between an adviser's interests and those of its clients; (b) to disclose to clients how they may obtain information from the adviser with respect to the voting of proxies for their securities; (c) to describe to clients a summary of its proxy voting policies and procedures and, upon request, furnish a copy to its clients; and (d) maintain certain records relating to the adviser's proxy voting activities when the adviser does have proxy voting authority.

Responsibility:

Compliance has the responsibility for the implementation and monitoring of the firm's proxy voting policy, practices, disclosures and record keeping, including outlining voting guidelines in the procedures.

Procedures:

Brandywine has implemented policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with our fiduciary duties and the Investment Advisers Act of 1940 ("Advisers Act"). Our authority to vote the proxies of our clients is established through investment management agreements or comparable documents.

In exercising its voting authority, Brandywine will not consult or enter into agreements with officers, directors or employees of its parent, Legg Mason Inc., or any of its affiliates, regarding the voting of any securities owned by its clients.

While the guidelines included in the procedures are intended to provide a benchmark for voting standards, each vote is ultimately cast on a case-by-case basis, taking into consideration Brandywine's contractual obligations to our

                                      B-12

clients and all other relevant facts and circumstances at the time of the vote
(such that these guidelines may be overridden to the extent Brandywine believes appropriate).

Voting Authority

o    Brandywine  shall assume the  responsibility  and authority with respect to the voting of proxies for all client accounts,  unless such  responsibility and authority  expressly  have been  delegated to others or reserved to the trustee or other  named  fiduciary  of a client  account.  In no event will
     Brandywine's  authority  to  vote  proxies  obligate  it to  undertake  any shareholder activism on behalf of any client.

o    Brandywine's clients shall be responsible for notifying their custodians of the name and address of the person or entity with voting authority.

o    Brandywine's Legal and Compliance  Department is responsible for overseeing
     the  proxy  voting  process.   The  gathering  and  voting  of  proxies  is
     coordinated through the Administrative  Department and Brandywine maintains internal procedures to govern the processing of proxies, including handling client requests and monitoring for potential material  conflicts.  Research analysts,  corporate action specialists and portfolio  managers,  otherwise referred to as voting persons, are responsible for determining  appropriate
     voting  positions  on  each  proxy  utilizing  any  applicable   guidelines
     contained in these procedures.

o    Brandywine  will  not  decline  to vote  proxies  except  in  extraordinary circumstances, nor will Brandywine accept direction from others with regard to the voting of proxies. Brandywine will take the investment guidelines of an account  into  consideration  in  deciding  how to vote on a  particular issue.

o    Brandywine may vote proxies  related to the same security  differently  for each client.

o    Brandywine seeks to identify any material  conflicts that may arise between the  interests  of  Brandywine  and its  clients  in  accordance  with  the following procedures.  Except for extraordinary circumstances,  in any such instance,  the material  conflict will be resolved by either  excluding any conflicted  person from the voting process or by voting in accordance  with
     the  recommendation  of  Institutional   Shareholder   Services  (ISS),  an
     independent third party.

o    All relevant  proxies are reviewed by the Legal and  Compliance  Department for  material  conflicts  of  interest.  Issues to be reviewed  may include whether Brandywine  manages assets for the issuer, a shareholder  proponent or an employee  group of the issuer or otherwise has a current or potential business  relationship  with the  issuer;  whether  Brandywine,  one of its officers or  directors or any voting  person is a close  relative of or has any personal or business  relationship  with the issuer  (excluding  normal commercial  transactions  and  investment  relationships  where there is no special treatment),  with an officer, director or other executive person at the  issuer,  with a candidate  for  election to the board of the issuer or with a shareholder proponent;  whether there is any other material business or personal relationship which may create an interest in the outcome of the matter  on the  part  of a  voting  person;  or  whether  an  affiliate  of
     Brandywine's   has  a  conflict  as  described  above  which  is  known  to
     Brandywine's  voting  persons.  Conflicts of this nature will be considered material.  If the conflict  pertains to an  individual  voting  person that person will exclude him- or herself from the vote determination  process in order to shield the  Brandywine and other voting persons from the conflict, provided the compliance  department  believes that the other voting persons can determine a vote completely separate from the conflicted voting person.
     If the conflict  cannot be contained,  the proxy is voted  according to the recommendation  of  ISS.  Any  time a  material  conflict  is  encountered,
     Brandywine will keep records on the nature of the conflict, the actual vote and the basis for the vote determination.

                                      B-13

Voting Guidelines

o    Proxies  will not be voted  without an  analysis of the  underlying  issues involved.

o    Brandywine's  proxy  voting  policy at all times shall be  directed  toward maximizing the value of the assets of managed accounts,  for the benefit of the accounts' ultimate owners/beneficiaries.

o    Any item on a proxy, which would tend to inhibit the realization of maximum value, may receive a negative vote from Brandywine.  Examples of such items would be staggered  terms for directors,  restrictions  against  cumulative
     voting,  and  establishment  of  different  classes  of  stock,   excessive
     compensation, poor stewardship, or any activity, which could be viewed as a
     "poison pill" maneuver.

o    On other matters specific to a company,  such as the election of directors, the  appointment  of auditors,  granting of options,  repricing of options, mergers and other material  issues, a decision shall be made in conjunction
     with  the  primary   analyst   responsible  for  overseeing  that  company,
     consistent with the policy of maximizing value.

Voting Records & Client Notification

o    A complete record and file of all votes cast shall be maintained by
     Brandywine for the period prescribed by the Securities Exchange Commission.
     Brandywine will similarly maintain copies of policies and procedures, proxy booklets, copies of any documents created by Brandywine that were material to making a decision how to vote proxies and a log of proxy requests and responses.

              A proxy log shall be maintained by Brandywine that includes the issuer name, exchange ticker symbol, CUSIP number, shareholder meeting date, brief identification of the matter voted on, whether the matter was proposed by the issuer or by a shareholder of the issuer, whether a vote was cast on the matter, record of how the vote was cast, and whether the vote was cast for or against the recommendation of the issuer's management team.

o    Clients may obtain information with regard to the manner in which their proxies were voted, as well as detailed policies and procedures by contacting Brandywine, Three Christina Centre, 201 N. Walnut Street, Suite
     1200, Wilmington, Delaware 19801, attention: Proxy administrator.

In addition, a description of these Policies shall be provided to new clients prior to the inception of their account, simultaneous with the provision of
Brandywine's Disclosure Brochure whenever possible.

Administration of Proxies
o    At the inception of a new account over which  Brandywine has domestic proxy voting authority:

o    New client  information  is entered  onto the  appropriate  "Proxy  System"
     (ProxyEdge (ADP) for domestic securities and ISS for global securities).

o    Custodians  are notified by the Client that proxies  should be forwarded to
     Brandywine.

o    Those  proxies  that arrive in the Mail Room are sorted and  forwarded to a
     Proxy Administrator.

o    Proxies are placed in date order into  pending  vote proxy files by a Proxy
     Administrator.

o    Proxies  are  cross-referenced  against  the Alert  List  (discussed  under
     Identifying Potential Conflicts).

o    Proxies are then distributed to either the appropriate investment team, or, in those  instances where a proxy matches an Alert List entry, to the Legal and Compliance Department.

o    In the event that no material  conflict  exists,  the following  procedures apply:

                                      B-14

o    The voting  person's  initials are entered onto the Proxy System's  tickler file in the analyst block.(2)

o    Ballots  are  voted  by a  voting  person  and  are  returned  to  a  Proxy
     Administrator for processing on the Proxy System.

o    If a material conflict exists, a Proxy  Administrator will obtain a copy of the  Institutional  Shareholder  Services  recommendation,  which  will  be attached to the ballot.

o    The voting  person will then either (i) complete the Proxy System ballot in accordance with the attached recommendation;  or (ii) exclude themselves in writing from voting the proxy.

o    A Proxy  Administrator  will redirect the proxy to another voting person in instances where an exclusion has occurred.

o    Where applicable,  a Proxy Administrator will verify that the ballot was in fact voted in accordance  with the ISS  recommendation  before  entering it onto the Proxy System.

o    The proxy  booklets and Proxy System  ballots are  subjected to an approval process by a Proxy Administrator(1).

o    During the approval  process,  ballot shares are matched  against  holdings shares(1).

o    Discrepancies are researched through  Brandywine's  internal data warehouse and  custodian  banks are  contacted  where  necessary to  reconcile  share amounts.

o    Brandywine  personnel act in such a manner to ensure that,  absent  special circumstances, the proxy gathering and proxy voting steps noted above could be completed before the applicable deadline for returning proxy votes.

o    Any pending unvoted meetings are reviewed and monitored on a daily basis by
     Proxy Administrators.

o    All voting records are maintained within the Proxy Systems.

o    Proxy  booklets and all  additional  information  (including  copies of any documents created by Brandywine that were material to making a decision how to vote proxies) are filed.

Administration of Client Requests

o    All  client  requests  for  proxy  information  (both  written  and  oral), including  but not limited to voting  records  and  requests  for  detailed
     Policies and Procedures, are referred to a Proxy Administrator.

o    All requests are entered onto a Proxy Request Log maintained by a Proxy
     Administrator. Information on the log includes the date of the request, the content of the request and the date of the response by Brandywine.

o    The Proxy Administrator works in conjunction with the Client Service
     Department to respond to all requests in writing.

o    Copies of all written requests and responses thereto, including voting record reports, are maintained in a separate Proxy Request file.

Identifying Potential Conflict of interest

Personal Conflicts

o    Each voting person must certify in writing at the beginning of each proxy season that he or she will notify the Legal and Compliance Department of:

1. any potential personal conflict with regard to a specific proxy; and
2. any potential conflict of which they become aware relating to another voting person.

o    Potential  conflicts  should be  interpreted  broadly  in order to  capture instances  where a conflict of interest  could be  perceived  to exist by a third party.  An objective  `reasonableness'  standard should be applied as opposed to a subjective  determination  that the  individual is not in fact conflicted.

------------------------------------
(2) This step applies only to the ADP system for domestic proxies.

                                      B-15

o    The following are examples of potential personal conflicts which are extracted from the SEC's Final Rule(3):

o    The adviser may also have business or personal relationships with participants in proxy contests, corporate directors or candidates for directorships. For example, an executive of the adviser may have a spouse or other close relative that serves as a director or executive of a company.

o    Any Board positions held on a publicly traded company by a voting person
     (as evidenced by their most recent Code of Ethics Certification) will be examined on a case-by-case basis as proxy votes arise in that security.

o    A list of potentially conflicted securities ("Alert List") will be provided to the Proxy Administrators, who will cross-reference proxy votes as they arise.

o    Any proxies matching securities on the Alert List will be referred to the
     Legal and Compliance Department for an assessment of the materiality of the conflict.

Professional Conflicts

o    In order to identify instances where a professional association could be perceived as a conflict of interest between Brandywine and a client for purposes of proxy voting, the following procedures will be followed:

o    The names of all clients who are directly connected to a publicly traded security, through a significant ownership interest, which was held by a
     Brandywine account during the relevant proxy period will be added to the
     Alert List.

o    The names of all significant prospects who are directly connected to a publicly traded security, through a significant ownership interest, which was held by a Brandywine account during the relevant proxy period will be added to the Alert List.

o    The Alert List will be cross-referenced by the Proxy Administrators against proxies on a day-to-day basis.

------------------------
(3) 17 CFR Part 275 [Release No. IA-2106; File No. S7-38-02], RIN 3235-AI65

                                      B-16

                                 BARTLETT & CO.
                       PROXY VOTING POLICY AND PROCEDURES

Voting Authority:

o    Bartlett & Co. ("Bartlett") shall assume the responsibility and authority with respect to the voting of proxies for all client accounts, unless such responsibility and authority to vote proxies has been expressly retained by the client. This authority is outlined in the investment management agreements and if the agreement is silent, Bartlett assumes responsibility.

Voting Procedures:

o    All proxy related materials, either electronically or via hard copy, are delivered to Bartlett's Proxy Coordinator ("Proxy Coordinator"). The Proxy
     Coordinator shall ensure that all relevant information is recorded in the firm's records.

o    The Proxy Coordinator shall verify all accounts for which Bartlett has proxy voting authority that held the security on record date. The Proxy
     Coordinator shall coordinate communication with custodians to ensure receipt of all relevant proxies.

o    The Proxy Coordinator will organize the proxy materials for voting. If the security is followed by the Bartlett Research Department, the proxy will be delivered to the Chief Investment Officer or Assigned Analyst. If the
     security is not followed in our equity research process, the proxy is forwarded to the Portfolio Manager holding the most shares of the security.

o    The Proxy Coordinator shall obtain voting instructions from the designated person and submit the proxy vote and ensure that the relevant information is recorded in the firm's records.

o    Proxies  will not be voted  without an  analysis of the  underlying  issues involved.

o    Bartlett's proxy voting policy at all times shall be directed toward maximizing the value of the client's investment as an owner.

o    Bartlett generally votes against any proposal that is likely to dilute the value of an issuer's common stock. Examples of such items would be restrictions against cumulative voting, establishment of different classes of stock, or any activity that could be viewed as a "poison pill" maneuver.

o    On other matters specific to a company, such as election of directors, appointment of auditors, granting and repricing of options, mergers and other material issues, a decision shall be made in conjunction with the primary analyst responsible for evaluating that company, consistent with the policy of maximizing value. Bartlett evaluates company management before deciding to own a security and gives weight to management recommendations on material issues with the goal of maximizing shareholder value over the long term.

o    The same security will be voted identically  across all similarly  situated client accounts.

VOTING RECORDS AND CLIENT NOTIFICATION:

o    A  complete  record  and file of all  votes  cast  shall be  maintained  by
     Bartlett.

o    Clients will be provided a copy of these policies and procedures upon request. A description of this Policy and Procedures shall be provided to new clients prior to the inception of their account. In addition, upon request, clients may receive reports on how their proxies have been voted.

                                      B-17

o    Bartlett maintains records of proxies voted pursuant to applicable rules and regulations under the Investment Advisers Act of 1940, the Investment
     Company Act of 1940, and ERISA DOL Bulletin 94-2. These records include:

        a)      A copy of Bartlett's policies and procedures.

        b)      Copies of proxy statements received regarding client securities.

        c)      A copy of any document created by Bartlett that was material to making a decision how to vote proxies.

        d)      Each written client request for proxy voting records and
                Bartlett's written response to both verbal and written client requests.

        e)      A proxy log including:

                1.    Issuer name;
                2.    Exchange ticker symbol of the issuer's shares to be voted;
                3.    Council on Uniform Securities Identification Procedures
                      ("CUSIP") number for the shares to be voted;
                4.    The shareholder meeting date;
                5.    A brief identification of the matter voted on;
                6.    Whether the matter was proposed by the issuer or by a
                      shareholder of the issuer;
                7.    Whether a vote was cast on the matter;
                8.    A record of how the vote was cast; and
                9.    Whether the vote was cast for or against the
                      recommendation of the issuer's management team.

Records are maintained in an easily accessible place for five years, the first two in Bartlett's offices.

Identifying Potential Conflicts:

o    Each person responsible for determining the voting of proxies must certify in writing at the beginning of each proxy season that he or she will notify the Compliance Officer of any potential conflict of the firm or its affiliates (if known to the person) with a specific proxy.

o    If the Chief Investment Officer believes that there is any potential material conflict of interest for the firm on a particular proxy vote, it is to be turned over to the Investment Oversight Committee ("IOC") for the voting decision.

o    The IOC is Bartlett's investment review committee comprised of senior management of the firm charged with ensuring the investment integrity of the firm's investment process and adherence to client's investment policy statements.

Assessing the Materiality of a Potential Conflict:
-------------------------------------------------

o    All proxies are reviewed by the Compliance Officer for material conflicts of interest. Issues to be reviewed include, but are not limited to:

       a)       Whether the adviser manages assets for the issuer, a shareholder proponent or an employee group of the issuer or otherwise has a current or potential business relationship with the issuer;

       b)       Whether the adviser, an officer or director of the adviser or the applicable portfolio manager, analyst or other person(s)
                responsible for recommending the proxy vote (together, "Voting
                Persons") is a close relative of or has any personal or business

                                      B-18

                relationship with the issuer (excluding normal commercial
                transactions and investment relationships where there is no special treatment), with an officer, director or other executive person at the issuer, with a candidate for election to the board of the issuer or with a shareholder proponent;

       c)       Whether there is any other material business or personal
                relationship as a result of which a Voting Person has an
                interest in the outcome of the matter before shareholders; or

       d)       Whether an affiliate of the adviser has a conflict as described in (a)-(c) above and such conflict is known to the adviser's
                Voting Persons.

o    All of the conflicts noted above will be deemed  material.  If the conflict resides with an individual  Voting Person,  that person should exclude him-
     or herself from the vote determination  process in order to shield Bartlett and the  other  Voting  Persons  from  the  conflict,  provided  the  Chief
     Investment  Officer  believes that the other Voting Persons can determine a vote without undue  influence  from the conflicted  Voting  Person.  If the conflict  cannot be walled off, the vote should be passed on to the IOC, or if the IOC or  Bartlett  cannot be walled  of, a  neutral  party  such as a third-party service provider or to the client directly. Any time a material conflict is  encountered,  Bartlett  will keep records on the nature of the conflict, the actual vote and the basis for the vote determination.

Voting Procedures When Bartlett Utilizes a Third Party Proxy Service:
--------------------------------------------------------------------

o    If a client instructs Bartlett to utilize a third party proxy service, the
     Proxy Solicitor will ensure that the proxy service receives updated holdings for the relevant accounts. The Proxy Coordinator will also ensure that the proxy service delivers its recommendations on a timely basis and that such information is provided to the person(s) responsible for the particular vote. After the Chief Investment Officer authorizes the proxy service to vote, the Proxy Coordinator will maintain records of the proxy service recommendations and voting reports.

                                      B-19

BARRETT ASSOCIATES, INC.
May 31, 2005
                                  PROXY VOTING

                                   Background

As outlined in the Investment Management Agreement, Barrett Associates shall assume no responsibility for, and Barrett shall be expressly precluded from, voting proxies for securities held in client accounts. Barrett will instruct client custodians to mail proxy material directly to clients. Notwithstanding the foregoing, clients may instruct Barrett to vote proxies by executing a Proxy
Voting Form, an attachment to the Investment Management Agreement. With respect to the Legg Mason Financial Services Fund (the "Fund"), Barrett is responsible for voting proxies for securities held by the Fund.

Barrett has adopted and implemented policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with our fiduciary duties and SEC Rule 206(4)-6 under the
Investment Advisers Act of 1940 ("Advisers Act"). If authority to vote proxies is established by the client by executing the Proxy Voting Form- Exhibit C of the Investment Management Agreement, our proxy voting guidelines have been tailored to reflect this specific contractual obligation. In addition to SEC requirements governing advisers, our proxy voting policies reflect the long-standing fiduciary standards and responsibilities for ERISA accounts.
Unless a manager of ERISA assets has been expressly precluded from voting proxies, the Department of Labor has determined that the responsibility for these votes lies with the Investment Manager.

In exercising its voting authority, Barrett Associates will not consult or enter into agreements with officers, directors or employees of Legg Mason Inc. or any of its affiliates (other than Barrett Associates Inc.) regarding the voting of any securities owned by its clients.

                                     Policy

Barrett Associates' proxy voting procedures are designed and implemented in a way that is reasonably expected to ensure that proxy matters are handled in the best interest of clients for whom we have voting authority. While the guidelines included in the procedures are intended to provide a benchmark for voting standards, each vote is ultimately cast on a case-by-case basis, taking into consideration Barrett Associates' contractual obligations to our clients and all other relevant facts and circumstances at the time of the vote (such that these guidelines may be overridden to the extent Barrett Associates deems appropriate).

                                   Procedures

Responsibility and Oversight

                                      B-20

The Barrett Associates proxy voting committee (the "Proxy Committee") is responsible for administering and overseeing the proxy voting process. Barrett's proxy coordinators (the Proxy Coordinators") coordinate the gathering of proxies. For their respective accounts, the portfolio managers are responsible for determining appropriate voting positions on each proxy utilizing any applicable guidelines contained in these procedures.

Client Authority

If the client has executed a Proxy Voting Form or if the account represents assets of an ERISA plan and Barrett has not received written instruction from the client that precludes the firm from voting proxies, Barrett will assume responsibility for proxy voting.

Proxy Gathering

Registered owners of record, client custodians, client banks and trustees
("Proxy Recipients") that receive proxy materials on behalf of clients should forward them to the Proxy Coordinator. Proxy Recipients of existing clients will be reminded of the appropriate routing to the Proxy Coordinator for proxy materials received and reminded of their responsibility to forward all proxy materials on a timely basis. Proxy Recipients for new clients (or, if Barrett
Associates becomes aware that the applicable Proxy Recipient for an existing client has changed) are notified at start-up of appropriate routing to a Proxy
Coordinator of proxy materials received and also reminded of their responsibility to forward all proxy materials on a timely basis. If Barrett
Associates personnel other than a Proxy Coordinator receive proxy materials, they should promptly forward the materials to a Proxy Coordinator.

Proxy Voting

Once proxy materials are received, a Proxy Coordinator will initiate the following actions:

      a.          Proxies are reviewed to determine accounts impacted.

      b.          If the proxy coordinator and/or portfolio manager is uncertain about any material conflicts of interest, Chairman of the
                  Proxy Committee and/or Chief Compliance Officer will review the proxy issues and make a final determination. (See
                  conflicts of interest section of these procedures for further information on determining material conflicts of interest.)

      c.          If a material conflict of interest exists, (i) to the extent reasonably practicable and permitted by applicable law, the client is promptly notified, the conflict is disclosed and
                  Barrett Associates obtains the client's proxy voting
                  instructions, and (ii) to the extent that it is not reasonably practicable or permitted by applicable law to notify the
                  client and obtain such instructions (e.g., the client is a mutual fund or other commingled vehicle or is an ERISA plan client), Barrett Associates seeks voting instructions from an independent third party.

                                      B-21

      d.          Votes are determined on a case-by-case basis taking into
                  account the voting guidelines contained in these procedures

      e.          The Proxy Coordinators vote the proxies pursuant to the
                  instructions received from the appropriate manager.

Timing

Barrett Associates personnel act in such a manner to ensure that, absent special circumstances, the proxy gathering and proxy voting steps noted above can be completed before the applicable deadline for returning proxy votes.

Recordkeeping

Barrett Associates maintains records of proxies voted pursuant to Section 204-2 of the Advisers Act and ERISA DOL Bulletin 94-2. These records include:

         A copy of Barrett Associates' policies and procedures.

         Copies of proxy statements received regarding client securities.

         A copy of any document created by Barrett Associates that was material to making a decision how to vote proxies.

         Each written client request for proxy voting records and Barrett
         Associates' written response to both verbal and written client requests.

         A proxy log including:
                  1. Issuer name;
                  2. Exchange ticker symbol of the issuer's shares to be voted;
                  3. Council on Uniform Securities Identification Procedures
                     ("CUSIP") number for the shares to be voted;
                  4. A brief identification of the matter voted on;
                  5. Whether the matter was proposed by the issuer or by a
                     shareholder of the issuer;
                  6. Whether a vote was cast on the matter;
                  7. A record of how the vote was cast; and
                  8. Whether the vote was cast for or against the recommendation of the issuer's management team.

Records are maintained in an easily accessible place for five years, the first two in Barrett Associates' offices.

Disclosure

                                      B-22

Barrett Associates' proxy policy is outlined in the firm's Part II of Form ADV.
These policies and procedures are designed to ensure that Barrett Associates carries out its obligation to vote proxies in the best interest of clients, consistent with its fiduciary obligation. A copy of our policy is available upon request. New clients who direct Barrett to vote will be provided a copy of these policies and procedures within 10 business days of contract exectution. In addition, upon request, clients may receive reports on how their proxies have been voted.

Conflicts of Interest -

Issues to be considered include, but are not limited to:

      1.                   Whether Barrett (or, to the extent required to be
                           considered by applicable law, its affiliates) manages
                           assets for the company or an employee group of the
                           company or otherwise has an interest in the company;

      2.                   Barrett, or an officer or director of Barrett, or a
                           member of the Proxy Committee - those responsible for
                           recommending the proxy vote (together, "Voting
                           Persons") is a close relative of or has a personal or
                           business relationship with an executive, director or
                           person who is a candidate for director of the company
                           or is a participant in a proxy contest; and

      3.                   Whether there is any other business or personal
                           relationship where a Voting Person has a personal
                           interest in the outcome of the matter before
                           shareholders.

Voting Guidelines

Guidelines are grouped according to the types of proposals generally presented to shareholders. Part I deals with proposals which have been approved and are recommended by a company's board of directors; Part II deals with proposals submitted by shareholders for inclusion in proxy statements; Part III addresses issues relating to voting shares of investment companies; and Part IV addresses unique considerations pertaining to foreign issuers.

Under normal circumstances, Barrett Associates will vote proxies as recommended by management. In rare circumstances, Barrett Associates will vote against a management recommendation. In those cases, the portfolio manager will make a substantive voting decision based on the particular facts and circumstances of the proxy proposal.

   I.    Board Approved Proposals

     The vast majority of matters presented to shareholders for a vote involve proposals made by a company itself that have been approved and  recommended

                                      B-23

     by its board of directors. Barrett Associates generally votes in support of decisions reached by independent boards of directors.

Votes are cast on a case-by-case basis in contested elections of directors.

     1. Matters relating to Compensation

Barrett Associates generally favors compensation programs that relate executive compensation to a company's long-term performance.

Barrett Associates generally votes against stock option plans or proposals that permit replacing or re-pricing of underwater options.

Barrett Associates generally votes against stock option plans that permit issuance of options with an exercise price below the stocks' current market price.

Votes are cast on a case-by-case basis on board-approved proposals relating to compensation.

     2. Matters relating to Capitalization

The management of a company's capital structure involves a number of important issues, including cash flows, financing needs and market conditions that are unique to the circumstances of each company. As a result, Barrett Associates votes on a case-by-case basis on board-approved proposals involving changes to a company's capitalization

     3. Matters relating to Acquisitions, Mergers, Reorganizations and Other
Transactions

Barrett Associates generally votes against highly dilutive acquisitions, although these issues are examined on a case-by-case basis.

     4. Matters relating to Anti-Takeover Measures

Barrett Associates votes against board-approved proposals to adopt anti-takeover measures except as follows:

Barrett Associates votes on a case-by-case basis on proposals to ratify or approve shareholder rights plans.

Barrett Associates votes on a case-by-case basis on proposals to adopt fair price provisions.

     5. Other Business Matters

                                      B-24

Barrett Associates votes for board-approved proposals approving such routine business matters such as changing the company's name, ratifying the appointment of auditors and procedural matters relating to the shareholder meeting.

Barrett Associates votes on a case-by-case basis on proposals to amend a company's charter or bylaws.

   II.   Shareholder Proposals

SEC regulations permit shareholders to submit proposals for inclusion in a company's proxy statement. These proposals generally seek to change some aspect of a company's corporate governance structure or to change some aspect of its business operations. Barrett Associates votes in accordance with the recommendation of the company's board of directors generally.

   III.  Voting Shares of Investment Companies

Barrett Associates may utilize shares of open or closed-end investment companies to implement its investment strategies. Shareholder votes for investment companies that fall within the categories listed above are voted in accordance with those guidelines.

Barrett Associates votes on a case-by-case basis on proposals relating to changes in the investment objectives of an investment company taking into account the original intent of the fund and the role the fund plays in the clients' portfolios.

Barrett Associates votes on a case-by-case basis all proposals that would result in increases in expenses (e.g., proposals to adopt 12b-1 plans, alter investment advisory arrangements or approve fund mergers) taking into account comparable expenses for similar funds and the services to be provided.

    IV.  Voting Shares of Foreign Issuers

In the event Barrett Associates is required to vote on securities held in foreign issuers - i.e. issuers that are incorporated under the laws of a foreign jurisdiction and that are not listed on a U.S. securities exchange or the NASDAQ stock market, the following guidelines are used, which are premised on the existence of a sound corporate governance and disclosure framework. These guidelines, however, may not be appropriate under some circumstances for foreign issuers and therefore apply only where applicable.

Barrett Associates votes on a case-by-case basis on proposals relating to (1)
the issuance of common stock in excess of 20% of a company's outstanding common stock where shareholders do not have preemptive rights, or (2) the issuance of common stock in excess of 100% of a company's outstanding common stock where shareholders have preemptive rights.

Voting Procedures When Barrett Utilizes a Third Party Proxy Service -

                                      B-25

         If Barrett is utilizing a third party proxy service in connection with certain client accounts, a Proxy Coordinator will ensure that the proxy service receives updated holdings for the affected accounts. A Proxy
         Coordinator will also ensure that the proxy service delivers its recommendations on a timely basis and that such information is provided to the appropriate manager. A Proxy Coordinator will maintain records of the proxy service recommendations and voting reports.

Corporate Actions

Notice of any corporate actions should be communicated to a Proxy Coordinator who shall coordinate with the portfolio managers to determine the firm's desired course of action and communicate the firm's instructions to the custodian. The appropriate Proxy Coordinator will also keep accurate records of each corporate action and the steps that were taken by the firm.

                                      B-26

                             LEGG MASON EQUITY FUNDS

                          Legg Mason Value Trust, Inc.
                    Legg Mason Special Investment Trust, Inc.
                   Legg Mason American Leading Companies Trust
                            Legg Mason Balanced Trust
                Legg Mason U.S. Small-Capitalization Value Trust
                       Legg Mason Financial Services Fund

                Supplement to the Prospectus dated August 1, 2005
       This supplement supersedes all prior supplements to the Prospectus.

The following  changes to the Legg Mason Equity Funds  Prospectus  are effective beginning December 1, 2005.

1.   The first  paragraph of the section "Legg Mason Special  Investment  Trust,
     Inc. - Principal  Investment  Strategies"  on page 2 of the  Prospectus  is replaced in its entirety with the following:

The fund invests primarily in equity securities, and securities convertible into equity securities. The adviser expects that under normal circumstances, the fund will invest the majority of its total assets in the securities of companies in the mid-cap market capitalization range, defined as companies with market capitalizations similar to companies in the Russell(R) Midcap Index or the
Standard & Poor's MidCap 400, or in "special situations," at the time of purchase. The fund may invest a portion of its assets in companies of any size.

The fund may invest in "special situations" without regard to market capitalization. Special situations are companies undergoing unusual or possibly one-time developments that, in the opinion of the adviser, make them attractive for investment. Such developments may include actual or anticipated: sale or termination of an unprofitable part of the company's business; change in the company's management or in management's philosophy; basic change in the industry in which the company operates; introduction of new products or technologies;
acquisition or merger activities; or reorganizations or restructurings. The fund will not invest more than 20% of its total assets in securities of companies involved in actual or anticipated reorganizations or restructurings in connection with an actual or potential bankruptcy.

2.   The third  paragraph of the section "Legg Mason Special  Investment  Trust,
     Inc. - Principal  Investment  Strategies"  on page 3 of the  Prospectus  is replaced in its entirety with the following:

The fund may also invest in debt securities, including securities involved in special situations. The fund may invest up to 35% of its total assets in debt securities rated below investment grade, commonly known as "junk bonds."

3.   The first  paragraph of the section  "Distribution  Plan - Distributor of a
     Fund's  Shares" on page 32 of the  Prospectus  is replaced in its  entirety with the following:

Legg  Mason  Investor  Services,  LLC  ("LMIS"),  100 Light  Street,  Baltimore,
Maryland 21202, distributes each fund's shares.

4.   All references to "Legg Mason" on pages 32, 37 and 51 of the Prospectus are replaced with "LMIS".

5.   The section  "Distribution  Plan - Other Compensation to Dealers" beginning on page 32 of the  Prospectus  is  supplemented  to include  the  following paragraph:

Institutional Class or Financial Intermediary Class shares may be available through authorized financial intermediaries. Each fund may pay such financial intermediaries for their services out of that class's assets pursuant to the class's distribution plan or otherwise, as appropriate. These services include sub-accounting and other shareholder services. A fund may pay different financial intermediaries different rates for the services they provide when the fund determines that this is in the best interest of the fund and its shareholders. LMIS and its affiliates (including the advisers) may also from time to time, at their own expense, make payments to financial intermediaries that make shares of the funds available to their clients or to other parties in connection with the sale of shares. If investors effect transactions through a broker or agent, investors may be charged a fee by that broker or agent

6.   The  second  paragraph  under  the  section   "Distribution  Plan  -  Other
     Compensation to Dealers" beginning on page 32 of the Prospectus is replaced in its entirety with the following:

Each fund's adviser and its affiliates  may pay  non-affiliated  entities out of their own  assets to  support  the  distribution  of  Primary  Class,  Financial
Intermediary Class and Institutional Class shares and shareholder servicing.

7.   The  section  "Shareholder   Eligibility"  beginning  on  page  38  of  the
     Prospectus is replaced in its entirety with the following:

The funds generally will not accept new account applications to establish an account with a non-U.S. address (APO/FPO and U.S. territories are acceptable) or for a non-resident alien.

You can buy shares through banks, brokers, dealers, insurance companies, investment advisers, financial consultants, mutual fund supermarkets and other financial intermediaries that have entered into an agreement with LMIS to sell shares of the funds ("Financial Adviser"). You can also buy shares directly from the funds.

The funds reserve the right to revise the minimum initial investment and other eligibility requirements at any time. In addition, the funds may waive the minimum initial investment requirements in their sole discretion.

Primary Class Shares

For questions regarding your eligibility to invest in Primary Class shares, contact your Financial Adviser or LMIS' Funds Investor Services Division ("FIS")
at 1-800-822-5544.

------------------------------------------ ----------------------------------
                                           Primary Class Shares
------------------------------------------ ----------------------------------
Investment Minimums -
Initial Investment                         $1,000
(per fund)

Subsequent Investments                     $100
(per fund)
------------------------------------------ ----------------------------------
Automatic Investment Plans, including
Legg Mason Future First(R) Systematic       $50
Investment Plan (Minimum per transaction)
------------------------------------------ ----------------------------------
Minimum Account Size                       $500
(per fund)
------------------------------------------ ----------------------------------

Retirement Plans

Employer-sponsored retirement plans (i.e. 401(k), 403(b) or equivalent) where a
Financial Adviser is providing advice, record-keeping or other shareholder services to the plan, are eligible for Primary Class shares in accordance with the minimum initial investment criteria set forth above.

Institutional Class and Financial Intermediary Class Shares

For questions regarding your eligibility to invest in Institutional Class or
Financial Intermediary Class shares, contact LMIS' Institutional Funds Division
("Legg Mason Institutional Funds") at 1-888-425-6432 or your financial intermediary. You may be required to provide appropriate documentation confirming your eligibility to invest in these share classes.

The following classes of investors may purchase Institutional Class shares:

o        Institutional investors who make an initial investment of at least $1 million in a fund. Generally, institutional investors are corporations, banks, trust companies, insurance companies, investment companies, foundations, endowments, pension and profit-sharing plans, and similar entities.

o        Investors who invest in the funds through financial intermediaries that offer their clients Institutional Class shares through investment programs (such as (i) fee-based advisory or brokerage account programs,
         (ii) employee benefit plans such as 401(k) or 403(b) retirement plans or (iii) college savings vehicles such as 529 plans) authorized by
         LMIS.

o        Shareholders of an Institutional Class of a fund as of the opening of regular trading on the Exchange on July 25, 2001 that have remained in the fund since that date may continue to purchase Institutional Class shares of that fund. The minimum account size for such accounts is
         $500.

o        Employees of the investment adviser to a Legg Mason fund and their spouses and children of such employees may purchase Institutional Class shares of that Legg Mason fund. For such investors, the minimum initial investment is $1,000 per fund and the minimum for each purchase of additional shares is $100.

The following classes of investors may purchase Financial Intermediary Class shares:

o        Institutional investors who make an initial investment of at least $1 million in a fund. Generally, institutional investors are corporations, banks, trust companies, insurance companies, investment companies, foundations, endowments, pension and profit-sharing plans, and similar entities.

o        Investors who invest in the funds through financial intermediaries that offer their clients Financial Intermediary Class shares through investment programs (such as (i) fee-based advisory or brokerage account programs, (ii) employee benefit plans such as 401(k) or 403(b)
         retirement plans or (iii) college savings vehicles such as 529 plans)
         authorized by LMIS.

o        Shareholders of the Financial Intermediary Class of a fund as of the opening of regular trading on the Exchange on July 25, 2001 that have remained in the fund since that date may continue to purchase Financial
         Intermediary Class shares of that fund. The minimum account size for such accounts is $500.

o        Shareholders of Class A shares of Financial Services Fund on July 31,
         2004 that have remained in the fund since that date may continue to purchase Financial Intermediary Class shares of that fund. The minimum account size for such accounts is $500.

8.   The  section  "How to Invest"  beginning  on page 41 of the  Prospectus  is replaced in its entirety with the following:

Purchasing Primary Class Shares

You can open a regular, retirement or Coverdell Education Savings Account by contacting your Financial Adviser. To open an account directly with the funds call 1-800-822-5544 or visit www.leggmasonfunds.com for an account application.

Retirement accounts include traditional IRAs, spousal IRAs, Roth IRAs, simplified employee pension plans, savings incentive match plans for employees and other qualified retirement plans. Contact your Financial Adviser to discuss which type of account might be appropriate for you. To view additional information regarding each type of account, contact your Financial Adviser or visit www.leggmasonfunds.com.

Certain investment methods (for example, through certain retirement plans) may be subject to lower minimum initial and/or additional investment amounts. In certain limited circumstances, the minimum initial and additional purchase amounts may be waived. Contact your Financial Adviser or the funds with any questions regarding your investment options.

                           PRIMARY CLASS SHAREHOLDERS

Once your account is open, you may use the following methods to purchase additional shares of the funds.

--------------------------------------------------------------------------------
                         Through Your Financial Adviser
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Your Financial Adviser can purchase shares of the funds on your behalf and provide information on other methods available to you for purchasing additional shares. Investments made through your Financial Adviser may be subject to transaction fees or other purchase conditions as set by your Financial Adviser.
Your Financial Adviser may have different minimum investment requirements for investments in Primary Class shares than the minimum investment requirements described in this Prospectus. You should consult its program literature for further information.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Directly With The Funds
------------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------
------------------------------------------------------------------------------------------

Mail Mail your check, payable to Legg Mason Funds, to: Legg Mason Funds
c/o Boston Financial Data Services P.O. Box 55214 Boston, MA 02205-8504
-----------------------------------------
------------------------------------------------------------------------------------------
-----------------------------------------
------------------------------------------------------------------------------------------
Telephone or Wire Call the funds at 1-800-822-5544 to arrange with your bank to transfer money directly from your checking or savings account.
Wire transfers may be subject to a service charge by your bank.
-----------------------------------------
------------------------------------------------------------------------------------------
-----------------------------------------
------------------------------------------------------------------------------------------
Internet or TeleFund Visit www.leggmasonfunds.com or call TeleFund, the automated telephone account management service, at 1-877-6-LMFUNDS
(1-877-656-3863).
-----------------------------------------
------------------------------------------------------------------------------------------
-----------------------------------------
------------------------------------------------------------------------------------------
Automatic Investments Arrangements may be made with some employers and financial institutions for regular automatic monthly investments in a fund. You may also reinvest dividends from other Legg Mason funds in a fund.
-----------------------------------------
------------------------------------------------------------------------------------------
-----------------------------------------
------------------------------------------------------------------------------------------
Future First(R) Systematic Contact the funds to enroll in Legg Mason's
Future First(R) Systematic
Investment Plan Investment Plan. This plan allows you to automatically invest a specific dollar amount at regular intervals. The transfer agent will transfer money directly from your checking or savings account or another Legg Mason fund to purchase fund shares.
-----------------------------------------
------------------------------------------------------------------------------------------

The funds must receive your purchase order in proper form (meaning that it is complete and contains all necessary information; for example, number of shares and name of the fund) before the close of regular trading on the Exchange, normally 4:00 p.m., Eastern time, to receive that day's price. Orders received after the close of the Exchange will be processed at the fund's net asset value as of the close of the Exchange on the next day the Exchange is open. Orders received by your Financial Adviser before the close of regular trading on the
Exchange and communicated to the fund on the following business day, will be processed at the net asset value determined on the day the order was received by the Financial Adviser. Certain Financial Advisers may have agreements to purchase shares of the funds with payment generally to follow the next business day, but no later than three business days after the order is placed. If payment is not received by that time, your order is subject to cancellation and you and the Financial Adviser could be held liable for resulting fees or losses. It is your Financial Adviser's responsibility to transmit your order to the funds in a timely manner. If you purchase shares directly from the funds, your payment must accompany your order.

If you pay with a check or ACH transfer that does not clear or if your payment is not received in a timely manner, your purchase may be cancelled and you may be liable for any loss to the fund. The funds and their agents have the right to reject or cancel any purchase due to nonpayment.

When you purchase shares directly from the funds and have not identified a broker-dealer that has an agreement to distribute the funds, your order will be placed through LMIS, the funds' distributor, which will provide shareholder services to you and will receive any distribution and service (12b-1) fees paid by the class of shares which you own. For more information regarding 12b-1 fees see "Distribution Plan."

Purchasing Institutional Class and Financial Intermediary Class Shares

To obtain an application, please contact Legg Mason Institutional Funds at
1-888-425-6432.

If you invest through a financial intermediary, note that you may purchase shares only in accordance with your financial intermediary's instructions and limitations. Your financial intermediary may have different minimum investment requirements for investments in Institutional Class or Financial Intermediary
Class shares than the minimum investment requirements described in this
Prospectus.

        INSTITUTIONAL CLASS AND FINANCIAL INTERMEDIARY CLASS SHAREHOLDERS

Once your account is open, you may use the following methods to purchase additional shares of the funds.

-----------------------------------------------------------------------------------------------------------------------------------
Directly With The Funds
-----------------------------------------------------------------------------------------------------------------------------------
-------------------------------------
---------------------------------------------------------------------------------------------

Wire Transfers Wire federal funds to State Street Bank and Trust
Company, the fund's custodian. Before wiring federal funds, you must first telephone the funds at 1-888-425-6432 to receive instructions for wire transfer. Please note that the following information will be required when calling: shareholder name; name of the person authorizing the transaction; shareholder account number; name of the fund and class of shares to be purchased; amount being wired; and name of the wiring bank. Funds should be wired through the Federal Reserve System to:
State Street Bank and Trust Company ABA #011-000-028 DDA #99046096 Legg
Mason [Insert name of fund] [Insert account name and number] The wire should state that the funds are for the purchase of shares of a specific fund and share class and include the account name and number.
-------------------------------------
---------------------------------------------------------------------------------------------
-------------------------------------
---------------------------------------------------------------------------------------------
Contributions of Eligible Shares may be purchased and paid for by the contribution of eligible portfolio securities,
Securities subject in each case to approval by the fund's adviser.
Approval will depend on, among other things, the nature and quality of the securities offered and the current needs of the fund in question.
Investors who wish to purchase fund shares through the contribution of securities should contact the funds at 1-888-425-6432 for instructions.
Investors should realize that at the time of contribution they may be required to recognize a gain or loss for tax purposes on securities contributed. The adviser, on behalf of a fund, has full discretion to accept or reject any appropriate securities offered as payment for shares. Securities will not be accepted in payment of fund shares from persons who are affiliated with the fund's adviser or the fund.
Securities offered in payment for shares will be valued in the same way and at the same time the fund values its portfolio securities for the purpose of determining net asset value. (See "Calculation of Net Asset
Value" below.)
-------------------------------------
---------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Through Your Financial Intermediary
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Your financial intermediary can purchase shares of the funds on your behalf and provide information on other methods available to you for purchasing additional shares. Investments made through your financial intermediary may be subject to transaction fees or other purchase conditions as set by your financial intermediary. You should consult its program literature for further information.
--------------------------------------------------------------------------------

The funds must receive your purchase order in proper form before the close of regular trading on the New York Stock Exchange ("Exchange"), normally 4:00 p.m.,
Eastern time, to receive that day's price. Orders received after the close of the Exchange will be processed at the fund's net asset value as of the close of the Exchange on the next day the Exchange is open. Orders received by certain retirement plans and other financial intermediaries before the close of regular trading on the Exchange and communicated to the fund on the following business day, will be processed at the net asset value determined on the day the order was received by the financial intermediary. Certain financial intermediaries may have agreements to purchase shares of the funds with payment generally to follow the next business day, but no later than three business days after the order is placed. If payment is not received by that time, your order is subject to cancellation and you and the financial intermediary could be held liable for resulting fees or losses. If you invest in the funds through a financial intermediary, it is your financial intermediary's responsibility to transmit your order to the funds in a timely manner.

Any shares purchased or received as a distribution will be credited directly to the investor's account.

The funds may be available for purchase by retirement plans, including 401(k)
plans and 403(b) plans. The administrator of a plan or employee benefits office can provide participants or employees with detailed information on how to participate in the plan and how to elect a fund as an investment option.
Participants in a retirement or savings plan may be permitted to elect different investment options, alter the amounts contributed to the plan, or change how contributions are allocated among investment options in accordance with the plan's specific provisions.

For questions about participant accounts, participants should contact their employee benefits office, the plan administrator, or the organization that provides recordkeeping services for the plan. Investors who purchase shares through retirement plans should be aware that the plan administrator may aggregate purchase and redemption orders of participants in the plan. Therefore, there may be a delay between the time the investor places an order with the plan administrator and the time the order is forwarded to the funds for execution.

The funds may not be available for sale in certain states. Prospective investors should inquire as to whether a particular fund is available for sale in their state of residence.

Account Registration Changes:

Changes in registration or account privileges for accounts held directly with the funds must be made in writing. Signature guarantees are required. (See
"ACCOUNT POLICIES - Signature Guarantee" below.) All correspondence must include the account number and must be sent to:

         Legg Mason Institutional Funds
         P.O. Box 17635
         Baltimore, Maryland 21297-1635

9.   The  section  "How  to  Redeem  Your  Shares"  beginning  on page 47 of the
     Prospectus is replaced in its entirety with the following:

                           PRIMARY CLASS SHAREHOLDERS

You can redeem your shares through any of the following methods.

--------------------------------------------------------------------------------
                       Through Your Financial Adviser
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Your Financial Adviser can redeem shares of the funds on your behalf.
Redemptions made through your Financial Adviser may be subject to transaction fees or other conditions as set by your Financial Adviser. You should consult its program literature for further information.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Directly With The Funds
Additional documentation may be required from corporations, executors, partnerships, administrators, trustees or
custodians.
------------------------------------------------------------------------------------------------------------------------------------
---------------------
--------------------------------------------------------------------------------------------------------------

Telephone Call the funds at 1-800-822-5544 to request a redemption.
Please have the following information ready when you call: the name of the fund, dollar amount (or number of shares) to be redeemed and your shareholder account number. Wire transfers may be subject to a service charge by your bank. For wire transfers, be sure that the fund has your bank account information on file. Redemption proceeds can be mailed to your account address, sent to your bank by ACH transfer or wired to your bank account (provided that your bank information is already on file).
---------------------
--------------------------------------------------------------------------------------------------------------
---------------------
--------------------------------------------------------------------------------------------------------------
Internet or TeleFund Redeem shares through the Internet at
www.leggmasonfunds.com or through TeleFund at 1-877-6-LMFUNDS
(1-877-656-3863).
---------------------
--------------------------------------------------------------------------------------------------------------
---------------------
--------------------------------------------------------------------------------------------------------------
Mail Send a letter to the funds requesting redemption of your shares to: Legg Mason Funds c/o Boston Financial Data Services P.O. Box 55214
Boston, MA 02205-8504 The letter should be signed by all of the owners of the account. Redemption requests for shares valued at $10,000 or more or when the proceeds are to be paid to someone other than the accountholder(s) may require a signature guarantee. (See "ACCOUNT
POLICIES - Signature Guarantee.")
---------------------
--------------------------------------------------------------------------------------------------------------

The funds must receive your redemption order in proper form before the close of regular trading on the Exchange, normally 4:00 p.m., Eastern time, to receive that day's price. However, orders received by your Financial Adviser by the close of regular trading on the Exchange and communicated to the fund on the following business day, will be effected at the net asset value determined on the day the order was received by the Financial Adviser. It is your Financial
Adviser's responsibility to transmit your order to the funds in a timely manner.

        INSTITUTIONAL CLASS AND FINANCIAL INTERMEDIARY CLASS SHAREHOLDERS

You can redeem your shares through any of the following methods.

------------------------------------------------------------------------------------------------------------------------------------
Directly With The Funds
You can redeem your shares through any of the following methods.
Redemptions may be initiated by telephone by calling the funds at
1-888-425-6432, but must be confirmed in writing prior to processing.
All requests for redemption should indicate: 1) the number of shares or dollar amount to be redeemed and the investor's shareholder account number; 2) the investor's name and the names of
any co-owners of the account, using exactly the same name or names used in establishing the account; 3) proof of authorization to
request redemption on behalf of any co-owner of the account (please contact the funds for further details); and 4) the name,
address, and account number to which the redemption payment should be sent. Payment of redemption proceeds normally will be made by wire one business day after receipt of a redemption request in proper form. Additional documentation may be required from
corporations, executors, partnerships, administrators, trustees or custodians.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------
-----------------------------------------------------------------------------------------------------

Mail Send a letter to the funds requesting redemption of your shares to: Legg Mason Institutional Funds, P.O. Box 17635, Baltimore, Maryland
21297-1635.
------------------------------
-----------------------------------------------------------------------------------------------------
Fax Fax a request for redemption to the funds at 410-454-5050.
------------------------------
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Through Your Financial Intermediary
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Your financial intermediary can redeem shares of the funds on your behalf.
Redemptions made through your financial intermediary may be subject to transaction fees or other conditions as set by your financial intermediary. You should consult its program literature for further information.
--------------------------------------------------------------------------------

The funds must receive your redemption order in proper form before the close of regular trading on the Exchange, normally 4:00 p.m., Eastern time, to receive that day's price. However, orders received by certain retirement plans and other financial intermediaries by the close of regular trading on the Exchange and communicated to the fund on the following business day, will be effected at the net asset value determined on the day the order was received by the financial intermediary. If you invest in the funds through a financial intermediary, it is your financial intermediary's responsibility to transmit your order to the funds in a timely manner.

Additional Information about Redemptions:

The funds' service providers will follow reasonable procedures to ensure the validity of any telephone, Internet or wire redemption request, such as requesting identifying information from users or employing identification numbers. The funds and their service providers will not be responsible for any account losses due to fraudulent telephone, Internet or wire orders that they reasonably believe to be genuine.

Payment of redemption proceeds of shares that were recently purchased by check or automatic investment arrangements or acquired through reinvestment of distributions paid on such shares by the fund may be delayed for up to ten days from the purchase date until the check or automatic investment has cleared.

Each fund has reserved the right under certain conditions to redeem its shares in-kind by distributing portfolio securities in payment for redemptions.
Shareholders who receive a redemption in-kind may incur costs to dispose of the securities they receive and may receive illiquid securities.

10.  The first bullet  appearing under "Each fund reserves the right to" on page
     52 of the Prospectus is replaced in its entirety with the following:

Suspend the offering of shares permanently or for a period of time;

11.  The third paragraph of the section "Account  Policies - Frequent Trading of
     Fund  Shares"  beginning  on page 52 of the  Prospectus  is replaced in its entirety with the following:

Under the funds' frequent trading policy, each fund reserves the right to restrict or reject purchases of shares (including exchanges) without prior notice whenever a fund detects a pattern of excessive trading. The policy provides that a fund will use its best efforts to restrict a shareholder's trading privileges in the Legg Mason Funds if that shareholder has engaged in four or more "Round Trips" during any rolling 12-month period. However, each fund has the discretion to determine that restricting a shareholder's trading privileges is not necessary (or that a new limit on Round Trips should be established for the shareholder) if it is determined that the pattern of trading is not abusive or harmful to the fund. In making such a determination, the fund will consider, among other things, the nature of the shareholder's account, the perceived reason for the frequent trading, the amount of trading and the particular fund in which the trading has occurred. Additionally, each fund has the discretion to make inquiries or to take action against any shareholder whose trading appears inconsistent with the frequent trading policy. Examples of the types of actions a fund may take to deter excessive trading in a shareholder account include restricting the shareholder from purchasing additional shares in the fund altogether or imposing other restrictions (such as requiring purchase orders to be submitted by mail) that would deter the shareholder from trading frequently in the fund.

12.  The first  paragraph of the section  "Services for Investors" on page 54 of the Prospectus is replaced in its entirety with the following:

Below is a description of services provided to shareholders who own shares directly with the funds. You should contact your Financial Adviser to determine if it offers similar services to those listed below.

13.  The section "Services for Investors - Confirmations and Account Statements"
     on  page  54 of the  Prospectus  is  replaced  in  its  entirety  with  the following:

You will receive a confirmation from the funds after each transaction (except a reinvestment of dividends or capital gain distributions, an investment made through the Future First(R) Systematic Investment Plan, or other automatic investment arrangement, and withdrawals made through the Systematic Withdrawal
Plan). Primary Class shareholders will receive account statements monthly unless there has been no activity in the account. If there has been no monthly activity, Primary Class shareholders will receive a quarterly statement.
Institutional Class and Financial Intermediary Class shareholders will receive account statements monthly.

14.  The section  "Services for Investors - Mailing of Reports and Prospectuses"
     on  page  55 of the  Prospectus  is  replaced  in  its  entirety  with  the following:

If two or more members of your household are Legg Mason fund shareholders, you may elect to have all account communications for those funds combined in one convenient mailing. If you have previously elected to have your account communications combined, but wish to discontinue this service, please contact the fund per the instructions below.

----------------------------------------
-------------------------------------------------------------------------------------------

Primary Class Shareholders Call 1-800-822-5544 or write to Legg Mason
Funds, c/o Boston Financial Data Services, P.O. Box 55214, Boston, MA
02205-8504.
----------------------------------------
-------------------------------------------------------------------------------------------
----------------------------------------
-------------------------------------------------------------------------------------------
Institutional Class and Financial Call 1-888-425-6432 or write to Legg
Mason Institutional Funds, P.O. Box 17635, Baltimore,
Intermediary Class Shareholders MD 21297-1635.
----------------------------------------
-------------------------------------------------------------------------------------------

15.  The third and fourth paragraphs of the section "Distributions and Taxes" on page 56 of the  Prospectus  are deleted in their  entirety.  The  following information is added to this section:

Receiving Your Dividends and Other Distributions:

Contact your Financial Adviser to discuss what options are available to you for receiving your dividends and other distributions.

If you own shares directly with the funds the following conditions apply:

o    your dividends and other distributions will be automatically  reinvested in the  distributing  class of shares of the fund  unless you elect to receive dividends and/or other distributions in cash.

o    Primary Class  shareholders  who have a minimum  account balance of $10,000 may request that their dividends and/or other  distributions be invested in
     Primary  Class  shares of another  eligible  Legg Mason fund or  Consultant
     Class shares of The Royce Funds (except Royce TrustShares  Fund),  provided these funds are available for sale in your state.

o    to change your election,  you must notify the fund at least ten days before the next distribution is to be paid.

o    if the  postal  or  other  delivery  service  is  unable  to  deliver  your distribution  check,  your  distribution  election  will  automatically  be converted to having all  dividends  and other  distributions  reinvested in fund shares.  No interest  will accrue on amounts  represented  by uncashed distribution or redemption checks.

 This supplement should be retained with your Prospectus for future reference.

                   This supplement is dated December 1, 2005.

                              PROSPECTUS SUPPLEMENT
                               September 23, 2005

For the following  funds with  Prospectuses  dated December 31, 2004 - August 1,
2005

Legg Mason American Leading Companies Trust      Legg Mason Investment Grade Income Portfolio
Legg Mason Balanced Trust                        Legg Mason Limited Duration Bond Portfolio
Legg Mason Cash Reserve Trust, Inc.              Legg Mason Maryland Tax-Free Income Trust
Legg Mason Classic Valuation Fund                Legg Mason Opportunity Trust
Legg Mason Core Bond Fund                        Legg Mason Pennsylvania Tax-Free Income Trust
Legg Mason Emerging Markets Trust                Legg Mason Special Investment Trust, Inc.
Legg Mason Financial Services Fund               Legg Mason Tax-Exempt Trust, Inc.
Legg Mason Global Income Trust                   Legg Mason Tax-Free Intermediate-Term Income Trust
Legg Mason Growth Trust                          Legg Mason U.S. Government Money Market Portfolio
Legg Mason High Yield Portfolio                  Legg Mason U.S. Small-Capitalization Value Trust
Legg Mason International Equity Trust            Legg Mason Value Trust, Inc.

The following information supplements the Mail options under the Prospectus sections "How to Invest" and "How to Redeem Your Shares" for Primary Class
shareholders who purchase their shares through Legg Mason Funds Investor
Services ("FIS").

Beginning September 27, 2005, checks should be made payable to Legg Mason Funds.
FIS clients who purchase additional shares of the funds or request a redemption of fund shares through the mail, should send their purchase or redemption orders to Boston Financial Data Services ("BFDS"), the funds' transfer agent, at the following address:

         Legg Mason Funds
         c/o BFDS
         P.O. Box 55214
         Boston, MA 02205-8504

Beginning October 14, 2005, purchase and redemption orders received by FIS through the mail, or by any other means, will be forwarded to BFDS, a process that may take five days or longer. Purchase and redemption orders sent to the wrong location will not be considered "in good order" and therefore will not be processed until received by BFDS. Once received by BFDS all trade orders will be processed at the fund's net asset value as set-forth in the Prospectus.

 This supplement should be retained with your Prospectus for future reference.

      As filed with the Securities and Exchange Commission on July 29, 2005

                           1933 Act File No. 33-62174
                           1940 Act File No. 811-7692

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N1-A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933                      [X]
                                    Pre-Effective Amendment No.              [ ]
                                    Post-Effective Amendment No. 27          [X]

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940              [X]
                                            Amendment No. 28

                        LEGG MASON INVESTORS TRUST, INC.
               (Exact Name of Registrant as Specified in Charter)

                                100 Light Street
                            Baltimore, Maryland 21202
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including Area Code: (410) 539-0000

                                   Copies to:

RICHARD M. WACHTERMAN, ESQ.                     ARTHUR C. DELIBERT, ESQ.
Legg Mason Wood Walker, Incorporated            Kirkpatrick & Lockhart Nicholson
100 Light Street                                Graham LLP
Baltimore, Maryland  21202                      1800 Massachusetts Ave., N.W.
                                                Second Floor
(Name and Address of Agent for Service)         Washington, D.C.  20036-1800

It is proposed that this filing will become effective:

[ ] immediately upon filing pursuant to Rule 485(b)
[X] on July 29, 2005, pursuant to Rule 485(b)
[ ] 60 days after filing pursuant to Rule 485(a)(i)
[ ] on, pursuant to Rule 485(a)(i)
[ ] 75 days after filing pursuant to Rule 485(a)(ii)
[ ] on , pursuant to Rule 485(a)(ii)

If appropriate, check the following box:
[ ] This post-effective amendment designates a new effective date for a previously filed post-effective amendment.

                        Legg Mason Investors Trust, Inc.

                       Contents of Registration Statement

This registration statement consists of the following papers and documents:

Cover Sheet

Contents of Registration Statement

Legg Mason American Leading Companies Trust
Legg Mason Balanced Trust
Legg Mason U.S. Small-Capitalization Value Trust
Legg Mason Financial Services Fund
Part A - Primary Class,  Institutional  Class and Financial  Intermediary  Class
Prospectus

Legg Mason American Leading Companies Trust
Legg Mason Balanced Trust
Legg Mason U.S. Small-Capitalization Value Trust
Legg Mason Financial Services Fund
Primary Class, Institutional Class and Financial Intermediary
Class Shares
Part B - Statement of Additional Information

Part C - Other Information

Signature Page

Exhibits

Legg Mason Equity Funds

         Legg Mason Value Trust, Inc.

         Legg Mason Special Investment Trust, Inc.

         Legg Mason American Leading Companies Trust

         Legg Mason Balanced Trust

         Legg Mason U.S. Small-Capitalization Value Trust

         Legg Mason Financial Services Fund

                                   PROSPECTUS
                                 AUGUST 1, 2005

                                  PRIMARY CLASS
                               INSTITUTIONAL CLASS
                          FINANCIAL INTERMEDIARY CLASS

                                      logo

The shares offered by this Prospectus are subject to various fees and expenses, which may include distribution and service (12b-1) fees. See "Fees and Expenses of the Funds" on page 19 and "Distribution Plan" on page 25.

As with all mutual funds, the Securities and Exchange Commission has not passed upon the accuracy or adequacy of this Prospectus, nor has it approved or disapproved these securities. It is a criminal offense to state otherwise.

About the funds:

           1      Investment objectives and policies

           7      Principal risks

          10      Performance

          19      Fees and expenses of the funds

          19      Primary Class fees and expenses

          21      Financial Intermediary Class fees and expenses

          23      Institutional Class fees and expenses

          25      Distribution plan

          26      Management

About your investment:

          29     Shareholder eligibility

          32     How to invest

          37     How to redeem your shares

          40     Account policies

          43     Services for investors

          45     Distributions and taxes

          46     Portfolio disclosure policy

          47     Financial highlights

LEGG MASON EQUITY FUNDS

[icon]  INVESTMENT OBJECTIVES AND POLICIES

This prospectus describes the following Legg Mason Equity Funds: Legg Mason
Value Trust, Inc. ("Value Trust"), Legg Mason Special Investment Trust, Inc.
("Special Investment Trust"), Legg Mason American Leading Companies Trust,
("American Leading Companies Trust"), Legg Mason Balanced Trust ("Balanced
Trust"), Legg Mason U.S. Small-Capitalization Value Trust, ("Small-Cap Value
Trust") and Legg Mason Financial Services Fund ("Financial Services Fund"). Each
fund (except Small-Cap Value Trust) offers three classes of shares: Primary
Class, Financial Intermediary Class and Institutional Class. Small-Cap Value
Trust offers Primary Class and Institutional Class. Each share class represents an investment in the same portfolio of securities, but is subject to different expenses, different sales charge structures and different eligibility requirements for investing. (See "Fees and Expenses of the Funds" beginning on page 19 and "Shareholder Eligibility" beginning on page 29).

LEGG MASON VALUE TRUST, INC.

Investment objective: long-term growth of capital.

Principal investment strategies:

The fund invests primarily in equity securities that, in the adviser's opinion, offer the potential for capital growth. The adviser follows a value discipline in selecting securities, and therefore seeks to purchase securities at large discounts to the adviser's assessment of their intrinsic value. Intrinsic value, according to the adviser, is the value of the company measured, to different extents depending on the type of company, on factors such as, but not limited to, the discounted value of its projected future free cash flows, the company's ability to earn returns on capital in excess of its cost of capital, private market values of similar companies and the costs to replicate the business.
Qualitative factors, such as an assessment of the company's products, competitive positioning, strategy, industry economics and dynamics, regulatory frameworks and more, may also be considered. Securities may be undervalued due to, among other things, uncertainty arising from the limited availability of accurate information, economic growth and change, changes in competitive conditions, technological change, investor overreaction to negative news or events, and changes in government policy or geopolitical dynamics. The adviser takes a long-term approach to investing, generally characterized by long holding periods and low portfolio turnover. The fund generally invests in companies with market capitalizations greater than $5 billion, but may invest in companies of any size.

The fund's adviser may decide to sell securities given a variety of circumstances, such as when a security no longer appears to the adviser to offer the potential for long-term growth of capital, when an investment opportunity arises that the adviser believes is more compelling, or to realize gains or limit potential losses.

The fund may also invest in debt securities of companies having one or more of the above characteristics. The fund may invest up to 25% of its total assets in long-term debt securities. Up to 10% of its total assets may be invested in debt securities rated below investment grade, commonly known as "junk bonds."

For temporary defensive purposes, or when cash is temporarily available, the fund may invest in investment grade, short-term debt instruments, including government, corporate and money market securities. If the fund invests substantially in such instruments, it may not be pursuing its principal investment strategies and may not achieve its investment objective.

                                       1

LEGG MASON SPECIAL INVESTMENT TRUST, INC.

Investment objective: capital appreciation.

Principal investment strategies:

The fund invests primarily in equity securities, and securities convertible into equity securities, of companies whose market capitalizations are typically classified as small to mid-sized. The adviser defines small to mid-sized companies as those below the top 500 U.S. companies in terms of market capitalization. It also invests in "special situations" without regard to market capitalization. Special situations are companies undergoing unusual or possibly one-time developments that, in the opinion of the adviser, make them attractive for investment. Such developments may include actual or anticipated: sale or termination of an unprofitable part of the company's business; change in the company's management or in management's philosophy; basic change in the industry in which the company operates; introduction of new products or technologies; or
the prospect or effect of acquisition or merger activities.

The adviser follows a value discipline in selecting securities, and therefore seeks to purchase securities at large discounts to the adviser's assessment of their intrinsic value. Intrinsic value, according to the adviser, is the value of the company measured, to different extents depending on the type of company, on factors such as, but not limited to, the discounted value of its projected future free cash flows, the company's ability to earn returns on capital in excess of its cost of capital, private market values of similar companies and the costs to replicate the business. Qualitative factors, such as an assessment of the company's products, competitive positioning, strategy, industry economics and dynamics, regulatory frameworks and more, are also important. Securities may be undervalued due to, among other things, uncertainty arising from the limited availability of accurate information, economic growth and change, changes in competitive conditions, technological change, and changes in government policy or geopolitical dynamics.

The fund also invests in debt securities of companies having one or more of the above characteristics. The fund may invest up to 35% of its net assets in debt securities rated below investment grade, commonly known as "junk bonds." The fund may invest up to 20% of its total assets in securities of companies involved in actual or anticipated reorganizations or restructurings.

The adviser typically sells a security when, in the adviser's assessment, the security no longer appears to offer a long-term above-average risk-adjusted rate of return, when a more compelling investment opportunity is found, when the original reason for investing no longer applies, or to realize gains or limit potential losses.

For temporary defensive purposes, or when cash is temporarily available, the fund may invest in investment grade, short-term debt instruments, including government, corporate and money market securities. If the fund invests substantially in such instruments, it may not be pursuing its principal investment strategies and may not achieve its investment objective.

LEGG MASON AMERICAN LEADING COMPANIES TRUST

Investment objective:  long-term capital appreciation and current income consistent with prudent investment risk.

Principal investment strategies:

The fund invests primarily in securities that, in the adviser's opinion, offer the potential for capital appreciation and potential for current income. Under normal circumstances, the fund will seek to achieve its objective by investing at least 80% of its net assets in common stocks of Leading Companies that are tied economically to the United States. At least 75% of the dollar amount of stocks held by the fund will have a recent history of paying dividends. The

                                       2

adviser defines a "Leading Company" as one that, in the opinion of the adviser, has attained a major market share in one or more products or services within its industry(ies) and possesses the potential to maintain or increase market share and profit in the future. Such companies are typically well known as leaders in their respective industries; most are found in the top half of the Standard &
Poor's 500 Index ("S&P 500 Index").

The adviser considers a number of factors to determine whether an investment is tied economically to the United States including: the primary trading market of the issuer's securities; the issuer's domicile, sources of revenue, and location of assets; whether the investment is included in an index generally considered representative of the United States securities markets; and whether the investment is exposed to the economic fortunes and risks of the United States.

The adviser follows a value discipline in selecting securities, and therefore seeks to purchase securities at large discounts to the adviser's assessment of their intrinsic value. Intrinsic value, according to the adviser, is the value of the company measured, to different extents depending on the type of company, on factors such as, but not limited to, the discounted value of its projected future free cash flows, the company's ability to earn returns on capital in excess of its cost of capital, private market values of similar companies and the costs to replicate the business. Qualitative factors, such as an assessment of the company's products, competitive positioning, strategy, industry economics and dynamics, regulatory frameworks and more, are also important. Securities may be undervalued due to, among other things, uncertainty arising from the limited availability of accurate information, economic growth and change, changes in competitive conditions, technological change, and changes in government policy or geopolitical dynamics.

The adviser typically sells a security when, in the adviser's assessment, the security no longer appears to offer a long-term above average risk-adjusted rate of return, when a more compelling investment opportunity is found, when the original reason for investing no longer applies, or to realize gains or limit potential losses.

Under normal circumstances, the fund expects to own a minimum of 35 different securities. The adviser currently anticipates that the fund will not invest more than 20% of its net assets in foreign securities.

During periods when the adviser believes the return on certain debt securities may equal or exceed the return on equity securities, the fund may invest up to
20% of its net assets in debt securities, including government, corporate and money market securities, consistent with its investment objective. The fund may invest in debt securities of any maturity of both foreign and domestic issuers.
The debt securities in which the fund may invest, excluding investments in convertible securities, will be rated at least A by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") or Moody's Investors
Service, Inc. ("Moody's"), or deemed by the adviser to be of comparable quality to a security with these ratings. The convertible securities in which the fund may invest will be rated at least BB by S&P or Ba by Moody's, or deemed by the adviser to be of comparable quality to a security with these ratings. Debt securities rated below BBB/Baa are commonly known as "junk bonds."

For temporary defensive purposes, or when cash is temporarily available, the fund may invest in repurchase agreements and money market instruments, including high-quality short-term debt securities. If the fund invests substantially in such instruments, it may not be pursuing its principal investment strategies and may not achieve its investment objective.

                                       3

LEGG MASON BALANCED TRUST

Investment objective: long-term capital appreciation and current income in order to achieve an attractive total investment return consistent with reasonable risk.

Principal investment strategies:

The fund may invest up to 75% of its net assets in equity securities. The adviser emphasizes equity securities that have a history of paying dividends and that, in the opinion of the adviser, offer the potential for long-term growth.
In addition, the adviser may also invest in common stocks or securities convertible into common stocks that do not pay current dividends but offer prospects for capital appreciation and future income. Stocks are selected based on value-oriented selection criteria emphasizing factors such as the adviser's evaluation of asset value, future cash flow and earnings potential. The adviser seeks to reduce investment risk through portfolio diversification -- by sector and by industry, as well as by issuer.

The fund invests not less than 25% of its net assets in fixed-income securities, including, without limitation, preferred stocks, bonds, debentures, municipal obligations, and mortgage-related securities; certificates of deposit; Treasury bills, notes, bonds and other obligations of the U.S. Government, its agencies and instrumentalities; high-quality commercial paper and other money market instruments; and repurchase agreements. The fund may invest in securities of any maturity, but, under normal circumstances, expects to maintain its portfolio of fixed-income securities so as to have an average dollar-weighted maturity of between four and five years. No more than 5% of the fund's total assets will be invested in fixed-income or convertible securities rated below BBB or Baa, commonly known as "junk bonds," at the time of purchase, or comparable unrated securities.

Fixed-income security selection is based upon identifying those fixed-income securities that the adviser deems to be undervalued, taking into consideration sector analysis, yield curve analysis and credit analysis. Absent the ability to find undervalued securities outside the Treasury sector, the adviser will hold
Treasury securities. The fund's fixed-income portfolio maintains a duration that is similar to that of its benchmark, the Lehman Brothers Intermediate
Government/Credit Index. Duration is a measure of a bond or fixed-income portfolio's sensitivity to changes in interest rates. During periods of falling interest rates a portfolio with a shorter duration will generally not generate as high a level of total return as a portfolio with a longer duration.
Conversely, when interest rates rise, a portfolio with a shorter duration will generally outperform longer duration portfolios.

Under normal market conditions, the fund is managed as a balanced fund. This approach attempts to "balance" the potential for growth and greater volatility of stocks with the historically stable income and more moderate average price fluctuations of fixed-income securities. The proportion of the fund's assets invested in each type of security will vary from time to time in accordance with the adviser's assessment of investment opportunities. It is currently anticipated that the fund will invest approximately 60% of its total assets in common stocks and the remaining 40% in various fixed-income securities. These percentages may vary in attempting to increase returns or reduce risk.

The adviser typically sells a stock when, in the adviser's assessment, the gap between market price and intrinsic value is eliminated by reason of higher market prices or downward reassessment of intrinsic value by the adviser.

The adviser typically sells a fixed-income security when one of the following criteria is met: (1) a security reaches fair value and is no longer deemed to be undervalued based upon the adviser's analysis; (2) the adviser continues to find value in a particular sector but has identified a security in that sector that appears to offer more attractive valuation characteristics; or (3) a change in fundamentals has occurred that alters the adviser's view of the prospects for that particular security or sector.

                                       4

LEGG MASON U.S. SMALL-CAPITALIZATION VALUE TRUST

Investment objective: long-term capital appreciation.

Principal investment strategies:

The fund invests at least 80% of its net assets in equity securities of domestic small-capitalization value companies. The adviser regards small-capitalization companies as those whose market capitalizations at the time of investment range between $10 million and the median of the New York Stock Exchange ("Exchange")
market capitalizations, currently about $1.870 billion. Value companies are those in the lower quartile of price/earnings valuation.

The adviser's security selection process starts with a universe of small-capitalization value companies. From this universe, the adviser follows a disciplined security exclusion process focusing on eliminating companies with characteristics that the adviser has found to detract from long-term portfolio returns.

First, the adviser adjusts stated earnings for any unusual and non-recurring gains or losses to reach true operating earnings and eliminates companies which no longer meet the adviser's low price/earnings criteria. Second, the adviser eliminates companies that have pre-announced earnings declines. Third, the adviser excludes companies which have experienced excessive price appreciation over and above the market. Fourth, the adviser reviews company-specific fundamentals to eliminate stocks that the adviser regards as having minimal potential to increase in value or that the adviser believes have substantial risk of decline.

Portfolios are constructed from the companies that have passed through the adviser's stock exclusion process. Positions are purchased with attention to low cost transactions.

The adviser typically sells companies when the adviser believes they are no longer small-capitalization value companies or if their fundamentals deteriorate.

For temporary defensive purposes, or when cash is temporarily available, the fund may invest in repurchase agreements and money market instruments. If the fund invests substantially in such instruments, it may not be pursuing its principal investment strategies and may not achieve its investment objective.
The adviser does not currently intend to invest in foreign securities.

LEGG MASON FINANCIAL SERVICES FUND

Investment objective:  long-term growth of capital.

Principal investment strategies:

The fund's adviser, under normal circumstances, concentrates the fund's investments by investing at least 80% of the fund's net assets in equity securities of issuers in the financial services industry that it believes are undervalued and thus may offer above average potential for capital appreciation.
Equity securities include common stocks, preferred stocks, convertible securities, rights and warrants.

Financial services companies include, but are not limited to:

o    regional and money center banks
o    securities brokerage firms
o    asset management companies
o    savings banks and thrift institutions
o    specialty finance companies (e.g., credit card, mortgage providers)
o    insurance and insurance brokerage firms
o    government sponsored agencies, such as Government National Mortgage
     Association

                                       5

o    financial conglomerates
o    foreign financial services companies (limited to 25% of total assets, not including American Depositary Receipts).

Investments may also include companies that derive more than 50% of their revenues from providing products and services to the financial services industry, including software, hardware, publishing, news services, credit research and ratings services, Internet services and business services.

The adviser believes the financial services industry is undergoing many changes due to legislative reform and the shifting demographics of the population. In deciding what securities to buy, the adviser analyzes an issuer's financial statements to determine earnings per share potential. It also reviews, as appropriate, the economy where the issuer does business, the products offered, its potential to benefit from industry changes and the strength and goals of management.

The adviser typically will sell a security in the fund's portfolio if that security experiences earnings problems.

For temporary defensive purposes, or when cash is temporarily available, the fund may invest in money market instruments, cash equivalents, short-term government and corporate obligations or repurchase agreements. If the fund invests substantially in such instruments, it may not be pursuing its principal investment strategies and may not achieve its investment objective.

                                    * * * * *

Each fund's investment objective is non-fundamental and may be changed by the fund's Board of Directors without shareholder approval. Each of American Leading
Companies Trust, Small-Cap Value Trust and Financial Services Fund may not
change its policy to invest at least 80% of its net assets in the type of securities suggested by its name (as described above), without providing shareholders at least 60 days' prior written notice.

                                       6

[icon] PRINCIPAL RISKS

In General:

There is no assurance that a fund will meet its investment objective; investors could lose money by investing in a fund. As with all mutual funds, an investment in any of these funds is not insured or guaranteed by the Federal Deposit
Insurance Corporation or any other government agency. Unless otherwise stated, the following risks apply to each of the funds:

Market Risk:

Prices of equity securities generally fluctuate more than those of other securities, such as debt securities. Market risk, the risk that prices of securities will go down because of the interplay of market forces, may affect a single issuer, industry or sector of the economy or may affect the market as a whole. A fund may experience a substantial or complete loss on an individual stock.

Value Style Risk:

The value approach to investing involves the risk that value stocks may remain undervalued. Value stocks as a group may be out of favor and underperform the overall equity market for a long period of time, while the market concentrates on "growth" stocks.

Value funds often concentrate much of their investments in certain industries, and thus will be more susceptible to factors adversely affecting issuers within that industry than would a more diversified portfolio of securities.

Small and Mid-Sized Company Securities - Value Trust,  Special Investment Trust,
Small-Cap Value Trust and Financial Services Fund:

Investing in the securities of smaller companies involves special risks. Small companies may have limited product lines, operating histories, markets or financial resources, or they may be dependent upon a limited management group.
Among other things, the prices of securities of small and mid-sized companies generally are more volatile than those of larger companies; the securities of small companies generally are less liquid; and smaller companies generally are more likely to be adversely affected by poor economic or market conditions.
Small-sized companies may also be undervalued because few, if any, investment researchers regularly follow them.

It is anticipated that some of the portfolio securities may not be widely traded and that a fund's position in such securities may be substantial in relation to the market for such securities. Accordingly, it may be difficult for a fund to dispose of such securities quickly at prevailing market prices, and market prices may not always be readily available for use in determining a fund's net asset value.

Investments in securities of companies with small market capitalizations are generally considered to offer greater opportunity for appreciation but also may involve greater risks than customarily are associated with more established companies. The securities of smaller companies may be subject to more abrupt fluctuations in market price than larger, more established companies. In addition to exhibiting greater volatility, small-cap stocks may, to a degree, fluctuate independently of larger-cap stocks, i.e., small-cap stocks may decline in price as the prices of large-cap stocks rise or vice versa. Small-cap companies are often involved in actual or anticipated reorganizations or restructurings, which involve risks, including difficulty in obtaining information as to the financial conditions of such companies.

                                       7

Concentration Risk - Financial Services Fund:

Financial Services Fund invests primarily in securities of companies in the financial services industry. A fund concentrating most of its investments in a single industry will be more susceptible to factors adversely affecting issuers within that industry than would a more diversified portfolio of securities.

Financial services companies are subject to extensive government regulation, and their prospects may be affected by new regulations or regulatory interpretations that impede particular lines of business. The profitability of financial services companies is dependent on the availability and cost of funds, and can fluctuate significantly when interest rates change. Economic downturns, credit losses and severe price competition can negatively affect this industry. Recent federal legislation permits increased competition among financial services companies. The impact of this change on any individual company or on the industry as a whole cannot be predicted.

Company  Risk - Value  Trust,  Special  Investment  Trust and  American  Leading
Companies Trust:

Each fund identified above invests in securities that often involve certain special circumstances that the adviser believes offer the opportunity for long-term capital appreciation. These investments may involve greater risks of loss than investments in securities of well-established companies with a history of consistent operating patterns. There is always a risk that the adviser will not properly assess the potential for an issuer's future growth, or that an issuer will not realize that potential. Additionally, investments in securities of companies being restructured involve special risks, including difficulty in obtaining information as to the financial condition of such issuers and the fact that the market prices of such securities are subject to above-average price volatility.

Exposure to Foreign Markets - all Funds except Small-Cap Value Trust:

Investments in foreign securities (including those denominated in U.S. dollars)
involve certain risks not typically associated with investments in domestic issuers. These risks can include political and economic instability, foreign taxation, different or lower standards in accounting, auditing and financial reporting, less-developed securities regulation and trading systems, fluctuations in foreign currency exchange rates, and the risk that a country may impose controls on the exchange or repatriation of foreign currency. Many of these risks are greater when investing in countries with developing economies and securities markets, also known as "emerging markets." Moreover, securities of many foreign issuers may be less liquid and their prices more volatile than those of comparable domestic issuers.

Investment Models:

The proprietary models used by an adviser to evaluate securities or securities markets are based on the adviser's understanding of the interplay of market factors and do not assure successful investment. The markets or the prices of individual securities may be affected by factors not foreseen in developing the models.

Debt Securities:

Debt securities are subject to interest rate risk, which is the possibility that the rates of interest income generated by a fund's fixed-income investments may decline due to a decrease in market interest rates and the market prices of a fund's fixed-income investments may decline due to an increase in market interest rates. Generally, the longer the maturity of a fixed-income security, the greater the effect on its value when rates increase.

Debt securities are also subject to credit risk, i.e., the risk that an issuer of securities will be unable to pay principal and interest when due, or that the value of the security will suffer because investors believe the issuer is less able to pay. This is broadly gauged by the credit ratings of the securities in which a fund invests. However, ratings are only the opinions of the companies issuing them and are not absolute guarantees as to quality.

                                       8

Debt securities rated BBB/Baa or better, and unrated securities considered by a fund's adviser to be of equivalent quality, are considered investment grade.
Debt securities rated below BBB/Baa, commonly known as "junk bonds," which a fund may purchase from time to time, are deemed by the ratings companies to be speculative and may involve major risk or exposure to adverse conditions. Those in the lowest rating categories may involve a substantial risk of default or may be in default. Changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of such securities to make principal and interest payments than is the case for higher grade debt securities. Special Investment Trust may be especially affected by the risks involved with investing in debt securities rated below investment grade, as it may invest up to 35% of its net assets in such securities.

Securities rated below BBB/Baa may be less liquid than higher-rated securities, which means a fund may have difficulty selling them at times, and may have to apply a greater degree of judgment in establishing a price for purposes of valuing shares of the fund. Moody's considers debt securities rated in the lowest investment grade category (Baa) to have speculative characteristics.

Call Risk:

Many fixed-income securities, especially those issued at high interest rates and with longer maturities, provide that the issuer may repay them early. Issuers often exercise this right when prevailing interest rates are lower than the interest rate of the security. Accordingly, holders of callable securities may not benefit fully from the increase in value that other fixed-income securities experience when rates decline. Furthermore, the funds most likely would have to reinvest the proceeds of the payoff at current yields, which would be lower than those paid by the security that was paid off.

Special Risks of Mortgage-Backed Securities - Balanced Trust:

Mortgage-backed securities represent an interest in a pool of mortgages. When market interest rates decline, more mortgages are refinanced, and mortgage-backed securities are paid off earlier than expected. Prepayments may also occur on a scheduled basis or due to foreclosure. The effect on the fund's return is similar to that discussed above for call risk. When market interest rates increase, the market values of mortgage-backed securities decline. At the same time, however, mortgage refinancings and prepayments slow, which lengthens the effective maturities of these securities. As a result, the negative effect of the rate increase on the market value of mortgage-backed securities is usually more pronounced than it is for other types of fixed-income securities, potentially increasing the volatility of the fund.

Convertible Securities:

A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive the interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion or exchange, such securities ordinarily provide a stream of income with generally higher yields than common stocks of the same or similar issuers, but lower than the yield on non-convertible debt.

The value of a convertible security is usually a function of (1) its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege and (2) its worth, at market value, if converted into or exchanged for the underlying common stock.
Convertible securities are typically issued by smaller capitalized companies whose stock prices may be volatile. The price of a convertible security often reflects such variations in the price of the underlying common stock in a way that non-convertible debt does not.

                                       9

[icon]  PERFORMANCE

The information below provides an indication of the risks of investing in each fund by showing changes in its performance from year to year and by showing how each fund's average annual total returns for various periods compare with those of a broad measure of market performance. Annual returns assume reinvestment of all distributions, if any. Historical performance of a fund, whether before or after taxes, does not necessarily indicate what will happen in the future.

                       Value Trust - Primary Class Shares

Year-by-year total return as of December 31 of each year (before taxes) (%)*

------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ----------

  1995         1996       1997      1998       1999       2000      2001       2002    2003       2004
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ----------
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ----------
 40.76        38.43      37.05     48.04      26.71     (7.14)    (9.29)     (18.92)   43.54      11.96
------------ ---------- --------- ---------- ---------- --------- ---------- --------- ---------- ----------

* The fund's year-to-date total return as of June 30, 2005 was (2.64)%.

                       During the past ten calendar years:

                           Quarter Ended Total Return
Best quarter:                        December 31, 1998              35.85%
Worst quarter:                       September 30, 2001            (20.01)%

                          Average Annual Total Returns

The table below shows the fund's average annual total returns before taxes for all classes. In addition, returns after taxes is shown for Primary Class shares to illustrate the effect of federal taxes on fund returns. The table also shows returns for the Standard & Poor's 500 Stock Composite Index ("S&P 500 Stock
Composite Index"), a market capitalization-weighted index, composed of 500 widely held common stocks that is generally considered representative of the
U.S. stock market.

For the periods ended December 31, 2004:

------------------------------------------------ ------------- ----------------- ----------------

                  Value Trust                    1 Year        5 Years           10 Years
                                                                                 (or Life of
                                                                                 Class)
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
 Primary Class Shares -
Return Before Taxes                              11.96%        1.88%             18.58%
Return After Taxes on Distributions (a)          11.96%        0.97%             17.34%
Return  After Taxes on  Distributions  and Sale  7.77%         1.30%             16.31%
of Fund Shares (a)
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
Financial Intermediary Class Shares -
Return Before Taxes                              12.71%        N/A               7.09% (b)
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
Institutional Class Shares -
Return Before Taxes                              13.09%        2.90%             19.77%
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
S&P 500  Stock  Composite  Index  (reflects  no
deduction for fees, expenses or taxes)           10.88%        (2.30)%           12.07%

------------------------------------------------ ------------- ----------------- ----------------

During periods of fund losses, the return after taxes on distributions and sale of fund shares may exceed the fund's other returns because the loss generates a tax benefit that is factored into the result.

                                       10

(a)   After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns for the fund's other classes will differ from those shown above for Primary Class shares. The after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts ("IRAs").

(b)   March 23, 2001 (commencement of operations) to December 31, 2004.

                                       11

                 Special Investment Trust - Primary Class Shares

Year-by-year total return as of December 31 of each year (before taxes) (%)*

------------- ----------- ---------- ----------- ----------- ----------- ---------- ----------- ----------- ----------

  1995          1996        1997       1998        1999        2000        2001       2002      2003        2004
------------- ----------- ---------- ----------- ----------- ----------- ---------- ----------- ----------- ----------
------------- ----------- ---------- ----------- ----------- ----------- ---------- ----------- ----------- ----------
 22.50         28.65       22.12      23.31       35.54      (12.00)     2.26       (8.74)      54.36       13.05%
------------- ----------- ---------- ----------- ----------- ----------- ---------- ----------- ----------- ----------

* The fund's year-to-date total return as of June 30, 2005 was (1.07)%.

                       During the past ten calendar years:

                           Quarter Ended Total Return
Best quarter:                        December 31, 1998              40.13%
Worst quarter:                       September 30, 2001             (26.29)%

                          Average Annual Total Returns

The table below shows the fund's average annual total returns before taxes for all classes. In addition, returns after taxes is shown for Primary Class shares to illustrate the effect of federal taxes on fund returns. The table also shows returns for the S&P MidCap 400 Index, a market capitalization-weighted index composed of 400 stocks that is generally considered representative of mid-sized
U.S. companies.

For the periods ended December 31, 2004:

------------------------------------------------- ------------ ----------------- ----------------

          Special Investment Trust (a)            1 Year       5 Years           10 Years
------------------------------------------------- ------------ ----------------- ----------------
------------------------------------------------- ------------ ----------------- ----------------
Primary Class Shares -
Return Before Taxes                               13.05%       7.46%             16.51%
Return After Taxes on Distributions (b)           11.76%       6.67%             15.02%
Return After Taxes on Distributions  and Sale of  10.13%       6.22%             14.22%
Fund Shares (b)
------------------------------------------------- ------------ ----------------- ----------------
------------------------------------------------- ------------ ----------------- ----------------
Institutional Class Shares -
Return Before Taxes                               14.22%       8.59%             17.74%
------------------------------------------------- ------------ ----------------- ----------------
------------------------------------------------- ------------ ----------------- ----------------
S&P MidCap 400 Index  (reflects no deduction for  16.48%       9.54%             16.10%
fees, expenses or taxes)
------------------------------------------------- ------------ ----------------- ----------------

(a)  The Financial Intermediary Class of Special Investment Trust commenced operations on July 30, 2004. As such, the class does not yet have a full calendar year of performance information to report. Annual total returns for Financial Intermediary Class shares would differ from those of Primary
     Class only to the extent that they would pay lower expenses, and therefore would generally be expected to have higher returns, than Primary Class shares.

(b)  After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns for the fund's other classes will differ from those shown above for Primary Class shares.
     The after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts ("IRAs").

                                       12

             American Leading Companies Trust - Primary Class Shares

  Year-by-year total return as of December 31 of each year (before taxes) (%)*

------------- ---------- ---------- ---------- ---------- ---------- ------------ ------------ ----------- -----------

    1995          1996       1997       1998       1999       2000       2001        2002      2003        2004
------------- ---------- ---------- ---------- ---------- ---------- ------------ ------------ ----------- -----------
------------- ---------- ---------- ---------- ---------- ---------- ------------ ------------ ----------- -----------
   22.94         28.36      23.75      21.33       5.25       0.51   (3.30)%      (17.90)      29.00       12.96
------------- ---------- ---------- ---------- ---------- ---------- ------------ ------------ ----------- -----------

* The fund's year-to-date total return as of June 30, 2005 was 0.86%.

                       During the past ten calendar years:

                           Quarter Ended Total Return
Best quarter:                        December 31, 1998              23.95%
Worst quarter:                       September 30, 2002             (17.56)%

                          Average Annual Total Returns

The table below shows the fund's average annual total returns before taxes for all classes. In addition, returns after taxes is shown for Primary Class shares to illustrate the effect of federal taxes on fund returns. The table also shows returns for the S&P 500 Stock Composite Index, a market capitalization-weighted index, composed of 500 widely held common stocks that is generally considered representative of the U.S. stock market.

For the periods ended December 31, 2004:

--------------------------------------------------- ------------- -------------- ----------------

American Leading Companies Trust (a)                1 Year        5 Years        10 Years
                                                                                 (or Life of
                                                                                 Class)
--------------------------------------------------- ------------- -------------- ----------------
--------------------------------------------------- ------------- -------------- ----------------
 Primary Class Shares -
Return Before Taxes                                 12.96%        3.06%          11.23%
Return After Taxes on Distributions (b)             12.95%        3.04%          10.68%
Return  After Taxes on  Distributions  and Sale of  8.43%         2.62%          9.78%
Fund Shares (b)
--------------------------------------------------- ------------- -------------- ----------------
--------------------------------------------------- ------------- -------------- ----------------
 Institutional Class Shares -
Return Before Taxes                                 14.06%        N/A            5.36% (c)
--------------------------------------------------- ------------- -------------- ----------------
--------------------------------------------------- ------------- -------------- ----------------
S&P  500  Stock   Composite   Index  (reflects  no  10.88%        (2.30)%        12.07%
deduction for fees, expenses or taxes)
--------------------------------------------------- ------------- -------------- ----------------

(a)   As of the date of the prospectus, the Financial Intermediary Class of
      American Leading Companies Trust has not commenced operations. Annual total returns for Financial Intermediary Class shares would differ from those of Primary Class only to the extent that they would pay lower expenses, and therefore would generally be expected to have higher returns, than Primary Class shares.

(b)   After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns for the fund's other classes will differ from those shown above for Primary Class shares. The after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts ("IRAs").

(c)   June 14, 2001 (re-commencement of operations) to December 31, 2004. Shares of the Institutional Class of American Leading Companies Trust were held by investors during the period from October 4, 1996 to December 3, 1998.
      On June 14, 2001, the Institutional Class re-commenced operations.

                                       13

                      Balanced Trust - Primary Class Shares

  Year-by-year total return as of December 31 of each year (before taxes) (%)*

---------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------

1997               1998           1999          2000            2001          2002         2003          2004
---------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------
---------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------
 18.71              5.60         (1.37)         3.43         (2.06)        (11.97)        14.29          6.89
---------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------

* The fund's year-to-date total return as of June 30, 2005 was 1.09%.

                      During the past eight calendar years:

                           Quarter Ended Total Return
Best quarter:                        December 31, 1998              9.00%
Worst quarter:                       September 30, 2002            (8.71)%

                          Average Annual Total Returns

The table below shows the fund's average annual total returns before taxes for all classes. In addition, returns after taxes is shown for Primary Class shares to illustrate the effect of federal taxes on fund returns. The table also shows returns for the S&P 500 Stock Composite Index, a market capitalization-weighted index, composed of 500 widely held common stocks that is generally considered representative of the U.S. stock market and the Lehman Intermediate
Government/Credit Bond Index, a total return index consisting of investment grade corporate debt issues as well as debt issues of U.S. government agencies and the U.S. Treasury. The debt issues all maintain maturities within a range of one to 10 years.

For the periods ended December 31, 2004:

------------------------------------------------ ------------- ----------------- ----------------

                Balanced Trust                   1 Year        5 Years           Life of Class
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
Primary Class Shares -
Return Before Taxes                              6.89%         1.73%             4.15% (a)
Return After Taxes on Distributions (b)          6.33%         1.07%             3.35% (a)
Return  After Taxes on  Distributions  and Sale  4.86%         1.20%             3.17% (a)
of Fund Shares (b)
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
Financial Intermediary Class Shares -
Return Before Taxes                              7.43%         N/A               3.05% (c)
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
Institutional Class Shares -
Return Before Taxes                              7.76%         N/A               3.33% (c)
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
S&P 500  Stock  Composite  Index  (reflects  no
deduction for fees, expenses or taxes)           10.88%        (2.30)%           8.78% (d)
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
Lehman Intermediate Government/Credit Bond
Index
(reflects no deduction for fees, expenses or     3.04%         7.21%             6.67% (d)
taxes)
------------------------------------------------ ------------- ----------------- ----------------

During periods of fund losses, the return after taxes on distributions and sale of fund shares may exceed the fund's other returns because the loss generates a tax benefit that is factored into the result.

(a)   October 1, 1996 (commencement of operations) to December 31, 2004.

(b)   After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns for the fund's other classes will differ from those shown above for Primary Class

                                       14

      shares. The after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts ("IRAs").

(c)   March 16, 2001 (commencement of operations) to December 31, 2004.

(d)   For the period September 30, 1996 to December 31, 2004.

                                       15

                  Small-Cap Value Trust - Primary Class Shares

  Year-by-year total return as of December 31 of each year (before taxes) (%)*

--------------- ------------ ------------ ------------- ------------ -------------

1999            2000         2001         2002          2003         2004
--------------- ------------ ------------ ------------- ------------ -------------
--------------- ------------ ------------ ------------- ------------ -------------
   (5.00)           7.80        21.82        (6.51)     39.16        21.31
--------------- ------------ ------------ ------------- ------------ -------------

* The fund's year-to-date total return as of June 30, 2005 was 1.77%.

                       During the past six calendar years:

                           Quarter Ended Total Return
Best quarter:                        June 30, 2003                  24.30%
Worst quarter:                       September 30, 2002             (19.90)%

                          Average Annual Total Returns

The table below shows the fund's average annual total returns before taxes for all classes. In addition, returns after taxes is shown for Primary Class shares to illustrate the effect of federal taxes on fund returns. The table also shows returns for the Russell 2000 Index, an unmanaged index comprised of the 2,000 smallest companies of the 3,000 largest U.S. companies based on market capitalization.

For the periods ended December 31, 2004:

------------------------------------------------ ------------- ----------------- ----------------

             Small-Cap Value Trust               1 Year        5 Years           Life of Class
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
Primary Class Shares -
Return Before Taxes                              21.31%        15.69%            8.53% (a)
Return After Taxes on Distributions (b)          19.04%        15.23%            7.96% (a)
Return  After Taxes on  Distributions  and Sale  15.42%        13.69%            7.18% (a)
of Fund Shares (b)
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
Institutional Class Shares -
Return Before Taxes                              22.86%        16.89%            9.81% (c)
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
Russell 2000 Index (reflects no deduction for
fees, expenses or taxes)                         18.33%        6.61%             6.93% (d)

------------------------------------------------ ------------- ----------------- ----------------

(a)   June 15, 1998 (commencement of operations) to December 31, 2004.

(b)   After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns for the fund's other classes will differ from those shown above for Primary Class shares. The after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts ("IRAs").

(c)   June 19, 1998 (commencement of operations) to December 31, 2004.

(d)   For the period May 31, 1998 to December 31, 2004.

                                       16

                 Financial Services Fund - Primary Class Shares

  Year-by-year total return as of December 31 of each year (before taxes) (%)*

--------------- ------------ ------------ ------------- ------------ -------------

   1999            2000         2001      2002          2003         2004
--------------- ------------ ------------ ------------- ------------ -------------
--------------- ------------ ------------ ------------- ------------ -------------
 (10.97)         29.33       (4.52)       (2.75)        35.06        13.80
--------------- ------------ ------------ ------------- ------------ -------------

* The fund's year-to-date total return as of June 30, 2005 was (0.07)%.

                       During the past six calendar years:

                           Quarter Ended Total Return
Best quarter:                        September 30, 2000             17.88%
Worst quarter:                       September 30, 1999             (13.23)%

                          Average Annual Total Returns

The table below shows the fund's average annual total returns before taxes for all classes. In addition, returns after taxes is shown for Primary Class shares to illustrate the effect of federal taxes on fund returns. The table also shows returns for the S&P 500 Stock Composite Index, a market capitalization-weighted index, composed of 500 widely held common stocks that is generally considered representative of the U.S. stock market.

For the periods ended December 31, 2004:

------------------------------------------------ ------------- ----------------- ----------------

          Financial Services Fund (a)            1 Year        5 Years           Life of Class
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
 Primary Class Shares -
Return Before Taxes                              13.80%        13.04%            9.43% (b)
Return After Taxes on Distributions (c)          11.30%        12.48%            8.99% (b)
Return  After Taxes on  Distributions  and Sale  11.65%        11.37%            8.21% (b)
of Fund Shares (c)
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
 Financial Intermediary Class Shares -
Return Before Taxes                              14.69%        13.90%            10.27% (b)
------------------------------------------------ ------------- ----------------- ----------------
------------------------------------------------ ------------- ----------------- ----------------
S&P 500  Stock  Composite  Index  (reflects  no
deduction for fees, expenses or taxes)           10.88%        (2.30)%           3.12% (d)
------------------------------------------------ ------------- ----------------- ----------------

During periods of fund losses, the return after taxes on distributions and sale of fund shares may exceed the fund's other returns because the loss generates a tax benefit that is factored into the result.

(a)   On October 5, 1999, this fund was reorganized from a series of Bartlett
      Capital Trust to a series of Legg Mason Investors Trust, Inc. Investors held shares of the fund's Institutional Class only during the period from
      October 7, 1999 to May 12, 2000; there were no Institutional Class shares of the fund outstanding on the date of this prospectus. Annual total returns for Institutional Class shares would differ from those of Primary
      Class and Financial Intermediary Class only to the extent that they would pay lower expenses, and therefore would generally be expected to have higher returns, than Primary Class or Financial Intermediary Class shares.

(b)   November 16, 1998 (commencement of operations) to December 31, 2004. On
      July 31, 2004, Class A shares of the fund were renamed Financial
      Intermediary Class. Class A shares were subject to a maximum initial sales charge of 4.75%. Financial Intermediary Class does not have an initial sales charge. The returns shown above do not reflect the imposition of an initial sales charge.

                                       17

(c)   After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns for the fund's other classes will differ from those shown above for Primary Class shares. The after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts ("IRAs").

(d)   For the period October 31, 1998 to December 31, 2004.

                                       18

[icon]   FEES AND EXPENSES OF THE FUNDS

The tables below describe the fees and expenses you may incur directly or indirectly as an investor in each respective class of a fund. Each fund pays operating expenses directly out of the assets of the appropriate class, thereby lowering that class's dividends and/or share price. Other expenses include, but are not limited to, transfer agency, custody, professional and registration fees.

                                  PRIMARY CLASS

------------------------------------------------------------------------------------------------------------------------
                                Shareholder Fees
                    (fees paid directly from your investment)
------------------------------------------------------------------------------------------------------------------------
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------

                                                               American                      Small-Cap
                                  Value        Special         Leading         Balanced      Value Trust  Financial
Primary Class Shares of:          Trust        Investment      Companies        Trust                     Services Fund
                                   Trust Trust
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------
Sales Charge  (Load)  Imposed on
Purchases                         None         None            None            None         None          None
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------
Sales Charge  (Load)  Imposed on
Reinvested Dividends              None         None            None            None         None          None
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------

Redemption Fee                    None         None            None            None         None          None
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------

                         Annual Fund Operating Expenses
                  (expenses that are deducted from fund assets)
------------------------------------------------------------------------------------------------------------------------
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------
                                                               American                     Small-
                                               Special         Leading                      Cap           Financial
                                  Value        Investment      Companies       Balanced     Value         Services
Primary Class Shares of:          Trust        Trust           Trust           Trust        Trust         Fund

--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------

Management Fees (a)               0.66%        0.68%           0.75%           0.75%        0.79%         1.00%
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------
Distribution and/or
Service (12b-1) Fees              0.95%        1.00%           1.00%           0.75%        1.00%         1.00%
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------

Other Expenses                    0.07%        0.08%           0.13%           0.52%        0.21%         0.38%

--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------
Total Annual Fund
Operating Expenses (a)            1.68%        1.76%           1.88%           2.02%        2.00%         2.38%
--------------------------------- ------------ --------------- --------------- ------------ ------------- --------------

(a)  The investment adviser currently intends to voluntarily waive fees or reimburse expenses so that Primary Class operating expenses (exclusive of taxes, interest, brokerage and extraordinary expenses) do not exceed the following annual rates of average daily net assets attributable to Primary
     Class shares: 1.95% for American Leading Companies Trust; 1.85% for
     Balanced Trust; 2.00% for Small-Cap Value Trust; and 2.25% for Financial
     Services Fund. These voluntary waivers are currently expected to continue until August 1, 2006, but may be terminated at any time. Including the effect of waivers, total annual fund operating expenses for the fiscal year ended March 31, 2005 were 1.85% for Balanced Trust; and 2.25% for Financial
     Services Fund. No fee waivers were necessary during this period for
     American Leading Companies Trust or Small-Cap Value Trust.

                                       19

Example:

This example helps you compare the cost of investing in Primary Class shares of a fund with the cost of investing in other mutual funds. Although your actual costs and returns may be higher or lower, you would pay the following expenses on a $10,000 investment in Primary Class shares of a fund, assuming (1) a 5%
return each year, (2) Primary Class's operating expenses remain the same as shown in the table above (not including the effect of any voluntary fee waivers), and (3) you redeem all of your shares at the end of the time periods shown.

---------------------------------------------- ---------------- -------------- --------------- ---------------

Primary Class Shares of:                       1 Year           3 Years        5 Years         10 Years
---------------------------------------------- ---------------- -------------- --------------- ---------------
---------------------------------------------- ---------------- -------------- --------------- ---------------
Value Trust                                    $171             $530           $913            $1,987
---------------------------------------------- ---------------- -------------- --------------- ---------------
---------------------------------------------- ---------------- -------------- --------------- ---------------
Special Investment Trust                       $179             $554           $954            $2,073
---------------------------------------------- ---------------- -------------- --------------- ---------------
---------------------------------------------- ---------------- -------------- --------------- ---------------
American Leading Companies Trust               $191             $591           $1,016          $2,201
---------------------------------------------- ---------------- -------------- --------------- ---------------
---------------------------------------------- ---------------- -------------- --------------- ---------------
Balanced Trust                                 $205             $634           $1,088          $2,348
---------------------------------------------- ---------------- -------------- --------------- ---------------
---------------------------------------------- ---------------- -------------- --------------- ---------------
Small-Cap Value Trust                          $203             $627           $1,078          $2,327
---------------------------------------------- ---------------- -------------- --------------- ---------------
---------------------------------------------- ---------------- -------------- --------------- ---------------
Financial Services Fund                        $241             $742           $1,270          $2,716
---------------------------------------------- ---------------- -------------- --------------- ---------------

                                       20

FINANCIAL INTERMEDIARY CLASS

----------------------------------------------------------------------------------------------------------------------
                                Shareholder Fees
                    (fees paid directly from your investment)
----------------------------------------------------------------------------------------------------------------------
------------------------------- -------------- ----------------- ------------------- -------------- ------------------

                                                                 American
                                               Special           Leading                            Financial
Financial Intermediary          Value          Investment        Companies           Balanced       Services
Class Shares of:                Trust          Trust             Trust               Trust          Fund
------------------------------- -------------- ----------------- ------------------- -------------- ------------------
------------------------------- -------------- ----------------- ------------------- -------------- ------------------

Sales  Charge  (Load)  Imposed  None           None              None                None           None
on Purchases
------------------------------- -------------- ----------------- ------------------- -------------- ------------------
------------------------------- -------------- ----------------- ------------------- -------------- ------------------
Sales  Charge  (Load)  Imposed
on Reinvested Dividends         None           None              None                None           None
------------------------------- -------------- ----------------- ------------------- -------------- ------------------
------------------------------- -------------- ----------------- ------------------- -------------- ------------------

Redemption Fee                  None           None              None                None           None

------------------------------- -------------- ----------------- ------------------- -------------- ------------------

                         Annual Fund Operating Expenses
                  (expenses that are deducted from fund assets)
----------------------------------------------------------------------------------------------------------------------
-------------------------------- --------------- ----------------- ------------------ -------------- -----------------
                                                                   American
                                                 Special           Leading                           Financial
Financial Intermediary Class     Value           Investment        Companies          Balanced       Services
Shares of:                       Trust           Trust             Trust              Trust          Fund
-------------------------------- --------------- ----------------- ------------------ -------------- -----------------
-------------------------------- --------------- ----------------- ------------------ -------------- -----------------

Management Fees                  0.66%           0.68%             0.75%              0.75%          1.00%
-------------------------------- --------------- ----------------- ------------------ -------------- -----------------
-------------------------------- --------------- ----------------- ------------------ -------------- -----------------
Distribution and/or
Service (12b-1) Fees             0.25% (a)       0.25% (a)         0.25% (a)          0.25% (a)      0.25%
-------------------------------- --------------- ----------------- ------------------ -------------- -----------------
-------------------------------- --------------- ----------------- ------------------ -------------- -----------------

Other Expenses                   0.12%           0.12%             0.15% (b)          0.47%          0.34%

-------------------------------- --------------- ----------------- ------------------ -------------- -----------------
-------------------------------- --------------- ----------------- ------------------ -------------- -----------------
Total Annual Fund
Operating Expenses               1.03%           1.05%             1.15% (c)          1.47% (c)      1.59% (c)
-------------------------------- --------------- ----------------- ------------------ -------------- -----------------

(a)  The 12b-1 fees shown in the table reflect the amount at which the Directors have currently limited payments under each fund's Financial Intermediary
     Class Distribution Plan. Pursuant to each Distribution Plan, the Directors may authorize payment of up to 0.40% of average net assets without shareholder approval.

(b)  "Other expenses" are estimated for the current fiscal year.

(c)  The investment adviser currently intends to voluntarily waive fees or reimburse expenses so that Financial Intermediary Class operating expenses
     (exclusive of taxes, interest, brokerage and extraordinary expenses) do not exceed the following annual rates of average daily net assets attributable to Financial Intermediary Class shares: 1.20% for American Leading
     Companies Trust; 1.35% for Balanced Trust and 1.50% for Financial Services
     Fund. These voluntary waivers are currently expected to continue until
     August 1, 2006, but may be terminated at any time. Including the effect of waivers, total annual fund operating expenses for the fiscal year ended
     March 31, 2005 were 1.35% for Balanced Trust and 1.50% for Financial
     Services Fund.

                                       21

Example:

This example helps you compare the cost of investing in Financial Intermediary
Class shares of a fund with the cost of investing in other mutual funds.
Although your actual costs and returns may be higher or lower, you would pay the following expenses on a $10,000 investment in Financial Intermediary Class shares of a fund, assuming (1) a 5% return each year, (2) Financial Intermediary
Class's operating expenses remain the same as shown in the table above (not including the effect of any voluntary fee waivers), and (3) you redeem all of your shares at the end of the time periods shown.

-------------------------------------------------- ------------- -------------- -------------- ---------------

Financial Intermediary Class Shares of:            1 Year        3 Years        5 Years        10 Years
-------------------------------------------------- ------------- -------------- -------------- ---------------
-------------------------------------------------- ------------- -------------- -------------- ---------------
Value Trust                                        $105          $328           $569           $1,259
-------------------------------------------------- ------------- -------------- -------------- ---------------
-------------------------------------------------- ------------- -------------- -------------- ---------------
Special Investment Trust                           $107          $334           $579           $1,283
-------------------------------------------------- ------------- -------------- -------------- ---------------
-------------------------------------------------- ------------- -------------- -------------- ---------------
American Leading Companies Trust                   $117          $365           $633           $1,398
-------------------------------------------------- ------------- -------------- -------------- ---------------
-------------------------------------------------- ------------- -------------- -------------- ---------------
Balanced Trust                                     $150          $465           $803           $1,757
-------------------------------------------------- ------------- -------------- -------------- ---------------
-------------------------------------------------- ------------- -------------- -------------- ---------------
Financial Services Fund                            $162          $502           $866           $1,889
-------------------------------------------------- ------------- -------------- -------------- ---------------

                                       22

                               INSTITUTIONAL CLASS

------------------------------------------------------------------------------------------------------------------------
Shareholder Fees
(fees paid directly from your investment)
------------------------------------------------------------------------------------------------------------------------
----------------------------- ------------- --------------- ----------------- ------------ ------------- ---------------

                                                            American                        Small-Cap
Institutional                 Value         Special         Leading           Balanced      Value Trust  Financial
Class Shares of:              Trust         Investment      Companies Trust    Trust                     Services Fund
                                            Trust
----------------------------- ------------- --------------- ----------------- ------------ ------------- ---------------
----------------------------- ------------- --------------- ----------------- ------------ ------------- ---------------
Sales Charge (Load)  Imposed
on Purchases                  None          None            None              None         None          None
----------------------------- ------------- --------------- ----------------- ------------ ------------- ---------------
----------------------------- ------------- --------------- ----------------- ------------ ------------- ---------------
Sales Charge (Load)  Imposed
on Reinvested Dividends       None          None            None              None         None          None
----------------------------- ------------- --------------- ----------------- ------------ ------------- ---------------
----------------------------- ------------- --------------- ----------------- ------------ ------------- ---------------

Redemption Fee                None          None            None              None         None          None
----------------------------- ------------- --------------- ----------------- ------------ ------------- ---------------

Annual Fund Operating Expenses
(expenses that are deducted from fund assets)
-----------------------------------------------------------------------------------------------------------------------
------------------------------- ---------- ---------------- ---------------- ------------- ------------ ---------------
                                                            American                       Small-
                                           Special          Leading                        Cap          Financial
Institutional                   Value      Investment       Companies        Balanced      Value        Services
Class Shares of:                Trust      Trust            Trust            Trust         Trust        Fund

------------------------------- ---------- ---------------- ---------------- ------------- ------------ ---------------
------------------------------- ---------- ---------------- ---------------- ------------- ------------ ---------------

Management Fees (a)             0.66%      0.68%            0.75%            0.75%         0.79%        1.00%
------------------------------- ---------- ---------------- ---------------- ------------- ------------ ---------------
------------------------------- ---------- ---------------- ---------------- ------------- ------------ ---------------
Distribution and/or
Service (12b-1) Fees            None       None             None             None          None         None
------------------------------- ---------- ---------------- ---------------- ------------- ------------ ---------------
------------------------------- ---------- ---------------- ---------------- ------------- ------------ ---------------

Other Expenses                  0.03%      0.05%            0.15%            0.42%         0.14%        0.34% (b)

------------------------------- ---------- ---------------- ---------------- ------------- ------------ ---------------
------------------------------- ---------- ---------------- ---------------- ------------- ------------ ---------------
Total Annual Fund
Operating Expenses (a)          0.69%      0.73%            0.90%            1.17%         0.93%        1.34%
------------------------------- ---------- ---------------- ---------------- ------------- ------------ ---------------

(a)  The investment adviser currently intends to voluntarily waive fees or reimburse expenses so that Institutional Class operating expenses
     (exclusive of taxes, interest, brokerage and extraordinary expenses) do not exceed the following annual rates of average daily net assets attributable to Institutional Class shares: 0.95% for American Leading Companies Trust;
     1.10% for Balanced Trust; 1.00% for Small-Cap Value Trust; and 1.25% for
     Financial Services Fund. These voluntary waivers are currently expected to continue until August 1, 2006, but may be terminated at any time. Including the effect of waivers, total annual fund operating expenses for the fiscal year ended March 31, 2005 were 1.10% for Balanced Trust. No fee waivers were necessary during this period for American Leading Companies Trust or
     Small-Cap Value Trust.

(b)  "Other expenses" are estimated for the current fiscal year.

                                       23

Example:

This example helps you compare the cost of investing in Institutional Class shares of a fund with the cost of investing in other mutual funds. Although your actual costs and returns may be higher or lower, you would pay the following expenses on a $10,000 investment in Institutional Class shares of a fund, assuming (1) a 5% return each year, (2) Institutional Class's operating expenses remain the same as shown in the table above (not including the effect of any voluntary fee waivers), and (3) you redeem all of your shares at the end of the time periods shown.

-------------------------------------------------- ------------- -------------- -------------- ---------------

Institutional Class Shares of:                     1 Year        3 Years        5 Years        10 Years
-------------------------------------------------- ------------- -------------- -------------- ---------------
-------------------------------------------------- ------------- -------------- -------------- ---------------
Value Trust                                        $70           $221           $384           $859
-------------------------------------------------- ------------- -------------- -------------- ---------------
-------------------------------------------------- ------------- -------------- -------------- ---------------
Special Investment Trust                           $75           $233           $406           $906
-------------------------------------------------- ------------- -------------- -------------- ---------------
-------------------------------------------------- ------------- -------------- -------------- ---------------
American Leading Companies Trust                   $92           $287           $498           $1,108
-------------------------------------------------- ------------- -------------- -------------- ---------------
-------------------------------------------------- ------------- -------------- -------------- ---------------
Balanced Trust                                     $119          $372           $644           $1,420
-------------------------------------------------- ------------- -------------- -------------- ---------------
-------------------------------------------------- ------------- -------------- -------------- ---------------
Small-Cap Value Trust                              $95           $296           $515           $1,143
-------------------------------------------------- ------------- -------------- -------------- ---------------
-------------------------------------------------- ------------- -------------- -------------- ---------------
Financial Services Fund                            $136          $425           $734           $1,613
-------------------------------------------------- ------------- -------------- -------------- ---------------

                                       24

[icon]  DISTRIBUTION PLAN

Distributor of a Fund's Shares:

Legg Mason Wood Walker, Incorporated ("Legg Mason"), 100 Light Street,
Baltimore, Maryland 21202, distributes each fund's shares.

Each fund has adopted a plan under Rule 12b-1 with respect to its Primary Class and Financial Intermediary Class shares that allows it to pay fees for the sale of its shares and for services provided to the shareholders of that particular class. These fees are calculated daily and paid monthly. Because these fees are paid out of each fund's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

For Primary Class shares under each plan, a fund may pay Legg Mason an annual distribution fee equal to 0.75% of the fund's average daily net assets (0.70%
for Value Trust and 0.50% for Balanced Trust) and an annual service fee equal to
0.25% of its average daily net assets attributable to Primary Class shares.

For Financial Intermediary Class shares under each plan, a fund may pay Legg
Mason an annual 12b-1 fee in an amount up to 0.40% (0.25% in the case of
Financial Services Fund) of the fund's average daily net assets attributable to
Financial Intermediary Class shares. The Boards of these funds have currently approved payment of 0.25% of each fund's average daily net assets attributable to Financial Intermediary Class under the plans.

Other Compensation to Dealers:

Legg Mason may enter into agreements with other brokers to sell Primary Class shares of each fund. Legg Mason pays these brokers up to 100% of the distribution and service fee that it receives from a fund for those sales and for services to the investors who hold the shares. Legg Mason may also enter into agreements with and make payments to brokers or other entities that support the distribution of fund shares or are engaged in the servicing or maintenance of shareholder accounts including, but not limited to, providing sub-accounting and recordkeeping services.

Legg Mason,  Legg Mason  Capital  Management,  Inc. and Legg Mason Fund Adviser,
Inc.  may pay  non-affiliated  entities  out of their own assets to support  the distribution of Financial  Intermediary Class and Institutional Class shares and shareholder servicing.

Salespersons and others entitled to receive compensation for selling or servicing fund shares may receive more with respect to one class than another.

                                       25

[icon]  MANAGEMENT

Managers and Advisers:

Legg Mason Fund Adviser, Inc. ("LMFA"), 100 Light Street, Baltimore, Maryland
21202, is the manager of Balanced Trust, Small-Cap Value Trust and Financial
Services Fund. LMFA is responsible for overseeing these funds' relationships with outside service providers, such as the custodian, transfer agent, and lawyers.

Legg Mason Capital Management, Inc. ("LMCM"), 100 Light Street, Baltimore,
Maryland 21202, is the investment adviser and manager for Value Trust, Special
Investment Trust and American Leading Companies Trust. LMCM is responsible for the investment management of these funds, which includes making investment decisions to buy, sell or hold particular securities. As of March 31, 2005, LMCM had aggregate assets under management of approximately $47.1 billion. Prior to
April 1, 2005, Legg Mason Funds Management, Inc. ("LMFM") acted in the capacity in which LMCM currently acts. LMCM and LMFM are both wholly owned subsidiaries of Legg Mason, Inc. and the advisory personnel who managed the fund as employees of LMFM continue to do so as employees of LMCM. The compensation arrangement between the fund and LMCM is identical to the previous arrangement between the fund and LMFM. LMCM has delegated certain administrative responsibilities for these funds to LMFA.

For its services during the fiscal year ended March 31, 2005, each fund paid
LMFA or LMCM a percentage of its average daily net assets (net of any fee waivers) as follows:

   Value Trust                                                    0.66%
   Special Investment Trust                                       0.68%
   American Leading Companies Trust                               0.75%
   Balanced Trust                                                 0.68%
   Small-Cap Value Trust                                          0.79%
   Financial Services Fund                                        0.91%

LMFA has entered into investment advisory agreements with Bartlett & Co.
("Bartlett"), Brandywine Asset Management, LLC ("Brandywine"), and Barrett
Associates, Inc. ("Barrett") to provide investment advisory services to Balanced
Trust, Small-Cap Value Trust, and Financial Services Fund, respectively.

Bartlett, 36 East Fourth Street, Cincinnati, Ohio 45202, as investment adviser to Balanced Trust, is responsible for the investment management of the fund, which includes making investment decisions to buy, sell or hold particular securities. Bartlett provides investment advice to individuals, corporations, pension and profit sharing plans, trust accounts and mutual funds. Aggregate assets under management of Bartlett were approximately $2.8 billion as of March
31, 2005.

Brandywine, 201 North Walnut Street, Wilmington, Delaware 19801, as investment adviser to Small-Cap Value Trust, is responsible for the investment management of the fund, which includes making investment decisions to buy, sell or hold particular securities. Brandywine acts as adviser or sub-adviser to individuals, public funds, corporations, pension and profit sharing plans, Taft-Hartley
Plans, endowments and foundations, as well as to investment company portfolios.
Aggregate assets under management of Brandywine were approximately $20.2 billion as of March 31, 2005.

Barrett, 90 Park Avenue, New York, New York 10016, as investment adviser to
Financial Services Fund, is responsible for the investment management of the fund, which includes making investment decisions to buy, sell or hold particular securities. Barrett provides investment advice to individuals and families, endowments, foundations, trust accounts and mutual funds. Aggregate assets under management of Barrett were approximately $1.7 billion as of March 31, 2005.

                                       26

For their services during the fiscal year ended March 31, 2005, LMFA paid the advisers a fee equal to the following percentage of each fund's average daily net assets (net of any fee waivers):

-------------------------------------- --------------------------------
Balanced Trust
(Bartlett)                                      0.45%
-------------------------------------- --------------------------------
-------------------------------------- --------------------------------
Small-Cap Value Trust
(Brandywine)                                    0.47%
-------------------------------------- --------------------------------
-------------------------------------- --------------------------------
Financial Services Fund
(Barrett)                                       0.54%
-------------------------------------- --------------------------------

The funds' Annual Report to Shareholders for the period ended March 31, 2005 provides a discussion regarding the basis for each fund's Board of Directors'
approval of the continuance of the Management Agreement and the Advisory
Agreement.

Portfolio Management:

VALUE TRUST AND SPECIAL  INVESTMENT  TRUST.  Bill  Miller,  CFA, has had primary responsibility  for the  day-to-day  management of Value Trust since 1990.  From
Value Trust's  inception,  in 1982, to November 1990, Mr. Miller  co-managed the
fund.  Mr.  Miller  and  Samuel  M.  Peters,  CFA,  are  co-portfolio   managers
responsible  for the  day-to-day  management of Special  Investment  Trust.  Mr.
Miller managed or co-managed Special Investment Trust from its inception in 1985 until 2001.  From 2001 to 2004,  another  portfolio  manager at LMCM managed the fund. Mr. Miller resumed management responsibilities for the fund on January 14,
2004. Mr. Peters began  co-managing  the fund in April 2005. Mr. Miller has been employed by one or more  subsidiaries of Legg Mason, Inc. since 1981. Mr. Miller assumed  overall  responsibility  for the equity funds  management  area of Legg
Mason in late  1990.  He  currently  serves as Chief  Executive  Officer & Chief
Investment Officer for Legg Mason Funds Management,  Inc. and Legg Mason Capital
Management,  Inc.,  and Managing  Member for LMM, LLC.  Prior to joining LMCM in
April 2005, Mr. Peters worked for Fidelity  Management & Research as a portfolio manager.

AMERICAN  LEADING  COMPANIES  TRUST.  David  E.  Nelson,  CFA,  has had  primary responsibility for the day-to-day management of American Leading Companies Trust since March 9, 1998.  Mr. Nelson  currently  serves as Senior Vice President and
Director of Market Analysis for Legg Mason Funds Management, Inc. and Legg Mason
Capital Management, Inc.

BALANCED TRUST.  Peter A.  Sorrentino,  CFA, David P. Francis and Troy R. Snider
are responsible for the day-to-day  management of Balanced Trust. Mr. Sorrentino has been  responsible  for the equity  portion of Balanced  Trust since 1999. In this role he implements the  recommendations  of the equity  research  analysts, relating to individual securities,  sector and industry weightings. In addition, he oversees  the asset  allocation  of the fund between  stocks,  bonds and cash equivalents.  Mr.  Sorrentino has been Chief  Investment  Officer and a Managing
Director of Bartlett since 1999. Prior to that time, Mr. Sorrentino was Director of Research and Portfolio  Management  in the Trust  Division of Firstar Bank of
Cincinnati.  Mr.  Francis and Mr.  Snider  have been  responsible  for  managing
Balanced Trust's fixed-income strategy and fixed-income security selection since its inception in October 1996.  Mr. Francis and Mr. Snider have been employed as fixed-income managers at Bartlett for the past five years.

SMALL-CAP VALUE TRUST. Henry F. Otto and Steven M. Tonkovich are responsible for the day-to-day  management of Small-Cap Value Trust. Both are Managing Directors
of Brandywine.  Mr. Otto is a senior portfolio  manager and has been employed at
Brandywine since 1987. Mr.  Tonkovich is a senior portfolio  manager and analyst and has been employed at Brandywine since 1989.

FINANCIAL  SERVICES  FUND.  Amy  LaGuardia  is  responsible  for the  day-to-day management of Financial  Services Fund. Ms.  LaGuardia  joined Barrett on May 1,
2003.  Prior to joining  Barrett,  Ms.  LaGuardia was Senior Vice  President and

                                       27

Director of Research at Gray Seifert where she had been employed since 1982. Ms.
LaGuardia  co-managed  the fund  since  its  inception  while  employed  at Gray
Seifert.

The funds' Statement of Additional Information provides information about each portfolio manager's compensation, other accounts managed by the portfolio managers, and the portfolio managers' ownership of securities in the fund(s)
they advise.

LMCM, LMFA, Bartlett, Brandywine, Barrett and Legg Mason are subsidiaries of
Legg Mason, Inc., a financial services holding company.

                                       28

[icon] SHAREHOLDER ELIGIBILITY

Summarized below are the eligibility requirements for each share class. Once you determine which share class is available to you for investment, you should follow the purchasing instructions beginning on page 32 for Primary Class or the instructions beginning on page 34 for Institutional Class and Financial
Intermediary Class.

The funds reserve the right to revise the minimum initial investment and other eligibility requirements at any time. In addition, the funds, through their
Distributor, may waive the minimum initial investment requirements in their sole discretion.

Primary Class Shares

For questions regarding your eligibility to invest in Primary Class shares, contact your Legg Mason Financial Advisor, Legg Mason Funds Investor Services
("FIS") at 1-800-822-5544 or another authorized entity that has entered into an agreement with the funds' distributor to sell shares of the funds.

------------------------------------------ ----------------------------------

                                           Primary Class Shares
------------------------------------------ ----------------------------------
------------------------------------------ ----------------------------------
Investment Minimums -
Initial Investment                         $1,000
(per fund)

Subsequent Investments                     $100
(per fund)
------------------------------------------ ----------------------------------
------------------------------------------ ----------------------------------
Automatic  Investment  Plans, including
Legg  Mason Future  First(R) Systematic    $50
Investment Plan (Minimum per transaction)
------------------------------------------ ----------------------------------
------------------------------------------ ----------------------------------
Minimum Account Size (per fund)            $500
------------------------------------------ ----------------------------------

Retirement Plans

Employer-sponsored retirement plans (i.e. 401(k), 403(b) or equivalent) where a
Legg Mason Financial Advisor is providing advice, record-keeping or other shareholder services to the plan, are eligible for Primary Class shares in accordance with the minimum initial investment criteria set forth above.

                                       29

Institutional Class and Financial Intermediary Class Shares

For questions regarding your eligibility to invest in Institutional Class or
Financial Intermediary Class shares, contact Legg Mason Institutional Funds at
1-888-425-6432.

Prospective investors who are eligible to invest in Institutional Class or
Financial Intermediary Class shares must advise the funds' Distributor, or other financial intermediary through which they are effecting a purchase, of their eligibility to purchase such shares and, where applicable, provide appropriate documentation confirming their eligibility.

The following classes of investors may purchase Institutional Class shares:

o    Institutional  investors  that make an  initial  investment  of at least $1 million  in a fund.  Generally,  institutional  investors  are  limited  to corporations,  banks,  trust  companies,  insurance  companies,  investment companies,  foundations,  endowments, pension and profit-sharing plans, and similar entities.

o    Investors  that  invest  in the  funds  through  banks,  brokers,  dealers, insurance companies,  investment advisers,  financial  consultants,  mutual fund supermarkets and other financial intermediaries that have entered into
     an  agreement   with  the   Distributor   and  that  offer  their   clients
     Institutional  Class  shares  through  investment  programs  (such  as  (i)
     fee-based  advisory or brokerage  account  programs,  (ii) employee benefit plans such as 401(k) or 403(b)  retirement  plans or (iii) college  savings vehicles such as 529 plans) authorized by the Distributor.

o    Shareholders  of an  Institutional  Class  of a fund as of the  opening  of regular  trading on the Exchange on July 25, 2001 that have remained in the fund since that date may continue to purchase Institutional Class shares of that fund.

o    Employees of the investment  adviser to a Legg Mason fund and their spouses and children of such employees may purchase  Institutional  Class shares of that Legg Mason fund. For such investors, the minimum initial investment is
     $1,000 per fund and the minimum for each purchase of  additional  shares is
     $100. Due to operational limitations, some investment advisers may not have the operational  capability to process  transactions  for their  employees'
     accounts.   Employees  of  an  investment   adviser  should  contact  their
     operations  department  to  determine  if  Institutional  Class  shares are available for their purchase.

The following classes of investors may purchase Financial Intermediary Class shares:

o    Institutional  investors  that make an  initial  investment  of at least $1 million  in a fund.  Generally,  institutional  investors  are  limited  to corporations,  banks,  trust  companies,  insurance  companies,  investment companies,  foundations,  endowments, pension and profit-sharing plans, and similar entities.

o    Investors that invest through banks, brokers, dealers, insurance companies, investment advisers,  financial  consultants,  mutual fund supermarkets and other financial intermediaries that have entered into an agreement with the
     Distributor  and that offer  their  clients  Financial  Intermediary  Class shares  through  investment  programs  (such as (i)  fee-based  advisory or brokerage account  programs,  (ii) employee benefit plans such as 401(k) or
     403(b)  retirement  plans or (iii)  college  savings  vehicles  such as 529 plans) authorized by the Distributor.

o    Shareholders  of the  Financial  Intermediary  Class  of a  fund  as of the opening  of  regular  trading on the  Exchange  on July 25,  2001 that have remained in the fund since that date may  continue  to  purchase  Financial
     Intermediary Class shares of that fund.

                                       30

o    Shareholders of Class A shares of Financial  Services Fund on July 31, 2004 that have  remained  in the fund since that date may  continue  to purchase
     Financial Intermediary Class shares of that fund.

                                       31

[icon] HOW TO INVEST

Purchasing Primary Class Shares

Prior to opening an account you should consult the section "Shareholder
Eligibility" on page 29, which outlines share class eligibility requirements as well as initial and subsequent investment minimums.

To open a regular, retirement or Coverdell Education Savings Account, contact a
Legg Mason Financial Advisor, FIS, or another entity that has entered into an agreement with the funds' distributor to sell shares of a fund.

Retirement accounts include traditional IRAs, spousal IRAs, Roth IRAs, simplified employee pension plans, savings incentive match plans for employees and other qualified retirement plans. Contact your Legg Mason Financial Advisor,
FIS, or other entity offering a fund's shares to discuss which type of account might be appropriate for you. To view additional information regarding each type of account, visit www.leggmasonfunds.com.

Certain investment methods (for example, through certain retirement plans) may be subject to lower minimum initial and/or additional investment amounts. In certain limited circumstances, the minimum initial and additional purchase amounts may be waived. Arrangements may also be made with some employers and financial institutions for regular automatic monthly investments in shares of a fund. Contact your Legg Mason Financial Advisor, FIS, or other entity offering the funds' shares with any questions regarding your investment options.

PRIMARY CLASS SHAREHOLDERS
Once your account is open, you may use the following methods to purchase additional shares of the funds:

----------------------------------- --------------------------------------------------------------------------------

In Person                           If your account is through Legg Mason, give your Legg Mason Financial
                                    Advisor a check payable to Legg Mason Wood Walker, Incorporated. If your account is through another entity, provide payment to that entity in accordance with its instructions.
----------------------------------- --------------------------------------------------------------------------------
----------------------------------- --------------------------------------------------------------------------------
Mail                                If your account is through Legg Mason, mail your check, payable to Legg
                                    Mason Wood Walker, Incorporated to your Legg Mason Financial Advisor or to Legg Mason Funds Investor Services at P.O. Box 17023, Baltimore, MD
                                    21297-0356. If your account is through another entity, mail payment to that entity in accordance with its instructions.
----------------------------------- --------------------------------------------------------------------------------
----------------------------------- --------------------------------------------------------------------------------
Telephone or Wire                   If your  account is through  Legg Mason,  including  FIS,  call your Legg Mason
                                    Financial Advisor or FIS at 1-800-822-5544 to transfer  available cash balances in your brokerage  account or arrange with your bank to transfer money directly from your bank.  If your  account  is  through  another  entity,  contact  that entity in accordance  with its  instructions.  Wire transfers may be subject to a service charge by your bank.
----------------------------------- --------------------------------------------------------------------------------
----------------------------------- --------------------------------------------------------------------------------
Internet or TeleFund                FIS clients may purchase shares of a fund through Legg Mason's Internet site at www.leggmasonfunds.com or through TeleFund, the automated telephone account management service, at 1-877-6-LMFUNDS (1-877-656-3863).
----------------------------------- --------------------------------------------------------------------------------

                                       32

----------------------------------- --------------------------------------------------------------------------------
Automatic Investments               Arrangements may be made with some employers and financial institutions for regular automatic monthly investments in shares of a fund. You may also reinvest dividends from certain unit investment trusts or other Legg Mason funds in shares of a fund.
----------------------------------- --------------------------------------------------------------------------------
----------------------------------- --------------------------------------------------------------------------------
Future First(R) Systematic          Contact a Legg Mason Financial  Advisor or FIS to enroll in Legg Mason's Future
Investment Plan                     First(R)  Systematic  Investment  Plan.  This plan  allows  you to  automatically invest a specific dollar amount at regular intervals. The transfer agent will transfer money directly from your checking or savings account, your Legg Mason brokerage account, or another Legg Mason fund to purchase shares of the desired fund.
----------------------------------- --------------------------------------------------------------------------------

Investments made through entities other than Legg Mason may be subject to transaction fees or other purchase conditions established by those entities. You should consult their program literature for further information.

Purchase orders received by your Legg Mason Financial Advisor, FIS or other authorized entity before the close of regular trading on the Exchange, normally
4:00 p.m., Eastern time, will be processed at the fund's net asset value as of the close of the Exchange on that day. Orders received after the close of the
Exchange will be processed at the fund's net asset value as of the close of the
Exchange on the next day the Exchange is open. Payment must be made within three business days to Legg Mason.

If you pay with a check or ACH transfer that does not clear or if your payment is not received in a timely manner, your purchase may be cancelled and you may be liable for any loss to the fund. The funds and their agents have the right to reject or cancel any purchase due to nonpayment.

Purchasing Institutional Class and Financial Intermediary Class Shares

Eligible investors may purchase Institutional Class or Financial Intermediary
Class shares by contacting Legg Mason Institutional Funds directly at
1-888-425-6432.

Customers of authorized financial intermediaries may purchase shares only in accordance with instructions and limitations pertaining to their account at the authorized financial intermediary. Financial intermediaries may set different minimum investment requirements for their Customers' investments in accounts invested in Institutional Class or Financial Intermediary Class shares.

Prior to or concurrent with the initial purchase of Institutional Class or
Financial Intermediary Class shares, each investor or financial intermediary must open an account for the fund by completing and signing an application and mailing it to Legg Mason Institutional Funds at the following address: P.O. Box
17635, Baltimore, Maryland 21297-1635.

Purchase orders, together with payment in one of the forms described in the following paragraphs, received by Legg Mason Institutional Funds or Boston
Financial Data Services ("BFDS" or the "Transfer Agent") before the close of regular trading on the Exchange, normally 4:00 p.m., Eastern time, will be processed at the net asset value for that class as of the close of the Exchange on that day. The funds are open for business every day the Exchange is open.
Orders received after the close of the Exchange will be processed at the net asset value for that class as of the close of the Exchange on the next day the
Exchange is open.

                                       33

INSTITUTIONAL CLASS AND FINANCIAL INTERMEDIARY CLASS SHAREHOLDERS

Additional investments may be made at any time at the relevant net asset value for that class by following the procedures outlined below. Investors should always furnish a shareholder account number when making additional purchases.
Purchases will be made in full and fractional shares. In the interest of economy and convenience, certificates for shares will not be issued.

----------------------- ----------------------------------------------------------------------------------

Mail                    If your account is through Legg Mason Institutional Funds, mail your check, payable to Legg Mason Wood Walker, Incorporated to Legg Mason Institutional Funds
                        at P.O. Box 17635, Baltimore, MD 21297-1635. If your account is through another entity, mail payment to that entity in accordance with its instructions.
----------------------- ----------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------
Telephone               If your account is through Legg Mason Institutional Funds, call 1-888-425-6432 to purchase additional shares. If your account is through another entity, contact that entity in accordance with its instructions.
----------------------- ----------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------
Wire Transfers          Shares can be  purchased by wiring  federal  funds to State Street Bank and Trust
                        Company,  the fund's  custodian.  Before  wiring  federal  funds,  you must first
                        telephone  Legg  Mason   Institutional   Funds  at   1-888-425-6432   to  receive
                        instructions for wire transfer. On the telephone,  the following information will be required:  shareholder  name; name of the person  authorizing the transaction;
                        shareholder  account  number;  name  of  the  fund  and  class  of  shares  to be purchased; amount being wired; and name of the wiring bank.

                        Funds should be wired through the Federal Reserve System to:

                                  State Street Bank and Trust Company
                                  ABA #011-000-028
                                  DDA #99046096
                                  Legg Mason [Insert name of fund]
                                  [Insert account name and number]

                        The wire should state that the funds are for the purchase of shares of a specific fund and share class and include the account name and number.
----------------------- ----------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------
Contributions of        Shares may be purchased and paid for by the  contribution  of eligible  portfolio
Eligible Securities     securities,  subject in each case to  approval  by the fund's  adviser.  Approval will depend on, among other things, the nature and quality of the securities offered and the current needs of the fund in question. Investors who wish to purchase fund shares through the contribution of securities should contact Legg Mason
                        Institutional Funds at 1-888-425-6432 for instructions.

                        Investors should realize that at the time of contribution they may be required to recognize a gain or loss for tax purposes on securities contributed. The adviser, on behalf of a fund, has full discretion to accept or reject any appropriate securities offered as payment for shares. Securities will not be accepted in payment of fund shares from persons who are affiliated with the fund's adviser or the fund.

                        Securities offered in payment for shares will be valued in the same way and at the same time the fund values its portfolio securities for the purpose of determining net asset value. (See "Calculation of Net Asset Value" below.)
----------------------- ----------------------------------------------------------------------------------

                                       34

Future First Systematic Investment Plan:
Certain Institutional Class shareholders, as described below, may be eligible to participate in Legg Mason's Future First(R) Systematic Investment Plan. This
plan allows you to automatically invest a specific dollar amount at regular intervals. Contact a Legg Mason Financial Advisor or FIS to enroll in the plan.
The transfer agent will transfer money directly from your checking or savings account, your Legg Mason brokerage account or another Legg Mason fund to purchase shares of the desired fund.

--------------------------------------------------- --------------------------------------------------

                                                    Minimum Investment Amount
Eligible Shareholders                               (per transaction)
--------------------------------------------------- --------------------------------------------------
--------------------------------------------------- --------------------------------------------------
Shareholders  who hold  shares  through  fee-based  $500  ($50 for  shareholders  of a fund as of the
advisory or brokerage account programs.             opening of regular  trading  on the  Exchange  on
                                                    June 23, 2005 that have remained in the fund since
                                                    that date.)
--------------------------------------------------- --------------------------------------------------
--------------------------------------------------- --------------------------------------------------
Employees  of  a  fund's  investment  adviser
and their spouses and children of such employees.     $50
--------------------------------------------------- --------------------------------------------------

Certain financial intermediaries that have agreements with Legg Mason or a fund may be authorized to accept purchase and redemption orders on their behalf. Once the authorized intermediary accepts the order, the intermediary's customer will receive the next determined net asset value. Orders received by certain retirement plans and other financial intermediaries before the close of regular trading on the Exchange and communicated to Legg Mason Institutional Funds by
9:00 a.m., Eastern time, on the following business day will be processed at the net asset value determined on the prior business day. It is the financial intermediary's responsibility to transmit your order to the funds in a timely fashion.

As described above, Institutional Class or Financial Intermediary Class shares may be available through authorized financial intermediaries. Each fund may pay such financial intermediaries for their services out of that class's assets pursuant to the class's distribution plan or otherwise, as appropriate. Legg
Mason and its affiliates (including the advisers) may also from time to time, at their own expense, make payments to financial intermediaries that make shares of the funds available to their clients or to other parties in connection with the sale of shares. If investors effect transactions through a broker or agent, investors may be charged a fee by that broker or agent.

Any shares purchased or received as a distribution will be credited directly to the investor's account.

Shares of the funds may be available for purchase by retirement plans, including
401(k) plans and 403(b) plans. The administrator of a plan or employee benefits office can provide participants or employees with detailed information on how to participate in the plan and how to elect a fund as an investment option.
Participants in a retirement or savings plan may be permitted to elect different investment options, alter the amounts contributed to the plan, or change how contributions are allocated among investment options in accordance with the plan's specific provisions.

For questions about participant accounts, participants should contact their employee benefits office, the plan administrator, or the organization that provides recordkeeping services for the plan. Investors who purchase shares through retirement plans should be aware that the plan administrator may aggregate purchase and redemption orders of participants in the plan. Therefore, there may be a delay between the time the investor places an order with the plan administrator and the time the order is forwarded to the Transfer Agent for execution.

If you are a customer of an institution or a client of a financial intermediary through whom you invest, be sure to consult their program literature for any policies on purchasing a fund's shares.

Shares of a fund may not be available for sale in certain states. Prospective investors should inquire as to whether shares of a particular fund are available for sale in their state of residence.

                                       35

Account Registration Changes:

Changes in registration or account privileges for accounts held directly with
Legg Mason Institutional Funds must be made in writing to Legg Mason
Institutional Funds. Signature guarantees are required. (See "Signature
Guarantee" below.) All correspondence must include the account number and must be sent to:

         Legg Mason Institutional Funds
         P.O. Box 17635
         Baltimore, Maryland 21297-1635

                                       36

[icon] HOW TO REDEEM YOUR SHARES

Redeeming Primary Class Shares

You may use any of the following methods to redeem shares of the funds:

--------------------- ---------------------------------------------------------------------------------------------

Telephone             Call your Legg Mason Financial Advisor or FIS at 1-800-822-5544 or other entity through which you hold shares to request a redemption. Please have the following information ready when you call: the name of the fund, dollar amount (or number of shares) to be redeemed and your shareholder account number.

                      Proceeds will be credited to your brokerage account or a check will be sent to you by Legg
                      Mason or the entity through which you hold shares at your direction. Wire requests to
                      Legg Mason will be subject to a fee. For wire transfers, be sure that Legg Mason or the entity through which you hold shares has your bank account information on file.
--------------------- ---------------------------------------------------------------------------------------------
--------------------- ---------------------------------------------------------------------------------------------
Internet or TeleFund  FIS clients may request a redemption of fund shares through Legg Mason's Internet site at
                      www.leggmasonfunds.com or through TeleFund at 1-877-6-LMFUNDS (1-877-656-3863). Proceeds will be credited to your brokerage account or a check will be sent to you by Legg Mason at your direction.
--------------------- ---------------------------------------------------------------------------------------------
--------------------- ---------------------------------------------------------------------------------------------
Mail                  Send a letter to your Legg Mason Financial Advisor, to Legg Mason Funds Investor Services at
                      P. O. Box 17023, Baltimore, MD 21297-0356, or the entity through which you hold shares requesting redemption of your shares. The letter should be signed by all of the owners of the account. Redemption requests for shares valued at $10,000 or more or when the proceeds are to be paid to someone other than the accountholder(s) may require a signature guarantee. (See "ACCOUNT
                      POLICIES - Signature Guarantee.")

                      Proceeds will be credited to your brokerage account or a check will be sent to you by Legg Mason or the entity through which you hold shares, at your direction. Wire requests to Legg Mason will be subject to a fee. For wire transfers, be sure that Legg Mason or the entity through which you hold shares has your bank account information on file.
--------------------- ---------------------------------------------------------------------------------------------

Fund shares will be redeemed at the next net asset value calculated after your redemption request is received in proper form by the fund from your Legg Mason
Financial Advisor, FIS or another authorized entity offering shares of the fund.

Additional documentation may be required from corporations, executors, partnerships, administrators, trustees or custodians.

Redemptions made through entities other than Legg Mason may be subject to transaction fees or other conditions established by those entities. You should consult their program literature for further information.

                                       37

Redeeming Institutional Class and Financial Intermediary Class Shares

Institutional Class and Financial Intermediary Class shareholders may redeem shares through any of the four methods listed below. All requests for redemption should indicate: 1) the number of shares or dollar amount to be redeemed and the investor's shareholder account number; 2) the investor's name and the names of any co-owners of the account, using exactly the same name or names used in establishing the account; 3) proof of authorization to request redemption on behalf of any co-owner of the account (please contact Legg Mason Institutional
Funds for further details); and 4) the name, address, and account number to which the redemption payment should be sent.

----------------------- ----------------------------------------------------------------------------------------

Telephone               Call Legg Mason Institutional Funds at 1-888-425-6432 to request a redemption. Please have your account information, as discussed above, ready when you call. Redemptions over
                        $10,000,000 may be initiated by telephone, but must be confirmed in writing prior to processing.
----------------------- ----------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------
Mail                    Send a written request for redemption to Legg Mason Institutional Funds, P.O. Box 17635,
                        Baltimore, Maryland 21297-1635. Please include your account information, as discussed above, with your written request.
----------------------- ----------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------
Fax                     You can fax a request for redemption to Legg Mason Institutional Funds at 410-454-5050.
                        Please include your account information, as discussed above, with your faxed request.
----------------------- ----------------------------------------------------------------------------------------
----------------------- ----------------------------------------------------------------------------------------
Wire Communication      To request a redemption by wire communication with the Transfer Agent notify Legg Mason Institutional Funds at 1-888-425-6432 of your intention to redeem shares.
                        Please have your account information, as discussed above, ready when you call.
----------------------- ----------------------------------------------------------------------------------------

Customers of financial intermediaries may redeem only in accordance with instructions and limitations pertaining to their account at the financial intermediary.

Upon receipt of a request for redemption as described below (a request "in good order") before the close of regular trading on the Exchange on any day the
Exchange is open, the Transfer Agent will redeem fund shares at that day's net asset value per share by class. Requests for redemption received by the Transfer
Agent after the close of regular trading on the Exchange will be executed at the net asset value next determined. However, orders received by certain retirement plans and other financial intermediaries by the close of regular trading on the
Exchange and communicated to the Transfer Agent by 9:00 a.m., Eastern time, on the following business day will be effected at the net asset value determined on the prior business day.

Other supporting legal documents, such as copies of any trust instrument or power of attorney, may be required from corporations or other organizations, fiduciaries or persons other than the shareholder of record making the request for redemption. If you have a question concerning the sale or redemption of shares, please contact Legg Mason Institutional Funds by calling 1-888-425-6432.

Payment of redemption proceeds normally will be made by wire one business day after receipt of a redemption request in good order.

                                       38

Additional Information about Redemptions:
Legg Mason and Legg Mason Institutional Funds will follow reasonable procedures to ensure the validity of any telephone, Internet or wire redemption requests, such as requesting identifying information from users or employing identification numbers. Legg Mason and Legg Mason Institutional Funds will not be responsible for any account losses due to fraudulent telephone, Internet or wire orders that it reasonably believes to be genuine.

Payment of redemption proceeds of shares that were recently purchased by check, automatic investment arrangements or acquired through reinvestment of distributions paid on such shares by the fund may be delayed for up to ten days from the purchase date until the check or automatic investment has cleared.

Each fund has reserved the right under certain conditions to redeem its shares in-kind by distributing portfolio securities in payment for redemptions.
Shareholders who receive a redemption in-kind may incur costs to dispose of the securities they receive and may receive illiquid securities.

                                       39

[icon] ACCOUNT POLICIES

Calculation of Net Asset Value:

Net asset value per share of each class of shares is determined daily as of the close of regular trading on the Exchange on every day the Exchange is open. The
Exchange is normally closed on all national holidays and Good Friday. To calculate each class of shares' sales price, the fund's assets attributable to that class of shares are valued and totaled, liabilities attributable to that class of shares are subtracted, and the resulting net assets are divided by the number of shares outstanding for that class.

Each fund's securities are generally valued on the basis of closing market prices or market quotations. OTC securities, and securities traded on exchanges for which there is no sale on a particular day (including debt securities), are valued at the mean of latest closing bid and asked prices. When closing market prices or market quotations are not readily available (such as when trading in a security is halted or when the principal exchange on which a security is traded closes early) or are considered by the adviser to be unreliable, a fund's securities are valued at fair value as determined under policies approved by the
Board of Directors. Where a security is traded on more than one market, which may include foreign markets, the security generally is valued on the market considered by the adviser to be the primary market. A fund values its foreign securities in U.S. dollars on the basis of foreign currency exchange rates prior to the close of trading on the Exchange, generally, 2:00 p.m., Eastern time.
Fixed-income securities generally are valued using market quotations or independent pricing services that use prices provided by market makers or estimates of market values. Fair value methods are necessarily estimates, and the use of fair value prices may cause the net asset value of a fund's shares to differ from the net asset value that would be calculated using other methods of valuation.

To the extent that a fund has portfolio securities that are primarily listed on foreign exchanges that trade on days when the fund does not price its shares, the net asset value of the fund may change on days when shareholders will not be able to purchase or redeem the fund's shares.

Signature Guarantee:

When a signature guarantee is called for, the shareholder should have "Signature
Guaranteed" stamped under his or her signature and guaranteed by any of the following entities: U.S. banks, foreign banks having a U.S. correspondent bank, credit unions, savings associations, U.S. registered securities dealers and brokers, municipal securities dealers and brokers, government securities dealers and brokers, national securities exchanges, registered securities associations, and clearing agencies (each an "Eligible Guarantor Institution"). Each fund and its agents reserve the right to reject any signature guarantee pursuant to written signature guarantee standards or procedures, which may be revised in the future to permit them to reject signature guarantees from Eligible Guarantor
Institutions that do not, based on credit guidelines, satisfy such written standards or procedures. Any fund may change the signature guarantee requirements from time to time without prior notice to shareholders.

A signature guarantee may be required for the following situations:
o    Remitting redemption proceeds to any person, address or bank account not on record.
o    Making changes to the account registration after the account has been opened.
o    Transferring shares to an account in another Legg Mason fund with a different account registration.

Other:

Fund shares may not be held in, or transferred to, an account with any firm that does not have an agreement with Legg Mason or one of its affiliates.

                                       40

If your account falls below $500, a fund may ask you to increase your balance.
If after 60 days your account is still below $500, the fund may close your account and send you the proceeds. A fund will not require you to redeem accounts that fall below $500 solely as a result of a reduction in the fund's net asset value.

The funds will not accept cash, money orders, traveler's checks, or credit card convenience checks. Third-party checks will not be accepted unless they are from another financial institution made for the purpose of transfer or rollover. The funds will accept non-retirement checks from other fund families and investment companies as long as the registration name on your fund account is the same as that listed on the check.

Federal anti-money laundering regulations require all financial institutions to obtain, verify and record information that identifies each person who opens an account. When you sign your account application, you may be asked to provide additional information in order for the funds to verify your identity in accordance with these regulations. Accounts may be restricted and/or closed, and the monies withheld, pending verification of this information or as otherwise required under these and other federal regulations.

Each fund reserves the right to:

o    suspend the offering of shares for a period of time;

o    change its minimum investment amounts;

o    redeem shares if information provided in the application should prove to be incorrect  in any  manner  judged by the fund to be  material  (i.e.,  in a manner such as to render the  shareholder  ineligible to purchase shares of that class); and

o    delay sending out redemption proceeds for up to seven days if, in the judgment of the adviser, the fund could be adversely affected by immediate payment. A fund may delay redemptions beyond seven days, or suspend redemptions, only as permitted by the Securities and Exchange Commission
     ("SEC") or the Investment Company Act of 1940, as amended.

Frequent Trading of Fund Shares:

Frequent trading in a fund's shares increases the fund's administrative costs associated with processing shareholder transactions. In addition, frequent trading may potentially interfere with the efficient management of a fund's portfolio and increase the fund's costs associated with trading the fund's portfolio securities. Under certain circumstances, frequent trading may also dilute the returns earned on shares held by a fund's other shareholders. The funds therefore discourage frequent purchases and redemptions by shareholders.

Each fund reserves the right to refuse any client or reject any purchase order for shares (including exchanges) for any reason. In particular, the funds' Board of Directors has determined that the funds are not designed to serve as vehicles for frequent trading in response to short-term fluctuations in the securities markets.

Under the funds' frequent trading policy, each fund reserves the right to restrict or reject purchases of shares (including exchanges) without prior notice whenever a fund detects a pattern of excessive trading. The policy provides that a fund will use its best efforts to restrict a shareholder's trading privileges in the Legg Mason Funds if that shareholder has engaged in four or more "Round Trips" during any rolling 12-month period. However, each fund has the discretion to make inquiries or to take action against any shareholder whose trading appears inconsistent with the frequent trading policy.
Examples of the types of actions a fund may take to deter excessive trading in a shareholder account include restricting the shareholder from purchasing additional shares in the fund altogether or imposing other restrictions (such as

                                       41

requiring purchase orders to be submitted by mail) that would deter the shareholder from trading frequently in the fund.

A "Round Trip" is defined as a purchase (including subscriptions and exchanges)
into a fund followed by a sale (including redemptions and exchanges) of the same or a similar number of shares out of the fund within 30 days of such purchase.
Purchases and sales of a fund's shares pursuant to the Automatic Investment Plan and Systematic Withdrawal Plan are not considered in determining Round Trips.

With respect to accounts where shareholder transactions are processed or records are kept by third-party intermediaries, the funds use reasonable efforts to monitor such accounts to detect suspicious trading patterns. For any such account that is so identified, a fund will make such further inquiries and take such other actions as shall be considered necessary or appropriate to enforce the funds' frequent trading policy against the shareholder(s) trading through such account and, if necessary, the third-party intermediary maintaining such account. A fund may accept undertakings from intermediaries to enforce frequent trading policies on behalf of the fund that provide a substantially similar level of protection against excessive trading.

Although each fund will monitor shareholder transactions for certain patterns of frequent trading activity, there can be no assurance that all such trading activity can be identified, prevented or terminated.

                                       42

[icon]   SERVICES FOR INVESTORS

For further information regarding any of the services below, please contact your
Legg Mason Financial Advisor, FIS, Legg Mason Institutional Funds, or other entity offering shares of the funds for sale.

Confirmations and Account Statements:

Primary Class Shareholders
You will receive a confirmation from Legg Mason or the firm through which you invest after each transaction involving Primary Class shares (except a reinvestment of dividends or capital gain distributions, an investment made through the Future First(R) Systematic Investment Plan, or other automatic investment arrangement, and withdrawals made through the Systematic Withdrawal
Plan). Legg Mason or the entity through which you invest will send you account statements monthly unless there has been no activity in the account. If there has been no monthly activity in your account, you will receive a quarterly statement.

Institutional Class and Financial Intermediary Class Shareholders
The Transfer Agent will send confirmations of each purchase and redemption transaction. Confirmations sent to financial intermediaries will include the total number of shares being held in safekeeping by the Transfer Agent.
Beneficial ownership of shares held by customer accounts will be recorded by the financial intermediary and reflected in its regular account statements.

Institutional Class and Financial Intermediary Class shareholders who hold share through fee-based advisory or brokerage account programs will receive confirmations and account statements from Legg Mason or other entity through which they hold shares in accordance with the procedures noted above for Primary
Class shareholders.

Systematic Withdrawal Plan:

Primary Class shareholders who are purchasing or already own shares of a fund with a net asset value of $5,000 or more ($1,000 or more for IRAs and Coverdell
Education Savings Accounts), may elect to make systematic withdrawals from the fund. The minimum amount for each withdrawal is $50. Certain Institutional Class and Financial Intermediary Class shareholders may also be eligible to make systematic withdrawals from a fund. These shareholders should contact Legg Mason
Institutional Funds at 1-888-425-6432 to determine their account's eligibility.
Ordinarily, you should not purchase additional shares of the fund when you are a participant in the plan, because there are tax disadvantages associated with such purchases and withdrawals.

Exchange Privilege:

PRIMARY CLASS
Primary Class shares of the funds may be exchanged for Primary Class shares of any of the other Legg Mason funds and for Consultant Class shares of The Royce
Funds (except Royce TrustShares Fund). You can request an exchange in writing or by telephone. FIS clients may also request an exchange through TeleFund or the
Internet at www.leggmasonfunds.com.

INSTITUTIONAL CLASS AND FINANCIAL INTERMEDIARY CLASS
Institutional Class and Financial Intermediary Class shares of a fund may be exchanged for shares of Legg Mason Cash Reserve Trust or for shares of the same class of any of the other Legg Mason funds, provided the investor meets the eligibility criteria of that class of that fund and the value of exchanged shares is at least $1 million. You can request an exchange in writing or by telephone. Some financial intermediaries and retirement plan administrators may not offer the Institutional Class or Financial Intermediary Class shares of all
Legg Mason funds for exchange.

                                       43

In each case, the fund into which you are exchanging must be eligible for sale in your state of residence. Be sure to read the current prospectus for any fund into which you are exchanging.

There is currently no fee for exchanges. An exchange of a fund's shares will be treated as a sale of the shares, and any gain on the transaction will be subject to tax.

Each fund reserves the right to terminate or modify the exchange privilege after at least 60 days' written notice to shareholders.

Mailing of Reports and Prospectuses:

If two or more members of a household own the same fund, we economize on fund expenses by combining all account communications in one convenient mailing. To take advantage of Legg Mason's free "householding" service contact your financial adviser, FIS or Legg Mason Institutional Funds as appropriate. If you do not want your mailings to be consolidated in that way, please follow the instructions listed below for your share class and we will send separate reports and prospectuses to each account holder living in your household.

----------------------------- ------------------------------------------------------------------------

Primary                       Call your financial adviser or FIS at 1-800-822-5544 or write to Legg
Class Shareholders            Mason Funds Investor Services, 100 Light Street, P.O. Box
                              17023, Baltimore, MD 21297-0356.
----------------------------- ------------------------------------------------------------------------
----------------------------- ------------------------------------------------------------------------
Institutional Class and       Contact Legg Mason  Institutional  Funds at  1-888-425-6432 or write to
Financial Intermediary        Legg Mason Institutional Funds, P.O. Box 17635, Baltimore, MD
Class Shareholders            21297-1635.
----------------------------- ------------------------------------------------------------------------

                                       44

[icon]  DISTRIBUTIONS AND TAXES

Each fund except Balanced Trust declares and pays dividends from any net investment income annually. Balanced Trust declares and pays any such dividends quarterly.

Each fund distributes substantially all its net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss), the excess of net short-term capital gain over net long-term capital loss and net realized gains from foreign currency transactions, if any, after the end of the taxable year in which the gain is realized. A second distribution of such gain(s) may be necessary in some years to avoid imposition of a federal excise tax.

Your dividends and other distributions will be automatically reinvested in the distributing class of shares of the fund unless you elect to receive dividends and/or other distributions in cash. To change your election, you must notify the fund at least ten days before the next distribution is to be paid. Primary Class shareholders who have a minimum account balance of $10,000 may request that their dividends and/or other distributions be invested in Primary Class shares of another eligible Legg Mason fund or Consultant Class shares of The Royce
Funds (except Royce TrustShares Fund), provided these funds are available for sale in your state.

If the postal or other delivery service is unable to deliver your distribution check, your distribution election will automatically be converted to having all dividends and other distributions reinvested in fund shares. No interest will accrue on amounts represented by uncashed distribution or redemption checks.

Fund dividends and other distributions are taxable to investors (other than retirement plans and other tax-exempt investors) whether received in cash or reinvested in additional shares of a fund. Dividends from a fund's investment company taxable income (which includes net investment income, the excess of net short-term capital gain over net long-term capital loss, and net gains from certain foreign currency transactions, all determined without regard to any deduction for dividends paid) are taxable as ordinary income, except that the part of the dividends that is "qualified dividend income" (i.e., dividends on stock of most U.S. corporations and certain foreign corporations with respect to which the fund satisfies certain holding period, debt-financing and other restrictions), if any, is subject to a maximum federal income tax rate of 15%
for individual shareholders who satisfy those restrictions with respect to their shares on which the fund dividends are paid. Distributions of a fund's net capital gain are taxable as long-term capital gain (also at a maximum 15% rate for individual shareholders), regardless of how long you have held your fund shares. A tax statement will be sent to you after the end of each year detailing the tax status of your distributions.

The sale or exchange of fund shares may result in a taxable gain or loss, depending on whether the proceeds are more or less than the cost of your shares.
Any capital gain an individual shareholder recognizes on a redemption or exchange through 2008 of his or her fund shares that have been held for more than one year will qualify for a 15% maximum federal income tax rate.

As required by law, each fund will withhold 28% of all dividends, capital gain distributions and redemption proceeds otherwise payable to individuals and certain other non-corporate shareholders who do not provide the fund with a valid taxpayer identification number. Each fund is also required to withhold 28%
of all dividends and capital gain distributions payable to those shareholders who are otherwise subject to backup withholding.

Because each investor's tax situation is different, please consult your tax adviser about federal, state and local tax considerations.

                                       45

[icon]  PORTFOLIO DISCLOSURE POLICY

A description of the funds' policies and procedures with respect to the disclosure of their portfolio securities holdings is available in the funds'
Statement of Additional Information. Each fund's complete portfolio holdings are available on the Legg Mason Funds' website at
http://www.leggmason.com/funds/ourfunds/portfolioholdings/ approximately on the next to last business day of the month following each quarter-end, and partial information concerning the funds' portfolio holdings (such as top ten holdings)
is available on the Legg Mason Funds' website, in fact sheets and other formats, on a quarterly basis approximately on the 10th business day of the month following each quarter-end. Such information will remain available until the next quarter's holdings are posted.

                                       46

[icon]   FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand each fund's financial performance for the past five years or since inception. Certain information reflects financial results for a single fund share. Total return represents the rate that an investor would have earned (or lost) on an investment in a fund, assuming reinvestment of all dividends and other distributions. For Value Trust and Special Investment Trust, this information has been audited by their independent registered public accounting firm,
PricewaterhouseCoopers LLP, whose reports, along with the funds' financial statements, are incorporated by reference into the funds' Statement of
Additional Information (see back cover) and are included in the annual reports for these funds. For American Leading Companies Trust, Balanced Trust, Small-Cap
Value Trust and Financial Services Fund, this information has been audited by
Ernst & Young LLP, their independent registered public accounting firm during those periods, whose report, along with the funds' financial statements, are incorporated by reference into the funds' Statement of Additional Information and are included in the annual report for these funds. The funds' annual reports are available upon request by calling toll-free 1-800-822-5544 for holders of
Primary Class shares or 1-888-425-6432 for holders of Financial Intermediary
Class or Institutional Class shares.

Value Trust
Primary Class:                                                          Years Ended March 31,
                                       ---------------------------------------------------------------------------------------

                                               2005              2004             2003             2002              2001
------------------------------------------------------------------------------------------------------------------------------

Net asset value,
  beginning of year                           $57.55            $39.41           $48.23           $53.73            $75.25
                                       ---------------------------------------------------------------------------------------
Investment operations:
  Net investment loss                          (.46)             (.31)            (.15)A           (.28)A            (.25)
  Net realized and unrealized
    gain(loss) on investments                   4.26             18.45           (8.67)           (4.96)            (6.80)
                                       ---------------------------------------------------------------------------------------
  Total from investment
    operations                                  3.80             18.14           (8.82)           (5.24)            (7.05)
                                       ---------------------------------------------------------------------------------------
Distributions:
  From net realized gain
    on investments                               ---              ---               ---            (.26)           (14.47)
                                       ---------------------------------------------------------------------------------------
  Total distributions                            ---              ---               ---            (.26)           (14.47)
                                       ---------------------------------------------------------------------------------------
Net asset value,
  end of year                                 $61.35            $57.55           $39.41           $48.23            $53.73
                                       ---------------------------------------------------------------------------------------

Ratios/supplemental data:
  Total return                                 6.60%            46.03%          (18.29)%          (9.82)%           (9.99)%
  Expenses to average net
    assets                                     1.68%             1.70%            1.72%B           1.68%B            1.69%B
  Net investment income/(loss)
    to average net assets                     (.77)%            (.61)%           (.37)%           (.53)%            (.44)%
  Portfolio turnover rate                       8.8%              3.8%            25.0%            24.4%             27.0%

Net assets, end of year
  (in thousands)                          $11,208,979      $10,790,770       $6,981,433       $9,378,228       $10,319,107
------------------------------------------------------------------------------------------------------------------------------

A Computed using average shares outstanding.
B Interest expense incurred with respect to borrowings did not affect the expense ratio, which, excluding interest expense, was 1.72% for the year ended March 31, 2003, 1.68% for the year ended March 31, 2002, and 1.69%
  for the year ended March 31, 2001.

                                       47

Value Trust
Financial Intermediary Class:                                           Years Ended March 31,
                                       ---------------------------------------------------------------------------------------

                                                2005             2004              2003             2002             2001B
------------------------------------------------------------------------------------------------------------------------------

Net asset value,
  beginning of year                            $61.67           $41.95            $50.97           $56.38           $54.47
                                       ---------------------------------------------------------------------------------------
Investment operations:
  Net investment loss                           (.07)              .02               .12A             .08A           (.01)
  Net realized and unrealized
    gain(loss) on investments                    4.58            19.70            (9.14)           (5.23)             1.92
                                       ---------------------------------------------------------------------------------------
  Total from investment
    operations                                   4.51            19.72            (9.02)           (5.15)             1.91
                                       ---------------------------------------------------------------------------------------
Distributions:
  From net realized gain
    on investments                               ---               ---              ---             (.26)              ---
                                       ---------------------------------------------------------------------------------------
  Total distributions                            ---               ---              ---             (.26)              ---
                                       ---------------------------------------------------------------------------------------
Net asset value,
  end of year                                  $66.18           $61.67            $41.95           $50.97           $56.38
                                       ---------------------------------------------------------------------------------------

Ratios/supplemental data:
  Total return                                  7.31%           47.01%          (17.70)%          (9.20)%            3.51%C
  Expenses to average net
    assets                                      1.03%            1.03%             1.07%D           1.01%D            .93%D,E
  Net investment income/(loss)
    to average net assets                      (.14)%             .04%              .27%             .14%            (.44)%E
  Portfolio turnover rate                        8.8%             3.8%             25.0%            24.4%           27.0%

Net assets, end of year
  (in thousands)                             $944,489         $500,241         $277,189          $157,964         $171,427
------------------------------------------------------------------------------------------------------------------------------

A Computed using average shares outstanding.
B For the period March 23, 2001 (commencement of operations)
  to March 31, 2001.
C Not annualized.
D Interest expense incurred with respect to borrowings did not affect the expense ratio, which, excluding interest expense, was 1.07% for the year ended
  March 31, 2003, 1.01% for the year ended March 31, 2002, and 0.93% for the year ended March 31, 2001.
E Annualized.

Value Trust
Institutional Class:                                                    Years Ended March 31,
                                       ---------------------------------------------------------------------------------------

                                               2005              2004             2003             2002              2001
------------------------------------------------------------------------------------------------------------------------------

Net asset value,
  beginning of year                           $62.26            $42.21           $51.12           $56.38            $77.52
                                       ---------------------------------------------------------------------------------------
Investment operations:
  Net investment loss                            .12               .18             .28A             .25A              .35A
  Net realized and unrealized
    gain(loss) on investments                   4.66             19.87           (9.19)           (5.25)            (7.02)
                                       ---------------------------------------------------------------------------------------
  Total from investment
    Operations                                  4.78             20.05           (8.91)           (5.00)            (6.67)
                                       ---------------------------------------------------------------------------------------
Distributions:
  From net realized gain
    on investments                              ---              ---               ---             (.26)           (14.47)
                                       ---------------------------------------------------------------------------------------
  Total distributions                           ---              ---               ---             (.26)           (14.47)
                                       ---------------------------------------------------------------------------------------
Net asset value,
  end of year                                 $67.04            $62.26           $42.21           $51.12            $56.38
                                       ---------------------------------------------------------------------------------------

Ratios/supplemental data:
  Total return                                 7.68%            47.50%         (17.43)%          (8.95)%           (9.09)%
  Expenses to average net
    Assets                                      .69%              .70%             .72%B            .70%B             .71%B
  Net investment income/(loss)
    to average net assets                       .21%              .38%             .64%             .45%              .54%
  Portfolio turnover rate                       8.8%              3.8%            25.0%            24.4%             27.0%

Net assets, end of year
  (in thousands)                             $4,353,817       $2,928,977       $1,434,110       $1,762,276        $1,658,522
------------------------------------------------------------------------------------------------------------------------------

A Computed using average shares outstanding.
B Interest expense incurred with respect to borrowings did not affect the expense ratio, which, excluding interest expense, was 0.72% for the year ended March 31, 2003, 0.70% for the year ended March 31, 2002, and 0.71%
  for the year ended March 31, 2001.

                                       48

Special Investment Trust
Primary Class:

                                                                  Years Ended March 31,
                                      -------------------------------------------------------------------------------

                                              2005             2004           2003            2002            2001
---------------------------------------------------------------------------------------------------------------------
Net asset value,
  beginning of year                          $46.06          $29.28         $35.72          $31.83          $40.28
                                      -------------------------------------------------------------------------------
Investment operations:
  Net investment loss                         (.60)           (.51)          (.28)           (.33)           (.34)
  Net realized and unrealized
   gain/(loss) on investments                  2.16           18.51         (4.96)            5.22          (6.59)
                                      -------------------------------------------------------------------------------
  Total from investment
   operations                                  1.56           18.00         (5.24)            4.89          (6.93)
                                      -------------------------------------------------------------------------------
Distributions:
  From net realized gain
   on investments                            (3.69)          (1.22)         (1.20)          (1.00)          (1.52)
                                      -------------------------------------------------------------------------------
  Total distributions                        (3.69)          (1.22)         (1.20)          (1.00)          (1.52)
                                      -------------------------------------------------------------------------------
Net asset value,
  end of year                                $43.93          $46.06         $29.28          $35.72          $31.83
                                      -------------------------------------------------------------------------------

Ratios/supplemental data:
  Total return                                3.23%          61.72%       (14.84)%          15.48%        (17.74)%
  Expenses to average net
   assets                                     1.76%           1.78%          1.83%           1.79%           1.79%
  Net investment loss
   to average net assets                     (1.37)%         (1.33)%         (.93)%         (1.00)%          (.94)%
  Portfolio turnover rate                     17.7%           14.7%          18.5%           36.6%           36.7%

Net assets, end of year
  (in thousands)                         $3,366,869     $3,375,792      $1,968,420     $2,380,611      $2,091,594
---------------------------------------------------------------------------------------------------------------------

Special Investment Trust
Financial Intermediary Class:

                                                  Period Ended
                                                 March 31, 2005 A
---------------------------------------------------------------------
Net asset value,
   beginning of period                               $48.25
                                                   ------------
Investment operations:
   Net investment loss                                 (.21)
   Net realized and unrealized
    gain/(loss) on investments                         5.40
                                                   ------------

                                       49

   Total from investment
    operations                                         5.19
                                                   ------------
Distributions:
   From net realized gain
    on investments                                      (3.19)
                                                   ------------
   Total distributions                                  (3.19)
                                                   ------------
Net asset value,
   end of period                                     $50.25
                                                   ------------

Ratios/supplemental data:
   Total return                                      10.59%   B
   Expenses to average net
    assets                                            1.05%   C
   Net investment income/(loss)
    to average net assets                             (.66)%  C
   Portfolio turnover rate                            17.7%

Net assets, end of period
   (in thousands)                                    $16,987
---------------------------------------------------------------

A   For the period July 30, 2004 (commencement of operations) to March 31, 2005.
B  Not annualized.
C  Annualized.

Special Investment Trust
Institutional Class:
                                                                 Years Ended March 31,
                                      -----------------------------------------------------------------------------

                                            2005            2004            2003           2002            2001
-------------------------------------------------------------------------------------------------------------------
Net asset value,
  beginning of year                        $51.76          $32.47          $39.05         $34.35          $42.91
                                      -----------------------------------------------------------------------------
Investment operations:
  Net investment income/(loss)              (.15)           (.12)             .04            .05             .04
  Net realized and unrealized
   gain/(loss) on investments                2.44           20.63          (5.42)           5.65          (7.08)
                                      -----------------------------------------------------------------------------
  Total from investment
   operations                                2.29           20.51          (5.38)           5.70          (7.04)
                                      -----------------------------------------------------------------------------
Distributions:
  From net realized gain
   on investments                          (3.69)          (1.22)          (1.20)         (1.00)          (1.52)
                                      -----------------------------------------------------------------------------
  Total distributions                      (3.69)          (1.22)          (1.20)         (1.00)          (1.52)
                                      -----------------------------------------------------------------------------

                                       50

Net asset value,
  end of year                              $50.36          $51.76          $32.47         $39.05          $34.35
                                      -----------------------------------------------------------------------------

Ratios/supplemental data:
  Total return                              4.30%          63.40%        (13.91)%         16.69%        (16.86)%
  Expenses to average net
   assets                                   0.73%           0.75%           0.78%          0.76%           0.75%
  Net investment income/(loss)
   to average net assets                   (.33)%          (.30)%            .11%           .04%            .75%
  Portfolio turnover rate                   17.7%           14.7%           18.5%          36.6%           36.7%

Net assets, end of year
  (in thousands)                         $208,331        $179,400         $90,532       $103,741         $99,958
-------------------------------------------------------------------------------------------------------------------

American Leading Companies
Primary Class:
                                                                     Years Ended March 31,
                                      ------------------------------------------------------------------------------------

                                             2005           2004             2003              2002              2001
--------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year          $19.85         $14.54            $18.13           $18.28            $18.69
                                      ------------------------------------------------------------------------------------
Investment operations:
   Net investment income/(loss)               ---A            .01             (.01)            (.08)             (.13)
   Net realized and unrealized
    gain/(loss) on investments                2.01           5.30            (3.58)            (.07)             (.17)
                                      ------------------------------------------------------------------------------------
   Total from investment
    operations                                2.01           5.31            (3.59)            (.15)             (.30)
                                      ------------------------------------------------------------------------------------
Distributions:
   From net investment income                 (.01)           ---B            ---               ---               ---
   From net realized gain
    on investments                             ---            ---             ---               ---              (.11)
                                      ------------------------------------------------------------------------------------
   Total distributions                       (.01)            ---              ---               ---             (.11)
                                      ------------------------------------------------------------------------------------
Net asset value, end of year                $21.85         $19.85            $14.54           $18.13            $18.28
                                      ------------------------------------------------------------------------------------

Ratios/supplemental data:
   Total return                             10.12%         36.54%          (19.80)%           (.82)%           (1.65)%
   Expenses to average net assets            1.88%          1.90%             1.92%            1.93%             1.95%
   Net investment income/(loss)
    to average net assets                   (.01)%           .05%            (.05)%           (.47)%            (.65)%
   Portfolio turnover rate                   19.4%          19.6%             19.0%            22.7%             31.0%

Net assets, end of year
   (in thousands)                          $654,019       $585,295          $410,331         $551,061          $272,150
--------------------------------------------------------------------------------------------------------------------------

A   $(.001) per share
B   $(.003) per share

                                       51

American Leading Companies
Institutional Class:
                                                          Years Ended March 31,
                                        -----------------------------------------------------------

                                              2005           2004          2003          2002A
---------------------------------------------------------------------------------------------------
Net asset value, beginning of period         $20.28         $14.83        $18.27         $19.08
                                        -----------------------------------------------------------
Investment operations:
   Net investment income/(loss)                 .21            .20           .15            .09
   Net realized and unrealized
    gain(loss) on investments                  2.06           5.42        (3.59)          (.90)
                                        -----------------------------------------------------------
   Total from investment
    operations                                 2.27           5.62        (3.44)          (.81)
                                        -----------------------------------------------------------
Distributions:
   From net investment income                  (.21)          (.17)          ---           ---
   From net realized gain
    on investments                              ---           ---            ---           ---
                                        -----------------------------------------------------------
   Total distributions                        (.21)          (.17)           ---           ---
                                        -----------------------------------------------------------

Net asset value, end of period               $22.34         $20.28        $14.83         $18.27
                                        -----------------------------------------------------------

Ratios/supplemental data:
   Total return                              11.21%         37.96%      (18.83)%        (4.25)%B
   Expenses to average net assets              .90%           .85%          .87%           .87%C
   Net investment income/(loss)
    to average net assets                      .99%          1.14%         1.02%           .62%C
   Portfolio turnover rate                    19.4%          19.6%         19.0%          22.7%C

Net assets, end of period
   (in thousands)                             $21,386       $16,996        $8,729         $9,649
---------------------------------------------------------------------------------------------------

A For the period June 14, 2001 (re-commencement of operations) to March 31, 2002.
B Not annualized.
C Annualized.

                                       52

Balanced Trust
Primary Class:
                                                                   Years Ended March 31,
                                         --------------------------------------------------------------------------

                                                 2005           2004          2003           2002           2001
-------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year             $10.99          $9.36        $10.97         $11.64         $12.20
                                         --------------------------------------------------------------------------
Investment operations:
  Net investment income/(loss)                    .08A           .10A          .13A           .11A,B        .17A
  Net realized and unrealized
    gain/(loss) on investments                    .37           1.66        (1.57)            .02B         (.61)
                                         --------------------------------------------------------------------------
  Total from investment
    operations                                    .45           1.76        (1.44)            .13          (.44)
                                         --------------------------------------------------------------------------
Distributions:
  From net investment income                    (.08)          (.13)         (.10)          (.11)          (.12)
  From net realized gain
    on investments                              (.21)           ---          (.07)          (.69)           ---
                                         --------------------------------------------------------------------------
  Total distributions                           (.29)          (.13)         (.17)          (.80)          (.12)
                                         --------------------------------------------------------------------------
Net asset value, end of year                   $11.15         $10.99        $ 9.36         $10.97         $11.64
                                         --------------------------------------------------------------------------
Ratios/supplemental data:
  Total return                                  4.02%         19.03%      (13.20)%           .89%        (3.68)%
  Expenses to average net assets                1.85%A         1.85%A        1.85%A         1.85%A         1.85%A
  Net investment income/(loss)
    to average net assets                        .70%A          .94%A        1.37%A         1.04%A,B       1.38%A
  Portfolio turnover rate                       42.4%          42.1%         29.5%          55.4%          58.4%

Net assets, end of year
  (in thousands)                               $37,602        $38,936        $32,914        $36,308        $35,971
-------------------------------------------------------------------------------------------------------------------

A Net of fees waived by LMFA pursuant to a voluntary expense limitation of 1.85%
  of average daily net assets. If no fees had been waived by LMFA, the annualized ratio of expenses to average daily net assets would have been as follows: for the years ended March 31, 2005, 2.02%; 2004, 1.96%; 2003, 2.03%;
  2002, 2.02%; and 2001, 2.00%.
B As required, effective April 1, 2001, the Fund adopted the provisions of the
  AICPA Audit and Accounting Guide, Audits of Investment Companies, and began amortizing discount and premium on debt securities. The effect of this adoption for the year ended March 31, 2002, was an increase in the Fund's net investment income per share of $0.01, a decrease in net realized and unrealized gain/ (loss) per share of $0.01, and an increase in the ratio of net investment income from 0.96% to 1.04%. Per share data and ratios for periods prior to April 1, 2001, have not been restated to reflect this change in accounting.

                                       53

Balanced Trust
Financial Intermediary Class:
                                                                    Years Ended March 31,
                                          ---------------------------------------------------------------------------

                                                 2005          2004           2003          2002          2001A
---------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period            $11.00         $9.37         $10.96       $11.64         $11.58
                                          ---------------------------------------------------------------------------
Investment operations:
   Net investment income/(loss)                    .13B          .15B           .20B         .17B,C        N.M.B
   Net realized and unrealized
    gain/(loss) on investments                     .36          1.66         (1.58)          .01C           .06
                                          ---------------------------------------------------------------------------
   Total from investment
    operations                                     .49          1.81         (1.38)          .18            .06
                                          ---------------------------------------------------------------------------
Distributions:
   From net investment income                     (.15)         (.18)         (.14)         (.17)            ---
   From net realized gain
    on investments                                (.21)           ---          (.07)         (.69)            ---
                                          ---------------------------------------------------------------------------
   Total distributions                           (.36)         (.18)          (.21)        (.86)
                                                                                                    ---
                                          ---------------------------------------------------------------------------
Net asset value, end of period                  $11.13        $11.00         $ 9.37       $10.96         $11.64
                                          ---------------------------------------------------------------------------
Ratios/supplemental data:
   Total return                                  4.53%        19.52%       (12.72)%        1.35%           .52%D
   Expenses to average net assets                1.35%B        1.35%B         1.35%B       1.35%B         1.35%B,E
   Net investment income/(loss)
    to average net assets                        1.21%B        1.46%B         1.88%B       1.55%B,C        .27%B,E
   Portfolio turnover rate                       42.4%         42.1%          29.5%        55.4%          58.4%

Net assets, end of period
   (in thousands)                               $21,695       $21,812        $20,182       $26,463        $30,976
---------------------------------------------------------------------------------------------------------------------

A For the period from March 16, 2001 (commencement of operations) to March 31,
2001. B Net of fees waived by LMFA pursuant to a voluntary expense limitation of
1.35% of average
   daily net assets. If no fees had been waived by the adviser, the annualized ratio of expenses to average daily net assets would have been as follows: for the years ended March 31, 2005, 1.47%; 2004, 1.44%; 2003, 1.46%; 2002, 1.48%;
   and for the period ended March 31, 2001, 1.45%.
C  As required, effective April 1, 2001, the Fund adopted the provisions of the
   AICPA Audit and Accounting Guide, Audits of Investment Companies, and began amortizing discount and premium on debt securities. The effect of this adoption for the year ended March 31, 2002, was an increase in the Fund's net investment income per share of $0.01, a decrease in net realized and unrealized gain/(loss) per share of $0.01, and an increase in the ratio of net investment income from 1.47% to 1.55%. Per share data and ratios for periods prior to April 1, 2001, have not been restated to reflect this change in accounting.
D  Not annualized.
E  Annualized.
N.M. - Not meaningful.

                                       54

Balanced Trust
Institutional Class:
                                                                     Years Ended March 31,
                                          ----------------------------------------------------------------------------

                                                2005           2004          2003           2002           2001A
----------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period           $11.01          $9.38        $10.98         $11.64         $11.58
                                          ----------------------------------------------------------------------------
Investment operations:
   Net investment income/(loss)                   .17B           .17B          .22B           .19B,C         N.MB
   Net realized and unrealized
    gain(loss) on investments                     .36           1.68        (1.59)            .03C           .06
                                          ----------------------------------------------------------------------------
   Total from investment
    operations                                    .53           1.85        (1.37)            .22            .06
                                          ----------------------------------------------------------------------------
Distributions:
   From net investment income                    (.20)          (.22)         (.16)          (.19)           ---
   From net realized gain
    on investments                               (.21)           ---          (.07)          (.69)           ---
                                          ----------------------------------------------------------------------------
   Total distributions                           (.41)          (.22)         (.23)          (.88)           ---
                                          ----------------------------------------------------------------------------
Net asset value, end of period                 $11.13         $11.01         $9.38         $10.98          $11.64
                                          ----------------------------------------------------------------------------
Ratios/supplemental data:
   Total return                                 4.86%         19.87%      (12.58)%          1.68%           .52%D
   Expenses to average net assets               1.10%B         1.10%B        1.10%B         1.10%B         1.10%E,B
   Net investment income/(loss)
    to average net assets                       1.47%B         1.68%B        2.14%B         1.79%B,C        .52%E,B
   Portfolio turnover rate                      42.4%          42.1%         29.5%          55.4%          58.4%E

Net assets, end of period
   (in thousands)                               $628           $499          $341           $391            $325
----------------------------------------------------------------------------------------------------------------------

A    For the period from March 16, 2001  (commencement  of  operations) to March
     31, 2001.
B    Net of fees waived by LMFA  pursuant to a voluntary  expense  limitation of
     1.10% of  average  daily  net  assets.  If no fees had been  waived  by the adviser, the annualized ratio of expenses to average daily net assets would have been as  follows:  for the years ended March 31,  2005,  1.17%;  2004,
     1.12%;  2003, 1.17%;  2002, 1.21%; and for the period ended March 31, 2001,
     1.16%.
C    As required,  effective  April 1, 2001,  the Fund adopted the provisions of the AICPA Audit and Accounting Guide, Audits of Investment  Companies,  and
     began  amortizing  discount and premium on debt  securities.  The effect of this  adoption  for the year ended March 31,  2002,  was an increase in net investment  income  per share of $0.01,  a  decrease  in net  realized  and unrealized  gain/(loss) per share of $0.01, and an increase in the ratio of net  investment  income from 1.71% to 1.79%.  Per share data and ratios for periods  prior to April 1, 2001,  have not been  restated  to reflect  this change in accounting.
D  Not annualized.
E  Annualized.
N.M. - Not meaningful.

                                       55

Small-Cap Value Trust
Primary Class:
                                                                 Years Ended March 31,
                                        ------------------------------------------------------------------------

                                               2005           2004          2003          2002          2001
----------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year            $14.52          $8.93        $11.73        $ 9.05         $7.45
                                        ------------------------------------------------------------------------
Investment operations:
  Net investment income/(loss)                 (.05)          (.07)A        (.06)A        (.06)A        (.02)A
  Net realized and unrealized
    gain/(loss) on investments                  1.38           5.75        (2.74)          2.74          1.62
                                        ------------------------------------------------------------------------
  Total from investment
    operations                                  1.33           5.68        (2.80)          2.68          1.60
                                        ------------------------------------------------------------------------
Distributions:
  From net realized gain
    on investments                            (1.42)          (.09)          ---            ---           ---
                                        ------------------------------------------------------------------------
  Total distributions                         (1.42)          (.09)          ---            ---           ---
                                        ------------------------------------------------------------------------
Net asset value, end of year                  $14.43         $14.52        $ 8.93        $11.73         $9.05
                                        ------------------------------------------------------------------------

Ratios/supplemental data:
  Total return                                 9.67%         63.71%      (23.87)%        29.61%         21.48%
  Expenses to average net assets               2.00%          2.00%A        2.00%A        2.00%A         2.00%A
  Net investment income/(loss)
    to average net assets                     (.39)%         (.61)%A       (.52)%A       (.82)%A        (.21)%A
  Portfolio turnover rate                      46.7%          44.3%         61.0%         32.1%         60.7%

Net assets, end of year
  (in thousands)                             $242,719       $226,351      $144,447      $182,201       $68,629
----------------------------------------------------------------------------------------------------------------

A Net of fees waived by LMFA pursuant to a voluntary expense limitation of 2.00%
  of average daily net assets. If no fees had been waived by LMFA, the annualized ratio of expenses to average daily net assets would have been as follows: for the years ended March 31, 2004, 2.05%; 2003, 2.13%; 2002, 2.24%;
  and 2001, 2.46%.

                                       56

Small-Cap Value Trust
Institutional Class:
                                                                      Years Ended March 31,
                                        -----------------------------------------------------------------------------------

                                               2005          2004              2003             2002              2001
---------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year            $15.39         $9.36            $12.16           $ 9.30             $7.59
                                        -----------------------------------------------------------------------------------
Investment operations:
   Net investment income/(loss)                  .09           .05              .05A            (.02)A              .02A
   Net realized and unrealized
    gain(loss) on investments                   1.53          6.07            (2.85)             2.88              1.69
                                        -----------------------------------------------------------------------------------
   Total from investment
    operations                                  1.62          6.12            (2.80)             2.86              1.71
                                        -----------------------------------------------------------------------------------
Distributions:
   From net realized gain
    on investments                            (1.42)         (.09)              ---               ---              ---
                                        -----------------------------------------------------------------------------------
   Total distributions                        (1.42)         (.09)              ---               ---              ---
                                        -----------------------------------------------------------------------------------
Net asset value, end of year                  $15.59        $15.39            $ 9.36           $12.16             $9.30
                                        -----------------------------------------------------------------------------------

Ratios/supplemental data:
   Total return                               11.06%        65.49%          (23.03)%           30.75%            22.53%
   Expenses to average net
    assets                                      .93%          .98%             1.00%A           1.00%A            1.00%A
   Net investment income/(loss)
    to average net assets                       .69%          .41%              .50%A            .18%A             .82%A
   Portfolio turnover rate                     46.7%         44.3%             61.0%            32.1%             60.7%

Net assets, end of year
   (in thousands)                             $14,349        $10,351           $5,589           $5,529             $711
---------------------------------------------------------------------------------------------------------------------------

A  Net of fees waived by LMFA pursuant to a voluntary expense limitation of
   1.00% of average daily net assets. If no fees had been waived by the adviser, the annualized ratio of expenses to average daily net assets would have been as follows: for the years ended March 31, 2003, 1.05%; 2002, 1.20%; and 2001,
   1.43%.

                                       57

Financial Services Fund
Primary Class:
                                                                 Years Ended March 31,
                                         ----------------------------------------------------------------------

                                             2005         2004         2003            2002           2001
---------------------------------------------------------------------------------------------------------------

Net asset value, beginning of year          $15.44       $11.20        $12.51         $11.02         $ 9.18
                                         ----------------------------------------------------------------------
Investment operations:
  Net investment income/(loss)               (.07)A       (.08)A        (.08)A         (.09)A         (.05)A
  Net realized and unrealized
    gain/(loss) on investments                1.10         4.58        (1.23)           1.58           1.89
                                         ----------------------------------------------------------------------
  Total from investment
    operations                                1.03         4.50        (1.31)           1.49           1.84
                                         ----------------------------------------------------------------------
Distributions:
  From net realized gain
    on investments                          (2.15)        (.26)          ---             ---             ---
                                         ----------------------------------------------------------------------
  Total distributions                       (2.15)        (.26)          ---             ---             ---
                                         ----------------------------------------------------------------------
Net asset value, end of year                $14.32       $15.44        $11.20         $12.51         $11.02
                                         ----------------------------------------------------------------------

Ratios/supplemental data:
  Total return                               6.89%       40.27%      (10.47)%         13.52%         20.04%
  Expenses to average net assets             2.25%A       2.25%A        2.25%A         2.25%A         2.25%A
  Net investment income/(loss)
    to average net assets                   (.50)%A      (.58)%A       (.64)%A        (.69)%A        (.55)%A
  Portfolio turnover rate                    28.3%        29.6%         38.2%          28.9%          37.2%

Net assets, end of year
  (in thousands)                            $56,139     $57,398       $40,367        $45,473         $46,705
---------------------------------------------------------------------------------------------------------------

A Net of fees waived by LMFA pursuant to a voluntary expense limitation of
  2.25%. If no fees had been waived by LMFA, the annualized ratio of expenses to average daily net assets would have been as follows: for the years ended March
  31, 2005, 2.38%; 2004, 2.35%; 2003, 2.46%; 2002, 2.44%; and 2001, 2.71%.

                                       58

Financial Services Fund
Financial Intermediary Class (formerly Class A shares):
                                                                Years Ended March 31,
                                         --------------------------------------------------------------------

                                              2005         2004         2003          2002           2001
-------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year          $16.10       $11.58       $12.84        $11.22         $ 9.28
                                         --------------------------------------------------------------------
Investment operations:
  Net investment income/(loss)                 .04A         .03A         .01A          .02A           .03A
  Net realized and unrealized
    gain/(loss) on investments                1.15         4.75       (1.27)          1.60           1.91
                                         --------------------------------------------------------------------
  Total from investment
    operations                                1.19         4.78       (1.26)          1.62           1.94
                                         --------------------------------------------------------------------
Distributions:
  From net realized gain
    on investments                          (2.15)        (.26)         ---            ---            ---
                                         --------------------------------------------------------------------
  Total distributions                       (2.15)        (.26)         ---            ---            ---
                                         --------------------------------------------------------------------
Net asset value, end of year                $15.14       $16.10       $11.58        $12.84         $11.22
                                         --------------------------------------------------------------------

Ratios/supplemental data:
  Total return                               7.65%       41.37%B     (9.81)%B       14.44%B        20.91%B
  Expenses to average net assets             1.50%        1.50%A       1.50%A        1.50%A         1.50%A
  Net investment income/(loss)
    to average net assets                     .24%A        .17%A        .12%A         .07%A          .21%A
  Portfolio turnover rate                    28.3%        29.6%        38.2%         28.9%          37.2%

Net assets, end of year
  (in thousands)                            $11,145     $11,793       $9,154        $9,960         $9,594
-------------------------------------------------------------------------------------------------------------

A Net of fees waived by LMFA pursuant to a voluntary expense limitation of
  1.50%. If no fees had been waived by LMFA, the annualized ratio of expenses to average daily net assets would have been as follows: for the years ended March
  31, 2005, 1.59%; 2004, 1.55%; 2003, 1.65%; 2002, 1.64%; and 2001, 1.91%.
B Excluding sales charge applicable to Class A shares. Sales charges were eliminated beginning July 31, 2004, when Class A shares were renamed Financial
  Intermediary Class shares.

                                       59

LEGG MASON EQUITY FUNDS

The following additional information about the funds is available upon request and without charge:

Statement of Additional Information (SAI) -The SAI is filed with the SEC and is hereby incorporated by reference into (is considered part of) this Prospectus.
The SAI provides further information and additional details about each fund and its policies. The funds' SAI is available free of charge at the Legg Mason Funds websites listed below.

Annual and Semi-Annual Reports - Additional information about each fund's investments is available in the funds' annual and semi-annual reports to shareholders. In the funds' annual reports, you will find a discussion of the market conditions and investment strategies that significantly affected each fund's performance during its last fiscal year. The funds' annual and semi-annual reports are available free of charge at the Legg Mason Funds websites listed below.

To request the SAI or any reports to shareholders, or to obtain more information:

   Primary Class                          Institutional Class and Financial
   Shareholders                            Intermediary Class Shareholders
Legg Mason Funds Investor Services        Legg Mason Institutional Funds
 100 Light Street, P.O. Box 17023               P.O. Box 17635
  Baltimore, Maryland 21297-0356           Baltimore, Maryland 21297-1635
      1-800-822-5544                            1-888-425-6432
      www.leggmasonfunds.com                www.lminstitutionalfunds.com

Information about the funds, including the SAI, can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at
1-202-942-8090. Reports and other information about the funds are available on the EDGAR database on the SEC's Internet site at http://www.sec.gov. Investors may also obtain this information, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov or by writing the
SEC's Public Reference Section, Washington, D.C. 20549-0102.

LMF-001                                              Investment Company Act File
                                           Numbers: 811-3380; 811-4451; 811-7692

                             LEGG MASON EQUITY FUNDS

LEGG MASON VALUE TRUST, INC.
LEGG MASON SPECIAL INVESTMENT TRUST, INC.
LEGG MASON INVESTORS TRUST, INC.:
     Legg Mason American Leading Companies Trust
     Legg Mason Balanced Trust
     Legg Mason U.S. Small-Capitalization Value Trust
     Legg Mason Financial Services Fund

         PRIMARY CLASS SHARES, INSTITUTIONAL CLASS SHARES and FINANCIAL
                            INTERMEDIARY CLASS SHARES

                       STATEMENT OF ADDITIONAL INFORMATION

                                 AUGUST 1, 2005

     This Statement of Additional  Information  ("SAI") is not a prospectus.  It should be read in  conjunction  with the funds'  Prospectus  for Primary  Class,
Institutional  Class and  Financial  Intermediary  Class  shares dated August 1,
2005, which has been filed with the Securities and Exchange  Commission ("SEC").
The funds' financial statements and the reports of their independent  registered public  accounting  firm are  incorporated  by reference  from the funds' annual reports to shareholders  into (and are therefore legally part of) this Statement of Additional Information. A copy of the Prospectus or the annual reports may be obtained  without  charge from the funds'  distributor,  Legg Mason Wood Walker,
Incorporated ("Legg Mason"), by calling 1-800-822-5544 (Primary Class shares) or
1-888-425-6432 (Institutional Class and Financial Intermediary Class shares).

                             Legg Mason Wood Walker,
                                  Incorporated

                                100 Light Street
                                  P.O. Box 1476
                         Baltimore, Maryland 21203-1476
                          (410) 539-0000 (800) 822-5544

TABLE OF CONTENTS                                                                                               Page

     No person has been authorized to give any information or to make any representations not contained in the Prospectus or this Statement of
Additional Information in connection with the offerings made by the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by any fund or its distributor. The Prospectus and this Statement of Additional Information do not constitute offerings by any fund or by the distributor in any jurisdiction in which such offerings may not lawfully be made.

                            DESCRIPTION OF THE FUNDS

         Legg Mason Value Trust, Inc. ("Value Trust"), Legg Mason Special
Investment Trust, Inc. ("Special Investment Trust") and Legg Mason Investors
Trust, Inc. ("Investors Trust"), each a separate corporation ("Corporation"), are diversified open-end management investment companies that were incorporated in Maryland on January 20, 1982, October 31, 1985, and May 5, 1993,
respectively. Legg Mason American Leading Companies Trust ("American Leading
Companies"), Legg Mason Balanced Trust ("Balanced Trust"), Legg Mason U.S.
Small-Capitalization Value Trust ("Small-Cap Value Trust") and Legg Mason
Financial Services Fund ("Financial Services Fund") are separate series of
Investors Trust.

                                  FUND POLICIES

         The following information supplements the information concerning each fund's investment objective, policies and limitations found in the Prospectus.

         Value Trust's investment objective is to seek long-term growth of capital. Special Investment Trust's investment objective is to seek capital appreciation. American Leading Companies' investment objective is to seek long-term capital appreciation and current income consistent with prudent investment risk. Balanced Trust's investment objective is to seek long-term capital appreciation and current income in order to achieve an attractive total investment return consistent with reasonable risk. Small-Cap Value Trust's investment objective is to seek long-term capital appreciation. Financial
Services Fund's investment objective is to seek long-term growth of capital. The investment objective of each fund is non-fundamental and may be changed by each fund's Board of Directors without shareholder approval upon 60 days' prior written notice to shareholders.

         Each fund has adopted the following fundamental investment limitations that cannot be changed except by a vote of its shareholders.

         The following fundamental investment limitations apply to Value Trust,
Special Investment Trust, American Leading Companies, Balanced Trust and
Small-Cap Value Trust only.

1.   BORROWING:  Each fund may not  borrow  money,  except  (1) in an amount not exceeding  33-1/3%  of  the  fund's  total  assets  (including  the  amount borrowed) less liabilities  (other than borrowings) or (2) by entering into reverse repurchase agreements or dollar rolls;

2.   UNDERWRITING:  Each fund may not engage in the business of underwriting the securities of other issuers,  except as permitted by the Investment Company
     Act of 1940,  as  amended  ("1940  Act"),  and the  rules  and  regulations promulgated thereunder, as such statute, rules, and regulations are amended from  time to time or are  interpreted  from time to time by the SEC or SEC staff or to the extent that the fund may be permitted to do so by exemptive order or other  relief from the SEC or SEC staff  (collectively,  "1940 Act
     Laws,  Interpretations and Exemptions").  This restriction does not prevent
     the  fund  from  engaging  in  transactions   involving  the   acquisition,
     disposition  or resale of portfolio  securities,  regardless of whether the fund may be considered to be an  underwriter  under the  Securities  Act of
     1933, as amended (the "1933 Act");

3.   LOANS:  Each fund may not lend money or other assets,  except to the extent permitted  by the 1940  Act  Laws,  Interpretations  and  Exemptions.  This
     restriction  does not prevent the fund from purchasing debt  obligations in pursuit of its  investment  program,  or for  defensive or cash  management purposes,  entering  into  repurchase  agreements,  loaning  its  portfolio securities  to  financial  intermediaries,  institutions  or  institutional investors,  or investing in loans,  including assignments and participation interests;

4.   SENIOR  SECURITIES:  Each fund may not issue senior  securities,  except as permitted under the 1940 Act Laws, Interpretations and Exemptions;

                                       1

5.   REAL ESTATE: Each fund may not purchase or sell real estate unless acquired as  a  result  of  ownership  of  securities  or  other  instruments.  This restriction  does not  prevent  the fund from  investing  in  issuers  that invest, deal, or otherwise engage in transactions in or hold real estate or interests therein, investing in instruments that are secured by real estate or interests  therein,  or exercising  rights under agreements  relating to such securities, including the right to enforce security interests;

6.   COMMODITIES: Each fund may not purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments.  This restriction  does  not  prevent  the fund  from  engaging  in  transactions
     involving  foreign  currency,   futures  contracts  and  options,   forward
     contracts,  swaps, caps, floors, collars, securities purchased or sold on a forward-commitment  or  delayed-delivery  basis or other similar  financial instruments,  or  investing in  securities  or other  instruments  that are secured by physical commodities;

7.   CONCENTRATION:  Each fund may not make any investment if, as a result,  the fund's  investments  will be  concentrated  (as that term may be defined or interpreted by the 1940 Act Laws,  Interpretations  and  Exemptions) in any
     one  industry.  This  restriction  does not limit the fund's  investment in securities  issued or  guaranteed by the U.S.  Government,  its agencies or instrumentalities  and  repurchase  agreements  with  respect  thereto,  or securities of municipal issuers.

         The following fundamental investment limitations apply to Financial
Services Fund.

1.   BORROWING:  The fund may not  borrow  money,  except  (1) in an amount  not exceeding  33  1/3 % of the  fund's  total  assets  (including  the  amount borrowed) less liabilities  (other than borrowings) or (2) by entering into reverse repurchase agreements or dollar rolls;

2.   UNDERWRITING:  The fund may not engage in the business of underwriting  the securities of other issuers,  except as permitted by the Investment Company
     Act of  1940,  as  amended  ("1940  Act")  and the  rules  and  regulations promulgated thereunder, as such statute, rules, and regulations are amended from  time to time or are  interpreted  from time to time by the SEC or SEC staff or to the extent that the fund may be permitted to do so by exemptive order or other  relief from the SEC or SEC staff  (collectively,  "1940 Act
     Laws,  Interpretations and Exemptions").  This restriction does not prevent
     the  fund  from  engaging  in  transactions   involving  the   acquisition,
     disposition  or resale of portfolio  securities,  regardless of whether the fund may be considered to be an  underwriter  under the  Securities  Act of
     1933, as amended (the "1933 Act");

3.   LOANS:  The fund may not lend money or other  assets,  except to the extent permitted  by the 1940  Act  Laws,  Interpretations  and  Exemptions.  This
     restriction  does not prevent the fund from purchasing debt  obligations in pursuit of its  investment  program,  or for  defensive or cash  management purposes,  entering  into  repurchase  agreements,  loaning  its  portfolio securities  to  financial  intermediaries,  institutions  or  institutional investors,  or investing in loans,  including assignments and participation interests;

4.   SENIOR SECURITIES:  The fund may not issue  senior  securities,  except as permitted under the 1940 Act Laws, Interpretations and Exemptions;

5.   REAL ESTATE:  The fund may not purchase or sell real estate unless acquired as  a  result  of  ownership  of  securities  or  other  instruments.  This restriction  does not  prevent  the fund from  investing  in  issuers  that invest, deal, or otherwise engage in transactions in or hold real estate or interests therein, investing in instruments that are secured by real estate or interests  therein,  or exercising  rights under agreements  relating to such securities, including the right to enforce security interests;

6.   COMMODITIES:  The fund may not purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments.  This restriction  does  not  prevent  the fund  from  engaging  in  transactions

                                       2

     involving  foreign  currency,   futures  contracts  and  options,   forward
     contracts,  swaps, caps, floors, collars, securities purchased or sold on a forward-commitment  or  delayed-delivery  basis or other similar  financial instruments,  or  investing in  securities  or other  instruments  that are secured by physical commodities;

7.   CONCENTRATION:  The fund may not make any investment  if, as a result,  the fund's  investments  will be  concentrated  (as that term may be defined or interpreted by the 1940 Act Laws,  Interpretations  and  Exemptions) in any
     one industry other than the financial services  industry.  This restriction does not limit the fund's  investment in securities issued or guaranteed by the U.S.  Government,  its  agencies or  instrumentalities  and  repurchase agreements with respect thereto, or securities of municipal issuers.

         Although not a part of each fund's fundamental investment restriction on concentration, it is the current position of the SEC staff that a fund's investments are concentrated in an industry when 25% or more of the fund's net assets are invested in issuers whose principal business is in that industry.

         The foregoing fundamental investment limitations may be changed only by
"the vote of a majority of the outstanding voting securities" of the fund, a term defined in the 1940 Act to mean the vote (a) of 67% or more of the voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities of the fund are present, or (b) of more than 50%
of the outstanding voting securities of the fund, whichever is less.

         Each fund is diversified under the 1940 Act. Although not a part of each fund's fundamental investment restrictions, the 1940 Act currently states that a fund is diversified if it invests at least 75% of the value of its total assets in cash and cash items (including receivables), U.S. Government securities, securities of other investment companies and other securities limited in respect of any one issuer to (1) no more than 5% of the value of the fund's total assets and (2) no more than 10% of the outstanding voting securities of such issuer. Each fund may only change to non-diversified status with the affirmative vote of the fund's shareholders.

         For purposes of the diversification requirement described above, a fund will treat both the corporate borrower and the financial intermediary as issuers of a loan participation interest. Investments by the fund in collateralized mortgage obligations that are deemed to be investment companies under the 1940
Act will be included in the limitation on investments in other investment companies described below under "Investment Strategies and Risks--Investment
Companies."

         The following are some of the non-fundamental investment limitations that each fund currently observes:

1.   BORROWING:  Each fund will not borrow for investment  purposes an amount in excess of 5% of its total assets.

2.   ILLIQUID  SECURITIES:  Each fund may  invest up to 15% of its net assets in illiquid securities.

3.   SHORT SALES: Each fund may not sell securities short (unless it owns or has the  right  to  obtain  securities  equivalent  in kind and  amount  to the securities  sold  short).  This  restriction  does not  prevent a fund from entering  into short  positions  in foreign  currency,  futures  contracts, options,  forward  contracts,  swaps,  caps,  floors,  collars,  securities purchased  or sold on a  forward-commitment  or  delayed-delivery  basis or other financial instruments.

4.   MARGIN PURCHASES:  Each fund may not purchase securities on margin,  except that (1) each fund may obtain such short-term  credits as are necessary for the clearance of transactions and (2) each fund may make margin payments in connection  with foreign  currency,  futures  contracts,  options,  forward contracts, swaps, caps, floors, collars, securities on a forward-commitment or delayed-delivery basis or other financial instruments.

                                       3

         In addition, as a non-fundamental limitation, American Leading
Companies may not purchase or sell interest rate and currency futures contracts, options on currencies, securities, and securities indices and options on interest rate and currency futures contracts, provided, however, that the fund may sell covered call options on securities and may purchase options to the extent necessary to close out its position in one or more call options.

         Except as otherwise stated, if a fundamental or non-fundamental percentage limitation set forth in the Prospectuses or this SAI is complied with at the time an investment is made, a later increase or decrease in percentage resulting from a change in value of portfolio securities, in the net asset value of a fund, or in the number of securities an issuer has outstanding will not be considered to be outside the limitation. Each fund will monitor the level of borrowing and illiquid securities in its portfolio and will make necessary adjustments to maintain the required asset coverage and adequate liquidity.

         Unless otherwise stated, each fund's investment policies and limitations are non-fundamental and may be changed without shareholder approval.

         American Leading Companies intends to, under normal circumstances, invest at least 80% of its net assets in common stocks of Leading Companies that are tied economically to the United States.

         Small-Cap Value Trust intends to, under normal circumstances, invest at least 80% of its net assets in equity securities of domestic small-capitalization value companies.

         Financial Services Fund intends to, under normal circumstances, invest at least 80% of its net assets in equity securities of issuers in the financial services industry.

         Each of American Leading Companies, Small-Cap Value Trust and Financial
Services Fund may not change its policy to invest at least 80% of its net assets in the type of securities suggested by its name unless it provides shareholders with at least 60 days' prior written notice of such change. For purposes of these limitations only, net assets include the amount of any borrowing for investment purposes.

                         INVESTMENT STRATEGIES AND RISKS

The following information applies to all of the funds unless otherwise indicated:

         This section supplements the information in the Prospectuses concerning the investments the funds may make and the techniques they may use. Each fund, unless otherwise stated, may employ a variety of investment strategies, including:

Exposure to Foreign Markets

         Each fund may invest in foreign securities. Investment in foreign securities presents certain risks, including those resulting from fluctuations in currency exchange rates, revaluation of currencies, future political and economic developments and the possible imposition of currency exchange blockages or other foreign governmental laws or restrictions, reduced availability of public information concerning issuers, and the fact that foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards or other regulatory practices and requirements comparable to those applicable to domestic issuers. These risks are intensified when investing in countries with developing economies and securities markets, also known as
"emerging markets." Moreover, securities of many foreign issuers may be less liquid and their prices more volatile than those of comparable domestic issuers and transactions in securities of foreign issuers may be subject to less efficient settlement practices, including extended clearance and settlement periods. Issuers may be less liquid and their prices more volatile than those of comparable domestic issuers. In addition, with respect to certain foreign countries, there is the possibility of expropriation, confiscatory taxation, withholding taxes and limitations on the use or removal of funds or other assets.

                                       4

         The costs associated with investment in the securities of foreign issuers, including withholding taxes, brokerage commissions and custodial fees, may be higher than those associated with investment in domestic issuers. In addition, foreign investment transactions may be subject to difficulties associated with the settlement of such transactions. Delays in settlement could result in temporary periods when assets of a fund are uninvested and no return can be earned thereon. The inability of a fund to make intended investments due to settlement problems could cause a fund to miss attractive investment opportunities. Inability to dispose of a portfolio security due to settlement problems could result in losses to a fund due to subsequent declines in value of the portfolio security or, if a fund has entered into a contract to sell the security, could result in liability to the purchaser.

         Since each fund may invest in securities denominated in currencies other than the U.S. dollar and since each fund may hold foreign currencies, it may be affected favorably or unfavorably by exchange control regulations or changes in the exchange rates between such currencies and the U.S. dollar.
Changes in the currency exchange rates may influence the value of each fund's shares, and also may affect the value of dividends and interest earned by that fund and gains and losses realized by that fund. Exchange rates are determined by the forces of supply and demand in the foreign exchange markets. These forces are affected by the international balance of payments, other economic and financial conditions, government intervention, speculation and other factors.

         In addition to purchasing foreign securities, each fund may invest in
American Depositary Receipts ("ADRs"). Generally, ADRs, in registered form, are denominated in U.S. dollars and are designed for use in the domestic market.
Usually issued by a U.S. bank or trust company, ADRs are receipts that demonstrate ownership of the underlying securities. For purposes of each fund's investment policies and limitations, ADRs are considered to have the same classification as the securities underlying them. ADRs may be sponsored or unsponsored; issuers of securities underlying unsponsored ADRs are not contractually obligated to disclose material information in the United States.
Accordingly, there may be less information available about such issuers than there is with respect to domestic companies and issuers of securities underlying sponsored ADRs. Each fund may also invest in Global Depositary Receipts
("GDRs"), which are receipts that are often denominated in U.S. dollars and are issued by either a U.S. or non-U.S. bank evidencing ownership of the underlying foreign securities. Even where they are denominated in U.S. dollars, depositary receipts are subject to currency risk if the underlying security is denominated in a foreign currency.

         Although not a fundamental policy subject to shareholder vote, Legg
Mason Capital Management, Inc. ("LMCM"), currently anticipates that Value Trust and Special Investment Trust will each invest no more than 25% of its total assets in foreign securities, and that American Leading Companies will invest no more than 20% of its net assets in foreign securities. Barrett Associates, Inc.
("Barrett") currently anticipates that Financial Services Fund will not invest more than 25% of its total assets in foreign securities, not including investments through ADRs. Bartlett & Co. ("Bartlett") currently anticipates that
Balanced Trust will not invest more than 10% of its total assets in foreign securities, either directly or through ADRs or GDRs. Small-Cap Value Trust does not currently intend to invest in foreign securities.

         Each fund (except Small-Cap Value Trust) may invest in securities of issuers based in emerging markets (including, but not limited to, countries in
Asia, Latin America, the Indian sub-continent, Southern and Eastern Europe, the
Middle East, and Africa). The risks of foreign investment are greater for investments in emerging markets.

         Many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, very negative effects on the economies and securities markets of certain emerging markets. Economies in emerging markets generally are heavily dependent upon international trade and, accordingly, have been and may continue to be affected adversely by economic conditions, trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade.

                                       5

         Over the last quarter of a century, inflation in many emerging market countries has been significantly higher than the world average. While some emerging market countries have sought to develop a number of corrective mechanisms to reduce inflation or mitigate its effects, inflation may continue to have significant effects both on emerging market economies and their securities markets. In addition, many of the currencies of emerging market countries have experienced steady devaluations relative to the U.S. dollar, and major devaluations have occurred in certain countries.

         Because of the high levels of foreign-denominated debt owed by many emerging market countries, fluctuating exchange rates can significantly affect the debt service obligations of those countries. This could, in turn, affect local interest rates, profit margins and exports, which are a major source of foreign exchange earnings. Although it might be theoretically possible to hedge for anticipated income and gains, the ongoing and indeterminate nature of the foregoing risks (and the costs associated with hedging transactions) makes it virtually impossible to hedge effectively against such risks.

         To the extent an emerging market country faces a liquidity crisis with respect to its foreign exchange reserves, it may increase restrictions on the outflow of any foreign exchange. Repatriation is ultimately dependent on the ability of a fund to liquidate its investments and convert the local currency proceeds obtained from such liquidation into U.S. dollars. Where this conversion must be done through official channels (usually the central bank or certain authorized commercial banks), the ability to obtain U.S. dollars is dependent on the availability of such U.S. dollars through those channels, and if available, upon the willingness of those channels to allocate those U.S. dollars to a fund.
In such a case, a fund's ability to obtain U.S. dollars may be adversely affected by any increased restrictions imposed on the outflow of foreign exchange. If a fund is unable to repatriate any amounts due to exchange controls, it may be required to accept an obligation payable at some future date by the central bank or other governmental entity of the jurisdiction involved.
If such conversion can legally be done outside official channels, either directly or indirectly, a fund's ability to obtain U.S. dollars may not be affected as much by any increased restrictions except to the extent of the price which may be required to be paid for the U.S. dollars.

         Many emerging market countries have little experience with the corporate form of business organization and may not have well-developed corporation and business laws or concepts of fiduciary duty in the business context.

         The securities markets of emerging markets are substantially smaller, less developed, less liquid and more volatile than the securities markets of the
United States and other more developed countries. Disclosure and regulatory standards in many respects are less stringent than in the United States and other major markets. There also may be a lower level of monitoring and regulation of emerging markets and the activities of investors in such markets;
enforcement of existing regulations has been extremely limited. Investing in the securities of companies in emerging markets may entail special risks relating to the potential political and economic instability and the risks of expropriation, nationalization, confiscation or the imposition of restrictions on foreign investment, convertibility of currencies into U.S. dollars and on repatriation of capital invested. In the event of such expropriation, nationalization or other confiscation by any country, a fund could lose its entire investment in any such country.

         Most Latin American countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates and corresponding currency devaluations have had and may continue to have negative effects on the economies and securities markets of certain Latin American countries.

         Some emerging markets have different settlement and clearance procedures. In certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of a fund to make intended securities purchases due to settlement problems could cause the fund to miss attractive investment opportunities. Inability to dispose of a portfolio security caused by settlement problems could result either in losses to a fund due to subsequent declines in the value of the portfolio security or, if a fund has entered into a contract to sell the security, in possible liability to the purchaser.

                                       6

         The risk also exists that an emergency situation may arise in one or more emerging markets as a result of which trading of securities may cease or may be substantially curtailed and prices for a fund's portfolio securities in such markets may not be readily available.

Illiquid Investments and Restricted Securities

         Each fund may invest up to 15% of its net assets in illiquid investments. For this purpose, "illiquid investments" are those that cannot be sold or disposed of within seven days for approximately the price at which the fund values the security. Illiquid investments include repurchase agreements with terms of greater than seven days, mortgage-related securities for which there is no established market (including CMOs and direct investments in mortgages as described below), and restricted investments other than those the adviser to a fund has determined are liquid pursuant to guidelines established by the fund's Board of Directors and securities involved in swap, cap, floor and collar transactions, and over-the-counter ("OTC") options and their underlying collateral. Due to the absence of an active trading market, a fund may have difficulty valuing or disposing of illiquid investments promptly. Judgment plays a greater role in valuing illiquid investments than those for which a more active market exists.

         Restricted securities may be sold only in privately negotiated transactions, pursuant to a registration statement filed under the 1933 Act or pursuant to an exemption from registration, such as Rule 144 or Rule 144A. A fund may be required to pay part or all of the costs of such registration, and a considerable period may elapse between the time a decision is made to sell a restricted security and the time the registration statement becomes effective.

         SEC regulations permit the sale of certain restricted securities to qualified institutional buyers. The investment adviser to a fund, acting pursuant to guidelines established by the fund's Board of Directors, may determine that certain restricted securities qualified for trading on this market are liquid. If qualified institutional investors become uninterested in this market for a time, restricted securities in a fund's portfolio may adversely affect the fund's liquidity.

         The assets used as cover for OTC options written by a fund will be considered illiquid unless the OTC options are sold to qualified dealers who agree that the fund may repurchase any OTC option it writes at a maximum price to be calculated by a formula set forth in the option agreement. The cover for an OTC option written subject to this procedure would be considered illiquid only to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

Debt Securities

         Corporate debt securities are bonds or notes issued by corporations and other business organizations, including business trusts, in order to finance their credit needs. Corporate debt securities include commercial paper, which consists of short-term (usually from 1 to 270 days) unsecured promissory notes issued by corporations in order to finance their current operations.

         Corporate debt securities may pay fixed or variable rates of interest, or interest at a rate contingent upon some other factor, such as the price of some commodity. These securities may be convertible into preferred or common stock, or may be bought as part of a unit containing common stock. In selecting corporate debt securities for a fund, the fund's adviser reviews and monitors the creditworthiness of each issuer and issue. The adviser also analyzes interest rate trends and specific developments that it believes may affect individual issuers.

         The prices of debt securities fluctuate in response to perceptions of the issuer's creditworthiness and also tend to vary inversely with market interest rates. The value of such securities is likely to decline in times of rising interest rates. Conversely, when rates fall, the value of these investments is likely to rise. The longer the time to maturity the greater are such variations.

                                       7

         Generally, debt securities rated below BBB by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P"), or below Baa by Moody's
Investors Service, Inc. ("Moody's"), and unrated securities of comparable quality, offer a higher current yield than that provided by higher grade issues, but also involve higher risks. Debt securities rated C by Moody's and S&P are bonds on which no interest is being paid and that can be regarded as having extremely poor prospects of ever attaining any real investment standing. Changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of such issuers to make principal and interest payments than is the case for issuers of higher grade debt securities. However, debt securities, regardless of their ratings, generally have a higher priority in the issuer's capital structure than do equity securities. If an investment grade security purchased by Value Trust,
Special Investment Trust or Financial Services Fund is subsequently given a rating below investment grade, the fund's adviser will consider that fact in determining whether to retain that security in the fund's portfolio, but is not required to dispose of it. The ratings of S&P and Moody's represent the opinions of those agencies. Such ratings are relative and subjective, and are not absolute standards of quality. Unrated debt securities are not necessarily of lower quality than rated securities, but they may not be attractive to as many buyers. A description of the ratings assigned to corporate debt obligations by
Moody's and S&P is included in Appendix A.

         Lower-rated debt securities are especially affected by adverse changes in the industries in which the issuers are engaged and by changes in the financial condition of the issuers. Highly leveraged issuers may also experience financial stress during periods of rising interest rates. Lower-rated debt securities are commonly referred to as "junk bonds."

         The market for lower-rated debt securities has expanded rapidly in recent years. This growth paralleled a long economic expansion. In recent times, however, the prices of many lower-rated debt securities has declined and the ratings of many initially higher-rated debt securities have fallen, indicating concerns that issuers of such securities might experience or are experiencing financial difficulties. At such times, the yields on lower-rated debt securities may rise dramatically, reflecting the risk that holders of such securities could lose a substantial portion of their value as a result of the issuer's financial restructuring or default.

         The market for lower-rated debt securities is generally thinner and less active than that for higher quality debt securities, which may limit a fund's ability to sell such securities at fair value. Judgment plays a greater role in pricing such securities than is the case for securities having more active markets. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of lower-rated debt securities, especially in a thinly traded market.

         In addition to ratings assigned to individual bond issues, each adviser will analyze interest rate trends and developments that may affect individual issuers, including factors such as liquidity, profitability and asset quality.
The yields on bonds and other debt securities in which a fund invests are dependent on a variety of factors, including general money market conditions, general conditions in the bond market, the financial conditions of the issuer, the size of the offering, the maturity of the obligation and its rating. There may be a wide variation in the quality of bonds, both within a particular classification and between classifications. A bond issuer's obligations are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of bond holders or other creditors of an issuer; litigation or other conditions may also adversely affect the power or ability of bond issuers to meet their obligations for the payment of principal and interest.
Regardless of rating levels, all debt securities considered for purchase
(whether rated or unrated) are analyzed by each fund's adviser to determine, to the extent possible, that the planned investment is sound.

         If an investment grade security purchased by a fund is subsequently given a rating below investment grade, the fund's adviser will consider that fact in determining whether to retain that security in the fund's portfolio, but is not required to dispose of it. If one rating agency has rated a security A or better and another agency has rated it below A, the fund's adviser may rely on the higher rating in determining to purchase or retain the security. Bonds rated
A may be given a "+" or "-" by a rating agency. Bonds denominated A, A+ or A-
are considered to be included in the rating A.

                                       8

         Financial Services Fund may invest in foreign corporate debt securities denominated in U.S. dollars or foreign currencies. Foreign debt securities include Yankee dollar obligations (U.S. dollar denominated securities issued by foreign corporations and traded on U.S. markets) and Eurodollar obligations
(U.S. dollar denominated securities issued by foreign corporations and traded on foreign markets).

         Financial Services Fund may invest in the debt securities of governmental or corporate issuers in any rating category of the recognized rating services, including issues that are in default, and may invest in unrated debt obligations. Most foreign debt obligations are not rated. Corporate debt securities may pay fixed or variable rates of interest. These securities may be convertible into preferred or common equity, or may be bought as part of a unit containing common stock. Debt securities and securities convertible into common stock need not necessarily be of a certain grade as determined by rating agencies such as S&P or Moody's; however, the fund's adviser does consider such ratings in determining whether the security is an appropriate investment for the fund.

         Financial Services Fund may invest in securities that are in lower rating categories or are unrated if its adviser determines that the securities provide the opportunity of meeting the fund's objective without presenting excessive risk. The adviser will consider all factors it deems appropriate, including ratings, in making investment decisions for the fund and will attempt to minimize investment risks through diversification, investment analysis and monitoring of general economic conditions and trends. While the fund's adviser may refer to ratings, it does not rely exclusively on ratings, but makes its own independent and ongoing review of credit quality.

Preferred Stock

         Each fund may purchase preferred stock as a substitute for debt securities of the same issuer when, in the opinion of its adviser, the preferred stock is more attractively priced in light of the risks involved. Preferred stock pays dividends at a specified rate and generally has preference over common stock in the payment of dividends and the liquidation of the issuer's assets, but is junior to the debt securities of the issuer in those same respects. Unlike interest payments on debt securities, dividends on preferred stock are generally payable at the discretion of the issuer's board of directors. Shareholders may suffer a loss of value if dividends are not paid.
The market prices of preferred stocks are subject to changes in interest rates and are more sensitive to changes in the issuer's creditworthiness than are the prices of debt securities. Under normal circumstances, preferred stock does not carry voting rights.

Convertible Securities

         A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion or exchange, convertible securities ordinarily provide a stream of income with generally higher yields than those of common stocks of the same or similar issuers, but lower than the yield of nonconvertible debt. Convertible securities are usually subordinated to comparable-tier nonconvertible securities, but rank senior to common stock in a corporation's capital structure.

         The value of a convertible security is a function of (1) its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege and (2) its worth, at market value, if converted or exchanged into the underlying common stock. The price of a convertible security often reflects variations in the price of the underlying common stock in a way that nonconvertible debt does not. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security's governing instrument, which may be less than the ultimate conversion or exchange value.

                                       9

         Many convertible securities are rated below investment grade or, if unrated, are considered of comparable quality. American Leading Companies does not intend to purchase any convertible securities rated below BB by S&P or below
Ba by Moody's or, if unrated, deemed by the fund's adviser to be of comparable quality. Moody's describes securities rated Ba as having "speculative elements;
their future cannot be considered well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class."

When-Issued Securities

         Each fund may enter into commitments to purchase securities on a when-issued basis. When a fund purchases securities on a when-issued basis, it assumes the risks of ownership at the time of the purchase, not at the time of receipt. However, the fund does not have to pay for the obligations until they are delivered to it, and no interest accrues to the fund until they are delivered. This is normally seven to 15 days later, but could be longer. Use of this practice would have a leveraging effect on a fund.

         American Leading Companies does not currently expect that its commitment to purchase when-issued securities will at any time exceed, in the aggregate, 5% of its net assets.

         When a fund commits to purchase a when-issued security, it will segregate cash or appropriate liquid securities in an amount at least equal in value to that fund's commitments to purchase when-issued securities.

         A fund may sell the securities underlying a when-issued purchase, which may result in capital gains or losses.

Indexed Securities (all funds except Financial Services Fund)

         Indexed securities are securities whose prices are indexed to the prices of other securities, securities indices, currencies, precious metals or other commodities or other financial indicators. Indexed securities typically are debt securities or deposits whose value at maturity and/or coupon rate is determined by reference to a specific instrument or statistic. Indexed securities do not include mutual funds, exchange-traded funds, or other pooled investment vehicles that make investments designed to track the performance of a particular market index or other indicator. The performance of indexed securities fluctuates (either directly or inversely, depending upon the instrument) with the performance of the index, security, currency or other instrument to which they are indexed and may also be influenced by interest rate changes in the United States and abroad. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security, and their value may substantially decline if the issuer's creditworthiness deteriorates. The value of some indexed securities varies according to a multiple of the underlying securities, and so will be more volatile than the underlying investments and may have a leverage like effect on the fund. Recent issuers of indexed securities have included banks, corporations and certain U.S.
Government agencies. The U.S. Treasury issues securities whose principal value is indexed to the Consumer Price Index (also known as "Treasury
Inflation-Indexed Securities"). A fund will purchase indexed securities only of issuers that its adviser determines present minimal credit risks and will monitor the issuer's creditworthiness during the time the indexed security is held. The adviser will use its judgment in determining whether indexed securities should be treated as short-term instruments, bonds, stock or as a separate asset class for purposes of each fund's investment allocations, depending on the individual characteristics of the securities. Each fund currently does not intend to invest more than 5% of its net assets in indexed securities. Indexed securities may fluctuate according to a multiple of changes in the underlying instrument or index and, in that respect, have a leverage-like effect on a fund.

Senior Securities

         The 1940 Act prohibits the issuance of senior securities by a registered open-end fund with one exception. Each fund may borrow from banks, provided that immediately after any such borrowing there is an asset coverage of

                                       10

at least 300% for all borrowings of the fund. Each fund's non-bank borrowings for temporary purposes only, in an amount not exceeding 5% of the value of the total assets of that fund at the time the borrowing is made, is not deemed to be an issuance of a senior security.

         There are various investment techniques that may give rise to an obligation of a fund to make a future payment about which the SEC has stated it would not raise senior security concerns, provided the fund maintains segregated assets or an offsetting position in an amount that covers the future payment obligation. Such investment techniques include, among other things, when-issued securities, forward contracts and repurchase agreements. The funds are permitted to engage in these techniques.

The following information applies to Value Trust, Special Investment Trust,
Small-Cap Value Trust and Financial Services Fund:

Small and Mid-Sized Company Stocks

         The advisers for Value Trust, Special Investment Trust, Small-Cap Value
Trust and Financial Services Fund believe that the comparative lack of attention by investment analysts and institutional investors to small and mid-sized companies may result in opportunities to purchase the securities of such companies at attractive prices compared to historical or market price-earnings ratios, book value, return on equity or long-term prospects. Each fund's policy of investing primarily in the securities of smaller companies differs from the investment approach of many other mutual funds, and investment in such securities involves special risks. Among other things, the prices of securities of small and mid-sized companies generally are more volatile than those of larger companies; the securities of smaller companies generally are less liquid;
and smaller companies generally are more likely to be adversely affected by poor economic or market conditions.

         It is anticipated that some of the portfolio securities of Value Trust,
Special Investment Trust, Small-Cap Value Trust or Financial Services Fund may
not be widely traded, and that a fund's position in such securities may be substantial in relation to the market for such securities. Accordingly, it may be difficult for a fund to dispose of such securities at prevailing market prices in order to meet redemptions. However, as a non-fundamental policy, each fund will not invest more than 15% of their respective net assets in illiquid securities.

         Investments in securities of companies with small market
capitalizations are generally considered to offer greater opportunity for appreciation but also may involve greater risks than customarily are associated with more established companies. The securities of small companies may be subject to more abrupt fluctuations in market price than larger, more established companies. Small companies may have limited product lines, markets or financial resources, or they may be dependent upon a limited management group. In addition to exhibiting greater volatility, small company stocks may, to a degree, fluctuate independently of larger company stocks, i.e., small company stocks may decline in price as the prices of large company stocks rise or vice versa.

The following information applies to Balanced Trust and Financial Services Fund
(unless otherwise indicated):

Mortgage-Related Securities

         Mortgage-related securities provide capital for mortgage loans made to residential homeowners, including securities which represent interests in pools of mortgage loans made by lenders such as savings and loan institutions, mortgage bankers, commercial banks and others. Pools of mortgage loans are assembled for sale to investors (such as the funds) by various governmental, government-related and private organizations, such as dealers. The market value of mortgage-related securities will fluctuate as a result of changes in interest rates and mortgage rates.

         Interests in pools of mortgage loans generally provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass-through" of the monthly payments made by the individual

                                       11

borrowers on their residential mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying residential property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities, such as securities issued by Ginnie
Mae ("GNMA") formerly Government National Mortgage Association, are described as
"modified pass-through" because they entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, regardless of whether the mortgagor actually makes the payment.

         Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers, such as dealers, create pass-through pools of conventional residential mortgage loans. Such issuers also may be the originators of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government guarantees of payments with respect to such pools. However, timely payment of interest and principal of these pools is supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance. There can be no assurance that the private insurers can meet their obligations under the policies. A fund may buy mortgage-related securities without insurance or guarantees if, through an examination of the loan experience and practices of the persons creating the pools, the fund's adviser determines that the securities are an appropriate investment for the fund.

         Another type of security representing an interest in a pool of mortgage loans is known as a collateralized mortgage obligation ("CMO"). CMOs represent interests in a short-term, intermediate-term or long-term portion of a mortgage pool. Each portion of the pool receives monthly interest payments, but the principal repayments pass through to the short-term CMO first and to the long-term CMO last. A CMO permits an investor to more accurately predict the rate of principal repayments. CMOs are issued by private issuers, such as broker-dealers, and by government agencies, such as Fannie Mae and Freddie Mac.
Investments in CMOs are subject to the same risks as direct investments in the underlying mortgage-backed securities. In addition, in the event of a bankruptcy or other default of a broker who issued the CMO held by a fund, the fund could experience both delays in liquidating its position and losses. Each fund may invest in CMOs in any rating category of the recognized rating services and may invest in unrated CMOs. Each fund may also invest in "stripped" CMOs, which represent only the income portion or the principal portion of the CMO. The values of stripped CMOs are very sensitive to interest rate changes;
accordingly, these instruments present a greater risk of loss than conventional mortgage-backed securities.

         Each fund's adviser expects that governmental, government-related or private entities may create mortgage loan pools offering pass-through investments in addition to those described above. The mortgages underlying these securities may be second mortgages or alternative mortgage instruments (for example, mortgage instruments whose principal or interest payments may vary or whose terms to maturity may differ from customary long-term fixed rate mortgages). As new types of mortgage-related securities are developed and offered to investors, each fund's adviser will, consistent with the fund's investment objective and policies, consider making investments in such new types of securities. The Prospectuses will be amended with any necessary additional disclosure prior to a fund investing in such securities.

         The average life of securities representing interests in pools of mortgage loans is likely to be substantially less than the original maturity of the mortgage pools as a result of prepayments or foreclosures of such mortgages.
Prepayments are passed through to the registered holder with the regular monthly payments of principal and interest, and have the effect of reducing future payments. To the extent the mortgages underlying a security representing an interest in a pool of mortgages are prepaid, a fund may experience a loss (if the price at which the respective security was acquired by the fund was at a premium over par, which represents the price at which the security will be redeemed upon prepayment) or a gain (if the price at which the respective security was acquired by the fund was at a discount from par). In addition, prepayments of such securities held by a fund will reduce the share price of the fund to the extent the market value of the securities at the time of prepayment exceeds their par value, and will increase the share price of the fund to the extent the par value of the securities exceeds their market value at the time of

                                       12

prepayment. Prepayments may occur with greater frequency in periods of declining mortgage rates because, among other reasons, it may be possible for mortgagors to refinance their outstanding mortgages at lower interest rates. When market interest rates increase, the market values of mortgage-backed securities decline. At the same time, however, mortgage refinancing slows, which lengthens the effective maturities of these securities. As a result, the negative effect of the rate increase on the market value of mortgage securities is usually more pronounced than it is for other types of fixed-income securities.

         Government-related organizations, which issue mortgage-related securities, include GNMA, Fannie Mae and Freddie Mac. Securities issued by GNMA and Fannie Mae are fully modified pass-through securities, i.e., the timely payment of principal and interest is guaranteed by the issuer. Freddie Mac securities are modified pass-through securities, i.e., the timely payment of interest is guaranteed by Freddie Mac, principal is passed through as collected but payment thereof is guaranteed not later than one year after it becomes payable.

         In determining the dollar-weighted average maturity of the fixed-income portion of the portfolio, Bartlett, investment adviser to Balanced Trust, will follow industry practice in assigning an average life to the mortgage-related securities of the fund unless the interest rate on the mortgages underlying such securities is such that Bartlett believes a different prepayment rate is likely.
For example, where a GNMA security has a high interest rate relative to the market, that GNMA security is likely to have a shorter overall maturity than a
GNMA security with a market rate coupon. Moreover, Bartlett may deem it appropriate to change the projected average life for the fund's mortgage-related securities as a result of fluctuations in market interest rates and other factors.

         Financial Services Fund may invest no more than 5% of its net assets in mortgage-related securities.

U.S. Government Obligations and Related Securities

         U.S. Government obligations include a variety of securities that are issued or guaranteed by the U.S. Treasury, by various agencies of the U.S.
Government or by various instrumentalities that have been established or sponsored by the U.S. Government. U.S. Treasury securities and securities issued by the GNMA and Small Business Administration are backed by the "full faith and credit" of the U.S. Government. Other U.S. Government obligations may or may not be backed by the "full faith and credit" of the U.S. Government. In the case of securities not backed by the "full faith and credit" of the U.S. Government, the investor must look principally to the agency issuing or guaranteeing the obligation (such as the Federal Farm Credit System, the Federal Home Loan Banks,
Fannie Mae and Freddie Mac) for ultimate repayment and may not be able to assert a claim against the U.S. Government itself in the event the agency or instrumentality does not meet its commitments.

         Participation interests in U.S. Government obligations are pro rata interests in such obligations which are generally underwritten by government securities dealers. Certificates of safekeeping for U.S. Government obligations are documentary receipts for such obligations. Both participation interests and certificates of safekeeping are traded on exchanges and in the OTC market.

         A fund may invest in U.S. Government obligations and related participation interests. In addition, a fund may invest in custodial receipts that evidence ownership of future interest payments, principal payments or both on certain U.S. Government obligations. Such obligations are held in custody by a bank on behalf of the owners. These custodial receipts are known by various names, including Treasury Receipts, Treasury Investors Growth Receipts ("TIGRs")
and Certificates of Accrual on Treasury Securities ("CATS"). Custodial receipts generally are not considered obligations of the U.S. Government for purposes of securities laws.

         U.S. Government obligations also include stripped securities, which are created by separating bonds issued or guaranteed by the U.S. Treasury into their

                                       13

principal and interest components and selling each piece separately (commonly referred to as IOs and POs). Stripped securities are more volatile than other fixed income securities in their response to changes in market interest rates.
The value of some stripped securities moves in the same direction as interest rates, further increasing their volatility. A fund will consider all interest-only or principal-only fixed income securities as illiquid.

Municipal Lease Obligations (Balanced Trust only)

         The municipal obligations in which the fund may invest include municipal leases and participation interests therein. These obligations, which may take the form of a lease, an installment purchase or a conditional sales contract, are issued by state and local governments and authorities in order to acquire land and a wide variety of equipment and facilities, such as fire and sanitation vehicles, telecommunications equipment and other capital assets.
Rather than holding such obligations directly, the fund may purchase a participation interest in a municipal lease obligation from a bank or other third party. A participation interest gives the fund a specified, undivided pro-rata interest in the total amount of the obligation.

         Municipal lease obligations have risks distinct from those associated with general obligation or revenue bonds. State constitutions and statutes set forth requirements that states or municipalities must meet to incur debt. These may include voter referenda, interest rate limits or public sale requirements.
Leases, installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass to the governmental issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting their constitutional and statutory requirements for the issuance of debt. The debt-issuance limitations are deemed inapplicable because of the inclusion in many leases and contracts of "non-appropriation" clauses providing that the governmental user has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis.

         In determining the liquidity of a municipal lease obligation, the fund's adviser will distinguish between simple or direct municipal leases and municipal lease-backed securities, the latter of which may take the form of a lease-backed revenue bond or other investment structure using a municipal lease-purchase agreement as its base. While the former may present special liquidity issues, the latter are based on a well-established method of securing payment of a municipal obligation. The fund's investment in municipal lease obligations and participation interests therein will be treated as illiquid unless the fund's adviser determines, pursuant to guidelines established by the
Board of Directors, that the security could be disposed of within seven days in the normal course of business at approximately the amount at which the fund has valued the security.

         An issuer's obligations under its municipal obligations are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Bankruptcy Code, and laws that may be enacted by Congress or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations. There is also the possibility that as a result of litigation or other conditions the power or ability of issuers to meet their obligations for the payment of interest and principal on their municipal obligations may be materially and adversely affected.

The following information applies to Value Trust, Special Investment Trust,
Balanced Trust and Small-Cap Value Trust. (Small-Cap Value Trust does not currently intend to invest in futures and options.) As noted below, Financial
Services Fund may invest in forward currency contracts.

Options, Futures and Other Strategies

         GENERAL. Each fund may invest in certain options, futures contracts
(sometimes referred to as "futures"), options on futures contracts, forward currency contracts, swaps, caps, floors, collars, indexed securities and other derivative instruments (collectively, "Financial Instruments") to attempt to enhance its income or yield or to attempt to hedge its investments. The strategies described below may be used in an attempt to manage a fund's foreign currency exposure (including exposure to the euro) as well as other risks of a

                                       14

fund's investments that can affect its net asset value. A fund's adviser may determine not to hedge particular risks, and a fund may be completely unhedged at any point in time. Each fund may utilize futures contracts and options to a limited extent. Specifically, a fund may enter into futures contracts and related options provided that not more than 5% of its net assets are required as a futures contract deposit and/or premium; in addition, a fund may not enter into futures contracts or related options if, as a result, more than 20% of the fund's total assets would be so invested.

         Generally, each fund may purchase and sell any type of Financial
Instrument. However, as an operating policy, a fund will only purchase or sell a particular Financial Instrument if the fund is authorized to invest in the type of asset by which the return on, or value of, the Financial Instrument is primarily measured. Since each fund is authorized to invest in foreign securities, each fund may purchase and sell foreign currency and euro derivatives. However, a fund will only invest in foreign currency derivatives in connection with the fund's investment in securities denominated in that currency.

         Hedging strategies can be broadly categorized as "short hedges" and
"long hedges." A short hedge is a purchase or sale of a Financial Instrument intended partially or fully to offset potential declines in the value of one or more investments held in a fund's portfolio. Thus, in a short hedge a fund takes a position in a Financial Instrument whose price is expected to move in the opposite direction of the price of the investment being hedged.

         Conversely, a long hedge is a purchase or sale of a Financial
Instrument intended partially or fully to offset potential increases in the acquisition cost of one or more investments that a fund intends to acquire.
Thus, in a long hedge, a fund takes a position in a Financial Instrument whose price is expected to move in the same direction as the price of the prospective investment being hedged. A long hedge is sometimes referred to as an anticipatory hedge. In an anticipatory hedge transaction, a fund does not own a corresponding security and, therefore, the transaction does not relate to a security the fund owns. Rather, it relates to a security that the fund intends to acquire. If the fund does not complete the hedge by purchasing the security it anticipated purchasing, the effect on the fund's portfolio is the same as if the transaction were entered into for speculative purposes.

         Financial Instruments on securities generally are used to attempt to hedge against price movements in one or more particular securities positions that a fund owns or intends to acquire. Financial Instruments on indices, in contrast, generally are used to attempt to hedge against price movements in market sectors in which a fund has invested or expects to invest. Financial
Instruments on debt securities may be used to hedge either individual securities or broad debt market sectors.

         The use of Financial Instruments is subject to applicable regulations of the SEC, the several exchanges upon which they are traded and the Commodity
Futures Trading Commission (the "CFTC"). In addition, a fund's ability to use
Financial Instruments may be limited by tax considerations. See "Additional Tax
Information."

         In addition to the instruments, strategies and risks described below, the advisers expect to discover additional opportunities in connection with
Financial Instruments and other similar or related techniques. These new opportunities may become available as the advisers develop new techniques, as regulatory authorities broaden the range of permitted transactions and as new
Financial Instruments or other techniques are developed. The advisers may utilize these opportunities to the extent that they are consistent with a fund's investment objective and permitted by its investment limitations and applicable regulatory authorities. A fund might not use any of these strategies, and there can be no assurance that any strategy used will succeed. The funds' Prospectuses or this Statement of Additional Information will be supplemented to the extent that new products or techniques involve materially different risks than those described below or in the Prospectuses.

         SPECIAL RISKS. The use of Financial Instruments involves special considerations and risks, certain of which are described below. In general, these techniques may increase the volatility of a fund and may involve a small investment of cash relative to the magnitude of the risk assumed. Risks pertaining to particular Financial Instruments are described in the sections that follow.

                                       15

(1)  Successful use of most Financial Instruments depends upon an adviser's ability to predict movements of the overall securities, currency and interest rate markets, which requires different skills than predicting changes in the prices of individual securities. There can be no assurance that any particular strategy will succeed, and use of Financial Instruments could result in a loss, regardless of whether the intent was to reduce risk or increase return.

(2)  There might be an imperfect correlation, or even no correlation, between price movements of a Financial Instrument and price movements of the investments being hedged. For example, if the value of a Financial
     Instrument used in a short hedge increased by less than the decline in value of the hedged investment, the hedge would not be fully successful.
     Such a lack of correlation might occur due to factors unrelated to the value of the investments being hedged, such as speculative or other pressures on the markets in which Financial Instruments are traded. The effectiveness of hedges using Financial Instruments on indices will depend on the degree of correlation between price movements in the index and price movements in the securities being hedged.

         Because there is a limited number of types of exchange-traded options and futures contracts, it is likely that the standardized contracts available will not match a fund's current or anticipated investments exactly. A fund may invest in options and futures contracts based on securities with different issuers, maturities or other characteristics from the securities in which it typically invests, which involves a risk that the options or futures position will not track the performance of the fund's other investments.

         Options and futures prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match a fund's investments well. Options and futures prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from the imposition of daily price fluctuation limits or trading halts. A fund may purchase or sell options and futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in a fund's options or futures positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

(3)  If successful, the above-discussed strategies can reduce risk of loss by wholly or partially offsetting the negative effect of unfavorable price movements. However, such strategies can also reduce opportunity for gain by offsetting the positive effect of favorable price movements. For example, if a fund entered into a short hedge because its adviser projected a decline in the price of a security in the fund's portfolio, and the price of that security increased instead, the gain from that increase might be wholly or partially offset by a decline in the price of the Financial
     Instrument. Moreover, if the price of the Financial Instrument declined by more than the increase in the price of the security, the fund could suffer a loss. In either such case, the fund would have been in a better position had it not attempted to hedge at all.

(4)  As described below, a fund might be required to maintain segregated assets as "cover" or make margin payments when it takes positions in Financial
     Instruments involving obligations to third parties (i.e., Financial
     Instruments other than purchased options). If a fund were unable to close out its positions in such Financial Instruments, it might be required to continue to maintain such assets or accounts or make such payments until the position expired or matured. These requirements might impair a fund's ability to sell a portfolio security or make an investment at a time when it would otherwise be favorable to do so, or require that the fund sell a portfolio security at a disadvantageous time.

                                       16

(5)  A fund's ability to close out a position in a Financial Instrument prior to expiration or maturity depends on the existence of a liquid secondary market or, in the absence of such a market, the ability and willingness of the other party to the transaction (the "counterparty") to enter into a transaction closing out the position. Therefore, there is no assurance that any position can be closed out at a time and price that is favorable to a fund.

         COVER. Transactions using Financial Instruments, other than purchased options, expose a fund to an obligation to another party. A fund will not enter into any such transactions unless it owns either (1) an offsetting ("covering")
position in securities, currencies or other options, futures contracts or forward contracts, or (2) cash and liquid assets held in a segregated account with a value, marked-to-market daily, sufficient to cover its potential obligations to the extent not covered as provided in (1) above. Each fund will comply with SEC guidelines regarding cover for these instruments and will, if the guidelines so require, segregate cash or liquid assets in the prescribed amount as determined daily.

         Assets used as cover cannot be sold while the position in the corresponding Financial Instrument is open, unless they are replaced with other appropriate assets. As a result, the commitment of a large portion of a fund's assets for cover or segregation could impede portfolio management or the fund's ability to meet redemption requests or other current obligations.

         OPTIONS. A call option gives the purchaser the right to buy, and obligates the writer to sell, the underlying investment at the agreed-upon price during the option period. A put option gives the purchaser the right to sell, and obligates the writer to buy, the underlying investment at the agreed-upon price during the option period. Purchasers of options pay an amount, known as a premium, to the option writer in exchange for the right under the option contract.

         The purchase of call options can serve as a long hedge, and the purchase of put options can serve as a short hedge. Writing put or call options can enable a fund to enhance income or yield by reason of the premiums paid by the purchasers of such options. However, if the market price of the security underlying a put option declines to less than the exercise price of the option, minus the premium received, a fund would suffer a loss.

         Writing call options can serve as a limited short hedge, because declines in the value of the hedged investment would be offset to the extent of the premium received for writing the option. However, if the security or currency appreciates to a price higher than the exercise price of the call option, it can be expected that the option will be exercised and the fund will be obligated to sell the security or currency at less than its market value. If the call option is an OTC option, the securities or other assets used as cover would be considered illiquid to the extent described under "Illiquid and
Restricted Investments."

         Writing put options can serve as a limited long hedge because increases in the value of the hedged investment would be offset to the extent of the premium received for writing the option. However, if the security or currency depreciates to a price lower than the exercise price of the put option, it can be expected that the put option will be exercised and the fund will be obligated to purchase the security or currency at more than its market value. If the put option is an OTC option, the securities or other assets used as cover would be considered illiquid to the extent described under "Illiquid and Restricted
Investments."

         The value of an option position will reflect, among other things, the current market value of the underlying investment, the time remaining until expiration, the relationship of the exercise price to the market price of the underlying investment, the historical price volatility of the underlying investment and general market conditions. Options that expire unexercised have no value.

         Each fund may effectively terminate its right or obligation under an option by entering into a closing transaction. For example, a fund may terminate its obligation under a call or put option that it had written by purchasing an identical call or put option; this is known as a closing purchase transaction.
Conversely, a fund may terminate a position in a put or call option it had

                                       17

purchased by writing an identical put or call option; this is known as a closing sale transaction. Closing transactions permit a fund to realize profits or limit losses on an option position prior to its exercise or expiration.

         A type of put that a fund may purchase is an "optional delivery standby commitment," which is entered into by parties selling debt securities to the fund. An optional delivery standby commitment gives a fund the right to sell the security back to the seller on specified terms. This right is provided as an inducement to purchase the security.

         RISKS OF OPTIONS ON SECURITIES. Options offer large amounts of leverage, which will result in a fund's net asset value being more sensitive to changes in the value of the related instrument. Each fund may purchase or write both exchange-traded and OTC options. Exchange-traded options in the United
States are issued by a clearing organization affiliated with the exchange on which the option is listed that, in effect, guarantees completion of every exchange-traded option transaction. In contrast, OTC options are contracts between a fund and its counterparty (usually a securities dealer or a bank) with no clearing organization guarantee. Thus, when a fund purchases an OTC option, it relies on the counterparty from whom it purchased the option to make or take delivery of the underlying investment upon exercise of the option. Failure by the counterparty to do so would result in the loss of any premium paid by a fund as well as the loss of any expected benefit of the transaction.

         Each fund's ability to establish and close out positions in exchange-listed options depends on the existence of a liquid market. However, there can be no assurance that such a market will exist at any particular time.
Closing transactions can be made for OTC options only by negotiating directly with the counterparty, or by a transaction in the secondary market if any such market exists. There can be no assurance that a fund will in fact be able to close out an OTC option position at a favorable price prior to expiration. In the event of insolvency of the counterparty, a fund might be unable to close out an OTC option position at any time prior to its expiration.

         If a fund were unable to effect a closing transaction for an option it had purchased, it would have to exercise the option to realize any profit. The inability to enter into a closing purchase transaction for a covered call option written by a fund could leave the fund unable to prevent material losses because the fund would be unable to sell the investment used as cover for the written option until the option expires or is exercised.

         OPTIONS ON INDICES. Puts and calls on indices are similar to puts and calls on securities or futures contracts except that all settlements are in cash and gain or loss depends on changes in the index in question rather than on price movements in individual securities or futures contracts. When a fund writes a call on an index, it receives a premium and agrees that, prior to the expiration date, the purchaser of the call, upon exercise of the call, will receive from the fund an amount of cash if the closing level of the index upon which the call is based is greater than the exercise price of the call. The amount of cash is equal to the difference between the closing price of the index and the exercise price of the call times a specified multiple ("multiplier"), which determines the total dollar value for each point of such difference. When a fund buys a call on an index, it pays a premium and has the same rights as to such call as are indicated above. When a fund buys a put on an index, it pays a premium and has the right, prior to the expiration date, to require the seller of the put, upon the fund's exercise of the put, to deliver to the fund an amount of cash if the closing level of the index upon which the put is based is less than the exercise price of the put, which amount of cash is determined by the multiplier, as described above for calls. When a fund writes a put on an index, it receives a premium and the purchaser of the put has the right, prior to the expiration date, to require the fund to deliver to it an amount of cash equal to the difference between the closing level of the index and exercise price times the multiplier if the closing level is less than the exercise price.

         RISKS OF OPTIONS ON INDICES. The risks of investment in options on indices may be greater than options on securities. Because index options are settled in cash, when a fund writes a call on an index it cannot provide in advance for its potential settlement obligations by acquiring and holding the underlying securities. A fund can offset some of the risk of writing a call index option by holding a diversified portfolio of securities similar to those on which the underlying index is based. However, a fund cannot, as a practical

                                       18

matter, acquire and hold a portfolio containing exactly the same securities as underlie the index and, as a result, bears a risk that the value of the securities held will vary from the value of the index.

         Even if a fund could assemble a portfolio that exactly reproduced the composition of the underlying index, it still would not be fully covered from a risk standpoint because of the "timing risk" inherent in writing index options.
When an index option is exercised, the amount of cash that the holder is entitled to receive is determined by the difference between the exercise price and the closing index level on the date when the option is exercised. As with other kinds of options, a fund as the call writer will not learn that the fund has been assigned until the next business day at the earliest. The time lag between exercise and notice of assignment poses no risk for the writer of a covered call on a specific underlying security, such as common stock, because there the writer's obligation is to deliver the underlying security, not to pay its value as of a fixed time in the past. So long as the writer already owns the underlying security, it can satisfy its settlement obligations by simply delivering it, and the risk that its value may have declined since the exercise date is borne by the exercising holder. In contrast, even if the writer of an index call holds securities that exactly match the composition of the underlying index, it will not be able to satisfy its assignment obligations by delivering those securities against payment of the exercise price. Instead, it will be required to pay cash in an amount based on the closing index value on the exercise date. By the time it learns that it has been assigned, the index may have declined, with a corresponding decline in the value of its portfolio. This
"timing risk" is an inherent limitation on the ability of index call writers to cover their risk exposure by holding securities positions.

         If a fund has purchased an index option and exercises it before the closing index value for that day is available, it runs the risk that the level of the underlying index may subsequently change. If such a change causes the exercised option to fall out-of-the-money, a fund will be required to pay the difference between the closing index value and the exercise price of the option
(times the applicable multiplier) to the assigned writer.

         OTC OPTIONS. Unlike exchange-traded options, which are standardized with respect to the underlying instrument, expiration date, contract size, and strike price, the terms of OTC options (options not traded on exchanges)
generally are established through negotiation with the other party to the option contract. While this type of arrangement allows a fund great flexibility to tailor the option to its needs, OTC options generally involve greater risk than exchange-traded options, which are guaranteed by the clearing organization of the exchanges where they are traded. Assets used as cover for OTC options may be considered illiquid as described under "Illiquid Investments and Restricted
Securities."

         Generally, OTC foreign currency options used by each fund are
European-style options. This means that the option is only exercisable immediately prior to its expiration. This is in contrast to American-style options, which are exercisable at any time prior to the expiration date of the option.

         FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. The purchase of futures or call options on futures can serve as a long hedge, and the sale of futures or the purchase of put options on futures can serve as a short hedge.
Writing call options on futures contracts can serve as a limited short hedge, using a strategy similar to that used for writing call options on securities or indices. Similarly, writing put options on futures contracts can serve as a limited long hedge. Futures contracts and options on futures contracts can also be purchased and sold to attempt to enhance income or yield.

         In addition, futures strategies can be used to manage the average duration of a fund's fixed-income portfolio. If an adviser wishes to shorten the average duration of a fund's fixed-income portfolio, the fund may sell a debt futures contract or a call option thereon, or purchase a put option on that futures contract. If an adviser wishes to lengthen the average duration of a fund's fixed-income portfolio, the fund may buy a debt futures contract or a call option thereon, or sell a put option thereon.

         No price is paid upon entering into a futures contract. Instead, at the inception of a futures contract a fund is required to deposit "initial margin"
in an amount generally equal to 10% or less of the contract value. Margin must also be deposited when writing a call or put option on a futures contract, in

                                       19

accordance with applicable exchange rules. Unlike margin in securities transactions, initial margin on futures contracts does not represent a borrowing, but rather is in the nature of a performance bond or good-faith deposit that is returned to the fund at the termination of the transaction if all contractual obligations have been satisfied. Under certain circumstances, such as periods of high volatility, a fund may be required by an exchange to increase the level of its initial margin payment, and initial margin requirements might be increased generally in the future by regulatory action.

         Subsequent "variation margin" payments are made to and from the futures broker daily as the value of the futures position varies, a process known as
"marking-to-market." Variation margin does not involve borrowing, but rather represents a daily settlement of a fund's obligations to or from a futures broker. When a fund purchases an option on a futures contract, the premium paid plus transaction costs is all that is at risk. In contrast, when a fund purchases or sells a futures contract or writes a call or put option thereon, it is subject to daily variation margin calls that could be substantial in the event of adverse price movements. If a fund has insufficient cash to meet daily variation margin requirements, it might need to sell securities at a time when such sales are disadvantageous.

         Purchasers and sellers of futures contracts and options on futures can enter into offsetting closing transactions, similar to closing transactions on options, by selling or purchasing, respectively, an instrument identical to the instrument purchased or sold. Positions in futures and options on futures may be closed only on an exchange or board of trade that provides a secondary market.
However, there can be no assurance that a liquid secondary market will exist for a particular contract at a particular time. In such event, it may not be possible to close a futures contract or options position.

         Under certain circumstances, futures exchanges may establish daily limits on the amount that the price of a futures contract or an option on a futures contract can vary from the previous day's settlement price; once that limit is reached, no trades may be made that day at a price beyond the limit.
Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions.

         If a fund were unable to liquidate a futures contract or an option on a futures position due to the absence of a liquid secondary market or the imposition of price limits, it could incur substantial losses. The fund would continue to be subject to market risk with respect to the position. In addition, except in the case of purchased options, the fund would continue to be required to make daily variation margin payments and might be required to maintain the position being hedged by the future or option or to maintain cash or securities in a segregated account.

         RISKS OF FUTURES CONTRACTS AND OPTIONS THEREON. The ordinary spreads between prices in the cash and futures markets (including the options on futures market), due to differences in the natures of those markets, are subject to the following factors, which may create distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements.
Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions, which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of distortion, a correct forecast of general interest rate, currency exchange rate or stock market trends by an adviser may still not result in a successful transaction. An adviser may be incorrect in its expectations as to the extent of various interest rate, currency exchange rate or stock market movements or the time span within which the movements take place.

         INDEX FUTURES. The risk of imperfect correlation between movements in the price of index futures and movements in the price of the securities that are the subject of the hedge increases as the composition of a fund's portfolio diverges from the securities included in the applicable index. The price of the

                                       20

index futures may move more than or less than the price of the securities being hedged. If the price of the index futures moves less than the price of the securities that are the subject of the hedge, the hedge will not be fully effective, but if the price of the securities being hedged has moved in an unfavorable direction, a fund would be in a better position than if it had not hedged at all. If the price of the securities being hedged has moved in a favorable direction, this advantage will be partially offset by the futures contract. If the price of the futures contract moves more than the price of the securities, a fund will experience either a loss or a gain on the futures contract that will not be completely offset by movements in the price of the securities that are the subject of the hedge. To compensate for the imperfect correlation of movements in the price of the securities being hedged and movements in the price of the index futures, a fund may buy or sell index futures in a greater dollar amount than the dollar amount of the securities being hedged if the historical volatility of the prices of such securities being hedged is more than the historical volatility of the prices of the securities included in the index. It is also possible that, where a fund has sold index futures contracts to hedge against decline in the market, the overall market may advance and the value of the particular securities held in the portfolio may decline. If this occurred, the fund would lose money on the futures contract and also experience a decline in value of its portfolio securities. However, while this could occur for a very brief period or to a very small degree, over time the value of a diversified portfolio of securities will tend to move in the same direction as the market indices on which the futures contracts are based.

         Where index futures are purchased to hedge against a possible increase in the price of securities before a fund is able to invest in them in an orderly fashion, it is possible that the market may decline instead. If the fund then concludes not to invest in them at that time because of concern as to possible further market decline or for other reasons, it will realize a loss on the futures contract that is not offset by a reduction in the price of the securities it had anticipated purchasing.

                                    * * * * *

         To the extent that a fund enters into futures contracts, options on futures contracts and/or options on foreign currencies traded on a
CFTC-regulated exchange, in each case in which such transactions are not for bona fide hedging purposes (as defined by the CFTC), the aggregate initial margin and premiums required to establish these positions (excluding the amount by which options are "in-the-money" at the time of purchase) may not exceed 5%
of the liquidation value of the fund's portfolio, after taking into account unrealized profits and unrealized losses on any contracts the fund has entered into. (In general, a call option on a futures contract is "in-the-money" if the value of the underlying futures contract exceeds the strike, i.e., exercise price of the call; a put option on a futures contract is "in-the-money" if the value of the underlying futures contract is exceeded by the strike price of the put.) This policy does not limit to 5% the percentage of a fund's assets that are at risk in futures contracts, options on futures contracts and currency options.

         FOREIGN CURRENCY HEDGING STRATEGIES -- SPECIAL CONSIDERATIONS. Each
fund may use options and futures contracts on foreign currencies (including the euro), as described above and forward currency contracts, as described below, to attempt to hedge against movements in the values of the foreign currencies in which that fund's securities are denominated or to attempt to enhance income or yield. Currency hedges can protect against price movements in a security that a fund owns or intends to acquire that are attributable to changes in the value of the currency in which it is denominated. Such hedges do not, however, protect against price movements in the securities that are attributable to other causes.

         Each fund might seek to hedge against changes in the value of a particular currency when no Financial Instruments on that currency are available or such Financial Instruments are more expensive than certain other Financial
Instruments. In such cases, the fund may seek to hedge against price movements in that currency by entering into transactions using Financial Instruments on another currency or a basket of currencies, the value of which the fund's adviser believes will have a high degree of positive correlation to the value of the currency being hedged. The risk that movements in the price of the Financial
Instrument will not correlate perfectly with movements in the price of the currency subject to the hedging transaction is magnified when this strategy is used.

                                       21

         The value of Financial Instruments on foreign currencies depends on the value of the underlying currency relative to the U.S. dollar. Because foreign currency transactions occurring in the interbank market might involve substantially larger amounts than those involved in the use of such Financial
Instruments, a fund could be disadvantaged by having to deal in the odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

         There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Quotation information generally is representative of very large transactions in the interbank market and thus might not reflect odd-lot transactions where rates might be less favorable. The interbank market in foreign currencies is a global, round-the-clock market. To the extent the U.S. options or futures markets are closed while the markets for the underlying currencies remain open, significant price and rate movements might take place in the underlying markets that cannot be reflected in the markets for the Financial Instruments until they reopen.

         Settlement of hedging transactions involving foreign currencies might be required to take place within the country issuing the underlying currency.
Thus, a fund might be required to accept or make delivery of the underlying foreign currency in accordance with any U.S. or foreign regulations regarding the maintenance of foreign banking arrangements by U.S. residents and might be required to pay any fees, taxes and charges associated with such delivery assessed in the issuing country.

         FORWARD CURRENCY CONTRACTS. Each fund, including Financial Services
Fund, may enter into forward currency contracts to purchase or sell foreign currencies for a fixed amount of U.S. dollars or another foreign currency. A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days (term) from the date of the forward currency contract agreed upon by the parties, at a price set at the time of the forward currency contract. These forward currency contracts are traded directly between currency traders (usually large commercial banks)
and their customers.

         Such transactions may serve as long hedges; for example, a fund may purchase a forward currency contract to lock in the U.S. dollar price of a security denominated in a foreign currency that the fund intends to acquire.
Forward currency contract transactions may also serve as short hedges; for example, a fund may sell a forward currency contract to lock in the U.S. dollar equivalent of the proceeds from the anticipated sale of a security, dividend or interest payment denominated in a foreign currency.

         Each fund may also use forward currency contracts to hedge against a decline in the value of existing investments denominated in foreign currency.
For example, if a fund owned securities denominated in euros, it could enter into a forward currency contract to sell euros in return for U.S. dollars to hedge against possible declines in the euro's value. Such a hedge, sometimes referred to as a "position hedge," would tend to offset both positive and negative currency fluctuations, but would not offset changes in security values caused by other factors. A fund could also hedge the position by selling another currency expected to perform similarly to the euro. This type of hedge, sometimes referred to as a "proxy hedge," could offer advantages in terms of cost, yield or efficiency, but generally would not hedge currency exposure as effectively as a simple hedge into U.S. dollars. Proxy hedges may result in losses if the currency used to hedge does not perform similarly to the currency in which the hedged securities are denominated.

         The cost to a fund of engaging in forward currency contracts varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because forward currency contracts are usually entered into on a principal basis, no fees or commissions are involved. When a fund enters into a forward currency contract, it relies on the counterparty to make or take delivery of the underlying currency at the maturity of the contract. Failure by the counterparty to do so would result in the loss of any expected benefit of the transaction. Each fund will deal only with banks, broker-dealers or other financial institutions that the adviser deems to be of

                                       22

high quality and to present minimum credit risk. The use of forward currency contracts does not eliminate fluctuations in the prices of the underlying securities each fund owns or intends to acquire, but it does fix a rate of exchange in advance. In addition, although forward currency contracts limit the risk of loss due to a decline in the value of the hedged currencies, at the same time they limit any potential gain that might result should the value of the currencies increase.

         As is the case with futures contracts, parties to forward currency contracts can enter into offsetting closing transactions, similar to closing transactions on futures contracts, by selling or purchasing, respectively, an instrument identical to the instrument purchased or sold. Secondary markets generally do not exist for forward currency contracts, with the result that closing transactions generally can be made for forward currency contracts only by negotiating directly with the counterparty. Thus, there can be no assurance that a fund will in fact be able to close out a forward currency contract at a favorable price prior to maturity. In addition, in the event of insolvency of the counterparty, a fund might be unable to close out a forward currency contract at any time prior to maturity. In either event, a fund would continue to be subject to market risk with respect to the position, and would continue to be required to maintain a position in securities denominated in the foreign currency or to maintain cash or liquid assets in an account.

         The precise matching of forward currency contract amounts and the value of the securities involved generally will not be possible because the value of such securities, measured in the foreign currency, will change after the forward currency contract has been established. Thus, a fund might need to purchase or sell foreign currencies in the spot (i.e., cash) market to the extent such foreign currencies are not covered by forward currency contracts. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain.

         Successful use of forward currency contracts depends on an adviser's skill in analyzing and predicting currency values. Forward currency contracts may substantially change a fund's exposure to changes in currency exchange rates and could result in losses to the fund if currencies do not perform as the fund's adviser anticipates. There is no assurance that an adviser's use of forward currency contracts will be advantageous to the fund or that the adviser will hedge at an appropriate time.

         Although each fund values its assets daily in terms of U.S. dollars, it does not intend to convert its holdings of foreign currencies into U.S. dollars on a daily basis. Each fund may convert foreign currency from time to time, and investors should be aware of the costs of currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to a fund at one rate, while offering a lesser rate of exchange should the fund desire to resell that currency to the dealer.

         COMBINED POSITIONS. Each fund may purchase and write options in combination with each other, or in combination with futures or forward contracts, to adjust the risk and return characteristics of its overall position. For example, a fund may purchase a put option and write a call option on the same underlying instrument, in order to construct a combined position whose risk and return characteristics are similar to selling a futures contract.
Another possible combined position would involve writing a call option at one strike price and buying a call option at a lower price, in order to reduce the risk of the written call option in the event of a substantial price increase.
Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

         TURNOVER. Each fund's options and futures activities may affect its turnover rate and brokerage commission payments. The exercise of calls or puts written by a fund, and the sale or purchase of futures contracts, may cause it to sell or purchase related investments, thus increasing its turnover rate. Once a fund has received an exercise notice on an option it has written, it cannot effect a closing transaction in order to terminate its obligation under the option and must deliver or receive the underlying securities at the exercise price. The exercise of puts purchased by a fund may also cause the sale of related investments, also increasing turnover; although such exercise is within the fund's control, holding a protective put might cause it to sell the related investments for reasons that would not exist in the absence of the put. A fund

                                       23

will pay a brokerage commission each time it buys or sells a put or call or purchases or sells a futures contract. Such commissions may be higher than those that would apply to direct purchases or sales.

         SWAPS, CAPS, FLOORS AND COLLARS. Each fund may enter into swaps, caps, floors and collars to preserve a return or a spread on a particular investment or portion of its portfolio, to protect against any increase in the price of securities the fund anticipates purchasing at a later date or to attempt to enhance yield. A swap involves the exchange by a fund with another party of their respective commitments to pay or receive cash flows, e.g., an exchange of floating rate payments for fixed-rate payments. The purchase of a cap entitles the purchaser, to the extent that a specified index exceeds a predetermined value, to receive payments on a notional principal amount from the party selling the cap. The purchase of a floor entitles the purchaser, to the extent that a specified index falls below a predetermined value, to receive payments on a notional principal amount from the party selling the floor. A collar combines elements of buying a cap and a floor.

         Swap agreements, including caps, floors and collars, can be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease the overall volatility of a fund's investments and its share price and yield because, and to the extent, these agreements affect the fund's exposure to long- or short-term interest rates (in the United States or abroad), foreign currency values, mortgage-backed security values, corporate borrowing rates or other factors such as security prices or inflation rates.

         Swap agreements will tend to shift a fund's investment exposure from one type of investment to another. For example, if a fund agrees to exchange payments in U.S. dollars for payments in foreign currency, the swap agreement would tend to decrease the fund's exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates. Caps and floors have an effect similar to buying or writing options.

         The creditworthiness of firms with which a fund enters into swaps, caps, floors or collars will be monitored by its adviser. If a firm's creditworthiness declines, the value of the agreement would be likely to decline, potentially resulting in losses. If a default occurs by the other party to such transaction, the fund will have contractual remedies pursuant to the agreements related to the transaction.

         The net amount of the excess, if any, of a fund's obligations over its entitlements with respect to each swap will be accrued on a daily basis and an amount of cash or liquid assets having an aggregate net asset value at least equal to the accrued excess will be maintained in an account with the fund's custodian that satisfies the requirements of the 1940 Act. A fund will also establish and maintain such accounts with respect to its total obligations under any swaps that are not entered into on a net basis and with respect to any caps or floors that are written by the fund. The advisers and the funds believe that such obligations do not constitute senior securities under the 1940 Act and, accordingly, will not treat them as being subject to a fund's borrowing or the restriction on senior securities. Each fund understands that the position of the
SEC is that assets involved in swap transactions are illiquid and are, therefore, subject to the limitations on investing in illiquid investments. See
"Illiquid Investments and Restricted Securities."

The following information applies to all funds unless otherwise indicated:

Repurchase Agreements

         When cash is temporarily available, or for temporary defensive purposes, each fund may invest without limit in repurchase agreements and money market instruments, including high-quality short-term debt securities. A repurchase agreement is an agreement under which either U.S. Government obligations or other high-quality liquid debt securities are acquired from a securities dealer or bank subject to resale at an agreed-upon price and date.
The securities are held for each fund by a custodian bank as collateral until

                                       24

resold and will be supplemented by additional collateral if necessary to maintain a total value equal to or in excess of the value of the repurchase agreement. Each fund bears a risk of loss if the other party to a repurchase agreement defaults on its obligations and the fund is delayed or prevented from exercising its rights to dispose of the collateral securities, which may decline in value in the interim. The funds will enter into repurchase agreements only with financial institutions determined by each fund's adviser to present minimal risk of default during the term of the agreement.

         Repurchase agreements are usually for a term of one week or less but may be for longer periods. Repurchase agreements maturing in more than seven days may be considered illiquid. A fund will not enter into repurchase agreements of more than seven days' duration if more than 15% of its net assets would be invested in such agreements and other illiquid investments. To the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, a fund might suffer a loss. If bankruptcy proceedings are commenced with respect to the seller of the security, realization upon the collateral by a fund could be delayed or limited. However, each fund's adviser monitors the creditworthiness of parties with which the fund may enter into repurchase agreements to minimize the prospect of such parties becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase agreement.

         When a fund enters into a repurchase agreement, it will obtain as collateral from the other party securities equal in value to at least the repurchase amount including the interest factor. Such securities will be held for that fund by a custodian bank or an approved securities depository or book-entry system.

         In determining its status as a diversified fund, each fund, in accordance with SEC rules and staff positions, considers investment in a fully collateralized repurchase agreement to be equivalent to investment in the collateral.

Securities Lending

         Each fund may lend portfolio securities to brokers or dealers in corporate or government securities, banks or other recognized institutional borrowers of securities, provided that cash or equivalent collateral, equal to at least 100% of the market value of the securities loaned, is continuously maintained by the borrower with the fund's custodian. During the time the securities are on loan, the borrower will pay the fund an amount equivalent to any dividends or interest paid on such securities, and the fund may invest the cash collateral and earn income, or it may receive an agreed upon amount of interest income from the borrower who has delivered equivalent collateral. These loans are subject to termination at the option of the fund or the borrower. Each fund may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash or equivalent collateral to the borrower or placing broker. Each fund does not have the right to vote securities on loan, but would terminate the loan and regain the right to vote if that were considered important with respect to the investment. The risks of securities lending are similar to those of repurchase agreements. Each fund except Financial Services Fund presently does not intend to lend more than 5% of its portfolio securities at any given time. For
Financial Services Fund, no loans will be made if, as a result, the aggregate amount of such loans would exceed 25% of the fund's total assets.

Municipal Obligations

         Municipal obligations are debt obligations issued by or on behalf of states, territories and possessions of the United States and the District of
Columbia, and their political subdivisions, agencies, authorities and instrumentalities and other qualifying issuers which pay interest that is, in the opinion of bond counsel to the issuer, exempt from federal income tax. A fund may invest no more than 5% of its net assets in municipal obligations
(including participation interests). Municipal obligations are issued to obtain funds to construct, repair or improve various public facilities such as airports, bridges, highways, hospitals, housing, schools, streets and water and sewer works, to pay general operating expenses or to refinance outstanding debts. They also may be issued to finance various private activities, including the lending of funds to public or private institutions for construction of housing, educational or medical facilities or the financing of privately owned or operated facilities. Municipal obligations consist of tax-exempt bonds,

                                       25

tax-exempt notes and tax-exempt commercial paper. Tax-exempt notes generally are used to provide short term capital needs and generally have maturities of one year or less. Tax-exempt commercial paper typically represents short-term, unsecured, negotiable promissory notes.

         The two principal classifications of municipal obligations are "general obligation" and "revenue" bonds. General obligation bonds are backed by the issuer's full credit and taxing power. Revenue bonds are backed by the revenues of a specific project, facility or tax. Private activity bonds are a specific type of revenue bond backed by the credit of the private issuer of the facility, and therefore investments in these bonds have more potential risk that the issuer will not be able to meet scheduled payments of principal and interest.

Zero Coupon and Pay-in-Kind Bonds (all funds except Financial Services Fund)

         Corporate debt securities and municipal obligations include so-called
"zero coupon" bonds and "pay-in-kind" bonds. A fund may invest no more than 5%
of its net assets in either zero coupon bonds or pay-in-kind bonds. Zero coupon bonds are issued at a significant discount from their principal amount in lieu of paying interest periodically. Pay-in-kind bonds allow the issuer, at its option, to make current interest payments on the bonds either in cash or in additional bonds. The value of zero coupon and pay-in-kind bonds is subject to greater fluctuation in response to changes in market interest rates than bonds that make regular payments of interest. Both of these types of bonds allow an issuer to avoid the need to generate cash to meet current interest payments.
Accordingly, such bonds may involve greater credit risks than bonds that make regular payments of interest. Even though zero coupon and pay-in-kind bonds do not pay current interest in cash, a fund holding those bonds is required to accrue interest income on such investments and may be required to distribute that income at least annually to shareholders. Thus, a fund could be required at times to liquidate other investments in order to satisfy its dividend requirements.

Direct Investment in Mortgages

         Mortgage-related securities include investments made directly in mortgages secured by real estate. When a fund makes a direct investment in mortgages, the fund, rather than a financial intermediary, becomes the mortgagee with respect to such loans purchased by the fund. Direct investments in mortgages are normally available from lending institutions which group together a number of mortgages for resale (usually from 10 to 50 mortgages) and which act as servicing agent for the purchaser with respect to, among other things, the receipt of principal and interest payments. (Such investments are also referred to as "whole loans.") The vendor of such mortgages receives a fee from the purchaser for acting as servicing agent. The vendor does not provide any insurance or guarantees covering the repayment of principal or interest on the mortgages. A fund will invest in such mortgages only if its adviser has determined through an examination of the mortgage loans and their originators that the purchase of the mortgages should not present a significant risk of loss to the fund. Investments in whole loans may be illiquid. Whole loans also may present a greater risk of prepayment because the mortgages so acquired are not diversified as are interests in larger pools.

Floating and Variable Rate Obligations

         Fixed-income securities may be offered in the form of floating and variable rate obligations. A fund may invest no more than 5% of its net assets in floating and variable rate obligations, respectively. Floating rate obligations have an interest rate which is fixed to a specified interest rate, such as bank prime rate, and is automatically adjusted when the specified interest rate changes. Variable rate obligations have an interest rate which is adjusted at specified intervals to a specified interest rate. Periodic interest rate adjustments help stabilize the obligations' market values.

         A fund may purchase these obligations from the issuers or may purchase participation interests in pools of these obligations from banks or other financial institutions. Variable and floating rate obligations usually carry demand features that permit a fund to sell the obligations back to the issuers or to financial intermediaries at par value plus accrued interest upon short

                                       26

notice at any time or prior to specific dates. The inability of the issuer or financial intermediary to repurchase an obligation on demand could affect the liquidity of a fund's portfolio. Frequently, obligations with demand features are secured by letters of credit or comparable guarantees. Floating and variable rate obligations which do not carry unconditional demand features that can be exercised within seven days or less are deemed illiquid unless the Board determines otherwise. The fund's investment in illiquid floating and variable rate obligations would be limited to the extent that it is not permitted to invest more than 15% of the value of its net assets in illiquid investments.

Securities of Other Investment Companies

         The funds may invest in the securities of other investment companies, including open-end mutual funds, closed-end funds, unit investment trusts, private investment companies and offshore investment companies. An investment in an investment company involves risks similar to those of investing directly in the investment company's portfolio securities, including the risk that the value of the portfolio securities may fluctuate in accordance with changes in the financial condition of their issuers, the value of stocks and other securities generally, and other market factors.

         In addition, investing in the securities of other investment companies involves certain other risks, costs, and expenses for that fund. If a fund invests in another investment company, the fund will indirectly bear its proportionate share of the advisory fees and other operating expenses of such investment company, which are in addition to the advisory fees and other operational expenses incurred by the fund. In addition, a fund could incur a sales charge in connection with purchasing an investment company security or a redemption fee upon the redemption of such security. An investment in the shares of a closed-end investment company may also involve the payment of a substantial premium over, while sales of such shares may be made at a substantial discount from, the net asset value of the issuers' portfolio securities.

         The funds may also invest in the securities of private investment companies, including "hedge funds." As with investments in other investment companies, if a fund invests in a private investment company, the fund will be charged its proportionate share of the advisory fees and other operating expenses of such company. These fees, which can be substantial, would be in addition to the advisory fees and other operating expenses incurred by the fund.
In addition, private investment companies are not registered with the SEC and may not be registered with any other regulatory authority. Accordingly, they are not subject to certain regulatory requirements and oversight to which registered issuers are subject. There may be very little public information available about their investments and performance. Moreover, because sales of shares of private investment companies are generally restricted to certain qualified purchasers, such shares may be illiquid and it could be difficult for a fund to sell its shares at an advantageous price and time. Finally, because shares of private investment companies are not publicly traded, a fair value for a fund's investment in these companies typically will have to be determined under policies approved by the Board of Directors.

         The 1940 Act provides that the funds may not purchase or otherwise acquire the securities of other "registered investment companies" (as defined in the 1940 Act) if, as a result of such purchase or acquisition, it would own: (i)
more than 3% of the total outstanding voting stock of any investment company;
(ii) securities issued by any one investment company having a value in excess of
5% of the fund's total assets; or (iii) securities issued by all investment companies having an aggregate value in excess of 10% of the fund's total assets.

         The funds will invest in the securities of other investment companies, including private investment companies, when, in the adviser's judgment, the potential benefits of the investment justify the expense and risk of investing in such investment companies.

Securities of Exchange-Traded Funds

                                       27

         The funds may invest in the securities of exchange-traded funds
("ETFs"). ETFs are ownership interests in unit investment trusts, depositary receipts, and other pooled investment vehicles that are traded on an exchange and that hold a portfolio of securities or other financial instruments (the
"Underlying Assets"). The Underlying Assets are typically selected to correspond to the securities that comprise a particular broad based, sector or international index, or to provide exposure to a particular industry sector or asset class. An investment in an ETF involves risks similar to investing directly in the Underlying Assets, including the risk that the value of the
Underlying Assets may fluctuate in accordance with changes in the financial condition of their issuers, the value of securities, and other financial instruments generally, and other market factors.

         The performance of an ETF will be reduced by transaction and other expenses, including fees paid by the ETF to service providers. Investors in ETFs are eligible to receive their portion of dividends, if any, accumulated on the securities held in the portfolio, less fees and expenses of the ETF.

         If an ETF is a registered investment company (as defined above), the limitations applicable to a fund's ability to purchase securities issued by other investment companies will apply.

The following information applies to Financial Services Fund only:

Securities in the Financial Services Industry

         Other than the financial services industry, the fund will not invest more than 25% of its total assets in a particular industry. Because of concentration, Financial Services Fund may be especially subject to risks affecting the financial services sector.

         Companies in the financial services industry include regional and money center banks, securities brokerage firms, asset management companies, savings banks and thrift institutions, specialty finance companies (e.g., credit card, mortgage providers), insurance and insurance brokerage firms, government sponsored agencies (e.g., Ginnie Mae), financial conglomerates and foreign banking and financial services companies.

         The financial services industry is currently undergoing relatively rapid change as existing distinctions between financial service segments become less clear. For instance, recent business combinations in the U.S. have included insurance, finance, banking and/or securities brokerage under single ownership.
Moreover, Congress repealed the federal laws generally separating commercial and investment banking, and the services offered by banks are likely to expand.
While providing diversification, expanded powers could expose banks to well-established competitors, particularly as the historical distinctions between banks and other financial institutions erode. Increased competition may also result from the broadening of regional and national interstate banking powers, which has already reduced the number of publicly traded regional banks.
In addition, certain industry members have been subject to regulatory and criminal actions due to undue influence of one part of their business on another, such as claims that investment banking concerns have influenced their securities research and recommendations.

         Banks, savings and loan associations and finance companies are subject to extensive governmental regulation which may limit both the amounts and types of loans and other financial commitments they can make and the interest rates and fees they can charge. The profitability of these groups is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change. In addition, general economic conditions are important to the operations of these concerns, with exposure to credit losses resulting from possible financial difficulties of borrowers potentially having an adverse effect.

         Finance companies can be highly dependent upon access to capital markets and any impediments to such access, such as adverse overall economic conditions or a negative perception in the capital markets of a finance company's financial condition or prospects, could adversely affect its business.

                                       28

         Insurance companies are likewise subject to substantial governmental regulation, predominately at the state level, and may be subject to severe price competition. The performance of the fund's investments in insurance companies will be subject to risk from several additional factors. The earnings of insurance companies will be affected by, in addition to general economic conditions, pricing (including severe pricing competition from time to time), claims activity, and marketing competition. Particular insurance lines will also be influenced by specific matters. Property and casualty insurer profits may be affected by certain weather catastrophes, terrorism and other disasters. Life and health insurer profits may be affected by mortality and morbidity rates.
Individual companies may be exposed to material risk, including reserve inadequacy, problems in investment portfolios (due to real estate or "junk" bond holdings, for example), and the inability to collect from reinsurance carriers.
Insurance companies are subject to extensive governmental regulation, including the imposition of maximum rate levels, which may not be adequate for some lines of business. Proposed or potential anti-trust or tax law changes also may affect adversely insurance companies' policy sales, tax obligations and profitability.

         Companies engaged in stock brokerage, commodity brokerage, investment banking, investment management, or related investment advisory services are closely tied economically to the securities and commodities markets and can suffer during a decline in either. These companies also are subject to the regulatory environment and changes in regulations such as proposals to screen financial analysts from investment banking within financial conglomerates, pricing pressure, the availability of funds to borrow and interest rates.

                           ADDITIONAL TAX INFORMATION

         The following is a general summary of certain federal tax
considerations affecting each fund and its shareholders. Investors are urged to consult their own tax advisers for more detailed information regarding any federal, state, local or foreign taxes that may apply to them.

General

         For federal tax purposes, each fund is treated as a separate corporation. To continue to qualify for treatment as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended ("Code"), a fund must distribute annually to its shareholders at least 90% of its investment company taxable income (generally, net investment income, the excess of net short-term capital gain over net long-term capital loss, and any net gains from certain foreign currency transactions, all determined without regard to any deduction for dividends paid) ("Distribution Requirement") and must meet several additional requirements. For each fund, these requirements include the following: (1) the fund must derive at least 90% of its gross income each taxable year from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of securities or foreign currencies, or other income (including gains from options, futures or forward currency contracts) derived with respect to its business of investing in securities or those currencies ("Income Requirement"); (2) at the close of each quarter of the fund's taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other RICs and other securities, with those other securities limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of the fund's total assets and that does not represent more than 10%
of the issuer's outstanding voting securities; and (3) at the close of each quarter of the fund's taxable year, not more than 25% of the value of its total assets may be invested in the securities (other than U.S. Government securities or the securities of other RICs) of any one issuer or two or more issuers the fund controls that are determined to be engaged in the same, similar or related trades or businesses.

         By qualifying for treatment as a RIC, a fund (but not its shareholders)
will be relieved of federal income tax on the part of its investment company taxable income and net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) that it distributes to its shareholders.
If any fund failed to qualify for that treatment for any taxable year, (1) it would be taxed at corporate rates on the full amount of its taxable income for that year without being able to deduct the distributions it makes to its shareholders and (2) the shareholders would treat all those distributions,

                                       29

including distributions of net capital gain, as dividends (that is, ordinary income, except for the part of those dividends that is "qualified dividend income," which is subject to a maximum federal income tax rate of 15% for individuals (described in the Prospectuses)) to the extent of the fund's earnings and profits. In addition, the fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying for RIC treatment.

         Each fund will be subject to a nondeductible 4% excise tax ("Excise
Tax") to the extent it fails to distribute by the end of any calendar year substantially all of its ordinary income for that year and capital gain net income for the one-year period ending on October 31 of that year, plus certain other amounts.

Dividends and Other Distributions and Redemption of Shares

         Dividends and other distributions a fund declares in December of any year that are payable to its shareholders of record on a date in that month will be deemed to have been paid by the fund and received by the shareholders on
December 31 if the fund pays the distributions during the following January.
Accordingly, those distributions will be taxed to shareholders for the year in which that December 31 falls.

         A portion of the dividends from each fund's investment company taxable income (whether paid in cash or reinvested in fund shares) may be eligible for
(1) the 15% maximum rate of federal income tax applicable to "qualified dividend income" that individual shareholders receive and (2) the dividends-received deduction allowed to corporations. The eligible portion for purposes of the 15%
rate for any fund may not exceed the aggregate dividends the fund receives from most domestic corporations and certain foreign corporations, whereas only dividends a fund receives from domestic corporations are eligible for purposes of the dividends-received deduction. However, dividends a corporate shareholder receives and deducts pursuant to the dividends-received deduction are subject indirectly to the federal alternative minimum tax. A fund's distributions of net capital gain ("capital gain distributions") do not qualify for the dividends-received deduction.

         If fund shares are sold at a loss after being held for six months or less, the loss will be treated as a long-term, instead of a short-term, capital loss to the extent of any capital gain distributions received on those shares.
Investors also should be aware that if shares are purchased shortly before the record date for any dividend or other distribution, the investor would pay full price for the shares and receive some portion of the price back as a taxable distribution.

         Capital gain distributions a fund makes that are attributable to any net capital gain it receives on sales or exchanges of capital assets through its last taxable year beginning before January 1, 2009, will be subject to federal income tax at a maximum rate of 15% for individual shareholders. In addition, any capital gain an individual shareholder realizes on a redemption during that period of his or her fund shares held for more than one year will qualify for that maximum rate.

Foreign Securities

         FOREIGN TAXES. Dividends and interest a fund receives, and gains it realizes, from foreign securities may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions that would reduce the yield and/or total return on its securities. Tax conventions between certain countries and the United States may reduce or eliminate these taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

         PASSIVE FOREIGN INVESTMENT COMPANIES. Each fund may invest in the stock of "passive foreign investment companies" ("PFICs"). A PFIC is any foreign corporation (with certain exceptions) that, in general, meets either of the following tests: (1) at least 75% of its gross income for the taxable year is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, a fund will be subject to federal income tax on a portion of any "excess distribution" it receives on the stock of a PFIC or of any gain on disposition of that stock
(collectively "PFIC income"), plus interest thereon, even if the fund

                                       30

distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the fund's investment company taxable income and, accordingly, will not be taxable to it to the extent it distributes that income to its shareholders. Fund distributions thereof will not be eligible for the 15% maximum federal income tax rate applicable to "qualified dividend income."

         If a fund invests in a PFIC and elects to treat the PFIC as a
"qualified electing fund" ("QEF"), then in lieu of the foregoing tax and interest obligation, the fund would be required to include in income each taxable year its pro rata share of the QEF's annual ordinary earnings and net capital gain -- which the fund probably would have to distribute to satisfy the
Distribution Requirement and avoid imposition of the Excise Tax -- even if the
QEF did not distribute those earnings and gain to the fund. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

         Each fund may elect to "mark-to-market" its stock in any PFIC.
"Marking-to-market," in this context, means including in ordinary income each taxable year the excess, if any, of the fair market value of the stock over a fund's adjusted basis therein as of the end of that year. Pursuant to the election, a fund also may deduct (as an ordinary, not capital, loss) the excess, if any, of its adjusted basis in PFIC stock over the fair market value thereof as of the taxable year-end, but only to the extent of any net mark-to-market gains with respect to that stock a fund included in income for prior taxable years under the election (and under regulations proposed in 1992 that provided a similar election with respect to the stock of certain PFICs). A fund's adjusted basis in each PFIC's stock subject to the election would be adjusted to reflect the amounts of income included and deductions taken thereunder.

         FOREIGN CURRENCIES. Gains or losses (1) from the disposition of foreign currencies, including forward contracts, (2) on the disposition of a debt security denominated in foreign currency that are attributable to fluctuations in the value of the foreign currency between the dates of acquisition and disposition of the security and (3) that are attributable to fluctuations in exchange rates between the time a fund accrues interest, dividends or other receivables, or expenses or other liabilities, denominated in a foreign currency and the time the fund actually collects the receivables or pays the liabilities, generally will be treated as ordinary income or loss. These gains or losses will increase or decrease the amount of a fund's investment company taxable income to be distributed to its shareholders, as ordinary income, rather than affecting the amount of its net capital gain.

Options, Futures and Foreign Currency Contracts

         The use of Financial Instruments, such as writing (selling) and purchasing options and futures contracts and entering into forward currency contracts, involves complex rules that will determine for income tax purposes the amount, character and timing of recognition of the gains and losses a fund realizes in connection therewith. Gains from the disposition of foreign currencies (except certain gains that may be excluded by future regulations) --
and gains from options, futures and forward currency contracts a fund derives with respect to its business of investing in securities or foreign currencies there from will be treated as qualifying income under the Income Requirement.

         Some futures, foreign currency contracts and "non-equity" options
(i.e., certain listed options, such as those on a "broad-based" securities index) in which a fund may invest will be subject to section 1256 of the Code
("section 1256 contracts"). Any section 1256 contracts a fund holds at the end of its taxable year, other than contracts with respect to which it has made a
"mixed straddle" election, must be "marked-to-market" (that is, treated as having been sold for their fair market value) for federal income tax purposes, with the result that unrealized gains or losses will be treated as though they were realized. Sixty percent of any net gain or loss recognized on those deemed sales, and 60% of any net realized gain or loss from any actual sales of section
1256 contracts will be treated as long-term capital gain or loss, and the balance will be treated as short-term capital gain or loss. These rules may operate to increase the amount a fund must distribute to satisfy the
Distribution Requirement (i.e., with respect to the portion treated as short-term capital gain), which will be taxable to its shareholders as ordinary income, and to increase the net capital gain a fund recognizes, without in either case increasing the cash available to it. A fund may elect to exclude certain transactions from the operation of section 1256, although doing so may

                                       31

have the effect of increasing the relative proportion of net short-term capital gain (taxable as ordinary income) and thus increasing the amount of dividends it must distribute. Section 1256 contracts also may be marked-to-market for purposes of the Excise Tax.

         When a covered call option written (sold) by a fund expires, it will realize a short-term capital gain equal to the amount of the premium it received for writing the option. When a fund terminates its obligations under such an option by entering into a closing transaction, it will realize a short-term capital gain (or loss), depending on whether the cost of the closing transaction is less than (or exceeds) the premium received when it wrote the option. When a covered call option written by a fund is exercised, it will be treated as having sold the underlying security, producing long-term or short-term capital gain or loss, depending on the holding period of the underlying security and whether the sum of the option price received upon the exercise plus the premium received when it wrote the option is more or less than the basis of the underlying security.

         Code section 1092 (dealing with straddles) also may affect the taxation of Financial Instruments in which a fund may invest. That section defines a
"straddle" as offsetting positions with respect to actively traded personal property; for these purposes, options, futures and forward currency contracts are positions in personal property. Under section 1092, any loss from the disposition of a position in a straddle generally may be deducted only to the extent the loss exceeds the unrealized gain on the offsetting position(s) of the straddle. In addition, these rules may postpone the recognition of loss that otherwise would be recognized under the mark-to-market rules discussed above.
The regulations under section 1092 also provide certain "wash sale" rules, which apply to a transaction where a position is sold at a loss and a new offsetting position is acquired within a prescribed period, and "short sale" rules applicable to straddles. If a fund makes certain elections, the amount, character and timing of recognition of gains and losses from the affected straddle positions would be determined under rules that vary according to the elections made. Because only a few of the regulations implementing the straddle rules have been promulgated, the tax consequences to a fund of straddle transactions are not entirely clear.

Other

         If a fund has an "appreciated financial position" -- generally, an interest (including an interest through an option, futures or forward currency contract or short sale) with respect to any stock, debt instrument (other than
"straight debt") or partnership interest the fair market value of which exceeds its adjusted basis -- and enters into a "constructive sale" of the position, the fund will be treated as having made an actual sale thereof, with the result that it will recognize gain at that time. A constructive sale generally consists of a short sale, an offsetting notional principal contract or a futures or forward currency contract a fund or a related person enters into with respect to the same or substantially identical property. In addition, if the appreciated financial position is itself a short sale or such a contract, acquisition of the underlying property or substantially identical property will be deemed a constructive sale. The foregoing will not apply, however, to any funds'
transaction during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the fund holds the appreciated financial position unhedged for 60 days after that closing (i.e., at no time during that 60-day period is the fund's risk of loss regarding that position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as having an option to sell, being contractually obligated to sell, making a short sale or granting an option to buy substantially identical stock or securities).

Original Issue Discount and Pay-In-Kind Securities

         Each fund may purchase zero coupon or other debt securities issued with original issue discount ("OID"). As a holder of those securities, a fund must include in its income the OID that accrues thereon during the taxable year, even if it receives no corresponding payment on the securities during the year.
Similarly, a fund must include in its gross income securities it receives as
"interest" on pay-in-kind securities. Because each fund annually must distribute substantially all of its investment company taxable income, including any OID and other non-cash income, to satisfy the Distribution Requirement and avoid imposition of the Excise Tax, it may be required in a particular year to distribute as a dividend an amount that is greater than the total amount of cash it actually receives. Those distributions will be made from a fund's cash assets

                                       32

or from the proceeds of sales of portfolio securities, if necessary. A fund may realize capital gains or losses from those dispositions, which would increase or decrease its investment company taxable income and/or net capital gain.

                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

         If your check to purchase shares is not honored by the institution on which it is drawn, you may be subject to extra charges in order to cover collection costs. These charges may be deducted from your shareholder account.

Future First (R) Systematic Investment Plan and Transfer of Funds from Financial
Institutions

     If you invest in Primary Class shares, the Prospectus explains that you may buy additional  shares through the Future First(R)  Systematic  Investment Plan.
Under this plan,  you may arrange for automatic  monthly  investments in Primary
Class  shares  of $50 or more by  authorizing  Boston  Financial  Data  Services
("BFDS"),  each fund's  transfer  agent,  to transfer funds each month from your
Legg  Mason  brokerage  account  ("Brokerage  Account"),  your  checking/savings account,  or another Legg Mason fund to be used to buy additional  shares.  Legg
Mason  will  send an  account  statement  monthly.  The  transfer  will  also be reflected on your Legg Mason account  statement or your regular checking account statement.  You may terminate the Future First (R) Systematic Investment Plan at any time without charge or penalty.

         You may also buy additional Primary Class shares through a plan permitting transfers of funds from a financial institution. Certain financial institutions may allow you, on a pre-authorized basis, to have $50 or more automatically transferred monthly from your checking/savings account for investment in Primary Class shares of a fund.

Systematic Withdrawal Plan

Primary Class Shares

         Shareholders of the funds' Primary Class shares are eligible to participate in the Legg Mason Systematic Withdrawal Plan. Any account with a net asset value of $5,000 or more ($1,000 or more for individual retirement accounts
("IRAs") and Coverdell Education Savings Accounts ("Coverdell ESAs")) may elect to make withdrawals of a minimum of $50 on a monthly basis. Except for IRAs and
Coverdell ESAs, there are three ways to receive payment of proceeds of redemptions made through the Systematic Withdrawal Plan: (1) Credit to brokerage account -- fund shares can be redeemed on any business day of the month and the proceeds will be credited to the brokerage account in approximately two business days; (2) Check mailed by the funds' transfer agent -- fund shares will be redeemed on the 25th of each month or next business day and a check for the proceeds will be mailed within three business days; or (3) ACH to checking or savings account -- redemptions of fund shares may occur on any business day of the month and the checking or savings account will be credited with the proceeds in approximately two business days. Credit to a brokerage account is the only option available to IRAs and Coverdell ESAs. You may change the monthly amount to be paid to you without charge by notifying Legg Mason or the affiliate with which you have an account. You may terminate the Systematic Withdrawal Plan at any time, without charge or penalty, by contacting your Legg Mason Financial
Advisor or Legg Mason Funds Investor Services. Each fund, its transfer agent, and Legg Mason also reserve the right to modify or terminate the Systematic
Withdrawal Plan at any time.

Institutional and Financial Intermediary Class Shares

         Shareholders of a fund's Institutional Class or Financial Intermediary
Class shares with an initial net asset value of $1,000,000 or more are eligible to participate in the Legg Mason Institutional Funds Systematic Withdrawal Plan.
Receipt of payment of proceeds of redemptions made through the Systematic
Withdrawal Plan will be wired through ACH to your checking or savings account -
redemptions of fund shares may occur on any business day of the month and the checking or savings account will be credited with the proceeds in approximately

                                       33

two business days. Requests must be made in writing to Legg Mason Institutional
Funds to participate in, change or discontinue the Systematic Withdrawal Plan.
You may change the monthly amount to be paid to you or terminate the Systematic
Withdrawal Plan at any time, without charge or penalty, by notifying Legg Mason
Institutional Funds. Each fund, its transfer agent, and Legg Mason Institutional
Funds also reserve the right to modify or terminate the Systematic Withdrawal
Plan at any time.

In General

The amounts paid to you each month are obtained by redeeming sufficient shares from your account to provide the withdrawal amount that you have specified.

Redemptions will be made at the net asset value per share determined as of the close of regular trading on the Exchange (normally 4:00 p.m., Eastern time) on the day corresponding to the redemption option designated by the investor. If the Exchange is not open for business on that day, the shares will be redeemed at the per share net asset value determined as of the close of regular trading on the Exchange on the next day the Exchange is open. If the redemption option designated is the last day of the month and the Exchange is not open for business on that day, the shares will be redeemed at the per share net asset value determined as of the previous day the Exchange was open.

Withdrawal payments are treated as a sale of shares rather than as a dividend or other distribution. These payments are taxable to the extent that the total amount of the payments exceeds the tax basis of the shares sold. If the periodic withdrawals exceed reinvested dividends and other distributions, the amount of your original investment may be correspondingly reduced.

Ordinarily, you should not purchase additional shares of the fund in which you have an account if you maintain a Systematic Withdrawal Plan, because there are tax disadvantages associated with such purchases and withdrawals. No fund will knowingly accept purchase orders from you for additional shares if you maintain a Systematic Withdrawal Plan unless your purchase is equal to at least one year's scheduled withdrawals. In addition, Primary Class shareholders who maintain a Systematic Withdrawal Plan may not make periodic investments under the Future First(R) Systematic Investment Plan.

Other Information Regarding Redemption

         Each fund reserves the right to modify or terminate the wire, telephone or Internet redemption services described in the Prospectus and this SAI at any time.

         The date of a payment for redemption may not be postponed for more than seven days, and the right of redemption may not be suspended by a fund or its distributor, except (i) for any periods during which the Exchange is closed
(other than for customary weekend and holiday closings), (ii) when trading in markets a fund normally utilizes is restricted, or an emergency, as defined by rules and regulations of the SEC, exists, making disposal of that fund's investments or determination of its net asset value not reasonably practicable, or (iii) for such other periods as the SEC by regulation or order may permit for protection of a fund's shareholders. In the case of any such suspension, you may either withdraw your request for redemption or receive payment based upon the net asset value next determined after the suspension is lifted.

         Foreign securities markets may be open for trading on days when the funds are not open for business. The net asset value of fund shares may be significantly affected on days when investors do not have access to their respective fund to purchase and redeem shares.

         Clients of certain financial intermediaries that maintain omnibus accounts with the funds' transfer agent may obtain shares through those financial intermediaries. Such financial intermediaries may receive payments from the funds' distributor for account servicing, and may receive payments from

                                       34

their clients for other services performed. Investors may be able to purchase shares from Legg Mason without receiving or paying for such other services.

Redemption In-Kind

         Each fund reserves the right, under certain conditions, to honor any request for redemption by making payment in whole or in part by securities valued in the same way as they would be valued for purposes of computing that fund's net asset value per share. Because redemption in-kind may be used at times of unusual illiquidity in the markets, these valuation methods may include fair value estimations. If payment is made in securities, a shareholder should expect to incur brokerage expenses in converting those securities into cash and the market price of those securities will be subject to fluctuation until they are sold. Each fund does not redeem "in-kind" under normal circumstances, but would do so where its adviser determines that it would be in the best interests of that fund's shareholders as a whole. A redemption in-kind may be considered the sale of securities by a fund to the party receiving the securities.
Redemptions in-kind will not be done with Legg Mason or other affiliated persons of the fund except as permitted by SEC rules or orders, or other interpretive guidance from regulators.

                            VALUATION OF FUND SHARES

         Net asset value of a fund's shares is determined daily for each class as of the close of regular trading on the Exchange, on every day the Exchange is open, by dividing the value of the total assets attributable to that class, less liabilities attributable to that class, by the number of shares of that class outstanding. Pricing will not be done on days when the Exchange is closed. The
Exchange currently observes the following holidays: New Year's Day, Martin
Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence
Day, Labor Day, Thanksgiving Day and Christmas Day. As described in the
Prospectuses, securities for which market quotations are readily available are valued at current market value. Securities traded on an exchange are normally valued at last sale prices. Securities traded on The Nasdaq Stock Market, Inc.
("Nasdaq") are valued in accordance with the Nasdaq Official Closing Price, which may not be the last sale price. Other OTC securities, and securities traded on exchanges for which there is no sale on a particular day (including debt securities), are valued at the mean of latest closing bid and asked prices.
A fund values its foreign securities in U.S. dollars on the basis of foreign currency exchange rates prior to the close of trading on the Exchange, generally, 2:00 p.m. Eastern time. Fixed-income securities generally are valued using market quotations or independent pricing services that use prices provided by market makers or estimates of market values. All other securities are valued at fair value as determined under procedures approved by each Corporation's
Board of Directors. The funds may also use fair value pricing instead of market quotations to value securities if, because of special circumstances, a fund believes fair value pricing would more accurately reflect the price it expects to realize on a current sale of the securities. Premiums received on the sale of put or call options are included in the net asset value of each class, and the current market value of options sold by a fund will be subtracted from net assets of each class.

Disclosure of Portfolio Holdings

         The Board of Directors of each Corporation has adopted the following guidelines with respect to the disclosure of each fund's portfolio securities.
Each Corporation's Board believes these policies are in the best interests of the funds and their shareholders and that they strike an appropriate balance between the desire of investors for information about the funds' portfolio holdings and the need to protect the funds from potentially harmful disclosures.
The extent of these disclosures and when they will be made was reviewed and approved by each Board upon the recommendations of the funds' investment advisers. Each Board will be provided with reports regarding any determinations made by the Chief Legal Officer pursuant to the policy and any other material issues arising under the policies and can exercise oversight over the operation of the policies.

                                       35

         Policy. Except as described below, no portfolio holdings information of a fund shall be provided to any individual, investor, or other person or entity unless specifically authorized by the funds' Chief Legal Officer or a person authorized by the Chief Legal Officer.

         Public Disclosure of Portfolio Holdings. Each fund distributes complete portfolio holdings information to its shareholders through semi-annual and annual reports first mailed to shareholders within sixty days after period ends.
Such semi-annual and annual reports are also made available to the public through postings at the same time on the Legg Mason Funds website
www.leggmasonfunds.com. Additionally, complete portfolio holdings information is filed with the SEC on Form N-Q for the first and third quarters of the fiscal year. Each Corporation's Form N-Q filings are available at the website of the
SEC at http://www.sec.gov.

         Complete fund portfolio holdings information as of quarter end may be disclosed no sooner than the last business day of the month following such quarter-end, provided that such information has been made available to the public through postings on the Legg Mason Funds website at least one day previously.

         Partial information concerning each fund's portfolio holdings (such as top ten holdings) may be provided to fund shareholders and other persons in fact sheets and other formats on a monthly or quarterly basis no sooner than 11 business days after quarter or month end, provided that such information has been made available to the public through postings on the funds' website at least one day previously.

         Complete or partial portfolio holdings information may be included in responses to Requests for Proposal, Pitch Books or similar marketing materials, provided that such information is based only on the latest portfolio holdings information publicly available in accordance with the funds' guidelines.

         Non-Public Dissemination of Portfolio Holdings Information. From time to time, portfolio holdings that are not publicly available may be required by third parties in order to perform various services for the fund. Such entities may be provided with information more current than the latest publicly-available portfolio holdings only if the Chief Legal Officer of the fund determines that
1) more current information is necessary in order for the third party to complete its task, 2) the fund has a legitimate need for disclosing the information, and 3) the third party has agreed in writing (or is otherwise required by virtue of a written code of ethics, professional responsibility, governmental or SRO rules or fiduciary duty) to keep the information confidential, to use it only for the agreed-upon purpose(s), and not to trade securities on the basis of the information. No consideration may be received by any party for providing non-public fund portfolio holdings information to any third party, except consideration received by each fund in connection with the services being provided to it by the third party which receives the non-public information. The investment adviser and its affiliates shall not be deemed to have received consideration solely by the fact that services provided to each fund may result in sales of fund shares.

     At the present time, the Corporation's have ongoing arrangements with the following parties to provide them with non-public portfolio holdings information:

     Service Providers:

     State Street Bank and Trust Company - Information is provided daily with no time lag.

     Ernst & Young LLP - Information is provided as needed with no time lag.

     PricewaterhouseCoopers LLP - Information is provided as needed with no time lag.

     Kirkpatrick & Lockhart  Nicholson Graham LLP - Information is provided with
Board  materials  approximately  four to six weeks after  quarter-end and may be provided at other times as needed with no time lag.

                                       36

     Other Third Parties:

     Lipper Analytical Services  Corporation - Information is provided quarterly with a time lag of five business days.

     Russell/Mellon Analytical Services - Information is provided monthly with a time lag of 3 business days.

         In all cases, the party receiving the information has agreed in writing
(or is otherwise required by virtue of a written code of ethics, professional responsibility, governmental or SRO rules or fiduciary duty) to keep the information confidential, to use it only for the agreed-upon purpose(s) and not to trade securities on the basis of such information.

         Additionally, each fund may occasionally reveal certain of its current portfolio securities to broker dealers in connection with that broker dealer executing securities transactions on behalf of the fund. In such a case, a fund does not enter into a formal confidentiality agreement with the broker dealer but relies on the broker dealer's obligations based on statutes, rules, and fiduciary obligations, not to trade based on the information or otherwise use it improperly. The fund would not continue to conduct business with a broker dealer whom the fund's investment adviser believed was misusing the disclosed information.

         Each Corporation's Board of Directors, officers, and certain Legg Mason employees, including funds accounting, legal, compliance, marketing, administrative personnel and members of certain Legg Mason committees or groups, have access to each fund's portfolio holdings prior to the time it is made public. All such persons are subject to a Code of Ethics that requires that portfolio information be kept confidential and that such persons not trade securities on the basis of such information.

         Each fund may also provide certain information (other than complete portfolio holdings) as set forth in paragraphs 1 and 2 below that is related to each fund's portfolio holdings or derived from each fund's portfolio holdings to individual and institutional shareholders, prospective shareholders, intermediaries working on behalf of these persons (including consultants and fiduciaries of 401(k) plans), and the media even if the information has not been made publicly available on the Legg Mason Funds website or in other published form, so long as the Chief Legal Officer determines that the fund has a legitimate business purpose for disclosing the information and the dissemination cannot reasonably give the recipient an advantage in trading fund shares or in any other way harm the fund or its shareholders.

1.   A small number of portfolio holdings (including  information that a fund no longer holds a particular security).  However, information about a security may not be released if it could  reasonably  be seen to interfere  with the current or future purchase or sale activities of the fund or is contrary to applicable  law. In this  respect,  information  about  intended or ongoing transactions may not be released.  However, such disclosure may not be made
     pursuant  to  ongoing   arrangements   with  third  parties  to  make  such
     information available.

2.   General information about a fund's portfolio holdings that cannot be used to determine the fund's portfolio holdings or any portion thereof. This would include such characteristics of the fund as portfolio volatility, median capitalization, percentages of international and domestic securities, sector allocations, yields, performance attribution, types of bonds, term structure exposure, bond maturities, and duration.

         The Chief Legal Officer may authorize another person to make the determinations required under this policy. If consistent with the best interests of the fund and its shareholders, such determinations (whether made by the Chief
Legal Officer or his/her designee) do not necessarily need to be made each time the information is disclosed. For example, such determinations may be made with respect to general categories or information or a particular type of information disclosed to a particular third party or category of third party.

                                       37

                             PERFORMANCE INFORMATION

Total Return Calculations

         Average annual total return quotes used in a fund's advertising and other promotional materials ("Performance Advertisements") are calculated separately for each class according to the following formulas:

Before-Tax

                  P(1+T)n      =       ERV

where:            P            =   a hypothetical initial payment of $1,000
                  T            =   average annual total return
                  n            =   number of years
                  ERV          =   ending redeemable value of a
                                   hypothetical $1,000 payment made at the
                                   beginning of the 1-, 5-, or 10-year periods
                                   at the end of the 1-, 5- or 10- year periods
                                   (or fractional portion thereof).

After-Tax

Pre-liquidation return (average annual total return after taxes on distributions):

                  P(1+T)n  =        ATVD

where:            P      =   a hypothetical initial payment of $1,000
                  T      =   average annual total return (after taxes on
                             distributions) n = number of years
                  ATVD       = ending value of hypothetical $1,000 payment made
                             at the beginning of the 1-, 5-, or 10-year periods
                             at the end of the 1-, 5- or 10-year periods (or
                             fractional portion thereof) after taxes on fund
                             distributions but not after taxes on redemption.

Post-liquidation   return   (average   annual   total   return  after  taxes  on
distributions and on redemption)

                  P(1+T)n           =       ATVDR

(Assumptions are the same, except that "DR" calculates the ending value after taxes on distributions and on redemption.)

         Under the foregoing formulas, the time periods used in Performance
Advertisements will be based on rolling calendar quarters, updated at least to the last business day of the most recent available quarter prior to submission of the Performance Advertisements for publication. During times of market volatility, performance may vary greatly from the reported quarter-end average annualized returns; please contact your Legg Mason Financial Advisor, Legg Mason
Funds Investor Services, www.leggmasonfunds.com (Primary Class shares) or
www.lminstitutionalfunds.com (Institutional Class and Financial Intermediary
Class shares) for more current performance information. Total return, or "T" in the formulas above, is computed by finding the average annual change in the value of an initial $1,000 investment over the period. In calculating the ending redeemable value, all dividends and other distributions by a fund are assumed to have been reinvested at net asset value on the reinvestment dates during the period.

                                       38

               TAX-DEFERRED QUALIFIED PLANS - PRIMARY CLASS SHARES

         Investors may invest in Primary Class shares of a fund through IRAs, simplified employee pension plans ("SEPs"), savings incentive match plans for employees ("SIMPLES"), other qualified retirement plans and Coverdell ESAs
(collectively, "qualified plans"). In general, income earned through the investment of assets of qualified plans is not taxed to their beneficiaries until the income is distributed to those beneficiaries (or, in the case of Roth
IRAs and Coverdell ESAs, not at all if certain conditions are satisfied).
Investors who are considering establishing a qualified plan should consult their attorneys or other tax advisers with respect to individual tax questions. Please consult your Legg Mason Financial Advisor or other entity offering the funds'
shares for further information with respect to these plans.

Individual Retirement Account - IRA

         TRADITIONAL IRA. Certain Primary Class shareholders who receive compensation, including earnings from self-employment, may establish and make contributions to an IRA. Your IRA contributions can be tax-deductible if neither you nor your spouse is an active participant in a qualified employer or government retirement plan. If you or your spouse is an active participant in such a plan, your IRA contribution may be deductible, in whole or in part, depending on the amount of your and your spouse's combined adjusted gross income. In addition, all earnings grow tax-deferred until withdrawn, at which point distributions are taxed as ordinary income to you, usually after age 59
1/2, when you may be in a lower tax bracket. Withdrawals made before age 59 1/2 are generally subject to a 10% penalty.

         ROTH IRA. Unlike a traditional IRA, a Roth IRA is only available to individuals who meet certain "modified adjusted gross income" (MAGI)
limitations. Under certain circumstances, a traditional IRA may be converted to a Roth IRA; these conversions are, however, subject to federal income tax.

         Contributions to a Roth IRA are not deductible; however, earnings accumulate tax-free in a Roth IRA, and withdrawals of earnings are not subject to federal income tax if the account has been held for at least five years (or in the case of earnings attributable to conversions of a traditional IRA or conversion occurred more than five years before the withdrawal) and the account holder has reached age 59 1/2 (or certain other conditions apply).

Simplified Employee Pension Plan - SEP

         Legg Mason makes available to corporate and other employers a SEP for investment in Primary Class shares of a fund.

Savings Incentive Match Plan for Employees - SIMPLE

         An employer with no more than 100 employees that does not maintain another qualified retirement plan may establish a SIMPLE, either as separate
IRAs or as part of a Code section 401(k) plan. A SIMPLE, which is not subject to the complicated nondiscrimination rules that generally apply to other qualified retirement plans, allows certain employees to make elective contributions of up to certain amounts each year and requires the employer to make matching contributions of up to 3% of each such employee's salary or a 2% non-elective contribution.

Coverdell Education Savings Account - Coverdell ESA

         Although not for retirement savings, a Coverdell ESA provides a vehicle for saving for a child's education. A Coverdell ESA may be established for the benefit of any minor, and any person whose MAGI does not exceed certain levels may contribute to a Coverdell ESA, subject to certain annual limits on contributions. Contributions are not deductible and may not be made after the beneficiary reaches age 18; however, earnings accumulate tax-free, and withdrawals are not subject to tax if used to pay the qualified education expenses of the beneficiary (or a qualified family member).

                                       39

         For further information regarding any of the above qualified plans, including MAGI limitations, contact your financial adviser or Legg Mason Funds
Investor Services at 1-800-822-5544.

Withholding

         Withholding at the rate of 20% is required for federal income tax purposes on certain distributions (excluding, for example, certain periodic payments) from qualified retirement plans (except IRAs and SEPs), unless the recipient transfers the distribution directly to an "eligible retirement plan"
(including IRAs and other qualified retirement plans) that accepts those distributions. Other distributions generally are subject to regular wage withholding or to withholding at the rate of 10% (depending on the type and amount of the distribution), unless the recipient elects not to have any withholding apply. Investors should consult their plan administrator or tax adviser for further information.

                             MANAGEMENT OF THE FUNDS

         Under applicable law, each Board of Directors is responsible for management of its respective Corporation and provides broad supervision over its affairs. Each Corporation's officers manage the day-to-day operations of the
Corporation under the general direction of the Corporation's Board of Directors.

         The standing committees of each Board of Directors include an Audit
Committee, a Nominating Committee and an Independent Directors Committee. All
directors who are not "interested persons" of the Corporation, as defined in the
1940 Act, are members of all three committees.

         The Audit Committee of each Board of Directors meets at least twice a year with each Corporation's independent registered public accounting firm and officers to consider issues relating to the accounting principles used by the
Corporation, the auditor's assessment of the adequacy of internal controls, the qualifications and fees of the independent registered public accounting firm, the scope of the audit services and any permissible non-audit services for which they are retained, the results of the audit and other matters. The Nominating
Committee of each Board of Directors meets as necessary to review and nominate candidates for positions as directors, to fill vacancies on each Board of
Directors, and to evaluate the performance of directors. The selection and nomination of candidates to serve as independent directors to the fund is committed to the discretion of the funds' current independent directors. The
Independent Directors Committee of each Board of Directors considers matters related to fund operations and oversees issues related to the independent directors. During the last fiscal year, the Audit Committee of each Board of
Directors met four times, the Nominating Committee of each Board of Directors met one time and the Independent Directors Committee of each Board of Directors met four times.

                                       40

         The table below provides information about the Corporation's directors and officers, including biographical information about their business experience and information about their relationships with Legg Mason, Inc. and its affiliates. The mailing address of each director and officer is 100 Light
Street, 23rd Floor, Baltimore, Maryland 21202, Attn: Fund Secretary. The
Nominating Committee will accept recommendations for nominations from any source it deems appropriate. Shareholders may forward recommendations to the Fund
Secretary at the above address.

------------------------- ---------------- ---------------
---------------- -----------------
--------------------------------------

Term of Number of Position(s) Office and Funds in Fund Other
Name and Year of Birth Held With Funds Length of Complex Directorships
Principal Occupation(s) Time Served (1) Overseen Held During the Past
Five Years
------------------------- ---------------- ---------------
---------------- -----------------
--------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
INDEPENDENT DIRECTORS:
------------------------------------------------------------------------------------------------------------------------------------
------------------------- ---------------- ---------------
---------------- -----------------
--------------------------------------
Hearn, Ruby P. Director Since 2004 Director/ None Senior Vice President
Emerita of The
1940 Trustee of all Robert Wood Johnson Foundation since Legg Mason
2001. Formerly: Senior Vice President funds of The Robert Wood Johnson
Foundation consisting of (1996-2001). 23 portfolios.
------------------------- ---------------- ---------------
---------------- -----------------
--------------------------------------
------------------------- ---------------- ---------------
---------------- -----------------
--------------------------------------
Lehman, Arnold L. Director Value Trust Director/ None Director of The
Brooklyn Museum of Art
1944 since 1982; Trustee of all since 1997; Trustee of American Special
Legg Mason Federation of Arts since 1998. Investment funds Formerly:
Director of The Baltimore Trust since consisting of Museum of Art (1979
- 1997). 1985; and 23 portfolios. Investors Trust since 1993.
------------------------- ---------------- ---------------
---------------- -----------------
--------------------------------------
------------------------- ---------------- ---------------
---------------- -----------------
--------------------------------------
Masters, Robin J.W. Director Since 2002 Director/ Chairman of the
Retired. Director of Bermuda
1955 Trustee of all Board of SMARTRISK (non-profit) since 2001. Legg
Mason Directors of Formerly: Chief Investment Officer of funds
Cap-a-Laige Ltd. ACE Limited (insurance) (1986-2000). consisting of
(management 23 portfolios. company for charitable trust)
------------------------- ---------------- ---------------
---------------- -----------------
--------------------------------------
------------------------- ---------------- ---------------
---------------- -----------------
--------------------------------------
McGovern, Jill E. Director Value Trust Director/ None Chief Executive
Officer of The Marrow
1944 and Special Trustee of all Foundation since 1993. Formerly:
Investment Legg Mason Executive Director of the Baltimore Trust since funds International Festival (1991-1993); 1989; and consisting of
Senior Assistant to the President of Investors 23 portfolios. The Johns
Hopkins University Trust since (1986-1990). 1993.
------------------------- ---------------- ---------------
---------------- -----------------
-------------------------------------- 41
------------------------- ---------------- ---------------
---------------- -----------------
--------------------------------------
Mehlman, Director Since 2002 Director/ Trustee of the Retired. Director
of The League for
Arthur S. Trustee of all Royce Family of People with Disabilities,
Inc.;
1942 Legg Mason Funds consisting Director of University of Maryland funds of 21 Foundation and University of Maryland consisting of portfolios; College Park Foundation (non-profits). 23 portfolios.
Director of Formerly: Partner, KPMG LLP Municipal (international accounting firm) Mortgage & (1972-2002). Equity, L.L.C.
------------------------- ---------------- ---------------
---------------- -----------------
--------------------------------------
------------------------- ---------------- ---------------
---------------- -----------------
--------------------------------------
O'Brien, G. Peter Director Value Trust, Director/ Trustee of the
Trustee of Colgate University;
1945 Special Trustee of all Royce Family of President of Hill House,
Inc. Investment Legg Mason Funds consisting (residential home care).
Formerly: Trust and funds of 21 Managing Director, Equity Capital
Investors consisting of portfolios; Markets Group of Merrill Lynch
& Co. Trust since 23 portfolios. Director of (1971-1999). 1999.
Renaissance Capital Greenwich Funds; Director of Technology Investment
Capital Corp.
------------------------- ---------------- ---------------
---------------- -----------------
--------------------------------------
------------------------- ---------------- ---------------
---------------- -----------------
--------------------------------------
Rowan, S. Ford Director Since 2002 Director/ None Consultant, Rowan
& Blewitt Inc.
1943 Trustee of all (management consulting); Chairman, Legg Mason
National Center for Critical Incident funds Analysis, National Defense, since consisting of 2004; Director of Santa Fe Institute 23 portfolios.
(scientific research institute) since 1999; Director of Annapolis
Center for Science-Based Public Policy since 1995.
------------------------- ---------------- ---------------
---------------- -----------------
--------------------------------------
------------------------- ---------------- ---------------
---------------- -----------------
--------------------------------------
Tarola, Robert M. Director Since 2004 Director/ None Senior Vice
President and Chief
1950 Trustee of all Financial Officer of W. R. Grace & Co. Legg
Mason (specialty chemicals) since 1999. funds consisting of 23 portfolios.
------------------------- ---------------- ---------------
---------------- -----------------
--------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
INTERESTED DIRECTORS:
------------------------------------------------------------------------------------------------------------------------------------
------------------------- ---------------- ---------------
---------------- -----------------
--------------------------------------
Curley Jr., John F. Chairman and Value Trust Chairman and None Chairman
of the Board of all Legg
1939 Director since 1982; Director/ Mason Funds. Formerly: Vice
Chairman Special Trustee of all and Director of Legg Mason, Inc. and
Investment Legg Mason Legg Mason Wood Walker, Incorporated Trust since funds (1982-1998); Director of Legg Mason 1985; and consisting of Fund
Adviser, Inc. (1982-1998) and Investors 23 portfolios. Western Asset
Management Company Trust since (1986-1998) (each a registered 1993.
investment adviser).
------------------------- ---------------- ---------------
---------------- -----------------
-------------------------------------- 42
------------------------- ---------------- ---------------
---------------- -----------------
--------------------------------------
Fetting, Mark R. President and President President and Trustee of the
Senior Executive Vice President of
1954 Director since 2001; Director/ Royce Family of Legg Mason, Inc.;
Director and/or Director of Trustee of all Funds consisting officer of various Legg Mason Value Trust Legg Mason of 21 portfolios. affiliates since 2000. Formerly: and Special funds Division President and Senior
Officer Investment consisting of of Prudential Financial Group, Inc.
Trust since 23 portfolios. and related companies, including fund 2001;
boards and consulting services to Director of subsidiary companies
(1991-2000); Investors Partner, Greenwich Associates; Vice Trust since
President, T. Rowe Price Group, Inc. 2002.
------------------------- ---------------- ---------------
---------------- -----------------
--------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
EXECUTIVE OFFICERS:
------------------------------------------------------------------------------------------------------------------------------------
------------------------- ---------------- ---------------
---------------- -----------------
--------------------------------------
Karpinski, Marie K. Vice President Value Trust Vice President None Vice
President and Treasurer of all
1949 and Treasurer and Special and Treasurer Legg Mason Funds. Vice
President and Investment of all Legg Treasurer of Legg Mason Fund
Adviser, Trust since Mason funds Inc. and Western Asset Funds, Inc.;
1985; consisting of Treasurer and Principal Financial and Investors 23
portfolios. Accounting Officer of Pacific American Trust since Income
Shares, Inc., Western Asset 1993. Premier Bond Fund, Western
Asset/Claymore U.S. Treasury Inflation Protected Securities Fund, and
Western Asset/Claymore U.S. Treasury Inflation Protected Securities
Fund 2.
------------------------- ---------------- ---------------
---------------- -----------------
--------------------------------------
------------------------- ---------------- ---------------
---------------- -----------------
--------------------------------------
Merz, Gregory T. Vice President Since 2003 Vice President None Vice
President and Deputy General
1958 and Chief and Chief Counsel of Legg Mason, Inc. since Legal
Officer Legal Officer 2003. Formerly: Associate General of all Legg
Counsel, Fidelity Investments Mason funds (1993-2002); Associate,
Debevoise & consisting of Plimpton (law firm) (1985-1993). 23 portfolios.
------------------------- ---------------- ---------------
---------------- -----------------
--------------------------------------
------------------------- ---------------- ---------------
---------------- -----------------
--------------------------------------
Olmert, Amy M. Vice President Since 2004 Vice President None Senior
Vice President of Legg Mason,
1963 and Chief and Chief Inc. since 2004. Chief Compliance Compliance
Compliance Officer of Western Asset Funds, Inc., Officer Officer of all
Pacific American Income Shares, Inc., Legg Mason Western Asset Premier
Bond Fund, funds Western Asset/Claymore U.S. Treasury consisting of
Inflation Protected Securities Fund, 23 portfolios. and Western
Asset/Claymore U.S. Treasury Inflation Protected Securities Fund 2
since 2004. Formerly: Managing Director, Deutsche Asset Management
(1997-2004).
------------------------- ---------------- ---------------
---------------- -----------------
-------------------------------------- 43

(1)      Officers of each Corporation are elected annually to serve until their successors are elected and qualified. Directors of each Corporation serve a term of indefinite length until their resignation or removal and stand for re-election by shareholders only as and when required by the 1940 Act.

Mr. Curley and Mr. Fetting are considered to be interested persons, as defined in the 1940 Act, of each Corporation on the basis of their employment with each fund's investment adviser or its affiliated entities (including each fund's principal underwriter) and Legg Mason, Inc., the parent holding company of those entities, as well as their ownership of Legg Mason, Inc. stock.

         The following table shows each director's ownership of shares of the funds and of all the Legg Mason funds served by the director as of December 31,
2004:

-------------------------- ------------------------------------------------------------- -----------------------------

                                                                                         Aggregate Dollar Range of
Name of Directors          Dollar Range of Equity Securities in:                         Shares in the Legg Mason
                                                                                         Funds Owned by Directors
-------------------------- ------------------------------------------------------------- -----------------------------
----------------------------------------------------------------------------------------------------------------------
INDEPENDENT DIRECTORS:
----------------------------------------------------------------------------------------------------------------------
-------------------------- ----------------------------------- ------------------------- -----------------------------
Hearn, Ruby P.             Value Trust                         $10,001-$50,000           $10,001-$50,000
                           Special Investment Trust            None
                           American Leading Companies          None
                           Balanced Trust                      None
                           Small-Cap Value Trust               None
                           Financial Services Fund             None
-------------------------- ----------------------------------- ------------------------- -----------------------------
-------------------------- ----------------------------------- ------------------------- -----------------------------
Lehman, Arnold L.          Value Trust                         Over $100,000             Over $100,000
                           Special Investment Trust            $50,001 - $100,000
                           American Leading Companies          $10,001 - $50,000
                           Balanced Trust                      None
                           Small-Cap Value Trust               $10,001 - $50,000
                           Financial Services Fund             None
-------------------------- ----------------------------------- ------------------------- -----------------------------
-------------------------- ----------------------------------- ------------------------- -----------------------------
Masters, Robin J.W.        Value Trust                         None                      $50,001-$100,000
                           Special Investment Trust            $10,001 - $50,000
                           American Leading Companies          None
                           Balanced Trust                      None
                           Small-Cap Value Trust               $10,001 - $50,000
                           Financial Services Fund             None
-------------------------- ----------------------------------- ------------------------- -----------------------------
-------------------------- ----------------------------------- ------------------------- -----------------------------
McGovern, Jill E.          Value Trust                         Over $100,000             Over $100,000
                           Special Investment Trust            Over $100,000
                           American Leading Companies          $10,001 - $50,000
                           Balanced Trust                      None
                           Small-Cap Value Trust               None
                            Financial Services Fund            None
-------------------------- ----------------------------------- ------------------------- -----------------------------

                                                        44

-------------------------- ----------------------------------- ------------------------- -----------------------------
Mehlman, Arthur S.         Value Trust                         $10,001 - $50,000         $50,001 - $100,000
                           Special Investment Trust            $10,001 - $50,000
                           American Leading Companies          None
                           Balanced Trust                      None
                           Small-Cap Value Trust               None
                            Financial Services Fund            None
-------------------------- ----------------------------------- ------------------------- -----------------------------
-------------------------- ----------------------------------- ------------------------- -----------------------------
O'Brien, G. Peter          Value Trust                         Over $100,000             Over $100,000
                           Special Investment Trust            Over $100,000
                           American Leading Companies          Over $100,000
                           Balanced Trust                      None
                           Small-Cap Value Trust               Over $100,000
                           Financial Services Fund             $10,001 - $50,000
-------------------------- ----------------------------------- ------------------------- -----------------------------
-------------------------- ----------------------------------- ------------------------- -----------------------------
Rowan, S. Ford             Value Trust                         Over $100,000             Over $100,000
                           Special Investment Trust            Over $100,000
                           American Leading Companies          $10,001 - $50,000
                           Balanced Trust                      None
                           Small-Cap Value Trust               $10,001 - $50,000
                           Financial Services Fund             None
-------------------------- ----------------------------------- ------------------------- -----------------------------
-------------------------- ----------------------------------- ------------------------- -----------------------------
Tarola, Robert M.          Value Trust                         Over $100,000             Over $100,000
                           Special Investment Trust            None
                           American Leading Companies          None
                           Balanced Trust                      None
                           Small-Cap Value Trust               None
                           Financial Services Fund             None
-------------------------- ----------------------------------- ------------------------- -----------------------------
----------------------------------------------------------------------------------------------------------------------
INTERESTED DIRECTORS:
----------------------------------------------------------------------------------------------------------------------
-------------------------- ----------------------------------- ------------------------- -----------------------------
Curley, John F., Jr.       Value Trust                         Over $100,000             Over $100,000
                           Special Investment Trust            Over $100,000
                           American Leading Companies          $50,001 - $100,000
                           Balanced Trust                      None
                           Small-Cap Value Trust               None
                           Financial Services Fund             None
-------------------------- ----------------------------------- ------------------------- -----------------------------
-------------------------- ----------------------------------- ------------------------- -----------------------------
Fetting, Mark R.           Value Trust                         Over $100,000             Over $100,000
                           Special Investment Trust            None
                           American Leading Companies          $10,0001 - $50,000
                           Balanced Trust                      None
                           Small-Cap Value Trust               None
                           Financial Services Fund             None
-------------------------- ----------------------------------- ------------------------- -----------------------------

                                                        45

         The following table provides certain information relating to the compensation of each Corporation's directors. None of the Legg Mason Funds has any retirement plan for its directors. However, each director may participate in a deferred compensation plan as discussed below.

                                                                                                   Total  Compensation
                                                        Aggregate                                  From  Each
Name of Person                    Aggregate             Compensation  From  Aggregate              Corporation and
and Position                      Compensation From     Special             Compensation From      Fund  Complex  Paid
                                  Value Trust*          Investment Trust*   Investors Trust*       to Directors**
--------------------------------- --------------------- ------------------- ---------------------- --------------------
-----------------------------------------------------------------------------------------------------------------------
INDEPENDENT DIRECTORS:
-----------------------------------------------------------------------------------------------------------------------
--------------------------------- --------------------- ------------------- ---------------------- --------------------
Hearn, Ruby P.
Director                          $5,579                $5,579              $9,480                 $36,250
--------------------------------- --------------------- ------------------- ---------------------- --------------------
--------------------------------- --------------------- ------------------- ---------------------- --------------------
Lehman, Arnold L.
Director                          $6,650                $6,650              $11,407                $85,000
--------------------------------- --------------------- ------------------- ---------------------- --------------------
--------------------------------- --------------------- ------------------- ---------------------- --------------------
Masters, Robin J.W.
Director                          $5,867                $5,867              $9,980                 $71,250
--------------------------------- --------------------- ------------------- ---------------------- --------------------
--------------------------------- --------------------- ------------------- ---------------------- --------------------
McGovern, Jill E.
Director                          $5,775                $5,775              $9,837                 $75,000
--------------------------------- --------------------- ------------------- ---------------------- --------------------
--------------------------------- --------------------- ------------------- ---------------------- --------------------
Mehlman, Arthur S. ***
Director                          $6,258                $6,258              $10,693                $133,221
--------------------------------- --------------------- ------------------- ---------------------- --------------------
--------------------------------- --------------------- ------------------- ---------------------- --------------------
O'Brien, G. Peter  ***
Director                          $5,775                $5,775              $9,837                 $149,350
--------------------------------- --------------------- ------------------- ---------------------- --------------------
--------------------------------- --------------------- ------------------- ---------------------- --------------------
Rowan, S. Ford
Director                          $5,579                $5,579              $9,480                 $67,500
--------------------------------- --------------------- ------------------- ---------------------- --------------------
--------------------------------- --------------------- ------------------- ---------------------- --------------------
Tarola, Robert M.
Director                          $5,579                $5,579              $9,480                 $36,250
--------------------------------- --------------------- ------------------- ---------------------- --------------------
-----------------------------------------------------------------------------------------------------------------------
INTERESTED DIRECTORS:
-----------------------------------------------------------------------------------------------------------------------
--------------------------------- --------------------- ------------------- ---------------------- --------------------
Curley, John F., Jr.
Chairman   of  the   Board   and  None                  None                None                   None
Director
--------------------------------- --------------------- ------------------- ---------------------- --------------------
--------------------------------- --------------------- ------------------- ---------------------- --------------------
Fetting, Mark R.
President and Director            None                  None                None                   None
================================= ===================== =================== ====================== ====================

* Represents compensation paid to the directors for the fiscal year ended March
31, 2005.

**       Represents aggregate compensation paid to each director during the calendar year ended December 31, 2004. There are 12 open-end investment companies in the Legg Mason Funds, consisting of 23 portfolios.

***      The total compensation paid to Messrs. Mehlman and O'Brien reflects compensation paid by The Royce Funds, consisting of 21 portfolios, in addition to that paid by the Legg Mason Funds.

         Officers and directors who are interested persons of each Corporation, as defined in the 1940 Act, receive no salary or fees from the Corporation. For serving as a director/trustee of all of the Legg Mason mutual funds, each director who is not an interested person of the Corporation ("Independent
Director") receives an annual retainer of $30,000 and a fee of $7,500 for each quarterly meeting he or she attends. The Lead Independent Director receives
$10,000 per year and the Chair of the Board's Nominating Committee receives
$2,500 per year in additional compensation for their additional time commitment.
In addition, the Chair and Deputy Chair of the Boards' Audit Committee receive
$5,000 and $2,500 per year, respectively, for their additional time commitments.
Independent Directors will also receive a fee of $3,750 or $1,250 for any special Board meetings they attend in-person or by telephone, respectively.
These fees are allocated to each Legg Mason fund based on average net assets as

                                       46

of December 31 of the previous year. Individual directors may elect, on a voluntary basis, to defer all or a portion of their fees through a deferred compensation plan in effect for each Legg Mason fund. The Legg Mason Funds continue to reimburse Independent Directors for their travel and other out-of-pocket expenses related to their attendance of Board meetings.

         On June 30, 2005, the Directors and Officers of each Corporation beneficially owned in the aggregate less than 1% of any class of each fund's outstanding shares.

         On June 30, 2005, the following shareholders owned of record or beneficially 5% or more of a class of the outstanding shares of the fund. Unless otherwise indicated, each of the shareholders listed below may be contacted c/o the respective Fund at 100 Light Street, 23rd Floor, Baltimore, Maryland 21202,
Attn: Fund Secretary.

------------------------------------------------------- --------------------------------------- ----------------------

NAME and ADDRESS                                        FUND/CLASS                              % OF CLASS HELD
------------------------------------------------------- --------------------------------------- ----------------------
------------------------------------------------------- --------------------------------------- ----------------------
Prudential  Investment  Management Services fbo Mutual  Value Trust                             13.94%
Fund Client attn:  Pru Choice                           -Institutional Class
100 Mulberry Street
3 Gateway Center Fl. 11
Newark, NJ 07102-4000
------------------------------------------------------- --------------------------------------- ----------------------
------------------------------------------------------- --------------------------------------- ----------------------
Charles Schwab & Co, Inc.                               Value Trust                             11.70%
Special Custody Account                                 -Institutional Class
Benefit of Customers
101 Montgomery Street
San Francisco, CA 94104-4122
------------------------------------------------------- --------------------------------------- ----------------------
------------------------------------------------------- --------------------------------------- ----------------------
Fidelity Investments Inst Oper Co., Inc. (FIIOC)        Value Trust                             9.69%
As Agent for Certain Employee Benefit Plans             -Institutional Class
100 Magellan Way
Mail Zone KWIC
Covington, KY 41015-1999
------------------------------------------------------- --------------------------------------- ----------------------

                                                        47

------------------------------------------------------- --------------------------------------- ----------------------
Chase Manhattan Bank                                    Value Trust                             5.87%
FBO ADP Retirement and Savings Plan                     -Institutional Class
4 New York Plz #2
New York, NY 10004-2413
------------------------------------------------------- --------------------------------------- ----------------------
------------------------------------------------------- --------------------------------------- ----------------------
National Financial Services Corp.                       Value Trust                             29.09%
200 Liberty St. 5th Fl.                                 -Financial Intermediary Class
1 World Financial Ctr.
New York, NY 10281-1003
------------------------------------------------------- --------------------------------------- ----------------------
------------------------------------------------------- --------------------------------------- ----------------------
John Hancock Life Insurance Company (USA)               Value Trust                             16.66%
250 Bloor St. East 7th Fl.                              -Financial Intermediary Class
Toronto, Ontario
Canada M4W1E5
------------------------------------------------------- --------------------------------------- ----------------------
------------------------------------------------------- --------------------------------------- ----------------------
Fidelity Investments Inst Oper Co., Inc. (FIIOC)        Value Trust                             8.83%
As Agent for Certain Employee Benefit Plans             -Financial Intermediary Class
100 Magellan Way
Mail Zone KWIC
Covington, KY 41015-1999
------------------------------------------------------- --------------------------------------- ----------------------
------------------------------------------------------- --------------------------------------- ----------------------
State Street Bank FBO                                   Value Trust                             8.81%
Citistreet Core Market                                  -Financial Intermediary Class
Battery March Park III
3 Pinehall Drive
Quincy, MA 02169-7422
------------------------------------------------------- --------------------------------------- ----------------------
------------------------------------------------------- --------------------------------------- ----------------------
Great-West Life & Annuity                               Value Trust                             6.23%
Client Plans FFII                                       -Financial Intermediary Class
8515 E Orchard Rd 2T2
Englewood, CO 80111-5002
------------------------------------------------------- --------------------------------------- ----------------------
------------------------------------------------------- --------------------------------------- ----------------------
Nationwide  Trust Co.  custodian for Legg Mason Profit  Special Investment Trust                42.18%
Sharing and 401k plan                                   -Institutional Class
98 San Jacinto blvd. Ste. 100
Austin, TX 78701-4255
------------------------------------------------------- --------------------------------------- ----------------------
------------------------------------------------------- --------------------------------------- ----------------------
Legg Mason Wood Walker,  Inc.  special custody account  Special Investment Trust                23.07%
for the exclusive benefit of customers                  -Institutional Class
P.O. Box 1476 Baltimore, MD 21203-1476
------------------------------------------------------- --------------------------------------- ----------------------
------------------------------------------------------- --------------------------------------- ----------------------
Wells Fargo Bank NA fbo Legg Mason Aggressive           Special Investment Trust                10.45%
P.O. Box 1533                                           -Institutional Class
Minneapolis, MN 55480-1533
------------------------------------------------------- --------------------------------------- ----------------------
------------------------------------------------------- --------------------------------------- ----------------------
Bost & Co.                                              Special Investment Trust                5.69%
FBO Directed Account Plan                               -Institutional Class
Mutual Fund Operations
PO Box 3198
Pittsburgh, PA 15230-3198
------------------------------------------------------- --------------------------------------- ----------------------
------------------------------------------------------- --------------------------------------- ----------------------
Nationwide  Trust Co.  custodian for Legg Mason Profit  American Leading Companies              46.15%
Sharing and 401k plan                                   -Institutional Class
98 San Jacinto Blvd. Ste. 100
Austin, TX 78701-4255
------------------------------------------------------- --------------------------------------- ----------------------
------------------------------------------------------- --------------------------------------- ----------------------
Legg Mason Wood Walker, Inc.                            American Leading Companies              31.21%
P.O. Box 1476                                           -Institutional Class
Baltimore, MD 21202
------------------------------------------------------- --------------------------------------- ----------------------
------------------------------------------------------- --------------------------------------- ----------------------
Legg Mason 529 Plan                                     American Leading Companies              11.49%
Growth Portfolio                                        -Institutional Class
PO Box 922
Owings Mills, MD 21117-0700
------------------------------------------------------- --------------------------------------- ----------------------
------------------------------------------------------- --------------------------------------- ----------------------
Legg Mason 529 Plan                                     American Leading Companies              6.31%
American Leading Co Portfolio                           -Institutional Class
PO Box 922
Owings Mills, MD 21117-0700
------------------------------------------------------- --------------------------------------- ----------------------
------------------------------------------------------- --------------------------------------- ----------------------
Legg Mason Wood Walker,  Inc.  special custody account  Balanced Trust                          70.34%
for the exclusive benefit of customers                  -Institutional Class
P.O. Box 1476 Baltimore, MD 21203-1476
------------------------------------------------------- --------------------------------------- ----------------------

                                                       48

------------------------------------------------------- --------------------------------------- ----------------------
Nationwide  Trust Co.  custodian for Legg Mason Profit  Balanced Trust                          23.43%
Sharing and 401k plan                                   -Institutional Class
98 San Jacinto blvd. Ste. 100
Austin, TX 78701-4255
------------------------------------------------------- --------------------------------------- ----------------------
------------------------------------------------------- --------------------------------------- ----------------------
Legg Mason Trust                                        Balanced Trust                          6.22%
PO Box 1476                                             -Institutional Class
Baltimore, MD 21203-1476
------------------------------------------------------- --------------------------------------- ----------------------
------------------------------------------------------- --------------------------------------- ----------------------
Emjayco                                                 Balanced Trust                          5.62%
FBO American Micro Products                             -Financial Intermediary Class
401K Plan
PO Box 17909
Milwaukee, WI 53217
------------------------------------------------------- --------------------------------------- ----------------------
------------------------------------------------------- --------------------------------------- ----------------------
Nationwide  Trust Co.  custodian for Legg Mason Profit  Small Cap Value Trust                   45.85%
Sharing and 401k plan                                   -Institutional Class
98 San Jacinto blvd. Ste. 100
Austin, TX 78701-4255
------------------------------------------------------- --------------------------------------- ----------------------
------------------------------------------------------- --------------------------------------- ----------------------
Legg Mason Wood Walker Inc.                             Small Cap Value Trust                   33.49%
PO Box 1476                                             -Institutional Class
Baltimore, MD 21203-1476
------------------------------------------------------- --------------------------------------- ----------------------
------------------------------------------------------- --------------------------------------- ----------------------
Legg Mason 529 Plan                                     Small Cap Value Trust                   12.76%
Growth Portfolio                                        -Institutional Class
PO Box 922
Owings Mills, MD 21117-0700
------------------------------------------------------- --------------------------------------- ----------------------

               THE FUNDS' INVESTMENT ADVISER/MANAGER/ADMINISTRATOR

         LMCM, a Maryland corporation, is located at 100 Light Street,
Baltimore, Maryland 21202. LMCM is a wholly owned subsidiary of Legg Mason,
Inc., which is also the parent of Legg Mason and Legg Mason Fund Adviser, Inc.
("LMFA"). LMCM serves as manager and investment adviser to Value Trust, Special
Investment Trust and American Leading Companies pursuant to separate Investment
Advisory and Management Agreements with each fund (each, a "Management
Agreement").

         LMFA, a Maryland corporation, is located at 100 Light Street,
Baltimore, Maryland 21202. LMFA serves as manager to Balanced Trust, Small-Cap
Value Trust, and Financial Services Fund under separate Investment Advisory
Agreements with each fund (each, a "Management Agreement"). LMFA serves as administrator to Value Trust, Special Investment Trust and American Leading
Companies pursuant to separate Sub-Administration Agreements with LMCM (each, a
"Sub-Administration Agreement").

         Each Management Agreement provides that, subject to overall direction by the fund's Board of Directors, LMCM/LMFA manages or oversees the investment and other affairs of each fund. LMCM/LMFA is responsible for managing each fund consistent with the 1940 Act, the Code, and the fund's investment objective and policies described in its Prospectus and this SAI. LMCM/LMFA is obligated to
(a) provide each fund with office facilities and personnel and maintain each fund's books and records; (b) supervise all aspects of each fund's operations;
(c) bear the expense of certain informational and purchase and redemption services to each fund's shareholders; (d) arrange, but not pay for, the periodic updating of prospectuses and preparing proxy materials, tax returns and reports

                                       49

to shareholders and state and federal regulatory agencies; and (e) report regularly to each fund's officers and directors. In addition, LMCM has agreed to reduce advisory fees for Value Trust and Special Investment Trust in an amount equal to those funds' auditing fees and compensation of their independent directors. LMCM/LMFA and its affiliates pay all compensation of directors and officers of each fund who are officers, directors or employees of LMCM/LMFA.
Each fund pays all of its expenses which are not expressly assumed by LMCM/LMFA.
These expenses include, among others, interest expense, taxes, brokerage fees and commissions, expenses of preparing and printing prospectuses, proxy statements and reports to shareholders and of distributing them to existing shareholders, custodian charges, transfer agency fees, distribution fees to Legg
Mason, each fund's distributor, compensation of the independent directors, legal and audit expenses, insurance expenses, shareholder meetings, proxy solicitations, expenses of registering and qualifying fund shares for sale under federal and state law, governmental fees and a portion of expenses incurred in connection with membership in investment company organizations. A fund also is liable for such nonrecurring expenses as may arise, including litigation to which the fund may be a party. A fund may also have an obligation to indemnify its directors and officers with respect to litigation.

         Management and Advisory fees are allocated among each class based on their pro rata share of fund assets.

         LMCM receives for its services to Value Trust, Special Investment Trust and American Leading Companies a management fee, calculated daily and payable monthly.

                                                FEE RATE
Value                                           Trust 1.00% up to $100 million of average daily net assets;
                                                0.75% between $100 million and $1 billion of average daily net assets; and 0.65% of average daily net assets exceeding $1 billion

Special                                         Investment Trust 1.00% up to $100 million of average daily net assets; 0.75% between $100 million and $1 billion of
                                                average daily net assets; and 0.65% of average daily net
                                                assets exceeding $1 billion

American Leading Companies                      0.75% up to $1 billion of average daily net assets;  and 0.65% of average daily net assets exceeding $1 billion

         LMCM currently intends to voluntarily waive fees or reimburse expenses so the expenses of American Leading Companies (exclusive of taxes, interest, brokerage and extraordinary expenses) do not exceed the annual rate of average daily net assets for each class as follows: 1.95% for Primary Class shares;
0.95% for Institutional Class shares; and 1.20% for Financial Intermediary Class shares. These voluntary waivers are currently expected to continue until August
1, 2006, but may be terminated at any time.

         LMFA receives for its services to Balanced Trust, Small-Cap Value Trust and Financial Services Fund a management fee, calculated daily and payable monthly.

                                                FEE RATE
Balanced Trust                                  0.75% of average daily net assets

Small-Cap                                       Value Trust 0.85% up to $100 million of average daily net
                                                assets; 0.75% between $100 million and $1 billion of
                                                average daily net assets; and 0.65% of average daily net
                                                assets exceeding $1 billion

Financial                                       Services Fund 1.00% up to $100 million of average daily net assets; 0.75% between $100 million and $1 billion of
                                                average daily net assets; and 0.65% of average daily net
                                                assets exceeding $1 billion

                                       50

         LMFA currently intends to voluntarily waive fees or reimburse expenses for Balanced Trust, Small-Cap Value Trust and Financial Services Fund for
expenses related to Primary Class shares (exclusive of taxes, interest, brokerage and extraordinary expenses) in excess of the following amounts for the noted periods. These voluntary waivers are currently expected to continue until
August 1, 2006, but may be terminated at any time.

                                             Expense Cap       Expiration Date
Balanced Trust - Primary Class               1.85%             August 1, 2006
Small-Cap Value Trust - Primary Class        2.00%             August 1, 2006
Financial Services Fund - Primary Class      2.25%             August 1, 2006

         LMFA currently intends to voluntarily waive fees or reimburse expenses for Balanced Trust, Small-Cap Value Trust and Financial Services Fund for
expenses related to Institutional Class shares, and Financial Intermediary Class shares of Balanced Trust and Financial Services Fund, (exclusive of taxes, interest, brokerage and extraordinary expenses) in excess of the following amounts for the noted periods. These voluntary waivers are currently expected to continue until August 1, 2006, but may be terminated at any time.

                           Expense Cap Expiration Date
Balanced Trust
     Institutional Class                  1.10%               August 1, 2006
     Financial Intermediary Class         1.35%               August 1, 2006
Small-Cap Value Trust -
     Institutional Class                  1.00%               August 1, 2006
Financial Services Fund -
     Institutional Class                  1.25%               August 1, 2006
     Financial Intermediary Class         1.50%               August 1, 2006

         For the fiscal years ended March 31, the funds incurred advisory fees of (prior to fees waived):

                                            2005                  2004                  2003
Value Trust                                 $100,782,813          $80,518,233           $61,755,665
Special Investment Trust                    $24,262,904           $20,595,704           $15,067,331
American Leading Companies                  $4,668,138            $3,945,246            $3,526,401
Balanced Trust                              $446,963              $449,344              $423,500
Small-Cap Value Trust                       $1,927,087            $1,580,482            $1,456,878
Financial Services Fund                     $678,054              $611,638              $521,078

                                       51

For the fiscal years ended March 31, the following advisory fees were waived by
LMFA:

                                              2005                  2004                  2003
Value Trust                                 $87,695               $94,081               $81,438
Special Investment Trust                    $70,841               $74,732               $60,044
Balanced Trust                              $43,396               $11,998               $39,636
Small-Cap Value Trust                       $0                    $0                    $97,506
Financial Services Fund                     $64,006               $28,135               $76,175

         Pursuant to Sub-Administration Agreements between LMCM and LMFA, LMFA agrees, among other things, to provide Value Trust, Special Investment Trust, and American Leading Companies with office facilities and personnel, maintain the funds' books and records and supply the directors and officers of the funds with statistical reports and information regarding the funds. For LMFA's services to the funds, LMCM, not the funds, pays LMFA 0.05% of each fund's average daily net assets.

         Barrett, 90 Park Avenue, New York, New York 10016, an affiliate of Legg
Mason, serves as investment sub-adviser to Financial Services Fund under a
Sub-Advisory Agreement between Barrett and LMFA ("Sub-Advisory Agreement"), effective May 1, 2003. Under the Sub-Advisory Agreement, Barrett is responsible, subject to the general supervision of the Manager and the fund's Board of
Directors, for the actual management of the fund's assets, including responsibility for making decisions and placing orders to buy, sell or hold a particular security. For Barrett's services to Financial Services Fund, LMFA
(not the fund) pays Barrett a fee computed daily and payable monthly, at an annual rate equal to 60% of the fee received from the fund, net of any waivers by LMFA, under the Management Agreement. From November 16, 1998 (commencement of operations) until April 30, 2003, Gray, Seifert & Co., Inc. ("Gray Seifert")
served as the fund's investment adviser. The advisory personnel who previously managed the fund as employees of Gray Seifert continue to do so as employees of
Barrett. For the fiscal year ended March 31, 2005 and the period May 1, 2003 to
March 31, 2004, Barrett received $368,428 and $328,186, respectively, in advisory fees on behalf of Financial Services Fund. For the period April 1, 2003 to April 30, 2003 and the fiscal year ended March 2003, Gray Seifert received
$21,916 and $266,942, respectively, in advisory fees on behalf of Financial
Services Fund.

         Bartlett, 36 East Fourth Street, Cincinnati, Ohio 45202, an affiliate of Legg Mason, serves as investment adviser to Balanced Trust pursuant to an
Investment Advisory Agreement between Bartlett and LMFA ("Sub-Advisory
Agreement"). Under the Sub-Advisory Agreement, Bartlett is responsible, subject to the general supervision of the Manager and the fund's Board of Directors, for the actual management of the fund's assets, including responsibility for making decisions and placing orders to buy, sell or hold a particular security. For
Bartlett's services to the fund, LMFA (not the fund) pays Bartlett a fee, computed daily and payable monthly, at an annual rate equal to 66 2/3% of the fee received by LMFA from the fund, net of any waivers by LMFA. For the fiscal years ended March 31, 2005, 2004 and 2003, Bartlett received $269,058, $291,564 and $255,909, respectively, in advisory fees on behalf of Balanced Trust.

         Brandywine Asset Management, LLC ("Brandywine"), 201 North Walnut
Street, Wilmington, Delaware, an affiliate of Legg Mason, serves as investment adviser to Small-Cap Value Trust pursuant to an Investment Advisory Agreement between Brandywine and LMFA ("Sub-Advisory Agreement"). Under the Sub-Advisory
Agreement, Brandywine is responsible, subject to the general supervision of LMFA and Investors Trust's Board of Directors, for the actual management of the fund's assets, including responsibility for making decisions and placing orders to buy, sell or hold a particular security. For Brandywine's services to the fund, LMFA (not the fund) pays Brandywine a fee, computed daily and payable monthly, at an annual rate equal to 0.50% of the fund's average daily net assets or 58.8% of the fee received by LMFA from the fund, net of any waivers by LMFA.
For the fiscal years ended March 31, 2005, 2004 and 2003, Brandywine received
$1,133,127, $929,323 and $799,311, respectively, in advisory fees on behalf of
Small-Cap Value Trust.

                                       52

         Under each Management Agreement or Sub-Advisory Agreement, each fund has the non-exclusive right to use the name "Legg Mason" until that Agreement is terminated, or until the right is withdrawn in writing by LMCM or LMFA, as appropriate.

         Under each Management Agreement, Sub-Administration Agreement and
Sub-Advisory Agreement, LMCM/LMFA/Bartlett/Brandywine/Barrett will not be liable for any error of judgment or mistake of law or for any loss by a fund in connection with the performance of the Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard of its obligations or duties under the respective Agreement.

         Each Management Agreement and Sub-Advisory Agreement terminates automatically upon assignment and is terminable at any time without penalty by vote of the respective fund's Board of Directors, by vote of a majority of the fund's outstanding voting securities, or by
LMFA/LMCM/Bartlett/Brandywine/Barrett, on not less than 60 days' notice to the other party to the Agreement, and may be terminated immediately upon the mutual written consent of all parties to the Agreement. Each Sub-Advisory Agreement terminates immediately upon termination of the associated Management Agreement.

Portfolio Managers

Value Trust.  Bill Miller serves as portfolio  manager to Value Trust. The table below  provides  information  regarding  other accounts for which Mr. Miller has day-to-day management responsibility.

Bill Miller
As of March 31, 2005(a):

                                                                      Number of Accounts      Assets Managed for
Type of Account                 Number of       Total Assets Managed  Managed for which       which  Advisory Fee is
                                Accounts                              Advisory Fee is         Performance-Based
                                Managed                               Performance-Based(b)
------------------------------- --------------- --------------------- ----------------------- ------------------------
------------------------------- --------------- --------------------- ----------------------- ------------------------
Registered          Investment  4               $7,934,032,211        None                    $0
Companies
Other    pooled     investment  None            $0                    None                    $0
vehicle
Other accounts                  None            $0                    None                    $0

(a)      Value Trust and one of the other registered investment companies for which Mr. Miller is primarily responsible for day-to-day management serve as model portfolios for other registered investment companies and separate accounts that are managed on a day-to-day basis by other LMCM portfolio managers. As of March 31, 2005, the total assets in these accounts was $19,763,168,906.
(b)      Five of the accounts managed by other portfolio managers, which use
         Value Trust as a model portfolio, pay performance fees. As of March
         31, 2005, the total assets in these accounts was $1,376,393,997. As previously noted, the portfolio manager for Value Trust is not primarily responsible for day-to-day management of these accounts.

         As of March 31, 2005, Mr. Miller beneficially owned shares of Value
Trust with a value of between $500,001 and $1,000,000. As of May 31, 2005, Mr.
Miller beneficially owned shares of the fund with a value in excess of
$1,0000,000.

                                       53

Special Investment Trust. Bill Miller and Samuel M. Peters serve as co-portfolio managers to Special  Investment  Trust.  The tables  below  provide  information regarding  other  accounts for which Mr. Miller and Mr.  Peters have  day-to-day management responsibility. Mr. Peters became co-manager on April 18, 2005.

Bill Miller
As of March 31, 2005(a):

                                                                      Number of Accounts      Assets Managed for
Type of Account                 Number of       Total Assets Managed  Managed for which       which  Advisory Fee is
                                Accounts                              Advisory Fee is         Performance-Based
                                Managed                               Performance-Based
------------------------------- --------------- --------------------- ----------------------- ------------------------
------------------------------- --------------- --------------------- ----------------------- ------------------------
Registered Investment           4               $20,847,221,038       None                    $0
Companies
Other pooled investment         None            $0                    None                    $0
vehicle
Other accounts                  None            $0                    None                    $0

(a)      Special Investment Trust and one of the other registered investment companies for which Mr. Miller is primarily responsible for day-to-day management serve as model portfolios for other registered investment companies and separate accounts that are managed on a day-to-day basis by other LMCM portfolio managers. As of March 31, 2005, the total assets in these accounts was $19,763,168,906.

Samuel M. Peters
As of April 18, 2005:

                                                                      Number of Accounts      Assets Managed for
Type of Account                 Number of       Total Assets Managed  Managed for which       which  Advisory Fee is
                                Accounts                              Advisory Fee is         Performance-Based
                                Managed                               Performance-Based
------------------------------- --------------- --------------------- ----------------------- ------------------------
------------------------------- --------------- --------------------- ----------------------- ------------------------
Registered Investment           None            $0                    None                    $0
Companies
Other pooled investment         None            $0                    None                    $0
vehicle
Other accounts                  None            $0                    14                      $313,872,087

         As of March 31, 2005, Mr. Miller beneficially owned shares of Special
Investment Trust with a value of between $500,001 and $1,000,000. As of May 31,
2005, Mr. Miller beneficially owned shares of the fund with a value in excess of
$1,000,000.

         As of May 31, 2005, Mr. Peters beneficially owned shares of Special
Investment Trust with a value of between $500,001 and $1,000,000.

         Mr. Miller serves as Chief Executive Officer and Chief Investment
Officer for Legg Mason Funds Management, Inc. and Legg Mason Capital Management,
Inc., and Managing Member for LMM, LLC. The portfolio manager has an ownership interest in LMM, LLC and, therefore, receives a portion of its profits. He also has an employment contract with Legg Mason, Inc. that is designed to compensate

                                       54

him in a similar manner based on the performance of Legg Mason Funds Management,
Inc. and Legg Mason Capital Management, Inc. Mr. Miller is also eligible to receive employee benefits, including, but not limited to, health care and other insurance benefits, participation in the Legg Mason 401(k) program, and participation in other Legg Mason deferred compensation plans.

         Mr. Peters is paid a fixed base salary and a bonus. Bonus compensation is reviewed annually and is determined by a number of factors, including the annual performance of the portfolio manager's accounts relative to the benchmark, the portfolio manager's performance over various other time periods, the total value of the assets managed by the portfolio manager, the portfolio manager's contribution to the investment manager's research process, the profitability of the investment manager and the portfolio manager's contribution to profitability, and trends in industry compensation levels and practices.

         Mr. Peters is also eligible to receive stock options from Legg Mason based upon an assessment of the portfolio manager's contribution to the success of the company, as well as employee benefits, including, but not limited to, health care and other insurance benefits, participation in the Legg Mason 401(k)
program, and participation in other Legg Mason deferred compensation plans.

American Leading Companies Trust. David E. Nelson serves as portfolio manager to
American Leading Companies Trust. Mr. Nelson does not manage any other accounts.

         As of March 31, 2005, Mr. Nelson beneficially owned shares of American
Leading Companies Trust with a value in excess of $1,000,000. As of May 31,
2005, Mr. Nelson continued to beneficially own shares of the fund in excess of
$1,000,000.

         Mr. Nelson is paid a fixed base salary and a bonus. Bonus compensation is reviewed annually and is determined by a number of factors, including the annual performance of the portfolio manager's accounts relative to the S&P 500
Composite Stock Index (with dividends reinvested), the consistency of the portfolio manager's performance, the total value of the assets managed by the portfolio manager, the portfolio manager's contribution to the investment manager's research process, the profitability of the investment manager and the portfolio manager's contribution to profitability, and trends in industry compensation levels and practices.

         Mr. Nelson is also eligible to receive stock options from Legg Mason based upon an assessment of the portfolio manager's contribution to the success of the company, as well as employee benefits, including, but not limited to, health care and other insurance benefits, participation in the Legg Mason 401(k)
program, and participation in other Legg Mason deferred compensation plans.

                                       55

         LMCM realizes the fact that a portfolio manager having day-to-day management responsibility for more than one account may create the potential for conflicts to arise. For example, the portfolio manager may have an opportunity to purchase investments of limited availability. In this circumstance, the portfolio manager will review each account's investment guidelines, restrictions, tax considerations, cash balances, liquidity needs, and other factors to determine the suitability of the investment for each account and to ensure that accounts are treated equitably. The portfolio manager may also decide to purchase or sell the same security for multiple accounts at approximately the same time. To address any conflicts that this situation might create, the portfolio manager will generally combine client orders (i.e., enter a "bunched" order) in an effort to obtain best execution or to negotiate a more favorable commission rate. In addition, if orders to buy or sell a security for multiple accounts at approximately the same time are executed at different prices or commissions, the transactions will generally be allocated to each account at the average execution price and commission. In circumstances where a bunched order is not completely filled, each account will normally receive a pro-rated portion of the securities based upon the account's level of participation in the order. The investment manager may under certain circumstances allocate securities in a manner other than pro-rata if it determines that the allocation is fair and equitable under the circumstances and does not discriminate against any account.

         In the opinion of the investment manger for the funds, a portfolio manager's simultaneous management of a fund and the accounts included in the tables above does not create any material conflicts of interests.

Balanced Trust.  Peter A. Sorrentino,  David P. Francis and Troy R. Snider serve as portfolio  managers to Balanced Trust.  The tables below provide  information regarding  other accounts for which Mr.  Francis and Mr. Snider have  day-to-day management responsibility. Mr. Sorrentino does not manage any other accounts.

David P. Francis
As of March 31, 2005:

                                                                      Number of Accounts      Assets Managed for
Type of Account                 Number of       Total Assets Managed  Managed for which       which  Advisory Fee is
                                Accounts                              Advisory Fee is         Performance-Based
                                Managed                               Performance-Based
------------------------------- --------------- --------------------- ----------------------- ------------------------
------------------------------- --------------- --------------------- ----------------------- ------------------------
Registered Investment           None            $0                    None                    $0
Companies
Other pooled investment         None            $0                    None                    $0
vehicle
Other accounts                  2               $12,200,000           None                    $0

Troy R. Snider
As of March 31, 2005:

                                                                      Number of Accounts      Assets Managed for
Type of Account                 Number of       Total Assets Managed  Managed for which       which  Advisory Fee is
                                Accounts                              Advisory Fee is         Performance-Based
                                Managed                               Performance-Based
------------------------------- --------------- --------------------- ----------------------- ------------------------
------------------------------- --------------- --------------------- ----------------------- ------------------------
Registered Investment           None            $0                    None                    $0
Companies
Other pooled investment         None            $0                    None                    $0
vehicle
Other accounts                  61              $182,000,000          None                    $0

                                       56

As of March 31,  2005 and May 31,  2005,  Mr.  Sorrentino,  Mr.  Francis and Mr.
Snider owned no shares of Balanced Trust.

         Incentive compensation for Mr. Sorrentino is determined by the performance of the equity portion of the fund versus the Standard & Poor's 500 index. The one-year and three-year rolling returns are compared to the benchmark returns for the same periods with the magnitude of the incentive driven by the degree of investment performance in excess of that generated by the benchmark.
Emphasis is placed on the longer-term, three-year return. In addition, Mr.
Sorrentino is eligible for incentive compensation based upon the investment performance realized by the various equity composites representing the remaining asset under management of Bartlett & Co.

         Mr. Francis and Mr. Snider are compensated with a competitive base salary along with an annual variable bonus. Bonus payments are based in part on the portfolio performance of the equity selections relative to the Standard &
Poor's 500 index. Other factors in the bonus calculation are company profitability and individual contribution.

         All client accounts managed by Bartlett, including the fund, are managed to their respective benchmarks and policy statement requirements.
However, in order to protect against any potential conflicts associated with a portfolio manager's day-to-day responsibility for managing multiple accounts,
Bartlett has adopted policies and procedures regarding trade allocation of securities to ensure that no client is favored over any other client. When purchasing the same security for multiple accounts, the portfolio manager will aggregate orders in order to minimize execution costs and obtain best execution.
When the firm enters an aggregated order, the allocation of securities among participating clients will be completed prior to the time at which the order is entered. Each client participating in an aggregated order will receive the average share price of the transaction(s), and each client will share transaction costs on a pro-rata basis based upon the client's level of participation in the order.

         Generally, if an aggregated order is partially filled, each participating client will receive a pro-rated portion of the securities based upon the client's level of participation in the order. If, however, Bartlett determines that it is in the best interest of its clients to fill some of its client orders in their entirety rather than allocating securities on a pro-rata basis, the firm may do so; provided it maintains a record of this decision which includes a description of the reason that the general allocation policy was not followed.

U.S. Small Cap Value Trust. Henry F. Otto and Steven M. Tonkovich serve as portfolio managers to U.S. Small Cap Value Trust. The table below provides information regarding other accounts for which Mr. Otto and Mr. Tonkovich have day-to-day management responsibility.

Henry F. Otto and Steven M. Tonkovich
As of March 31, 2005:

                                                                      Number of Accounts      Assets Managed for
Type of Account                 Number of       Total Assets Managed  Managed for which       which  Advisory Fee is
                                Accounts                              Advisory Fee is         Performance-Based
                                Managed                               Performance-Based
------------------------------- --------------- --------------------- ----------------------- ------------------------
------------------------------- --------------- --------------------- ----------------------- ------------------------
Registered Investment           2               $1,181,309,574        None                    $0
Companies
Other pooled investment         4               $549,837,949          None                    $0
vehicle
Other accounts                  26              $2,704,596,489        3                       $756,492,979

                                       57

         As of March 31, 2005, Mr. Otto beneficially owned shares of U.S. Small
Cap Value Trust with a value of between $100,001 and $500,000. As of May 31,
2005, Mr. Otto beneficially owned shares of the fund between $500,001 and
$1,000,000.

         As of March 31, 2005, Mr. Tonkovich beneficially owned shares of U.S.
Small Cap Value Trust with a value of between $100,001 and $500,000. As of May
31, 2005, Mr. Tonkovich continued to beneficially own shares of the fund between
$100,001 and $500,000.

         Brandywine believes that there are no material conflicts of interest that arise in connection with its simultaneous management of its various portfolios. All portfolios within a given investment style are treated in a similar fashion for all investment decisions, unless a client provides specific investment restrictions. All trade executions of a given investment decision are allocated in an unbiased manner to avoid any conflict over allocation of investment opportunities.

         The fund's portfolio managers' compensation includes a fixed base salary coupled with a bonus which is based on 1) the manager's portfolio pre-tax performance versus the small cap value peer universe constructed by the Frank
Russell Company, 2) the overall profitability of all portfolio's managed by the portfolio managers, and 3) Brandywine's overall profitability. The comparison to the small cap value peer universe includes one quarter, one year, three year, and five year time periods. The bonus calculation treats every account under the portfolio manager's direction in the same manner, including the fund.

Financial  Services Fund. Amy LaGuardia serves as portfolio manager to Financial
Services Fund. The table below provides information regarding other accounts for which Ms. LaGuardia has day-to-day management responsibility.

Amy LaGuardia
As of March 31, 2005:

                                                                      Number of Accounts      Assets Managed for
Type of Account                 Number of       Total Assets Managed  Managed for which       which  Advisory Fee is
                                Accounts                              Advisory Fee is         Performance-Based
                                Managed                               Performance-Based
------------------------------- --------------- --------------------- ----------------------- ------------------------
------------------------------- --------------- --------------------- ----------------------- ------------------------
Registered          Investment  1               $67,300,000           None                    $0
Companies
Other    pooled     investment  None            $0                    None                    $0
vehicle
Other accounts                  293             $408,000,000          None                    $0

         As of March 31, 2005, Ms. LaGuardia beneficially owned shares of
Financial Services Fund with a value of between $100,001 and $500,000. As of May
31, 2005, Ms. LaGuardia continued to beneficially own shares of the fund between
$100,001 and $500,000.

         To date there have not been any material conflicts with the Financial
Services Fund and other managed accounts nor does Barrett anticipate any conflicts. When possible Barrett uses average pricing on trades in which the fund and other accounts participates on an aggregate basis. The same investment policy is followed; however, the investment parameters differ. The fund is a sector fund with over 80% invested in financial companies whereas other clients have no more than 40% of assets in financial companies. The private clients are invested in other sectors of the market, which can do better or worse than financial services sectors at any given time. In addition, Barrett does not sell short, which eliminates a potential conflict between the private clients and the fund. Barrett also does not engage in any principal or agency cross transactions with itself or affiliated parties.

                                       58

         The portfolio manager receives a base salary and participates in incentive programs wherein bonuses are paid in March after assessing entity-wide performance, company profitability and individual performance. Performance is not based solely on the individual; the firm as a whole must do well before bonuses are paid.

         The funds, LMCM, LMFA, Legg Mason, Brandywine, Bartlett, and Barrett
each has adopted a code of ethics under Rule 17j-1 of the 1940 Act, which permits personnel covered by the code to invest in securities that may be purchased or held by a fund, but prohibits fraudulent, deceptive or manipulative conduct in connection with that personal investing. With respect to transactions in Legg Mason funds, personnel covered by the code: must submit proposed transactions in Legg Mason funds for pre-clearance; must hold fund shares purchased for at least sixty days; and are prohibited from using their knowledge of the portfolio of a Legg Mason fund to engage in any trade or short-term trading strategy involving that fund.

         As each fund may hold various equity securities in its portfolio, it often has the right to vote by proxy on items of business with respect to the issuers whose securities it owns. The Legg Mason funds have developed proxy voting procedures whereby, subject to Board oversight, the advisers and/or sub-advisers that actually manage the assets of the funds are delegated the responsibility for assessing and voting each fund's proxies in accordance with their own proxy voting policies and procedures. These policies and procedures include specific provisions to determine when a conflict exists between the fund and its adviser or the adviser's affiliates. Copies of the proxy voting policies and procedures are attached to this SAI as Appendix B.

         Information regarding how each fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge through www.leggmasonfunds.com/aboutlmf or the SEC's Internet site at http://www.sec.gov.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

         The portfolio turnover rate is computed by dividing the lesser of purchases or sales of securities for the period by the average value of portfolio securities for that period. Short-term securities are excluded from the calculation.

         For the fiscal years ended March 31, each fund's portfolio turnover rates were as follows:

-------------------------------------- ------------------------ -------------------------

Fund                                   2005                     2004
-------------------------------------- ------------------------ -------------------------
-------------------------------------- ------------------------ -------------------------
Value Trust                            8.8%                     3.8%
-------------------------------------- ------------------------ -------------------------
-------------------------------------- ------------------------ -------------------------
Special Investment Trust               17.7%                    14.7%
-------------------------------------- ------------------------ -------------------------
-------------------------------------- ------------------------ -------------------------
American Leading Companies             19.4%                    19.6%
-------------------------------------- ------------------------ -------------------------
-------------------------------------- ------------------------ -------------------------
Balanced Trust                         42.4%                    42.1%
-------------------------------------- ------------------------ -------------------------
-------------------------------------- ------------------------ -------------------------
Small Cap Value Trust                  46.7%                    44.3%
-------------------------------------- ------------------------ -------------------------
-------------------------------------- ------------------------ -------------------------
Financial Services Fund                28.3%                    29.6%
-------------------------------------- ------------------------ -------------------------

         Under each Advisory Agreement, each fund's adviser is responsible for the execution of the fund's portfolio transactions. Corporate and government debt securities are generally traded on the OTC market on a "net" basis without a stated commission, through dealers acting for their own account and not as brokers. Prices paid to a dealer in debt securities will generally include a
"spread," which is the difference between the price at which the dealer is willing to purchase and sell the specific security at the time, and includes the dealer's normal profit. Some portfolio transactions may be executed through brokers acting as agent. In selecting brokers or dealers, each adviser must seek the most favorable price (including the applicable dealer spread or brokerage commission) and execution for such transactions, subject to the possible payment as described below of higher brokerage commissions or spreads to broker-dealers who provide research and analysis. A fund may not always pay the lowest commission or spread available. Rather, in placing orders on behalf of a fund, each adviser also takes into account other factors bearing on the overall

                                       59

quality of execution, such as size of the order, difficulty of execution, efficiency of the executing broker's facilities (including the services described below), any risk assumed by the executing broker and, if applicable, arrangements for payment of fund expenses.

         Consistent with the policy of most favorable price and execution, each adviser may give consideration to research, statistical and other services furnished by brokers or dealers to that adviser for its use, may place orders with brokers or dealers who provide supplemental investment and market research and securities and economic analysis, and may pay to these brokers or dealers a higher brokerage commission than may be charged by other brokers or dealers, or a higher transaction fee on so-called "riskless principal" trades in certain
Nasdaq securities. Such services include, without limitation, advice as to the value of securities; the advisability of investing in, purchasing, or selling securities; advice as to the availability of securities or of purchasers or sellers of securities; and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. Such research and analysis may be useful to each adviser in connection with services to clients other than the funds whose brokerage generated the service. On the other hand, research and analysis received by the adviser from brokers executing orders for clients other than the funds may be used for the funds' benefit. Each adviser's fee is not reduced by reason of its receiving such brokerage and research services.

         As adviser to Value Trust, Special Investment Trust and American
Leading Companies, LMCM may allocate brokerage transactions to broker-dealers who allocate a portion of the commissions paid by each fund toward the reduction of the fund's expenses payable to third-party service providers other than LMCM or its affiliates. The transaction quality must, however, be comparable to that of other qualified broker-dealers. Neither LMCM nor its affiliates receive any direct or indirect benefit from these arrangements.

         From time to time each fund may use Legg Mason as broker for agency transactions in listed and OTC securities at commission rates and under circumstances consistent with the policy of best execution. Commissions paid to
Legg Mason will not exceed "usual and customary brokerage commissions." Rule
17e-1 under the 1940 Act defines "usual and customary" commissions to include amounts which are "reasonable and fair compared to the commission, fee or other remuneration received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time." In the OTC market, a fund generally deals with responsible primary market-makers unless a more favorable execution can otherwise be obtained.

         For the fiscal years ended March 31, each fund paid the following brokerage commissions:

-------------------------------------- ------------------------ ------------------------- ------------------------

Fund                                   2005                     2004                      2003
-------------------------------------- ------------------------ ------------------------- ------------------------
-------------------------------------- ------------------------ ------------------------- ------------------------
Value Trust (a)                        $7,075,533               $3,893,533                $13,667,884
-------------------------------------- ------------------------ ------------------------- ------------------------
-------------------------------------- ------------------------ ------------------------- ------------------------
Special Investment Trust (b)           $2,297,192               $1,651,382                $2,681,808
-------------------------------------- ------------------------ ------------------------- ------------------------
-------------------------------------- ------------------------ ------------------------- ------------------------
American Leading Companies Trust (c)   $401,640                 $380,693                  $614,647
-------------------------------------- ------------------------ ------------------------- ------------------------
-------------------------------------- ------------------------ ------------------------- ------------------------
Balanced Trust                         $46,764                  $42,200                   $38,473
-------------------------------------- ------------------------ ------------------------- ------------------------
-------------------------------------- ------------------------ ------------------------- ------------------------
U.S. Small Cap Value Trust (d)         $402,141                 $401,742                  $612,615
-------------------------------------- ------------------------ ------------------------- ------------------------
-------------------------------------- ------------------------ ------------------------- ------------------------
Financial Services Fund (e)            $59,062                  $37,292                   $34,428
-------------------------------------- ------------------------ ------------------------- ------------------------

(a) The decrease in commissions paid by Value Trust during the fiscal year ended
2004 was due to a decrease in the fund's portfolio turnover rate. The increase in commissions paid by Value Trust during the fiscal year ended 2005 was due to an increase in the fund's portfolio turnover rate.

(b) The decrease in commissions paid by Special Investment Trust during the fiscal year ended 2004 was due to a decrease in the fund's portfolio turnover rate. The increase in commissions paid by Special Investment Trust during the fiscal year ended 2005 was due to an increase in the fund's portfolio turnover rate.

                                       60

(c) The decrease in the commission paid by American Leading Companies Trust during the fiscal year ended 2004 was due to a decrease in the fund's portfolio turnover rated.

(d) The decrease in commissions paid by U.S. Small Cap Value Trust during the fiscal year ended 2004 was due to a decrease in the fund's portfolio turnover rate.

(e) The increase in commissions paid by Financial Services Fund during the fiscal year ended 2005 was due to an increase in agency transactions versus principal transactions.

For the fiscal years ended March 31, the following funds paid the following brokerage commissions to Legg Mason:

-------------------------------------- ------------------------ ------------------------ ------------------------

Fund                                   2005                     2004                     2003
-------------------------------------- ------------------------ ------------------------ ------------------------
-------------------------------------- ------------------------ ------------------------ ------------------------
Value Trust                            $79,043*                 $90,800                        $50,310
-------------------------------------- ------------------------ ------------------------ ------------------------
-------------------------------------- ------------------------ ------------------------ ------------------------
Special Investment Trust               $101,920**               $2,560                         $17,384
-------------------------------------- ------------------------ ------------------------ ------------------------
-------------------------------------- ------------------------ ------------------------ ------------------------
American Leading Companies             $4,600***                $13,250                        --
-------------------------------------- ------------------------ ------------------------ ------------------------

*        Represents 1.12% of the total brokerage commissions paid and 0.60% of the total dollar amount of transactions involving the payment of brokerage commissions for the most recent fiscal year.

**       Represents 4.44% of the total brokerage commissions paid and 4.35% of the total dollar amount of transactions involving the payment of brokerage commissions for the most recent fiscal year.

***      Represents 1.15% of total brokerage commissions paid and 0.97% of total dollar amount of transactions involving the payment of brokerage commissions for the most recent fiscal year.

         For the fiscal years ended March 31, 2005, 2004 and 2003, Legg Mason received no brokerage commissions from Balanced Trust, Small-Cap Value Trust or
Financial Services Fund.

         Except as permitted by SEC rules or orders, each fund may not buy securities from, or sell securities to, Legg Mason or its affiliated persons as principal. Each fund's Board of Directors has adopted procedures in conformity with Rule 10f-3 under the 1940 Act whereby the fund may purchase securities that are offered in certain underwritings in which Legg Mason or any of its affiliated persons is a participant. These procedures, among other things, limit each fund's investment in the amount of securities of any class of securities offered in an underwriting in which Legg Mason or any of its affiliated persons is a participant so that each fund, together with all other registered investment companies having the same adviser and all private accounts controlled by the same adviser, may not purchase more than 25% of the principal amount of the offering of such class. In addition, a fund may not purchase securities during the existence of an underwriting if Legg Mason is the sole underwriter of those securities. In no case in which a fund purchases securities in an underwriting in which Legg Mason or any affiliated person is a participant can the fund purchase the securities from Legg Mason or the affiliated person.

         Section 11(a) of the Securities Exchange Act of 1934 prohibits Legg
Mason from receiving compensation for executing transactions on an exchange for its affiliates, such as the funds, unless the affiliate expressly consents by written contract. Each Advisory Agreement expressly provides such consent.

                                       61

         Of the regular broker-dealers used by each respective fund during the fiscal year ended March 31, 2005, the following funds owned shares of the following broker-dealers or parent companies of broker-dealers as of that date:

                                                           Market Value of
Value Trust                                                Shares Held
-------------------------------------------------------------------------------
Citigroup, Inc.                                            $404,460,000
J.P. Morgan Chase & Co.                                    $657,400,000

                                                           Market Value of
Special Investment Trust                                   Shares Held
-------------------------------------------------------------------------------
The Bear Stearns Companies, Inc.                           $149,850,000

                                                           Market Value of
American Leading Companies Trust                           Shares Held
-------------------------------------------------------------------------------
Bank of America Corp.                                      $15,143,940
Citigroup, Inc.                                            $20,897,100
J.P. Morgan Chase & Co.                                    $26,019,200
Merrill Lynch & Co., Inc.                                  $3,962,000
Morgan Stanley                                             $4,007,500

                                                           Market Value of
Balanced Trust                                             Shares Held
-------------------------------------------------------------------------------
Bank of America Corp.                                      $330,068
Citigroup, Inc.                                            $1,267,308
J.P. Morgan Chase & Co.                                    $492,503
Lincoln National Corp.                                     $631,960
Merrill Lynch & Co., Inc.                                  $490,191
Principal Financial Group, Inc.                            $535,011

                                                           Market Value of
Financial Services Fund                                    Shares Held
-------------------------------------------------------------------------------
J.P. Morgan Chase & Co.                                    $968,247

                                                           Market Value of
Small-Cap Value Trust                                      Shares Held
-------------------------------------------------------------------------------
Raymond James Financial, Inc.                              $299,970

         Special Investment Trust and Financial Services Fund held no shares of their regular broker-dealers as of March 31, 2005.

         Investment decisions for each fund are made independently from those of other funds and accounts advised by LMFA, LMCM, Bartlett, Brandywine or Barrett.
However, the same security may be held in the portfolios of more than one fund or account. When two or more accounts simultaneously engage in the purchase or sale of the same security, the prices and amounts will be equitably allocated to each account. In some cases, this procedure may adversely affect the price or quantity of the security available to a particular account. In other cases, however, an account's ability to participate in large-volume transactions may produce better executions and prices.

                                       62

                             THE FUNDS' DISTRIBUTOR

         Legg Mason acts as distributor of the funds' shares pursuant to separate Underwriting Agreements with each fund. Except as noted in the
Prospectuses, each Corporation's shares are distributed in a continuous offering. Each Underwriting Agreement obligates Legg Mason to promote the sale of fund shares and to pay certain expenses in connection with its distribution efforts, including expenses for the printing and distribution of prospectuses and periodic reports used in connection with the offering to prospective investors (after the prospectuses and reports have been prepared, set in type and mailed to existing shareholders at each fund's expense) and for supplementary sales literature and advertising costs.

         Under each Underwriting Agreement, each fund has the non-exclusive right to use the name "Legg Mason" until that agreement is terminated, or until the right is withdrawn in writing by Legg Mason.

         Each fund has adopted a Distribution Plan for Primary Class shares
("Primary Class Plans"); and Value Trust, Special Investment Trust, American
Leading Companies, Balanced Trust and Financial Services Fund have each adopted a Distribution Plan for Financial Intermediary Class shares ("Financial
Intermediary Class Plans"), each of which, among other things, permits a fund to pay Legg Mason fees for its services related to sales and distribution of
Primary Class shares or Financial Intermediary Class shares, respectively, and the provision of ongoing services to holders of those shares. Payments with respect to a class are made only from assets attributable to that class. Under the Primary Class Plans, the aggregate fees may not exceed an annual rate of each fund's average daily net assets attributable to Primary Class shares as follows: 1.00% for Special Investment Trust, American Leading Companies,
Small-Cap Value Trust and Financial Services Fund, 0.75% for Balanced Trust and
0.95% for Value Trust. Under the Financial Intermediary Class Plans, the
aggregate fees may not exceed an annual rate of 0.40% (0.25% in the case of
Financial Services Fund) of each fund's average daily net assets attributable to
Financial Intermediary Class shares. Currently, under each Financial
Intermediary Class Plan, Legg Mason receives 0.25% of assets attributable to
Financial Intermediary Class shares annually from each fund. Distribution activities for which such payments may be made include, but are not limited to, compensation to persons who engage in or support distribution and redemption of shares, printing of prospectuses and reports for persons other than existing shareholders, advertising, preparation and distribution of sales literature, overhead, travel and telephone expenses, all with respect to the respective class of shares only.

         Amounts payable by a fund under a Plan need not be directly related to the expenses actually incurred by Legg Mason on behalf of the fund. Each Plan does not obligate a fund to reimburse Legg Mason for the actual expenses Legg
Mason may incur in fulfilling its obligations under the Plan. Thus, even if Legg
Mason's actual expenses exceed the fee payable to Legg Mason at any given time, a fund will not be obligated to pay more than that fee. If Legg Mason's expenses are less than the fee it receives, Legg Mason will retain the full amount of the fee.

         With respect to Primary Class and/or Financial Intermediary Class shares, LMFA and LMCM have agreed to waive their fees if necessary to meet the voluntary expense limits for American Leading Companies, Financial Services
Fund, Balanced Trust and Small-Cap Value Trust to the extent described under
"The Funds' Investment Adviser/Manager."

         The Plans were each adopted, as required by Rule 12b-1 under the 1940
Act, by a vote of the Board of Directors of each respective fund including a majority of the Independent Directors who have no direct or indirect financial interest in the operation of any Plan or any Underwriting Agreement ("12b-1
Directors"). In approving the establishment or continuation of each Plan, in accordance with the requirements of Rule 12b-1, the directors determined that there was a reasonable likelihood that each Plan would benefit the applicable fund, class and its shareholders. The directors considered, among other things, the extent to which the potential benefits of the Plan to the fund's Primary

                                       63

Class or Financial Intermediary Class shareholders, as applicable, could offset the costs of the Plan; the likelihood that the Plan would succeed in producing such potential benefits; the merits of certain possible alternatives to the
Plan; and the extent to which the retention of assets and additional sales of the fund's Primary Class shares and Financial Intermediary Class shares, as applicable, would be likely to maintain or increase the amount of compensation paid by that fund to the adviser.

         In considering the costs of each Plan, the directors gave particular attention to the fact that any payments made by a fund to Legg Mason under a
Plan would increase the fund's level of expenses in the amount of such payments.
Further, the directors recognized that the adviser would earn greater management fees if a fund's assets were increased, because such fees are calculated as a percentage of a fund's assets and thus would increase if net assets increase.
The directors further recognized that there can be no assurance that any of the potential benefits described below would be achieved if each Plan was implemented.

         Among the potential benefits of the Plans, the directors noted that the payment of commissions and service fees to Legg Mason and its financial advisers could motivate them to improve their sales efforts with respect to each fund's
Primary Class shares and Financial Intermediary Class shares, as applicable, and to maintain and enhance the level of services they provide to a fund's respective class of shareholders. These efforts, in turn, could lead to increased sales and reduced redemptions, eventually enabling a fund to achieve economies of scale and lower per share operating expenses. Any reduction in such expenses would serve to offset, at least in part, the additional expenses incurred by a fund in connection with its Plan. Furthermore, the investment management of a fund could be enhanced, as net inflows of cash from new sales might enable its portfolio manager to take advantage of attractive investment opportunities, and reduced redemptions could eliminate the potential need to liquidate attractive securities positions in order to raise the funds necessary to meet the redemption requests.

         As compensation for its services and expenses, in accordance with each
Primary Class Plan, Legg Mason receives from each fund an annual distribution fee equivalent to a percentage of the fund's average daily net assets as follows: 0.70% for Value Trust; 0.75% for Special Investment Trust; 0.75% for
American Leading Companies; 0.50% for Balanced Trust; 0.75% for Small Cap Value;
and 0.75% for Financial Services, and an annual service fee equivalent to 0.25%
of its average daily net assets attributable to Primary Class shares. In accordance with each Financial Intermediary Class Plan, as compensation for its services and expenses, Legg Mason is authorized to receive from Value Trust,
Special Investment Trust, American Leading Companies and Balanced Trust an
annual distribution fee equivalent to 0.15% of each fund's average daily net assets, and an annual service fee equivalent to 0.25% of each fund's average daily net assets attributable to Financial Intermediary Class shares, except that Financial Services Fund's Plan does not provide for any distribution fee, only a 0.25% annual service fee. The Boards of these funds have currently approved payment of 0.25% under the Financial Intermediary Class plans. All distribution and service fees are calculated daily and paid monthly.

         Each Plan will continue in effect only so long as it is approved at least annually by the vote of a majority of the Board of Directors, including a majority of the 12b-1 Directors, cast in person at a meeting called for the purpose of voting on that Plan. A Plan may be terminated with respect to a class of a fund by a vote of a majority of the 12b-1 Directors or by vote of a majority of the outstanding voting securities of the applicable class of that fund. Any change in a Plan that would materially increase the distribution costs to a fund requires approval by the shareholders of the applicable class of the fund; otherwise a Plan may be amended by the directors, including a majority of the 12b-1 Directors.

         Rule 12b-1 requires that any person authorized to direct the disposition of monies paid or payable by a fund, pursuant to a Plan or any related agreement shall provide to that fund's Board of Directors, and the directors shall review, at least quarterly, a written report of the amounts so expended pursuant to the plan and the purposes for which the expenditures were made.

                                       64

         For the year ended March 31, 2005, the funds incurred distribution and service fees with respect to Primary Class shares of (prior to fees waived):

Value Trust                                       $104,213,367
Special Investment Trust                          $33,401,653
American Leading Companies                        $6,043,137
Balanced Trust                                    $285,076
Small-Cap Value Trust                             $2,316,925
Financial Services Fund                           $563,361

         For the year ended March 31, 2005, the following distribution fees were waived by Legg Mason with respect to Primary Class shares:

Balanced Trust                                    $35,331
Small-Cap Value Trust                             $8,435
Financial Services Fund                           $22,114

         For the year ended March 31, 2005, the following funds incurred distribution and service fees with respect to Financial Intermediary Class shares of (prior to fees waived):

Value Trust                                       $1,690,689
Special Investment Trust                          $27,140
Balanced Trust                                    $52,631
Financial Services Fund                           $27,140

         For the year ended March 31, 2005, distribution fees of $10,193 were waived by Legg Mason with respect to Financial Intermediary Class shares of
Balanced Trust.

         For the fiscal year ended March 31, 2005, Legg Mason incurred the following expenses in connection with distribution and shareholder services with respect to Primary Class shares for each of the following funds:

--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------

                                        Special          American                       Small-Cap       Financial
                      Value Trust       Investment       Leading           Balanced     Value           Services
                                        Trust            Companies         Trust        Trust           Fund
--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------
--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------

Compensation to
sales personnel       $44,416,000       $13,793,000      $2,533,000        $79,000      $964,000        $213,000
--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------
--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------

Advertising
                      $4,128,000        $1,193,000       $1,136,000        $102,000     $374,000        $112,000
--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------
--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------

Printing and
mailing               $479,000          $250,000         $232,000          $30,000      $89,000         $35,000
of prospectuses
to prospective
shareholders
--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------

                                                        65

--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------

Administration,
overhead and          $28,711,000       $9,732,000       $2,578,000        $543,000     $1,348,000      $651,000
corporate technology

--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------
--------------------- ----------------- ---------------- ----------------- ------------ --------------- --------------

Total expenses
                      $77,734,000       $24,968,000      $6,479,000        $754,000     $2,775,000      $1,011,000
--------------------- ================= ================ ================= ============ =============== ==============

         For the fiscal year ended March 31, 2005, Legg Mason incurred the following expenses in connection with distribution and shareholder services of
Financial Intermediary Class shares for each of the following funds:

                                       Value Trust       Special             Balanced            Financial
                                                         Investment Trust    Trust               Services Fund
                                       ----------------- ------------------- ------------------- -------------------
                                       ----------------- ------------------- ------------------- -------------------

Compensation to sales personnel
                                       $2,738,000        $67,000             $44,000             $43,000

Advertising
                                       $255,000          $6,000              $57,000             $23,000

Printing and mailing
of prospectuses                        $29,000           $1,000              $16,000             $7,000
to prospective shareholders

Administration,      overhead     and
corporate technology                   $1,770,000        $48,000             $301,000            $132,000
                                       ----------------- ------------------- ------------------- -------------------
                                       ----------------- ------------------- ------------------- -------------------

Total expenses
                                       $4,792,000        $122,000            $418,000            $205,000
                                       ================= =================== =================== ===================

         The foregoing are estimated and do not include all expenses fairly allocable to Legg Mason's or its affiliates' efforts to distribute Primary Class shares or Financial Intermediary Class shares. They include an allocation among the funds and other financial products available through Legg Mason Financial
Advisers of certain overhead expenses related to distribution.

                            CAPITAL STOCK INFORMATION

         Value Trust has authorized capital of 700 million shares of common stock, par value $0.001 per share. Special Investment Trust has authorized capital of 350 million shares of common stock, par value $0.001 per share.
Investors Trust has authorized issuance of 600 million shares of par value $.001 per share of American Leading Companies, 625 million shares of par value $.001 per share of Balanced Trust, 200 million shares of par value $.001 per share of
Small-Cap Value Trust, and 475 million shares of par value $.001 per share of
Financial Services Fund. Each corporation may authorize and issue additional series of shares and may create additional classes. Each fund currently offers two classes of shares -- Primary Class shares and Institutional Class shares. In addition, Value Trust, Special Investment Trust, American Leading Companies

                                       66

Trust, Balanced Trust and Financial Services Fund offer Financial Intermediary
Class shares. Each class represents interests in the same pool of assets. A separate vote is taken by a class of shares of a fund if a matter affects just that class of shares. Each class of shares may bear certain differing class-specific expenses and sales charges, which may affect performance.

         The Board of each fund does not anticipate that there will be any conflicts among the interests of the holders of the different classes of a fund's shares. If the Board becomes aware that any such conflict exists, it will take appropriate actions. Shareholders of each fund are entitled to one vote per share and fractional votes for fractional shares held. Voting rights are not cumulative. All shares of the funds are fully paid and nonassessable and have no preemptive or conversion rights.

         For each fund, shareholder meetings will not be held except: where the
1940 Act requires a shareholder vote on certain matters (including the election of directors, approval of an advisory contract, and certain amendments to a plan of distribution pursuant to Rule 12b-1); at the request of a majority of the shares entitled to vote as set forth in the by-laws of the fund; or as the Board of Directors from time to time deems appropriate or necessary.

     THE CORPORATIONS' CUSTODIAN AND TRANSFER AND DIVIDEND-DISBURSING AGENT

         State Street Bank and Trust Company ("State Street"), P.O. Box 1713,
Boston, Massachusetts 02105, serves as custodian of each fund's assets. BFDS,
P.O. Box 953, Boston, Massachusetts 02103, as agent for State Street, serves as transfer and dividend-disbursing agent and administrator of various shareholder services. LM Fund Services, Inc. ("LMFS") serves as sub-transfer agent to the funds assisting BFDS with certain of its duties as transfer agent. LMFS, an affiliate of Legg Mason, receives from BFDS for its services a percentage of the per account fees the funds pay BFDS for transfer agency services. Shareholders who request an historical transcript of their account will be charged a fee based upon the number of years researched. Each fund reserves the right, upon at least 60 days' prior written notice, to institute other charges on shareholders to cover a fund's administrative costs. LMFS may also receive compensation for providing certain shareholder services to Financial Intermediary and
Institutional Class shareholders of the funds.

                         THE CORPORATIONS' LEGAL COUNSEL

     Kirkpatrick & Lockhart Nicholson Graham LLP, 1800 Massachusetts Ave., N.W.,
Washington, D.C. 20036-1221, serves as counsel to each Corporation.

         THE CORPORATIONS' INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         PricewaterhouseCoopers LLP, 250 W. Pratt Street, Baltimore, MD 21201,
serves as independent registered public accounting firm to each Corporation.

                              FINANCIAL STATEMENTS

         The Annual Reports to Shareholders for Value Trust and Special
Investment Trust for the fiscal year ended March 31, 2005 contain the financial statements, accompanying notes and the report of PricewaterhouseCoopers LLP, their independent registered public accounting firm, all of which are hereby incorporated by reference herein.

         The Annual Report to Shareholders for American Leading Companies Trust,
Balanced Trust, U.S. Small-Cap Value Trust, and Financial Services Fund for the
fiscal year ended March 31, 2005 contains the financial statements, accompanying notes and the report of Ernst & Young LLP, their independent registered public accounting firm during that period, all of which are hereby incorporated by reference herein.

                                       67

                                                                      Appendix A

                              RATINGS OF SECURITIES

Description of Moody's Investors Service, Inc. ("Moody's") ratings:

Long-Term Debt Ratings

Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues an obligation rated Aaa is judged to be of the highest quality, with minimal credit risk.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards.
Together with the Aaa group they comprise what are generally known as high grade bonds.  They are rated lower than the best bonds  because  margins of protection may not be as large as in Aaa securities or  fluctuation of protective  elements may be of greater  amplitude or there may be other  elements  present which make the long-term risk appear somewhat larger than in Aaa securities.  An obligation rated Aa is judged to be of high  quality  and are  subject  to very low  credit risk.  Obligations  rated  Aaa and Aa  comprise  what  are  generally  known  as high-grade bonds.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade  obligations.  Factors giving security to principal and interest are considered adequate but elements may be present which suggest a  susceptibility  to impairment some time in the future.  An obligation rated A is considered upper-medium grade and are subject to low credit risk.

Baa - Bonds which are rated Baa are considered medium-grade  obligations,  i.e., they are neither  highly  protected nor poorly  secured.  Interest  payments and principal  security  appear  adequate  for the present  but  certain  protective elements may be lacking or may be  characteristically  unreliable over any great length of time. Such bonds lack outstanding  investment  characteristics  and in fact  have  speculative  characteristics  as well.  An  obligation  rated Baa is subject to moderate  credit risk.  Obligations  rated Baa are considered  medium grade and as such may possess certain speculative characteristics.

Ba - Bonds  which are rated Ba are judged to have  speculative  elements;  their future cannot be considered as  well-assured.  Often the  protection of interest and  principal  payments may be very  moderate and thereby not well  safeguarded during  both  good  and bad  times  over the  future.  Uncertainty  of  position characterizes  bonds in this  class.  An  obligation  rated Ba is judged to have speculative elements and is subject to substantial credit risk.

B - Bonds  which are rated B generally  lack  characteristics  of the  desirable investment.  Assurance of interest and principal  payments or of  maintenance of other  terms of the  contract  over any long  period  of time may be  small.  An obligation rated B is considered speculative and is subject to high credit risk.

Caa - Bonds which are
rated Caa are judged to be of poor standing and are subject to very high credit risk. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca - Bonds  which  are rated Ca  represent  obligations  which are  judged to be highly  speculative  in a high degree and are likely in, or very near,  default, with some prospect for recovery of principal and interest. Such issues are often in default or have other marked shortcomings.

C - An obligation rated C is the lowest rated class of bonds and is typically in default, with little prospect for recovery of principal or interest.

                                      A-1

Moody's  appends  numerical  modifiers  1,  2,  and  3 to  each  generic  rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking;  and the modifier 3 indicates a ranking in the lower end of that generic rating category. Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having  extremely poor prospects of ever attaining any real investment standing.

Short-Term Debt Ratings

Prime-1 - Issuers with a Prime-1 (or supporting institutions) have a superior ability for repayment of short-term debt obligations. Prime-2 - Issuers rated

Prime-2 (or supporting institutions) have a strong ability for repayment of short-term debt obligations.

Prime-3 - Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of short-term obligations.

Not Prime - Issuers  (or  supporting  institutions)  rated not prime do not fall within any of the Prime rating categories.

Description of Standard & Poor's ("S&P") Ratings:

Long-Term Issue Credit Ratings

AAA - An obligation rated AAA has the highest rating assigned by S&P. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

AA - An obligation rated AA differs from the highest rated
obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

A - An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB - An obligation rated BBB exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Obligations rated BB, B, CCC, CC, and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB - An  obligation  rated  BB is  less  vulnerable  to  nonpayment  than  other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse  business,  financial,  or economic  conditions  which could lead to the
obligor's   inadequate  capacity  to  meet  its  financial   commitment  on  the
obligation.

B - An obligation  rated B is more  vulnerable to  nonpayment  than  obligations rated BB, but the  obligor  currently  has the  capacity  to meet its  financial
commitment  on  the  obligation.   Adverse  business,   financial,  or  economic
conditions will likely impair the obligor's  capacity or willingness to meet its financial commitment on the obligation.

                                      A-2

CCC - An  obligation  rated CCC is currently  vulnerable to  nonpayment,  and is dependent upon favorable  business,  financial,  and economic conditions for the obligor to meet its  financial  commitment  on the  obligation.  In the event of adverse business,  financial, or economic conditions,  the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC - An obligation rated CC is currently highly vulnerable to nonpayment.

R - An obligor rated R is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision the regulators may have the power to favor one class of obligations and not others.

SD and D-An obligor rated SD (Selective Default) or D has failed to pay one or more of its financial obligations (rated or unrated) when it came due. A D rating is assigned when Standard & Poor's believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An SD rating is assigned when Standard &
Poor's believes that the obligor has selectively defaulted on a specific issue or class of obligations but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner.

Plus (+) or minus (-)-The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

c - The `c' subscript indicates that a bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer is below an investment-grade level and/or the issuer's bonds are deemed taxable.

p - The letter p indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

* - Continuance of ratings is contingent upon S&P's receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.

r -The r is attached to highlight derivatives, hybrids and certain other obligations that S&P believes may experience high volatility or high variability in expected returns as a result of noncredit risks. Examples of such obligations are securities whose principal or interest return is indexed to equities, commodities or other instruments. The absence of an `r' symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

N.R. Not rated.

                                      A-3

Commercial Paper

A-1. - A short-term obligation rated 'A-1' is rated in the highest category by
Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2. - A short-term obligation rated 'A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory

A-3.  -  A  short-term  obligation  rated  'A-3'  exhibits  adequate  protection parameters.  However,  adverse economic conditions or changing circumstances are more likely to lead to a weakened  capacity of the obligor to meet its financial commitment on the obligation.

                                      A-4

                                                                      APPENDIX B

                                Legg Mason Funds
                              Proxy Voting Policies
                               (Revised 8/11/2004)

These policies are designed to address the rights and responsibility of the Legg
Mason funds to ensure that proxies held by the funds are voted in the best interests of each respective fund. Some Legg Mason funds, particularly fixed-income funds, will rarely own securities that have corresponding voting rights. Other funds, however, own equity securities and these policies are designed to assure that proxies are voted in the best interests of the funds, to address potential conflicts of interest, and to keep proxy voting records.

1.   Voting Proxies - Proxies solicited for items of business with respect to issuers whose voting securities are owned by a Legg Mason fund, if voted by the fund, must be voted in the best interests of the fund.

2.   Proxy Voting Policies of Advisers to Legg Mason Funds - Each investment adviser and sub-adviser to a Legg Mason fund must have written proxy voting policies and procedures, including policies and procedures to address potential material conflicts between an adviser and its clients (including the fund). Each different adviser may have different proxy voting policies and procedures that are individually tailored to fit its respective businesses and investment styles.

3.   Funds' Proxy Voting  Policies and Procedures - The investment  advisers and sub-advisers  to the Legg Mason  funds are  responsible  for  managing  the assets of the fund or funds  they  manage,  including  voting  proxies.  In accordance with the procedures noted below, the Board of Directors/Trustees of the Legg Mason funds will initially and periodically  review and approve the use of the advisers' policies for the voting of the funds' proxies. The policies  and  procedures  that a fund will  utilize  with respect to proxy voting shall be the proxy voting  policies and procedures of the adviser or sub-adviser  that actually  manages the assets of the fund. Each adviser or sub-adviser  is  responsible  for  maintaining  all  proxy  voting  records required to be established and maintained by the Legg Mason funds and shall provide such records to the funds upon request.

4.   Annual Review - An adviser's proxy voting policies and procedures must be initially reviewed and their use on behalf of a Legg Mason fund approved by the Board of Directors/Trustees. In addition, on an annual basis, each adviser must report any significant problems that arose during the year, any material conflicts, how such conflicts were addressed, and the total number of proxies voted during the previous year. Advisers should also be prepared to discuss any novel or controversial proxy votes during their semi-annual reports to the Board of Directors/Trustees and any votes that were made inconsistent with the adviser's stated proxy voting policies and procedures.

5.   Changes to Advisers' Policies and Procedures - On an annual basis, any changes to an adviser's proxy voting policies and procedures, as relevant to the funds, must be reported to the Board of Directors/Trustees, which shall review and, in its discretion, approve the use of such amended proxy voting policies and procedures.

                                      B-1

                          Legg Mason Fund Adviser, Inc.
                      Proxy Voting Policies and Procedures
                                    May 2003

Legg Mason Fund Adviser, Inc. ("LMFA") acts as investment adviser to several
Legg Mason funds pursuant to contracts between the funds and LMFA. In these cases, LMFA retains a sub-adviser to perform all investment advisory services for the funds. LMFA delegates to each sub-adviser the responsibility for voting proxies for the Legg Mason funds, as applicable, through LMFA's contracts with each sub-adviser. Each sub-adviser may use its own proxy voting policies and procedures to vote proxies of a fund if the fund's Board reviews and approves the use of those policies and procedures. Accordingly, LMFA does not expect to have proxy voting responsibility for any of the Legg Mason funds.

Should LMFA become responsible for voting proxies for any reason, such as the inability of a sub-adviser to provide investment advisory services, LMFA shall utilize the proxy voting guidelines established by the most recent sub-adviser for that fund to vote proxies in the best interest of the fund until a new sub-adviser is retained and the use of its proxy voting policies and procedures is authorized by the Board of Directors/Trustees of the Legg Mason fund. If LMFA becomes responsible for voting proxies, LMFA shall maintain records of all proxy votes in accordance with applicable securities laws and regulations.

In the case of a material conflict between the interests of LMFA (or its affiliates, if such conflict is known to persons responsible for voting at LMFA)
and any Legg Mason fund, proxies shall be voted according to the recommendation of an independent third party.

Issues to be reviewed in making the determination of whether a potential conflict is material include, but are not limited to:

1.   Whether LMFA manages assets for the issuer, a shareholder proponent or an employee group of the issuer or otherwise has a current or potential business relationship with the issuer;

2.   Whether LMFA, an officer or director of the adviser or the applicable portfolio manager, analyst or other person(s) responsible for recommending the proxy vote (together, "Voting Persons") is a close relative of or has any personal or business relationship with the issuer (excluding normal commercial transactions and investment relationships where there is no special treatment), with an officer, director or other executive person at the issuer, with a candidate for election to the board of the issuer or with a shareholder proponent;

3.   Whether there is any other material business or personal relationship as a result of which a Voting Person has an interest in the outcome of the matter before shareholders; or

4.   Whether an affiliate of LMFA has a conflict as described in #1-3 above and such conflict is known to LMFA's Voting Persons.

All of the conflicts noted above should be deemed material. If the conflict resides with an individual Voting Person, that person will exclude him- or herself from the vote determination process in order to shield LMFA and the other Voting Persons from the conflict, provided that the other Voting Persons can determine a vote without undue influence from the conflicted Voting Person.
If the conflict cannot be walled off, the vote will be passed on to a neutral third-party service provider. Any time a material conflict is encountered, LMFA will keep records on the nature of the conflict, the actual vote and the basis for the vote determination.

LMFA shall be responsible for gathering relevant documents and records related to proxy voting from each sub-adviser and providing them to the funds as required for the funds to comply with applicable rules under the Investment
Company Act of 1940. LMFA shall also be responsible for coordinating the provision of information to the Board with regard to the proxy voting policies and procedures of each sub-adviser, including the actual proxy voting policies and procedures of each sub-adviser, changes to such policies and procedures, and reports on the administration of such policies and procedures.

                                      B-2

Questions regarding this policy should be referred to the Legal and Compliance
Department of Legg Mason Wood Walker, Incorporated.

                                      B-3

                       LEGG MASON CAPITAL MANAGEMENT, INC.
                   LEGG MASON FUNDS MANAGEMENT, INC & LMM, LLC
                         PROXY PRINCIPLES AND PROCEDURES

OVERVIEW
Legg Mason Capital Management, Inc., Legg Mason Funds Management, Inc. and LMM,
LLC ("The Group") have implemented the following principles and procedures for voting proxies on behalf of advisory clients. These principles and procedures are reasonably designed to ensure The Group exercises its voting responsibilities to serve the best interests of its clients and in compliance with applicable laws and regulations. The Group assumes responsibility and authority for voting proxies for all clients, unless such responsibility and authority has been expressly retained by the client or delegated by the client to others. For each proxy vote The Group takes into consideration its duty to its clients and all other relevant facts available to The Group at the time of the vote. Therefore, while these guidelines provide a framework for voting, votes are ultimately cast on a case-by-case basis. The Group employs the same proxy principles and procedures for all funds for which it has voting responsibility.

PRINCIPLES
Proxy voting is a valuable right of company shareholders. Through the voting mechanism, shareholders are able to protect and promote their interests by communicating views directly to the Board, as well as exercising their right to grant or withhold approval for actions proposed by the Board or company management. We believe the interests of shareholders are best served by the following principles when considering proxy proposals:

PRESERVE AND EXPAND THE POWER OF SHAREHOLDERS IN AREAS OF CORPORATE GOVERNANCE -
Equity shareholders are owners of the business - company boards and management teams are ultimately accountable to them. We support policies, plans and structures that promote accountability of the board and management to owners, and align the interests of the board and management with owners. Examples include: annual election of all board members, cumulative voting, and incentive plans that are contingent on delivering value to shareholders. We oppose proposals that reduce accountability or misalign interests, including but not limited to classified boards, poison pills, and incentives that are not linked to owner returns.

ALLOW RESPONSIBLE MANAGEMENT TEAMS TO RUN THE BUSINESS - We support policies, plans and structures that give management teams appropriate latitude to run the business in the way that is most likely to maximize value for owners.
Conversely, we oppose proposals that limit management's ability to do this. We generally oppose proposals that seek to place restrictions on management in order to promote political, religious or social agendas.

Please see The Group's proxy voting guidelines for more details ("Schedule A").

                                      B-4

PROCEDURES
OVERSIGHT
The Group's Chief Investment Officer (CIO) has full authority to determine The
Group's proxy voting principles and procedures and vote proxies on behalf of The
Group's clients. The Group's CIO has delegated oversight and implementation of the firm's proxy voting process, including the principles and procedures that govern it, The Group's Proxy Officers and Compliance Officers. No less than a quorum of these Officers(1) will meet from time to time, but no less than annually, to review existing principles and procedures in light of The Group's duties as well as applicable laws and regulations to determine if any changes are necessary.

LIMITATIONS
We recognize proxy voting as a valuable right of company shareholders. Generally speaking, The Group votes all proxies it receives. However, The Group intends to refrain from voting in certain circumstances. The Group may refrain from voting a proxy if, for example, the company's shares are no longer held by The Group's clients at the time of the meeting. Additionally, The Group may refrain from voting a proxy if it concludes the potential impact on shareholders' interests is insignificant while the cost associated with analyzing and voting the proxy may be significant.

PROXY ADMINISTRATION
The Group instructs each client custodian to forward proxy materials to the The
Group Proxy Administrator. New client custodians are notified at account inception of their responsibility to deliver proxy materials to The Group. The
Group uses Institutional Shareholder Services ("ISS") to electronically receive and vote proxies, as well as to maintain proxy voting receipts and records.

Upon receipt of proxy materials:

     The Compliance Officer
1.       The Compliance Officer reviews the proxy issues and identifies any potential material conflicts between the adviser's interests and those of the client. The Group believes and understands it has a duty to vote proxies in the best interests of its clients, even if such votes may result in a loss of business or economic benefit to The Group or its affiliates.
        a. Identifying Potential Conflicts
           In identifying conflicts of interest the Compliance Officer will review the following issues:
             |X|  Whether The Group has an economic incentive to vote in a
                  manner that is not consistent with the best interests of its clients; and
             |X|  Whether there are any business or personal relationships
                  between an The Group employee and the officers, directors or shareholder proposal proponents of a company whose securities are held in client accounts that may create an incentive to vote in a manner that is not consistent with the best
                  interests of its clients; and
             |X|  Whether the Proxy Officer knows that an affiliate of The Group has a material economic, business or personal relationship that is likely to result in a potential conflict between the interests of the affiliate and The Group's clients.

-------------------------
(1) Quorum is defined as two Proxy Officers and one Compliance Officer.

                                      B-5

        b. Assessing Materiality
           A potential conflict will be deemed to be material if the Compliance
           Officer determines, in the exercise of reasonable judgment, the potential conflict is likely to have an impact on the manner in which the subject shares are voted.

2.      If the Compliance Officer determines that a potential material conflict of interest may exist:
             (a) The Compliance Officer may consult with legal counsel and/or
                 The Group's CIO to determine if the conflict is material.
             (b) If the conflict is not material, the proxy issue is
                 forwarded to the Proxy Officer for voting.
             (c) If the conflict is material, the Compliance Officer may choose any of the following approaches to address the
                 conflict:
                1.   If The Group's proxy principles or guidelines address the
                     specific issues in the conflicted proxy, the Compliance
                     Officer votes the issues according to The Group's
                     principles and returns the signed, voted form to the Proxy
                     Administrator.
                2.   If the conflicted proxy issue is not specifically addressed in The Group's principles, the Compliance Officer will
                     follow the vote recommendation of an "Independent Voting
                     Delegate".
                3.   Alternatively, the Compliance Officer may disclose the
                     conflict to clients and obtain their consent to vote.

The Proxy Officer
1.       The Proxy Officer reviews proxies and evaluates matters for vote in light of The Group's principles and guidelines. The Proxy Officer may seek additional information from The Group's investment team, company management, independent research services, or other sources to determine the best interests of shareholders. Additionally, the Proxy
         Officer may consult with The Group's CIO for guidance on proxy issues.
         Generally, the Proxy Officer will not consult its affiliates during this process. All documents that had a material impact on the basis for the vote are maintained by The Group.
2.       The Proxy Officer returns the signed, voted form to the Proxy
         Administrator.

                                      B-6

The Proxy Administrator
1.       Provides custodians with instructions to forward proxies to The Group for all clients for whom The Group is responsible for voting proxies.
2.       When proxies are received, reconciles the number of shares indicated on the proxy with The Group internal data on shares held as of the record date and notifies the custodian of any discrepancies or missed proxies.
         The Proxy Administrator will use best efforts to obtain missing proxies from custodian.
3.       Informs the Compliance Officer and Proxy Officer if the company's shares are no longer held by The Group clients as of the meeting date.
4.       Ensures the Proxy and Compliance Officers are aware of the timeline to vote a proxy and uses best efforts to ensure that votes are cast in a timely manner.
5.       Per instructions from the Proxy Officer or Compliance Officer, votes proxy issues via ISS' software, online or via facsimile.
6.       Obtains evidence of receipt and maintains records of all proxies voted.

RECORD KEEPING
The  following  documents  will be  maintained  onsite  for two  years and in an accessible place for another three years with regard to proxies:
1.   Copy of current policies and procedures will be maintained and available to clients upon request.
2.   Proxy statements received regarding client securities will be maintained in electronic format via Edgar or similar third party and will be available to clients upon request.
3.   Documents  created by The Group that were material to making a decision how to vote proxies will be maintained in Multex,  similar third party software or paper file.
4.   Copies of the voting record will be maintained via ISS.
5.   A proxy log including:  issuer name, exchange ticker symbol of the issuer's shares to be  voted,  CUSIP  number  for the  shares  to be voted,  a brief identification  of the matter voted on,  whether the matter was proposed by the issuer or by a  shareholder  of the issuer,  whether a vote was cast on the matter, a record of how the vote was cast and whether the vote was cast for or against the recommendation for the issuer's management team.
6.   Each  written  client  request  for proxy  voting  records  and The Group's written response to any client request for such records.

                                      B-7

                                     Schedule A
                         The Group Proxy Voting Guidelines

The Group maintains these proxy-voting guidelines, which set forth the manner in which The Group generally votes on issues that are routinely presented. Please note that for each proxy vote The Group takes into consideration its duty to its clients, the specific circumstances of the vote and all other relevant facts available at the time of the vote. While these guidelines provide the framework for voting proxies, ultimately proxy votes are cast on a case-by-case basis.
Therefore actual votes for any particular proxy issue may differ from the guidelines shown below.
--------------------------------------------------------------------------------
FOUR PRINCIPAL AREAS OF INTEREST TO SHAREHOLDERS:
1) Obligations of the Board of Directors
2) Compensation of management and the Board of Directors
3) Take-over protections
4) Shareholders' rights
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

                      Proxy Issue                                The Group Guideline
-----------------------------------------------------------------------------------------
BOARD OF DIRECTORS
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
Independence of Boards of Directors: majority of unrelated             For
directors, independent of management
-----------------------------------------------------------------------------------------
Nominating Process: independent nominating committee seeking           For
qualified candidates, continually assessing directors and
proposing new nominees
-----------------------------------------------------------------------------------------
Size and Effectiveness of Boards of Directors: Boards must be          For
no larger than 15 members
-----------------------------------------------------------------------------------------
Cumulative Voting for Directors                                        For
-----------------------------------------------------------------------------------------
Staggered Boards                                                     Against
-----------------------------------------------------------------------------------------
Separation of Board and Management Roles (CEO/Chairman)           Case-by-Case
-----------------------------------------------------------------------------------------
Compensation Review Process: compensation committee comprised          For
of outside, unrelated directors to ensure shareholder value
while rewarding good performance
-----------------------------------------------------------------------------------------
Director Liability & Indemnification: support limitation of            For
liability and provide indemnification
-----------------------------------------------------------------------------------------
Audit Process                                                          For
-----------------------------------------------------------------------------------------
Board Committee Structure: audit, compensation, and                    For
nominating and/or governance committee consisting entirely of independent directors
-----------------------------------------------------------------------------------------
Monetary Arrangements for Directors: outside of normal board           For
activities amts should be approved by a board of independent directors and reported in proxy
-----------------------------------------------------------------------------------------
Fixed Retirement Policy for Directors                             Case-by-Case
-----------------------------------------------------------------------------------------
Ownership Requirement: all Directors have direct and material          For
cash investment in common shares of Company
-----------------------------------------------------------------------------------------
Proposals on Board Structure: (lead director, shareholder              For
advisory committees, requirement that candidates be nominated by shareholders, attendance at meetings)
-----------------------------------------------------------------------------------------
Annual Review of Board/CEO by Board                                    For
-----------------------------------------------------------------------------------------
Periodic Executive Sessions Without Mgmt (including CEO)               For
-----------------------------------------------------------------------------------------
Votes for Specific Directors                                      Case-by-Case
-----------------------------------------------------------------------------------------

                                     - Continued -
                                      B-8

--------------------------------------------------------------------------------------
                       Proxy Issue                            The Group Guideline
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
MANAGEMENT AND DIRECTOR COMPENSATION
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Stock Option and Incentive Compensation Plans:                   Case-by-Case
--------------------------------------------------------------------------------------
Form of Vehicle: grants of stock options, stock                  Case-by-Case
appreciation rights, phantom shares and restricted stock
--------------------------------------------------------------------------------------
Price                                                          Against plans whose
                                                               underlying securities are
                                                               to be issued at less than
                                                               100% of the current market
                                                               value
--------------------------------------------------------------------------------------
Re-pricing: plans that allow the Board of Directors to              Against
lower the exercise price of options already granted if
the stock price falls or under-performs the market
--------------------------------------------------------------------------------------
Expiry: plan whose options have a life of more than ten          Case-by-Case
years
--------------------------------------------------------------------------------------
Expiry: "evergreen" stock option plans                              Against
--------------------------------------------------------------------------------------
Dilution:                                                      Case-by-Case - taking into
                                                               account value creation,
                                                               commitment to shareholder-
                                                               friendly policies, etc.
--------------------------------------------------------------------------------------
Vesting: stock option plans that are 100% vested when               Against
granted
--------------------------------------------------------------------------------------
Performance Vesting: link granting of options, or vesting             For
of options previously granted, to specific performance
targets
--------------------------------------------------------------------------------------
Concentration: authorization to allocate 20% or more of             Against
the available options to any one individual in any one
year
--------------------------------------------------------------------------------------
Director Eligibility: stock option plans for directors if        Case-by-Case
terms and conditions are clearly defined and reasonable
--------------------------------------------------------------------------------------
Change in Control: stock option plans with change in                Against
control provisions that allow option holders to receive
more for their options than shareholders would receive
for their shares
--------------------------------------------------------------------------------------
Change in Control: change in control arrangements                   Against
developed during a take-over fight specifically to
entrench or benefit management
--------------------------------------------------------------------------------------
Change in Control: granting options or bonuses to outside           Against
directors in event of a change in control
--------------------------------------------------------------------------------------
Board Discretion: plans to give Board broad discretion in           Against
setting terms and conditions of programs
--------------------------------------------------------------------------------------
Employee Loans: Proposals authorizing loans to employees            Against
to pay for stock or options
--------------------------------------------------------------------------------------
Not Prohibiting "Mega-grants"                                    Not specified
--------------------------------------------------------------------------------------
Omnibus Plans: plans that provide for multiple awards and        Not specified
believe that shareholders should vote on the separate
components of such plans
--------------------------------------------------------------------------------------
Director Compensation: % of directors' compensation in                For
form of common shares
--------------------------------------------------------------------------------------
Golden Parachutes                                                Case-by-Case
--------------------------------------------------------------------------------------
Expense Stock Options                                                 For
--------------------------------------------------------------------------------------
Severance Packages: must receive shareholder approval                 For
--------------------------------------------------------------------------------------
Lack of Disclosure about Provisions of Stock-based Plans            Against
--------------------------------------------------------------------------------------
Reload Options                                                      Against
--------------------------------------------------------------------------------------

                                      B-9

Plan Limited to a Small Number of Senior Employees                  Against
--------------------------------------------------------------------------------------
Employee Stock Purchase Plans                                    Case-by-Case
--------------------------------------------------------------------------------------
                                  - Continued -
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                       Proxy Issue                            The Group Guideline
--------------------------------------------------------------------------------------
TAKEOVER PROTECTIONS
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Shareholder Rights Plans: plans that go beyond ensuring             Against
the equal treatment of shareholders in the event of a bid
and allowing the corp. enough time to consider
alternatives to a bid
--------------------------------------------------------------------------------------
Going Private Transaction, Leveraged Buyouts and Other           Case-by-Case
Purchase Transactions
--------------------------------------------------------------------------------------
Lock-up Arrangements: "hard" lock-up arrangements that              Against
serve to prevent competing bids in a takeover situation
--------------------------------------------------------------------------------------
Crown Jewel Defenses                                                Against
--------------------------------------------------------------------------------------
 Payment of Greenmail                                               Against
--------------------------------------------------------------------------------------
"Continuing Director" or "Deferred Redemption"                      Against
Provisions: provisions that seek to limit the discretion
of a future board to redeem the plan
--------------------------------------------------------------------------------------
Change Corporation's Domicile: if reason for                        Against
re-incorporation is to take advantage of protective
statutes (anti-takeover)
--------------------------------------------------------------------------------------
Poison Pills: receive shareholder ratification                        For
--------------------------------------------------------------------------------------
Redemption/Ratification of Poison Pill                                For
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
SHAREHOLDERS' RIGHTS
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
Confidential Voting by Shareholders                                   For
--------------------------------------------------------------------------------------
Dual-Class Share Structures                                         Against
--------------------------------------------------------------------------------------
Linked Proposals: with the objective of making one                  Against
element of a proposal more acceptable
--------------------------------------------------------------------------------------
Blank Check Preferred Shares: authorization of, or an               Against
increase in, blank check preferred shares
--------------------------------------------------------------------------------------
Supermajority Approval of Business Transactions:                    Against
management seeks to increase the number of votes required
on an issue above two-thirds of the outstanding shares
--------------------------------------------------------------------------------------
Increase in Authorized Shares: provided the amount                    For
requested is necessary for sound business reasons
--------------------------------------------------------------------------------------
Shareholder Proposals                                            Case-by-Case
--------------------------------------------------------------------------------------
Stakeholder Proposals                                            Case-by-Case
--------------------------------------------------------------------------------------
Issuance of Previously Authorized Shares with Voting                Against
Rights to be Determined by the Board without Prior
Specific Shareholder Approval
--------------------------------------------------------------------------------------
"Fair Price" Provisions: Measures to limit ability to buy             For
back shares from particular shareholder at
higher-than-market prices
--------------------------------------------------------------------------------------
Preemptive Rights                                                     For
--------------------------------------------------------------------------------------
Actions altering Board/Shareholder Relationship Require               For
Prior Shareholder Approval (including "anti-takeover"
measures)
--------------------------------------------------------------------------------------
Allow Shareholder action by written consent                           For
--------------------------------------------------------------------------------------

                                      B-10

Allow Shareholders to call Special Meetings                           For
--------------------------------------------------------------------------------------
Social and Environmental Issues                            As recommended by Company
                                                                  Management
--------------------------------------------------------------------------------------
Reimbursing Proxy Solicitation Expenses                          Case-by-Case
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Source: The Group.  Last updated 12 July 2004.

                                      B-11

                        BRANDYWINE ASSET MANAGEMENT, LLC

                       Proxy Voting and Corporate Actions

Policy:

Brandywine has a responsibility to its clients for voting proxies for portfolio securities consistent with the best economic interests of its clients.
Brandywine maintains written policies and procedures as to the handling, research, voting and reporting of proxy voting and makes appropriate disclosures about our firm's proxy policies and practices. The policy and practice includes the fact that the firm has a responsibility to monitor corporate actions, receive and vote client proxies and disclose any potential conflicts of interest as well as making information available to clients about the voting of proxies for their portfolio securities and maintaining relevant and required records.

Background:

Proxy voting is an important right of shareholders and reasonable care and diligence must be undertaken to ensure that such rights are properly and timely exercised.

Investment advisers registered with the SEC, and which exercise voting authority with respect to client securities, are required by Rule 206(4)-6 of the Advisers
Act to (a) adopt and implement written policies and procedures that are reasonably designed to ensure that client securities are voted in the best interests of clients, which must include how an adviser addresses material conflicts that may arise between an adviser's interests and those of its clients; (b) to disclose to clients how they may obtain information from the adviser with respect to the voting of proxies for their securities; (c) to describe to clients a summary of its proxy voting policies and procedures and, upon request, furnish a copy to its clients; and (d) maintain certain records relating to the adviser's proxy voting activities when the adviser does have proxy voting authority.

Responsibility:

Compliance has the responsibility for the implementation and monitoring of the firm's proxy voting policy, practices, disclosures and record keeping, including outlining voting guidelines in the procedures.

Procedures:

Brandywine has implemented policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with our fiduciary duties and the Investment Advisers Act of 1940 ("Advisers Act"). Our authority to vote the proxies of our clients is established through investment management agreements or comparable documents.

In exercising its voting authority, Brandywine will not consult or enter into agreements with officers, directors or employees of its parent, Legg Mason Inc., or any of its affiliates, regarding the voting of any securities owned by its clients.

While the guidelines included in the procedures are intended to provide a benchmark for voting standards, each vote is ultimately cast on a case-by-case basis, taking into consideration Brandywine's contractual obligations to our

                                      B-12

clients and all other relevant facts and circumstances at the time of the vote
(such that these guidelines may be overridden to the extent Brandywine believes appropriate).

Voting Authority

o    Brandywine  shall assume the  responsibility  and authority with respect to the voting of proxies for all client accounts,  unless such  responsibility and authority  expressly  have been  delegated to others or reserved to the trustee or other  named  fiduciary  of a client  account.  In no event will
     Brandywine's  authority  to  vote  proxies  obligate  it to  undertake  any shareholder activism on behalf of any client.

o    Brandywine's clients shall be responsible for notifying their custodians of the name and address of the person or entity with voting authority.

o    Brandywine's Legal and Compliance  Department is responsible for overseeing
     the  proxy  voting  process.   The  gathering  and  voting  of  proxies  is
     coordinated through the Administrative  Department and Brandywine maintains internal procedures to govern the processing of proxies, including handling client requests and monitoring for potential material  conflicts.  Research analysts,  corporate action specialists and portfolio  managers,  otherwise referred to as voting persons, are responsible for determining  appropriate
     voting  positions  on  each  proxy  utilizing  any  applicable   guidelines
     contained in these procedures.

o    Brandywine  will  not  decline  to vote  proxies  except  in  extraordinary circumstances, nor will Brandywine accept direction from others with regard to the voting of proxies. Brandywine will take the investment guidelines of an account  into  consideration  in  deciding  how to vote on a  particular issue.

o    Brandywine may vote proxies  related to the same security  differently  for each client.

o    Brandywine seeks to identify any material  conflicts that may arise between the  interests  of  Brandywine  and its  clients  in  accordance  with  the following procedures.  Except for extraordinary circumstances,  in any such instance,  the material  conflict will be resolved by either  excluding any conflicted  person from the voting process or by voting in accordance  with
     the  recommendation  of  Institutional   Shareholder   Services  (ISS),  an
     independent third party.

o    All relevant  proxies are reviewed by the Legal and  Compliance  Department for  material  conflicts  of  interest.  Issues to be reviewed  may include whether Brandywine  manages assets for the issuer, a shareholder  proponent or an employee  group of the issuer or otherwise has a current or potential business  relationship  with the  issuer;  whether  Brandywine,  one of its officers or  directors or any voting  person is a close  relative of or has any personal or business  relationship  with the issuer  (excluding  normal commercial  transactions  and  investment  relationships  where there is no special treatment),  with an officer, director or other executive person at the  issuer,  with a candidate  for  election to the board of the issuer or with a shareholder proponent;  whether there is any other material business or personal relationship which may create an interest in the outcome of the matter  on the  part  of a  voting  person;  or  whether  an  affiliate  of
     Brandywine's   has  a  conflict  as  described  above  which  is  known  to
     Brandywine's  voting  persons.  Conflicts of this nature will be considered material.  If the conflict  pertains to an  individual  voting  person that person will exclude him- or herself from the vote determination  process in order to shield the  Brandywine and other voting persons from the conflict, provided the compliance  department  believes that the other voting persons can determine a vote completely separate from the conflicted voting person.
     If the conflict  cannot be contained,  the proxy is voted  according to the recommendation  of  ISS.  Any  time a  material  conflict  is  encountered,
     Brandywine will keep records on the nature of the conflict, the actual vote and the basis for the vote determination.

                                      B-13

Voting Guidelines

o    Proxies  will not be voted  without an  analysis of the  underlying  issues involved.

o    Brandywine's  proxy  voting  policy at all times shall be  directed  toward maximizing the value of the assets of managed accounts,  for the benefit of the accounts' ultimate owners/beneficiaries.

o    Any item on a proxy, which would tend to inhibit the realization of maximum value, may receive a negative vote from Brandywine.  Examples of such items would be staggered  terms for directors,  restrictions  against  cumulative
     voting,  and  establishment  of  different  classes  of  stock,   excessive
     compensation, poor stewardship, or any activity, which could be viewed as a
     "poison pill" maneuver.

o    On other matters specific to a company,  such as the election of directors, the  appointment  of auditors,  granting of options,  repricing of options, mergers and other material  issues, a decision shall be made in conjunction
     with  the  primary   analyst   responsible  for  overseeing  that  company,
     consistent with the policy of maximizing value.

Voting Records & Client Notification

o    A complete record and file of all votes cast shall be maintained by
     Brandywine for the period prescribed by the Securities Exchange Commission.
     Brandywine will similarly maintain copies of policies and procedures, proxy booklets, copies of any documents created by Brandywine that were material to making a decision how to vote proxies and a log of proxy requests and responses.

              A proxy log shall be maintained by Brandywine that includes the issuer name, exchange ticker symbol, CUSIP number, shareholder meeting date, brief identification of the matter voted on, whether the matter was proposed by the issuer or by a shareholder of the issuer, whether a vote was cast on the matter, record of how the vote was cast, and whether the vote was cast for or against the recommendation of the issuer's management team.

o    Clients may obtain information with regard to the manner in which their proxies were voted, as well as detailed policies and procedures by contacting Brandywine, Three Christina Centre, 201 N. Walnut Street, Suite
     1200, Wilmington, Delaware 19801, attention: Proxy administrator.

In addition, a description of these Policies shall be provided to new clients prior to the inception of their account, simultaneous with the provision of
Brandywine's Disclosure Brochure whenever possible.

Administration of Proxies
o    At the inception of a new account over which  Brandywine has domestic proxy voting authority:

o    New client  information  is entered  onto the  appropriate  "Proxy  System"
     (ProxyEdge (ADP) for domestic securities and ISS for global securities).

o    Custodians  are notified by the Client that proxies  should be forwarded to
     Brandywine.

o    Those  proxies  that arrive in the Mail Room are sorted and  forwarded to a
     Proxy Administrator.

o    Proxies are placed in date order into  pending  vote proxy files by a Proxy
     Administrator.

o    Proxies  are  cross-referenced  against  the Alert  List  (discussed  under
     Identifying Potential Conflicts).

o    Proxies are then distributed to either the appropriate investment team, or, in those  instances where a proxy matches an Alert List entry, to the Legal and Compliance Department.

o    In the event that no material  conflict  exists,  the following  procedures apply:

                                      B-14

o    The voting  person's  initials are entered onto the Proxy System's  tickler file in the analyst block.(2)

o    Ballots  are  voted  by a  voting  person  and  are  returned  to  a  Proxy
     Administrator for processing on the Proxy System.

o    If a material conflict exists, a Proxy  Administrator will obtain a copy of the  Institutional  Shareholder  Services  recommendation,  which  will  be attached to the ballot.

o    The voting  person will then either (i) complete the Proxy System ballot in accordance with the attached recommendation;  or (ii) exclude themselves in writing from voting the proxy.

o    A Proxy  Administrator  will redirect the proxy to another voting person in instances where an exclusion has occurred.

o    Where applicable,  a Proxy Administrator will verify that the ballot was in fact voted in accordance  with the ISS  recommendation  before  entering it onto the Proxy System.

o    The proxy  booklets and Proxy System  ballots are  subjected to an approval process by a Proxy Administrator(1).

o    During the approval  process,  ballot shares are matched  against  holdings shares(1).

o    Discrepancies are researched through  Brandywine's  internal data warehouse and  custodian  banks are  contacted  where  necessary to  reconcile  share amounts.

o    Brandywine  personnel act in such a manner to ensure that,  absent  special circumstances, the proxy gathering and proxy voting steps noted above could be completed before the applicable deadline for returning proxy votes.

o    Any pending unvoted meetings are reviewed and monitored on a daily basis by
     Proxy Administrators.

o    All voting records are maintained within the Proxy Systems.

o    Proxy  booklets and all  additional  information  (including  copies of any documents created by Brandywine that were material to making a decision how to vote proxies) are filed.

Administration of Client Requests

o    All  client  requests  for  proxy  information  (both  written  and  oral), including  but not limited to voting  records  and  requests  for  detailed
     Policies and Procedures, are referred to a Proxy Administrator.

o    All requests are entered onto a Proxy Request Log maintained by a Proxy
     Administrator. Information on the log includes the date of the request, the content of the request and the date of the response by Brandywine.

o    The Proxy Administrator works in conjunction with the Client Service
     Department to respond to all requests in writing.

o    Copies of all written requests and responses thereto, including voting record reports, are maintained in a separate Proxy Request file.

Identifying Potential Conflict of interest

Personal Conflicts

o    Each voting person must certify in writing at the beginning of each proxy season that he or she will notify the Legal and Compliance Department of:

1. any potential personal conflict with regard to a specific proxy; and
2. any potential conflict of which they become aware relating to another voting person.

o    Potential  conflicts  should be  interpreted  broadly  in order to  capture instances  where a conflict of interest  could be  perceived  to exist by a third party.  An objective  `reasonableness'  standard should be applied as opposed to a subjective  determination  that the  individual is not in fact conflicted.

----------------------------
(2) This step applies only to the ADP system for domestic proxies.

                                      B-15

o    The following are examples of potential personal conflicts which are extracted from the SEC's Final Rule(3):

o    The adviser may also have business or personal relationships with participants in proxy contests, corporate directors or candidates for directorships. For example, an executive of the adviser may have a spouse or other close relative that serves as a director or executive of a company.

o    Any Board positions held on a publicly traded company by a voting person
     (as evidenced by their most recent Code of Ethics Certification) will be examined on a case-by-case basis as proxy votes arise in that security.

o    A list of potentially conflicted securities ("Alert List") will be provided to the Proxy Administrators, who will cross-reference proxy votes as they arise.

o    Any proxies matching securities on the Alert List will be referred to the
     Legal and Compliance Department for an assessment of the materiality of the conflict.

Professional Conflicts

o    In order to identify instances where a professional association could be perceived as a conflict of interest between Brandywine and a client for purposes of proxy voting, the following procedures will be followed:

o    The names of all clients who are directly connected to a publicly traded security, through a significant ownership interest, which was held by a
     Brandywine account during the relevant proxy period will be added to the
     Alert List.

o    The names of all significant prospects who are directly connected to a publicly traded security, through a significant ownership interest, which was held by a Brandywine account during the relevant proxy period will be added to the Alert List.

o    The Alert List will be cross-referenced by the Proxy Administrators against proxies on a day-to-day basis.

------------------------
(3) 17 CFR Part 275 [Release No. IA-2106; File No. S7-38-02], RIN 3235-AI65

                                      B-16

                                 BARTLETT & CO.
                       PROXY VOTING POLICY AND PROCEDURES

Voting Authority:

o    Bartlett & Co. ("Bartlett") shall assume the responsibility and authority with respect to the voting of proxies for all client accounts, unless such responsibility and authority to vote proxies has been expressly retained by the client. This authority is outlined in the investment management agreements and if the agreement is silent, Bartlett assumes responsibility.

Voting Procedures:

o    All proxy related materials, either electronically or via hard copy, are delivered to Bartlett's Proxy Coordinator ("Proxy Coordinator"). The Proxy
     Coordinator shall ensure that all relevant information is recorded in the firm's records.

o    The Proxy Coordinator shall verify all accounts for which Bartlett has proxy voting authority that held the security on record date. The Proxy
     Coordinator shall coordinate communication with custodians to ensure receipt of all relevant proxies.

o    The Proxy Coordinator will organize the proxy materials for voting. If the security is followed by the Bartlett Research Department, the proxy will be delivered to the Chief Investment Officer or Assigned Analyst. If the
     security is not followed in our equity research process, the proxy is forwarded to the Portfolio Manager holding the most shares of the security.

o    The Proxy Coordinator shall obtain voting instructions from the designated person and submit the proxy vote and ensure that the relevant information is recorded in the firm's records.

o    Proxies  will not be voted  without an  analysis of the  underlying  issues involved.

o    Bartlett's proxy voting policy at all times shall be directed toward maximizing the value of the client's investment as an owner.

o    Bartlett generally votes against any proposal that is likely to dilute the value of an issuer's common stock. Examples of such items would be restrictions against cumulative voting, establishment of different classes of stock, or any activity that could be viewed as a "poison pill" maneuver.

o    On other matters specific to a company, such as election of directors, appointment of auditors, granting and repricing of options, mergers and other material issues, a decision shall be made in conjunction with the primary analyst responsible for evaluating that company, consistent with the policy of maximizing value. Bartlett evaluates company management before deciding to own a security and gives weight to management recommendations on material issues with the goal of maximizing shareholder value over the long term.

o    The same security will be voted identically  across all similarly  situated client accounts.

VOTING RECORDS AND CLIENT NOTIFICATION:

o    A  complete  record  and file of all  votes  cast  shall be  maintained  by
     Bartlett.

o    Clients will be provided a copy of these policies and procedures upon request. A description of this Policy and Procedures shall be provided to new clients prior to the inception of their account. In addition, upon request, clients may receive reports on how their proxies have been voted.

                                      B-17

o    Bartlett maintains records of proxies voted pursuant to applicable rules and regulations under the Investment Advisers Act of 1940, the Investment
     Company Act of 1940, and ERISA DOL Bulletin 94-2. These records include:

        a)      A copy of Bartlett's policies and procedures.

        b)      Copies of proxy statements received regarding client securities.

        c)      A copy of any document created by Bartlett that was material to making a decision how to vote proxies.

        d)      Each written client request for proxy voting records and
                Bartlett's written response to both verbal and written client requests.

        e)      A proxy log including:

                1.    Issuer name;
                2.    Exchange ticker symbol of the issuer's shares to be voted;
                3.    Council on Uniform Securities Identification Procedures
                      ("CUSIP") number for the shares to be voted;
                4.    The shareholder meeting date;
                5.    A brief identification of the matter voted on;
                6.    Whether the matter was proposed by the issuer or by a
                      shareholder of the issuer;
                7.    Whether a vote was cast on the matter;
                8.    A record of how the vote was cast; and
                9.    Whether the vote was cast for or against the
                      recommendation of the issuer's management team.

Records are maintained in an easily accessible place for five years, the first two in Bartlett's offices.

Identifying Potential Conflicts:

o    Each person responsible for determining the voting of proxies must certify in writing at the beginning of each proxy season that he or she will notify the Compliance Officer of any potential conflict of the firm or its affiliates (if known to the person) with a specific proxy.

o    If the Chief Investment Officer believes that there is any potential material conflict of interest for the firm on a particular proxy vote, it is to be turned over to the Investment Oversight Committee ("IOC") for the voting decision.

o    The IOC is Bartlett's investment review committee comprised of senior management of the firm charged with ensuring the investment integrity of the firm's investment process and adherence to client's investment policy statements.

Assessing the Materiality of a Potential Conflict:
-------------------------------------------------

o    All proxies are reviewed by the Compliance Officer for material conflicts of interest. Issues to be reviewed include, but are not limited to:

       a)       Whether the adviser manages assets for the issuer, a shareholder proponent or an employee group of the issuer or otherwise has a current or potential business relationship with the issuer;

       b)       Whether the adviser, an officer or director of the adviser or the applicable portfolio manager, analyst or other person(s)
                responsible for recommending the proxy vote (together, "Voting
                Persons") is a close relative of or has any personal or business

                                      B-18

                relationship with the issuer (excluding normal commercial
                transactions and investment relationships where there is no special treatment), with an officer, director or other executive person at the issuer, with a candidate for election to the board of the issuer or with a shareholder proponent;

       c)       Whether there is any other material business or personal
                relationship as a result of which a Voting Person has an
                interest in the outcome of the matter before shareholders; or

       d)       Whether an affiliate of the adviser has a conflict as described in (a)-(c) above and such conflict is known to the adviser's
                Voting Persons.

o    All of the conflicts noted above will be deemed  material.  If the conflict resides with an individual  Voting Person,  that person should exclude him-
     or herself from the vote determination  process in order to shield Bartlett and the  other  Voting  Persons  from  the  conflict,  provided  the  Chief
     Investment  Officer  believes that the other Voting Persons can determine a vote without undue  influence  from the conflicted  Voting  Person.  If the conflict  cannot be walled off, the vote should be passed on to the IOC, or if the IOC or  Bartlett  cannot be walled  of, a  neutral  party  such as a third-party service provider or to the client directly. Any time a material conflict is  encountered,  Bartlett  will keep records on the nature of the conflict, the actual vote and the basis for the vote determination.

Voting Procedures When Bartlett Utilizes a Third Party Proxy Service:
--------------------------------------------------------------------

o    If a client instructs Bartlett to utilize a third party proxy service, the
     Proxy Solicitor will ensure that the proxy service receives updated holdings for the relevant accounts. The Proxy Coordinator will also ensure that the proxy service delivers its recommendations on a timely basis and that such information is provided to the person(s) responsible for the particular vote. After the Chief Investment Officer authorizes the proxy service to vote, the Proxy Coordinator will maintain records of the proxy service recommendations and voting reports.

                                      B-19

                            BARRETT ASSOCIATES, INC.

                                  PROXY VOTING

                                   Background

As outlined in the Investment Management Agreement, Barrett Associates shall assume no responsibility for, and Barrett shall be expressly precluded from, voting proxies for securities held in client accounts. Barrett will instruct client custodians to mail proxy material directly to clients. Notwithstanding the foregoing, clients may instruct Barrett to vote proxies by executing a Proxy
Voting Form, an attachment to the Investment Management Agreement.

Barrett has adopted and implemented policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with our fiduciary duties and SEC Rule 206(4)-6 under the
Investment Advisers Act of 1940 ("Advisers Act"). If authority to vote proxies is established by the client by executing the Proxy Voting Form- Exhibit C of the Investment Management Agreement, our proxy voting guidelines have been tailored to reflect this specific contractual obligation. In addition to SEC requirements governing advisers, our proxy voting policies reflect the long-standing fiduciary standards and responsibilities for ERISA accounts.
Unless a manager of ERISA assets has been expressly precluded from voting proxies, the Department of Labor has determined that the responsibility for these votes lies with the Investment Manager.

In exercising its voting authority, Barrett Associates will not consult or enter into agreements with officers, directors or employees of Legg Mason Inc. or any of its affiliates (other than Barrett Associates Inc.) regarding the voting of any securities owned by its clients.

                                     Policy

Barrett Associates' proxy voting procedures are designed and implemented in a way that is reasonably expected to ensure that proxy matters are handled in the best interest of clients for whom we have voting authority. While the guidelines included in the procedures are intended to provide a benchmark for voting standards, each vote is ultimately cast on a case-by-case basis, taking into consideration Barrett Associates' contractual obligations to our clients and all other relevant facts and circumstances at the time of the vote (such that these guidelines may be overridden to the extent Barrett Associates deems appropriate).

                                   Procedures

Responsibility and Oversight

The Barrett Associates proxy voting committee (the "Proxy Committee") is responsible for administering and overseeing the proxy voting process. Barrett's proxy coordinator (the Proxy Coordinator") coordinates the gathering of proxies.
The chairman of the Proxy Committee is responsible for determining appropriate voting positions on each proxy utilizing any applicable guidelines contained in these procedures.

Client Authority

If the client has executed a Proxy Voting Form or if the account represents assets of an ERISA plan and Barrett has not received written instruction from the client that precludes the firm from voting proxies, Barrett will assume responsibility for proxy voting. The Portfolio Accounting Administrator maintains a matrix of proxy voting authority and will regularly provide the
Proxy Coordinator with the most current information.

                                      B-20

Proxy Gathering

Registered owners of record, client custodians, client banks and trustees
("Proxy Recipients") that receive proxy materials on behalf of clients should forward them to the Proxy Coordinator. Proxy Recipients of existing clients will be reminded of the appropriate routing to the Proxy Coordinator for proxy materials received and reminded of their responsibility to forward all proxy materials on a timely basis. Proxy Recipients for new clients (or, if Barrett
Associates becomes aware that the applicable Proxy Recipient for an existing client has changed) are notified at start-up of appropriate routing to the Proxy
Coordinator of proxy materials received and also reminded of their responsibility to forward all proxy materials on a timely basis. If Barrett
Associates personnel other than the Proxy Coordinator receive proxy materials, they should promptly forward the materials to the Proxy Coordinator.

Proxy Voting

Once proxy materials are received, the Proxy Coordinator will initiate the following actions:

        a.      Proxies are reviewed to determine accounts impacted.

        b.      Impacted accounts are checked to confirm Barrett Associates voting authority. The Portfolio Accounting Manager will
                provide the Proxy Coordinator with the most current
                information.

        c.      The Chairman of the Proxy Committee reviews proxy issues to determine any material conflicts of interest. (See conflicts of interest section of these procedures for further
                information on determining material conflicts of interest.)

        d.      If a material conflict of interest exists, (i) to the extent reasonably practicable and permitted by applicable law, the client is promptly notified, the conflict is disclosed and
                Barrett Associates obtains the client's proxy voting
                instructions, and (ii) to the extent that it is not reasonably practicable or permitted by applicable law to notify the
                client and obtain such instructions (e.g., the client is a mutual fund or other commingled vehicle or is an ERISA plan client), Barrett Associates seeks voting instructions from an independent third party.

        e.      The Chairman of the Proxy Committee determines votes on a
                case-by-case basis taking into account the voting guidelines contained in these procedures. For avoidance of doubt,
                depending on the best interest of each individual client,
                Barrett Associates may vote the same proxy differently for different clients. The Chairman of the Proxy Committee's basis for decision is documented and maintained by the Proxy
                Coordinator.

        f.      The Proxy Coordinator votes the proxy pursuant to the
                instructions received in (d) or (e) and returns the voted
                proxy as indicated in the proxy materials.

Timing

Barrett Associates personnel act in such a manner to ensure that, absent special circumstances, the proxy gathering and proxy voting steps noted above can be completed before the applicable deadline for returning proxy votes.

Recordkeeping

Barrett Associates maintains records of proxies voted pursuant to Section 204-2 of the Advisers Act and ERISA DOL Bulletin 94-2. These records include:

                                      B-21

A copy of Barrett Associates' policies and procedures.

Copies of proxy statements received regarding client securities.

A copy of any document created by Barrett Associates that was material to making a decision how to vote proxies.

Each written client request for proxy voting records and Barrett Associates'
written response to both verbal and written client requests.

A proxy log including:
                  1.  Issuer name;
                  2.  Exchange ticker symbol of the issuer's shares to be voted;
                  3.  Council on Uniform Securities Identification Procedures
                      ("CUSIP") number for the shares to be voted;
                  4.  A brief identification of the matter voted on;
                  5.  Whether the matter was proposed by the issuer or by a
                      shareholder of the issuer;
                  6.  Whether a vote was cast on the matter;
                  7.  A record of how the vote was cast; and
                  8.  Whether the vote was cast for or against the
                      recommendation of the issuer's management team.

Records are maintained in an easily accessible place for five years, the first two in Barrett Associates' offices.

Disclosure

Barrett Associates' proxy policies are described in the firm's Part II of Form
ADV. Barrett Associates will deliver a copy of Barrett Associates' Proxy Policy to all existing clients. New Clients will be provided a copy of these policies and procedures upon request. In addition, upon request, clients may receive reports on how their proxies have been voted.

Conflicts of Interest

All proxies are reviewed by the Chairman of the Proxy Committee for material conflicts of interest. Issues to be reviewed include, but are not limited to:

        1.        Whether Barrett (or, to the extent required to be
                  considered by applicable law, its affiliates) manages
                  assets for the company or an employee group of the company or otherwise has an interest in the company;

        2.        Whether Barrett, or an officer or director of Barrett, or
                  a member of the Proxy Committee - those responsible for
                  recommending the proxy vote (together, "Voting Persons")
                  is a close relative of or has a personal or business
                  relationship with an executive, director or person who is
                  a candidate for director of the company or is a
                  participant in a proxy contest; and

        3.        Whether there is any other business or personal
                  relationship where a Voting Person has a personal interest in the outcome of the matter before shareholders.

Voting Guidelines

                                      B-22

Barrett Associates' substantive voting decisions turn on the particular facts and circumstances of each proxy vote and are evaluated by the Chairman of the
Proxy Committee. The examples outlined below are meant as guidelines to aid in the decision making process.

Guidelines are grouped according to the types of proposals generally presented to shareholders. Part I deals with proposals which have been approved and are recommended by a company's board of directors; Part II deals with proposals submitted by shareholders for inclusion in proxy statements; Part III addresses issues relating to voting shares of investment companies; and Part IV addresses unique considerations pertaining to foreign issuers.

I.       Board Approved Proposals

The vast majority of matters presented to shareholders for a vote involve proposals made by a company itself that have been approved and recommended by its board of directors. In view of the enhanced corporate governance practices currently being implemented in public companies, Barrett Associates generally votes in support of decisions reached by independent boards of directors. More specific guidelines related to certain board-approved proposals are as follows:

         1. Matters relating to the Board of Directors

Barrett Associates votes proxies for the election of the company's nominees for directors and for board-approved proposals on other matters relating to the board of directors with the following exceptions:

Votes are withheld for the entire board of directors if the board does not have a majority of independent directors or the board does not have nominating, audit and compensation committees composed solely of independent directors.

Votes are withheld for any nominee for director who is considered an independent director by the company and who has received compensation from the company other than for service as a director.

Votes are withheld for any nominee for director who attends less than 75% of board and committee meetings without valid reasons for absences.

Votes are cast on a case-by-case basis in contested elections of directors.

         2.  Matters relating to Executive Compensation

Barrett Associates generally favors compensation programs that relate executive compensation to a company's long-term performance. Votes are cast on a case-by-case basis on board-approved proposals relating to executive compensation, except as follows:

Except where the firm is otherwise withholding votes for the entire board of directors, Barrett Associates votes for stock option plans that will result in a minimal annual dilution.
..
Barrett Associates votes against stock option plans or proposals that permit replacing or repricing of underwater options.

Barrett Associates usually votes against stock option plans that permit issuance of options with an exercise price below the stock's current market price.

Except where the firm is otherwise withholding votes for the entire board of directors, Barrett Associates votes for employee stock purchase plans that limit the discount for shares purchased under the plan to no more than 15% of their market value, have an offering period of 27 months or less and result in dilution of 10% or less.

                                      B-23

         3. Matters relating to Capitalization

The management of a company's capital structure involves a number of important issues, including cash flows, financing needs and market conditions that are unique to the circumstances of each company. As a result, Barrett Associates votes on a case-by-case basis on board-approved proposals involving changes to a company's capitalization except where Barrett Associates is otherwise withholding votes for the entire board of directors.

Barrett Associates votes for proposals relating to the authorization of additional common stock.

Barrett Associates votes for proposals to effect stock splits (excluding reverse stock splits).

Barrett Associates votes for proposals authorizing share repurchase programs.

         4. Matters relating to Acquisitions, Mergers, Reorganizations and Other
Transactions

Barrett Associates votes these issues on a case-by-case basis on board-approved transactions.

         5. Matters relating to Anti-Takeover Measures

Barrett Associates votes against board-approved proposals to adopt anti-takeover measures except as follows:

Barrett Associates votes on a case-by-case basis on proposals to ratify or approve shareholder rights plans.

Barrett Associates votes on a case-by-case basis on proposals to adopt fair price provisions.

         6.  Other Business Matters

Barrett Associates votes for board-approved proposals approving such routine business matters such as changing the company's name, ratifying the appointment of auditors and procedural matters relating to the shareholder meeting.

Barrett Associates votes on a case-by-case basis on proposals to amend a company's charter or bylaws.

Barrett Associates votes against authorization to transact other unidentified, substantive business at the meeting.

     II.   Shareholder Proposals

SEC regulations permit shareholders to submit proposals for inclusion in a company's proxy statement. These proposals generally seek to change some aspect of a company's corporate governance structure or to change some aspect of its business operations. Barrett Associates votes in accordance with the recommendation of the company's board of directors on all shareholder proposals, except as follows:

Barrett Associates votes for shareholder proposals to require shareholder approval of shareholder rights plans.

Barrett Associates votes for shareholder proposals that are consistent with
Barrett Associates's proxy voting guidelines for board-approved proposals.

Barrett Associates votes on a case-by-case basis on other shareholder proposals where the firm is otherwise withholding votes for the entire board of directors.

     III.  Voting Shares of Investment Companies

                                      B-24

Barrett Associates may utilize shares of open or closed-end investment companies to implement its investment strategies. Shareholder votes for investment companies that fall within the categories listed in Parts I and II above are voted in accordance with those guidelines.

Barrett Associates votes on a case-by-case basis on proposals relating to changes in the investment objectives of an investment company taking into account the original intent of the fund and the role the fund plays in the clients' portfolios.

Barrett Associates votes on a case-by-case basis all proposals that would result in increases in expenses (e.g., proposals to adopt 12b-1 plans, alter investment advisory arrangements or approve fund mergers) taking into account comparable expenses for similar funds and the services to be provided.

     IV.  Voting Shares of Foreign Issuers

In the event Barrett Associates is required to vote on securities held in foreign issuers - i.e. issuers that are incorporated under the laws of a foreign jurisdiction and that are not listed on a U.S. securities exchange or the NASDAQ stock market, the following guidelines are used, which are premised on the existence of a sound corporate governance and disclosure framework. These guidelines, however, may not be appropriate under some circumstances for foreign issuers and therefore apply only where applicable.

Barrett Associates votes for shareholder proposals calling for a majority of the directors to be independent of management.

Barrett Associates votes for shareholder proposals seeking to increase the independence of board nominating, audit and compensation committees.

Barrett Associates votes for shareholder proposals that implement corporate governance standards similar to those established under U.S. federal law and the listing requirements of U.S. stock exchanges, and that do not otherwise violate the laws of the jurisdiction under which the company is incorporated.

Barrett Associates votes on a case-by-case basis on proposals relating to (1)
the issuance of common stock in excess of 20% of a company's outstanding common stock where shareholders do not have preemptive rights, or (2) the issuance of common stock in excess of 100% of a company's outstanding common stock where shareholders have preemptive rights.

Voting Procedures When Barrett Utilizes a Third Party Proxy Service

         If Barrett is utilizing a third party proxy service in connection with certain client accounts, the Proxy Coordinator will ensure that the proxy service receives updated holdings for the affected accounts. The
         Proxy Coordinator will also ensure that the proxy service delivers its recommendations on a timely basis and that such information is provided to the Proxy Voting Chairman. After the Proxy Voting Chairman
         authorizes the proxy service to vote, the Proxy Coordinator will maintain records of the proxy service recommendations and voting reports.

Corporate Actions

         All corporate action related material will be delivered to Barrett's corporate action coordinator (the "Corporate Action Coordinator"), who will pay strict attention to any pending corporate actions that may be undertaken by, or with respect to, the issuers of securities held in client accounts. When the Corporate Action Coordinator receives notice of a pending corporate action, she will be responsible for coordinating

                                      B-25

         with the Proxy Voting Chairman to determine the firm's desired course of action and communicating the firm's instructions to the custodian in a timely manner.

         The Corporate Action Coordinator will also keep accurate records of each corporate action and the steps that were taken by the firm in a corporate actions log.

                                      B-26

                        Legg Mason Investors Trust, Inc.

Part C.           Other Information

Item 23. Exhibits

(a)  (i)     Articles  of  Incorporation  filed  May  5,  1993  (3)
     (ii)    Articles Supplementary  filed August 1, 1994 (3)
     (iii)   Articles  Supplementary filed May 15, 1996 (3)
     (iv)    Articles  Supplementary  filed March 17, 1998 (4)
     (v)     Articles of  Amendment  filed June 30, 1999 (6)
     (vi)    Articles of Amendment filed  November 17, 2000 (8)
     (vii)   Articles of  Amendment  filed April 25, 2001  (10)
     (viii)  Articles  Supplementary  filed  May 27,  2004 (19)
     (ix)    Articles of Amendment filed May 27, 2004 (19)

(b)  Amended and Restated Bylaws (15)

(c)  Instruments  defining  the  rights of  security  holders  with  respect  to
     American Leading Companies Trust, Balanced Trust, U.S. Small-Capitalization
     Value Trust,  and Financial  Services Fund are contained in the Articles of
     Incorporation, with subsequent amendments filed thereto, and in the Amended and Restated  Bylaws,  which are  incorporated by reference as specified in
     Exhibits (a) and (b) to Item 23 of Part C herein.

(d)  (i)    Investment Advisory and Management Agreement -- American Leading
            Companies Trust (9)
     (ii)   Investment Advisory Agreement -- Balanced Trust (3)
     (iii)  Sub-Administration Agreement -- American Leading Companies Trust (9)
     (iv)   Management Agreement -- Balanced Trust (3)
     (v)    Investment Advisory Agreement -- U.S. Small-Cap Value Trust (5)
     (vi)   Management Agreement -- U.S. Small-Cap Value Trust (5)
     (vii)  Investment Advisory and Administration Agreement - Financial
            Services Fund (7)
     (viii) Sub-Advisory Agreement - Financial Services Fund (7)
     (ix)   Inter-Affiliate Transfer Agreement - Financial Services Fund (19)
     (x)    Inter-Affiliate Transfer Agreement - American Leading Companies
            Trust - filed herewith

(e)  (i)    Underwriting Agreement -- American Leading Companies Trust (2)
     (ii)   Underwriting Agreement -- Balanced Trust (2)
     (iii)  Underwriting Agreement -- U.S. Small-Cap Value Trust (5)
     (iv)   Underwriting Agreement -- Financial Services Fund (7)
     (v)    Amendment to Underwriting Agreement (16)
     (vi)   Form of Dealer Agreement (23)

(f)  Bonus, profit sharing or pension plans - none

(g)  (i)    Custodian agreement (1)
     (ii)   Amendment to Custodian Contract dated July 1, 2001 (12)

(h)  (i)    Transfer  Agency and Service  Agreement (1)
     (ii)   Amendment to Transfer Agency and Service  Agreement dated
            November 1, 2001 (13)
     (iii)  Delegation Amendment to Transfer Agency and Service  Agreement (16)
     (iv)   Amendment and Restatement of Credit Agreement dated
            March 15, 2002 (11)
     (v)    First Amendment to Amendment and Restatement of Credit Agreement
            dated March 14, 2003 (14)
     (vi)   Second  Amendment to  Amendment  and  Restatement  of Credit
            Agreement dated March 12, 2004 (18)
     (vii)  Sub-Accounting Agreement (23)

(i)  Legal opinion and consent of counsel - filed herewith

(j)  Auditor's consent - filed herewith

(k)  Financial statements omitted from Item 22 - none

(l)  Agreement for providing initial capital (3)

(m)  (i)    Amended Plan pursuant to Rule 12b-1 -- American Leading Companies
            Trust (2)
     (ii)   Plan pursuant to Rule 12b-1 -- Balanced Trust (2)
     (iii)  Plan pursuant to Rule 12b-1 - U.S. Small-Cap Value Trust (5)
     (iv)   Plan pursuant to Rule 12b-1 - Financial Services Fund
            Class A shares (7)
     (v)    Plan pursuant to Rule 12b-1 - Financial Services Fund Primary Class
            shares (7)
     (vi)   Plan pursuant to Rule 12b-1 - Balanced Trust Financial
            Intermediary Class shares (8)
     (vii)  Plan pursuant to Rule 12b-1 - American Leading Companies Trust
            Financial Intermediary Class shares (10)
     (viii) Plan pursuant to Rule 12b-1 - U.S. Small-Cap Value Trust
            Financial Intermediary Class shares (10)
     (ix)   Plan pursuant to Rule 12b-1 - Financial Services Fund
            Financial Intermediary Class shares (10)

(n)  (i)    Amended Multiple Class Plan Pursuant to Rule 18f-3 -
            Balanced Trust (17)
     (ii)   Amended Multiple Class Plan Pursuant to Rule 18f-3 -
            Financial Services Fund (17)

(p)  Code of Ethics for the funds, their investment advisers, and their principal underwriter
     (i)    Legg Mason Funds, Legg Mason Wood Walker, Incorporated and Barrett
            Associates, Inc. (20)
     (ii)   Bartlett & Co. - (20)
     (iii)  Brandywine Asset Management, LLC - (21)
     (iv)   Legg Mason Capital Management, Inc. (22)

(1) Incorporated by reference to corresponding exhibit of Post-Effective
Amendment No. 4 to the Registration Statement of Legg Mason Investors Trust,
Inc., SEC File No. 33-62174, filed May 17, 1996.

(2) Incorporated by reference to corresponding exhibit of Post-Effective
Amendment No. 5 to the Registration Statement of Legg Mason Investors Trust,
Inc., SEC File No. 33-62174, filed July 31, 1996.

(3) Incorporated by reference to corresponding exhibit of Post-Effective
Amendment No. 6 to the Registration Statement of Legg Mason Investors Trust,
Inc., SEC File No. 33-62174, filed January 31, 1997.

(4) Incorporated by reference to corresponding exhibit of Post-Effective
Amendment No. 9 to the Registration Statement of Legg Mason Investors Trust,
Inc., SEC File No. 33-62174, filed March 18, 1998.

(5) Incorporated by reference to corresponding exhibit of Post-Effective
Amendment No. 10 to the Registration Statement of Legg Mason Investors Trust,
Inc., SEC File No. 33-62174, filed May 29, 1998.

(6) Incorporated by reference to corresponding exhibit of Post-Effective
Amendment No. 12 to the Registration Statement of Legg Mason Investors Trust,
Inc., SEC File No. 33-62174, filed July 2, 1999.

(7) Incorporated by reference to corresponding exhibit of Post-Effective
Amendment No. 16 to the Registration Statement of Legg Mason Investors Trust,
Inc., SEC File No. 33-62174, filed July 25, 2000.

(8) Incorporated by reference to corresponding exhibit of Post-Effective
Amendment No. 18 to the Registration Statement of Legg Mason Investors Trust,
Inc., SEC File No. 33-62174, filed January 19, 2001.

(9) Incorporated by reference to corresponding exhibit of Post-Effective
Amendment No. 19 to the Registration Statement of Legg Mason Investors Trust,
Inc., SEC File No. 33-62174, filed May 10, 2001.

(10) Incorporated by reference to corresponding exhibit of Post-Effective
Amendment No. 20 to the Registration Statement of Legg Mason Investors Trust,
Inc., SEC File No. 33-62174, filed July 2, 2001.

(11) Incorporated by reference to corresponding exhibit of Post-Effective
Amendment No. 33 to the Registration Statement of Legg Mason Income Trust, Inc.,
SEC File No. 33-12092, filed April 3, 2002.

(12) Incorporated by reference to corresponding exhibit of Post-Effective
Amendment No. 21 to the Registration Statement of Legg Mason Investors Trust,
Inc., SEC File No. 33-62174, filed July 11, 2002.

(13) Incorporated by reference to corresponding exhibit of Post-Effective
Amendment No. 40 to the Registration Statement of Legg Mason Cash Reserve Trust,
SEC File No. 2-62218, filed November 1, 2002.

(14) Incorporated by reference to corresponding exhibit of Post-Effective
Amendment No 35 to the Registration Statement of Legg Mason Income Trust, Inc.,
SEC File No. 33-12092, filed April 17, 2003.

(15) Incorporated by reference to corresponding exhibit of Post-Effective
Amendment No. 22 to the Registration Statement of Legg Mason Investors Trust,
Inc., SEC File No. 33-62174, filed May 29, 2003.

(16) Incorporated by reference to corresponding exhibit of Post-Effective
Amendment No. 36 to the Registration Statement of Legg Mason Income Trust, Inc.,
SEC File No. 33-12092, filed November 28, 2003.

(17) Incorporated by reference to corresponding exhibit of Post-Effective
Amendment No. 23 to the Registration Statement of Legg Mason Investors Trust,
Inc., SEC File No. 33-62174, filed July 18, 2003.

(18) Incorporated by reference to corresponding exhibit of Post-Effective
Amendment No. 7 to the Registration Statement of Legg Mason Investment Trust,
Inc., SEC File No. 333-88715, filed April 21, 2004.

(19) Incorporated by reference to corresponding exhibit of Post-Effective
Amendment No. 24 to the Registration Statement of Legg Mason Investors Trust,
Inc., SEC File No. 33-62174, filed May 27, 2004.

(20) Incorporated by reference to corresponding exhibit of Post-Effective
Amendment No. 24 to the Registration Statement of Legg Mason Investors Trust,
Inc., SEC File No. 33-62174, filed May 27, 2004.

(21) Incorporated herein by reference to corresponding exhibit of Post-Effective
Amendment No. 12 to the Registration Statement of Legg Mason Light Street Trust,
Inc., SEC File No. 333-61525, filed December 30, 2004.

(22) Incorporated herein by reference to the corresponding Exhibit of
Post-Effective Amendment No. 9 to the Registration Statement of Legg Mason
Investment Trust, Inc., SEC File No. 33-88715, filed April 29, 2005.

(23) Incorporated herein by reference to corresponding Exhibit of Post-Effective
Amendment No. 38 to the Registration Statement of Legg Mason Value Trust, Inc.,
SEC File No. 2-75766, filed July 29, 2005.

Item 24. Persons Controlled by or under Common Control with Registrant

                  None

Item 25. Indemnification

Reference is made to Article 11 of Registrant's Articles of Incorporation,
Article 10 of Registrant's Amended and Restated Bylaws, Section 2-418 of the
Maryland General Corporation Law and Section 8 of the Underwriting Agreement.
Article 10 of Registrant's Amended and Restated Bylaws also provides that certain expenses incurred in defending a proceeding involving directors, officers, employees and agents will be paid by the Corporation in advance of a final disposition thereof if certain conditions are met.

In Section 8 of the Underwriting Agreement relating to the securities offered hereby, the Registrant agrees to indemnify the Distributor and each person, if any, who controls the Distributor within the meaning of the Securities Act of
1933, as amended ("Securities Act"), against certain types of civil liabilities arising in connection with the Registration Statement or the Prospectuses and
Statement of Additional Information.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 26.      Business and Other Connections of Investment Advisers

(a) Legg Mason Capital Management, Inc. ("LMCM") is an investment adviser registered with the Securities and Exchange Commission under the Investment
Advisers Act of 1940. The following is a list of other substantial business activities in which directors, officers or partners of LMFM have been engaged as director, officer, employee, partner, or trustee.

Peter L. Bain                       Director, LMCM
                                    Manager, Brandywine
                                    Senior Executive Vice President, Legg Mason, Inc.
                                    Director, Nova Scotia Director, BMML
                                    Vice President and Director, LMFM
                                    Director, Barrett
                                    Director, Bartlett
                                    Director, Berkshire
                                    Director, Focus
                                    Director, Gray Seifert
                                    Director, Howard Weil
                                    Director, LMRES
                                    Director, LMCRES
                                    Director, LM Funding
                                    Director, Legg Mason Limited
                                    Director, LM Properties

                                    Director, LMRG
                                    Director, LM Tower
                                    Director, PCM I
                                    Director, PCM II
                                    Manager, Royce
                                    Director, WAM
                                    Director, WAMCL

Charles J. Daley, Jr.               Treasurer, LMCM
                                    Treasurer, LMFM
                                    Delegation of Authority, LMM
                                    Senior Vice President and Treasurer, Legg Mason, Inc.
                                    Senior Vice President, CFO and Treasurer, LMWW
                                    Treasurer, AMTS
                                    Treasurer, BMML, Inc.
                                    Vice President and Treasurer, LMCRES
                                    Treasurer, LMFunds
                                    Treasurer, LM Funding
                                    Treasurer, Focus
                                    Treasurer, LMFS
                                    Treasurer, LMIA
                                    Treasurer, Legg Mason Limited
                                    Treasurer, LMMCC
                                    President and Director, LM Properties
                                    Treasurer, LMREI
                                    Treasurer, LMRESA
                                    Treasurer, LMRES
                                    Vice President and Treasurer, LMRC
                                    Treasurer, LMRG
                                    Treasurer, LM Tower
                                    Treasurer, LM Falcon
                                    Vice President and Treasurer, LMRC II, Inc.

Mark R. Fetting                     Director, LMCM
                                    Director, LMFM
                                    Senior Executive Vice President, Legg Mason, Inc.
                                    President, Chairman and Director, LMFA
                                    Director, Focus
                                    Director, LMFunds
                                    Manager, Royce

Robert G. Hagstrom, Jr.             Senior Vice President, LMCM
                                    Senior Vice President, LMFM
                                    President, Chief Investment Officer and Director, Focus

Raymond A. Mason                    Director, LMCM
                                    Director, LMFM
                                    Chairman, President, CEO and Director, Legg Mason, Inc.
                                    President and Director, Nova Scotia
                                    President, BMML
                                    Director, LM Tower
                                    Director, LM Holdings
                                    Director, PCM I
                                    Director, PCM II
                                    Manager, Royce
                                    Director, WAMCL

Thomas C. Merchant                  Secretary, LMCM

                                    Secretary, LMFM
                                    Assistant Secretary, Brandywine
                                    Vice President, Deputy General Counsel and Assistant
                                            Secretary, Legg Mason, Inc.
                                    Vice President and Asst Secretary, LMWW
                                    Secretary, AMTS
                                    Secretary, Barrett
                                    Assistant Secretary, Bartlett
                                    Assistant Secretary, BRE
                                    Secretary, BMML
                                    Assistant Secretary, BRE Group
                                    Secretary, LMCRES
                                    Secretary, LMFS
                                    Secretary, LMFunds
                                    Vice President and Secretary, LM Funding
                                    Assistant Secretary, LMIA
                                    Assistant Secretary, LMMCC
                                    Secretary, LM Properties
                                    Secretary, LMREI
                                    Assistant Secretary, Berkshire
                                    Assistant Secretary, Focus
                                    Secretary, LMRESA
                                    Assistant Secretary, LMRC
                                    Assistant Secretary, LMRG
                                    Assistant Secretary, LMRP
                                    Assistant Secretary, LM Tower
                                    Secretary, LM Falcon
                                    Assistant Secretary, LMRC II

William H. Miller III               CEO, CIO and Director, LMFM
                                    Managing Member, LMM
                                    Director, LMCM

Jennifer W. Murphy                  Senior Vice President, CFO and Director, LMFM
                                    COO, LMM

Timothy C. Scheve                   Director, LMCM
                                    Director, LMFM
                                    Director, LMTrust
                                    Senior Executive Vice President, Legg Mason, Inc.
                                    Chief Executive Officer, President and Director, LMWW
                                    Director, Howard Weil
                                    Director, LMFunds
                                    Director, LM Holdings

(b) Legg Mason Fund Adviser, Inc. ("LMFA") is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of
1940. The following is a list of other substantial business activities in which directors, officers or partners of LMFA have been engaged as director, officer, employee, partner, or trustee.

Deepak Chowdhury                    Vice President and Director, LMFA
                                    Senior Vice President, Legg Mason, Inc.
                                    Senior Vice President, LMWW
                                    Director, LMTrust
                                    Director, Barrett
                                    Director, Bartlett

                                    Director, Batterymarch
                                    Director, Berkshire
                                    Director, Focus
                                    Director, LMAM
                                    Director, LM Holdings
                                    Director, PCM I
                                    Director, PCM II

Mark R. Fetting                     President, Chairman and Director, LMFA
                                    Senior Executive Vice President, Legg Mason, Inc.
                                    Director, Focus
                                    Director, LMCM
                                    Director, LMFM
                                    Director, LMFunds
                                    Manager, Royce

Gregory T. Merz                     Vice President and Secretary, LMFA
                                    Vice President and Deputy General Counsel, Legg Mason, Inc.

Edward A. Taber III                 Director, LMFA
                                    Executive Vice President, Legg Mason, Inc.
                                    Director, Batterymarch
                                    Manager, Brandywine
                                    Director, LMREI
                                    Vice President and Director, Nova Scotia
                                    Director, LMAM
                                    Director, LMRESA
                                    Director, LM Holdings
                                    Director, WAM
                                    Director, WAMCL

(c) Bartlett & Co. ("Bartlett") is an investment adviser registered with the
Securities and Exchange Commission under the Investment Advisers Act of 1940.
The following is a list of other substantial business activities in which directors, officers or partners of Bartlett have been engaged as director, officer, employee, partner, or trustee.

Peter L. Bain                       Director, Bartlett
                                    Manager, Brandywine
                                    Senior Executive Vice President, Legg Mason, Inc.
                                    Director, Nova Scotia Director, BMML
                                    Director, LMCM
                                    Director, LMFM
                                    Director, Barrett
                                    Director, Berkshire
                                    Director, Focus
                                    Director, Gray Seifert
                                    Director, Howard Weil
                                    Director, LMRES
                                    Director, LMCRES
                                    Director, LM Funding
                                    Director, Legg Mason Limited
                                    Director, LM Properties
                                    Director, LMRG
                                    Director, LM Tower
                                    Director, PCM I
                                    Director, PCM II
                                    Manager, Royce

                                    Director, WAM
                                    Director, WAMCL

Deepak Chowdhury                    Director, Bartlett
                                    Vice President and Director, LMFA
                                    Senior Vice President, Legg Mason, Inc.
                                    Senior Vice President, LMWW
                                    Director, LMTrust
                                    Director, Barrett
                                    Director, Batterymarch
                                    Director, Berkshire
                                    Director, Focus
                                    Director, LMAM
                                    Director, LM Holdings
                                    Director, PCM I
                                    Director, PCM II

Thomas C. Merchant                  Assistant Secretary, Bartlett
                                    Secretary, LMFM
                                    Secretary, LMCM
                                    Assistant Secretary, Brandywine
                                    Vice President, Deputy General Counsel and Assistant
                                            Secretary, Legg Mason, Inc.
                                    Vice President and Asst Secretary, LMWW
                                    Secretary, AMTS
                                    Secretary, Barrett
                                    Assistant Secretary, BRE
                                    Secretary, BMML
                                    Assistant Secretary, BRE Group
                                    Secretary, LMCRES
                                    Secretary, LMFS
                                    Secretary, LMFunds
                                    Vice President and Secretary, LM Funding
                                    Assistant Secretary, LMIA
                                    Assistant Secretary, LMMCC
                                    Secretary, LM Properties
                                    Secretary, LMREI
                                    Assistant Secretary, Berkshire
                                    Assistant Secretary, Focus
                                    Secretary, LMRESA
                                    Assistant Secretary, LMRC
                                    Assistant Secretary, LMRG
                                    Assistant Secretary, LMRP
                                    Assistant Secretary, LM Tower
                                    Secretary, LM Falcon
                                    Assistant Secretary, LMRC II

James A. Miller                     President and Director, Bartlett
                                    Director, BRE
                                    Director, BRE Group

Thomas A. Steele                    Vice President, Secretary and Treasurer, Bartlett
                                    Vice President, Secretary and Treasurer, BRE
                                    Vice President, Secretary and Treasurer, BRE Group

(d) Brandywine Asset Management, LLC ("Brandywine") is an investment adviser registered with the Securities and Exchange Commission under the Investment
Advisers Act of 1940. The following is a list of other substantial business activities in which directors, officers or partners of Brandywine have been engaged as director, officer, employee, partner, or trustee.

Peter L. Bain                       Manager, Brandywine
                                    Director, LMFM
                                    Senior Executive Vice President, Legg Mason, Inc.
                                    Director, Nova Scotia
                                    Vice President and Director, BMML
                                    Director, LMCM
                                    Director, Barrett
                                    Director, Bartlett
                                    Director, Berkshire
                                    Director, Focus
                                    Director, Gray Seifert
                                    Director, Howard Weil
                                    Director, LMRES
                                    Director, LMCRES
                                    Director, LM Funding
                                    Director, Legg Mason Limited
                                    Director, LM Properties
                                    Director, LMRG
                                    Director, LM Tower
                                    Director, PCM I
                                    Director, PCM II
                                    Manager, Royce
                                    Director, WAM
                                    Director, WAMCL

Thomas C. Merchant                  Assistant Secretary, Brandywine
                                    Secretary, LMFM
                                    Secretary, LMCM
                                    Assistant Secretary, Bartlett
                                    Vice President, Deputy General Counsel and Assistant
                                            Secretary, Legg Mason, Inc.
                                    Vice President and Asst Secretary, LMWW
                                    Secretary, AMTS
                                    Secretary, Barrett
                                    Assistant Secretary, BRE
                                    Secretary, BMML
                                    Assistant Secretary, BRE Group
                                    Secretary, LMCRES
                                    Secretary, LMFS
                                    Secretary, LMFunds
                                    Vice President and Secretary, LM Funding
                                    Assistant Secretary, LMIA
                                    Assistant Secretary, LMMCC
                                    Secretary, LM Properties
                                    Secretary, LMREI
                                    Assistant Secretary, Berkshire
                                    Assistant Secretary, Focus
                                    Secretary, LMRESA
                                    Assistant Secretary, LMRC
                                    Assistant Secretary, LMRG
                                    Assistant Secretary, LMRP
                                    Assistant Secretary, LM Tower

                                    Secretary, LM Falcon
                                    Assistant Secretary, LMRC II

Robert F. Price                     Secretary, Brandywine
                                    Senior Vice President and Secretary, Legg Mason, Inc.
                                    Senior Vice President and Secretary, LMWW
                                    Secretary, Focus
                                    Secretary, LMRES

Edward A. Taber III                 Manager, Brandywine
                                    Director, LMFA
                                    Executive Vice President, Legg Mason, Inc.
                                    Director, Batterymarch
                                    Director, LMREI
                                    Vice President and Director, Nova Scotia
                                    Director, LMAM
                                    Director, LMRESA
                                    Director, LM Holdings
                                    Director, WAM
                                    Director, WAMCL

Larry J. Kassman                    Executive Vice President and Chief Administrative Officer, Brandywine
                                    Vice President, Treasurer and Director, LM Funding

(e) Barrett Associates, Inc. ("Barrett") is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of
1940. The following is a list of other substantial business activities in which directors, officers or partners of Barrett have been engaged as director, officer, employee, partner, or trustee.

Peter L. Bain                       Director, Barrett
                                    Manager, Brandywine
                                    Director, LMFM
                                    Senior Executive Vice President, Legg Mason, Inc.
                                    Director, Nova Scotia
                                    Vice President and Director, BMML
                                    Director, LMCM
                                    Director, Bartlett
                                    Director, Berkshire
                                    Director, Focus
                                    Director, Gray Seifert
                                    Director, Howard Weil
                                    Director, LMRES
                                    Director, LMCRES
                                    Director, LM Funding
                                    Director, Legg Mason Limited
                                    Director, LM Properties
                                    Director, LMRG
                                    Director, LM Tower
                                    Director, PCM I
                                    Director, PCM II
                                    Manager, Royce
                                    Director, WAM
                                    Director, WAMCL

Deepak Chowdhury                    Director, Barrett
                                    Vice President and Director, LMFA
                                    Senior Vice President, Legg Mason, Inc.
                                    Senior Vice President, LMWW

                                    Director, LMTrust
                                    Director, Bartlett
                                    Director, Batterymarch
                                    Director, Berkshire
                                    Director, Focus
                                    Director, LMAM
                                    Director, LM Holdings
                                    Director, PCM I
                                    Director, PCM II

Thomas C. Merchant                  Secretary, Barrett
                                    Assistant Secretary, Brandywine
                                    Secretary, LMFM
                                    Secretary, LMCM
                                    Assistant Secretary, Bartlett
                                    Vice President, Deputy General Counsel and Assistant
                                            Secretary, Legg Mason, Inc.
                                    Vice President and Asst Secretary, LMWW
                                    Secretary, AMTS
                                    Assistant Secretary, BRE
                                    Secretary, BMML
                                    Assistant Secretary, BRE Group
                                    Secretary, LMCRES
                                    Secretary, LMFS
                                    Secretary, LMFunds
                                    Vice President and Secretary, LM Funding
                                    Assistant Secretary, LMIA
                                    Assistant Secretary, LMMCC
                                    Secretary, LM Properties
                                    Secretary, LMREI
                                    Assistant Secretary, Berkshire
                                    Assistant Secretary, Focus
                                    Secretary, LMRESA
                                    Assistant Secretary, LMRC
                                    Assistant Secretary, LMRG
                                    Assistant Secretary, LMRP
                                    Assistant Secretary, LM Tower

Christopher J. Elliman              Director, Barrett
                                    Director, Gray Seifert

Emilia A. LaGuardia                 Senior Vice President, Barrett
                                    Senior Vice President and Co-Investment Officer, Gray Seifert

Addresses for Items 26(a), (b), (c), (d) and (e):

(3040692) Nova Scotia Company ("Nova Scotia")
1959 Upper Water Street
P.O. Box 997
Halifax, Nova Scotia B35 2X2

Asset Management Technology Solutions, Inc. ("AMTS")
100 Light Street
Baltimore, MD 21202

Barrett Associates, Inc. ("Barrett")
90 Park Avenue
New York, New York  10016

Bartlett & Co.  ("Bartlett")
36 East Fourth Street
Cincinnati, OH  45202

Bartlett Real Estate, Inc. ("BRE")
36 East Fourth Street
Cincinnati, OH 45202

BMML, Inc. ("BMML")
100 Light Street
Baltimore, MD 21202

Berkshire Asset Management, Inc. ("Berkshire")
46 Public Square, Suite 700
Wilkes-Barre, PA  18701

Brandywine Asset Management, LLC ("Brandywine")
Three Christina Centre, Suite 1200
201 North Walnut Street
Wilmington, DE  19801

BRE Group, Inc. ("BRE Group")
36 East Fourth Street
Cincinnati, OH 45202

Gray, Seifert & Company LLC ("Gray Seifert")
100 Light Street
Baltimore, MD 21202

Howard Weil Incorporated ("Howard Weil")
Energy Centre
1100 Poydras Street
Suite 3500
New Orleans, LA 70163

Legg Mason Capital Management, Inc.  ("LMCM")
100 Light Street
Baltimore, MD  21202

Legg Mason Commercial Real Estate Services, Inc. ("LMCRES")
100 Light Street
Baltimore, MD 21202

Legg Mason Financial Services, Inc.  ("LMFS")
100 Light Street
Baltimore, MD  21202

Legg Mason Focus Capital, Inc. ("Focus")
Two Town Center, Suite 200
Bryn Mawr, PA  19010

Legg Mason Fund Adviser, Inc. ("LMFA")
100 Light Street
Baltimore, MD  21202

Legg Mason Funds Management, Inc. ("LMFM")
100 Light Street
Baltimore, MD  21202

Legg Mason Funding Corp. ("LM Funding")
9 East Loockerman Street
Suite 1B
Dover, DE 19901

Legg Mason, Inc.
100 Light Street
Baltimore, MD  21202

Legg Mason Insurance Agency, Inc. ("LMIA")
100 Light Street
Baltimore, MD 21202

Legg Mason Limited
90 Basinghall
Street
London EC 2V 5AY

Legg Mason Mortgage Capital Corporation ("LMMCC")
100 Light Street
Baltimore, MD 21202

Legg Mason Properties, Inc. ("LM Properties")
5955 Carnegie Boulevard
Suite 200
Charlotte, NC 28209

Legg Mason Real Estate Investors, Inc. ("LMREI")
100 Light Street
Baltimore, MD 21202

Legg Mason Real Estate Securities Advisors, Inc. ("LMRESA")
100 Light Street
Baltimore, MD 21202

Legg Mason Real Estate Services, Inc. ("LMRES")
Mellon Bank Center
1735 Market Street
Philadelphia, PA 19103

Legg Mason Realty Capital, Inc. ("LMRC")
100 Light Street
Baltimore, MD 21202

Legg Mason Realty Group, Inc. ("LMRG")
100 Light Street
Baltimore, MD 21202

Legg Mason Realty Partners, Inc. ("LMRP")
100 Light Street
Baltimore, MD 21202

Legg Mason Tower, Inc. ("LM Tower")
100 Light Street
Baltimore, MD 21202

Legg Mason Trust, fsb  ("LMTrust")
100 Light Street
Baltimore, MD  21202

Legg Mason Wood Walker, Incorporated  ("LMWW")
100 Light Street
Baltimore, MD  21202

LM Falcon Investment Strategies, Inc. ("LM Falcon")
100 Light Street
Baltimore, MD 21202

LM Fund Services, Inc. ("LMFunds")
100 Light Street
Baltimore, MD 21202

LM Holdings, Limited ("LM Holdings")
155 Bishopsgate
London EC2M 3TY England

LMRC II, Inc.
100 Light Street
Baltimore, MD 21202

LMM LLC ("LMM")
100 Light Street
Baltimore, MD  21202

PCM Holdings I, Inc. ("PCM I")
8889 Pelican Bay Boulevard, Suite 500
Naples, FL 34108-7512

PCM Holdings II, LLC ("PCM II")
8889 Pelican Bay Boulevard, Suite 500
Naples, FL 34108-7512

Royce & Associates, LLC ("Royce")
1414 Avenue of the Americas
New York, NY  10019

Western Asset Management Company  ("WAM")
385 East Colorado Boulevard
Pasadena, CA  91101

Western Asset Management Company Limited  ("WAMCL")
155 Bishopsgate
London  EC2M 3TY
England

Item 27. Principal Underwriters

(a)      Legg Mason Cash Reserve Trust
         Legg Mason Income Trust, Inc.

         Legg Mason Tax-Exempt Trust, Inc.
         Legg Mason Tax-Free Income Fund
         Legg Mason Value Trust, Inc.
         Legg Mason Special Investment Trust, Inc.
         Legg Mason Growth Trust, Inc.
         Legg Mason Global Trust, Inc.
         Legg Mason Light Street Trust, Inc.
         Legg Mason Investment Trust, Inc.
         Legg Mason Charles Street Trust, Inc.
         Western Asset Funds, Inc.

(b)      The following table sets forth information concerning each director and officer of the Registrant's principal underwriter, Legg Mason Wood
         Walker, Incorporated ("LMWW").

Name and Principal                  Position and Offices               Positions and Offices
Business Address*                   with Underwriter - LMWW            with Registrant
-----------------------------------------------------------------------------------

James W. Brinkley                   Chairman of the Board                       None
                                            and Director

Timothy C. Scheve                   Chief Executive Officer,                    None
                                            President and Director

Richard J. Himelfarb                Senior Executive Vice President             None
                                            and Director

Manoochehr Abbaei                   Executive Vice President                    None

Thomas P. Mulroy                    Executive Vice President                    None
                                            and Director

Robert G. Sabelhaus                 Executive Vice President                    None
                                            and Director

Joseph A. Sullivan                  Executive Vice President and Director       None

D. Stuart Bowers                    Senior Vice President                       None

W. William Brab                     Senior Vice President                       None

Edwin J. Bradley, Jr.               Senior Vice President                       None

Deepak Chowdhury                    Senior Vice President                       None

Charles J. Daly, Jr.                Senior Vice President                       None
                                            and Chief Financial Officer

W. Talbot Daley                     Senior Vice President                       None

Thomas M. Daly, Jr.                 Senior Vice President                       None

Jeffrey W. Durkee                   Senior Vice President                       None

Harry M. Ford, Jr.                  Senior Vice President                       None

Daniel R. Greller                   Senior Vice President                       None

Thomas E. Hill                      Senior Vice President                       None
218 N. Washington Street
Suite 31
Easton, MD  21601

Thomas Hirschmann                   Senior Vice President                       None

Carl Hohnbaum                       Senior Vice President                       None
2500 CNG Tower
625 Liberty Avenue
Pittsburgh, PA  15222

Harold L. Hughes                    Senior Vice President                       None

David M. Jernigan                   Senior Vice President                       None

William B. Jones, Jr.               Senior Vice President                       None
1747 Pennsylvania Avenue, N.W.
Washington, D.C.  20006

Laura L. Lange                      Senior Vice President                       None

Horace M. Lowman, Jr.               Senior Vice President                       None

Ira H. Malis                        Senior Vice President                       None

Angel Mata, Jr.                     Senior Vice President                       None

Marvin H. McIntyre                  Senior Vice President                       None
1747 Pennsylvania Avenue, N.W.
Washington, D.C.  20006

Jonathan M. Pearl                   Senior Vice President                       None

David S. Penn                       Senior Vice President                       None

Robert F. Price                     Senior Vice President and                   None
                                            Secretary

Jayne Soybelman                     Senior Vice President                       None

Joseph E. Timmins                   Senior Vice President                       None

Christopher Wasson                  Senior Vice President                       None

Warren S. Ashenmil                  Vice President                              None

Paul J. Ayd                         Vice President                              None

William H. Bass, Jr.                Vice President                              None

Stephanie M. Beran                  Vice President                              None

Nathan S. Betnun                    Vice President                              None

Scott R. Cousino                    Vice President                              None

Elisabeth F. Craig                  Vice President                              None

Thomas W. Cullen                    Vice President                              None

Robert J. Dillon                    Vice President                              None

Brian M. Eakes                      Vice President                              None

J. Peter Feketie                    Vice President                              None

James P. Fitzgerald                 Vice President                              None
225 West Washington Street
Suite 1285
Chicago, IL  60606

Norman C. Frost, Jr.                Vice President                              None

Michelle Fuhrman                    Vice President                              None

Joseph M. Furey                     Vice President                              None

Francis X. Gallagher, Jr.           Vice President                              None

David Gately                        Vice President                              None

Steven C. Genyk                     Vice President                              None
1735 Market Street
Philadelphia, PA  19103

Keith E. Getter                     Vice President                              None

W. Kyle Gore                        Vice President                              None

Kim M. Hagins                       Vice President                              None

Patrick G. Hartley                  Vice President                              None

Kendra Heyde                        Vice President                              None

Rosalind Hicks                      Vice President                              None

Dale S. Hoffman                     Vice President                              None

Timothy A. Jackson                  Vice President                              None
147 South Cherry Street
Suite 100
Winston-Salem, NC  27120

Richard A. Jacobs                   Vice President                              None

Francis J. Jamison, Jr.             Vice President                              None

Elizabeth A. Kane                   Vice President                              None

Robert X. Kennedy                   Vice President                              None
5955 Carnegie Boulevard
Suite 200
Charlotte, NC  28209

Patricia Lattin                     Vice President                              None

Henry Lederer                       Vice President                              None

Edward W. Lister, Jr.               Vice President                              None

Donna Maher                         Vice President                              None

Jeffrey R. Manning                  Vice President                              None

John Martinez                       Vice President                              None

Richard Marvin                      Vice President                              None
147 South Cherry Street
Suite 100
Winston-Salem, NC  27120

Theresa McGuire                     Vice President and Controller               None

Michael P. McMahan                  Vice President                              None

Julia A. McNeal                     Vice President                              None

Thomas C. Merchant                  Vice President and Assistant                None
                                            Secretary

Mark C. Micklem                     Vice President                              None

Martin F. Mitchell                  Vice President                              None

Deanna S. Mojarrad                  Vice President                              None

Ross Moring                         Vice President                              None

Robert Moy                          Vice President                              None

Neil P. O'Callaghan                 Vice President                              None

David J. O'Malley                   Vice President                              None

Ann O'Shea                          Vice President                              None

Robert E. Patterson                 Vice President and                          None
                                            General Counsel

Thomas K. Peltier                   Vice President                              None

Gerard F. Petrik, Jr.               Vice President                              None

James H. Redd                       Vice President                              None

Thomas E. Robinson                  Vice President                              None

Theresa M. Romano                   Vice President                              None

James A. Rowan                      Vice President                              None

B. Andrew Schmucker                 Vice President                              None
1735 Market Street
Philadelphia, PA  19103

Robert W. Schnakenberg              Vice President                              None

Robert C. Servas                    Vice President                              None
225 West Washington Street
Suite 1285
Chicago, IL  60606

Alexsander M. Stewart               Vice President                              None

Joyce Ulrich                        Vice President                              None

Barbara Weaver                      Vice President                              None

W. Matthew Zuga                     Vice President                              None

* All addresses are 100 Light Street, Baltimore, Maryland 21202, unless otherwise indicated.

Item 28.      Location of Accounts and Records

 State Street Bank and Trust Company             Legg Mason Fund Adviser, Inc.
 P. O. Box 1713                         and      100 Light Street
 Boston, Massachusetts 02105                     Baltimore, Maryland  21202

Item 29.      Management Services - None

Item 30.      Undertakings - None

                                                            SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933 and the Investment
Company Act of 1940, the Registrant, Legg Mason Investors Trust, Inc., certifies that it meets all the requirements for effectiveness of this Post-Effective
Amendment No. 27 to its Registration Statement pursuant to Rule 485(b) under the
Securities Act of 1933 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of
Baltimore and State of Maryland, on the 29th day of July, 2005.

                                                LEGG MASON INVESTORS TRUST, INC.

                                                 By: /s/ Mark R. Fetting
                                                 -------------------------------
                                                         Mark R. Fetting
                                                         President

Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                                            Title                              Date

/s/ John F. Curley, Jr.*                    Chairman and Director                       July 29, 2005
------------------------------------
John F. Curley, Jr.

/s/ Mark R. Fetting                         President (Principal Executive              July 29, 2005
------------------------------------
Mark R. Fetting                             Officer) and Director

/s/ Ruby P. Hearn*                          Director                                    July 29, 2005
---------------------------------
Ruby P. Hearn

/s/ Arnold L. Lehman *                      Director                                    July 29, 2005
------------------------------------
Arnold L. Lehman

/s/ Robin J.W. Masters *                    Director                                    July 29, 2005
------------------------------------------
Robin J.W. Masters

/s/ Jill E. McGovern *                      Director                                    July 29, 2005
------------------------------------
Jill E. McGovern

/s/ Arthur S. Mehlman *                     Director                                    July 29, 2005
------------------------------------------
Arthur S. Mehlman

/s/ G. Peter O'Brien *                      Director                                    July 29, 2005
------------------------------------
G. Peter O'Brien

/s/ S. Ford Rowan *                         Director                                    July 29, 2005
------------------------------------------
S. Ford Rowan

/s/ Robert M. Tarola*                       Director                                    July 29, 2005
---------------------------------
Robert M. Tarola

/s/ Marie K. Karpinski                      Vice President and Treasurer                July 29, 2005
------------------------------------
Marie K. Karpinski                          (Principal Financial and
                                            Accounting Officer)

* Signatures affixed by Richard M. Wachterman pursuant to a power of attorney, a copy of which is filed herewith.

                                POWER OF ATTORNEY

I, the undersigned Director/Trustee of one or more of the following investment companies (as set forth in the companies' Registration Statements on Form N-1A):

LEGG MASON CASH RESERVE TRUST          LEGG MASON VALUE TRUST, INC.
LEGG MASON INCOME TRUST, INC.          LEGG MASON CHARLES STREET TRUST, INC.
LEGG MASON GLOBAL TRUST, INC.          LEGG MASON SPECIAL INVESTMENT TRUST, INC.
LEGG MASON TAX-EXEMPT TRUST, INC.      LEGG MASON INVESTORS TRUST, INC.
LEGG MASON TAX-FREE INCOME FUND        LEGG MASON LIGHT STREET TRUST, INC.
LEGG MASON GROWTH TRUST, INC.          LEGG MASON INVESTMENT TRUST, INC.

plus any other investment company for which Legg Mason Fund Adviser,  Inc. or an affiliate  thereof  acts as  investment  adviser  or  manager  and for which the undersigned  individual serves as Director/Trustee  hereby severally  constitute and appoint each of MARK R. FETTING, MARIE K. KARPINSKI,  RICHARD M. WACHTERMAN,
GREGORY T.  MERZ,  ARTHUR J.  BROWN and  ARTHUR C.  DELIBERT  my true and lawful attorney-in-fact,  with full power of substitution,  and each with full power to sign  for me and in my name in the  appropriate  capacity  and  only  for  those
companies   described  above  for  which  I  serve  as   Director/Trustee,   any
Registration  Statements  on Form  N-1A,  all  Pre-Effective  Amendments  to any
Registration  Statements of the Funds, any and all Post-Effective  Amendments to
said Registration  Statements,  and any and all supplements or other instruments in  connection  therewith,  to file the same with the  Securities  and  Exchange
Commission and the securities  regulators of appropriate states and territories, and  generally  to do all  such  things  in my name  and  behalf  in  connection therewith as said attorney-in-fact deems necessary or appropriate to comply with the provisions of the  Securities Act of 1933 and the Investment  Company Act of
1940, all related requirements of the Securities and Exchange Commission and all
requirements of appropriate states and territories.  I hereby ratify and confirm all that said  attorney-in-fact  or their substitutes may do or cause to be done by virtue hereof.

WITNESS my hand on the date set forth below.

SIGNATURE                                                                       DATE

/s/ John F. Curley, Jr.                                                         November 11, 2004
----------------------------------------
John F. Curley, Jr.

/s/ Mark R. Fetting                                                             November 11, 2004
----------------------------------------
Mark R. Fetting

/s/ Ruby P. Hearn                                                               November 11, 2004
----------------------------------------
Ruby P. Hearn

/s/ Arnold L. Lehman                                                            November 11, 2004
----------------------------------------
Arnold L. Lehman

/s/ Robin J.W. Masters                                                          November 11, 2004
----------------------------------------
Robin J.W. Masters

/s/ Jill E. McGovern                                                            November 11, 2004
----------------------------------------
Jill E. McGovern

/s/ Arthur S. Mehlman                                                           November 11, 2004
----------------------------------------
Arthur S. Mehlman

/s/ Jennifer W. Murphy                                                          November 11, 2004
----------------------------------------
Jennifer W. Murphy

/s/ G. Peter O'Brien                                                            November 11, 2004
----------------------------------------
G. Peter O'Brien

/s/ S. Ford Rowan                                                               November 11, 2004
----------------------------------------
S. Ford Rowan

/s/ Robert M. Tarola                                                            November 11, 2004
----------------------------------------
Robert M. Tarola

                        Legg Mason Investors Trust, Inc.
                         Post-Effective Amendment No. 27
                                    Exhibits

Exhibit (d)(x)             Inter-Affiliate Transfer Agreement

Exhibit (i)                Opinion and consent of counsel

Exhibit (j)                Auditor's consent